As filed with the Securities and Exchange Commission on June 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Financial Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6172	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan 48265-2000

(313) 556-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard A. Drucker, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Tel: (212) 450-4000

Fax: (212) 450-3800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes certain subsidiaries of Ally Financial Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
6.250% Senior Guaranteed Notes due 2017	$1,000,000,000	100%	$1,000,000,000	$116,100
Guarantees of 6.250% Senior Guaranteed Notes due 2017	—	—	—	—
Total	$1,000,000,000	100%	$1,000,000,000	$116,100

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2)	No separate consideration will be received for the guarantees of the notes being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ally US LLC	Delaware	6172	26-0263708
IB Finance Holding Company, LLC	Delaware	6172	20-5704381
GMAC Latin America Holdings LLC	Delaware	6172	20-5418371
GMAC International Holdings B.V.	The Netherlands	6172	98-0523890
GMAC Continental LLC	Delaware	6172	38-1489997

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant (except for GMAC International Holdings B.V.) is 200 Renaissance Center, P.O. Box 200, Detroit, Michigan 48265-2000; Tel: 313-656-6301.

The address, including zip code, and telephone number, including area code, of the principal executive offices of GMAC International Holdings B.V. is Hogeweg 16, 2585 JD’s—Gravenhage, The Netherlands; Tel: +31 70 7503100.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 13, 2011

Prospectus

Ally Financial Inc.

Offer to Exchange $1,000,000,000 Principal Amount of Outstanding 6.250% Senior Guaranteed Notes due 2017 for $1,000,000,000 Principal Amount of 6.250% Senior Guaranteed Notes due 2017 which have been registered under the Securities Act

We are offering to exchange new 6.250% Senior Guaranteed Notes due 2017 (which we refer to as the “new notes”) for our currently outstanding 6.250% Senior Guaranteed Notes due 2017 (which we refer to as the “old notes”) on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The CUSIP numbers for the old notes are 02005N AC4 (144A) and U0201H AB2 (Reg S).

The Exchange Offer

•	The exchange offer expires at , New York City time, on , 2011, unless extended by Ally in its sole discretion.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

•	To exchange your old notes, you are required to make the representations described on page 203 to us.

•	The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for new notes.

The New Notes

•

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

•

The new notes will be unsubordinated unsecured obligations of Ally and will rank equally in right of payment with all of Ally’s existing and future unsubordinated unsecured indebtedness and senior in right of payment to all existing and future indebtedness that by its terms is expressly subordinated to the new notes. The new notes will be effectively subordinated to all existing and future secured indebtedness of Ally to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that are not note guarantors, to the extent of the value of the assets of those subsidiaries.

•

The new notes will be unconditionally guaranteed by Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC, each a subsidiary of Ally (collectively, the “note guarantors”), on an unsubordinated basis (the “note guarantees”). The note guarantees will be unsubordinated unsecured obligations of each note guarantor and will rank equally in right of payment with all of each applicable note guarantor’s existing and future unsubordinated unsecured indebtedness, including each note guarantor’s guarantee of certain outstanding Ally notes, and senior in right of payment to all existing and future indebtedness of the applicable note guarantor that by its terms is expressly subordinated to the applicable note guarantee. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor to the extent of the value of the assets of such subsidiaries.

•

The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes. The new notes will not be subject to redemption prior to maturity and there will be no sinking fund for the new notes.

See “Risk Factors” beginning on page 24 to read about the risks you should consider prior to tendering your old notes in the exchange offer.

Neither the old notes nor the new notes are savings or deposit accounts of Ally or any of its subsidiaries (including Ally Bank), and neither the old notes nor the new notes are or will be insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011

References in this prospectus to “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including Residential Capital, LLC, or “ResCap”) on a consolidated basis, unless the context otherwise requires, and the term “Ally” refers only to Ally Financial Inc.

The “old notes,” consisting of the 6.250% Senior Guaranteed Notes due 2017 which were issued on November 18, 2010, and the “new notes,” consisting of the 6.250% Senior Guaranteed Notes due 2017 offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the “notes.”

Each broker-dealer that receives new notes in exchange for old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us) must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In order to facilitate such resales, we have agreed that we will provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of Ally Financial Inc. or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus that constitute forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this prospectus, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described. See “Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein (see “Risk Factors”), and the following:

•	maintaining the mutually beneficial relationship between the Company and General Motors (GM), and the Company and Chrysler;

•	the profitability and financial condition of GM and Chrysler;

•	securing low cost funding for us and ResCap;

•	our ability to realize the anticipated benefits associated with being a bank holding company, and the increased regulation and restrictions that we are now subject to;

•	any impact resulting from delayed foreclosure sales or related matters;

•	the potential for legal liability resulting from claims related to the sale of private-label mortgage-backed securities;

•	risks related to potential repurchase obligations due to alleged breaches of representations and warranties in mortgage securitization transactions;

•	changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•	continued challenges in the residential mortgage markets;

•	the continuing negative impact on ResCap and our mortgage business generally due to the recent decline in the U.S. housing market;

•	uncertainty of our ability to enter into transactions or execute strategic alternatives to realize the value of our ResCap operations;

•	the potential for deterioration in the residual value of off-lease vehicles;

•	disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity;

ii

•	changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	changes in the credit ratings of Ally, ResCap, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and

•	changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies, and similar organizations (including as a result of the Dodd-Frank Act).

Accordingly, you should not place undue reliance on the forward-looking statements contained in this prospectus and should consider all uncertainties and risks discussed in this prospectus, including those under the caption “Risk Factors.” These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

iii

SUMMARY

This summary highlights some of the information contained in this prospectus to help you understand our business, the exchange offer and the notes. It does not contain all of the information that is important to you. You should carefully read this prospectus in its entirety to understand fully the terms of the new notes, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 24 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page ii.

Ally Financial Inc.

Ally Financial Inc. (formerly GMAC Inc.) is a leading, independent, globally diversified, financial services firm with $174 billion in assets and operations in 37 countries. Founded in 1919, we are a leading automotive financial services company with over 90 years experience providing a broad array of financial products and services to automotive dealers and their customers. We are also one of the largest residential mortgage companies in the United States. We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended (the BHC Act). Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (online and telephonic) banking market, with $35.4 billion of deposits at March 31, 2011. As used in this Summary section, the terms “Ally,” “the Company,” “we,” “our,” and “us” refer to Ally Financial Inc. and its subsidiaries as a consolidated entity, except where it is clear that the terms means only Ally Financial Inc.

Our Business

Global Automotive Services and Mortgage are our primary lines of business. Our Global Automotive Services business serves over 20,000 dealers globally with a wide range of financial services and insurance products. We have a dealer-focused business model that we believe makes us the preferred automotive finance company for thousands of automotive dealers. We have specialized incentive programs that are designed to encourage dealers to direct more of their business to us. In addition, we believe our longstanding relationship with General Motors Company (GM) has resulted in particularly strong relationships between us and thousands of dealers and extensive operating experience relative to other automotive finance companies.

Our mortgage business is a leading originator and servicer of residential mortgage loans in the United States and Canada.

Ally Bank, our direct banking platform, provides our Automotive Finance and Mortgage operations with a stable, low-cost funding source and facilitates prudent asset growth. Our focus is on building a stable deposit base driven by our compelling brand and strong value proposition. Ally Bank raises deposits directly from customers through a direct banking channel over the internet and by telephone. Ally Bank offers a full spectrum of deposit product offerings including certificates of deposit, savings accounts and money market accounts, as well as an online checking product. Ally Bank’s assets and operating results are divided between our North American Automotive Finance operations and Mortgage operations based on its underlying business activities.

The following table reflects the primary products and services offered by the continuing operations of each of our lines of business.

Global Automotive Services

Global Automotive Services includes our North American Automotive Finance operations, International Automotive Finance operations, and Insurance operations. Our Global Automotive Services business had $113.0 billion of assets at March 31, 2011, and generated $1.7 billion and $7.4 billion of total net revenue in the first quarter of 2011 and full year 2010, respectively.

Our Global Automotive Services operations offer a wide range of financial services and insurance products to over 20,000 automotive dealerships and their retail customers. We have deep dealer relationships that have been built over our 90-year history and our dealer-focused business model encourages dealers to use our broad range of products through incentive programs like our Dealer Rewards program, which rewards individual dealers based on the depth and breadth of our relationship. Our automotive finance services include providing retail installment sales contracts, loans, and leases, offering term loans to dealers, financing dealer floorplans and other lines of credit to dealers, fleet leasing, and vehicle remarketing services. We also offer vehicle service contracts and commercial insurance primarily covering dealers’ wholesale vehicle inventories in the United States and internationally. We are a leading provider of vehicle service contracts with mechanical breakdown and maintenance coverages.

A significant portion of our Global Automotive Services business is conducted with or through GM- and Chrysler Group LLC (Chrysler)-franchised dealers and their customers.

On November 30, 2006, we entered into an agreement with GM that, subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers, it would do so exclusively through Ally. Most recently, this agreement was modified on May 22, 2009. As a result of these modifications: (1) through December 31, 2010, GM could offer retail financing incentive programs through a third-party financing source under certain specified circumstances and, in some cases, subject to the limitation that pricing offered by the third party meets certain restrictions, and after December 31, 2010, GM can offer any incentive programs on a graduated basis through third parties on a nonexclusive, side-by-side basis with Ally provided that the pricing of the third parties meets certain requirements; (2) Ally will have no obligation to provide operating lease financing products; and (3) Ally will have no targets against which it could be assessed penalties. The modified agreement will expire on December 31, 2013. A primary objective of Ally under the agreement continues to be supporting distribution and marketing of GM products.

On August 6, 2010, we entered into an agreement with Chrysler (which replaced a term sheet that was originally effective on April 30, 2009) to make available automotive financing products and services to Chrysler dealers and customers. We are Chrysler’s preferred provider of new wholesale financing for dealer inventory in the United States, Canada, and Mexico, along with other international markets upon the mutual agreement of the parties. We provide dealer financing and services and retail financing to qualified Chrysler dealers and customers as we deem appropriate according to our credit policies and in our sole discretion. Chrysler is obligated to provide us with certain exclusivity privileges including the use of Ally for designated minimum threshold percentages of certain Chrysler retail financing subvention programs. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal. During 2010, Chrysler also selected Ally to be the preferred financing provider for Fiat vehicles in the United States. Under this agreement, our North American Automotive Finance operations will offer retail financing, leasing, wholesale financing, working capital and facility loans, and remarketing services for Fiat vehicles in the United States.

In 2010, we also further diversified our Global Automotive Services customer base by establishing agreements with other manufacturers. In March 2010, we were selected by Spyker Cars N.V., which purchased Saab Automobile from GM, as the preferred source of wholesale and retail financing for qualified Saab dealers and customers in North America and internationally. Additionally, in November 2010, we were selected as the recommended provider of finance and insurance products and services for Saab dealerships in the United States. In April 2010, we were selected by Thor

Industries, Inc. (Thor) as the preferred financial provider for its recreational vehicles. Thor is the world’s largest manufacturer of recreation vehicles, including brands such as Damon, Four Winds, Airstream, Dutchmen, Komfort, Breckenridge, CrossRoads, General Coach, and Keystone RV.

Automotive Finance

Our North American Automotive Finance operations consist of our automotive finance operations in the United States and Canada. At March 31, 2011, our North American Automotive Finance operations had $87.7 billion of assets and generated $927 million and $4.0 billion of total net revenue in the first quarter of 2011 and full year 2010, respectively.

Our International Automotive Finance operations are in Europe, Latin America, and Asia. At March 31, 2011, our International Automotive Finance operations had $16.3 billion of assets and generated $246 million and $1.0 billion of total net revenue in the first quarter of 2011 and full year 2010, respectively. Through our longstanding relationship with GM, we have extensive experience operating in international markets and broad global capabilities. We currently originate loans in 15 countries. During 2010 and 2009, we have significantly streamlined our international presence to focus on strategic operations in five core markets: Germany, the United Kingdom, Brazil, Mexico, and China through our joint venture, GMAC-SAIC Automotive Finance Company Limited (GMAC-SAIC). In China, GMAC-SAIC is a leading automotive finance company with broad geographic coverage and a full suite of products. We own 40% of GMAC-SAIC. The other joint venture partners include Shanghai Automotive Group Finance Company LTD and Shanghai General Motors Corporation Limited.

Our success as an automotive finance provider is driven by the consistent and broad range of products and services we offer to dealers who originate loans and leases to their retail customers who are acquiring new and used automobiles. In the United States and Canada, Ally and other automotive finance providers purchase these loans and leases from automotive dealers. In other countries, we offer retail installment loans and leases directly to retail customers of the dealers. Automotive dealers are independently owned businesses and are our primary customer.

Automotive dealers require a full range of financial products, including new and used vehicle inventory financing, inventory insurance, working capital and capital improvement loans, and vehicle remarketing services to conduct their respective businesses as well as service contracts and guaranteed asset protection (GAP) insurance to offer their customers. We have consistently provided this full suite of products to the dealer.

For consumers, we offer retail automotive financing for new and used vehicles and leasing for new vehicles. In the United States, retail financing for the purchase of vehicles takes the form of installment sale financing. When we refer to consumer automobile loans in this document, we are including retail installment sales financing unless the context suggests otherwise. During the first quarter of 2011 and full year 2010, we originated a total of 616 thousand and 1.9 million automotive loans and leases worldwide totaling approximately $14.3 billion and $43.0 billion, respectively. For the first quarter of 2011, we provided financing for 51% and 30% of GM’s and Chrysler’s North American retail sales including leases, respectively, and 24% of GM’s international retail sales including leases in countries where both GM and we operate and we had retail financing volume, excluding China. For additional information about our relationship and business transactions with GM, refer to Note 26 to the Consolidated Financial Statements.

Our consumer automotive financing operations generate revenue through finance charges or lease payments and fees paid by customers on the retail contracts and leases. We also recognize a gain or loss on the remarketing of the vehicles financed through lease contracts. When the lease contract is originated, we estimate the residual value of the leased vehicle at lease termination. At lease termination, our actual sales proceeds from remarketing the vehicle may be higher or lower than the original estimate, which may be revised over time.

GM or Chrysler may elect as a marketing incentive to sponsor special financing programs for retail sales of their respective vehicles. The manufacturer can lower the financing rate paid by the customer on either a retail contract or a lease by paying us the present value of the difference between the customer rate and our standard market rates at contract inception. These marketing incentives are referred to as rate support or subvention. GM may also from time to time offer lease pull-ahead programs, which encourage consumers to terminate existing leases early if they acquire a new GM vehicle. As part of these programs, we waive all or a portion of the customer’s remaining payment obligation. In most cases, GM compensates us for a portion of the foregone revenue from those waived payments after consideration of the extent that our remarketing sale proceeds are higher than otherwise would be realized if the vehicle had been remarketed at lease contract maturity. Historically, the manufacturer elected to lower a customer’s lease payments through a residual support incentive program; in these instances, the manufacturer and we agreed to increase the projected value of the vehicle at the time the lease contract was signed, and the manufacturer reimbursed us if the remarketing sales proceeds were less than the adjusted residual value. We have not had any residual support incentive programs of material size on leases originated in 2009 or 2010 with any manufacturers.

Our commercial automotive financing operations primarily fund dealer purchases of new and used vehicles through wholesale or floorplan financing. During 2010, we financed an average of $30.5 billion of dealer vehicle inventory worldwide through wholesale or floorplan financings. We financed 84% and 68% of GM’s and Chrysler’s North American dealer inventory, respectively, during the first quarter of 2011, and 75% of GM’s international dealer inventory in countries where GM operates and we provide dealer inventory financing, excluding China. Additional commercial offerings include automotive dealer term loans, revolving lines of credit, and dealer fleet financing.

Wholesale automotive financing represents the largest portion of our commercial automotive financing business. We extend lines of credit to individual dealers. In general, each wholesale credit line is secured by all the vehicles financed and, in some instances, by other assets owned by the dealer or by a personal guarantee. The amount we advance to dealers is equal to 100% of the wholesale invoice price of new vehicles. Interest on wholesale automotive financing is generally payable monthly and is usually indexed to a floating rate benchmark. The rate for a particular dealer is based on the dealer’s creditworthiness and eligibility for various incentive programs, among other factors.

Insurance

Our Insurance operations offer both consumer and commercial insurance products sold primarily through the automotive dealer channel. As part of our focus on offering dealers a broad range of products, we provide vehicle extended service contracts and mechanical breakdown coverages and underwrite selected commercial insurance coverages in the United States and internationally, primarily covering dealers’ wholesale vehicle inventory, as well as personal automobile insurance in certain countries outside the United States. We sell vehicle extended service contracts with mechanical breakdown and maintenance coverages. Our Insurance operations had $9.0 billion of assets at March 31, 2011, and generated $520 million and $2.4 billion of total net revenue in the first quarter of 2011 and full year 2010, respectively.

Our vehicle extended service contracts for retail customers offer owners and lessees mechanical repair protection and roadside assistance for new and used vehicles beyond the manufacturer’s new vehicle warranty. These extended service contracts are marketed to the public through automotive dealerships and on a direct response basis in the United States and Canada. The extended service contracts cover virtually all vehicle makes and models. We also offer GAP products, which allow the recovery of a specified economic loss beyond the covered vehicle’s value in the event the vehicle is damaged and declared a total loss. Our U.K.-based Car Care Plan subsidiary provides automotive extended service contracts and GAP products in Europe and Latin America.

Wholesale vehicle inventory insurance for dealers provides physical damage protection for dealers’ floorplan vehicles. Dealers are generally required to maintain this insurance by their floorplan finance provider. We offer vehicle inventory insurance in the United States to virtually all new car franchised dealerships. Through our international operations, we reinsure dealer vehicle inventory and other lines of insurance in Europe, Latin America, and Asia. International operations also manage a fee-focused insurance program through which commissions are earned from third-party insurers offering insurance products primarily to Ally customers worldwide.

Our ABA Seguros subsidiary provides personal automobile insurance and certain commercial insurance in Mexico. We also provide personal automobile insurance in Canada.

A significant aspect of our Insurance operations is the investment of proceeds from premiums and other revenue sources. We will use these investments to satisfy our obligations related to future claims at the time these claims are settled. Our Insurance operations have an Investment Committee, which develops guidelines and strategies for these investments. The guidelines established by this committee reflect our risk tolerance, liquidity requirements, regulatory requirements, and rating agency considerations, among other factors.

Mortgage

Our Mortgage operations are now reported as two distinct segments: (1) Origination and Servicing operations and (2) Legacy Portfolio and Other operations. These operations are conducted through the mortgage operations of Ally Bank in the United States, ResMor Trust in Canada, and subsidiaries of the Residential Capital, LLC (ResCap) legal entity in the United States. Our Mortgage operations had $31.0 billion of assets at March 31, 2011, and generated $411 million and $2.7 billion of total net revenue in the first quarter of 2011 and full year 2010, respectively.

Origination and Servicing

Our Origination and Servicing operations is one of the leading originators of conforming and government-insured residential mortgage loans in the United States. We also originate and purchase high-quality government-insured residential mortgage loans in Canada. We are one of the largest residential mortgage loan servicers in the United States and we provide collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We finance our mortgage loan originations primarily in Ally Bank in the United States and in ResMor Trust in Canada. During 2010, we originated or purchased approximately 300,000 mortgage loans totaling $69.5 billion in the United States: $61.5 billion through our network of correspondents and $8.0 billion through our retail and direct network, which includes our Ditech branded direct-to-consumer channel. We sell the conforming mortgages we originate or purchase in sales that take the form of securitizations guaranteed by the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac), and sell government-insured mortgage loans we originate or purchase in securitizations guaranteed by the Government National Mortgage Association (Ginnie Mae) in the United States and sell the insured mortgages we originate in Canada as National Housing Act Mortgage-Backed Securities (NHA-MBS) issued under the Canada Mortgage and Housing Corporation’s NHA-MBS program or through whole-loan sales. Fannie Mae, Freddie Mac, and Ginnie Mae are collectively known as the Government-sponsored Enterprises or GSEs. We also selectively originate prime jumbo mortgage loans in the United States. In 2010, we sold $67.8 billion of mortgage loans guaranteed by the GSEs, or 94.6% of total loans sold. At December 31, 2010, we were the primary servicer of 2.4 million mortgage loans with an unpaid principal balance of $361 billion. Our Originating and Servicing operations had $19.2 billion of assets at March 31, 2011, and generated $321 million and $1.8 billion of total net revenue during the quarter ended March 31, 2011 and the year ended December 31, 2010, respectively.

Legacy Portfolio and Other

Our Legacy Portfolio and Other operations primarily consists of loans originated prior to January 1, 2009, and includes noncore business activities including discontinued operations, portfolios in runoff, and cash held in the ResCap legal entity. These activities, all of which we have discontinued, include, among other things: lending to real estate developers and homebuilders in the United States and the United Kingdom; purchasing, selling and securitizing nonconforming residential mortgage loans (with the exception of U.S. prime jumbo mortgage loans) in both the United States and internationally; certain conforming origination channels closed in 2008 and our mortgage reinsurance business. During 2009 and 2010, we performed a strategic review of our mortgage business. As a result of the review, we exited the European mortgage market through the sale of our United Kingdom and continental Europe operations. The sale of these operations was completed on October 1, 2010. We have substantially reduced the risk in our Mortgage operations since the onset of the housing crisis through a significant reduction in total assets, primarily through the runoff and divestiture of noncore businesses and assets. In 2010, we sold $1.6 billion in domestic legacy mortgage loans to investors through nonagency securitizations. At March 31, 2011, our Legacy Portfolio and Other operations had total assets of $11.8 billion that included $1.4 billion of nonrecourse assets and cash, mortgage loans held-for-investment with a net carrying value of $8.5 billion, and mortgage loans held-for-sale with a net carrying value of $1.9 billion, which have been marked to their fair value at 47% of their unpaid principal balance on average. In addition, we have reached agreements with Freddie Mac and Fannie Mae, significantly limiting our repurchase obligations with each counterparty. Our Mortgage operations holds reserves of $830 million at March 31, 2011, for potential repurchase obligations related to potential breaches of representations and warranties.

Corporate and Other

Our Commercial Finance Group is included within Corporate and Other. Our Commercial Finance Group provides senior secured commercial lending products to small and medium sized businesses primarily in the United States. Corporate and Other also includes certain equity investments, the amortization of the discount associated with new debt issuances and bond exchanges, most notably from the December 2008 bond exchange, as well as the residual impacts of our corporate funds-transfer-pricing (FTP) and treasury asset liability management (ALM) activities.

Ally Bank

Ally Bank, our direct banking platform, provides our Automotive Finance and Mortgage operations with a stable, low-cost funding source and facilitates prudent asset growth. At March 31, 2011, we had $35.4 billion of deposits including $23.5 billion of retail deposits sourced by Ally Bank. The focus on retail deposits and growth in our deposit base from $19.2 billion at the end of 2008 to $35.4 billion at March 31, 2011, combined with improving capital markets and a lower interest rate environment have contributed to a reduction in our cost of funds of approximately 100 basis points since the first quarter of 2009. Ongoing, our cost of funds will be influenced by changes in the level of deposits as well as the interest rate environment and the state of capital markets.

Ally Bank raises deposits directly from customers over the internet and by telephone, referred to as direct banking. Ally Bank has quickly become a leader in online banking with our recognizable brand, accessible 24/7 customer service, and a full spectrum of competitively priced products. We have attempted to distinguish Ally Bank with our “Talk Straight, Do Right, Be Obviously Better” branding and products that are “Easy to Use” with “No Fine Print, Hidden Fees, Rules, or Penalties”. Our products and customer experience have earned top honors from Money Magazine, Kiplinger’s Personal Finance Magazine, and Change Sciences Group.

We believe that Ally Bank is well-positioned to take advantage of the consumer-driven shift from branch to direct banking.

Industry and Competition

The financial services industry is highly competitive. We compete with other financial services providers including captive automotive finance companies, banks, savings and loan associations, credit unions, finance companies, mortgage banking companies, and insurance companies. Many of these competitors benefit from lower funding costs and frequently have fewer regulatory constraints. We also compete with other deposit-taking institutions such as banks, thrifts, and credit unions for deposits.

The automotive finance market is significant in size and consists of one of the most attractive financial asset classes. It generally performed well relative to other asset classes even during the recent economic downturn. We believe there are attractive opportunities for us to grow our automotive finance business. As a result of our strong market position, we are well positioned to benefit from the recovery in U.S. new vehicle sales coming out of the recessionary levels of 2009. In addition, we have recently focused on the fragmented used vehicle finance market, which offers further growth opportunities. Outside the United States, we are focusing on large and fast-growing markets including China, Mexico, and Brazil where, through our long-standing relationship with GM, we have already built significant market positions.

Our automotive service contract business premium growth is, and will continue to be, largely dependent on new vehicle sales, market penetration, and warranty coverage offered by automotive manufacturers. Similar to the automotive finance business, the automotive insurance market is driven by dealers; both consumer and commercial insurance products are sold primarily through automotive dealer channels.

According to the Insurance Information Institute, the property and casualty insurance industry is expected to record positive premium growth for 2011 and begin to recover from the aftermath of the recession. During 2010, the insurance marketplace experienced an increase in profitability due to improved equity investment asset values, which allowed the industry to realize capital gains compared to capital losses taken during 2009. Offsetting the increase in realized capital gains were historically low interest rates and smaller dividends yielding less earnings from the investment portfolios than in the past.

Our focus in 2011 and future periods will be on sustaining our position as a leading originator and servicer of conforming and government-insured residential mortgage loans with limited expansion of our balance sheet while using agency securitizations to provide liquidity and continuing to align our origination and servicing platforms to take advantage of mortgage market reforms as they occur.

Certain Regulatory Matters

We are subject to various regulatory, financial, and other requirements of the jurisdictions in which our businesses operate. In light of recent conditions in the global financial markets, regulators have increased their focus on the regulation of the financial services industry. As a result, proposals for legislation that could increase the scope and nature of regulation of the financial services industry are possible. The following is a description of some of the primary laws and regulations that currently affect our business.

Bank Holding Company Status

On December 24, 2008, and in connection with the conversion of Ally Bank (formerly, GMAC Bank) from a Utah-chartered industrial bank into a Utah-chartered commercial state nonmember bank, Ally Financial Inc. (Ally) and IB Finance Holding Company, LLC (IB Finance) were each approved as bank holding companies under the BHC Act. IB Finance is the direct holding company for Ally’s FDIC-insured depository institution, Ally Bank. As a result, we are subject to the supervision and examination of the Board of Governors of the Federal Reserve System (the FRB). As a bank holding company, Ally must comply with various reporting requirements by the FRB and is subject to supervision and examination by the FRB. Ally must also comply with regulatory risk-based and leverage capital requirements, as well as various safety and soundness standards imposed by the FRB, and is subject to certain statutory restrictions concerning the types of assets or securities it may own and the activities in which it may engage. The FRB has the authority to issue orders to bank holding companies to cease and desist from unsafe or unsound banking practices and from violations of laws, rules, regulations, or conditions imposed in writing by the FRB. The FRB is also empowered to assess civil money penalties against institutions or individuals who violate any laws, regulations, orders, or written agreements with the FRB; to order termination of certain activities of bank holding companies or their subsidiaries; and to order termination of ownership and control of a nonbanking subsidiary by a bank holding company. In addition, as a bank that is not a member of the Federal Reserve System, Ally Bank is subject to regulation and examination primarily by the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions (the UDFI). This regulatory oversight is established to protect depositors, the FDIC’s Deposit Insurance Fund, and the banking system as a whole, not security holders. Ally’s nonbank subsidiaries generally are subject to regulation by their functional regulators including the applicable state insurance regulatory agencies in the case of our insurance subsidiaries, and the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority, and/or state securities regulators in the case of our securities subsidiaries, as well as by the FRB. Our foreign subsidiaries are subject to regulation by applicable foreign regulatory agencies.

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Permitted Activities—As a bank holding company, subject to certain exceptions, we are not permitted to acquire more than 5% of any class of voting shares of any nonaffiliated FDIC-insured depository institution or more than 25% of any other company without first obtaining FRB approval. Furthermore, the activities of Ally must be generally limited to banking or to managing or controlling banks or other companies engaged in activities deemed closely related to banking or otherwise permissible under the BHC Act. Likewise, Ally generally may not hold more than 5% of any class of voting shares of any company unless that company’s activities conform with the above requirements. Upon our bank holding company approval on December 24, 2008, we were permitted an initial two-year grace period to bring our activities and investments into conformity with these restrictions. This initial grace period expired in December 2010; however, the FRB has granted a one-year extension expiring in December 2011. We will be permitted to apply to the FRB for two additional one-year extensions. Absent further extensions, certain of Ally’s existing activities and investments deemed impermissible under the BHC Act must be terminated or disposed of by the expiration of the grace period and any extensions. For further information, refer to “Risk Factors” beginning on page 24.

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Gramm-Leach-Bliley Act—The enactment of the Gramm-Leach-Bliley Act of 1999 (GLB Act) eliminated large parts of a regulatory framework that had its origins in the Depression era of the 1930s. Effective with its enactment, new opportunities became available for banks, other depository institutions, insurance companies, and securities firms to enter into combinations that permit a single financial services organization to offer customers a more comprehensive array of financial products and services. To further this goal, the GLB Act amended the BHC Act by providing a new regulatory framework applicable to “financial holding companies,” which are bank holding companies that meet certain qualifications and elect financial holding company status. The FRB regulates, supervises, and examines financial holding companies, as it does all bank holding companies. However, insurance and securities activities conducted by a financial holding company or its nonbank subsidiaries are regulated primarily by functional regulators. As a bank holding company, we are eligible to elect financial holding company status subject to satisfying certain regulatory requirements applicable to us and to Ally Bank (and any depository institution subsidiary that we may acquire in the future). As a financial holding company, Ally would then be permitted to engage in a broader range of financial and related activities than those that are permissible for bank holding companies, in particular, securities, insurance, and merchant banking activities. However, we have not yet elected to become a financial holding company.

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Dodd-Frank Wall Street Reform and Consumer Protection Act—On July 21, 2010, the President of the United States signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act). The Dodd-Frank Act will have material implications for Ally and the entire financial services industry. Among other things, it will or potentially could:

•	result in Ally being subject to enhanced oversight and scrutiny as a result of being a bank holding company with $50 billion or more in consolidated assets;

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result in the appointment of the FDIC as receiver of Ally in an orderly liquidation proceeding, if the Secretary of the Treasury, upon recommendation of two-thirds of the FRB and the FDIC and in consultation with the President of the United States, finds Ally to be in default or danger of default;

•	affect the levels of capital and liquidity with which Ally must operate and how it plans capital and liquidity levels;

•	subject Ally to new and/or higher fees paid to various regulatory entities, including but not limited to deposit insurance fees to the FDIC;

•	impact Ally’s ability to invest in certain types of entities or engage in certain activities;

•	impact a number of Ally’s business and risk management strategies;

•	restrict the revenue that Ally generates from certain businesses; and

•	subject Ally to a new Consumer Financial Protection Bureau, which will have very broad rule-making and enforcement authorities.

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Capital Adequacy Requirements—Ally and Ally Bank are subject to various guidelines as established under FRB and FDIC regulations. Refer to Note 22 to the Consolidated Financial Statements for additional information. See also Basel Capital Accord below.

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Limitations on Bank Holding Company Dividends and Capital Distributions—Utah law (and, in certain instances, federal law) places restrictions and limitations on the amount of dividends or other distributions payable by our banking subsidiary, Ally Bank, to Ally. With respect to dividends payable by Ally to its shareholders, it is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of current operating earnings and only if prospective earnings retention is consistent with the organization’s expected future needs and financial conditions. The federal bank regulatory agencies are also authorized to prohibit a banking subsidiary or bank holding company from engaging in unsafe or unsound banking practices and, depending upon the circumstances, could find that paying a dividend or making a capital distribution would constitute an unsafe or unsound banking practice.

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Transactions with Affiliates—Certain transactions between Ally Bank and any of its nonbank “affiliates,” including but not limited to Ally and ResCap, are subject to federal statutory and regulatory restrictions. Pursuant to these restrictions, unless otherwise exempted, “covered transactions” including Ally Bank’s extensions of credit to and asset purchases from its nonbank affiliates, generally (1) are limited to 10% of Ally Bank’s capital stock and surplus with an aggregate limit of 20% of Ally Bank’s capital stock and surplus for all such transactions; (2) in the case of certain credit transactions, are subject to stringent collateralization requirements; (3) in the case of asset purchases by Ally Bank, may not involve the purchase of any asset deemed to be a “low quality asset” under federal banking guidelines; and (4) must be conducted in accordance with safe-and-sound banking practices (collectively, the Affiliate Transaction Restrictions). Under the Dodd-Frank Act, among other changes to Sections 23A and 23B of the Federal Reserve Act, credit exposures resulting from derivatives transactions and securities lending and borrowing transactions will be treated as “covered transactions.” These changes are expected to become effective in July 2012. Furthermore, there is an “attribution rule” that provides that a transaction between Ally Bank and a third party will be treated as a transaction between Ally Bank and a nonbank affiliate to the extent that the proceeds of the transaction are used for the benefit of or transferred to a nonbank affiliate of Ally Bank.

Because Ally controls Ally Bank, Ally is an affiliate of Ally Bank for purposes of the Affiliate Transaction Restrictions. Thus, retail financing transactions by Ally Bank involving vehicles for which Ally Financial provided floorplan financing are subject to the Affiliate Transaction Restrictions because the proceeds of the retail financings are deemed to benefit, and are ultimately transferred to, Ally Financial.

The FRB is authorized to exempt, in its discretion, transactions or relationships from the requirements of these rules if it finds such exemptions to be in the public interest and consistent with the purposes of the rules. The FRB has granted several such exemptions to Ally Bank. However, the existing exemptions are subject to various conditions and any requests for future exemptions may not be granted. Moreover, these limited exemptions generally do not encompass consumer leasing or used vehicle financing. Since there is no assurance that Ally Bank will be able to obtain future exemptions or waivers with respect to these restrictions, the ability to grow Ally Bank’s business will be affected by the Affiliate Transaction Restrictions and the conditions set forth in the existing exemption letters.

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Source of Strength—Pursuant to FRB policy and regulations, the Federal Deposit Insurance Act (effective as of July 21, 2011), and under the Parent Company Agreement (PA) and the Capital and Liquidity Maintenance Agreement (CLMA) as described in Note 22 to the Consolidated Financial Statements, Ally is expected to act as a source of strength to Ally Bank and is required to commit necessary capital and liquidity to support Ally Bank. This support may be required at inopportune times for Ally.

Basel Capital Accord

The minimum risk-based capital requirements adopted by the federal banking agencies follow the Capital Accord of the Bank for International Settlements’ Basel Committee on Banking Supervision (Basel Committee). The Capital Accord was published in 1988 and generally applies to depository institutions and their holding companies in the United States. In 2004, the Basel Committee published a revision to the Capital Accord (Basel II). The goal of the Basel II capital rules is to provide more risk-sensitive regulatory capital calculations and promote enhanced risk management practices among large, internationally active banking organizations. U.S. banking regulators published final Basel II rules in December 2007. Ally is required to comply with the Basel II rules as implemented by the U.S. banking regulators. Prior to full implementation of the Basel II rules, Ally is required to complete a qualification period of four consecutive quarters during which it needs to demonstrate that it meets the requirements of the rules to the satisfaction of its primary U.S. banking regulator. The U.S. implementation timetable consists of the qualification period followed by a minimum transition period of three years. During the transition period, Basel II risk-based capital requirements cannot fall below certain floors based on pre-existing capital regulations (Basel I). Ally is currently in the qualification period and expects to be in compliance with all relevant Basel II rules within the established timelines.

In addition to Basel II, the Basel Committee recently adopted new capital, leverage, and liquidity guidelines under the Basel Accord (Basel III) that when implemented in the United States may have the effect of raising capital requirements beyond those required by current law and the Dodd-Frank Act. Basel III increases the minimum Tier 1 common equity ratio to 4.5%, net of regulatory deductions, and introduces a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets raising the target minimum common equity ratio to 7.0%. Basel III increases the minimum Tier 1 capital ratio to 8.5% inclusive of the capital conservation buffer, increases the minimum total capital ratio to 10.5% inclusive of the capital buffer, and introduces a countercyclical capital buffer of up to 2.5% of common equity or other fully loss absorbing capital for periods of excess credit growth. Basel III also introduces a nonrisk adjusted Tier 1 leverage ratio of 3%, based on a measure of the total exposure rather than total assets, and new liquidity standards. The Basel III capital, leverage, and liquidity standards will be phased in over a multiyear period. The Basel III rules, when implemented, will also impose a 15% cap on the amount of Tier 1 capital that can be met, in the aggregate, through significant investments in the common shares of unconsolidated financial subsidiaries, mortgage servicing rights (MSRs), and deferred tax assets through timing differences. In addition, under Basel III rules, after a ten-year phase out period beginning on January 13, 2013, trust preferred and other “hybrid” securities will no longer qualify as Tier 1 capital.

Troubled Asset Relief Program

As part of the Automotive Industry Financing Program created under the Troubled Asset Relief Program (TARP) established by the U.S. Department of Treasury (the Treasury) under the Emergency Economic Stabilization Act of 2008 (the EESA), Ally has entered into agreements pursuant to which the Treasury has purchased preferred stock and trust preferred securities of Ally. As a result of these investments, subject to certain exceptions, Ally and its subsidiaries are generally prohibited from paying certain dividends or distributions on, or redeeming, repurchasing, or acquiring any common stock without consent of the Treasury. Ally has further agreed that until the Treasury ceases to hold Ally preferred stock, Ally will comply with certain restrictions on executive privileges and compensation. Ally must also take all necessary action to ensure that its corporate governance and benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA, as amended by the American Recovery and Reinvestment Act of 2009, which was signed into law on February 17, 2009, as implemented by the Interim Final Rule issued by the Treasury on June 15, 2009.

Depository Institutions

On December 24, 2008, Ally Bank received approval from the UDFI to convert from an industrial bank to a commercial nonmember state-chartered bank. Ally Bank’s deposits are insured by the FDIC, and Ally Bank is required to file periodic reports with the FDIC concerning its financial condition. Total assets of Ally Bank were $70.3 billion and $55.3 billion at December 31, 2010 and 2009, respectively.

As a commercial nonmember bank chartered by the State of Utah, Ally Bank is subject to various regulatory capital adequacy requirements administered by state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on Ally Bank’s results of operations and financial condition. At December 31, 2010, we were in compliance with our regulatory capital requirements. For an additional discussion of capital adequacy requirements, refer to Note 22 to the Consolidated Financial Statements.

International Banks, Finance Companies, and Other Non-U.S. Operations

Certain of our foreign subsidiaries operate in local markets as either banks or regulated finance companies and are subject to regulatory restrictions. These regulatory restrictions, among other things, require that our subsidiaries meet certain minimum capital requirements and may restrict dividend distributions and ownership of certain assets. Total assets of our regulated international banks and finance companies were approximately $14.5 billion and $13.6 billion at December 31, 2010 and 2009, respectively. In addition, the BHC Act imposes restrictions on Ally’s ability to invest equity abroad without FRB approval. Many of our other operations are also heavily regulated in many jurisdictions outside the United States.

U.S. Mortgage Business

Our U.S. mortgage business is subject to extensive federal, state, and local laws, rules, and regulations in addition to judicial and administrative decisions that impose requirements and restrictions on this business. As a Federal Housing Administration lender, certain of our U.S. mortgage subsidiaries are required to submit audited financial statements to the Department of Housing and Urban Development on an annual basis. It is also subject to examination by the Federal Housing Commissioner to assure compliance with Federal Housing Administration regulations, policies, and procedures. The federal, state, and local laws, rules, and regulations to which our U.S. mortgage business is subject, among other things, impose licensing obligations and financial requirements; limit the interest rates, finance charges, and other fees that can be charged; regulate the use of credit reports and the reporting of credit information; impose underwriting requirements; regulate marketing techniques and practices; require the safeguarding of nonpublic information about customers; and regulate servicing practices, including the assessment, collection, foreclosure, claims handling, and investment and interest payments on escrow accounts. In addition, proposals have been enacted in the U.S. Congress and are under consideration by various regulatory authorities that would affect the manner in which GSEs conduct their business. Recently, the Obama administration released a report that recommended winding down Fannie Mae and Freddie Mac.

Insurance Companies

Our Insurance operations are subject to certain minimum aggregate capital requirements, net asset restrictions, and dividend restrictions under applicable state and foreign insurance law, and the rules and regulations promulgated by various U.S. and foreign regulatory agencies. Under various state and foreign insurance regulations, dividend distributions may be made only from statutory unassigned surplus with approvals required from the regulatory authorities for dividends in excess of certain statutory limitations. In addition, the BHC Act imposes restrictions on our ability to invest equity abroad without FRB approval.

Other Regulations

Some of the other more significant regulations that we are subject to include:

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Privacy—The GLB Act imposes additional obligations on us to safeguard the information we maintain on our customers and permits customers to “opt-out” of information sharing with third parties. Regulations have been issued by several agencies that establish obligations to safeguard information. In addition, several states have enacted even more stringent privacy legislation. If a variety of inconsistent state privacy rules or requirements are enacted, our compliance costs could increase substantially.

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Fair Credit Reporting Act—The Fair Credit Reporting Act provides a national legal standard for lenders to share information with affiliates and certain third parties and to provide firm offers of credit to consumers. In late 2003, the Fair and Accurate Credit Transactions Act was enacted, making this preemption of conflicting state and local law permanent. The Fair Credit Reporting Act was also amended to place further restrictions on the use of information sharing between affiliates, to provide new disclosures to consumers when risk-based pricing is used in the credit decision, and to help protect consumers from identity theft. All of these provisions impose additional regulatory and compliance costs on us and reduce the effectiveness of our marketing programs.

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Truth in Lending Act—The Truth in Lending Act (TILA), as amended, and the Federal Reserve’s Regulation Z, which implements TILA, require lenders to provide borrowers with uniform, understandable information concerning terms and conditions in certain credit transactions. These rules apply to Ally and its subsidiaries in transactions in which they extend credit to consumers and require, in the case of certain mortgage and automotive financing transactions, conspicuous disclosure of the finance charge and annual percentage rate, if any. In addition, if an advertisement for credit states specific credit terms, Regulation Z requires that such advertisement state only those terms that actually are or will be arranged or offered by the creditor. Failure to comply with TILA can result in criminal and civil penalties.

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Sarbanes-Oxley Act—The Sarbanes-Oxley Act of 2002 implements a broad range of corporate governance and accounting measures designed to promote honesty and transparency in corporate America. The principal provisions of the act include, among other things, (1) the creation of an independent accounting oversight board; (2) auditor independence provisions that restrict nonaudit services that accountants may provide to their audit clients; (3) additional corporate governance and responsibility measures including the requirement that the chief executive officer and chief financial officer certify financial statements; (4) the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve-month period following initial publication of any financial statements that later require restatement; (5) an increase in the oversight of and enhancement of certain requirements relating to audit committees and how they interact with the independent auditors; (6) requirements that audit committee members must be independent and are barred from accepting consulting, advisory, or other compensatory fees from the issuer; (7) requirements that companies disclose whether at least one member of the audit committee is a “financial expert” (as defined by the SEC) and, if not, why the audit committee does not have a financial expert; (8) a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions, on nonpreferential terms and in compliance with other bank regulatory requirements; (9) disclosure of a code of ethics; (10) requirements that management assess the effectiveness of internal control over financial reporting and that the Independent Registered Public Accounting firm attest to the assessment; and (11) a range of enhanced penalties for fraud and other violations.

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USA PATRIOT Act/Anti-Money-Laundering Requirements—In 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) was signed into law. Title III of the USA PATRIOT Act amends the Bank Secrecy Act and contains provisions designed to detect and prevent the use of the U.S. financial system for money laundering and terrorist financing activities by, among other things, imposing additional compliance obligations on bank holding companies, banks, trust companies, and securities broker-dealers. Pursuant to these laws, it is the obligation of covered institutions to identify their clients, monitor for and report on suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies, and share information with other financial institutions. To comply with applicable obligations, we have implemented necessary internal practices, procedures, and controls.

•	Other—Our Mortgage operations have subsidiaries that are required to maintain regulatory capital requirements under agreements with the GSEs and the Department of Housing and Urban Development.

Employees

We had approximately 14,400 and 18,800 employees worldwide at December 31, 2010 and 2009, respectively.

Recent Developments

We expect to make payments to securitization trusts of approximately $134 million in the second quarter of 2011 with respect to mortgage repurchase obligations to such trusts related to mortgage insurance rescissions. This resulted from a review of securitized mortgages as to which mortgage insurance was rescinded, although no claims have been made against us to date with respect to these mortgages.

Additional Information

The results of operations for each of our reportable operating segments and the products and services offered are contained in the individual business operations sections of Management’s Discussion and Analysis of Financial Condition and Results of Operations. Financial information related to reportable operating segments and geographic areas is provided in Note 28 to the Consolidated Financial Statements.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (and amendments to these reports) are available on our internet website, free of charge, as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. These reports are available at www.ally.com. Choose Investor Relations and then SEC Filings (under About Ally). These reports can also be found on the SEC website at www.sec.gov.

The Note Guarantors

The new notes will be guaranteed on a joint and several basis by the following subsidiaries of Ally: Ally US LLC (formerly known as GMAC US LLC), IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC. Debt of the note guarantors or of subsidiaries of the note guarantors that is owed to Ally or other subsidiaries of Ally will rank junior to the note guarantees or will be held by a note guarantor.

Each note guarantor is a first-tier wholly owned subsidiary of Ally. A simplified structure chart of Ally and each of the note guarantors is set forth below:

Ally US LLC (formerly known as GMAC US LLC). Ally US LLC (“US LLC”), a Delaware limited liability company, was incorporated on May 30, 2007 and is a wholly owned subsidiary of Ally. US LLC currently holds certain assets and intellectual property associated with our U.S. Automotive Finance business. In addition, all of our employees associated with the U.S. Automotive Finance business and our corporate functions are employed by US LLC. As of March 31, 2011, US LLC and its subsidiaries had no material assets or liabilities. The registered office of US LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120.

IB Finance Holding Company, LLC. IB Finance Holding Company, LLC (“IB Finance”), a Delaware limited liability company, was incorporated on October 10, 2006 and is wholly owned by Ally. The registered office of IB Finance is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. IB Finance is a holding company that conducts no business other than holding all of the equity interests in Ally Bank. Ally Bank is a Utah chartered commercial non-member bank that provides banking products to consumers online at www.ally.com (such website is not incorporated by reference herein). Ally Bank’s deposit products include certificates of deposit savings accounts, online savings accounts, checking accounts and money market accounts. The mortgage division of Ally Bank purchases first-lien residential mortgage loans, and offers mortgage warehouse financing to select qualifying mortgage bankers. The automotive division of Ally Bank offers automotive financing primarily to select qualifying automotive dealerships and to customers of those dealerships in the United States. Ally Bank’s consumer business is targeted at the general public, as well as members of the GM Family, defined as employees, retirees, customers and shareholders of GM, Ally and its subsidiaries, and the owners, operators, and employees of the GM dealer, supplier, and wholesaler networks and the immediate family members of employees and retirees. As a result of the agreement with Chrysler, Ally Bank will continue to expand its commercial wholesale and consumer retail portfolios, with the majority of the Chrysler business being originated in Ally Bank. Neither Ally Bank nor any other subsidiary of IB Finance is directly guaranteeing the new notes.

GMAC Latin America Holdings LLC. GMAC Latin America Holdings LLC (“Latin America LLC”), a Delaware limited liability company, was incorporated on August 18, 2006 and is a wholly owned direct subsidiary of Ally. The registered office of Latin America LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. Latin America LLC is a holding company that conducts no business other than holding 99.9% of the equity interests in Ally Credit, S.A. de C.V., Sociedad Financiera de Objeto Limitado Filial (“Ally Credit”), and certain other non-material subsidiaries. As of March 31, 2011, Latin America LLC and its Mexican subsidiaries, excluding Ally Credit, had no material assets or liabilities. Ally Credit is a regulated Mexican entity and services all of the tangible assets associated with Ally’s Mexican retail and wholesale Automotive Finance business. The majority of the loans made by Ally Credit (including approximately 80.2% of its retail originations and approximately 88.2% of its wholesale originations) have been sold or securitized, in accordance with Ally Credit’s funding strategy. All of Ally Credit’s employees associated with the Mexican retail and wholesale Automotive Finance business are employed through a service contract with Servicios GMAC S.A. de C.V. (“Servicios”), a payroll company that employs substantially all of Ally Credit’s employees and is 99.9% owned by Latin America LLC. Neither Ally Credit nor Servicios is directly guaranteeing the new notes.

GMAC International Holdings B.V. GMAC International Holdings B.V. (“GMAC International Holdings”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) was incorporated under the laws of The Netherlands on November 7, 2006, with its seat at The Hague, The Netherlands and is a wholly owned direct subsidiary of Ally. The registered office of GMAC International Holdings is Hogeweg 16, 2585 JD’s- Gravenhage, The Netherlands. As of March 31, 2011, we conduct our retail and wholesale Automotive Finance business primarily in the following countries through GMAC International Holdings: Canada, Italy and France. GMAC International Holdings holds 100% of the equity interests in GMAC Pan European Auto Receivable Lending (PEARL) B.V. (“Pearl”). Pearl conducts no business other than investing in the subordinated tranches of certain securitization facilities. GMAC International Holdings also holds 100% of the equity interests in GMAC International Finance B.V. (“GMACIF”), a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), through which we conduct our international funding operations. GMACIF also provides intercompany lending to our international subsidiaries. As we continue to sell assets or cease asset originations in certain countries, we expect that consolidated assets at GMAC International Holdings will be reduced over time.

GMAC Continental LLC. GMAC Continental LLC (“Continental LLC”), a Delaware limited liability company, was incorporated on November 3, 1930 and is a wholly owned direct subsidiary of Ally. The registered office of Continental LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. Continental LLC is a Delaware limited liability company that has active Automotive Finance foreign branch operations in Belgium. As of March 31, 2011, Continental LLC also holds approximately 49.5% of the outstanding equity interests in MasterLease Limited, and certain other non-material subsidiaries, through which we operate certain of our European fleet management and full-service leasing businesses. Certain of MasterLease Limited’s business units were classified as discontinued operations under U.S. GAAP during the fourth quarter of 2009 and/or are subject to pending divestment. Continental LLC’s subsidiaries are not directly guaranteeing the new notes.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the three months ended March 31, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006 were 1.05, 1.16, 0.03, 1.53, 0.90 and 1.14, respectively. See “Ratio of Earnings to Fixed Charges.”

The Exchange Offer

On November 18, we privately placed $1,000,000,000 aggregate principal amount of the old notes in a transaction exempt from registration under the Securities Act. In connection with the private placement, we entered into a registration rights agreement, dated as of November 18, with the initial purchasers of the old notes. In the registration rights agreement, we agreed to offer to exchange old notes for new notes registered under the Securities Act. We also agreed to deliver this prospectus to the holders of the old notes. In this prospectus the old notes and the new notes are referred to together as the “notes.” You should read the discussion under the heading “Description of the New Notes” for information regarding the new notes.

The Exchange Offer	We are offering to exchange up to $1,000,000,000 principal amount of the new notes for an identical principal amount of the old notes. The new notes are substantially identical to the old notes, except that:

•	the new notes will be freely transferable, other than as described in this prospectus;

•	holders of the new notes will not be entitled to the rights of the holders of the old notes under the registration rights agreement; and

•	the new notes will not contain any provisions regarding the payment of additional interest for failure to satisfy obligations under the registration rights agreement.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation that:

•	it is not one of our “affiliates,” which is defined in Rule 405 of the Securities Act;

•	it is acquiring the new notes in the ordinary course of its business;

•	it does not have any arrangement or understanding with any person to participate in a distribution of the new notes; and

•	it is not engaged in, and does not intend to engage in, a distribution of the new notes.

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Registration Rights	Pursuant to a registration rights agreement, Ally has agreed to use commercially reasonable efforts to consummate an offer to exchange the old notes for the new notes registered under the Securities Act, with terms substantially identical to those of the old notes (except for the provisions relating to transfer restrictions and payment of additional interest) not later than the date that is 270 days after the initial issuance of the old notes. If Ally fails to satisfy its registration obligations under the registration rights agreement, including, if required, its obligation to have an effective shelf registration statement for the old notes, Ally will be required to pay additional interest to the holders of the old notes under certain circumstances.

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date	The exchange offer will expire at , New York City time, on , 2011, unless it is extended by Ally in its sole discretion.

Settlement Date	The settlement date of the offer will be promptly following the expiration date.

Conditions to the Exchange Offer	Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to assert or waive these conditions in our sole discretion. Ally has the right, in its sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer” are not satisfied or waived.

Withdrawal Rights	You may withdraw the tender of your old notes at any time before the expiration date. Any old notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.

Procedures for Tendering Old Notes	See “The Exchange Offer—How to Tender.”

Effect on Holders of Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, following the consummation of the exchange offer, there will be no increase in the interest rate on the outstanding old notes under the circumstances described in the registration rights agreement. If you do not tender your old notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the old notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the old notes under the registration rights agreement. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.

Material United States Tax Consequences of the Exchange Offer	Your exchange of old notes for new notes will not result in any income, gain or loss to you for federal income tax purposes. See “Material United States Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Broker-Dealers	Each broker-dealer that receives new notes in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than old notes acquired directly from Ally), must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Exchange Agent and Information Agent	Global Bondholder Services Corporation is serving as exchange agent and the information agent in connection with the exchange offer. Its address and telephone numbers are listed in “The Exchange Offer—Exchange Agent and Information Agent.”

The New Notes and the Note Guarantees

The summary below describes the principal terms of the new notes and the note guarantees. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

The new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act and will not be subject to the transfer restrictions, additional interest provisions relating to the old notes or registration rights. The new notes will evidence the same debt as the old notes, be guaranteed by the same subsidiaries of Ally and be entitled to the benefits of the indenture.

Issuer	Ally Financial Inc.

Notes Offered	$1,000,000,000 aggregate principal amount of new notes in exchange for $1,000,000,000 aggregate principal amount of outstanding old notes.

Maturity	The new notes will mature on December 1, 2017.

Interest	The new notes will bear interest at a rate of 6.250% per year and will be payable semi-annually, in cash in arrears, on June 1 and December 1 of each year, beginning on June 1, 2011.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore or, if no interest has been paid on such outstanding old note, from the date of the original issuance of such outstanding old note. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

Ranking	The new notes will constitute unsubordinated unsecured indebtedness of Ally.

The new notes will:

•	rank equally in right of payment with all of Ally’s existing and future unsubordinated unsecured indebtedness;

•	rank senior in right of payment to all of Ally’s existing and future indebtedness that by its terms is expressly subordinated to the new notes;

•	be effectively subordinated to Ally’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of Ally’s subsidiaries not guaranteeing the new notes to the extent of the value of the assets of such subsidiaries.

As of March 31, 2011, the Company had approximately $98.1 billion in principal amount of total debt outstanding, consisting of $54.9 billion and $43.2 billion in principal amount of unsecured and secured debt, respectively. As of March 31, 2011, Ally on a standalone basis had approximately $49.9 billion in aggregate principal amount of total debt outstanding, all of which was unsecured.

Note Guarantees	The note guarantees will constitute unsubordinated unsecured indebtedness of each note guarantor and will:

•	rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of such note guarantor;

•	rank senior in right of payment to all existing and future indebtedness of such note guarantor that by its terms is expressly subordinated to the note guarantee of such note guarantor;

•	be effectively subordinated to the note guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of such note guarantor’s non-guarantor subsidiaries to the extent of the value of the assets of such subsidiaries.

The obligations of a note guarantor under its note guarantee are limited to the maximum amount that will result in the obligations of such note guarantor under the note guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Note Guarantees—Because each note guarantor’s liability under the note guarantees may be reduced, voided or released under circumstances, you may not receive any payments from some or all of the note guarantors.”

Redemption	The new notes are not subject to redemption prior to maturity.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things,

•	limit Ally’s ability to:

•	grant liens on its assets to secure indebtedness without equally and ratably securing the new notes; and

•	merge or consolidate, or transfer or dispose of all or substantially all of its assets; and

•	require Ally to provide certain periodic and interim reports to the holders of the new notes.

The new notes will contain covenants that, among other things:

•

require Ally to use the net sale proceeds of any sale, disposal or transfer of equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor, as described in “Description of the New Notes—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”;

•	limit the ability of Ally’s subsidiaries (other than any note guarantor) to guarantee the payment of certain other debt;

•	limit the ability of Ally and its subsidiaries to make payments to holders of new notes in return for a consent, waiver or amendment to the terms of the new notes; and

•

require Ally to provide certain additional financial information to the holders of the new notes and to prospective investors, upon their request, under certain circumstances, as described in the last sentence of “Description of the New Notes—Certain Covenants—SEC Reports and Reports to Holders.”

The guarantee agreement will contain covenants that will, among other things:

•	limit the ability of the note guarantors to merge or consolidate, or to sell or convey all or substantially all of their assets; and

•	limit the ability of the note guarantors or any subsidiary of a note guarantor to:

•	grant liens on their assets to secure certain indebtedness without equally and ratably securing the new notes;

•	grant liens on their assets to secure any debt of ResCap or any subsidiary of ResCap;

•	guarantee any debt of ResCap or any subsidiary of ResCap;

•	engage in certain asset sales to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor; and

•	engage in certain transactions with affiliates of Ally.

Risk Factors	Before tendering old notes, holders should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific risk factors set forth under the section entitled “Risk Factors.”

Absence of a Public Market for the New Notes	The new notes will be new securities for which there is no market. We do not intend to list the new notes on any securities exchange. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.

RISK FACTORS

Your decision whether to participate in the exchange offer will involve risk. Our businesses face many risks and uncertainties, any of which could result in a material adverse effect on our results of operations or financial condition. We believe that the most significant of the risks and uncertainties that we face are described below. In addition, certain risk are specific to the exchange offer, the notes and the related guarantees and these risks are described below. You should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided in this prospectus, before deciding whether to participate in the exchange offer. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Regulation

Our business, financial condition, and results of operations could be adversely affected by regulations to which we are subject as a result of our bank holding company status.

On December 24, 2008, the Board of Governors of the Federal Reserve System (the FRB) approved our application to become a bank holding company under the Bank Holding Company Act of 1956, as amended (the BHC Act). Many of the regulatory requirements to which we are subject as a bank holding company were not previously applicable to us and have and will continue to require significant expense and devotion of resources to fully implement processes that will be necessary to ensure compliance. Compliance with such laws and regulations involves substantial costs and may adversely affect our ability to operate profitably. Recent events, particularly in the financial and real estate markets, have resulted in bank regulatory agencies placing increased focus and scrutiny on participants in the financial services industry, including us. For a description of our regulatory requirements, see “Certain Regulatory Matters” beginning on page 8.

Ally is subject to ongoing supervision by the FRB, and Ally Bank by the FDIC and Utah Department of Financial Institutions (the Utah DFI), in each case, through regular examinations and other means that allow the regulators to gauge management’s ability to identify, assess, and control risk in all areas of operations in a safe-and-sound manner and to ensure compliance with laws and regulations. As a result of Ally’s conversion to a bank holding company, Ally and Ally Bank have been required to implement policies and procedures and take other actions to improve their current processes and to seek to ensure adherence to applicable regulatory guidelines and standards.

Ally is currently required by its banking supervisors to make improvements in areas such as board and senior management oversight, risk management, regulatory reporting, internal audit planning, capital adequacy process, stress testing, and Bank Secrecy Act / anti-money laundering compliance, and to continue to reduce problem assets. Separately, Ally Bank is currently required by its banking supervisors to make improvements in areas such as compliance management and training, consumer protection monitoring, consumer complaint resolution, internal audit program and residential mortgage loan pricing, and fee monitoring. These requirements are judicially enforceable, and if we are unable to implement and maintain these required actions, plans, policies and procedures in a timely and effective manner and otherwise comply with the requirements outlined above, we could become subject to formal supervisory actions which could subject us to significant restrictions on our existing business or on our ability to develop any new business. Such forms of supervisory action could include, without limitation, written agreements, cease and desist orders, and consent orders and may, among other things, result in restrictions on our ability to pay dividends, requirements to increase capital, restrictions on our activities, the imposition of civil monetary penalties, and enforcement of such action through injunctions or restraining orders. We could also be required to dispose of certain assets and liabilities within a prescribed period. The terms of any such supervisory action could have a material adverse effect on our business, operating flexibility, financial condition, and results of operations.

Our ability to engage in certain activities may be adversely affected by our status as a bank holding company.

As a bank holding company, Ally’s activities are generally limited to banking or to managing or controlling banks or other companies engaged in activities deemed closely related to banking or otherwise permissible under the BHC Act and related regulations. Likewise, Ally generally may not hold more than 5% of any class of voting shares of any company unless that company’s activities conform with the above requirements. Upon our bank holding company approval, we were permitted an initial two-year grace period to bring our activities and investments into conformity with these restrictions. This initial grace period expired in December 2010; however, the FRB has granted a one-year extension that expires in December 2011. We will be permitted to apply to the FRB for up to two additional one-year extensions. Certain of Ally’s existing activities and investments, including certain of our insurance activities and our SmartAuction vehicle remarketing services, are deemed impermissible under the BHC Act and must be terminated or disposed of by the expiration of this extension and any additional extensions. While some of these activities may be continued if Ally is able to convert to a financial holding company under the BHC Act, Ally may be unable to satisfy the requirements to enable it to convert to a financial holding company prior to that time, and activities, businesses, or investments that would be permissible for a financial holding company will need to be terminated or disposed of. The FRB may also decline to grant any additional requested extensions, and Ally may be obligated to terminate or dispose of any impermissible activities, businesses, or investments more quickly than anticipated or under terms less advantageous to Ally than expected. Either situation could have a material adverse effect on our business, results of operations, and financial position.

As a bank holding company, our ability to expand into new business activities requires us to obtain the prior approval of the relevant banking supervisors. There can be no assurance that any required approval will be obtained or that we will be able to execute on these plans in a timely manner or at all. If we are unable to obtain approval to expand into new business activities, our business, results of operations, and financial position may be materially adversely affected.

Our business and financial condition could be adversely affected as a result of issues relating to mortgage foreclosures, home sales, and evictions in certain states and our entry into a related consent order.

Representatives of federal and state governments, including the United States Department of Justice, the FRB, the FDIC, the SEC and law enforcement authorities in all 50 states, have announced investigations into the procedures followed by mortgage servicing companies and banks, including subsidiaries of Ally, in connection with mortgage foreclosure home sales and evictions. As a result of an examination conducted by the FRB and FDIC, on April 13, 2011, each of Ally, Ally Bank, ResCap and GMAC Mortgage, LLC (collectively, the Ally Entities) entered into a Consent Order (the Order) with the FRB and the FDIC. The Order requires, among other things, the Ally Entities to retain independent consultants to conduct a risk assessment related to mortgage servicing activities and to conduct a review of certain past residential mortgage foreclosure actions. We do not expect the costs associated with our required near-term response to the Order to be material. The Order further requires the Ally Entities to make improvements in various areas related to aspects of Ally’s mortgage servicing business, including board oversight, compliance programs, internal audit, communications with borrowers, outsourcing activities, management information systems, and employee training. The estimated increased costs associated with future servicing and foreclosure costs as a result of the Order have been considered as part of the fair value adjustment of our existing mortgage servicing rights for the three months ended March 31, 2011.

We continue to cooperate with the ongoing investigations of various regulators. Any additional results of these investigations are uncertain, but we expect that Ally or its subsidiaries will become subject to additional penalties, sanctions, or other adverse actions, including monetary fines, that could have a material adverse impact on us.

On September 17, 2010, GMAC Mortgage, LLC (GMACM), our indirect wholly owned subsidiary, temporarily suspended mortgage foreclosure home sales and evictions and postponed hearings on motions for judgment in certain states. This decision was made after an operational matter was detected in the execution of certain affidavits used in connection with judicial foreclosures in some but not all states. The issue relates to whether persons signing the affidavits had appropriately verified the information in them and whether they were signed in the immediate physical presence of a notary. In response to this and to enhance existing procedures, GMACM implemented supplemental procedures that are used in all new foreclosure cases to seek to ensure that affidavits are prepared in compliance with applicable law. GMACM is also conducting an additional review of all foreclosure files in all states prior to proceeding with foreclosure sales.

Our review related to this matter is ongoing, and we cannot estimate the ultimate impact of deficiencies that have been identified, or any that may be identified in the future, related to our historical foreclosure procedures. There are potential risks related to these matters that extend beyond potential liability on individual foreclosure actions. Specific risks could include, for example, claims and litigation related to foreclosure file remediation and resubmission; claims from investors that hold securities that become adversely impacted by continued delays in the foreclosure process; actions by courts, state attorneys general, or regulators to delay further the foreclosure process after submission of corrected affidavits; regulatory fines, sanctions, and other costs; and reputational risks. If the magnitude of any negative impact related to the foregoing proves to be material, it could have an adverse affect on our business, results of operations, and financial position.

Our ability to execute our business strategy may be affected by regulatory considerations.

Our business strategy for Ally Bank, which includes further expansion of both automotive and mortgage lending, is subject to regulatory oversight from a safety and soundness perspective. If our banking supervisors determine that any aspect of our business strategy for Ally Bank raises any safety and soundness concerns, we may be obliged to alter our strategy, including by moving certain activities, such as certain types of lending, outside of Ally Bank to one of our nonbanking affiliates. Alternative funding sources outside of Ally Bank, such as asset securitization or financings in the capital markets, could be more expensive than funding through Ally Bank and could adversely affect our business prospects, results of operations and financial condition.

Our ability to rely on deposits as a part of our funding strategy may be limited.

Ally Bank continues to be a key part of our funding strategy, and we have increased our reliance on deposits as an alternative source of funding through Ally Bank. Ally Bank does not have a retail branch network, and it obtains its deposits through direct banking and brokered deposits (which, at December 31, 2010, included $10 billion of brokered certificates of deposit that may be more price sensitive than other types of deposits and may become less available if alternative investments offer higher interest rates). Our ability to maintain our current level of deposits or grow our deposit base could be affected by regulatory restrictions including the possible imposition of prior approval requirements, restrictions on deposit growth or restrictions on our rates offered. In addition, perceptions of our financial strength, rates offered by third parties, and other competitive factors beyond our control, including returns on alternative investments, will also impact our ability to grow our deposit base. Even if we are able to grow the deposit base of Ally Bank, our regulators may impose restrictions on our ability to use Ally Bank deposits as a source of funding for certain business activities potentially raising the cost of funding those activities without the use of Ally Bank deposits.

The FDIC has indicated that it expects Ally to diversify Ally Bank’s overall funding and to focus on reducing Ally Bank’s overall funding costs including the interest rates paid on Ally Bank deposits. Any such actions could limit Ally Bank’s ability to grow and maintain deposits, which could have a material adverse impact on the funding and capital position of Ally.

The regulatory environment in which we operate could have a material adverse effect on our business and earnings.

Our domestic operations are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions relating to supervision and regulation by state and federal authorities. Such regulation and supervision are primarily for the benefit and protection of our customers, not for the benefit of investors in our securities, and could limit our discretion in operating our business. Noncompliance with applicable statutes, regulations, rules, or policies could result in the suspension or revocation of any license or registration at issue as well as the imposition of civil fines and criminal penalties.

Ally, Ally Bank, and many of our nonbank subsidiaries are heavily regulated by bank and other regulatory agencies at the federal and state levels. This regulatory oversight is established to protect depositors, the FDIC’s Deposit Insurance Fund, and the banking system as a whole, not security holders. Changes to statutes, regulations, rules, or policies including the interpretation or implementation of statutes, regulations, rules, or policies could affect us in substantial and unpredictable ways including limiting the types of financial services and products we may offer, limiting our ability to pursue acquisitions and increasing the ability of third parties to offer competing financial services and products.

Our operations are also heavily regulated in many jurisdictions outside the United States. For example, certain of our foreign subsidiaries operate either as a bank or a regulated finance company, and our insurance operations are subject to various requirements in the foreign markets in which we operate. The varying requirements of these jurisdictions may be inconsistent with U.S. rules and may materially adversely affect our business or limit necessary regulatory approvals, or if approvals are obtained, we may not be able to continue to comply with the terms of the approvals or applicable regulations. In addition, in many countries, the regulations applicable to the financial services industry are uncertain and evolving, and it may be difficult for us to determine the exact regulatory requirements.

Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market with regard to the affected product and on our reputation generally. No assurance can be given that applicable laws or regulations will not be amended or construed differently, that new laws and regulations will not be adopted, or that we will not be prohibited by local laws or regulators from raising interest rates above certain desired levels, any of which could materially adversely affect our business, operating flexibility, financial condition, or results of operations.

Financial services legislative and regulatory reforms may have a significant impact on our business and results of operations.

On July 21, 2010, the President of the United States signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act). The Dodd-Frank Act will have material implications for Ally and the entire financial services industry. Among other things, it will or potentially could:

•	result in Ally being subject to enhanced oversight and scrutiny as a result of being a bank holding company with $50 billion or more in consolidated assets;

•

result in the appointment of the FDIC as receiver of Ally in an orderly liquidation proceeding if the Secretary of the Treasury, upon recommendation of two-thirds of the FRB and the FDIC and in consultation with the President of the United States, finds Ally to be in default or danger of default;

•	affect the levels of capital and liquidity with which Ally must operate and how it plans capital and liquidity levels;

•	subject Ally to new and/or higher fees paid to various regulatory entities, including but not limited to deposit insurance fees to the FDIC;

•	impact Ally’s ability to invest in certain types of entities or engage in certain activities;

•	impact a number of Ally’s business and risk management strategies;

•	restrict the revenue that Ally generates from certain businesses; and

•	subject Ally to a new Consumer Financial Protection Bureau, which will have very broad rule-making and enforcement authorities.

As the Dodd-Frank Act requires that many studies be conducted and that hundreds of regulations be written in order to fully implement it, the full impact of this legislation on Ally, its business strategies, and financial performance cannot be known at this time and may not be known for a number of years. In addition, regulations may impact us differently in comparison to other more established financial institutions. However, these impacts are expected to be substantial and some of them are likely to adversely affect Ally and its financial performance. The extent to which Ally can adjust its strategies to offset such adverse impacts also is not knowable at this time.

Our business may be adversely affected upon our implementation of the revised capital requirements under the Basel III capital rules.

The Bank for International Settlements’ Basel Committee on Banking Supervision recently adopted new capital, leverage, and liquidity guidelines under the Basel Accord (Basel III), which when implemented in the United States, may have the effect of raising capital requirements beyond those required by current law and the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Frank Act). Basel III increases (i) the minimum Tier 1 common equity ratio from 2.0% to 4.5%, net of regulatory deductions, and introduces a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets, raising the target minimum common equity ratio to 7.0% and (ii) the minimum Tier 1 capital ratio to 8.5% inclusive of the capital conservation buffer, increases the minimum total capital ratio to 10.5% inclusive of the capital buffer, and introduces a countercyclical capital buffer of up to 2.5% of common equity or other fully loss absorbing capital for periods of excess credit growth. Basel III also introduces a nonrisk adjusted Tier 1 leverage ratio of 3% based on a measure of the total exposure rather than total assets and new liquidity standards. The Basel III capital, leverage, and liquidity standards will be phased in over a multiyear period. The Basel III rules, when implemented, will also impose a 15% cap on the amount of Tier 1 capital that can be met, in the aggregate, through significant investments in the common shares of unconsolidated financial subsidiaries, mortgage servicing rights (MSRs) and deferred tax assets through timing differences, as well as a 10% cap on the amount of each of the three individual items that may be included in Tier 1 capital. In addition, under Basel III rules, after a 10-year phase-out period beginning on January 1, 2013, trust preferred and other “hybrid” securities will no longer qualify as Tier 1 capital. However, under the Dodd-Frank Act, subject to certain exceptions, trust preferred and other “hybrid” securities are phased out from Tier 1 capital in a three-year period starting January 1, 2013. At March 31, 2011, Ally had $3.4 billion of MSRs and $2.5 billion of trust preferred securities, which were included as Tier 1 capital. Ally currently has no other “hybrid” securities outstanding. The Basel III rules, when implemented, will impose limits on Ally’s ability to meet its regulatory capital requirements through the use of MSRs, trust preferred securities, or other “hybrid” securities, if applicable.

If we or Ally Bank fail to satisfy regulatory capital requirements, we or Ally Bank may be subject to serious regulatory sanctions ranging in severity from being precluded from making acquisitions or engaging in new activities to becoming subject to informal or formal supervisory actions by the FRB and/or FDIC and, potentially, FDIC receivership of Ally Bank. If any of these were to occur, such actions could prevent us from successfully executing our business plan and have a material adverse effect on our business, results of operations, and financial position.

The actions of the FRB and international central banking authorities directly impact our cost of funds for lending, capital raising, and investment activities and may impact the value of financial instruments we hold. In addition, such changes in monetary policy may affect the credit quality of our customers. Changes in domestic and international monetary policy are beyond our control and difficult to predict.

Future consumer or mortgage legislation could harm our competitive position.

In addition to the recent enactment of the Dodd-Frank Act, various legislative bodies have also recently been considering altering the existing framework governing creditors’ rights and mortgage products including legislation that would result in or allow loan modifications of various sorts. Such legislation may change banking statutes and the operating environment in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business; limit or expand permissible activities; or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. We cannot predict whether new legislation will be enacted, and if enacted, the effect that it or any regulations would have on our activities, financial condition, or results of operations.

Ally and its subsidiaries are or may become involved from time to time in information-gathering requests, investigations and proceedings by government and self-regulatory agencies which may lead to adverse consequences.

Ally and its subsidiaries, including Ally Bank, are or may become involved from time to time in information-gathering requests, reviews, investigations, and proceedings (both formal and informal) by government and self-regulatory agencies, including the FRB, FDIC, Utah DFI, and SEC regarding their respective operations. Such matters may result in determinations of material weaknesses in our controls and procedures or material adverse consequences including without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions.

Our business, financial position, and results of operations could be adversely affected by the impact of affiliate transaction restrictions imposed in connection with certain financing transactions.

Certain transactions between Ally Bank and any of its nonbank “affiliates,” including but not limited to us and ResCap, are subject to federal statutory and regulatory restrictions. Pursuant to these restrictions, unless otherwise exempted, “covered transactions,” including Ally Bank’s extensions of credit to and asset purchases from its nonbank affiliates, generally (1) are limited to 10% of Ally Bank’s capital stock and surplus with an aggregate limit of 20% of Ally Bank’s capital stock and surplus for all such transactions; (2) in the case of certain credit transactions, are subject to stringent collateralization requirements; (3) in the case of asset purchases by Ally Bank, may not involve the purchase of any asset deemed to be a “low quality asset” under federal banking guidelines; and (4) must be conducted in accordance with safe-and-sound banking practices (collectively, the Affiliate Transaction Restrictions). Under the Dodd-Frank Act, among other changes to Sections 23A and 23B of the Federal Reserve Act, credit exposures resulting from derivatives transactions and securities lending and borrowing transactions will be treated as “covered transactions.” Furthermore, there is an “attribution rule” that provides that a transaction between Ally Bank and a third party will be treated as a transaction between Ally Bank and a nonbank affiliate to the extent that the proceeds of the transaction are used for the benefit of, or transferred to, a nonbank affiliate of Ally Bank. Retail financing transactions by Ally Bank involving vehicles floor financed by Ally Financial are subject to the Affiliate Transaction Restrictions because the proceeds of the retail financings are deemed to benefit, and are ultimately transferred to, Ally.

The FRB is authorized to exempt, in its discretion, transactions or relationships from the requirements of these rules if it finds such exemptions to be in the public interest and consistent with the purposes of the rules. The FRB has granted several such exemptions to Ally Bank. However, the existing exemptions are subject to various conditions and any requests for future exemptions may not be granted. Moreover, these limited exemptions generally do not encompass consumer leasing or used vehicle financing. Since there is no assurance that Ally Bank will be able to obtain any further exemptions or waivers with respect to these restrictions, the ability to grow Ally Bank’s business will be affected by the Affiliate Transaction Restrictions and the conditions set forth in these exemption letters.

Ally may in the future require distributions from its subsidiaries.

We currently fund Ally’s obligations, including dividend payments to our preferred shareholders, and payments of interest and principal on our indebtedness, from cash generated by Ally. In the future, Ally may not generate sufficient funds at the parent company level to fund its obligations. As such, Ally may require dividends, distributions, or other payments from its subsidiaries to fund its obligations. However, regulatory and other legal restrictions may limit the ability of Ally’s subsidiaries to transfer funds freely to Ally. In particular, many of Ally’s subsidiaries are subject to laws, regulations, and rules that authorize regulatory bodies to block or reduce the flow of funds to Ally or that prohibit such transfers entirely in certain circumstances. These laws, regulations, and rules may hinder Ally’s ability to access funds that it may need to make payments on its obligations in the future. Furthermore, as a bank holding company, Ally may become subject to a prohibition or to limitations on its ability to pay dividends. The bank regulators have the authority and, under certain circumstances, the duty to prohibit or to limit payment of dividends by the banking organizations they supervise, including Ally and its subsidiaries.

Current and future increases in FDIC insurance premiums, including the FDIC special assessment imposed on all FDIC-insured institutions, could decrease our earnings.

During 2008 and continuing in 2009 and 2010, higher levels of bank failures have dramatically increased resolution costs of the FDIC and depleted the Deposit Insurance Fund (DIF). In May 2009, the FDIC announced that it had voted to levy a special assessment on insured institutions in order to facilitate the rebuilding of the DIF. In September 2009, the FDIC voted to adopt an increase in the risk-based assessment rate effective beginning January 1, 2011, by three basis points. Further, the Dodd-Frank Act alters the calculation of an insured institution’s deposit base for purposes of deposit insurance assessments and removes the upper limit for the reserve ratio designated by the FDIC each year. On February 7, 2011, the FDIC approved a final rule implementing these changes, which will take effect April 1, 2011. The FDIC will continue to assess the changes to the assessment rates at least annually. Future deposit premiums paid by Ally Bank depend on the level of the DIF and the magnitude and cost of future bank failures. Any increases in deposit insurance assessments could decrease our earnings.

Risks Related to Our Business

The profitability and financial condition of our operations are heavily dependent upon the performance, operations, and prospects of GM and Chrysler.

GM, GM dealers, and GM-related employees compose a significant portion of our customer base, and our domestic and, in particular, our International Automotive Finance operations are highly dependent on GM production and sales volume. In 2010, 66% of our North American new vehicle dealer inventory financing and 66% of our North American new vehicle consumer automotive financing volume were for GM dealers and customers. In addition, 90% of our international new vehicle dealer inventory financing and 82% of our international new vehicle consumer automotive financing volume were for GM dealers and customers. Furthermore, we have expanded our financing footprint to Chrysler dealers and customers. We have entered into an agreement with Chrysler to provide automotive financing products and services to Chrysler dealers and customers pursuant to which we will be the preferred provider of new wholesale financing for Chrysler dealer inventory. In 2010, 26% of our North American new vehicle dealer inventory financing and 31% of our North American new vehicle consumer automotive financing volume were for Chrysler dealers and customers.

Ally’s agreements with GM and Chrysler to provide automotive financing products to their dealers and customers extend through December and April 2013, respectively. These agreements provide Ally with certain preferred provider benefits including limiting the use of other financing providers by GM and Chrysler in their incentive programs. The terms of the Ally agreement with GM changed after January 1, 2011, such that GM is now able to offer any incentive programs on a graduated basis through third parties on a nonexclusive, side-by-side basis with Ally, provided that the pricing of the third parties meets certain requirements. Due to the highly competitive nature of the market for financial services, Ally may be unable to extend one or both of these agreements or may face less favorable terms upon extension. If Ally is unable to extend one or both of these agreements or if GM enters a similar agreement with a third party, Ally’s retail financing volumes could be materially and adversely impacted.

On October 1, 2010, GM acquired AmeriCredit Corp. (which GM subsequently renamed General Motors Financial Company, Inc.), an independent automotive finance company that focuses on providing leasing and subprime financing options. If GM were to direct substantially more business, including wholesale financing business, to its captive on noncommercial terms thus reducing its reliance on our services over time, it could have a material adverse effect on our profitability and financial condition. In addition, it is possible that GM or other automotive manufacturers could utilize other existing companies to support their financing needs including offering products or terms that we would not or could not offer, which could have a material adverse impact on our business and operations. Furthermore, other automotive manufacturers could expand or establish or acquire captive finance companies to support their financing needs thus reducing their need for our services.

A significant adverse change in GM’s or Chrysler’s business, including significant adverse changes in their respective liquidity position and access to the capital markets; the production or sale of GM or Chrysler vehicles; the quality or resale value of GM or Chrysler vehicles; the use of GM or Chrysler marketing incentives; GM’s or Chrysler’s relationships with its key suppliers; or GM’s or Chrysler’s relationship with the United Auto Workers and other labor unions and other factors impacting GM or Chrysler or their respective employees, could have a material adverse effect on our profitability and financial condition. In addition, growth in our International Automotive Finance operations are highly dependent on GM, and therefore any significant change to GM’s international business or our relationship with GM may hinder our ability achieve our stated goal of expanding internationally.

There is no assurance that the global automotive market or GM’s and Chrysler’s respective share of that market will not suffer downturns in the future. Vehicle sales volume could be further adversely affected by any additional restructuring activities that GM or Chrysler may decide to pursue, if any. Any negative impact could in turn have a material adverse effect on our business, results of operations, and financial position.

Our business requires substantial capital and liquidity, and disruption in our funding sources and access to the capital markets would have a material adverse effect on our liquidity, capital positions, and financial condition.

Our liquidity and the long-term viability of Ally depend on many factors including our ability to successfully raise capital and secure appropriate bank financing. We are currently required to maintain a Total risk-based capital ratio of 15% and a Tier 1 leverage ratio of 15% at Ally Bank. The latter will require that Ally maintain substantial equity funds in Ally Bank and inject substantial additional equity funds into Ally Bank as Ally Bank’s assets increase over time.

We have significant maturities of unsecured debt each year. While we have reduced our reliance on unsecured funding, it continues to remain a critical component of our capital structure and financing plans. At December 31, 2010, approximately $9.5 billion in principal amount of total outstanding consolidated unsecured debt is scheduled to mature in 2011, and approximately $12.6 billion and $1.9 billion in principal amount of consolidated unsecured debt is scheduled to mature in 2012 and 2013, respectively, which includes $7.4 billion in principal amount of debt issued under the FDIC’s Temporary Liquidity Guaranty Program that matures in 2012. We also obtain short-term funding from the sale by Ally of floating rate demand notes, all of which the holders may elect to have redeemed by Ally at any time without restriction. At December 31, 2010, a total of $2 billion in principal amount of demand notes were outstanding. We also rely on secured funding. At December 31, 2010, approximately $13.5 billion of outstanding consolidated secured debt is scheduled to mature in 2011, approximately $9.1 billion is scheduled to mature in 2012, and approximately $8.6 billion is scheduled to mature in 2013. Furthermore, at December 31, 2010, approximately $11.8 billion in certificates of deposit at Ally Bank is scheduled to mature in 2011, which is not included in the 2011 unsecured maturities provided above. Additional financing will be required to fund a material portion of the debt maturities over this period. The capital markets continue to be volatile, and Ally’s access to the debt markets may be significantly reduced during periods of market stress. In addition, we will continue to have significant original issue discount amortization expenses (OID expense) in the near future, which will adversely affect our net income and resulting capital position. OID expense was $303 million in the fourth quarter of 2010, and the scheduled amortization is $975 million, $350 million, and $263 million in 2011, 2012, and 2013, respectively.

As a result of the volatility in the markets and our current unsecured debt ratings, we have increased our reliance on various secured debt markets. Although market conditions have improved, there can be no assurances that this will continue. In addition, we continue to rely on our ability to borrow from other financial institutions, and many of our primary bank facilities are up for renewal on a yearly basis. Any weakness in market conditions and a tightening of credit availability could have a negative effect on our ability to refinance these facilities and increase the costs of bank funding. In particular, our $7.9 billion syndicated facility that can fund our U.S. and Canadian automotive retail and commercial loans as well as leases is set to mature in June 2011 and Ally Bank’s $7.0 billion revolving syndicated credit facility is set to mature in April 2011. While we plan to renew these facilities, we cannot be certain that we will be able to renew them on terms favorable or acceptable to us. Ally and Ally Bank also continue to access the securitization markets. While markets have begun to stabilize following the recent liquidity crisis, there can be no assurances these sources of liquidity will remain available to us.

Our indebtedness and other obligations are significant and could materially and adversely affect our business.

We have a significant amount of indebtedness. At December 31, 2010, we had approximately $96.8 billion in principal amount of indebtedness outstanding (including $42.4 billion in secured indebtedness). Interest expense on our indebtedness constituted approximately 54% of our total financing revenue and other interest income for the year ended December 31, 2010. In addition, during the twelve months ending December 31, 2010, we declared and paid preferred stock dividends of $1.2 billion in the aggregate.

We have the ability to create additional unsecured indebtedness. If our debt service obligations increase, whether due to the increased cost of existing indebtedness or the incurrence of additional indebtedness, we may be required to dedicate a significant portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, which would reduce the funds available for other purposes. Our indebtedness also could limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

The worldwide financial services industry is highly competitive. If we are unable to compete successfully or if there is increased competition in the automotive financing, mortgage, and/or insurance markets or generally in the markets for securitizations or asset sales, our business could be negatively affected.

The markets for automotive and mortgage financing, banking, and insurance are highly competitive. The market for automotive financing has recently grown increasingly more competitive as more consumers are financing their vehicle purchases and as more competitors continue to enter this market as a result of how well automotive finance assets generally performed relative to other asset classes during the recent economic downturn. Our mortgage business and Ally Bank face significant competition from commercial banks, savings institutions, mortgage companies, and other financial institutions. Our insurance business faces significant competition from insurance carriers, reinsurers, third-party administrators, brokers, and other insurance-related companies. Many of our competitors have substantial positions nationally or in the markets in which they operate. Some of our competitors have lower cost structures, substantially lower costs of capital, and are much less reliant on securitization activities, unsecured debt, and other public markets. We face significant competition in most areas including product offerings, rates, pricing and fees, and customer service. If we are unable to compete effectively in the markets in which we operate, our profitability and financial condition could be negatively affected.

The markets for asset and mortgage securitizations and whole-loan sales are competitive, and other issuers and originators could increase the amount of their issuances and sales. In addition, lenders and other investors within those markets often establish limits on their credit exposure to particular issuers, originators, and asset classes, or they may require higher returns to increase the amount of their exposure. Increased issuance by other participants in the market or decisions by investors to limit their credit exposure to (or to require a higher yield for) us or to automotive or mortgage securitizations or whole-loans could negatively affect our ability and that of our subsidiaries to price our securitizations and whole loan sales at attractive rates. The result would be lower proceeds from these activities and lower profits for our subsidiaries and us.

Our allowance for loan losses may not be adequate to cover actual losses, and we may be required to materially increase our allowance, which may adversely affect our capital, financial condition, and results of operations.

We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expenses, which represents management’s best estimate of probable credit losses that have been incurred within the existing portfolio of loans, all as described under Note 1 to the Consolidated Financial Statements. The allowance, in the judgment of management, is established to reserve for estimated loan losses and risks inherent in the loan portfolio. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks using existing qualitative and quantitative information, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans, and other factors, both within and outside of our control, may require an increase in the allowance for loan losses.

Bank regulatory agencies periodically review our allowance for loan losses, as well as our methodology for calculating our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of additional loan charge-offs, based on judgments different than those of management. An increase in the allowance for loan losses results in a decrease in net income and capital and may have a material adverse effect on our capital, financial condition and results of operations.

Our mortgage subsidiary, ResCap, requires substantial liquidity and capital which could have an adverse effect on our own capital and liquidity position.

ResCap remains heavily reliant on support from us to meet its liquidity and capital requirements, which includes approximately $2.3 billion in principal amount of indebtedness scheduled to mature in 2011, 2012 and 2013. In addition, ResCap has commitments to lend up to $2.3 billion under existing home equity lines of credit it has extended to customers. Recent developments in the market for many types of mortgage products (including mortgage-backed securities) have resulted in reduced liquidity for these assets. As a result, a significant portion of ResCap’s assets are relatively illiquid. Any negative events with respect to ResCap could serve as a further drain on our financial resources.

Pursuant to an existing contractual arrangement, ResCap is precluded from paying any dividends to us, including any additional capital that we may provide in the future, if any.

ResCap employs various economic hedging strategies to mitigate the interest rate and prepayment risk inherent in many of its assets including its mortgage loans held-for-sale portfolio, MSRs, its portfolio of held-for-investment mortgage loans, and interests from securitizations. A significant portion of ResCap’s operating cash at any given time may consist of funds delivered to it as credit support by counterparties to these arrangements. However, interest rate movements during 2010 required ResCap to return a significant amount of such funds. As interest rates change and dependent upon the hedge position, ResCap may need to continue to repay or deliver cash as credit support for these arrangements. If the amount ResCap must repay or deliver is substantial, depending on its liquidity position at that time, ResCap may not be able to pay such amounts as required.

The protracted period of adverse developments in the mortgage finance and credit markets has adversely affected ResCap’s business, liquidity, and its capital position and has raised substantial doubt about ResCap’s ability to continue as a going concern.

ResCap has been adversely affected by the events and conditions in the broader mortgage banking industry, most severely but not limited to the domestic nonprime and nonconforming and international mortgage loan markets. Fair market valuations of held-for-sale mortgage loans, MSRs, and securitized interests that continue to be held by ResCap and other assets and liabilities ResCap records at fair value may continue to deteriorate if there continues to be weakness in housing prices, increasing mortgage rates, or increased severity of delinquencies and defaults of mortgage loans. These deteriorating factors previously resulted in higher provision for loan losses on ResCap’s held-for-investment mortgage loans and real estate-lending portfolios. As a direct result of these events and conditions, ResCap discontinued new originations in all of its international operations and sold its U.K. and European operations and currently generally only purchases or originates mortgage loans that can be sold in the form of securitizations guaranteed by the GSEs. If the GSEs became unable or unwilling to purchase mortgage loans from ResCap, it would have a materially adverse impact on ResCap’s funding and liquidity and on its ability to originate or purchase new mortgage loans.

ResCap is highly leveraged relative to its cash flow and has previously recognized substantial losses resulting in a significant deterioration in capital. There continues to be a risk that ResCap will not be able to meet its debt service obligations, will default on its financial debt covenants due to insufficient capital or liquidity, and/or be in a negative liquidity position in 2011 or beyond. ResCap remains heavily dependent on Ally for funding and capital support, and there can be no assurance that Ally will continue to provide such support.

In light of ResCap’s liquidity and capital needs combined with volatile conditions in the marketplace, there is substantial doubt about ResCap’s ability to continue as a going concern. If Ally determines to no longer support ResCap’s capital or liquidity needs or if ResCap or Ally are unable to successfully execute effective initiatives, it could have a material adverse effect on ResCap’s business, results of operations, and financial position.

There is a significant risk that ResCap will not be able to meet its debt service obligations and other funding obligations in the near term.

ResCap expects its liquidity pressures to continue in 2011. ResCap is highly leveraged relative to its cash flow. At December 31, 2010, ResCap’s unrestricted liquidity (cash readily available to cover operating demands from across its business operations) totaled $444 million with cash and cash equivalents totaling $672 million.

ResCap expects that additional and continuing liquidity pressure, which is difficult to forecast with precision, will result from the obligation of its subsidiaries to advance delinquent principal, interest, property taxes, casualty insurance premiums, home equity line advances, and certain other amounts with respect to mortgage loans its subsidiaries service that become delinquent. In addition, ResCap continues to be subject to financial covenants requiring it to maintain minimum consolidated tangible net worth and consolidated liquidity balances. ResCap will attempt to meet these and other liquidity and capital demands through a combination of cash flow from operations and financings, potential asset sales, and other various alternatives. To the extent these sources prove insufficient, ResCap will be dependent on continued support from Ally to the extent Ally agrees to provide such support. Ally currently provides funding and capital support to ResCap through various facilities, including a $500 million unsecured line of credit. The sufficiency of these sources of additional liquidity cannot be assured, and any asset sales, even if they raise sufficient cash to meet ResCap’s liquidity needs, may adversely affect its overall profitability and financial condition.

Moreover, even if ResCap is successful in implementing all of the actions described above, its ability to satisfy its liquidity needs and comply with any covenants included in its debt agreements requiring maintenance of minimum cash balances may be affected by additional factors and events (such as interest rate fluctuations and margin calls) that increase ResCap’s cash needs making ResCap unable to independently satisfy its near term liquidity requirements.

We have extensive financing and hedging arrangements with ResCap, which could be at risk of nonpayment if ResCap were to file for bankruptcy.

We have secured financing arrangements and secured hedging agreements in place with ResCap. At March 31, 2011, we had $1.9 billion in secured financing arrangements with ResCap, of which $1.3 billion in loans was utilized. At March 31, 2011, there was no net exposure under the hedging arrangements because the arrangements were fully collateralized. Amounts outstanding under the secured financing and hedging arrangements fluctuate. If ResCap were to file for bankruptcy, ResCap’s repayments of its financing facilities, including those with us, will be subject to bankruptcy proceedings and regulations, or ResCap may be unable to repay its financing facilities. In addition, we could be an unsecured creditor of ResCap to the extent that the proceeds from the sale of our collateral are insufficient to repay ResCap’s obligations to us. In addition, it is possible that other ResCap creditors would seek to recharacterize our loans to ResCap as equity contributions or to seek equitable subordination of our claims so that the claims of other creditors would have priority over our claims. We may also find it advantageous to provide debtor-in-possession financing to ResCap in a bankruptcy proceeding in order to preserve the value of the collateral ResCap has pledged to us. In addition, should ResCap file for bankruptcy, our investment related to ResCap’s equity position would likely be reduced to zero, and creditors of ResCap may attempt to assert claims directly against us for payment of their obligations.

We may be required to repurchase mortgage or other loans or indemnify investors if we breach representations and warranties, which could harm our profitability.

When we sell mortgage or other loans (such as retail automotive contracts) through whole-loan sales or securitizations, we are required to make customary representations and warranties about the loans to the purchaser or securitization trust. These representations and warranties relate to, among other things, the ownership of the loan, the validity of the lien securing the loan, the loan’s compliance with the criteria for inclusion in the transaction, including compliance with underwriting standards or loan criteria established by the buyer, ability to deliver required documentation, and compliance with applicable laws. Generally, the representations and warranties described above may be enforced at any time over the life of the loan.

We use estimates and assumptions in determining our reserves for representation and warranty exposure. It is difficult to determine the accuracy of our estimates and assumptions, and our actual experience may differ materially from these estimates and assumptions. A material difference between our estimates and assumptions and our actual experience may materially adversely affect our cash flow, profitability and financial condition.

As the mortgage industry continues to experience higher repurchase requirements and additional investors begin to attempt to put back loans, a significant increase in activity beyond that experienced today could have a material adverse effect on our business, results of operations, and financial position.

Certain of our mortgage subsidiaries face potential legal liability resulting from legal claims related to the sale of private-label mortgage-backed securities.

Claims related to private-label mortgage-backed securities (PLS) have been brought under federal and state securities laws and contract laws (among other theories), and it is possible that additional similar claims, including claims from other third-party claimants, will be brought in the future. The claims made to date are similar in some respects to the repurchase demands we have previously disclosed related to alleged breaches of representations and warranties that our mortgage subsidiaries made in connection with mortgage loans they sold or securitized. Further, and as previously disclosed, the Federal Housing Finance Agency (FHFA), as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to PLS in which Fannie Mae and Freddie Mac had invested. Certain of our mortgage subsidiaries received such subpoenas. In connection with our settlement with Fannie Mae announced on December 23, 2010, the FHFA has agreed to withdraw the subpoenas that relate to Fannie Mae. However, we continue to respond to the subpoenas related to Freddie Mac. The FHFA has indicated that documents provided in response to the subpoenas will enable the FHFA to determine whether they believe issuers of PLS are potentially liable to Freddie Mac for losses they might have suffered. A final outcome in any existing or future legal proceeding related to the foregoing, if unfavorable, could result in additional liability, which could have a material adverse effect on our business, reputation, results of operations, or financial condition.

Changes in existing U.S. government-sponsored mortgage programs, restrictions on our access to such programs, or disruptions in the secondary markets in the United States or in other countries in which we operate could adversely affect our profitability and financial condition.

Our ability to generate revenue through mortgage loan sales to institutional investors in the United States depends to a significant degree on programs administered by the GSEs and others that facilitate the issuance of mortgage-backed securities in the secondary market. These GSEs play a powerful role in the residential mortgage industry and we have significant business relationships with them. Proposals have been enacted in the U.S. Congress and are under consideration by various regulatory authorities that would affect the manner in which these GSEs conduct their business to require them to register their stock with the U.S. Securities and Exchange Commission to reduce or limit certain business benefits that they receive from the U.S. government and to limit the size of the mortgage loan portfolios that they may hold. Furthermore, the Obama administration recently released a report that recommended winding down Fannie Mae and Freddie Mac. We do not know what impact, if any, the report would have on the future of the GSEs. In addition, the GSEs themselves have been negatively affected by recent mortgage market conditions, including conditions that have threatened their access to debt financing. Any discontinuation of, or significant reduction in, the operation of these GSEs could adversely affect our revenues and profitability. Also, any significant adverse change in the level of activity in the secondary market including declines in institutional investors’ desire to invest in our mortgage products could materially adversely affect our business.

We are exposed to consumer credit risk, which could adversely affect our profitability and financial condition.

We are subject to credit risk resulting from defaults in payment or performance by customers for our contracts and loans, as well as contracts and loans that are securitized and in which we retain a residual interest. For example, the continued decline in the domestic housing market and the increase in unemployment rates resulted in an increase in delinquency rates related to mortgage loans that ResCap and Ally Bank either hold or retain an interest in. Furthermore, a weak economic environment, high unemployment rates, and the continued deterioration of the housing market could exert pressure on our consumer automotive finance customers resulting in higher delinquencies, repossessions, and losses. There can be no assurances that our monitoring of our credit risk as it affects the value of these assets and our efforts to mitigate credit risk through our risk-based pricing, appropriate underwriting policies, and loss-mitigation strategies are, or will be, sufficient to prevent a further adverse effect on our profitability and financial condition. In addition, we have begun to increase our used car and nonprime car financing (nonprime car financing). As we grow our automotive asset portfolio in nonprime car financing loans over time, our credit risk may increase. As part of the underwriting process, we rely heavily upon information supplied by third parties. If any of this information is intentionally or negligently misrepresented and the misrepresentation is not detected before completing the transaction, the credit risk associated with the transaction may be increased.

General business and economic conditions may significantly and adversely affect our revenues, profitability, and financial condition.

Our business and earnings are sensitive to general business and economic conditions in the United States and in the markets in which we operate outside the United States. A downturn in economic conditions resulting in increased short and long term interest rates, inflation, fluctuations in the debt capital markets, unemployment rates, consumer and commercial bankruptcy filings, or a decline in the strength of national and local economies and other factors that negatively affect household incomes could decrease demand for our financing and mortgage products and increase mortgage and financing delinquency and losses on our customer and dealer financing operations. We have been negatively affected due to the recent significant stress in the residential real estate and related capital markets and, in particular, the lack of home price appreciation in many markets in which we lend. Further, a significant and sustained increase in fuel prices could lead to diminished new and used vehicle purchases and negatively affect our automotive finance business.

If the rate of inflation were to increase, or if the debt capital markets or the economies of the United States or our markets outside the United States were to weaken, or if home prices or new and used vehicle purchases experience declines, we could be significantly and adversely affected, and it could become more expensive for us to conduct our business. For example, business and economic conditions that negatively affect household incomes, housing prices, and consumer behavior related to our businesses could decrease (1) the demand for our mortgage loans and new and used vehicle financing and (2) the value of the collateral underlying our portfolio of held-for-investment mortgages and new and used vehicle loans and interests that continue to be held by us, thus further increasing the number of consumers who become delinquent or default on their loans. In addition, the rate of delinquencies, foreclosures, and losses on our loans (especially our nonprime mortgage loans) as experienced recently could be higher during more severe economic slowdowns.

Any sustained period of increased delinquencies, foreclosures, or losses could further harm our ability to sell our mortgage and new and used vehicle loans, the prices we receive for our mortgage and new and used vehicle loans, or the value of our portfolio of mortgage and new and used vehicle loans held-for-investment or interests from our securitizations, which could harm our revenues, profitability, and financial condition. Continued adverse business and economic conditions could affect demand for housing, new and used vehicles, the cost of construction, and other related factors that could harm the revenues and profitability of our business.

In addition, our business and earnings are significantly affected by the fiscal and monetary policies of the U.S. government and its agencies and similar governmental authorities in the markets in which we operate outside the United States. We are particularly affected by the policies of the FRB, which regulates the supply of money and credit in the United States. The FRB’s policies influence the new and used vehicle financing market and the size of the mortgage origination market, which significantly affects the earnings of our businesses and the earnings of our business capital activities. The FRB’s policies also influence the yield on our interest earning assets and the cost of our interest-bearing liabilities. Changes in those policies are beyond our control and difficult to predict and could adversely affect our revenues, profitability, and financial condition.

Acts or threats of terrorism and political or military actions taken by the United States or other governments could adversely affect general economic or industry conditions.

Geopolitical conditions may affect our earnings. Acts or threats of terrorism and political or military actions taken by the United States or other governments in response to terrorism, or similar activity, could adversely affect general economic or industry conditions.

The U.S. Department of the Treasury (the Treasury) holds a majority of the outstanding Ally Common Stock.

At February 25, 2011, the Treasury held 981,971 shares of Common Stock which represented, pursuant to Ally’s certificate of incorporation and bylaws, approximately 73.8% of the voting power of the holders of Common Stock outstanding as of such date for most matters requiring a vote of the holders of Common Stock. In addition, as of the date hereof, the Treasury holds 118,750,000 shares of Series F-2 Preferred Stock (which are convertible into shares of Common Stock in accordance with Ally’s certificate of incorporation), with an aggregate liquidation preference of approximately $5.9 billion. Pursuant to the Amended and Restated Governance Agreement dated May 21, 2009 (see Exhibit 10.2 to Ally’s Form 8-K filed with the SEC on May 22, 2009), as of the date hereof, the Treasury also has the right to appoint six of the eleven members to the Ally Board of Directors.

Generally, matters to be voted on by the stockholders must be approved by either (1) a majority of the voting power present in person or by proxy and entitled to vote or (2) in the case of certain specified actions, the vote of the holders of a majority of the outstanding shares of Common Stock including at least two such holders, in each case subject to state law and any voting rights granted to any of the holders of Ally’s preferred stock.

As a result of its ownership of Common Stock (including any shares of Common Stock that it may acquire in the future pursuant to the conversion of shares of the Series F-2 Preferred Stock or otherwise), and its right to appoint six directors to the Ally Board of Directors, the Treasury may be able, subject to the terms of Ally’s certificate of incorporation and bylaws, to significantly influence Ally’s business and strategy. Ally cannot be certain that the Treasury will not seek to influence Ally’s business in a manner that is contrary to Ally’s goals or strategies or the interests of other stakeholders. In addition, persons who are appointed directors of Ally by the Treasury may decline to take action in a manner that might be favorable to Ally but adverse to the Treasury.

The limitations on compensation imposed on us due to our participation in TARP, including the restrictions placed on our compensation by the Special Master for TARP Executive Compensation, may adversely affect our ability to retain and motivate our executives and employees.

Our performance is dependent on the talent and efforts of our management team and employees. As a result of our participation in TARP, the compensation of certain members of our management team and employees is subject to extensive restrictions under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (ARRA), which was signed into law on February 17, 2009, as implemented by the Interim Final Rule issued by the Treasury on June 15, 2009 (the IFR). In addition, due to our level of participation in TARP, pursuant to ARRA and the IFR, the Office of the Special Master for TARP Executive Compensation has the authority to further regulate our compensation arrangements with certain of our executives and employees. In addition, we may become subject to further restrictions under any other future legislation or regulation limiting executive compensation. Many of the restrictions are not limited to our senior executives and affect other employees whose contributions to revenue and performance may be significant. These limitations may leave us unable to create a compensation structure that permits us to retain and motivate certain of our executives and employees or to attract new executives or employees, especially if we are competing against institutions that are not subject to the same restrictions. Any such inability could have a material and adverse effect on our business, financial condition, and results of operations.

Our borrowing costs and access to the unsecured debt capital markets depend significantly on our credit ratings.

The cost and availability of unsecured financing are materially affected by our short- and long-term credit ratings. Each of Standard & Poor’s Rating Services; Moody’s Investors Service, Inc.; Fitch, Inc.; and Dominion Bond Rating Service rates our debt. Our current ratings as assigned by each of the respective rating agencies are below investment grade, which negatively impacts our access to liquidity and increases our borrowing costs in the unsecured market. Ratings reflect the rating agencies’ opinions of our financial strength, operating performance, strategic position, and ability to meet our obligations. Future downgrades of our credit ratings would increase borrowing costs and further constrain our access to the unsecured debt markets and, as a result, would negatively affect our business. In addition, downgrades of our credit ratings could increase the possibility of additional terms and conditions being added to any new or replacement financing arrangements as well as impact elements of certain existing secured borrowing arrangements.

Agency ratings are not a recommendation to buy, sell, or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Our profitability and financial condition could be materially and adversely affected if the residual value of off-lease vehicles decrease in the future.

Our expectation of the residual value of a vehicle subject to an automotive lease contract is a critical element used to determine the amount of the lease payments under the contract at the time the customer enters into it. As a result, to the extent the actual residual value of the vehicle, as reflected in the sales proceeds received upon remarketing at lease termination, is less than the expected residual value for the vehicle at lease inception, we incur additional depreciation expense and/or a loss on the lease transaction. General economic conditions, the supply of off lease and other vehicles to be sold, new vehicle market prices, perceived vehicle quality, overall price and volatility of gasoline or diesel fuel, among other factors, heavily influence used vehicle prices and thus the actual residual value of off lease vehicles. Consumer confidence levels and the strength of auto manufacturers and dealers can also influence the used vehicle market. For example, during 2008, sharp declines in demand and used vehicle sale prices adversely affected Ally’s remarketing proceeds and financial results.

Vehicle brand images, consumer preference, and vehicle manufacturer marketing programs that influence new and used vehicle markets also influence lease residual values. In addition, our ability to efficiently process and effectively market off lease vehicles affects the disposal costs and proceeds realized from the vehicle sales. While manufacturers, at times, may provide support for lease residual values including through residual support programs, this support does not in all cases entitle us to full reimbursement for the difference between the remarketing sales proceeds for off lease vehicles and the residual value specified in the lease contract. Differences between the actual residual values realized on leased vehicles and our expectations of such values at contract inception could have a negative impact on our profitability and financial condition.

Current conditions in the residential mortgage market and housing markets may continue to adversely affect Ally’s mortgage business.

The residential mortgage market in the United States and other international markets in which our Mortgage operations conduct, or previously conducted, business have experienced a variety of difficulties and changed economic conditions that adversely affected our mortgage business’ results of operations and financial condition. Delinquencies and losses with respect to our Legacy Portfolio and Other segment’s nonprime mortgage loans increased significantly. Housing prices in many parts of the United States, the United Kingdom, and other international markets also declined or stopped appreciating after extended periods of significant appreciation. In addition, the liquidity provided to the mortgage sector had been significantly reduced. This liquidity reduction combined with our decision to reduce our mortgage business’ exposure to the nonprime mortgage market caused its nonprime mortgage production to decline. Similar trends have emerged beyond the nonprime sector, especially at the lower end of the prime credit quality scale, and have had a similar effect on our mortgage business’ related liquidity needs and businesses. These trends have resulted in significant write-downs to our Legacy Portfolio and Other’s held-for-sale mortgage loans and trading securities portfolios and additions to its allowance for loan losses for its held-for-investment mortgage loans and warehouse-lending receivables portfolios. A continuation of these conditions may continue to adversely affect our mortgage business’ financial condition and results of operations.

Moreover, the continued deterioration of the U.S. housing market and decline in home prices since 2008 in many U.S. markets, which may continue for the near term, could result in increased delinquencies or defaults on the mortgage assets ResCap owns and services as well as those mortgage assets owned by Ally Bank. Further, loans that our Mortgage operations historically made based on limited credit or income documentation also increase the likelihood of future increases in delinquencies or defaults on mortgage loans. An increase in delinquencies or defaults will result in a higher level of credit losses and credit-related expenses and increased liquidity requirements to fund servicing advances, all of which in turn will reduce revenues and profits of our mortgage business. Higher credit losses and credit-related expenses also could adversely affect our financial condition.

Our lending volume is generally related to the rate of growth in U.S. residential mortgage debt outstanding and the size of the U.S. residential mortgage market. Recently, the rate of growth in total U.S. residential mortgage debt outstanding has slowed sharply in response to the reduced activity in the housing market and national declines in home prices. In addition, most of our mortgage business is currently conducted through the correspondent channel, which relies heavily on the mortgage refinancing business. The volume of mortgage refinancing experienced a significant increase in 2009 and 2010 due to interest rate decreases, but we expect it will experience a significant decrease in 2011 as interest rates increase. A decline in the rate of growth in mortgage debt outstanding reduces the number of mortgage loans available for us to purchase or securitize, which in turn could lead to a reduction in our revenue, profits, and business prospects.

Our earnings may decrease because of increases or decreases in interest rates.

Changes in interest rates could have an adverse impact on our business. For example:

•	rising interest rates will increase our cost of funds;

•	rising interest rates may reduce our consumer automotive financing volume by influencing customers to pay cash for, as opposed to financing, vehicle purchases or not to buy new vehicles;

•	rising interest rates may negatively impact our ability to remarket off lease vehicles;

•

rising interest rates generally reduce our residential mortgage loan production as borrowers become less likely to refinance and the costs associated with acquiring a new home become more expensive; and

•	rising interest rates will generally reduce the value of mortgage and automotive financing loans and contracts and retained interests and fixed income securities held in our investment portfolio.

We are also subject to risks from decreasing interest rates. For example, a significant decrease in interest rates could increase the rate at which mortgages are prepaid, which could require us to write down the value of our retained interests and MSRs. Moreover, if prepayments are greater than expected, the cash we receive over the life of our held-for-investment mortgage loans and our retained interests would be reduced. Higher-than-expected prepayments could also reduce the value of our MSRs and, to the extent the borrower does not refinance with us, the size of our servicing portfolio. Therefore, any such changes in interest rates could harm our revenues, profitability, and financial condition.

Our hedging strategies may not be successful in mitigating our risks associated with changes in interest rates and could affect our profitability and financial condition as could our failure to comply with hedge accounting principles and interpretations.

We employ various economic hedging strategies to mitigate the interest rate and prepayment risk inherent in many of our assets and liabilities. Our hedging strategies rely on assumptions and projections regarding our assets, liabilities, and general market factors. If these assumptions and projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes in interest rates or prepayment speeds, we may experience volatility in our earnings that could adversely affect our profitability and financial condition. In addition, we may not be able to find market participants that are willing to act as our hedging counterparties, which could have an adverse effect on the success of our hedging strategies.

In addition, hedge accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) requires the application of significant subjective judgments to a body of accounting concepts that is complex and for which the interpretations have continued to evolve within the accounting profession and among the standard-setting bodies.

A failure of or interruption in, as well as, security risks of the communications and information systems on which we rely to conduct our business could adversely affect our revenues and profitability.

We rely heavily upon communications and information systems to conduct our business. Any failure or interruption of our information systems or the third-party information systems on which we rely as a result of inadequate or failed processes or systems, human errors, or external events could cause underwriting or other delays and could result in fewer applications being received, slower processing of applications, and reduced efficiency in servicing. In addition, our communication and information systems may present security risks, and could be susceptible to hacking or identity theft. The occurrence of any of these events could have a material adverse effect on our business.

We use estimates and assumptions in determining the fair value of certain of our assets in determining lease residual values and in determining our reserves for insurance losses and loss adjustment expenses. If our estimates or assumptions prove to be incorrect, our cash flow, profitability, financial condition, and business prospects could be materially and adversely affected.

We use estimates and various assumptions in determining the fair value of many of our assets, including certain held-forinvestment and held-for-sale loans for which we elected fair value accounting, retained interests from securitizations of loans and contracts, MSRs, and other investments, which do not have an established market value or are not publicly traded. We also use estimates and assumptions in determining the residual values of leased vehicles. In addition, we use estimates and assumptions in determining our reserves for insurance losses and loss adjustment expenses which represent the accumulation of estimates for both reported losses and those incurred, but not reported, including claims adjustment expenses relating to direct insurance and assumed reinsurance agreements. For further discussion related to estimates and assumptions, refer to the Critical Accounting Estimates section of the Management Discussion & Analysis. It is difficult to determine the accuracy of our estimates and assumptions, and our actual experience may differ materially from these estimates and assumptions. A material difference between our estimates and assumptions and our actual experience may adversely affect our cash flow, profitability, financial condition, and business prospects.

Our business outside the United States exposes us to additional risks that may cause our revenues and profitability to decline.

We conduct a significant portion of our business outside the United States exposing us to risks such as the following:

•	multiple foreign regulatory requirements that are subject to change;

•	differing local product preferences and product requirements;

•	fluctuations in foreign interest rates;

•	difficulty in establishing, staffing, and managing foreign operations;

•	differing labor regulations;

•	consequences from changes in tax laws;

•	restrictions on our ability to repatriate profits or transfer cash into or out of foreign countries; and

•	political and economic instability, natural calamities, war and terrorism.

The effects of these risks may, individually or in the aggregate, adversely affect our revenues and profitability.

Our business could be adversely affected by changes in foreign-currency exchange rates.

We are exposed to risks related to the effects of changes in foreign-currency exchange rates. Changes in currency exchange rates can have a significant impact on our earnings from international operations as a result of foreign-currency-translation adjustments. While we carefully monitor and attempt to manage our exposure to fluctuation in currency exchange rates through foreign-currency hedging activities, these types of changes could have a material adverse effect on our business, results of operations, and financial condition.

Fluctuations in valuation of investment securities or significantfluctuations in investment market prices could negatively affect revenues.

Investment market prices in general are subject to fluctuation. Consequently, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value that could negatively affect our revenues. Additionally, negative fluctuations in the value of available for sale investment securities could result in unrealized losses recorded inequity. Fluctuation in the market price of a security may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments, national and international events, and general market conditions.

Significant indemnification payments or contract, lease, or loan repurchase activity of retail contracts or leases or mortgage loans could harm our profitability and financial condition.

We have repurchase obligations in our capacity as servicer in securitizations and whole-loan sales. If a servicer breaches a representation, warranty, or servicing covenant with respect to an automotive receivable or mortgage loan, the servicer may be required by the servicing provisions to repurchase that asset from the purchaser or otherwise compensate one or more classes of investors for losses caused by the breach. If the frequency at which repurchases of assets or other payments occurs increases substantially from its present rate, the result could be a material adverse effect on our financial condition, liquidity, and results of operations.

In connection with its servicing of securitized mortgage loans, ResCap is subject to contractual caps on the percentage of mortgage loans it is permitted to modify in any securitized pool. The financial crisis has resulted in dramatic increases in the volume of delinquent mortgage loans over the past three years. In an effort to achieve the best net present value recovery for the securitization trust, ResCap increased the volume of modifications of distressed mortgage loans to assist homeowners and avoid liquidating properties in a collapsing and opaque housing market. In certain securitization transactions, ResCap has exceeded the applicable contractual modification cap. The securitization documents provide that the contractual caps can be raised or eliminated with the concurrence of each rating agency rating the transaction. For certain transactions with respect to which loan modifications have exceeded the contractual caps, the rating agencies have concurred in raising or eliminating the caps, but they have not consented in connection with other such transactions. ResCap will continue to seek their concurrence in connection with other transactions as it deems appropriate and will suspend modifications in excess of applicable caps pending receipt of such consent or investor approval to amend the servicing contracts. An investor in a specific mortgage security class might claim that modifications in excess of the applicable cap amounted to a material failure of ResCap to perform its servicing obligations and that the investor was damaged as a result. Such claims, if successful, could have a material adverse effect on our financial condition, liquidity, and results of operations.

A loss of contractual servicing rights could have a material adverse effect on our financial condition, liquidity, and results of operations.

We are the servicer for all of the receivables we have acquired or originated and transferred to other parties in securitizations and whole-loan sales of automotive receivables. Our mortgage subsidiaries service the mortgage loans we have securitized, and we service the majority of the mortgage loans we have sold in whole-loan sales. In each case, we are paid a fee for our services, which fees in the aggregate constitute a substantial revenue stream for us. In each case, we are subject to the risk of termination under the circumstances specified in the applicable servicing provisions.

In most securitizations and whole-loan sales, the owner of the receivables or mortgage loans will be entitled to declare a servicer default and terminate the servicer upon the occurrence of specified events. These events typically include a bankruptcy of the servicer, a material failure by the servicer to perform its obligations, and a failure by the servicer to turn over funds on the required basis. The termination of these servicing rights, were it to occur, could have a material adverse effect on our financial condition, liquidity, and results of operations and those of our mortgage subsidiaries.

Changes in accounting standards issued by the Financial Accounting Standards Board (FASB) could adversely affect our reported revenues, profitability, and financial condition.

Our financial statements are subject to the application of GAAP, which are periodically revised and/or expanded. The application of accounting principles is also subject to varying interpretations over time. Accordingly, we are required to adopt new or revised accounting standards or comply with revised interpretations that are issued from time to time by various parties, including accounting standard setters and those who interpret the standards, such as the FASB and the SEC, banking regulators, and our independent registered public accounting firm. Those changes could adversely affect our reported revenues, profitability, or financial condition.

Recently, the FASB has proposed new financial accounting standards, and has many active projects underway, that could materially affect our reported revenues, profitability, or financial condition. These proposed standards or projects include the potential for significant changes in the accounting for financial instruments (including loans, deposits, and debt) and the accounting for leases, among others. It is possible that any changes, if enacted, could adversely affect our reported revenues, profitability, or financial condition.

The soundness of other financial institutions could adversely affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to different counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, and other institutions. Many of these transactions expose us to credit risk in the event of default or our counterparty.

Our inability to maintain relationships with dealers could have an adverse effect on our business, results of operations, and financial condition.

Our business depends on the continuation of our relationships with our customers, particularly the automotive dealers with whom we do business. If we are not able to maintain existing relationships with key automotive dealers or if we are not able to develop new relationships for any reason, including if we are not able to provide services on a timely basis or offer products that meet the needs of the dealers, our business, results of operations and financial condition could be adversely affected.

Adverse economic conditions or changes in laws in states in which we have customer concentrations may negative affect our operating results and financial condition.

We are exposed to consumer loan portfolio concentration in California and Texas and consumer mortgage loan concentration in California, Florida, and Michigan. Factors adversely affecting the economies and applicable laws in these states could have an adverse effect on our business, results of operations and financial position.

Risks Relating to the Notes and the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the old notes under the Securities Act.

Holders of the old notes who do not tender their old notes will have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest.

Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than comparable issues of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

The new notes will be issues of securities for which there is no established public market. An active market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. A liquid trading market may not develop for the new notes. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes

Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the new notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of indebtedness, which requires significant interest and principal payments. As of March 31, 2011 we had approximately $98.1 billion in principal amount of indebtedness outstanding. Our existing and future secured indebtedness will rank effectively senior to the new notes to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time. If we do so, the risks related to our high level of indebtedness could be increased.

Our substantial level of indebtedness could have important consequences to holders of the new notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the new notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•

limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the new notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our banking and insurance subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our subsidiaries that are not note guarantors (including subsidiaries of the note guarantors that are not note guarantors) will not guarantee the new notes and will not be restricted under the indenture for the new notes. Your right to receive payments on the new notes and the note guarantees are effectively subordinated to the indebtedness of our non-guarantor subsidiaries.

Our subsidiaries that are not note guarantors will not guarantee the new notes and will not be restricted under the indenture for the new notes. Accordingly, in the event of a bankruptcy or insolvency, the claims of creditors of those non-guarantor subsidiaries would also rank effectively senior to the new notes, to the extent of the assets of those subsidiaries. None of the non-guarantor subsidiaries, or any of their respective subsidiaries, has any obligation to pay any amounts due on the new notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. The new notes and the indenture and the guarantee agreement relating thereto will permit us to sell our interests in (through merger, consolidation or otherwise) the non-guarantor subsidiaries, or sell all or substantially all of the assets of any of the non-guarantor subsidiaries, in each case, without the consent of the holders of the new notes in certain circumstances.

Our less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements. As a result, we may not be able to access their cash flows to service our debt obligations, including obligations in respect of the new notes.

The new notes and the note guarantees will be effectively subordinated to our and the note guarantors’ existing and future secured indebtedness which is secured by a lien on certain of our assets or certain assets of the note guarantors.

As of March 31, 2011, we had approximately $43.2 billion in aggregate principal amount of secured indebtedness outstanding. The new notes and the note guarantees will not be secured by any of our assets. As a result, our and the note guarantors’ existing and future secured indebtedness will rank effectively senior to the indebtedness represented by the new notes and the note guarantees, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our or the note guarantors’ assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our or the note guarantors’ secured creditors will have a superior claim to their collateral, as applicable. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. The existing and future liabilities of our subsidiaries, excluding those subsidiaries that do guarantee the new notes, will be structurally senior to the indebtedness represented by the new notes to the extent of the value of the assets of such subsidiaries.

In addition, if we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the new notes, even if an event of default exists under the indenture governing the new notes at such time. In any such event, because the new notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

A court could deem the issuance of the new notes to be a fraudulent conveyance and void all or a portion of the obligations represented by the new notes.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Ally issued the new notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the new notes. In addition, under such circumstances, the value of any consideration holders received with respect to the new notes could also be subject to recovery from such holders and possibly from subsequent transferees.

Therefore, a new note could be voided, or claims in respect of a new note could be subordinated to all other debts of Ally, if Ally at the time it incurred the indebtedness evidenced by the new notes received less than reasonably equivalent value or fair consideration for the issuance of the new notes, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which Ally’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether Ally would be considered to be insolvent. If a court determined that Ally was insolvent after giving effect to the issuance of the new notes and note guarantees, it could void the new notes, or potentially impose other forms of damages.

With respect to certain actions under the indenture governing the new notes, holders of the new notes will vote together as a single class with holders of all other debt securities issued under the indenture governing the new notes that are adversely affected by such actions; therefore the voting interest of a holder of new notes under the indenture with respect to such actions will be diluted.

For purposes of the indenture governing the new notes, the new notes offered hereby and all other debt securities issued thereunder will generally constitute a single class of debt securities. Therefore, any action under the indenture governing the new notes other than those actions affecting only the new notes will require the consent of the holders of not less than 66 2/ 3 % in aggregate principal amount of the debt securities issued thereunder that are affected thereby. See “Description of the New Notes—Modification of the Indenture.” Consequently, any action requiring the consent of holders of the new notes under the indenture governing the new notes may also require the consent of holders of a significant portion of the remaining debt securities issued thereunder, and the individual voting interest of each holder of the new notes may be accordingly diluted with respect to such actions. In addition, holders of debt securities could vote in favor of certain actions under the indenture that holders of the new notes vote against, and the requisite consent to such action could be received nonetheless. We also may, from time to time, issue additional debt securities under the indenture governing the new notes which could further dilute the individual voting interest of each holder of the new notes with respect to such actions.

In the event that a bankruptcy court orders the substantive consolidation of any of the note guarantors with Ally or any of its other subsidiaries, payments on the new notes could be delayed or reduced.

We believe that Ally and the note guarantors have observed and will observe certain corporate and other formalities and operating procedures that are generally recognized requirements for maintaining the separate existence of the note guarantors and that the assets and liabilities of the note guarantors can be readily identified as distinct from those of Ally and its other subsidiaries. However, we cannot assure you that a bankruptcy court would agree in the event that Ally or any of its subsidiaries becomes a debtor under the United States Bankruptcy Code. If a bankruptcy court so orders the substantive consolidation of the note guarantors with Ally or any of its other subsidiaries, noteholders should expect payments on the new notes to be delayed and/or reduced.

RISKS RELATING TO THE NOTE GUARANTEES

Because each note guarantor’s liability under the note guarantees may be reduced, voided or released under certain circumstances, you may not receive any payments from some or all of the note guarantors.

The holders of the new notes will have the benefit of the guarantees of the note guarantors. However, the guarantees by the note guarantors are limited to the maximum amount that the note guarantors are permitted to guarantee under applicable law. As a result, a note guarantor’s liability under its note guarantee could be reduced depending on the amount of other obligations of such note guarantor. Further, under the circumstances discussed below, a court under Federal or applicable fraudulent conveyance and transfer statutes could void the obligations under a note guarantee or further subordinate it to all other obligations of the note guarantor. In addition, the holders of the new notes will lose the benefit of a particular note guarantee if it is released under certain circumstances described under “Description of the New Notes—Note Guarantees.”

A court could deem the note guarantees a fraudulent conveyance and void all or a portion of the obligations of the note guarantors.

If a court were to find that any of the note guarantors issued the note guarantees under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under such note guarantee and, if payment had already been made under the relevant note guarantee, require that the recipient return the payment to the relevant note guarantor.

A note guarantee could be voided, or claims in respect of a note guarantee could be subordinated to all other debts of the applicable note guarantor if the note guarantor at the time it incurred the obligation evidenced by the note guarantee received less than reasonably equivalent value or fair consideration for the issuance of the note guarantee, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which such applicable note guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

We cannot assure you as to what standard a court would apply in determining whether a note guarantor would be considered to be insolvent. If a court decided any note guarantee provided by any note guarantor was a fraudulent conveyance and voided such note guarantee, or held it unenforceable for any other reason, you would cease to have any claim in respect of such note guarantor providing such voided note guarantee and would be a creditor solely of Ally as issuer of the new notes and the remaining note guarantors.

The guarantee agreement relating to the new notes will contain a provision intended to limit each note guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its note guarantee to be a fraudulent transfer. This provision may not be effective to protect the note guarantees from being voided under fraudulent transfer law, or may eliminate the note guarantor’s obligations or reduce the note guarantor’s obligations to an amount that effectively makes the note guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the note guarantees.

If the note guarantees were legally challenged, any note guarantee could also be subject to the claim that, since the note guarantee was incurred for Ally’s benefit, and only indirectly for the benefit of the applicable note guarantor, the obligations of the applicable note guarantor were incurred for less than fair consideration. A court could thus void the obligations under the note guarantees, subordinate them to the applicable note guarantor’s other debt or take other action detrimental to the holders of the new notes.

A court could deem the note guarantee of GMAC International Holdings a fraudulent conveyance or a violation of other laws and void all or a portion of the obligations of GMAC International Holdings under Dutch law.

To the extent that Dutch law applies, a guarantee granted by a legal entity may, under certain circumstances, be nullified by any of its creditors, if (i) the guarantee was granted without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the guarantee and (iii) at the time the guarantee was granted both the legal entity and, unless the guarantee was granted for no consideration (om niet), the beneficiary of the guarantee knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced. Also to the extent that Dutch insolvency law applies, a guarantee or security may be nullified by the receiver (curator) on behalf of and for the benefit of all creditors of the insolvent debtor.

In addition, if a Dutch company grants a guarantee and that guarantee is not in the company’s corporate interest, the guarantee may be nullified by the Dutch company, its receiver and its administrator (bewindvoerder) and, as a consequence, not be valid, binding and enforceable against it. In determining whether the granting of such guarantee is in the interest of the relevant company, the Dutch courts would consider the text of the objects clause in the articles of association of the company and whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted. In addition, if it is determined that there are no, or insufficient, commercial benefits from the transaction for the company that grants the guarantee, then such company (and any bankruptcy receiver) may contest the enforcement of the guarantee. It remains possible that even where strong financial and commercial interdependence exists, the transaction may be declared void if it appears that the granting of the guarantee cannot serve the realization of the relevant company’s objectives.

If Dutch law applies, a guarantee or security governed by Dutch law may be voided by a court, if the document was executed through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or mistake (dwaling) of a party to the agreement contained in that document.

In addition, a guarantee issued by a Dutch company may be suspended or voided by the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) on the motion of a trade union and of other entities entitled thereto in the articles of association (statuten) of the relevant Dutch company. Likewise, the guarantee or security itself may be upheld by the Enterprise Chamber, yet actual payment under it may be suspended or avoided.

The new notes, the indenture and guarantee agreement related thereto contain only limited restrictions on the business and activities of the note guarantors and our ability to sell the equity interests in note guarantors.

The new notes, the guarantee agreement and the indenture relating thereto will permit the note guarantors to, among other things, transfer less than substantially all of their assets, pledge their assets or incur indebtedness or other obligations in each case without the consent of the holders of the new notes and subject to certain limited exceptions. To the extent that the note guarantors engage in any such transactions, the amount of assets of such note guarantors available to satisfy their obligations under the note guarantees may be reduced or eliminated.

Although we are required to use the proceeds of any sale, disposal or transfer of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor to reinvest in a note guarantor or a subsidiary of a note guarantor, upon such a sale, the note guarantee of such former subsidiary will be released and it will have no further obligation with respect to the new notes.

PROPERTIES

Our principal corporate offices are located in Detroit, Michigan; New York, New York; and Charlotte, North Carolina. In Detroit, we lease approximately 247,000 square feet from GM pursuant to a lease agreement expiring in November 2016. In New York, we lease approximately 24,000 square feet of office space under a lease that expires in July 2015 and approximately 18,000 square feet of office space under a lease that expires in July 2011. In Charlotte, we lease approximately 133,000 square feet of office space under a lease expiring in December 2015.

The primary offices for our Global Automotive Services operations are located in Detroit, Michigan, and Southfield, Michigan. The primary office for our North American Automotive Finance operations is located in Detroit, Michigan, and is included in the totals referenced above. Our International Automotive Finance operations leased space in 27 countries totaling approximately 490,000 square feet. The largest location is in United Kingdom with office space under lease of approximately 143,000 square feet. The primary office for our U.S. Insurance operations is located in Southfield, Michigan, where we lease approximately 91,000 square feet of office space under leases expiring in April 2011. Our Insurance operations also has leased offices in Mexico.

The primary offices for our Mortgage operations are located in Fort Washington, Pennsylvania, and Minneapolis, Minnesota. In Fort Washington, we lease approximately 450,000 square feet of office space pursuant to a lease that expires in November 2019. In Minneapolis, we lease approximately 84,000 square feet of office space expiring in March 2014. Our Mortgage operations also has significant leased offices in Texas and California.

In addition to the properties described above, we lease additional space throughout the United States and in the 37 countries in which we have operations, including Canada, Germany, and the United Kingdom. We believe our facilities are adequate for us to conduct our present business activities.

LEGAL PROCEEDINGS

We are subject to potential liability under various governmental proceedings, claims, and legal actions that are pending or otherwise asserted against us. We are named as defendants in a number of legal actions, and we are occasionally involved in governmental proceedings arising in connection with our respective businesses. Some of the pending actions purport to be class actions. We establish reserves for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be higher or lower than any amounts reserved for the claims. On the basis of information currently available, advice of counsel, available insurance coverage, and established reserves, it is the opinion of management that the eventual outcome of the actions against us will not have a material adverse effect on our consolidated financial condition, results of operations, or cash flows. However, in the event of unexpected future developments, it is possible that the ultimate resolution of legal matters, if unfavorable, may be material to our consolidated financial condition, results of operations, or cash flows. Certain of these existing actions include claims related to various mortgage-backed securities offerings, which are described in more detail below.

Mortgage-backed Securities Litigation

There are twelve cases relating to various private-label mortgage-backed securities (MBS) offerings that are currently pending. Plaintiffs in these cases include Cambridge Place Investment Management Inc. (two cases pending in Suffolk County Superior Court, Massachusetts, filed on July 9, 2010, and February 11, 2011, respectively); The Charles Schwab Corporation (case pending in San Francisco County Superior Court, California, filed on August 2, 2010); Federal Home Loan Bank of Boston (case pending in Suffolk County Superior Court, Massachusetts, filed on April 20, 2011); Federal Home Loan Bank of Chicago (case pending in Cook County Circuit Court, Illinois, filed on October 15, 2010); Federal Home Loan Bank of Indianapolis (case filed in Marion County Superior Court, Indiana, on October 15, 2010, and removed to the Southern District of Indiana); Massachusetts Mutual Life Ins. Co. (case pending in federal court in the District of Massachusetts, filed on February 9, 2011); Allstate Insurance Co., et al. (case pending in Hennepin County District Court, Minnesota, filed on February 18, 2011); New Jersey Carpenters Health Fund, et al. (a putative class action, filed on September 22, 2008, in which certification has been denied, pending in federal court in the Southern District of New York); West Virginia Investment Management Board (case pending in Kanawha County Circuit Court, West Virginia, filed on March 4, 2010); Thrivent Financial for Lutherans, et al. (case pending in Hennepin County District Court, Minnesota, filed on March 28, 2011); and Union Central Life Insurance, et al. (case pending in federal court in the Southern District of New York, filed on April 28, 2011). Each of the above cases include as defendants certain of our mortgage subsidiaries, and the New Jersey Carpenters, Massachusetts Mutual, and Union Central cases also include as defendants certain current and former employees. The plaintiffs in all cases have alleged that the various defendant subsidiaries made misstatements and omissions in registration statements, prospectuses, prospectus supplements, and other documents related to MBS offerings. The alleged misstatements and omissions typically concern underwriting standards. Plaintiffs claim that such misstatements and omissions constitute violations of state and/or federal securities law and common law including negligent misrepresentation and fraud. Plaintiffs seek monetary damages and rescission.

There are two additional cases (filed on December 4, 2008, and April 1, 2010) pending in the New York County Supreme Court where MBIA Insurance Corp. (MBIA) has alleged that two of our mortgage subsidiaries breached their contractual representations and warranties relating to the characteristics of the mortgage loans contained in certain insured MBS offerings. MBIA further alleges that the defendant subsidiaries failed to follow certain remedy procedures set forth in the contracts and improperly serviced the mortgage loans. Along with claims for breach of contract, MBIA also alleges fraud.

All of the matters described above are at various procedural stages of litigation.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

Our net proceeds from the sale of the old notes were approximately $973,520,000, after deducting offering discounts and commissions and before estimated offering expenses payable by us. Our expenses were approximately $500,000. We used the net proceeds to make loans as well as to purchase receivables and for other general corporate purposes.

CAPITALIZATION

The following table sets forth the actual capitalization of Ally on a consolidated basis as of March 31, 2011.

This table should be read in conjunction with the information under the heading “Selected Historical Consolidated Financial Data” elsewhere in this prospectus and the historical consolidated financial statements and related notes that are incorporated by reference into this prospectus.

As of March 31, 2011
Actual
(in millions)
Cash and cash equivalents	$12,946

Short-term debt:
Secured	$2,779
Unsecured	4,616

Total short-term debt	7,395

Long-term debt:
Secured
Due within one year	11,294
Due after one year	29,189

Total secured long-term debt	40,483

Unsecured
Existing debt due within one year	7,672
Existing debt due after one year(1)	39,984

Total unsecured long-term debt	47,656

Total long-term debt	88,139

Total equity	20,407

Total capitalization	$108,546

Totals may not add up due to rounding.

(1)	Balance includes $239 million of fair value adjustments that was unallocated on March 31, 2011, which is required to balance total debt.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges were as follows for the periods presented:

	Three months ended March 31,	Year Ended December 31,
	2011(a)	2010(a)	2009(a)	2008(a)	2007(a)	2006(a)
Ratio of earnings to fixed charges(b)	1.05	1.16	0.03	1.53	0.90	1.14

(a)	During 2010, and 2009, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Consolidated Financial Statements and Condensed Consolidated Financial Statements. Refer to Note 2 to the Consolidated Financial Statements and Condensed Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.
(b)	The ratio calculation indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2009 and 2007, were inadequate to cover total fixed charges. The deficient amounts for the ratio were $6,968 million for 2009 and $1,350 million for 2007, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical financial information for Ally on a consolidated basis. The consolidated statement of income data for the years ended December 31, 2010, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2010 and 2009 are derived from, and qualified by reference to, our audited consolidated financial statements, which are incorporated by reference into this prospectus, and should be read in conjunction with those consolidated financial statements and notes thereto. The consolidated statement of income data for the years ended December 31, 2007 and 2006 and the consolidated balance sheet data as of December 31, 2008, 2007 and 2006 are derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus.

The selected historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the corresponding notes, which are incorporated by reference in this prospectus.

	At and for the three months ended March 31,		At and for the year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	($ in millions)		($ in millions)
Financial statement data
Statement of income data:
Total financing revenue and other interest income	$2,530	$3,110	$11,447	$13,100	$18,054	$21,761	$24,100
Interest expense	1,708	1,702	6,836	7,274	10,441	13,553	14,638
Depreciation expense on operating lease assets	285	656	2,030	3,748	5,478	4,551	5,055
Impairment of investment in operating leases	—	—	—	—	1,218	—	—

Net financing revenue	537	752	2,581	2,078	917	3,657	4,407
Total other revenue(a)	1,070	1,098	5,321	4,417	15,271	6,161	7,860

Total net revenue	1,607	1,850	7,902	6,495	16,188	9,818	12,267
Provision for loan losses	113	144	442	5,604	3,102	3,037	1,948
Total other noninterest expense	1,392	1,519	6,281	7,850	8,349	8,203	8,457

Income (loss) from continuing operations before income tax expense (benefit)	102	187	1,179	(6,959)	4,737	(1,422)	1,862
Income tax expense (benefit) from continuing operations(b)	(68)	36	153	74	(136)	496	22

Net income (loss) from continuing operations	170	151	1,026	(7,033)	4,873	(1,918)	1,840

Income (loss) from discontinued operations, net of tax	(24)	11	49	(3,265)	(3,005)	(414)	285

Net income (loss)	$146	$162	$1,075	$(10,298)	$1,868	$(2,332)	$2,125

Balance sheet data:
Total assets	$173,704	$179,427	$172,008	$172,306	$189,476	$248,939	$291,971
Long-term debt	$88,139	$90,276	$86,612	$88,021	$115,935	$159,342	$193,387
Total equity	$20,407	$20,548	$20,489	$20,839	$21,854	$15,565	$14,369

(a)	2008 amount includes $12.6 billion of gains on the extinguishment of debt, primarily related to private exchange and cash tender offers settled during the fourth quarter. 2006 amount includes realized capital gains of $1.1 billion primarily related to the rebalancing of our investment portfolio at our Insurance operations.
(b)	Effective June 30, 2009, we converted from a limited liability company into a corporation and, as a result, became subject to corporate U.S. federal, state, and local taxes beginning in the third quarter of 2009. Our conversion to a corporation resulted in a change in tax status and a net deferred tax liability of $1.2 billion was established through income tax expense. Effective November 28, 2006, we, along with certain of our U.S. subsidiaries, converted to limited liability companies (LLCs) and became pass- through entities for U.S. federal income tax purposes. Our conversion to an LLC resulted in a change in tax status and the elimination of a $791 million net deferred tax liability through income tax expense. Refer to Note 24 to the Consolidated Financial Statements for additional information regarding our changes in tax status.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Ally Financial Inc. (formerly GMAC Inc.) is a leading, independent, globally diversified, financial services firm with $174 billion in assets. Founded in 1919, we are a leading automotive financial services company with over 90 years experience providing a broad array of financial products and services to automotive dealers and their customers. We are also one of the largest residential mortgage companies in the United States. We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended (the BHC Act). Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (online and telephonic) banking market, with $35.4 billion of deposits at March 31, 2011. Ally Bank’s assets and operating results are divided between our Global Automotive Services and Mortgage operations based on its underlying business activities.

Our Business

Global Automotive Services

Our Global Automotive Services operations offer a wide range of financial services and insurance products to over 20,000 automotive dealers and their retail customers. We have deep dealer relationships that have been built over our 90-year history and our dealer-focused business model makes us a preferred automotive finance company for many automotive dealers. Our broad set of product offerings and customer-focused marketing programs differentiate Ally in the marketplace and help drive higher product penetration in our dealer relationships. Our ability to generate attractive automotive assets is driven by our global platform and scale, strong relationships with automotive dealers, a full suite of dealer financial products, automotive loan-servicing capabilities, dealer-based incentive programs, and superior customer service.

Our automotive financial services include providing retail installment sales contracts, loans, and leases, offering term loans to dealers, financing dealer floorplans and other lines of credit to dealers, fleet leasing, and vehicle remarketing services. We also offer vehicle service contracts and commercial insurance primarily covering dealers’ wholesale vehicle inventories in the United States and internationally. We are a leading provider of automobile vehicle service contracts with mechanical breakdown and maintenance coverages.

We have a longstanding relationship with GM and have developed strong relationships directly with GM-franchised dealers as well as gained extensive operating experience with GM-franchised dealers relative to other automotive finance companies. Since GM sold a majority interest in us in 2006, we have transformed ourselves to a market-driven independent automotive finance company. We continue to be a preferred financing provider to GM on incentivized retail loans. In May 2009, we became the preferred financing provider to Chrysler of incentivized retail loans and we have developed full product relationships, including wholesale financing for many of Chrysler’s franchised dealers. We have further diversified our customer base by establishing agreements to become preferred financing providers with other manufacturers including Fiat (for North America), Spyker Cars N.V. (Saab), and Thor Industries (recreational vehicles) in 2010. Currently, a significant portion of our business is originated through GM- and Chrysler-franchised dealers and their customers.

As a result of the recessionary environment and disruption in the capital markets beginning in late 2008, we experienced significantly lower new asset originations in late 2008 and throughout 2009. Additionally, we recognized a $1.2 billion impairment on our automotive operating lease portfolio in 2008 as a result of significant declines in used vehicle prices and separately realized higher loan loss provisions on our nonprime automotive loan portfolio. As a result, we significantly curtailed our leasing and nonprime automotive loan originations in late 2008, which resulted in a reduction in the size of these existing portfolios during 2009 and 2010.

During 2009 and much of 2010 our primary emphasis has been on originating loans of higher credit tier borrowers. For this reason, our current operating results continue to reflect higher credit quality, lower yielding loans with lower credit loss experience. Ally however seeks to be a meaningful lender to a wide spectrum of borrowers. In 2010 we enhanced our risk management practices and efforts on risk-based pricing. We intend to gradually increase volumes in lower credit tiers in 2011. We have also selectively re-entered the leasing market with a more targeted product approach since late 2009. Both of these business opportunities are expected to gradually benefit net interest margin through time by earning higher yields on our assets.

We would also expect net financing revenue to increase and gains on the sale of automotive loans to decrease as we fund a greater proportion of our business through Ally Bank and reduce the amount of whole-loan sales. Additionally, we expect operating lease remarketing gains to diminish as a result of declines in the size of the operating lease portfolio and changes in used vehicle prices. We plan to continue to increase the proportion of our non-GM and Chrysler business, as we focus on maintaining and growing our dealer-customer base through our full suite of products, our dealer relationships, the scale of our platform, and our dealer-based incentive programs. We also expect a greater amount of non-GM and Chrysler consumer applications from dealers as we have recently joined a new credit application network, DealerTrack, which provides access to a more expansive universe of dealers.

Our international automotive lending operations currently originates loans in 15 countries with a focus on operations in five core markets: Germany, the United Kingdom, Brazil, Mexico, and China through our joint venture, GMAC-SAIC Automotive Finance Company Limited (GMAC-SAIC).

Our Insurance operations offer both consumer and commercial insurance products sold primarily through the automotive dealer channel. As part of our focus on offering dealers a broad range of products, we provide vehicle extended service contracts and mechanical breakdown coverages and underwrite selected commercial insurance coverages in the United States and internationally, primarily covering dealers’ wholesale vehicle inventory as well as personal automobile insurance in certain countries outside of the United States. In 2010, we sold our U.S. personal automotive insurance and certain international insurance operations in order to focus on products that support automotive dealers.

Mortgage

We report our Mortgage operations as two distinct segments: (1) Origination and Servicing operations and (2) Legacy Portfolio and Other operations.

Our Origination and Servicing operations is one of the leading originators of conforming and government-insured residential mortgage loans in the United States. We also originate and purchase high-quality government-insured residential mortgage loans in Canada. We are one of the largest residential mortgage loan servicers in the United States, and we provide collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We finance our mortgage loan originations primarily in Ally Bank in the United States and in ResMor Trust in Canada. We sell the conforming mortgages we originate or purchase in sales that take the form of securitizations guaranteed by the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac), and we sell government-insured mortgage loans we originate or purchase in securitizations guaranteed by the Government National Mortgage Association (Ginnie Mae) in the United States and sell the insured mortgages we originate in Canada as National Housing Act Mortgage-Backed Securities (NHA-MBS) issued under the Canada Mortgage and Housing Corporation’s NHA-MBS program or through whole-loan sales. We also selectively originate prime jumbo mortgage loans in the United States.

Our Legacy Portfolio and Other operations primarily consist of loans originated prior to January 1, 2009, and includes noncore business activities including discontinued operations, portfolios in runoff, and cash held in the ResCap legal entity. These activities, all of which we have discontinued, include, among other things: lending to real estate developers and homebuilders in the United States and the United Kingdom; purchasing, selling and securitizing nonconforming residential mortgage loans (with the exception of U.S. prime jumbo mortgage loans) in both the United States and internationally; and certain conforming origination channels closed in 2008 and our mortgage reinsurance business.

We recently re-aligned our business model to focus on our Origination and Servicing operations in response to market developments and based on our strategic review of the mortgage business during 2009 and 2010. We have substantially eliminated nonconforming U.S. and international loan production (with the exception of U.S. prime jumbo mortgage loans) and have focused primarily on correspondent, direct, and warehouse-lending channels as opposed to high cost retail branch offices. Our origination platforms deliver products that have liquid market distribution and sales outlets and are structured to respond quickly as market conditions change. We have also consolidated our servicing operations to streamline our costs and align ourselves to capture future opportunities as mortgage servicing markets reform.

Additionally, we have implemented several strategic initiatives to reduce the risk related to our Legacy Portfolio and Other operations. These actions have included, but are not limited to, restructuring of ResCap debt in 2008, moving mortgage loans held-for-investment to held-for sale in 2009 while recording appropriate market value adjustments, the sale of legacy business platforms including our international operations in the United Kingdom and continental Europe, and other targeted asset dispositions including domestic and international mortgage loans and commercial finance receivables and loans. The consolidated assets of our Legacy Portfolio and Other operations have decreased to $11.8 billion at March 31, 2011, from $32.9 billion at December 31, 2008, due to these actions.

Mortgage loan origination volume is driven by the volume of home sales and prevailing interest rates. Our mortgage origination volume in 2010 was primarily driven by refinancings that were influenced by historically low interest rates. Refinancing originations are expected to decline in 2011 as a result of projected rising interest rates. Our focus in 2011 and future periods will be on sustaining our position as a leading originator and servicer of conforming and government-insured residential mortgage loans with limited expansion of our balance sheet while using agency securitizations to provide liquidity and continuing to align our origination and servicing platforms to take advantage of mortgage market reforms as they occur.

Corporate and Other

Corporate and Other includes our Commercial Finance Group, certain equity investments, the amortization of the discount associated with new debt issuances and bond exchanges, most notably from the December 2008 bond exchange, as well as the residual impacts of our corporate funds-transfer-pricing (FTP) and treasury asset liability management (ALM) activities.

Loss from continuing operations before income tax expense for Corporate and Other was $624 million, $2.6 billion and $2.5 billion for the three months ended March 31, 2011 and the years ended December 31, 2010 and 2009, respectively. These losses were primarily driven by net financing losses of $522 million, $2.1 billion and $2.5 billion for the three months ended March 31, 2011 and the years ended December 31, 2010 and 2009, respectively. The net financing losses at Corporate and Other are largely driven by the amortization of original issue discount, primarily related to our 2008 bond exchange, and the net financing loss that results from our FTP methodology.

The net financing revenue of our Global Automotive Services and Mortgage operations includes the results of a FTP process that insulates these operations from interest rate volatility by matching assets and liabilities with similar interest rate sensitivity and maturity characteristics. The FTP process assigns charge rates to the assets and credit rates to the liabilities within our Global Automotive Services and Mortgage operations, respectively, based on anticipated maturity and a benchmark index plus an assumed credit spread. The assumed credit spread represents the cost of funds for each asset class based on a blend of funding channels available to the enterprise, including unsecured and secured capital markets, private funding facilities, and deposits. In addition, a risk-based methodology, which incorporates each operations credit, market, and operational risk components is used to allocate equity to these operations.

The negative residual impact of our FTP methodology that is realized in Corporate and Other primarily represents the cost of certain funding and liquidity management activities not allocated through our FTP methodology. Most notably, the net interest expense of maintaining our liquidity and investment portfolios, the value of which was approximately $21.9 billion at March 31, 2011, is maintained in Corporate and Other and not allocated to the businesses through our FTP methodology. In addition, other unassigned funding costs, including the results of our ALM activities, are also not allocated to the businesses.

The following tables summarize the components of net financing losses for Corporate and Other reflecting bond exchange and conversion to a bank holding company in December 2008.

	Three months ended March 31,
	2011	2010
	($ in millions)
Original issue discount amortization(a)	$(299)	$(296)
Net impact of the FTP methodology
Cost of carry on the cash and investment portfolio	(157)	(113)
ALM / FTP cost of funds mismatch	(110)	(72)
Net other unallocated interest income (costs)	(15)	(52)

Total net impact of the FTP methodology	(252)	(237)
Commercial Finance Group net financing revenue and other	29	23

Total net financing losses for Corporate and Other	$(522)	$(510)

(a)	The original issue discount associated with our 2008 bond exchange and cash tender offers in 2008 was $286 million during the three months ended March 31, 2011 and 2010. The remaining amount is attributable to new debt issuance discount amortization.

	Year ended December 31,
	2010	2009
	($ in millions)
Original issue discount amortization(a)	$(1,204)	$(1,143)
Net impact of the FTP methodology
Cost of carry on the cash and investment portfolio	(504)	(543)
ALM / FTP cost of funds mismatch	(366)	(600)
Other unallocated interest costs	(130)	(294)

Total net impact of the FTP methodology	(1,000)	(1,437)
Commercial Finance Group net financing revenue and other	105	119

Total net financing losses for Corporate and Other	$(2,099)	$(2,461)

(a)	The original issue discount associated with our 2008 bond exchange and cash tender offers in 2008 was $1,158 million and $1,108 million during the year ended December 31, 2010 and 2009, respectively.

The following table presents the amortization of the original issue discount.

	Year ended December 31,
	2010	2009
	($ in millions)
Original issue discount
Outstanding balance	$3,169	$4,373
Total amortization(a)	1,204	1,143
2008 bond exchange amortization(b)	1,158	1,108

(a)	Amortization is included as interest on long-term debt on the Consolidated Statement of Income.
(b)	2008 bond exchange amortization is included in total amortization.

The amortization of original issue discount will decline from what was recognized during 2010 and 2009. The following table presents the scheduled amortization of the original issue discount at March 31, 2011.

	Year ended December 31,
	2011(a)	2012	2013	2014	2015	2016 and thereafter(b)	Total
	($ in millions)
Original issue discount
Outstanding balance	$2,194	$1,844	$1,580	$1,390	$1,334	$—
Total amortization(c)	646	350	264	190	56	1,334	$2,840
2008 bond exchange amortization(d)	620	320	241	166	43	1,178	2,568

(a)	Represents the remaining future original issue discount amortization expense to be taken during 2011.
(b)	The maximum annual scheduled amortization for any individual year is $158 million in 2030 of which $152 million is related to 2008 bond exchange amortization.
(c)	Amortization is included as interest on long-term debt on the Condensed Consolidated Statement of Income.
(d)	2008 bond exchange amortization is included in total amortization.

Ally Bank

Ally Bank, our direct banking platform, provides our Automotive Finance and Mortgage operations with a stable, low-cost funding source and facilitates prudent asset growth. Our focus is on building a stable deposit base driven by our compelling brand and strong value proposition. Ally Bank raises deposits directly from customers through a direct banking channel via the internet and by telephone. We have become a leader in direct banking with our recognizable brand, accessible 24/7 customer service, and competitively priced products.

Ally Bank offers a full spectrum of deposit product offerings including certificates of deposits, savings accounts, money market accounts, and an online checking product. In addition, brokered deposits are obtained through third-party intermediaries. The deposit base at Ally Bank increased $14.7 billion to $33.9 billion at December 31, 2010, from $19.2 billion at December 31, 2008. At March 31, 2011, Ally Bank had $35.4 billion of deposits, including $23.5 billion of retail deposits. The growth in deposits is primarily attributable to our retail deposits while our brokered deposits have remained at historical levels. Strong retention rates, reflecting the strength of the franchise, have materially contributed to our growth in retail deposits.

Funding and Liquidity

Our funding strategy largely focuses on the development of diversified funding sources across a global investor base to meet all of our liquidity needs throughout different market cycles, including periods of financial distress. Prior to becoming a bank holding company, our funding largely came from the following sources.

•	Public unsecured debt capital markets;

•	Asset-backed securitizations, both public and private;

•	Asset sales;

•	Committed and uncommitted credit facilities; and

•	Brokered and retail deposits

The diversity of our funding sources enhances funding flexibility, limits dependence on any one source and results in a more cost-effective strategy over the long term. Throughout 2008 and 2009, the global credit markets experienced extraordinary levels of volatility and stress. As a result, access by market participants, including Ally, to the capital markets was significantly constrained and borrowing costs increased as a result. In response, numerous government programs were established aimed at improving the liquidity position of U.S. financial services firms. After converting to a bank holding company in late 2008, we participated in several of the programs, including Temporary Liquidity Guaranty Program (TLGP), Term Auction Facility (TAF), and Term Asset-Backed Securities Loan Facility (TALF). Our diversification strategy and participation in these programs helped us to maintain sufficient liquidity during this period of financial distress to meet all maturing unsecured debt obligations and to continue our lending and operating activities.

During 2009, as part of our overall transformation from an independent financial services company to a bank holding company, we began to take actions to further diversify and develop more stable funding sources and, in particular, embark on initiatives to grow our consumer deposit-taking capabilities. In addition, we began distinguishing our liquidity management strategies between bank funding and nonbank funding.

Today, maximizing bank funding continues to be the cornerstone of our long-term liquidity strategy. We have made significant progress in migrating assets to Ally Bank and growing our retail deposit base since becoming a bank holding company. Deposits provide a low-cost source of funds that are less sensitive to interest rate changes, market volatility or changes in our credit ratings than other funding sources. At December 31, 2010, deposit liabilities totaled $39.0 billion, which constituted 29% of our total funding. This compares to just 14% at December 31, 2008.

In addition to building a larger deposit base, we continue to remain active in the securitization markets to finance our Ally Bank automotive loan portfolios. During 2010, we issued $8.1 billion in secured funding backed by retail and dealer floorplan automotive loans of Ally Bank. While deposits provide for a more stable funding base, our efficiencies in securitizations and improving capital market conditions have resulted in a reduction in the cost of funds achieved through secured funding transactions, making them a very attractive source of funding. For retail loans and leases, the primary reason why securitizations are an attractive funding source is that the term structure locks in funding for a specified pool of loans and leases for the life of the underlying asset. Once a pool of retail automobile loans are selected and placed into a securitization, the underlying assets and corresponding debt amortize simultaneously resulting in committed funding for the life of the asset. Performance of the underlying assets will have no bearing on any incremental liquidity risk. We manage the execution risk arising from secured funding by maintaining a diverse investor base and maintaining committed secured facilities.

As we have shifted our focus to migrating assets to Ally Bank and growing our bank funding capabilities, our reliance on parent company liquidity has similarly been reduced. Funding sources at the parent company generally consist of longer-term unsecured debt, private credit facilities, and asset-backed securitizations notably to fund our automotive loan portfolios in Canada, Europe, and Latin America. Historically, the unsecured term debt markets were a key source of long-term financing for us. However, given our ratings profile and market environment, during the second half of 2007 and throughout 2008 and 2009 we chose not to target transactions in the unsecured term debt markets due to the expected high market rates and alternative funding sources. In 2010, we re-entered the unsecured long-term debt capital markets and issued over $8.0 billion of unsecured debt globally through several issuances. At December 31, 2010, we had $9.5 billion and $12.6 billion of unsecured long-term debt with maturities in 2011 and 2012, respectively. To fund these maturities, we will continue to follow this approach of being aggressive, yet opportunistic, in the unsecured debt markets to prefund upcoming debt maturities.

The strategies described above have resulted in us achieving and maintaining a conservative liquidity position. Total available liquidity at the parent company was $23.8 billion, and Ally Bank had $7.5 billion of available liquidity at December 31, 2010. At the same time, these strategies have also resulted in a cost of funds improvement of approximately 100 basis points since becoming a bank holding company. Looking forward, given our enhanced liquidity and capital position and improved credit ratings, we expect that our cost of funds will continue to improve over time.

Credit Strategy

We are a full spectrum automotive finance lender with most of our automotive loan originations underwritten within the prime-lending markets and with a plan to prudently expand in nonprime markets. Our Mortgage Origination and Servicing operations now primarily focus on selling conforming mortgages we originate or purchase in sales that take the form of securitizations guaranteed by Fannie Mae or Freddie Mac and sells government-insured mortgage loans we originate or purchase in securitizations guaranteed by Ginnie Mae in the United States (collectively, the Government-sponsored Enterprises or GSEs).

During 2010, we noted significant improvement in our credit risk profile as a result of proactive credit risk initiatives that were taken in 2009 and 2010 and improvement in the overall economic environment. Risk initiatives undertaken included repositioning the loan portfolios from higher-risk, higher-yielding legacy assets to higher quality and lower risk assets. In addition, strategies were implemented to focus primarily on prime-lending markets, participation in mortgage loan modification programs, implementing tighter underwriting standards, and enhanced collection efforts. We discontinued and sold multiple nonstrategic operations, mainly in our international businesses, including our commercial construction portfolio. Within our Automotive Finance operations, we exited certain underperforming dealer relationships, curtailed leasing activities, and curtailed the origination of nonprime retail financings. Within our Mortgage operations, we reclassified certain legacy mortgage loans from held-for-investment to held-for-sale, which resulted in negative valuation adjustments.

During the year ended December 31, 2010, the credit performance of our portfolios improved overall as we benefited from lower frequency and severity of losses within our automotive portfolios and stabilization of asset quality trends within our mortgage portfolios. Nonperforming loans and charge-offs declined, and our provision for loan losses decreased from $5.6 billion in 2009 to $442 million in 2010.

We continue to see signs of economic stabilization in the housing and vehicle markets, although our total credit portfolio will continue to be affected by sustained levels of high unemployment and continued uncertainty in the housing market.

Representation and Warranty Obligations

We have made significant progress in mitigating repurchase reserve exposure through both settlements with key counterparties and continuing to maintain a robust reserve for representation and warranty obligations. We have settled with both Fannie Mae and Freddie Mac, which resolve material repurchase obligations with each counterparty. We also settled with five counterparties related to whole-loan sales. Our representation and warranty expense decreased to $670 million in 2010 from $1.5 billion in 2009. The repurchase reserve of $830 million at March 31, 2011, primarily represents exposure not related to the GSEs.

Outstanding claims during 2010 have remained relatively constant with GSE claim activity declining and monoline and other claims activity increasing. Typically, the obligations under representation and warranties provided to monolines and other whole-loan investors are not as comprehensive as those to the GSEs. As such, we believe a significant portion of these claims are ineligible for a repurchase.

Our Mortgage operations have issued private-label mortgage-backed securities infrequently since 2007. This exposure is notably different from GSE exposure since representation and warranties are not as comprehensive, collateral is segregated into different programs based on risk, and many transactions include overcollateralization. We have a limited amount of repurchase experience with these investors, and therefore it is currently not possible to estimate future obligations and any related range of loss.

Bank Holding Company and the Treasury’s Investments

During 2008, and continuing into 2009, the credit, capital, and mortgage markets became increasingly disrupted. This disruption led to severe reductions in liquidity and adversely affected our capital position. As a result, Ally sought approval to become a bank holding company to obtain access to capital at a lower cost to remain competitive in our markets. On December 24, 2008, Ally and IB Finance Holding Company, LLC, the holding company of Ally Bank, were each approved as bank holding companies under the Bank Holding Company Act of 1956. At the same time, Ally Bank converted from a Utah-chartered industrial bank into a Utah-chartered commercial nonmember bank. Ally Bank as an FDIC-insured depository institution, is subject to the supervision and examination of the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of

Financial Institutions (UDFI). Ally Financial Inc. is subject to the supervision and examination of the Board of Governors of the Federal Reserve System (the FRB). We are required to comply with regulatory risk-based and leverage capital requirements, as well as various safety and soundness standards established by the FRB, and are subject to certain statutory restrictions concerning the types of assets or securities that we may own and the activities in which we may engage.

As one of the conditions to becoming a bank holding company, the FRB required several actions of Ally, including meeting a minimum amount of regulatory capital. In order to meet this requirement, Ally took several actions, the most significant of which were the execution of private debt exchanges and cash tender offers to purchase and/or exchange certain of our and our subsidiaries outstanding notes held by eligible holders for a combination of cash, newly issued notes of Ally, and in the case of certain of the offers, preferred stock. The transactions resulted in an extinguishment of all notes tendered or exchanged into the offers and the new notes and stock were recorded at fair value on the issue date. This resulted in a pretax gain on extinguishment of debt of $11.5 billion and a corresponding increase to our capital levels. The gain included a $5.4 billion original issue discount representing the difference between the face value and the fair value of the new notes and is being amortized as interest expense over the term of the new notes. In addition, the U.S. Department of Treasury (the Treasury) made an initial investment in Ally on December 29, 2008, pursuant to the Troubled Asset Relief Program (TARP) with a $5.0 billion purchase of Ally perpetual preferred stock with a total liquidation preference of $5.25 billion (Perpetual Preferred Stock).

On May 21, 2009, the Treasury made a second investment of $7.5 billion in exchange for Ally’s mandatorily convertible preferred stock with a total liquidation preference of approximately $7.9 billion (the Old MCP), which included a $4 billion investment to support our agreement with Chrysler to provide automotive financing to Chrysler dealers and customers and a $3.5 billion investment related to the FRB’s Supervisory Capital Assessment Program requirements. Shortly after this second investment, on May 29, 2009, the Treasury acquired 35.36% of Ally common stock when it exercised its right to acquire 190,921 shares of Ally common stock from General Motors Corporation (GM) as repayment for an $884 million loan that the Treasury had previously provided to GM.

On December 30, 2009, we entered into another series of transactions with the Treasury under TARP, pursuant to which the Treasury (i) converted 60 million shares of Old MCP (with a total liquidation preference of $3.0 billion) into 259,200 shares of additional Ally common stock; (ii) invested $1.25 billion in new Ally mandatorily convertible preferred stock with a total liquidation preference of approximately $1.3 billion (the New MCP); and (iii) invested $2.54 billion in new trust preferred securities with a total liquidation preference of approximately $2.7 billion. At this time, the Treasury also exchanged all of its Perpetual Preferred Stock and remaining Old MCP (following the conversion of Old MCP described above) into additional New MCP.

On December 30, 2010, the Treasury converted 110 million shares of New MCP (with a total liquidation preference of approximately $5.5 billion) into 531,850 shares of additional Ally common stock. This action represents a critical step in our path to fully repay the Treasury’s investments. The conversion reduces dividends by approximately $500 million per year, assists with capital preservation, and is expected to improve profitability with a lower cost of funds.

On March 1, 2011, the Declaration of Trust and certain other documents related to the Trust Preferred Securities were amended, and all of the outstanding Trust Preferred Securities held by Treasury were designated 8.125% Fixed Rate / Floating Rate Trust Preferred Securities, Series 2 (the “Series 2 Trust Preferred Securities”). On March 7, 2011, Treasury sold 100% of the Series 2 Trust Preferred Securities in an offering registered with the SEC. Ally did not receive any proceeds from the sale.

Following the transactions described above, Treasury currently holds 73.8% of Ally common stock and approximately $5.9 billion in aggregate liquidation preference amount of New MCP. As a result of its current common stock investment, Treasury is entitled to appoint six of the eleven total members of the Ally Board of Directors.

The following table summarizes the investments in Ally made by Treasury in 2008 and 2009.

	Investment type	Date	Cash investment	Warrants	Total
			($ in millions)
TARP	Preferred equity	December 29, 2008	$5,000	$250	$5,250
GM Loan Conversion(a)	Common equity	May 21, 2009	884	—	884
SCAP 1	Preferred equity (MCP)	May 21, 2009	7,500	375	7,875
SCAP 2	Preferred equity (MCP)	December 30, 2009	1,250	63	1,313
SCAP 2	Trust preferred securities	December 30, 2009	2,540	127	2,667

Total cash investments			$17,174	$815	$17,989

(a)	In January 2009, the Treasury loaned $884 million to General Motors. In connection with that loan, the Treasury acquired rights to exchange that loan for 190,921 shares. In May 2009, the Treasury exercised that right.

The following table summarizes the Treasury’s investment in Ally at March 31, 2011.

	March 31, 2011
	Book Value	Face Value
	($ in millions)
MCP(a)	$5,685	$5,938
Common equity(b)		73.8%

(a)	The amount equals the sum of converting $3.0 billion and $5.5 billion of MCP to common equity in December 2009 and December 2010, respectively.
(b)	Represents the current common equity ownership position by the Treasury.

Discontinued Operations

During 2009 and 2010, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage Legacy Portfolio and Other operations, and Commercial Finance Group, and have classified certain of these operations as discontinued. For all periods presented, all of the operating results for these operations have been removed from continuing operations. Refer to Note 2 to the Consolidated Financial Statements and Condensed Consolidating Financial Statements for more details regarding our discontinued operations.

Primary Lines of Business

Our primary lines of business are Global Automotive Services and Mortgage. The following tables summarize the operating results excluding discontinued operations of each line of business. Operating results for each of the lines of business are more fully described in the MD&A sections that follow.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable)
	($ in millions)		% change
Total net revenue (loss)
Global Automotive Services
North American Automotive Finance operations	$927	$1,075	(14)
International Automotive Finance operations	246	270	(9)
Insurance operations	520	621	(16)
Mortgage operations
Origination and Servicing operations	321	335	(4)
Legacy Portfolio and Other operations	90	216	(58)
Corporate and Other	(497)	(667)	25

Total	$1,607	$1,850	(13)

Income (loss) from continuing operations before income tax (benefit) expense Global Automotive Services
North American Automotive Finance operations	$518	$612	(15)
International Automotive Finance operations	40	47	(15)
Insurance operations	134	183	(27)
Mortgage operations
Origination and Servicing operations	73	71	3
Legacy Portfolio and Other operations	(39)	85	(146)
Corporate and Other	(624)	(811)	23

Total	$102	$187	(45)

	Year ended December 31,			Favorable/(unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Total net revenue (loss)
Global Automotive Services
North American Automotive Finance operations	$4,011	$3,831	$2,597	5	48
International Automotive Finance operations	999	968	1,242	3	(22)
Insurance operations	2,360	2,271	2,961	4	(23)
Mortgage
Origination and Servicing operations	1,808	1,005	1,132	80	(11)
Legacy Portfolio and Other operations	865	(59)	678	n/m	(109)
Corporate and Other	(2,141)	(1,521)	7,578	(41)	(120)

Total	$7,902	$6,495	$16,188	22	(60)

Income (loss) from continuing operations before income tax expense (benefit)
Global Automotive Services
North American Automotive Finance operations	$2,344	$1,624	$(322)	44	n/m
International Automotive Finance operations	228	(157)	102	n/m	n/m
Insurance operations	569	329	499	73	(34)
Mortgage
Origination and Servicing operations	917	39	462	n/m	(92)
Legacy Portfolio and Other operations	(254)	(6,304)	(3,070)	96	(105)
Corporate and Other	(2,625)	(2,490)	7,066	(5)	(135)

Total	$1,179	$(6,959)	$4,737	117	n/m

n/m = not meaningful

Consolidated Results of Operations

The following table summarizes our consolidated operating results excluding discontinued operations for the periods shown. Refer to the operating segment sections of the MD&A that follows for a more complete discussion of operating results by line of business.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Net financing revenue
Total financing revenue and other interest income	$2,530	$3,110	(19)
Interest expense	1,708	1,702	—
Depreciation expense on operating lease assets	285	656	57

Net financing revenue	537	752	(29)
Other revenue
Net servicing income	284	252	13
Insurance premiums and service revenue earned	433	468	(7)
Gain on mortgage and automotive loans, net	92	271	(66)
Loss on extinguishment of debt	(39)	(118)	67
Other gain on investments, net	84	143	(41)
Other income, net of losses	216	82	163

Total other revenue	1,070	1,098	(3)
Total net revenue	1,607	1,850	(13)
Provision for loan losses	113	144	22
Noninterest expense
Compensation and benefits expense	434	426	(2)
Insurance losses and loss adjustment expenses	186	211	12
Other operating expenses	772	882	12

Total noninterest expense	1,392	1,519	8
Income from continuing operations before income tax (benefit) expense	102	187	(45)
Income tax (benefit) expense from continuing operations	(68)	36	n/m

Net income from continuing operations	$170	$151	13

n/m = not meaningful

First Quarter 2011 Compared to First Quarter 2010

We earned net income from continuing operations of $170 million for the three months ended March 31, 2011, compared to $151 million for the three months ended March 31, 2010. Continuing operations for the three months ended March 31, 2011, were favorably impacted by an increase in net servicing income, net derivative activity, our continued focus on cost reduction efforts, which resulted in lower operating expenses, and an income tax benefit resulting from the reversal of the valuation allowance in Canada. This favorability was partially offset by lower operating lease revenue (along with the related depreciation expense) related to a decline in the size of our operating lease portfolio and lower gains on the sale of loans related to the expiration of our automotive forward flow agreements during the fourth quarter of 2010.

Total financing revenue and other interest income decreased by 19% for the three months ended March 31, 2011, compared to the same period in 2010. Operating lease revenue (along with the related depreciation expense) at our Automotive Finance operations decreased as a result of a decline in the size of our operating lease portfolio due to our decision in late 2008 to significantly curtail leasing. The decrease at our Mortgage Legacy Portfolio and Other operations resulted from a decline in average asset levels due to loan sales, the deconsolidation of previous on-balance sheet securitizations, and portfolio runoff.

Net servicing income was $284 million for the three months ended March 31, 2011, compared to $252 million for the same period in 2010. The increase was primarily due to favorable net valuations related to market movement, partially offset by a fair value adjustment due to higher expected future servicing and foreclosure costs and a decline in production due to lower mortgage industry volume.

Insurance premiums and service revenue earned decreased 7% for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to the sale of certain international insurance operations during the fourth quarter of 2010.

Gain on mortgage and automotive loans decreased 66% for the three months ended March 31, 2011, compared to the same period in 2010. The decrease was primarily due to the expiration of our automotive forward flow agreements during the fourth quarter of 2010 and lower gains from whole-loan mortgage sales and mortgage loan liquidations in 2011.

We incurred a loss on extinguishment of debt of $39 million for the three months ended March 31, 2011, compared to $118 million for the three months ended March 31, 2010. The activity in both periods related to the extinguishment of certain Ally debt, which for the three months ended March 31, 2011, included $30 million of accelerated amortization of original issue discount.

Other gain on investments was $84 million for the three months ended March 31, 2011, compared to $143 million for the three months ended March 31, 2010. The decrease during the three months ended March 31, 2011, was primarily due to lower realized investment gains on our Insurance operations investment portfolio.

Other income, net of losses, increased $134 million for the three months ended March 31, 2011, compared to the same period in 2010. The increase was primarily due to net derivative activity and a lower fair value option election adjustment at our Legacy Portfolio and Other operations due to lower assets resulting from deconsolidations and better performance of the remaining asset portfolio.

The provision for loan losses was $113 million for the three months ended March 31, 2011, compared to $144 million for the same period in 2010. The decrease for the three months ended March 31, 2011, was primarily due to improved credit quality and asset mix including the continued runoff and improved loss performance of our Nuvell nonprime automotive financing portfolio.

Insurance losses and loss adjustment expenses decreased 12% for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to the sale of certain international insurance operations during the fourth quarter of 2010 and lower losses in our U.S. dealership-related products.

Other operating expenses decreased 12% for the three months ended March 31, 2011, compared to the same period in 2010. The improvement was primarily due to lower restructuring expense, lower mortgage representation and warranty reserve expense, lower insurance commissions, lower technology and communications expense, lower vehicle remarketing and repossession expense, and lower full-service leasing vehicle maintenance costs for the three months ended March 31, 2011. The favorable impacts during the three months ended March 31, 2011, were partially offset by increased advertising and marketing expense.

We recognized a consolidated income tax benefit from continuing operations of $68 million for the three months ended March 31, 2011, compared to income tax expense of $36 million for the same period in 2010. The decrease in income tax expense was primarily related to the income tax benefit resulting from a $101 million reversal of valuation allowance in Canada related to modifications to the legal structure of our Canadian operations.

The following table summarizes our consolidated operating results excluding discontinued operations for the periods shown. Refer to the operating segment sections of the MD&A that follows for a more complete discussion of operating results by line of business.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing revenue
Total financing revenue and other interest income	$11,447	$13,100	$18,054	(13)	(27)
Interest expense	6,836	7,274	10,441	6	30
Depreciation expense on operating lease assets	2,030	3,748	5,478	46	32
Impairment of investment in operating leases	—	—	1,218	—	100

Net financing revenue	2,581	2,078	917	24	127
Other revenue
Net servicing income	1,169	445	1,484	163	(70)
Insurance premiums and service revenue earned	1,865	1,977	2,710	(6)	(27)
Gain on mortgage and automotive loans, net	1,267	811	159	56	n/m
(Loss) gain on extinguishment of debt	(123)	665	12,628	(118)	(95)
Other gain (loss) on investments, net	505	166	(378)	n/m	144
Other income, net of losses	638	353	(1,332)	81	127

Total other revenue	5,321	4,417	15,271	20	(71)
Total net revenue	7,902	6,495	16,188	22	(60)
Provision for loan losses	442	5,604	3,102	92	(81)
Noninterest expense
Compensation and benefits expense	1,622	1,576	1,916	(3)	18
Insurance losses and loss adjustment expenses	876	1,042	1,402	16	26
Other operating expenses	3,783	5,232	5,031	28	(4)

Total noninterest expense	6,281	7,850	8,349	20	6
Income (loss) from continuing operations before income tax expense (benefit)	1,179	(6,959)	4,737	117	n/m
Income tax expense (benefit) from continuing operations	153	74	(136)	(107)	(154)

Net income (loss) from continuing operations	$1,026	$(7,033)	$4,873	115	n/m

n/m = not meaningful

2010 Compared to 2009

We earned net income from continuing operations of $1.0 billion for the year ended December 31, 2010, compared to a net loss from continuing operations of $7.0 billion for the year ended December 31, 2009. Continuing operations for the year ended December 31, 2010, were favorably impacted by our strategic mortgage actions taken during 2009 to stabilize our consumer and commercial portfolios that resulted in a significant decrease in our provision for loan losses and our continued focus on cost reduction resulted in lower operating expenses. The year ended December 31, 2010, was also favorably impacted by an increase in net servicing income; higher gains on the sale of loans; and lower impairments on equity investments, lot option projects, model homes, and foreclosed real estate.

Total financing revenue and other interest income decreased by 13% for the year ended December 31, 2010, compared to 2009. Our International Automotive Finance operations experienced lower consumer and commercial asset levels due to adverse business conditions in Europe and the runoff of wind-down portfolios in certain international countries as we shifted our focus to five core international markets: Germany, the United Kingdom, Brazil, Mexico, and China through our joint venture. A decline in asset levels in our Mortgage Legacy Portfolio and Other operations resulted from asset sales and portfolio runoff. Operating lease revenue (along with the related depreciation expense) at our North American Automotive Finance operations decreased as a result of a net decline in the size of our operating lease portfolio due to our decision in late 2008 to significantly curtail leasing. The decrease was partially offset by lease portfolio remarketing gains due to strong used vehicle prices and higher remarketing volume as well as an increase in consumer and commercial financing revenue related to the addition of non-GM automotive financing business.

Interest expense decreased 6% for the year ended December 31, 2010, compared to 2009. Interest expense decreased as a result of a change in our funding mix with an increased amount of funding coming from deposit liabilities as well as favorable trends in the securitization markets.

Net servicing income was $1.2 billion for the year ended December 31, 2010, compared to $445 million in 2009. The increase was primarily due to projected cash flow improvements related to slower prepayment speeds as well as higher Home Affordable Modification Program (HAMP) loss mitigation incentive fees compared to prior year unfavorable hedge performance with respect to mortgage servicing rights.

Insurance premiums and service revenue earned decreased 6% for the year ended December 31, 2010, compared to 2009. The decrease was primarily driven by lower earnings from our U.S. extended service contracts due to a decrease in domestic written premiums related to lower vehicle sales volume during the period 2007 to 2009. The decrease was partially offset by increased volume in our international operations.

Gain on mortgage and automotive loans increased 56% for the year ended December 31, 2010, compared to 2009. The increase was primarily related to unfavorable valuation adjustments taken during 2009 on our held-for-sale automobile loan portfolios, higher gains on mortgage whole-loan sales and securitizations in 2010 compared to 2009, higher gains on mortgage loan resolutions in 2010, and the recognition of a gain on the deconsolidation of an on-balance sheet securitization. The increase was partially offset by gains on the sale of wholesale automotive financing receivables during 2009 as there were no off-balance sheet wholesale funding transactions during 2010.

We incurred a loss on extinguishment of debt of $123 million for the year ended December 31, 2010, compared to a gain of $665 million for the year ended December 31, 2009. The activity in all periods related to the extinguishment of certain Ally debt that for the year ended December 31, 2010, included $101 million of accelerated amortization of original issue discount.

Other gain on investments was $505 million for the year ended December 31, 2010, compared to $166 million in 2009. The increase was primarily due to higher realized investment gains driven by market repositioning and the sale of our tax-exempt securities portfolio. During the year ended December 31, 2009, we recognized other-than- temporary impairments of $55 million.

Other income, net of losses, increased 81% for the year ended December 31, 2010, compared to 2009. The improvement in 2010 was primarily related to the absence of loan origination income deferral due to the fair value option election for our held-for-sale loans during the third quarter of 2009 and the impact of significant impairments recognized in 2009. In 2009, we recorded impairments on equity investments, lot option projects, model homes, and an $87 million fair value impairment upon the transfer of our resort finance portfolio from held-for-sale to held-for- investment. Also in 2010, we recognized gains on the sale of foreclosed real estate compared to losses and impairments in 2009.

The provision for loan losses was $442 million for the year ended December 31, 2010, compared to $5.6 billion in 2009. The Mortgage Legacy Portfolio and Other provision decreased $4.1 billion from the prior year due to an improved asset mix as a result of the strategic actions taken during the fourth quarter of 2009 to write-down and reclassify certain legacy mortgage loans from held-to-investment to held-for-sale. The decrease in provision was also driven by the continued runoff and improved loss performance of our Nuvell nonprime automotive financing portfolio.

Insurance losses and loss adjustment expenses decreased 16% for the year ended December 31, 2010, compared to 2009. The decrease was primarily driven by lower loss experience in our Mortgage Legacy Portfolio and Other operations’ captive reinsurance portfolio.

Other operating expenses decreased 28% for the year ended December 31, 2010, compared to 2009, reflecting our continued expense reduction efforts. The improvements were primarily due to lower mortgage representation and warranty expenses, reduced professional service expenses, lower technology and communications expense, lower full-service leasing vehicle maintenance costs, lower insurance commissions, and lower advertising and marketing expenses for the year ended December 31, 2010.

We recognized consolidated income tax expense of $153 million for the year ended December 31, 2010, compared to $74 million in 2009. The increase was driven primarily by foreign taxes on higher pretax profits not subject to valuation allowance and U.S. state income taxes in states where profitable subsidiaries are required to file separately from other loss companies in the group or where the use of prior year losses is restricted.

2009 Compared to 2008

We reported a net loss from continuing operations of $7.0 billion for the year ended December 31, 2009, compared to net income from continuing operations of $4.9 billion for the year ended December 31, 2008. The 2009 results from continuing operations were adversely affected by strategic actions taken in the fourth quarter of 2009 to sell certain legacy mortgage assets resulting in the reclassification of these loans from held-for-investment to held- for-sale. These actions resulted in provision for loan losses of $2.0 billion. Additionally, 2009 was adversely impacted by higher mortgage representation and warranty expense of $1.2 billion compared to 2008 and a $1.2 billion income tax expense impact related to our conversion from a limited liability company to a corporation effective June 30, 2009. The income tax expense related to our conversion was largely offset by income tax benefits resulting from the operating loss recognized in 2009. These adverse impacts were partially offset by a strengthening used vehicle market, which resulted in higher remarketing proceeds that favorably impacted depreciation expense and reduced the provision for loan losses as a result of higher collateral values that reduced our loss severity. Additionally, 2008 results benefited from an $11.5 billion pretax gain from the extinguishment of debt related to our bond exchange.

Total financing revenue and other interest income decreased by 27% for the year ended December 31, 2009, compared to 2008, primarily due to lower asset levels at our Global Automotive Services and Mortgage Legacy Portfolio and Other operations as a result of lower asset origination levels and portfolio runoff. Consumer and operating lease revenue (along with the related depreciation expense) at our North American Automotive Finance operations and International Automotive Finance operations decreased as a result of our strategic decisions in late 2008 to significantly curtail leasing due to credit market dislocation, negative economic conditions, low consumer confidence, and decreasing lease residual values. In addition, our International Automotive Finance operations’ consumer and commercial asset levels were lower due to operations winding down in several countries. Declines in Legacy Mortgage asset levels resulted from asset sales and portfolio runoff. Additionally, we recognized lower yields on consumer mortgage loans as a result of higher delinquencies, increases in nonaccrual levels, and the impact of lower rates on adjustable-rate mortgage loans.

Interest expense was $7.3 billion for the year ended December 31, 2009, compared to $10.4 billion in 2008. Interest expense decreased at our North American Automotive Finance operations and at our International Automotive Finance operations primarily due to reductions in the average balance of interest-bearing liabilities consistent with lower average asset levels. The decrease at Mortgage was primarily due to a lower average cost of funds due to declining interest rates and lower average borrowings related to a reduction in asset levels and extinguishments of ResCap debt. These decreases were partially offset by the amortization of the original issue discount associated with the December 2008 bond exchange.

No impairment of investment in operating leases was recognized in 2009. In 2008 we recognized a $1.2 billion impairment on our investment in operating leases that resulted from significant declines in used vehicle demand and used vehicle sales prices. The impairment consisted of $1.2 billion within our North American Automotive Finance operations and $26 million within our International Automotive Finance operations.

Net servicing income decreased 70% during the year ended December 31, 2009, compared to 2008. The decrease was mainly due to unfavorable mortgage servicing valuations reflecting a projected reduction in cash flows and increased prepayment assumptions as a result of lower market interest rates compared to favorable valuation adjustments due to decreasing prepayment trends in 2008. Additionally, we recognized unfavorable hedge performance due to changes in the spreads between our servicing assets and the derivative hedge portfolio, which is used to manage interest rate risk. Our ability to fully hedge interest rate risk and volatility was restricted in the latter half of 2008 and during the year ended December 31, 2009, by the limited availability of willing counterparties to enter into forward agreements and liquidity constraints hindering our ability to take positions in the option markets. Servicing fees also declined as a result of portfolio runoff and sales of certain servicing assets during the second half of 2008.

Insurance premiums and service revenue earned decreased 27% during the year ended December 31, 2009, compared to 2008. The decrease was primarily due to the sale of our U.S. reinsurance agency in November 2008. Additionally, lower earned premiums on extended service contracts written in current and prior periods, lower dealer inventory levels, and decreases within our international operations contributed to a decrease in revenue. These decreases were primarily due to the overall negative economic environment and lower dealership volumes.

The net gain on mortgage and automotive loans was $811 million for the year ended December 31, 2009, compared to $159 million for the year ended December 31, 2008. The net improvement in 2009 was primarily due to realized losses related to Legacy Mortgage asset sales in 2008. Additionally, we recognized improved margins on sales of loans in 2009 as a result of our focus on originating conforming and government-insured residential mortgage loans. Partially offsetting the improvement was decreased gains from lower whole-loan sales volumes and securitization transactions in our North American Finance Automotive operations due to a shift in our strategy to a deposit-based funding model through Ally Bank with less reliance on the securitization markets.

Gain on extinguishment of debt totaled $665 million for the year ended December 31, 2009, compared to $12.6 billion for the year ended December 31, 2008. The 2009 results were primarily driven by the recognition of a $634 million gain on the extinguishment of certain debt as part of privately negotiated transactions. The 2008 results were impacted largely by the fourth quarter private debt exchange and cash tender offers that generated pretax gains of $11.5 billion. The 2008 results also include additional debt extinguishment gains of $1.1 billion recognized by Mortgage offset by losses of $23 million recognized by Corporate and Other due to the repurchase and extinguishment of ResCap debt.

Other net gain on investments was $166 million for the year ended December 31, 2009, compared to a net loss of $378 million in 2008. The increase was primarily related to the write-off of certain investment securities in 2008 and lower other-than-temporary impairments on investment securities in 2009.

Other income, net of losses, increased $1.7 billion for the year ended December 31, 2009, compared to 2008. The improvement was primarily related to the absence of certain 2008 events including a $570 million full equity- method investment impairment due to the decline in credit market conditions and unfavorable asset revaluations, significant equity investment losses, and the recognition of a $255 million impairment on the assets of our resort finance business in 2008. Additionally, the improvement was driven by lower losses on the sale of foreclosed real estate due to lower volume and severity and lower impairments on lot option projects and model homes, and lower losses on residual interests due to the write-down of home equity residuals in 2008. Partially offsetting these increases was a decrease in real estate brokerage fee income due to the 2008 sale of our business that provided brokerage and relocation services.

The provision for loan losses was $5.6 billion for the year ended December 31, 2009, compared to $3.1 billion in 2008. The Mortgage provision for loan losses increased $2.6 billion for the year ended December 31, 2009. The increase was primarily due to strategic actions in the fourth quarter of 2009 as a result of the decision to sell certain legacy mortgage assets resulting in the reclassification of these assets from held-for-investment to held-for-sale and consequently the recognition of $2.0 billion in expense. Additionally, we recognized higher provision for loan losses on the Ally Bank held-for-investment portfolio due to higher projected delinquencies and loss severities, as well as regulatory input. The increase was partially offset by lower provision for loan losses as a result of lower mortgage loan and lending receivables balances in 2009 compared to 2008. Our North American Automotive Finance operations’ provision decreased $587 million for the year ended December 31, 2009, primarily due to a decrease in the provision for retail balloon contracts as a result of a strengthening used vehicle market in the United States and portfolio runoff as this product was curtailed in September 2008. Our Commercial Finance Group’s provision increased $481 million for the year ended December 31, 2009, due to an increase in provision for loan losses within the resort finance business and in our European operations.

Compensation and benefits expense decreased 18% for the year ended December 31, 2009, compared to 2008, primarily due to lower employee headcount.

Insurance losses and loss adjustment expenses decreased 26% for the year ended December 31, 2009, compared to 2008. The decrease was primarily driven by the sale of our U.S. reinsurance agency and lower loss experience in our dealership-related products as a result of lower volumes.

Other operating expenses increased 4% for the year ended December 31, 2009, compared to 2008. Other operating expenses were largely impacted by higher mortgage representation and warranty expense of $1.2 billion in 2009 compared to 2008. Excluding the effects of mortgage representation and warranty expense, other operating expenses decreased 22% in 2009 compared to 2008. Contributing to this improvement was a decrease in insurance commissions, reduced restructuring expenses, reduced professional service expenses, and lower vehicle remarketing and repossession expenses.

We recognized consolidated tax expense of $74 million for the year ended December 31, 2009, compared to a tax benefit of $136 million in 2008. The increase in tax expense was primarily due to our conversion from a limited liability company to a corporation effective June 30, 2009, which resulted in the recognition of a $1.2 billion net deferred tax liability through income tax expense. Additionally, we recognized higher valuation allowances in 2009 compared to 2008. Partially offsetting the increase in expense was higher tax benefits on operating losses as a result of our conversion to a corporation. Refer to Note 24 to the Consolidated Financial Statements for additional information regarding our change in tax status.

Global Automotive Services

Results for Global Automotive Services are presented by reportable segment, which includes our North American Automotive Finance operations, our International Automotive Finance operations, and our Insurance operations.

North American Automotive Finance Operations

Results of Operations

The following table summarizes the operating results of our North American Automotive Finance operations for the periods shown. North American Automotive Finance operations consist of automotive financing in the United States and Canada and include the automotive activities of Ally Bank and ResMor Trust. The amounts presented are before the elimination of balances and transactions with our other reportable segments.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable)
	($ in millions)		% change
Net financing revenue
Consumer	$668	$539	24
Commercial	326	336	(3)
Loans held-for-sale	–	69	(100)
Operating leases	651	1,095	(41)
Interest and dividend income	23	56	(59)

Total financing revenue and other interest income	1,668	2,095	(20)
Interest expense	582	616	6
Depreciation expense on operating lease assets	268	607	56

Net financing revenue	818	872	(6)
Other revenue
Servicing fees	45	60	(25)
Gain on automotive loans, net	–	113	(100)
Other income	64	30	113

Total other revenue	109	203	(46)
Total net revenue	927	1,075	(14)
Provision for loan losses	46	101	54
Noninterest expense
Compensation and benefits expense	116	101	(15)
Other operating expenses	247	261	5

Total noninterest expense	363	362	–
Income before income tax (benefit) expense	$518	$612	(15)

Total assets	$87,662	$74,786	17

Operating data
Retail originations	$10,140	$5,967	70
Lease originations	2,219	711	n/m

n/m = not meaningful

First Quarter 2011 Compared to First Quarter 2010

Our North American Automotive Finance operations earned income before income tax expense of $518 million for the three months ended March 31, 2011, compared to $612 million for the three months ended March 31, 2010. The decrease in 2011 was primarily driven by a decrease in operating lease revenue (along with the related depreciation expense) related to the decline in the operating lease portfolio and the absence of gains on the sale of automotive loans related to the expiration of our forward flow agreements during the fourth quarter of 2010. This decline was partially offset by increased consumer financing revenue driven by strong loan origination volume related to the improvement of automotive industry sales and automotive manufacturer penetration (primarily GM).

Consumer financing revenue increased 24% for the three months ended March 31, 2011, compared to the same period in 2010, due to an increase in consumer asset levels primarily related to strong loan origination volume during 2010 and 2011 resulting from the recovery of automotive industry sales. Additionally, we expanded our presence into the more fragmented market for used automotive financing and have also begun to prudently expand our origination volume further into the nonprime markets. The increase in consumer revenue was partially offset by a change in the consumer asset mix related to the runoff of the higher yielding Nuvell nonprime automotive financing portfolio.

Loans held-for-sale financing revenue decreased $69 million for the three months ended March 31, 2011, compared to the same period in 2010, due to the expiration of our automotive forward flow agreements during the fourth quarter of 2010. Subsequent to the expiration of these agreements, we have continued to retain consumer loan originations on-balance sheet utilizing deposit funding from Ally Bank and on-balance sheet securitization transactions.

Operating lease revenue decreased 41% for the three months ended March 31, 2011, compared to the same period in 2010. Operating lease revenue (along with the related depreciation expense) decreased due to a decline in the size of our operating lease portfolio. In 2008, we significantly curtailed leasing based on credit market dislocation and the significant decline in used vehicle prices that resulted in increasing residual losses and an impairment of our lease portfolio. During the latter half of 2009, we re-entered the leasing market with targeted lease product offerings and have continued to expand lease originations during 2010 and the first quarter of 2011. While the wind-down of our legacy lease portfolio has exceeded new origination volume, we anticipate that the declines in the size of our lease portfolio will begin to moderate as lease termination volumes decline, and we continue to support our new lease product offerings.

Interest and dividend income decreased 59% for the three months ended March 31, 2011, primarily due to lower FTP income related to lower rates and a change in funding mix.

Net gain on automotive loans decreased $113 million for the three months ended March 31, 2011, compared to the same period in 2010. There were no gains on the sale of loans during the three months ended March 31, 2011, primarily due to the expiration of our forward flow agreements during the fourth quarter of 2010.

Other income increased 113% for the three months ended March 31, 2011, compared to the same period in 2010. The increase was primarily due to unfavorable swap mark-to-market activity related to the held-for-sale loan portfolio in 2010.

The provision for loan losses was $46 million for the three months ended March 31, 2011, compared to $101 million for the same period in 2010. The decrease for the three months ended March 31, 2011, was primarily due to decreased losses and runoff of the Nuvell portfolio and improved loss performance in the consumer loan portfolio reflecting higher credit quality of recent originations and continued favorable pricing in the used vehicle market, partially offset by continued growth in the consumer loan portfolio.

The following table summarizes the operating results of our North American Automotive Finance operations for the periods shown. North American Automotive Finance operations consist of automotive financing in the United States and Canada and include the automotive activities of Ally Bank and ResMor Trust. The amounts presented are before the elimination of balances and transactions with our other reportable segments.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing revenue
Consumer	$2,339	$1,804	$2,358	30	(23)
Commercial	1,425	1,136	1,044	25	9
Loans held-for-sale	112	320	473	(65)	(32)
Operating leases	3,570	5,408	7,236	(34)	(25)
Interest and dividend income	149	269	374	(45)	(28)

Total financing revenue and other interest income	7,595	8,937	11,485	(15)	(22)
Interest expense	2,377	2,363	3,534	(1)	33
Depreciation expense on operating lease assets	1,897	3,500	5,228	46	33
Impairment of investment in operating leases	—	—	1,192	—	100

Net financing revenue	3,321	3,074	1,531	8	101
Other revenue
Servicing fees	226	238	295	(5)	(19)
Gain on automotive loans, net	249	220	442	13	(50)
Other income	215	299	329	(28)	(9)

Total other revenue	690	757	1,066	(9)	(29)
Total net revenue	4,011	3,831	2,597	5	48
Provision for loan losses	286	611	1,198	53	49
Noninterest expense
Compensation and benefits expense	387	435	482	11	10
Other operating expenses	994	1,161	1,239	14	6

Total noninterest expense	1,381	1,596	1,721	13	7
Income (loss) before income tax expense	$2,344	$1,624	$(322)	44	n/m

Total assets	$81,893	$68,282	$71,981	20	(5)

n/m = not meaningful

2010 Compared to 2009

Our North American Automotive Finance operations earned income before income tax expense of $2.3 billion for the year ended December 31, 2010, compared to $1.6 billion for the year ended December 31, 2009. Results for the year ended December 31, 2010, were favorably impacted by increased loan origination volume related to improved economic conditions, the growth of our non-GM consumer and commercial automotive financing business, and favorable remarketing results, which reflected continued strength in the used vehicle market.

Total financing revenue and other interest income decreased 15% for the year ended December 31, 2010, compared to 2009. The decrease was primarily related to a decline in operating lease revenue, which exceeded the growth in consumer and commercial net financing revenue. Operating lease revenue (along with the related depreciation expense) decreased primarily due to a decline in the size of our operating lease portfolio resulting from our decision in late 2008 to significantly curtail leasing. This decision was based on the significant decline in used vehicle prices that resulted in increasing residual losses during 2008 and an impairment of our lease portfolio. During the latter half of 2009, we selectively re-entered the leasing market with more targeted lease product offerings. As a result, runoff of the legacy portfolio exceeded new origination volume. The decrease in operating lease revenue was largely offset by an associated decline in depreciation expense, which was also favorably impacted by remarketing gains as a result of continued strength in the used vehicle market and higher remarketing volume. Consumer financing revenue (combined with interest income on consumer loans held-for-sale) increased 15% during the year ended December 31, 2010, primarily due to an increase in consumer loan origination volume as a result of improved economic conditions and increased volume from non-GM channels. Additionally, consumer asset levels increased due to the consolidation of consumer loans included in securitization transactions that were previously classified as off-balance sheet. Refer to Note 11 to the Consolidated Financial Statements for further information regarding the consolidation of these assets. The increase was partially offset by a change in the consumer asset mix related to the runoff of the higher-yielding Nuvell nonprime automotive financing portfolio. Commercial revenue increased 25%, compared to the year ended December 31, 2009, primarily due to an increase in dealer wholesale funding driven by improved economic conditions, the growth of non-GM wholesale floorplan business, and the recognition of all wholesale funding transactions on-balance sheet in 2010 compared to certain transactions that were off-balance sheet in 2009. Interest and dividend income decreased 45% for the year ended December 31, 2010, primarily due to a change in funding mix including lower levels of off-balance sheet securitizations.

Net gain on automotive loans increased 13% for the year ended December 31, 2010, compared to 2009. The increase was primarily related to higher levels of retail whole-loan sales in 2010, higher gains on the sale of loans during 2010, and unfavorable valuation adjustments taken during 2009 on the held-for-sale portfolio. The increase was partially offset by higher gains on the sale of wholesale receivables during 2009 as there were no off-balance sheet wholesale funding transactions during 2010.

Other income decreased 28% for the year ended December 31, 2010, compared to 2009. The decrease was primarily due to unfavorable swap mark-to-market activity related to the held-for-sale loan portfolio in 2010.

The provision for loan losses was $286 million for the year ended December 31, 2010, compared to $611 million in 2009. The decrease was primarily driven by the continued runoff of our Nuvell portfolio and improved loss performance in the consumer loan portfolio reflecting improved pricing in the used vehicle market and higher credit quality of more recent originations.

Noninterest expense decreased 13% for the year ended December 31, 2010, compared to 2009. The decrease was primarily due to lower compensation and benefits expense primarily related to lower employee headcount resulting from rightsizing the cost structure with business volumes along with further productivity improvements, unfavorable foreign-currency movements during the year ended December 31, 2009, and lower IT and professional services costs due to continued focus on cost reduction.

2009 Compared to 2008

Our North American Automotive Finance operations earned income before income tax expense of $1.6 billion for the year ended December 31, 2009, compared to a loss before income tax expense of $322 million for the year ended December 31, 2008. The year ended December 31, 2009, was favorably impacted by a significant improvement in the used vehicle market, which resulted in higher remarketing proceeds that favorably impacted operating lease depreciation expense. Additionally, we incurred lower provision for loan losses related to our liquidating retail balloon portfolio as a result of higher collateral values that reduced our loss severity. Further, because of this improvement in the used vehicle market, we did not recognize operating lease impairments in 2009, compared to impairments of $1.2 billion in 2008. These favorable items were partially offset by lower financing revenue related to a declining asset base resulting from reduced originations due to the economic recession and the dislocation in the capital and credit markets.

Total financing revenue and other interest income decreased 22% for the year ended December 31, 2009, compared to 2008. Consumer financing revenue (combined with interest income on consumer loans held-for-sale) decreased 25% during the year ended December 31, 2009, primarily due to lower average consumer asset levels. These lower asset levels were driven by significantly lower originations beginning in late 2008 due to the general economic recession and significantly tighter credit markets in the United States and Canada as well as the runoff of the higher-yielding Nuvell nonprime automotive financing portfolio. The $320 million of income on loans held-for- sale for the year ended December 31, 2009, related to interest on loans that are expected to be sold in whole-loan and full securitization transactions over the next twelve months. Commercial revenue increased 9%, compared to the year ended December 31, 2008, primarily due to an increase in average commercial loan balances that was primarily due to the growth in non-GM related wholesale floorplan business and the reconsolidation of certain off- balance sheet wholesale securitization transactions in 2009. Operating lease revenue (along with the related depreciation expense) decreased as new lease originations significantly declined due to our strategic decision in late 2008 to significantly curtail leasing. This decision was based on the significant decline in used vehicle prices that resulted in an impairment charge and increasing residual losses during 2008. The decrease in operating lease revenue was partially offset by remarketing gains resulting from higher used vehicle selling prices due to a strengthening used vehicle market in 2009. Interest and dividend income decreased 28% for the year ended December 31, 2009, primarily due to a change in funding mix including lower levels of off-balance sheet securitizations.

Interest expense decreased 33% for the year ended December 31, 2009, compared to 2008. The decrease was driven by lower funding requirements due to lower average asset levels in 2009.

No impairment of investment in operating leases was recognized in 2009. In 2008, we recognized a $1.2 billion impairment that resulted from sharp declines in demand and used vehicle sale prices, which adversely affected vehicle remarketing proceeds.

Servicing fees decreased 19% for the year ended December 31, 2009, compared to 2008. The decrease in servicing fees related to declines in the serviced asset base primarily resulting from the runoff of the serviced lease portfolio.

We earned a net gain on automotive loans of $220 million for the year ended December 31, 2009, compared to $442 million for the year ended December 31, 2008. The decrease was primarily due to a shift in our strategy in 2009 to a deposit-based funding model through Ally Bank, with less reliance on the securitization markets. Lower whole-loan sales volumes and other off-balance sheet securitization transactions resulted in decreased gains on the sale of retail and wholesale loans.

The provision for loan losses decreased 49% for the year ended December 31, 2009, compared to 2008. The decrease was due primarily to decreases in the provision for retail balloon contracts primarily as a result of a strengthening used vehicle market and portfolio runoff as this product was curtailed in September 2008. A lower supply of used vehicles in 2009, among other factors, resulted in increased residual values and, in turn, lower provision for loan losses. Additionally, during 2008, the commercial provision had trended higher in response to concerns over GM and associated GM-dealer financial health. These favorable developments were partially offset by an increase in provision for loan loss expense related to unfavorable loss trends in consumer loans in the Nuvell portfolio, primarily in the second half of 2009.

Other noninterest expense decreased 7% for the year ended December 31, 2009, compared to 2008. The decrease was primarily driven by lower compensation and benefits expense and lower restructuring charges due to headcount reductions resulting from prior restructuring actions.

International Automotive Finance Operations

Results of Operations

The following table summarizes the operating results of our International Automotive Finance operations excluding discontinued operations for the periods shown. The amounts presented are before the elimination of balances and transactions with our other reportable segments and include eliminations of balances and transactions among our North American Automotive Finance operations and Insurance operations.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Net financing revenue
Consumer	$287	$279	3
Commercial	104	102	2
Loans held-for-sale	—	4	(100)
Operating leases	29	66	(56)
Interest and dividend income	26	8	n/m

Total financing revenue and other interest income	446	459	(3)
Interest expense	258	232	(11)
Depreciation expense on operating lease assets	17	49	65

Net financing revenue	171	178	(4)
Other revenue
Gain on automotive loans, net	—	7	(100)
Other income	75	85	(12)

Total other revenue	75	92	(18)
Total net revenue	246	270	(9)
Provision for loan losses	37	21	(76)
Noninterest expense
Compensation and benefits expense	44	44	—
Other operating expenses	125	158	21

Total noninterest expense	169	202	16
Income from continuing operations before income tax (benefit) expense	$40	$47	(15)

Total assets	$16,295	$19,378	(16)

Operating data
Consumer originations	$1,898	$1,487	28

n/m = not meaningful

First Quarter 2011 Compared to First Quarter 2010

Our International Automotive Finance operations earned income from continuing operations before income tax expense of $40 million during the three months ended March 31, 2011, compared to income from continuing operations before income tax expense of $47 million during the three months ended March 31, 2010. Results for the three months ended March 31, 2011, were unfavorably impacted by increased provisions for loan losses.

Total financing revenue and other interest income decreased 3% for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to a decline in operating lease revenue. Operating lease revenue (along with the related depreciation expense) decreased primarily due to the continued runoff of the full-service leasing portfolio.

Interest expense increased 11% for the three months ended March 31, 2011, compared to the same period in 2010. The increase was primarily due to the implementation of funds transfer pricing in certain countries.

Other income decreased 12% for the three months ended March 31, 2011, compared to the same period in 2010. The decrease was primarily due to favorable mark-to-market adjustments on derivatives during the first quarter of 2010.

The provision for loan losses increased $16 million for the three months ended March 31, 2011, compared to the same period in 2010. The increase in provision is related to recent concerns with certain commercial credits.

Noninterest expense decreased 16% for the three months ended March 31, 2011, compared to the same period in 2010. The decrease was primarily due to lower expenses associated with the wind-down of operations in certain countries and our continued focus on cost reduction.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing revenue
Consumer	$1,075	$1,271	$1,604	(15)	(21)
Commercial	390	495	819	(21)	(40)
Loans held-for-sale	15	2	—	n/m	n/m
Operating leases	205	305	344	(33)	(11)
Interest and dividend income	59	55	197	7	(72)

Total financing revenue and other interest income	1,744	2,128	2,964	(18)	(28)
Interest expense	924	1,176	1,814	21	35
Depreciation expense on operating lease assets	137	247	247	45	—
Impairment of investment in operating leases	—	—	26	—	100

Net financing revenue	683	705	877	(3)	(20)
Other revenue
Gain (loss) on automotive loans, net	21	(77)	2	127	n/m
Other income	295	340	363	(13)	(6)

Total other revenue	316	263	365	20	(28)
Total net revenue	999	968	1,242	3	(22)
Provision for loan losses	54	230	204	77	(13)
Noninterest expense
Compensation and benefits expense	164	202	202	19	—
Other operating expenses	553	693	734	20	6

Total noninterest expense	717	895	936	20	4
Income (loss) from continuing operations before income tax expense	$228	$(157)	$102	n/m	n/m

Total assets	$15,979	$21,802	$29,290	(27)	(26)

n/m = not meaningful

2010 Compared to 2009

Our International Automotive Finance operations earned income from continuing operations before income tax expense of $228 million during the year ended December 31, 2010, compared to a loss from continuing operations before income tax expense of $157 million during the year ended December 31, 2009. Results for 2010 were favorably impacted by lower provision for loan losses and lower restructuring charges on wind-down operations.

Total financing revenue and other interest income decreased 18% for the year ended December 31, 2010, compared to 2009, primarily due to decreases in consumer and commercial asset levels as the result of adverse business conditions in Europe and the runoff of wind-down portfolios.

Interest expense decreased 21% for the year ended December 31, 2010, compared to 2009, primarily due to reductions in borrowing levels consistent with a lower asset base.

Depreciation expense on operating lease assets decreased 45% for the year ended December 31, 2010, compared to 2009, primarily due to the continued runoff of the full-service leasing portfolio.

Net gain on automotive loans was $21 million for the year ended December 31, 2010, compared to a net loss of $77 million for the year ended December 31, 2009. The losses for the year ended December 31, 2009, were due primarily to lower-of-cost or market adjustments on certain loans held-for-sale in certain wind down operations. The gains for the year ended December 31, 2010, were primarily due to the partial release of lower-of-cost or market adjustments on loans held-for-sale in wind-down operations due to improved market values.

The provision for loan losses was $54 million for the year ended December 31, 2010, compared to $230 million in 2009. The decrease was primarily due to improved loss performance on the consumer portfolio reflecting higher origination quality in 2009 and 2010 and the improving financial position of our dealer customers in Europe.

Noninterest expense decreased 20% for the year ended December 31, 2010, compared to 2009. The decrease was primarily due to lower compensation and benefits expense primarily related to lower employee headcount resulting from restructuring activities, unfavorable foreign-currency movements during the year ended December 31, 2009, and lower IT and professional service costs due to continued focus on cost reduction.

2009 Compared to 2008

Our International Automotive Finance operations incurred a loss from continuing operations before income tax expense of $157 million during the year ended December 31, 2009, compared to income from continuing operations before income tax expense of $102 million during the year ended December 31, 2008. The year ended December 31, 2009, was unfavorably impacted by lower financing revenue related to a declining asset base. The asset base decline resulted from reduced originations due to the wind-down of operations in several countries and lower GM sales volume due to the general economic recession. The decrease was partially offset by lower funding costs commensurate with a lower asset base.

Total financing revenue and other interest income decreased 28% for the year ended December 31, 2009, compared to 2008. Consumer financing revenue decreased 21% during the year ended December 31, 2009, primarily due to lower consumer asset levels as a result of significantly lower originations due to the general economic recession, lower GM vehicle sales volume in 2009, and the wind-down of operations in several countries. Consumer asset levels at December 31, 2009, decreased $3.7 billion, or 24%, compared to December 31, 2008. Commercial revenue decreased 40% during 2009 compared to 2008, primarily due to lower commercial asset levels resulting from decreased GM sales volume and the wind-down of operations in several countries. Operating lease revenue decreased due to the significant curtailment of the lease product beginning in late 2008 and the runoff of assets in the full-service leasing portfolio. Interest and dividend income decreased 72% during the year ended December 31, 2009, primarily due to lower intercompany income resulting from a decline in intercompany-lending activity with our Commercial Finance Group and the reclassification of interest income on a one-time Brazil judicial deposit in 2008. Additionally, total financing revenue and other interest income were unfavorably impacted by foreign-currency movements as a result of the strengthening of the U.S. dollar in 2009 compared to 2008.

Interest expense decreased 35% for the year ended December 31, 2009, compared to 2008. The decrease was driven by reductions in the average balance of interest-bearing liabilities consistent with a lower asset base and favorable foreign-currency movements.

No impairment of investment in operating leases was recognized in 2009. The $26 million recognized for the year ended December 31, 2008, related to the full-service leasing portfolio and resulted from declines in demand and used vehicle sale prices.

We incurred a net loss on automotive loans of $77 million for the year ended December 31, 2009, compared to a net gain of $2 million for the year ended December 31, 2008. The loss for the year ended December 31, 2009, was primarily due to the recognition of a $61 million lower-of-cost or fair value adjustment on the held-for-sale Spanish consumer portfolio. Additionally, during 2009, we recognized a $16 million loss on the sale of our India portfolio.

Other income decreased 6% for the year ended December 31, 2009, compared to 2008. The decrease was primarily related to lower full-service leasing fees as a result of asset runoff and the absence of a U.K. value added tax (VAT) refund received in 2008. The decrease was partially offset by favorable mark-to-market adjustments on derivatives and increased vehicle remarketing income on full-service leasing vehicles resulting from a stronger used vehicle market.

Other noninterest expense decreased 4% for the year ended December 31, 2009, compared to 2008. The 2009 results were favorably impacted by the reclassification of interest income on a one-time Brazil judicial deposit in 2008 and lower IT and marketing expenses. The decrease in expense was partially offset by unfavorable foreign-currency movements and higher severance and restructuring expenses.

Automotive Finance Operations

Our North American Automotive Finance operations and our International Automotive Finance operations (Automotive Finance operations) provide automotive financing services to consumers and to automotive dealers. For consumers, we offer retail automobile financing and leasing for new and used vehicles, and through our commercial automotive financing operations, we fund dealer purchases of new and used vehicles through wholesale or floorplan financing.

Consumer Automotive Financing

Historically, we have provided two basic types of financing for new and used vehicles: retail automobile contracts (retail contracts) and automobile lease contracts. In most cases, we purchase retail contracts and leases for new and used vehicles from dealers when the vehicles are purchased or leased by consumers. In a number of markets outside the United States, we are a direct lender to the consumer. Our consumer automotive financing operations generate revenue through finance charges or lease payments and fees paid by customers on the retail contracts and leases. In connection with lease contracts, we also recognize a gain or loss on the remarketing of the vehicle at the end of the lease.

The amount we pay a dealer for a retail contract is based on the negotiated purchase price of the vehicle and any other products, such as service contracts, less any vehicle trade-in value and any down payment from the consumer. Under the retail contract, the consumer is obligated to make payments in an amount equal to the purchase price of the vehicle (less any trade-in or down payment) plus finance charges at a rate negotiated between the consumer and the dealer. In addition, the consumer is also responsible for charges related to past-due payments. When we purchase the contract, it is normal business practice for the dealer to retain some portion of the finance charge as income for the dealership. Our agreements with dealers place a limit on the amount of the finance charges they are entitled to retain. Although we do not own the vehicles we finance through retail contracts, we hold a perfected security interest in those vehicles. Due to funding challenges related to the general economic recession at the time, in January 2009, we ceased originating financing volume through Nuvell, which had focused on nonprime automotive financing through GM-affiliated dealers.

With respect to consumer leasing, we purchase leases (and the associated vehicles) from dealerships. The purchase price of consumer leases is based on the negotiated price for the vehicle less any vehicle trade-in and any down payment from the consumer. Under the lease, the consumer is obligated to make payments in amounts equal to the amount by which the negotiated purchase price of the vehicle (less any trade-in value or down payment) exceeds the projected residual value (including residual support) of the vehicle at lease termination, plus lease charges. The consumer is also generally responsible for charges related to past due payments, excess mileage, and excessive wear and tear. When the lease contract is entered into, we estimate the residual value of the leased vehicle at lease termination. We generally base our determination of the projected residual values on a guide published by an independent publisher of vehicle residual values, which is stated as a percentage of the manufacturer’s suggested retail price. These projected values may be upwardly adjusted as a marketing incentive if the manufacturer or Ally considers above-market residual support necessary to encourage consumers to lease vehicles.

Consumer automobile leases are operating leases; therefore, credit losses on the operating lease portfolio are not as significant as losses on retail contracts because lease losses are limited to payments and assessed fees. Since some of these fees are not assessed until the vehicle is returned, these losses on the lease portfolio are correlated with lease termination volume. North American operating lease accounts past due over 30 days represented 2.36% and 3.12% of the total portfolio at December 31, 2010 and 2009, respectively. In late 2008, we significantly curtailed leasing due to distress in the capital markets and the significant decline in used vehicle prices that resulted in increased residual losses. We selectively re-entered the leasing market in 2009; however, originations are significantly lower than in past years. We did not receive residual support from GM or Chrysler on lease originations in 2010 or 2009.

Our standard U.S. leasing plan, SmartLease, requires a monthly payment by the consumer. We also offer an alternative leasing plan, SmartLease Plus, that requires one up-front payment of all lease amounts at the time the consumer takes possession of the vehicle. In addition to the SmartLease plans, prior to September 2008, we offered the SmartBuy plan through U.S. dealerships to consumers. SmartBuy combined certain features of a lease contract with those of a traditional retail contract. Under the SmartBuy plan, the customer pays regular monthly payments that are generally lower than would otherwise be owed under a traditional retail contract. At the end of the contract, the customer has several options including keeping the vehicle by making a final balloon payment, refinancing the balloon payment, or returning the vehicle to us and paying a disposal fee plus any applicable excess wear and excess mileage charges. Unlike a lease contract, during the course of a SmartBuy contract, the customer owns the vehicle, and we hold a perfected security interest in the vehicle. Effective September 2008, we ceased new originations of the SmartBuy product.

With respect to all financed vehicles, whether subject to a retail contract or a lease contract, we require that property damage insurance be obtained by the consumer. In addition, for lease contracts, we require that bodily injury and comprehensive and collision insurance be obtained by the consumer.

The consumer financing revenue of our Automotive Finance operations totaled $3.4 billion, $3.1 billion, and $4.0 billion in 2010, 2009, and 2008, respectively.

Consumer Automotive Financing Volume

The following table summarizes our new and used vehicle consumer financing volume and our share of consumer sales for the period presented.

	Ally consumer automotive financing volume		% Share of consumer sales
Three months ended March 31, (units in thousands)	2011	2010	2011	2010

GM new vehicles
North America	266	126	51	34
International (excluding China)(a)	75	60	24	19
China(b)	25	23	10	11

Total GM new units financed	366	209

Chrysler new vehicles
North America	75	57	30	36

Total Chrysler new units financed	75	57

Other non-GM / Chrysler new vehicles
North America	19	5
International (excluding China)	1	1
China(b)	21	12

Total other non-GM / Chrysler new units financed	41	18

Used vehicles
North America	125	59
International (excluding China)	9	5

Total used units financed	134	64

Total consumer automotive financing volume	616	348

(a)	Excludes financing volume and GM consumer sales of discontinued operations as well as GM consumer sales for other countries in which GM operates and in which we have no financing volume.
(b)	Includes all vehicles financed through our joint venture GMAC-SAIC. We own 40% of GMAC-SAIC alongside Shanghai Automotive Group Finance Company LTD and Shanghai General Motors Corporation LTD.

Growth in consumer automotive financing volume and related penetration levels in 2011 compared to 2010 were primarily driven by the expansion of our retail originations platform, strong dealer relationships, and higher industry sales. Our first quarter 2011 penetration results reflect a high level of GM incentive programs that were available in the last two quarters. We expect that GM will moderate their use of incentives, and therefore, our penetration rate will not remain at this level in future quarters.

The following table summarizes are new and used vehicle consumer financing volume and our share of consumer sales for the period presented.

	Ally consumer automotive financing volume			% Share of consumer sales
	Year ended December 31,			Year ended December 31,
	2010	2009	2008	2010	2009	2008
	(units in thousands)			(%)
GM new vehicles
North America	694	488	929	40	27	38
International (excluding China)(a)	299	272	421	22	20	32
China(b)	119	74	59	11	11	13

Total GM new units financed	1,112	834	1,409

Chrysler new vehicles
North America	322	64	8	38	8	—
International (excluding China)	1	—	—

Total Chrysler new units financed	323	64	8

Other non-GM/Chrysler new vehicles
North America	33	10	52
International (excluding China)	4	4	25
China(b)	89	33	11

Total other non-GM/Chrysler new units financed	126	47	88

Used vehicles
North America	269	142	339
International (excluding China)	25	22	103

Total used units financed	294	164	442

Total consumer automotive financing volume	1,855	1,109	1,947

(a)	Excludes financing volume and GM consumer sales of discontinued operations as well as GM consumer sales for other countries in which GM operates and in which we have no financing volume.
(b)	Includes vehicles financed through a joint venture in China in which Ally owns a minority interest.

Growth in consumer automotive financing volume and related penetration levels in 2010 compared to 2009 were primarily driven by higher industry sales, growth of our leasing business, and full implementation of Ally Dealer Rewards. Volume and penetration levels were also favorably impacted by the addition of Chrysler consumer automotive financing.

Manufacturer Marketing Incentives

GM and Chrysler may elect to sponsor incentive programs (on both retail contracts and leases) by supporting finance rates below the standard market rates at which we purchase retail contracts. These marketing incentives are also referred to as rate support or subvention. When GM or Chrysler utilize these marketing incentives, we are compensated at contract inception for the present value of the difference between the customer rate and our standard rates, which we defer and recognize as a yield adjustment over the life of the contract.

GM historically provided incentives, referred to as residual support, on leases, although we currently do not have residual support arrangements on 2010 or 2009 originated leases. As previously mentioned, under these programs, we bear a portion of the risk of loss to the extent the value of a leased vehicle upon remarketing is below the projected residual value of the vehicle at the time the lease contract is signed. However, these projected values may be upwardly adjusted as a marketing incentive if GM considers an above-market residual appropriate to encourage consumers to lease vehicles. Residual support by GM results in a lower monthly lease payment for the consumer. GM reimburses us to the extent remarketing sales proceeds are less than the residual value set forth in the lease contract and no greater than our standard residual rates.

In addition to the residual support arrangement for leases originated prior to 2009, GM shares in residual risk on a significant portion of off-lease vehicles sold at auction. Specifically, we and GM share a portion of the loss when resale proceeds fall below the standard residual values on vehicles sold at auction. GM reimburses us for a portion of the difference to the extent that proceeds are lower than our standard residual values (limited to a floor).

Under what we refer to as GM-sponsored pull-ahead programs, consumers may be encouraged to terminate leases early in conjunction with the acquisition of a new GM vehicle. As part of these programs, we waive all or a portion of the customer’s remaining payment obligation. Under most programs, GM compensates us for a portion of the foregone revenue from the waived payments partially offset to the extent that our remarketing sales proceeds are higher than otherwise would be realized if the vehicle had been remarketed at lease contract maturity.

On November 30, 2006, and in connection with the sale by GM of a 51% interest in Ally, GM and Ally entered into several service agreements that codified the mutually beneficial historic relationship between the companies. One such agreement was the United States Consumer Financing Services Agreement (the Financing Services Agreement). The Financing Services Agreement, among other things, provided that subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers (e.g., lower interest rates than market rates), it would do so exclusively through Ally. This requirement was effective through November 2016, and in consideration for this, Ally paid to GM an annual exclusivity fee and was required to meet certain targets with respect to consumer retail and lease financings of new GM vehicles.

Effective December 29, 2008, and in connection with the approval of our application to become a bank holding company, GM and Ally modified certain terms and conditions of the Financing Services Agreement. Certain of these amendments include the following: (1) for a two-year period, GM can offer retail financing incentive programs through a third-party financing source under certain specified circumstances and, in some cases, subject to the limitation that pricing offered by the third party meets certain restrictions, and after the two-year period GM can offer any such incentive programs on a graduated basis through third parties on a nonexclusive, side-by-side basis with Ally, provided that the pricing of such third parties meets certain requirements; (2) Ally will have no obligation to provide operating lease financing products; and (3) Ally will have no targets against which it could be assessed penalties. The modified Financing Services Agreement will expire on December 31, 2013. After December 31, 2013, GM will have the right to offer retail financing incentive programs through any third-party financing source, including Ally, without restrictions or limitations. A primary objective of the Financing Services Agreement continues to be supporting distribution and marketing of GM products.

Retail and lease contracts acquired by us that included rate and residual subvention from GM as a percentage of total new GM retail and lease contracts acquired, for the years ended December 31 were as follows.

Year ended December 31,	2010	2009	2008
North America operations(a)	51%	69%	79%
International operations(a)(b)	43%	53%	42%

(a)	We did not receive residual support from GM on lease originations in 2010 or 2009.
(b)	Represents subvention for continuing operations only.

Retail and lease contracts acquired by us that included rate and residual subvention from GM as a percentage of total new GM retail and lease contracts acquired, for the three months ended March 31 were as follows.

	Three months ended March 31,
	2011	2010
GM subvented volume in North America
As % of GM North American new retail and lease volume acquired by Ally	46%	52%
As % of total North American new and used retail and lease volume acquired by Ally	25%	27%
GM subvented International (excl. China) volume(a)
As % of GM International new retail and lease volume acquired by Ally	61%	52%
As % of total International new and used retail and lease volume acquired by Ally	54%	47%
GM subvented volume in China(b)
As % of GM China new retail and lease volume acquired by Ally	1%	1%
As % of total China new and used retail and lease volume acquired by Ally	1%	—%

(a)	Represents subvention for continuing operations only.
(b)	Through our joint venture GMAC-SAIC. We own 40% of GMAC-SAIC alongside Shanghai Automotive Group Finance Company LTD and Shanghai General Motors Corporation LTD.

The following table shows Chrysler subvented retail and lease volume acquired by Ally for the three months ended March 31.

	Three months ended March 31,
	2011	2010
Chrysler subvented volume in North America
As % of Chrysler North American new retail and lease volume acquired by Ally	48%	53%
As % of total North American new and used retail and lease volume acquired by Ally	7%	12%

Retail contracts acquired that included rate and residual subvention from GM and Chrysler decreased as a percentage of total new retail contracts acquired due to reductions in our standard rates, which allowed us to be more competitive with market pricing, coupled with a change in incentivized programs.

On August 6, 2010, we entered into an agreement with Chrysler LLC (Chrysler) to be the preferred provider of financial services for Chrysler vehicles. The agreement replaced and superseded the legally binding term sheet that we entered into with Chrysler on April 30, 2009, which contemplated this definitive agreement. We provide retail financing to Chrysler dealers and customers as we deem appropriate according to our credit policies and in our sole discretion. Chrysler is obligated to provide us with certain exclusivity privileges including the use of Ally for designated minimum threshold percentages of certain of Chrysler’s retail financing subvention programs. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal.

Servicing

We have historically serviced all retail contracts and leases we retained on-balance sheet. We historically sold a portion of the retail contracts we originated and retained the right to service and earn a servicing fee for our servicing functions. Ally Servicing Inc., a wholly owned subsidiary, performs most servicing activities for U.S. retail contracts and consumer automobile leases.

Servicing activities consist largely of collecting and processing customer payments, responding to customer inquiries such as requests for payoff quotes, processing customer requests for account revisions (such as payment extensions and rewrites), maintaining a perfected security interest in the financed vehicle, monitoring vehicle insurance coverage, and disposing of off-lease vehicles. Servicing activities are generally consistent for our Automotive Finance operations; however, certain practices may be influenced by local laws and regulations.

Our U.S. customers have the option to receive monthly billing statements or coupon books, to remit payment by mail or through electronic fund transfers, or to establish online web-based account administration through the Ally Account Center. Customer payments are processed by regional third-party processing centers that electronically transfer payment data to customers’ accounts.

Servicing activities also include initiating contact with customers who fail to comply with the terms of the retail contract or lease. These contacts typically begin with a reminder notice when the account is 5 to 15 days past due. Telephone contact typically begins when the account is 1 to 15 days past due. Accounts that become 20 to 30 days past due are transferred to special collection teams that track accounts more closely. The nature and timing of these activities depend on the repayment risk of the account.

During the collection process, we may offer a payment extension to a customer experiencing temporary financial difficulty. A payment extension enables the customer to delay monthly payments for 30, 60, or 90 days, thereby deferring the maturity date of the contract by the period of delay. Extensions granted to a customer typically do not exceed 90 days in the aggregate during any 12-month period or 180 days in aggregate over the life of the contract. If the customer’s financial difficulty is not temporary and management believes the customer could continue to make payments at a lower payment amount, we may offer to rewrite the remaining obligation, extending the term and lowering the monthly payment obligation. In those cases, the principal balance generally remains unchanged while the interest rate charged to the customer generally increases. Extension and rewrite collection techniques help mitigate financial loss in those cases where management believes the customer will recover from financial difficulty and resume regularly scheduled payments or can fulfill the obligation with lower payments over a longer period. Before offering an extension or rewrite, collection personnel evaluate and take into account the capacity of the customer to meet the revised payment terms. Although the granting of an extension could delay the eventual charge-off of an account, typically we are able to repossess and sell the related collateral, thereby mitigating the loss. As an indication of the effectiveness of our consumer credit practices, of the total amount outstanding in the U. S. traditional retail portfolio at December 31, 2007, only 8.2% of the extended or rewritten accounts were subsequently charged off through December 31, 2010. A three-year period was utilized for this analysis as this approximates the weighted average remaining term of the portfolio. At December 31, 2010, 7.4% of the total amount outstanding in the servicing portfolio had been granted an extension or was rewritten.

Subject to legal considerations, in the United States we normally begin repossession activity once an account becomes greater than 60-days past due. Repossession may occur earlier if management determines the customer is unwilling to pay, the vehicle is in danger of being damaged or hidden, or the customer voluntarily surrenders the vehicle. Approved third-party repossession firms handle repossessions. Normally the customer is given a period of time to redeem the vehicle by paying off the account or bringing the account current. If the vehicle is not redeemed, it is sold at auction. If the proceeds do not cover the unpaid balance, including unpaid financing charges and allowable expenses, the resulting deficiency is charged off. Asset recovery centers pursue collections on accounts that have been charged off, including those accounts where the vehicle was repossessed, and skip accounts where the vehicle cannot be located.

At December 31, 2010 and 2009, our total consumer automotive serviced portfolio was $78.8 billion and $82.6 billion, respectively, compared to our consumer automotive on-balance sheet portfolio of $60.4 billion at December 31, 2010, and our managed portfolio of $63.1 billion at December 31, 2009. Prior to 2010, our managed portfolio included retail receivables held on-balance sheet for investment and receivables securitized and sold that we continued to service and in which we had a continuing involvement (i.e., in which we retain an interest or risk of loss in the underlying receivables). On January 1, 2010, we adopted ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (ASU 2009-17), that resulted in the consolidation of all receivables that had been considered off-balance sheet and included as part of our managed portfolio becoming on-balance sheet assets.

Remarketing and Sales of Leased Vehicles

When we acquire a consumer lease, we assume ownership of the vehicle from the dealer. Neither the consumer nor the dealer is responsible for the value of the vehicle at the time of lease termination. When vehicles are not purchased by customers or the receiving dealer at lease termination, the vehicle is returned to us for remarketing through an auction. We generally bear the risk of loss to the extent the value of a leased vehicle upon remarketing is below the projected residual value determined at the time the lease contract is signed. GM may share this risk with us for certain leased GM vehicles, as described previously under Manufacturer Marketing Incentives.

The following table summarizes our methods of vehicle sales in the United States at lease termination stated as a percentage of total lease vehicle disposals.

	Year ended December 31,
	2010	2009	2008
Auction
Internet	60%	57%	47%
Physical	18%	25%	38%
Sale to dealer	12%	11%	10%
Other (including option exercised by lessee)	10%	7%	5%

We primarily sell our off-lease vehicles through:

•

Internet auctions—We offer off-lease vehicles to dealers and certain other third parties in the United States through our proprietary internet site (SmartAuction). This internet sales program maximizes the net sales proceeds from off-lease vehicles by reducing the time between vehicle return and ultimate disposition, reducing holding costs, and broadening the number of prospective buyers. We maintain the internet auction site, set the pricing floors on vehicles, and administer the auction process. We earn a service fee for every vehicle sold through SmartAuction.

•

Physical auctions—We dispose of our off-lease vehicles not purchased at termination by the lease consumer or dealer or sold on an internet auction through traditional official manufacturer-sponsored auctions. We are responsible for handling decisions at the auction including arranging for inspections, authorizing repairs and reconditioning, and determining whether bids received at auction should be accepted.

Commercial Automotive Financing

Automotive Wholesale Dealer Financing

One of the most important aspects of our dealer relationships is supporting the sale of vehicles through wholesale or floorplan financing. We primarily support automotive finance purchases by dealers of new and used vehicles manufactured or distributed before sale or lease to the retail customer. Wholesale automotive financing represents the largest portion of our commercial financing business and is the primary source of funding for dealers’ purchases of new and used vehicles. During 2010, we financed an average of $18.9 billion of new GM vehicles, representing an 86% share of GM’s North American dealer inventory and a 75% share of GM’s international dealer inventory in countries where GM operates and we had dealer inventory financing, excluding China. We also financed an average of $5.8 billion of new Chrysler vehicles representing a 75% share of Chrysler’s North American dealer inventory. In addition, we financed an average of $2.4 billion of new non-GM/Chrysler vehicles.

On August 6, 2010, we entered into an agreement with Chrysler to provide automotive financing products and services to Chrysler dealers. The agreement replaced and superseded the legally binding term sheet that we entered into with Chrysler on April 30, 2009, which contemplated this definitive agreement. We are Chrysler’s preferred provider of new wholesale financing for dealer inventory in the United States, Canada, Mexico, and other international markets upon the mutual agreement of the parties. We provide dealer financing and services to Chrysler dealers as we deem appropriate according to our credit policies and in our sole discretion. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal.

Wholesale credit is arranged through lines of credit extended to individual dealers. In general, each wholesale credit line is secured by all vehicles and by other assets owned by the dealer or the operator’s or owner’s personal guarantee. Additionally, to minimize our risk, both GM and Chrysler are bound by repurchase obligations that, under certain circumstances, require them to repurchase new vehicle inventory, such as dealer default. The amount we advance to dealers is equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges, and with respect to vehicles manufactured by GM and other motor vehicle manufacturers, a price rebate, known as a holdback, from the manufacturer to the dealer in varying amounts stated as a percentage of the invoice price. Interest on wholesale automotive financing is generally payable monthly. Most wholesale automotive financing of our North American Automotive Finance operations is structured to yield interest at a floating rate indexed to the Prime Rate. The wholesale automotive financing of our International Automotive Finance operations is structured to yield interest at a floating rate indexed to benchmark rates specific to the relative country. The rate for a particular dealer is based on, among other things, competitive factors, the amount and status of the dealer’s creditworthiness, and various incentive programs.

Under the terms of the credit agreement with the dealer, we may demand payment of interest and principal on wholesale credit lines at any time; however, unless we terminate the credit line or the dealer defaults, we generally require payment of the principal amount financed for a vehicle upon its sale or lease by the dealer to the customer. Ordinarily, a dealer has between one and five days, based on risk and exposure of the account, to satisfy the obligation.

Under wholesale financing arrangements, we lend money to GM-franchised dealers to finance their vehicle inventory purchases from GM. We advance the loan proceeds directly to GM. Under an agreement with GM, the advances were made before the date the vehicles were expected to be delivered to the dealers. We earned $178 million of interest under the terms of this arrangement during the year ended December 31, 2010. At the end of 2010 GM terminated this advance payment arrangement. We expect any remaining interest payments in 2011 in connection with the terminated arrangement to be minimal.

The commercial wholesale revenue of our Automotive Finance operations totaled $1.4 billion, $1.2 billion, and $1.3 billion in 2010, 2009, and 2008, respectively.

Commercial Wholesale Financing Volume

The following table summarizes the average balances of our commercial wholesale floorplan finance receivables of new and used vehicles and share of dealer inventory in markets where we operate.

	Average balance		% Share of dealer inventory
Three months ended March 31,	2011	2010	2011	2010
	($ in millions)
GM new vehicles
North America(a)	$15,413	$13,691	84	86
International (excluding China)(b)(c)	3,830	3,125	80	75
China(b)(d)	884	953	75	81

Total GM new vehicles financed	20,127	17,769

Chrysler new vehicles
North America(a)	7,182	5,296	68	71
International	21	44

Total Chrysler new vehicles financed	7,203	5,340

Other non-GM / Chrysler new vehicles
North America	2,215	1,910
International (excluding China)	131	117
China(d)	—	—

Total other non-GM / Chrysler new vehicles financed	2,346	2,027

Used vehicles
North America	3,076	2,944
International (excluding China)	135	81

Total used vehicles financed	3,211	3,025

Total commercial wholesale finance receivables	$32,887	$28,161

(a)	Share of dealer inventory based on end of period dealer inventory (excluding in-transit units).
(b)	Share of dealer inventory based on wholesale financing share of GM shipments.
(c)	Excludes commercial wholesale finance receivables and dealer inventory of discontinued and wind-down operations as well as dealer inventory for other countries in which GM operates and we had no commercial wholesale finance receivables.
(d)	Includes vehicles financed through a joint venture in China in which Ally owns a minority interest.

Commercial wholesale financing average balance increased for the three months ended March 31, 2011, compared to the same period in 2010 primarily due to increasing global automotive sales and the corresponding increase in dealer inventories in virtually every market.

The following table summarizes the average balances of our commercial wholesale floorplan finance receivables of new and used vehicles and share of dealer inventory in markets where we operate.

	Average balance			% Share of dealer inventory
	Year ended December 31,			Year ended December 31,
	2010	2009	2008	2010	2009	2008
	($ in millions)			(%)
GM new vehicles
North America(a)	$14,948	$17,107	$24,306	86	86	88
International (excluding China)(b)(c)	2,919	3,311	4,804	75	91	97
China(b)(d)	1,075	573	633	81	80	84

Total GM new vehicles financed	18,942	20,991	29,743

Chrysler new vehicles
North America(a)	5,793	1,762	512	75	25	—
International	42	27	—

Total Chrysler new vehicles financed	5,835	1,789	512

Other non-GM/Chrysler new vehicles
North America	1,951	1,741	2,381
International (excluding China)	414	621	1,300
China(d)	—	5	39

Total other non-GM/Chrysler new vehicles financed	2,365	2,367	3,720

Used vehicles
North America	3,044	2,401	3,203
International (excluding China)	358	255	407
Total used vehicles financed	3,402	2,656	3,610

Total commercial wholesale finance receivables	$30,544	$27,803	$37,585

(a)	Share of dealer inventory based on end of period dealer inventory.
(b)	Share of dealer inventory based on wholesale financing share of GM shipments.
(c)	Excludes commercial wholesale finance receivables and dealer inventory of discontinued operations as well as dealer inventory for other countries in which GM operates and in which we had no commercial wholesale finance receivables.
(d)	Includes vehicles financed through a joint venture in China in which Ally owns a minority interest.

Commercial wholesale financing average volume increased during 2010 compared to 2009, primarily due to the addition of Chrysler wholesale automotive financing. The reduction in GM’s wholesale volume reflects the elimination of the Hummer, Saturn, and Pontiac brands, along with the reduction of total GM dealers. North American penetration levels remained strong in 2010.

Other Commercial Automotive Financing

We also provide other forms of commercial financing for the automotive industry including automotive dealer term loans and automotive fleet financing. Automotive dealer term loans are loans that we make to dealers to finance other aspects of the dealership business. These loans are typically secured by real estate, other dealership assets, and the personal guarantees of the individual owners of the dealership. Automotive fleet financing may be obtained by dealers, their affiliates, and other companies and be used to purchase vehicles, which they lease or rent to others. We generally have a security interest in these vehicles and in the rental payments; however, competitive factors may occasionally limit the security interest in this collateral.

Servicing and Monitoring

We service all of the wholesale credit lines in our portfolio and the wholesale automotive finance receivables that we have securitized. A statement setting forth billing and account information is distributed on a monthly basis to each dealer. Interest and other nonprincipal charges are billed in arrears and are required to be paid immediately upon receipt of the monthly billing statement. Generally, dealers remit payments to Ally through wire transfer transactions initiated by the dealer through a secure web application.

Dealers are assigned a risk rating based on various factors, including capital sufficiency, operating performance, financial outlook, and credit and payment history. The risk rating affects the amount of the line of credit, the determination of further advances, and the management of the account. We monitor the level of borrowing under each dealer’s account daily. When a dealer’s balance exceeds the credit line, we may temporarily suspend the granting of additional credit or increase the dealer’s credit line or take other actions following evaluation and analysis of the dealer’s financial condition and the cause of the excess.

We periodically inspect and verify the existence of dealer vehicle inventories. The timing of the verifications varies, and no advance notice is given to the dealer. Among other things, verifications are intended to determine dealer compliance with the financing agreement and confirm the status of our collateral.

Insurance

Results of Operations

First Quarter 2011 Compared to First Quarter 2010

The following table summarizes the operating results of our Insurance operations excluding discontinued operations for the periods shown. The amounts presented are before the elimination of balances and transactions with our other operating segments.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Insurance premiums and other income
Insurance premiums and service revenue earned	$427	$460	(7)
Investment income	80	141	(43)
Other income	13	20	(35)

Total insurance premiums and other income	520	621	(16)
Expense
Insurance losses and loss adjustment expenses	173	196	12
Acquisition and underwriting expense
Compensation and benefits expense	33	29	(14)
Insurance commissions expense	129	150	14
Other expenses	51	63	19

Total acquisition and underwriting expense	213	242	12

Total expense	386	438	12
Income from continuing operations before income tax (benefit) expense	$134	$183	(27)

Total assets	$9,024	$9,083	(1)

Insurance premiums and service revenue written	$411	$423	(3)
Combined ratio(a)	88.0%	91.3%

(a)	Management uses combined ratio as a primary measure of underwriting profitability with its components measured using accounting principles generally accepted in the United States of America. Underwriting profitability is indicated by a combined ratio under 100% that is calculated as the sum of all incurred losses and expenses (excluding interest and income tax expense) divided by the total of premiums and service revenues earned and other income.

Our Insurance operations earned income from continuing operations before income tax expense of $134 million for the three months ended March 31, 2011, compared to $183 million for the three months ended March 31, 2010. The decrease was primarily attributable to lower realized investment gains and lower insurance premiums and service revenue earned.

Insurance premiums and service revenue earned decreased 7% for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to the sale of certain international insurance operations during the fourth quarter of 2010.

Investment income totaled $80 million for the three months ended March 31, 2011, compared to $141 million for the same period in 2010. The decrease during the three months ended March 31, 2011, was primarily due to lower realized investment gains. The fair value of the investment portfolio was $4.6 billion and $4.5 billion at March 31, 2011 and 2010, respectively.

The insurance losses and loss adjustment expenses totaled $173 million for the three months ended March 31, 2011, compared to $196 million for the three months ended March 31, 2010. The decrease is primarily due to the sale of certain international insurance operations during the fourth quarter of 2010 and lower losses in our U.S. dealership-related products.

Acquisition and underwriting expense decreased 12% for the three months ended March 31, 2011, compared to the same period in 2010. The decrease was primarily due to the sale of certain international insurance operations during the fourth quarter of 2010 and lower commissions expense in our U.S. dealership-related products matching our decrease in earned premiums. The decrease was partially offset by increased expenses within our international insurance operations to match the increase in earned premiums.

The following table summarizes the operating results of our Insurance operations excluding discontinued operations for the periods shown. The amounts presented are before the elimination of balances and transactions with our other operating segments.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Insurance premiums and other income
Insurance premiums and service revenue earned	$1,836	$1,933	$2,666	(5)	(27)
Investment income	451	266	112	70	138
Other income	73	72	183	1	(61)

Total insurance premiums and other income	2,360	2,271	2,961	4	(23)
Expense
Insurance losses and loss adjustment expenses	840	875	1,311	4	33
Acquisition and underwriting expense
Compensation and benefits expense	117	136	156	14	13
Insurance commissions expense	601	654	821	8	20
Other expenses	233	277	174	16	(59)

Total acquisition and underwriting expense	951	1,067	1,151	11	7

Total expense	1,791	1,942	2,462	8	21
Income from continuing operations before income tax expense	$569	$329	$499	73	(34)

Total assets	$8,789	$10,614	$12,013	(17)	(12)

Insurance premiums and service revenue written	$1,588	$1,436	$2,158	11	(33)
Combined ratio(a)	94.1%	97.0%	89.1%

(a)	Management uses combined ratio as a primary measure of underwriting profitability with its components measured using accounting principles generally accepted in the United States of America. Underwriting profitability is indicated by a combined ratio under 100% and is calculated as the sum of all incurred losses and expenses (excluding interest and income tax expense) divided by the total of premiums and service revenues earned and other income.

2010 Compared to 2009

Our Insurance operations earned income from continuing operations before income tax expense of $569 million for the year ended December 31, 2010, compared to $329 million for the year ended December 31, 2009. The increase was primarily due to higher realized investment gains driven by overall market improvement and reduced expenses.

Insurance premiums and service revenue earned was $1.8 billion for the year ended December 31, 2010, compared to $1.9 billion in 2009. Insurance premiums and service revenue earned decreased primarily due to lower earnings from our U.S. extended service contracts due to a decrease in domestic written premiums related to lower vehicle sales volume from 2007 to 2009. The decrease was partially offset by increased volume in our international operations.

Investment income totaled $451 million for the year ended December 31, 2010, compared to $266 million in 2009. The increase was primarily due to higher realized investment gains driven by market repositioning. During the year ended December 31, 2009, we realized other-than-temporary impairments of $55 million. The increase in investment income was also slightly offset by reductions in the average size of the investment portfolio throughout the year and a decrease in the average security investment yield. The fair value of the investment portfolio was $4.2 billion and $4.7 billion at December 31, 2010 and 2009, respectively.

Acquisition and underwriting expense decreased 11% for the year ended December 31, 2010, compared to 2009. The decrease was primarily due to lower expenses in our U.S. dealership-related products matching our decrease in earned premiums. The decrease was partially offset by increased expenses within our international operations to match the increase in earned premiums.

Insurance premiums and service revenue written was $1.6 billion for the year ended December 31, 2010, compared to $1.4 billion in 2009. Insurance premiums and service revenue written increased due to higher written premiums in our U.S. dealership-related products, particularly our vehicle service contract products. Vehicle service contract revenue is earned over the life of the service contract on a basis proportionate to the expected loss pattern. As such, the majority of earnings from vehicle service contracts written during the year ended December 31, 2010, will be recognized as income in future periods.

2009 Compared to 2008

Our Insurance operations earned income from continuing operations before income tax expense of $329 million for the year ended December 31, 2009, compared to $499 million for 2008. Income from continuing operations before income tax expense decreased primarily due to unfavorable underwriting results, principally driven by decreases in premiums earned, and a $93 million gain on the sale of our U.S. reinsurance agency in 2008. These negative impacts were offset by higher realized investment gains during 2009 compared to realized investment losses taken in 2008.

Insurance premiums and service revenue earned decreased 27% for the year ended December 31, 2009, compared to 2008. Insurance premiums and service revenue earned decreased primarily due to the sale of our U.S. reinsurance agency in November 2008. Additionally, decreases were recognized due to lower earned premiums on extended service contracts written in 2009 and prior periods, lower dealer inventory levels, and decreases in international operations. These decreases were primarily due to the overall negative economic environment.

Investment income totaled $266 million for the year ended December 31, 2009, compared to $112 million in 2008. Investment income increased primarily due to the recognition of $79 million of realized capital gains during 2009 compared to $139 million of realized capital losses in 2008, which were driven by unfavorable investment market volatility. The increase was offset by a reduction in the size of the investment portfolio primarily driven by the sale of our U.S. reinsurance agency. The value of the investment portfolio was $4.7 billion and $5.1 billion at December 31, 2009 and 2008, respectively. Additionally, during the year ended December 31, 2009, other-than- temporary impairments of $55 million were recognized on certain investment securities due to unfavorable market conditions.

Other income totaled $72 million for the year ended December 31, 2009, compared to $183 million in 2008. The decrease was primarily due to a $93 million gain recognized in 2008 related to the sale of our U.S. reinsurance agency.

Insurance losses and loss adjustment expenses decreased 33% for the year ended December 31, 2009, compared to 2008. The decrease was primarily driven by the sale of our U.S. reinsurance agency and lower loss experience in our dealership-related products as a result of lower volumes.

Acquisition and underwriting expense decreased 7% for the year ended December 31, 2009, compared to 2008. The decrease was primarily due to the sale of our U.S. reinsurance agency and lower volumes, which was partially offset by an increase in corporate overhead allocations.

Underwriting and Risk Management

We determine the premium pricing for our extended service contracts and rates for our insurance policies based upon an analysis of expected losses using historical experience and anticipated future trends. For example, in pricing our extended service contracts, we make assumptions as to the price of replacement parts and repair labor rates in the future.

In underwriting our extended service contracts and insurance policies, we assess the particular risk involved and determine the acceptability of the risk as well as the categorization of the risk for appropriate pricing. We base our determination of the risk on various assumptions tailored to the respective insurance product. With respect to automotive service contracts, assumptions include the quality of the vehicles produced and new model introductions.

In some instances, ceded reinsurance is used to reduce the risk associated with volatile businesses, such as catastrophe risk in U.S. dealer vehicle inventory insurance or smaller businesses, such as Canadian automobile or European-dealer vehicle inventory insurance. Our commercial products business is covered by traditional catastrophe protection, aggregate stop loss protection, and an extension of catastrophe coverage for hurricane events. In addition, loss control techniques, such as hail nets or storm path monitoring to assist dealers in preparing for severe weather, help to mitigate loss potential.

We mitigate losses by the active management of claim settlement activities using experienced claims personnel and the evaluation of current period reported claims. Losses for these events may be compared to prior claims experience, expected claims, or loss expenses from similar incidents to assess the reasonableness of incurred losses.

Cash and Investments

A significant aspect of our Insurance operations is the investment of proceeds from premiums and other revenue sources. We use these investments to satisfy our obligations related to future claims at the time these claims are settled. Our Insurance operations have an Investment Committee, which develops guidelines and strategies for these investments. The guidelines established by this committee reflect our risk tolerance, liquidity requirements, regulatory requirements, and rating agency considerations, among other factors.

The following tables summarize the composition of our Insurance operations cash and investment portfolio at fair value.

March 31, 2011
($ in millions)
Cash
Noninterest-bearing cash	$36
Interest-bearing cash	866

Total cash	902

Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	398
Foreign government	805
Mortgage-backed	837
Asset-backed	52
Corporate debt	1,378

Total debt securities	3,470

Equity securities	1,165

Total available-for-sale securities	4,635

Total cash and securities	$5,537

	December 31,
	2010	2009
	($ in millions)
Cash
Noninterest-bearing cash	$28	$17
Interest-bearing cash	1,168	104

Total cash	1,196	121

Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	219	198
States and political subdivisions	—	806
Foreign government	744	844
Mortgage-backed	826	462
Asset-backed	11	58
Corporate debt	1,559	1,354
Other debt	—	261

Total debt securities	3,359	3,983

Equity securities	796	671

Total available-for-sale securities	4,155	4,654

Total cash and securities	$5,351	$4,775

Loss Reserves

In accordance with industry and accounting practices and applicable insurance laws and regulatory requirements, we maintain reserves for reported losses, losses incurred but not reported, and loss adjustment expenses. These reserves are based on various estimates and assumptions and are maintained both for business written on a current basis and policies written and fully earned in prior years to the extent there continues to be outstanding and open claims in the process of resolution. Refer to the Critical Accounting Estimates section of this MD&A and Note 18 to the Consolidated Financial Statements for further discussion. The estimated values of our prior reported loss reserves and changes to the estimated values are routinely monitored by credentialed actuaries. Our reserve estimates are regularly reviewed by management; however, since the reserves are based on estimates and numerous assumptions, the ultimate liability may differ from the amount estimated.

Mortgage

Our Mortgage operations include the ResCap legal entity, the mortgage operations of Ally Bank, and the Canadian mortgage operations of ResMor Trust. Results for our Mortgage operations are presented by reportable segment, which includes our Origination and Servicing operations and our Legacy Portfolio and Other operations.

Origination and Servicing Operations

Results of Operations

The following table summarizes the operating results for our Origination and Servicing operations for the periods shown. Our Origination and Servicing operations principal activities include originating, purchasing, selling, and securitizing conforming and government-insured residential mortgage loans in the United States and Canada; servicing residential mortgage loans for ourselves and others; and providing collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We also originate high-quality prime jumbo mortgage loans in the United States. We finance our mortgage loan originations primarily in Ally Bank in the United States and in our trust company, ResMor Trust, in Canada.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Net financing loss
Total financing revenue and other interest income	$108	$100	8
Interest expense	138	111	(24)

Net financing loss	(30)	(11)	(173)
Servicing fees	327	326	—
Servicing asset valuation and hedge activities, net	(87)	(133)	35

Total servicing income, net	240	193	24
Gain on mortgage loans, net	74	86	(14)
Other income, net of losses	37	67	(45)

Total other revenue	351	346	1
Total net revenue	321	335	(4)
Provision for loan losses	2	1	(100)
Noninterest expense
Compensation and benefits expense	69	75	8
Representation and warranty expense	(2)	21	110
Other operating expenses	179	167	(7)

Total noninterest expense	246	263	6
Income before income tax (benefit) expense	$73	$71	3

Total assets	$19,164	$16,491	16

First Quarter 2011 Compared to First Quater 2010

Our Origination and Servicing operations earned income before income tax expense of $73 million for the three months ended March 31, 2011, compared to $71 million for the three months ended March 31, 2010. The 2011 results were primarily driven by consistent servicing fees and favorable servicing asset valuation, net of hedge.

Net financing loss was $30 million for the three months ended March 31, 2011, compared to $11 million for the same period in 2010. Net financing loss was unfavorably impacted by higher interest expense related to Ginnie Mae repurchases and an increase in average borrowings commensurate with a higher asset base.

Net servicing income was $240 million for the three months ended March 31, 2011, compared to $193 million for the same period in 2010. The increase was primarily due to favorable net valuations related to market movement, partially offset by a fair value adjustment due to higher than expected future servicing and foreclosure costs.

Other income, net of losses, was $37 million for the three months ended March 31, 2011, compared to $67 million for the same period in 2010. The decrease in other income was primarily related to lower mortgage processing fee income resulting from lower origination volume due to lower industry volume and higher interest rates and the write-down of retained interests.

Total noninterest expense decreased 6% for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to higher representation and warranty reserve expense in 2010 related to expected repurchases.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing loss
Total financing revenue and other interest income	$460	$362	$484	27	(25)
Interest expense	486	420	633	(16)	34

Net financing loss	(26)	(58)	(149)	55	61
Servicing fees	1,340	1,322	1,456	1	(9)
Servicing asset valuation and hedge activities, net	(394)	(1,113)	(277)	65	n/m

Total servicing income, net	946	209	1,179	n/m	(82)
Gain on mortgage loans, net	616	708	324	(13)	119
Other income, net of losses	272	146	(222)	86	166

Total other revenue	1,834	1,063	1,281	73	(17)
Total net revenue	1,808	1,005	1,132	80	(11)
Provision for loan losses	(29)	41	8	171	n/m
Noninterest expense
Compensation and benefits expense	267	286	162	7	(77)
Representation and warranty expense	(22)	32	—	169	n/m
Other operating expenses	675	607	500	(11)	(21)

Total noninterest expense	920	925	662	1	(40)
Income before income tax expense	$917	$39	$462	n/m	(92)

Total assets	$24,478	$20,010	$11,870	22	69

n/m = not meaningful

2010 Compared to 2009

Our Origination and Servicing operations earned income before income tax expense of $917 million for the year ended December 31, 2010, compared to $39 million for the year ended December 31, 2009. The 2010 results were primarily driven by strong production and margins as a result of increased refinancings, higher net servicing income, lower provision for loan losses, and lower noninterest expense.

Net financing loss was $26 million for the year ended December 31, 2010, compared to $58 million in 2009. During 2010, net financing loss was favorably impacted by an increase in interest income primarily due to an increase in the average balance driven by an increase in our jumbo mortgage loan originations, which we resumed originating in the middle part of 2009, and a larger average loans held-for-sale portfolio due to an increase in production. Partially offsetting the increase was higher interest expense driven primarily by higher borrowings due to increased production and higher cost of funds.

Net servicing income was $946 million for the year ended December 31, 2010, compared to $209 million in 2009. The increase was primarily due to projected cash flow improvements related to slower prepayment speeds as well as higher HAMP loss mitigation incentive fees compared to prior year unfavorable hedge performance with respect to mortgage servicing rights.

The net gain on mortgage loans was $616 million for the year ended December 31, 2010, compared to $708 million in 2009. The decrease was primarily due to unfavorable mark-to-market movement on the mortgage pipeline and a favorable mark-to-market taken in 2009 on released lower-of-cost or market adjustments related to implementation of fair value accounting on the held-for-sale portfolio.

Other income, net of losses, increased 86% for the year ended December 31, 2010, compared to 2009, primarily due to favorable mortgage processing fees related to the absence of loan origination income deferral in 2010 due to the fair value option election for our held-for-sale loans during the third quarter of 2009.

Total noninterest expense decreased 1% for the year ended December 31, 2010, compared to 2009. The decrease was primarily driven by lower representation and warranty expense, a decrease in compensation and benefits expense related to lower headcount, and a decrease in professional services expense.

2009 Compared to 2008

Our Origination and Servicing operations earned income before income tax expense of $39 million for the year ended December 31, 2009, compared to $462 million for the year ended December 31, 2008. Results in 2009 were impacted by unfavorable mortgage servicing valuations, net of hedge, partially offset by improved margins on conforming and government-insured residential mortgage loans sales, a slower pace of decline in the home prices, and lower interest expense related to a declining interest rate environment.

Net financing loss was $58 million for the year ended December 31, 2009, compared to $149 million in 2008. Interest expense declined at a faster rate than financing revenue and other interest income reflecting the favorable cost of funding impacts resulting from a declining interest rate environment and reduced reliance on higher rate unsecured debt. Partially offsetting the favorability was a decrease in interest income related to a lower LIBOR rate on interest-bearing cash balances and a decrease in trading securities interest income due to the runoff of trading positions in early 2009.

Net servicing income was $209 million for the year ended December 31, 2009, compared to $1.2 billion in 2008. The decrease was due to unfavorable mortgage servicing valuations reflecting reduced cash flows and increased prepayment assumptions resulting from lower market mortgage interest rates as compared to favorable 2008 valuations due to decreasing prepayment trends in 2008. Additionally, we recognized unfavorable hedge performance due to changes in the spreads between our servicing assets and the derivatives used to manage our interest rate risk. Our ability to fully hedge interest rate risk and volatility was restricted during the latter half of

2008 and early 2009 by the limited availability of willing counterparties to enter into forward agreements and liquidity constraints hindering our ability to take positions in the option markets. Servicing fees also declined as a result of portfolio runoff and the sales of certain servicing assets during the second half of 2008.

Gain on mortgage loans, net, was $708 million for the year ended December 31, 2009, compared to $324 million in 2008. In 2009, we recognized improved margins due to shifts in our product mix to conforming and government-insured residential mortgage loan securitizations guaranteed by the GSEs. Contributing to the increase was higher commitment volume due to increased market size as a result of lower mortgage rates.

Other income, net of losses, was $146 million for the year ended December 31, 2009, compared to a loss of $222 million in 2008. The increase in income was primarily due to lower losses on the sale of servicing advances and higher mortgage processing fees due to higher production and loan fees as a result of a change in product mix.

Total noninterest expense increased 40% during the year ended December 31, 2009, compared to 2008. The increase resulted primarily from higher corporate overhead allocations related to a change in the allocation methodology and the build-out of new corporate functions, an increase in representation and warranty expense, and higher compensation and benefits expense due to the elimination of our loan origination deferral upon election of the fair value option for our held-for-sale loans during the third quarter of 2009. The increase was partially offset by lower advertising expense due to cost reduction initiatives.

Legacy Portfolio and Other Operations

Results of Operations

The following table summarizes the operating results for our Legacy Portfolio and Other operations excluding discontinued operations for the periods shown. Our Legacy Portfolio and Other operations primarily consists of loans originated prior to January 1, 2009, and includes noncore business activities, portfolios in runoff, our mortgage reinsurance business, and cash held in the ResCap legal entity. These activities, all of which we have discontinued, included, among other things: lending to real estate developers and homebuilders in the United States and United Kingdom; and purchasing, selling, and securitizing nonconforming residential mortgage loans (with the exception of U.S. prime jumbo mortgage loans) in both the United States and internationally.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Net financing revenue
Total financing revenue and other interest income	$218	$382	(43)
Interest expense	140	189	26

Net financing revenue	78	193	(60)
Servicing fees	(2)	(2)	—
Servicing asset valuation and hedge activities, net	—	—	—

Total servicing income, net	(2)	(2)	—
Gain on mortgage loans, net	18	65	(72)
Other income, net of losses	(4)	(40)	90

Total other revenue	12	23	(48)
Total net revenue	90	216	(58)
Provision for loan losses	45	6	n/m
Noninterest expense
Compensation and benefits expense	36	21	(71)
Representation and warranty expense	28	29	3
Other operating expenses	20	75	73

Total noninterest expense	84	125	33
(Loss) income from continuing operations before income tax (benefit) expense	$(39)	$85	(146)

Total assets	$11,809	$28,045	(58)

n/m = not meaningful

First Quarter 2011 Compared to First Quarter 2010

Our Legacy Portfolio and Other operations incurred a loss from continuing operations before income tax expense of $39 million for the three months ended March 31, 2011, compared to income from continuing operations before income tax expense of $85 million for the three months ended March 31, 2010. The decrease in 2011 was primarily due to lower financing revenue related to a decrease in asset levels and a lower net gain on the sale of mortgage loans.

Net financing revenue was $78 million for the three months ended March 31, 2011, compared to $193 million in 2010. The decrease was driven by lower financing revenue and other interest income due primarily to a decline in average asset levels due to loan sales, the deconsolidation of previous on-balance sheet securitizations, and portfolio runoff. The decrease was partially offset by lower interest expense related to a reduction in average borrowings commensurate with a smaller asset base.

The net gain on mortgage loans was $18 million for the three months ended March 31, 2011, compared to $65 million in 2010. The decrease during 2011 was primarily due to lower gains from whole-loan sales and mortgage loan liquidations.

Other income, net of losses, was a loss of $4 million for the three months ended March 31, 2011, compared to a loss of $40 million in 2010. The improvement in 2011 compared to 2010 was primarily due to a lower fair value adjustment and better performance of the remaining asset portfolio.

The provision for loan losses was $45 million for the three months ended March 31, 2011, compared to $6 million in 2010. The provision for the three months ended March 31, 2011, was the result of continued portfolio seasoning. The provision for the three months ended March 31, 2010, benefited from the improved asset mix as a result of the strategic actions taken during the fourth quarter of 2009 to write down and reclassify certain legacy mortgage loans from held-for-investment to held-for-sale.

Total noninterest expense decreased 33% for the three months ended March 31, 2011, compared to 2010. The decrease was primarily driven by lower real estate owned expense due to fewer foreclosures, lower balances, favorable average real estate owned values, and lower taxes related to real estate owned properties as well as lower data processing expenses.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing revenue
Total financing revenue and other interest income	$1,332	$1,559	$2,538	(15)	(39)
Interest expense	727	933	2,028	22	54

Net financing revenue	605	626	510	(3)	23
Servicing fees	(8)	(10)	(4)	20	(150)
Servicing asset valuation and hedge activities, net	—	9	14	(100)	(36)

Total servicing income, net	(8)	(1)	10	n/m	(110)
Gain (loss) on mortgage loans, net	380	(40)	(609)	n/m	93
Gain on extinguishment of debt	—	4	1,875	(100)	(100)
Other income, net of losses	(112)	(648)	(1,108)	83	42

Total other revenue (expense)	260	(685)	168	138	n/m
Total net revenue (expense)	865	(59)	678	n/m	(109)
Provision for loan losses	173	4,231	1,682	96	(152)
Noninterest expense
Compensation and benefits expense	73	112	634	35	82
Representation and warranty expense	692	1,453	242	52	n/m
Other operating expenses	181	449	1,190	60	62

Total noninterest expense	946	2,014	2,066	53	3
Loss from continuing operations before income tax expense	$(254)	$(6,304)	$(3,070)	96	(105)

Total assets	$12,308	$18,884	$32,893	(35)	(43)

n/m	= not meaningful

2010 Compared to 2009

Our Legacy Portfolio and Other operations incurred a loss from continuing operations before income tax expense of $254 million for the year ended December 31, 2010, compared to $6.3 billion for the year ended December 31, 2009. The 2010 results from continuing operations were primarily driven by the stabilization of our loan portfolio resulting in a decrease in provision for loan losses, lower representation and warranty expense, and gains on the sale of domestic legacy assets.

Net financing revenue was $605 million for the year ended December 31, 2010, compared to $626 million in 2009. The decrease was driven by lower financing revenue and other interest income due primarily to a decline in average asset levels due to loan sales, on-balance deconsolidations, and portfolio runoff. The decrease was partially offset by lower interest expense related to a reduction in average borrowings commensurate with a smaller asset base.

The net gain on mortgage loans was $380 million for the year ended December 31, 2010, compared to a loss of $40 million in 2009. The increase was primarily due to higher gains on loan sales in 2010 compared to 2009, higher gains on loan resolutions in 2010, and the recognition of a gain on the deconsolidation of an on-balance sheet securitization. Refer to Note 11 to the Consolidated Financial Statements for information on the deconsolidation.

Other income, net of losses, was a loss of $112 million for the year ended December 31, 2010, compared to a loss of $648 million in 2009. The improvement from 2009 was primarily related to the recognition of gains on the sale of foreclosed real estate in 2010 compared to losses and impairments in 2009 and impairments and higher losses on trading securities in 2009. Additionally, during the year ended December 31, 2009, we recognized significant impairments on equity investments, lot option projects, and model homes.

The provision for loan losses was $173 million for the year ended December 31, 2010, compared to $4.2 billion in 2009. The provision decreased $4.1 billion due to the improved asset mix as a result of the strategic actions taken during the fourth quarter of 2009 to write down and reclassify certain legacy mortgage loans from held-for-investment to held-for-sale. Additionally, the higher provision in 2009 was driven by significant increases in delinquencies and severity in our domestic mortgage loan portfolio and higher reserves were recognized against our commercial real estate-lending portfolio.

Total noninterest expense decreased 53% for the year ended December 31, 2010, compared to 2009. The decrease was driven by lower representation and warranty expense related to an increase in reserve in 2009 related to higher repurchase demands and loss severity. The decrease was also impacted by a decrease in compensation and benefits expense related to lower headcount and a decrease in professional services expense related to cost reduction efforts. During 2009, our captive reinsurance portfolio experienced deterioration due to higher delinquencies, which drove higher insurance reserves. The decrease in 2010 was partially offset by unfavorable foreign-currency movements on hedge positions.

2009 Compared to 2008

Our Legacy Portfolio and Other operations incurred a net loss from continuing operations before income tax expense of $6.3 billion for the year ended December 31, 2009, compared to $3.1 billion for the year ended December 31, 2008. The 2009 results from continuing operations were driven by our strategic actions taken in the fourth quarter of 2009 to sell certain legacy mortgage assets resulting in the reclassification of these loans from held-for-investment to held-for-sale. These actions resulted in provision for loan losses of $2.0 billion. Refer to Notes to the Consolidated Financial Statements for further information. Results were also adversely impacted by an increase in mortgage representation and warranty reserve expense of $1.2 billion related to higher repurchase demand requests and loss severity.

Net financing revenue increased 23% for the year ended December 31, 2009, compared to 2008. Interest expense decreased significantly due to a reduction in average borrowings in association with a smaller asset base and through ResCap debt extinguishments. Interest expense declined at a faster rate than financing revenue and other interest income reflecting the favorable cost of funding impacts resulting from a declining interest rate environment and reduced reliance on higher-rate unsecured debt. Our total financing revenue and other interest income decreased significantly in comparison to 2008 due to a decline in legacy mortgage asset levels resulting from asset sales and portfolio runoff. Additionally, we earned lower yields as a result of higher delinquencies, increases in nonaccrual loan levels, and the impact of lower rates on adjustable-rate mortgage loans.

Gain on mortgage loans, net, was a loss of $40 million for the year ended December 31, 2009, compared to a loss of $609 million in 2008. Results in 2008 were significantly impacted by realized losses related to legacy mortgage asset sales and valuation losses on certain held-for-sale assets.

Gain on extinguishment of debt was $4 million for the year ended December 31, 2009, compared to $1.9 billion for the year ended December 31, 2008. The debt extinguishment gains in 2008 included $1.1 billion following our contribution to ResCap of ResCap notes obtained through open-market repurchase (OMR) transactions or debt tender and exchange offerings and $757 million related to the private debt exchange and cash tender offers completed during the fourth quarter of 2008. Refer to the Critical Accounting Estimates section in this MD&A for further discussion related to the private debt exchange and cash tender offers.

Other income, net of losses, was a loss of $648 million for the year ended December 31, 2009, compared to a loss of $1.1 billion in 2008. The decrease in the loss was driven by lower losses on the sale of foreclosed real estate due to lower volume and severity, the recognition of a $255 million impairment on the resort finance business in 2008, lower impairments on lot option projects and model homes, and lower losses on residual interests due to the write-down of home equity residuals in 2008. The 2009 results were adversely impacted by a $220 million impairment of our equity investments and lower real estate brokerage fee income due to the 2008 sale of our brokerage and relocation services business.

The provision for loan losses was $4.2 billion for the year ended December 31, 2009, compared to $1.7 billion in 2008. The increase in provision expense was primarily related to our strategic actions in the fourth quarter of 2009 as a result of the decision to sell certain legacy mortgage assets resulting in the reclassification of these assets from held-for-investment to held-for-sale. These actions resulted in negative valuation adjustments of $2.0 billion. Additionally, we recognized higher provision expenses on the Ally Bank held-for-investment portfolio due to higher delinquencies and loss severities as well as regulatory input. The increase was partially offset by lower provision for loan losses as a result of lower mortgage loan and lending receivables balances in 2009 compared to 2008.

Total noninterest expense decreased 3% during the year ended December 31, 2009, compared to 2008. The decrease was driven primarily by a decrease in compensation and benefits expense primarily due to lower headcount associated with our restructuring efforts, favorable foreign-currency movements, a reduction in professional fees primarily due to advisory and legal fees related to ResCap’s debt restructuring in 2008, and lower severance and other restructuring charges. The decrease was offset significantly by higher representation and warranty reserve expense due to higher repurchase demand requests and loss severity and higher expenses as a result of higher corporate overhead allocations related to a change in allocation methodology and the build-out of new corporate functions.

Loan Production

U.S. Mortgage Loan Production Channels

We have two primary channels for residential mortgage loan production: the origination of loans through our direct-lending network and the purchase of loans in the secondary market (primarily from Ally Bank correspondent lenders).

•

Correspondent lender and secondary market purchases—Loans purchased from correspondent lenders are originated or purchased by the correspondent lenders and subsequently sold to us. All of the purchases from correspondent lenders are conducted through Ally Bank. We qualify and approve any correspondent lenders who participate in the loan purchase programs.

•

Direct-lending network—Our direct-lending network consists of internet (including through the ditech.com brand) and telephone-based call center operations as well as our virtual retail network. During 2009 and 2010, virtually all of the residential mortgage loans of this channel are brokered to Ally Bank.

Mortgage loan production for our Origination and Servicing operations was $12.2 billion for the three months ended March 31, 2011, compared to $13.3 billion for the same period in 2010. Domestic loan production decreased $1.1 billion, or 9%, for the three months ended March 31, 2011, compared to the same period in 2010. International loan production increased $21 million, or 7%, compared to the same period in 2010. International mortgage loan production represents high-quality government-insured residential mortgages in Canada.

The following tables summarize domestic consumer mortgage loan production by channel for our Origination and Servicing operations for the periods presented.

Three months ended March 31,	2011		2010
	Number of loans	Dollar amount of loans	Number of loans	Dollar amount of loans
	($ in millions)
Correspondent lender and secondary market purchases	45,543	$10,270	47,785	$10,983
Direct lending	7,014	1,369	9,450	1,962
Mortgage brokers	866	208	79	23

Total U.S. production by channel	53,423	$11,847	57,314	$12,968

	Year ended December 31,
	2010		2009		2008
	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans
			($ in millions)
Correspondent lender and secondary market purchases	263,963	$61,465	260,772	$56,042	166,885	$35,579
Direct lending	36,064	7,586	42,190	8,524	35,044	6,249
Mortgage brokers	2,035	491	607	165	1,200	292

Total U.S. production	302,062	$69,542	303,569	$64,731	203,129	$42,120

The following table summarizes the composition of our domestic consumer mortgage loan production for our Origination and Servicing operations.

	Year ended December 31,
	2010		2009		2008
	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans
	($ in millions)
Ally Bank	300,738	$69,320	299,302	$64,001	163,868	$34,980
ResCap	1,324	222	4,267	730	39,261	7,140

Total U.S. production	302,062	$69,542	303,569	$64,731	203,129	$42,120

Mortgage Loan Production by Type

Consistent with our focus on GSE loan products, we primarily originate prime conforming and government-insured residential mortgage loans. In addition, we originate and purchase high-quality nonconforming jumbo loans, mostly from correspondent lenders, for the Ally Bank held-for-investment portfolio. Our mortgage loans are categorized as follows.

•

Prime conforming mortgage loans—Prime credit quality first-lien mortgage loans secured by single- family residences that meet or conform to the underwriting standards established by the GSEs for inclusion in their guaranteed mortgage securities programs.

•

Prime nonconforming mortgage loans—Prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by the GSEs because they had original principal amounts exceeding GSE limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

•	Prime second-lien mortgage loans—Open- and closed-end mortgage loans secured by a second or more junior-lien on single-family residences, which include home equity mortgage loans and lines of credit.

•	Government mortgage loans—First-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration (FHA) or guaranteed by the Veterans Administration (VA).

•

Nonprime mortgage loans—First-lien and certain junior-lien mortgage loans secured by single-family residences made to individuals with credit profiles that do not qualify for a prime loan, have credit-related features that fall outside the parameters of traditional prime mortgage products, or have performance characteristics that otherwise exposes us to comparatively higher risk of loss. Nonprime includes mortgage loans the industry characterizes as “subprime,” as well as high combined loan-to-value second-lien loans that fell out of our standard loan programs due to noncompliance with one or more criteria.

•	International loans—Consumer mortgage loans originated in Canada and Mexico.

The following tables summarize consumer mortgage loan production by type for our Origination and Servicing operations.

Three months ended March 31,	2011		2010
	Number of loans	Dollar amount of loans	Number of loans	Dollar amount of loans
	($ in millions)
Production by product type
Prime conforming	45,431	$9,926	40,934	$9,476
Prime nonconforming	455	384	446	371
Prime second-lien	—	—	—	—
Government	7,537	1,537	15,934	3,121
Nonprime	—	—	—	—

Total U.S. production	53,423	11,847	57,314	12,968
International production	1,464	312	1,544	291

Total production by product type	54,887	$12,159	58,858	$13,259

	Year ended December 31,
	2010		2009		2008
	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans
				($ in millions)
Prime conforming	228,936	$53,721	164,780	$37,651	134,853	$29,711
Prime nonconforming	1,837	1,548	1,236	992	3,245	1,425
Prime second-lien	—	—	3	1	6,335	478
Government	71,289	14,273	137,550	26,087	58,696	10,506
Nonprime	—	—	—	—	—	—

Total U.S. production	302,062	69,542	303,569	64,731	203,129	42,120
International production(a)	7,674	1,501	7,955	1,362	10,879	2,038

Total production	309,736	$71,043	311,524	$66,093	214,008	$44,158

(a)	International mortgage loan production represents high-quality government-insured residential mortgages in Canada.

U.S. Warehouse Lending

We are a provider of warehouse-lending facilities to correspondent lenders and other mortgage originators in the United States. These facilities enable lenders and originators to finance residential mortgage loans until they are sold in the secondary mortgage loan market. We provide warehouse-lending facilities principally for prime conforming and government mortgage loans. We have continued to refine our warehouse-lending portfolio, offering such lending only to current Ally Bank correspondent clients. Advances under warehouse-lending facilities are collateralized by the underlying mortgage loans and bear interest at variable rates. At December 31, 2010, we had total warehouse line of credit commitments of $2.9 billion, against which we had $1.5 billion of advances outstanding. We also have $42 million of warehouse-lending receivables outstanding related to other offerings at December 31, 2010. We purchased approximately 44% of the mortgage loans financed by our warehouse-lending facilities in 2010.

Loans Outstanding

Consumer mortgage loans held-for-sale for our Origination and Servicing operations were as follows.

	March 31, 2011	December 31,
		2010	2009
	($ in millions)
Prime conforming	$2,450	$5,585	$3,455
Prime nonconforming	—	—	1
Prime second-lien	—	—	—
Government(a)	3,007	3,434	3,878
Nonprime	—	—	—
International	57	351	49

Total	5,514	9,370	7,383
Net discounts	53	135	88
Fair value option election adjustment	32	(61)	23
Lower-of-cost or fair value adjustment	(3)	(2)	(6)

Total, net	$5,596	$9,442	$7,488

(a)	Includes loans subject to conditional repurchase options of $2.3 billion, $2.3 billion and $1.7 billion sold to Ginnie Mae guaranteed securitizations at March 31, 2011, December 31, 2010 and 2009, respectively. The corresponding liability is recorded in accrued expenses and other liabilities on the Consolidated Balance Sheet.

Consumer mortgage loans held-for-investment for our Origination and Servicing operations were as follows.

	March 31, 2011	December 31,
		2010	2009
	($ in millions)
Prime conforming	$—	$—	$—
Prime nonconforming	2,287	2,068	947
Prime second-lien	—	—	—
Government	—	—	—
Nonprime	—	—	—
International	276	289	316

Total	2,563	2,357	1,263
Net premiums	8	11	4
Fair value option election adjustment	—	—	—
Allowance for loan losses	(14)	(14)	(33)

Total, net	$2,557	$2,354	$1,234

Consumer mortgage loans held-for-sale for our Legacy Portfolio and Other operations were as follows.

	March 31, 2011	December 31,
		2010	2009
	($ in millions)
Prime conforming	$337	$336	$314
Prime nonconforming	656	674	1,220
Prime second-lien	601	634	775
Government	19	18	37
Nonprime	614	637	978
International	23	13	575

Total(a)	2,250	2,312	3,899
Net discounts	(296)	(296)	(407)
Fair value option election adjustment	(12)	(1)	—
Lower-of-cost or fair value adjustment	(48)	(46)	(113)

Total, net(b)	$1,894	$1,969	$3,379

(a)	Includes unpaid principal balance write-downs of $1.7 billion, $1.8 billion and $3.6 billion at March 31, 2011, December 31, 2010 and 2009, respectively. The amounts are for write-downs taken upon the transfer of mortgage loans from held-for-investment to held-for-sale during the fourth quarter of 2009 and charge-offs taken in accordance with our charge-off policy.
(b)	Includes loans subject to conditional repurchase options of $136 million, $146 million and $237 million sold to off-balance sheet private-label securitizations at March 31, 2011, December 31, 2010 and 2009, respectively. The corresponding liability is recorded in accrued expenses and other liabilities on the Consolidated Balance Sheet.

Consumer mortgage loans held-for-investment for our Legacy Portfolio and Other operations were as follows.

	March 31, 2011	December 31,
		2010	2009
	($ in millions)
Prime conforming	$309	$323	$386
Prime nonconforming	5,821	6,059	7,301
Prime second-lien	2,517	2,642	3,201
Government	—	—	—
Nonprime	1,521	1,583	6,055
International	538	573	9

Total	10,706	11,180	16,952
Net premiums	24	26	95
Fair value option election adjustment	(1,840)	(1,890)	(5,789)
Allowance for loan losses	(525)	(542)	(607)

Total, net(a)	$8,365	$8,774	$10,651

(a)	At March 31, 2011, December 31, 2010 and 2009, the carrying value of mortgage loans held-for-investment relating to securitization transactions accounted for as on-balance sheet securitizations and pledged as collateral totaled $971 million, $1.0 billion and $1.5 billion, respectively. The investors in these on-balance sheet securitizations have no recourse to our other assets beyond the loans pledged as collateral other than market customary representation and warranty provisions.

ASU 2009-17 became effective on January 1, 2010, and required the prospective consolidation of certain securitization assets and liabilities that were previously held off-balance sheet. The adoption on day one resulted in $1.2 billion in off-balance sheet consumer mortgage loans being brought on-balance sheet. Refer to Note 1 to the Consolidated Financial Statements for further information regarding the adoption of ASU 2009-17.

Mortgage Loan Servicing

While we sell most of the residential mortgage loans we originate or purchase, we generally retain the rights to service these loans. The retained mortgage servicing rights consist of primary and master-servicing rights. When we act as primary servicer, we collect and remit mortgage loan payments, respond to borrower inquiries, account for principal and interest, hold custodial and escrow funds for payment of property taxes and insurance premiums, counsel or otherwise work with delinquent borrowers, supervise foreclosures and property dispositions, and generally administer the loans. When we act as master servicer, we collect mortgage loan payments from primary servicers and distribute those funds to investors in mortgage-backed and mortgage-related asset-backed securities and whole-loan packages. Key services in this regard include loan accounting, claims administration, oversight of primary servicers, loss mitigation, bond administration, cash flow waterfall calculations, investor reporting, and tax- reporting compliance. In return for performing primary and master-servicing functions, we receive servicing fees equal to a specified percentage of the outstanding principal balance of the loans being serviced and may also be entitled to other forms of servicing compensation, such as late payment fees or prepayment penalties. Servicing compensation also includes interest income or the float earned on collections that are deposited in various custodial accounts between their receipt and the scheduled/contractual distribution of the funds to investors.

The value of mortgage servicing rights is sensitive to changes in interest rates and other factors. We have developed and implemented an economic hedge program to, among other things, mitigate the overall risk of loss due to a change in the fair value of our mortgage servicing rights. Accordingly, we hedge the change in the total fair value of our mortgage servicing rights. The effectiveness of this economic hedging program may have a material effect on the results of operations. Refer to the Critical Accounting Estimates section of this MD&A for further discussion.

The following table summarizes the primary consumer mortgage loan-servicing portfolio.

	Year ended December 31,
	2010		2009		2008
	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans
	($ in millions)
On-balance sheet mortgage loans
Held-for-sale and held-for-investment	222,469	$20,224	276,996	$26,333	284,321	$21,153
Operations held-for-sale	—	—	17,260	3,160	19,879	5,932
Off-balance sheet mortgage loans Loans sold to third-party investors
Nonagency	421,416	63,685	489,258	71,505	701,369	91,654
GSEs	1,531,075	255,388	1,437,896	231,310	1,395,283	221,977
Whole-loan	123,490	17,524	147,385	21,120	198,490	27,585
Purchased servicing rights	76,262	3,946	88,516	4,800	124,536	7,300
Operations held-for-sale	—	—	82,978	17,526	89,630	18,187

Total primary mortgage loan-servicing portfolio(a)	2,374,712	$360,767	2,540,289	$375,754	2,813,508	$393,788

(a)	Excludes loans for which we acted as a subservicer. Subserviced loans totaled 115,701 with an unpaid principal balance of $24.2 billion at December 31, 2010; 129,954 with an unpaid balance of $28.7 billion at December 31, 2009; and 164,938 with an unpaid principal balance of $35.5 billion at December 31, 2008.

The following table summarizes the primary mortgage loan-servicing portfolio.

	March 31, 2011	December 31, 2010
	($ in millions)
U.S. primary servicing portfolio
Prime conforming	$225,223	$220,762
Prime nonconforming	48,703	52,643
Prime second-lien	7,900	10,851
Government	48,814	48,550
Nonprime	22,692	22,874
International primary servicing portfolio	6,350	5,087

Total primary servicing portfolio(a)	$359,682	$360,767

(a)	Excludes loans for which we acted as a subservicer. Subserviced loans totaled $23.4 billion and $24.2 billion at March 31, 2011, and December 31, 2010, respectively.

For more information regarding our serviced mortgage assets, refer to Note 11 to the Condensed Consolidated Financial Statements.

Temporary Suspension of Mortgage Foreclosure Sales and Evictions and Consent Order

During 2010, an operational matter was detected resulting in the temporary suspension of mortgage foreclosure home sales and evictions in certain states. Refer to Note 30 to the Consolidated Financial Statements and Note 24 to the Condensed Consolidated Financial Statements for additional information related to this matter.

Corporate and Other

The following table summarizes the activities of Corporate and Other excluding discontinued operations for the periods shown. Corporate and Other includes our Commercial Finance Group, certain equity investments, the amortization of the discount associated with new debt issuances and bond exchanges, most notably from the December 2008 bond exchange, as well as, the residual impacts of our corporate FTP and treasury asset liability management activities (ALM), and reclassifications and eliminations between the reportable operating segments.

	Three months ended March 31,
	2011	2010	Favorable/ (unfavorable) % change
	($ in millions)
Net financing loss
Total financing revenue and other interest income	$47	$31	52
Interest expense
Original issue discount amortization	299	296	(1)
Other interest expense	270	245	(10)

Total interest expense	569	541	(5)

Net financing loss	(522)	(510)	(2)
Other revenue
Loss on extinguishment of debt	(39)	(118)	67
Other gain on investments, net	25	32	(22)
Other income, net of losses	39	(71)	155

Total other revenue (expense)	25	(157)	116
Total net expense	(497)	(667)	25
Provision for loan losses	(17)	15	n/m
Noninterest expense
Compensation and benefits expense	136	156	13
Other operating expense	8	(27)	(130)

Total noninterest expense	144	129	(12)
Loss from continuing operations before income tax (benefit) expense	$(624)	$(811)	23

Total assets	$29,750	$31,644	(6)

n/m	= not meaningful

The following table summarizes the components of net financing losses for Corporate and Other.

	Three months ended March 31,
	2011	2010
	($ in millions)
Original issue discount amortization(a)	$(299)	$(296)
Net impact of the FTP methodology
Cost of carry on the cash and investment portfolio	(157)	(113)
ALM/FTP cost of funds mismatch	(110)	(72)
Net other unallocated interest income (costs)	15	(52)

Total net impact of the FTP methodology	(252)	(237)
Commercial Finance Group net financing revenue and other	29	23

Total net financing losses for Corporate and Other	$(522)	$(510)

(a)	The original issue discount associated with our 2008 bond exchange and cash tender offers in 2008 was $286 million during both the three months ended March 31, 2011 and 2010. The remaining amount is attributable to new debt issuance discount amortization.

The following table presents the scheduled remaining amortization of the original issue discount at March 31, 2011.

	Year ended December 31,
	2011 (a)	2012	2013	2014	2015	2016 and thereafter (b)	Total
	($ in millions)
Original issue discount
Outstanding balance	$2,194	$1,844	$1,580	$1,390	$1,334	$—
Total amortization(c)	646	350	264	190	56	1,334	$2,840
2008 bond exchange amortization(d)	620	320	241	166	43	1,178	2,568

(a)	Represents the remaining future original issue discount amortization expense to be taken during 2011.
(b)	The maximum annual scheduled amortization for any individual year is $158 million in 2030 of which $152 million is related to 2008 bond exchange amortization.
(c)	Amortization is included as interest on long-term debt on the Condensed Consolidated Statement of Income.
(d)	2008 bond exchange amortization is included in total amortization.

Loss from continuing operations before income tax expense for Corporate and Other was $624 million for the three months ended March 31, 2011, compared to $811 million for the three months ended March 31, 2010. Corporate and Other’s loss from continuing operations before income tax expense for both periods was primarily due to net financing losses, which primarily represented original issue discount amortization expense and the net impact of our FTP methodology. The net impact of our FTP methodology included the unallocated cost of maintaining our liquidity and investment portfolios and other unassigned funding costs and unassigned equity.

The improvement in the loss from continuing operations before income tax expense for the three months ended March 31, 2011, was primarily due to favorable net derivative activity, a lower loss related to the extinguishment of certain Ally debt (which included $30 million of accelerated amortization of original discount during the three months ended March 31, 2011), and lower restructuring expense. This favorable activity was partially offset by an increase in unsecured interest expense related to the 2010 and 2011 debt issuances and higher marketing expenses.

Corporate and Other also includes the results of our Commercial Finance Group. Our Commercial Finance Group earned income from continuing operations before income tax expense of $51 million for the three months ended March 31, 2011, compared to $13 million for the three months ended March 31, 2010. The increase was primarily due to a decline in provision for loan losses due to European-based recoveries.

	Year ended December 31,			Favorable/ (unfavorable)
	2010	2009	2008	2010-2009	2009-2008
	($ in millions)			(% change)
Net financing loss
Total financing revenue and other interest income	$155	$(78)	$322	n/m	(124)
Interest expense
Original issue discount amortization	1,204	1,143	70	(5)	n/m
Other interest expense	1,054	1,239	2,362	15	48
Total interest expense	2,258	2,382	2,432	5	2
Depreciation expense on operating lease assets	(4)	1	3	n/m	67

Net financing loss	(2,099)	(2,461)	(2,113)	15	(16)
Other revenue
(Loss) gain on extinguishment of debt	(123)	661	10,753	(119)	(94)
Other gain (loss) on investments, net	146	85	(239)	72	136
Other income, net of losses	(65)	194	(823)	(134)	124

Total other (expense) revenue	(42)	940	9,691	(104)	(90)
Total net (expense) revenue	(2,141)	(1,521)	7,578	(41)	(120)
Provision for loan losses	(42)	491	10	109	n/m
Noninterest expense
Compensation and benefits expense	614	405	281	(52)	(44)
Other operating expense	(88)	73	221	n/m	67

Total noninterest expense	526	478	502	(10)	5
(Loss) income from continuing operations before income tax expense	$(2,625)	$(2,490)	$7,066	(5)	(135)

Total assets	$28,561	$32,714	$31,429	(13)	4

n/m	= not meaningful

The following table presents the scheduled amortization of the original issue discount at December 31, 2010.

	Year ended December 31,
	2011	2012	2013	2014	2015	2016 and thereafter(a)	Total
	($ in millions)
Original issue discount
Outstanding balance	$2,194	$1,844	$1,581	$1,390	$1,333	$—
Total amortization(b)	975	350	263	191	57	1,333	$3,169
2008 bond exchange amortization(c)	937	320	241	168	43	1,177	2,886

(a)	The maximum annual scheduled amortization for any individual year is $157 million in 2030 of which $151 million is related to 2008 bond exchange amortization.
(b)	The amortization is included as interest on long-term debt on the Consolidated Statement of Income.
(c)	2008 bond exchange amortization is included in total amortization.

2010 Compared to 2009

Loss from continuing operations before income tax expense for Corporate and Other was $2.6 billion for the year ended December 31, 2010, compared to $2.5 billion for the year ended December 31, 2009. The losses in 2010 and 2009 were driven by $1.2 billion and $1.1 billion of original issue discount amortization expenses primarily related to our 2008 bond exchange and the net impact of our FTP methodology. The net financing revenue of our Global Automotive Services and Mortgage operations includes the results of a FTP process that insulates these operations from interest rate volatility by matching assets and liabilities with similar interest rate sensitivity and maturity characteristics. The FTP process assigns charge rates to the assets and credit rates to the liabilities within our Global Automotive Services and Mortgage operations, respectively, based on anticipated maturity and a benchmark index plus an assumed credit spread. The assumed credit spread represents the cost of funds for each asset class based on a blend of funding channels available to the enterprise, including unsecured and secured capital markets, private funding facilities, and deposits. In addition, a risk-based methodology, which incorporates each operation’s credit, market, and operational risk components, is used to allocate equity to these operations. The residual net impact of the FTP methodology is realized in our Corporate and Other results. This residual net impact primarily represents the unallocated cost of maintaining our liquidity and investment portfolios and other unassigned funding costs, like the results of our ALM activities, as well as any unassigned equity. The unfavorable results for 2010 were also impacted by net derivative activity, higher marketing expenses, and higher FDIC fees. Additionally, we recognized a $123 million loss related to the extinguishment of certain Ally debt, which includes $101 million of accelerated amortization of original issue discount compared to a $661 million gain in the prior year. Partially offsetting the unfavorable results were lower professional and legal fees.

Corporate and Other also includes the results of our Commercial Finance Group. Our Commercial Finance Group earned income from continuing operations before income tax expense of $177 million for the year ended December 31, 2010, compared to a net loss from continuing operations before income tax expense of $537 million for the year ended December 31, 2009. The increase in income was primarily due to significant provision for loan losses in 2009. The $533 million decrease in provision expense from 2009 was driven by lower specific reserves in both the resort finance portfolio and in our European operations. In addition, we recognized a recovery in 2010 from the sale of the resort finance portfolio. Additionally, the favorable variance was impacted by the absence of an $87 million fair value impairment recognized upon transfer of the resort finance portfolio from held-for-sale to held-for- investment during 2009 and lower interest expense related to a reduction in borrowing levels consistent with a lower asset base.

2009 Compared to 2008

Loss from continuing operations before income tax expense for Corporate and Other was $2.5 billion for the year ended December 31, 2009, compared to income from continuing operations before income tax expense of $7.1 billion for the year ended December 31, 2008. The decrease was primarily due to a $10.7 billion pretax gain in 2008 that resulted from the December 2008 private debt exchange offers and cash tender offers. Refer to the Critical Accounting Estimates section in this MD&A and Note 1 to the Consolidated Financial Statements for further information related to the private debt exchange and cash tender offers. The 2009 results were favorably impacted by a $634 million gain related to privately negotiated transactions that extinguished certain debt during 2009, a decrease in total noninterest expense primarily due to increased corporate overhead allocation reimbursements, and lower equity investment losses. In 2008, we recognized equity investment net losses of $176 million and a full impairment on an equity investment of $570 million, primarily attributed to the decline in credit market conditions and unfavorable asset revaluations. Additionally, we experienced an increase in the fair value of asset-backed securities due to improvements in credit spreads used to value the notes. The improved credit spreads result from improving conditions in the asset-backed securities market. Interest expense for the year decreased due to lower debt levels and rates, and lower allocated funds-transfer-pricing charges, offset by the amortization of the original issue discount associated with the December 2008 bond exchange.

For the year ended December 31, 2009, our Commercial Finance Group had a loss from continuing operations before income tax expense of $537 million compared to income from continuing operations before income tax expense of $55 million in 2008. The results were primarily impacted by an increase of $481 million in provision for loan losses in the resort finance business and our European operations and the absence of a $29 million gain recognized during July 2008 related to the sale of operations in Poland. The results were also impacted by an $87 million fair value impairment recognized upon transfer of the resort finance business assets from held-for-sale to held-for-investment during 2009. Additionally, we recognized lower fee income and interest expense resulting from lower factored sales volume and lower asset levels.

Cash and Securities

The following tables summarize the composition of the cash and securities portfolio held at fair value by Corporate and Other.

March 31, 2011
($ in millions)
Cash
Noninterest-bearing cash	$1,543
Interest-bearing cash	9,630

Total cash	11,173

Trading securities
U.S. Treasury	—
Mortgage-backed	34
Asset-backed	—

Total trading securities	34

Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	2,490
States and political subdivisions	2
Foreign government	508
Mortgage-backed	4,999
Asset-backed	2,245
Other debt(a)	489

Total debt securities	10,733

Total available-for-sale securities	10,733

Total cash and securities	$21,940

	December 31,
	2010	2009
	($ in millions)
Cash
Noninterest-bearing cash	$1,637	$1,500
Interest-bearing cash	7,964	11,241

Total cash	9,601	12,741

Trading securities
U.S. Treasury	75	—
Mortgage-backed	25	45
Asset-backed	93	595

Total trading securities	193	640

Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	3,097	3,285
States and political subdivisions	2	5
Foreign government	499	—
Mortgage-backed	4,973	2,941
Asset-backed	1,936	969
Corporate debt	—	119
Other debt (a)	151	(261)

Total debt securities	10,658	7,058

Equity securities	—	4

Total available-for-sale securities	10,658	7,062

Total cash and securities	$20,452	$20,443

(a)	Includes intersegment eliminations.

Risk Management

Managing the risk to reward trade-off is a fundamental component of operating our businesses. Our risk management process is overseen by the Ally Board of Directors (the Board), various risk committees, and the executive leadership team. The Board sets the risk appetite across our company while the risk committees and executive leadership team monitor potential risks and manage the risk to be within our risk appetite. The primary risks include credit, market, operational, liquidity, and legal and compliance risk.

•	Credit risk—The risk of loss arising from a borrower not meeting its financial obligations to our firm.

•

Market risk—The risk of loss arising from changes in the fair value of our assets or liabilities (including derivatives) caused by movements in market variables, such as interest rates, foreign-exchange rates, and equity and commodity prices.

•	Operational risk—The risk of loss arising from inadequate or failed processes or systems, human factors, or external events.

•

Liquidity risk—The risk of loss arising from the failure to recognize or address changes in market conditions affecting both asset and liability flows (see Liquidity Management, Funding, and Regulatory Capital discussion within this MD&A).

•

Legal and compliance risk—The risk of legal or regulatory sanctions, financial loss, or damage to reputation resulting from failure to comply with laws, regulations, rules, other regulatory requirements, or codes of conduct and other standards of self-regulatory organizations.

While risk oversight is ultimately the responsibility of the Board, our governance structure starts within each line of business where committees are established to oversee risk in their respective areas. The lines of business are responsible for executing on risk strategies, policies, and controls that are compliant with global risk management policies and with applicable laws and regulations. The line of business risk committees, which report to various global risk committees, monitor the performance within each portfolio and determine whether to amend any credit risk practices based upon portfolio trends.

In addition, the Global Risk Management and Compliance organizations are accountable for independently monitoring, measuring, and reporting on the various risks. They are also responsible for monitoring that risk remains within the tolerances established by the Board, developing and maintaining policies, and implementing risk management methodologies.

All lines of business and global functions are subject to full and unrestricted audits by Corporate Audit. Corporate Audit reports to the Ally Audit Committee and is primarily responsible for assisting the Audit Committee in fulfilling its governance and oversight responsibilities. Corporate Audit is granted free and unrestricted access to any and all of our records, physical properties, technologies, management, and employees.

In addition, our Global Loan Review Group provides an independent assessment of the quality of Ally’s credit risk portfolios and credit risk management practices. This group reports its findings directly to the Ally Risk and Compliance Committee, which includes independent members of the Board. The findings of this group help to strengthen our risk management practices and processes throughout the organization.

Loan and Lease Exposure
The following table summarizes the exposures from our loan and lease activities.

		December 31,
	March 31, 2011	2010	2009
	($ in millions)
Finance receivables and loans
Global Automotive Services	$93,121	$86,888	$60,021
Mortgage operations	12,452	13,423	14,555
Corporate and Other	1,886	2,102	3,125

Total finance receivables and loans	107,459	102,413	77,701
Held-for-sale loans
Global Automotive Services	—	—	9,601
Mortgage operations	7,490	11,411	10,867
Corporate and Other	6	—	157

Total held-for-sale loans	7,496	11,411	20,625

Total on-balance sheet loans	$114,955	$113,824	$98,326

Off-balance sheet securitized loans
Global Automotive Services	$—	$—	$7,475
Mortgage operations	329,644	326,830	332,982
Corporate and Other	—	—	—

Total off-balance sheet securitized loans	$329,644	$326,830	$340,457

Operating lease assets
Global Automotive Services	$8,898	$9,128	$15,994
Mortgage operations	—	—	—
Corporate and Other	—	—	1

Total operating lease assets	$8,898	$9,128	$15,995

Serviced loans and leases
Global Automotive Services	$118,980	$115,358	$113,661
Mortgage operations (a)	359,682	360,767	375,754
Corporate and Other	2,204	2,448	3,282

Total serviced loans and leases	$480,866	$478,573	$492,697

(a)	Includes primary mortgage loan-servicing portfolio only.

The risks inherent in our loan and lease exposures are largely driven by changes in the overall economy and its impact to our borrowers. The potential financial statement impact of these exposures varies depending on the accounting classification and future expected disposition strategy. We retain the majority of the automobile loans that we originate as they complement our core business model. We primarily originate mortgage loans with the intent to sell them and, as such, retain only a small percentage of the loans that we originate or purchase. Loans that we do not intend to retain are sold to investors, primarily securitizations guaranteed by the GSEs. However, we may retain an interest or right to service these loans. We ultimately manage the associated risks based on the underlying economics of the exposure.

•

Finance receivables and loans—Loans that we have the intent and ability to hold for the foreseeable future or to maturity or loans associated with an on-balance sheet securitization classified as secured financing. These loans are recorded at the principal amount outstanding, net of unearned income and premiums and discounts. Probable credit-related losses inherent in our finance receivables and loans carried at historical cost are reflected in our allowance for loan losses and recognized in current period earnings. We manage the economic risks of these exposures, including credit risk, by adjusting underwriting standards and risk limits, augmenting our servicing and collection activities (including loan modifications), and optimizing our product and geographic concentrations. Additionally, we have elected to carry certain mortgage loans at fair value. Changes in the fair value of these loans are recognized in a valuation allowance separate from the allowance for loan losses and are reflected in current period earnings. We use market-based instruments, such as derivatives, to hedge changes in the fair value of these loans. Refer to the Critical Accounting Estimates discussion within this MD&A and Note 1 to the Consolidated Financial Statements for further information.

•

Held-for-sale loans—Loans that we have the intent to sell. These loans are recorded on our balance sheet at the lower-of-cost or estimated fair value and are evaluated by portfolio and product type. Changes in the recorded value are recognized in a valuation allowance and reflected in current period earnings. We manage the economic risks of these exposures, including market and credit risks, in various ways including the use of market-based instruments such as derivatives. Additionally, for mortgage, we provide representations and warranties to the purchaser or facility regarding the characteristics of the underlying transferred assets. We estimate the fair value of our liability for representations and warranties when we sell loans and update our estimate quarterly. Refer to the Critical Accounting Estimates discussion within this MD&A and Note 1 to the Consolidated Financial Statements for further information.

•

Off-balance sheet securitized loans—Loans that we transferred off-balance sheet to variable interest entities. While these loans are not consolidated on our balance sheet, we typically retain an interest in these loans. The interests retained in the financial asset transfers are recorded at the estimated fair value and are generally classified as trading securities or other assets at fair value. Changes in the fair value of retained interests are recorded as valuation adjustments and reported through earnings. Similar to finance receivables and loans, we manage the economic risks of these exposures, including credit risk, through activities including servicing and collections. Refer to the Critical Accounting Estimates discussion within this MD&A and Note 1 to the Consolidated Financial Statements for further information.

•

Operating lease assets—The net book value of the automobile assets we lease are based on the expected residual value upon remarketing the vehicle at the end of the lease. An impairment to the carrying value of the assets may be deemed necessary if there is an unfavorable change in the value of the recorded asset. We are exposed to the fluctuations in the expected residual value upon remarketing the vehicle at the end of the lease, and as such, we manage the risks of these exposures at inception by setting minimum lease standards for projected residual values. We periodically receive support from automotive manufacturers for certain residual deficiencies. Refer to the Critical Accounting Estimates discussion within this MD&A and Note 1 to the Consolidated Financial Statements for further information.

•

Serviced loans and leases —Loans that we service on behalf of our customers or another financial institution. As such, these loans can be on or off our balance sheet. For our mortgage servicing rights, we record an asset or liability (at fair value) based on whether the expected servicing benefits will exceed the expected servicing costs. Changes in the fair value of the mortgage servicing rights are recognized in current period earnings. We also service consumer automobile loans. We do not record servicing rights assets or liabilities for these loans because we either receive an upfront fee that adequately compensates us for the servicing costs or because the loan is of a short-term revolving nature. We manage the economic risks of these exposures, including market and credit risks, through market-based instruments such as derivatives and securities. Refer to the Critical Accounting Estimates discussion within this MD&A and Note 1 to the Consolidated Financial Statements for further information.

Credit Risk Management

Credit risk is defined as the potential failure to receive payments when due from a borrower in accordance with contractual obligations. Therefore, credit risk is a major source of potential economic loss to us. To mitigate the risk, we have implemented specific processes across all lines of business utilizing both qualitative and quantitative analyses. Credit risk management is overseen through our risk committee structure and by the Risk organization, which reports to the Ally Risk and Compliance Committee. Together they establish the minimum standards for managing credit risk exposures in a safe-and-sound manner by identifying, measuring, monitoring, and controlling the risks while also permitting acceptable variations for a specific line of business with proper approval. In addition, our Global Loan Review Group provides an independent assessment of the quality of our credit risk portfolios and credit risk management practices.

During the first three months of 2011, the economy continued to expand modestly as the labor market further recovered. Within the automotive markets, encouraging trends included stronger pricing in used vehicle markets and higher industry sales. However, we continue to be cautious, in part due to uncertainty emanating from the crisis in Japan and the effect it could have on automotive sales through the remainder of the year, higher average gasoline prices and their possible effects on automotive sales, and the renewed weakness in the housing market. As a result, this underlying uncertainty may continue to affect our loan portfolio through the upcoming periods.

During 2010, the financial markets experienced some improvement; however, high unemployment and the distress in the housing market persisted, creating uncertainty for the financial services sector. Since the onset of this turbulent economic cycle, we saw both the housing and vehicle markets significantly decline affecting the credit quality for both our consumer and commercial segments. We have seen signs of economic stabilization in some housing, vehicle, and manufacturing markets and have also seen improvement in our loan portfolio as a result of our proactive credit risk initiatives. However, we anticipate the economic uncertainty will continue to affect our loan portfolio through upcoming periods.

We have policies and practices that are committed to maintaining an independent and ongoing assessment of credit risk and quality. Our policies require an objective and timely assessment of the overall quality of the consumer and commercial loan portfolios. This includes the identification of relevant trends that affect the collectability of the portfolios, segments of the portfolios that are potential problem areas, loans and leases with potential credit weaknesses, and assessment of the adequacy of internal credit risk policies and procedures to monitor compliance with relevant laws and regulations. In addition, we maintain limits and underwriting guidelines that reflect our risk appetite.

We manage credit risk based on the risk profile of the borrower, the source of repayment, the underlying collateral, and current market conditions. Our business is focused on consumer automobile loans and leases and mortgage loans in addition to automobile-related commercial lending. We classify these loans as either consumer or commercial and analyze credit risk in each. We monitor the credit risk profile of individual borrowers and the aggregate portfolio of borrowers — either within a designated geographic region or a particular product or industry segment. To mitigate risk concentrations, we take part in loan sales and syndications.

In response to the dynamic credit environment and other market conditions, we continued to follow a more conservative lending policy across our lines of business, generally focusing our lending to more creditworthy borrowers. For example, our Mortgage operations eliminated production of new home equity loans in 2009. During 2010, we also significantly limited production of loans that do not conform to the underwriting guidelines of the GSEs. In addition, effective January 2009, we ceased originating nonprime automotive financing volume through Nuvell, which commenced in 2002 and primarily focused on GM-affiliated dealers.

Additionally, we have implemented numerous initiatives in an effort to mitigate loss and provide ongoing support to customers in financial distress. For automobile loans, we offer several types of assistance to aid our customers. Loss mitigation includes changing the due date, extending payments, and rewriting the loan terms. We have implemented these actions with the intent to provide the borrower with additional options in lieu of repossessing their vehicle.

For mortgage loans, as part of our participation in certain governmental programs, we may offer mortgage loan modifications to our borrowers. Generally these modifications provide the borrower with some form of concession and, therefore, are deemed to be troubled debt restructurings (TDRs). Refer to Note 1 to the Consolidated Financial Statements for additional information on TDRs. Furthermore, we have internally designed proprietary programs aimed at homeowners at risk of foreclosure. Each program has unique qualification criteria for the borrower to meet as well as associated modification options that we analyze to determine the best solution for the borrower. We have also implemented periodic foreclosure moratoriums that are designed to provide borrowers with extra time to sort out their financial difficulties while allowing them to stay in their homes.

On-balance Sheet Portfolio

Our on-balance sheet portfolio includes both finance receivables and loans and held-for-sale loans. At March 31, 2011 and December 31, 2010, this primarily included $93.1 billion and $86.9 billion of automobile finance receivables and loans and $19.9 billion and $24.8 billion of mortgage finance receivables and loans, respectively. Within our on-balance sheet portfolio, we have elected to account for certain mortgage loans at fair value. The valuation allowance recorded on fair value-elected loans is separate from the allowance for loan losses. Changes in the fair value of loans are classified as gain on mortgage and automotive loans, net, in the Consolidated Statement of Income.

During the three months ended March 31, 2011 and the year ended December 31, 2010, we further executed on our strategy of discontinuing and selling or liquidating nonstrategic operations. Refer to Note 2 to the Condensed Consolidated Financial Statements and the Consolidated Financial Statements for additional information on specific actions taken. Additionally, in September 2010, we completed the sale of our resort finance portfolio, primarily consisting of loans related to timeshare resorts throughout North America.

In 2009, we executed various changes and strategies throughout our lending operations that had a significant positive impact on our current period credit quality and ultimately our year-over-year comparisons. Some of our strategies included focusing primarily on the prime-lending market, participating in several loan modification programs, implementing tighter underwriting standards, and enhanced collection efforts. Additionally, we discontinued and sold multiple nonstrategic operations. Within our Automotive Finance operations, we exited certain underperforming dealer relationships and added the majority of Chrysler dealers. We see the results of these efforts as our overall credit risk profile has improved; however, our total loan portfolio continues to be affected by sustained levels of high unemployment and continued housing weakness.

On January 1, 2010, we adopted ASU 2009-17, which resulted in $18.3 billion of off-balance sheet loans being consolidated on-balance sheet. This included $7.2 billion of consumer automobile finance receivables and loans recorded at historical cost. We recorded an initial allowance for loan loss reserve of $222 million on those loans. The remaining loans consolidated on-balance sheet were mortgage loans and included $9.9 billion classified as operations held-for-sale (refer to Note 2 to the Consolidated Financial Statements for additional information) and $1.2 billion of finance receivables and loans recorded at fair value.

The following table presents our total on-balance sheet consumer and commercial finance receivables and loans reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)		Accruing past due 90 days or more(b)
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010
	($ in millions)
Consumer
Finance receivables and loans
Loans at historical cost	$67,436	$62,002	$599	$768	$5	$6
Loans at fair value	971	1,015	246	260	—	—

Total finance receivables and loans	68,407	63,017	845	1,028	5	6
Loans held-for-sale	7,490	11,411	3,152	3,273	28	25

Total consumer loans	75,897	74,428	3,997	4,301	33	31

Commercial
Finance receivables and loans
Loans at historical cost	39,052	39,396	645	740	—	—
Loans at fair value	—	—	—	—	—	—

Total finance receivables and loans	39,052	39,396	645	740	—	—
Loans held-for-sale	6	—	—	—	—	—

Total commercial loans	39,058	39,396	645	740	—	—

Total on-balance sheet loans	$114,955	$113,824	$4,642	$5,041	$33	$31

(a)	Includes nonaccrual troubled debt restructured loans of $654 million and $684 million at March 31, 2011, and December 31, 2010, respectively.
(b)	Includes troubled debt restructured loans classified as 90 days past due and still accruing of $17 million and $13 million at March 31, 2011, and December 31, 2010, respectively.

Total on-balance sheet loans outstanding at March 31, 2011, increased $1.1 billion to $115.0 billion from December 31, 2010, reflecting an increase of $1.5 billion in the consumer portfolio and a decrease of $338 million in the commercial portfolio. The increase in total on-balance sheet loans outstanding from December 31, 2010, was the result of increased automobile originations, which outpaced portfolio runoff, due to strengthened industry sales and improved automotive manufacturer penetration. The increase was partially offset by a decrease in mortgage originations in our consumer mortgage business and lower line utilization in our commercial mortgage business driven in part by higher interest rates.

The total TDRs outstanding at March 31, 2011, increased $77 million to $1.5 billion from December 31, 2010. This increase was driven primarily by our continued foreclosure prevention and loss mitigation procedures. We have participated in a variety of government modification programs, such as the Home Affordable Modification Program (HAMP), as well as internally developed modification programs.

Total nonperforming loans at March 31, 2011, decreased $399 million to $4.6 billion from December 31, 2010, reflecting a decrease of $304 million of consumer nonperforming loans and a decrease of $95 million of commercial nonperforming loans. The decrease in total nonperforming loans from December 31, 2010, was largely due to seasonal improvement within our mortgage portfolio and improved dealer performance in the commercial automotive portfolio.

The following table includes consumer and commercial net charge-offs from finance receivables and loans at historical cost and related ratios reported at carrying value before allowance for loan losses.

	Three months ended March 31,
	Net charge-offs		Net charge- off ratios(a)
	2011	2010	2011	2010
	($ in millions)
Consumer
Finance receivables and loans at historical cost	$169	$255	1.0%	2.1%
Commercial
Finance receivables and loans at historical cost	20	61	0.2	0.7

Total finance receivables and loans at historical cost	$189	$316	0.7	1.5

(a)	Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale during the year for each loan category.

Our net charge-offs were $189 million for the three months ended March 31, 2011, compared to $316 million for the three months ended March 31, 2010. This decrease in net charge-offs was primarily driven by improvement within our consumer automotive portfolio and the workout of certain commercial real estate assets in prior periods. Loans held-for-sale are accounted for at the lower of cost or fair value, and therefore we do not record charge-offs.

The following table presents our total on-balance sheet consumer and commercial finance receivables and loans reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)(b)		Accruing past due 90 days or more(c)
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
	($ in millions)
Consumer
Finance receivables and loans
Loans at historical cost	$62,002	$41,458	$768	$816	$6	$7
Loans at fair value	1,015	1,391	260	499	—	—

Total finance receivables and loans	63,017	42,849	1,028	1,315	6	7
Loans held-for-sale	11,411	20,468	3,273	3,390	25	33

Total consumer loans	74,428	63,317	4,301	4,705	31	40

Commercial
Finance receivables and loans
Loans at historical cost	39,396	34,852	740	1,883	—	3
Loans at fair value	—	—	—	—	—	—

Total finance receivables and loans	39,396	34,852	740	1,883	—	3
Loans held-for-sale	—	157	—	—	—	—

Total commercial loans	39,396	35,009	740	1,883	—	3

Total on-balance sheet loans	$113,824	$98,326	$5,041	$6,588	$31	$43

(a)	Nonperforming loans are loans placed on nonaccrual status in accordance with internal loan policies. Refer to the Nonaccrual Loans section of Note 1 to the Consolidated Financial Statements for additional information.

(b)	Includes nonaccrual troubled debt restructured loans of $684 million and $1.0 billion at December 31, 2010 and 2009, respectively.
(c)	Includes troubled debt restructured loans classified as 90 days past due and still accruing of $13 million and $0 million at December 31, 2010 and 2009, respectively.

Total on-balance sheet loans outstanding at December 31, 2010, increased $15.5 billion to $113.8 billion from December 31, 2009, reflecting an increase of $11.1 billion in the consumer portfolio and $4.4 billion in the commercial portfolio. The increase in total on-balance sheet loans outstanding from December 31, 2009, was the result of increased automobile originations due to strengthened automotive industry sales and improved automotive manufacturer penetration, increased retention of originated automobile loans, and the impact of adopting ASU 2009-17. The increase was partially offset by certain mortgage legacy asset sales, automobile whole-loan sales, and the deconsolidation of certain mortgage legacy assets that no longer qualified under ASU 2009-17.

Total TDRs outstanding at December 31, 2010, increased $411 million to $1.5 billion from December 31, 2009. This increase was driven primarily by our continued foreclosure prevention and loss mitigation procedures. We participated in a variety of government modification programs, such as HARP and HAMP, as well as internally developed modification programs.

Total nonperforming loans at December 31, 2010, decreased $1.5 billion to $5.0 billion from December 31, 2009, reflecting a decrease of $404 million of consumer nonperforming loans and a decrease of $1.1 billion of commercial nonperforming loans. The decrease in commercial nonperforming loans from December 31, 2009, was largely due to sale of the resort finance portfolio and improved dealer performance. Partially offsetting the improvement in nonperforming loans was the impact of adopting ASU 2009-17, continued housing weakness, and seasoning of first mortgage loans remaining within our portfolio.

The following table includes consumer and commercial net charge-offs from finance receivables and loans at historical cost and related ratios adjusted for one-time charge-offs related to transfers to held-for-sale reported at carrying value before allowance for loan losses.

	Net charge offs		Net charge off ratios(a)
	Year ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	($ in millions)		(%)
Consumer
Finance receivables and loans at historical cost	$796	$6,082	1.5%	11.2%
Commercial
Finance receivables and loans at historical cost	402	1,017	1.1	2.8

Total finance receivables and loans at historical cost	1,198	7,099	1.3	7.9

Transfers to held-for-sale(b)	—	(3,438)

Adjusted total finance receivables and loans at historical cost	$1,198	$3,661	1.3	4.1

(a)	Net charge-off ratios are calculated as net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value, conditional repurchase loans, and loans held-for-sale during the year for each loan category.
(b)	The year ended December 31, 2009, includes $3.4 billion and $10 million of net charge offs related to transfers to held-for-sale for consumer and commercial, respectively.

Our net charge-offs were $1.2 billion for the year ended December 31, 2010, compared to $7.1 billion for the year ended December 31, 2009. This decline was driven primarily by portfolio composition changes as a result of strategic actions including the write-down and reclassification of certain legacy mortgage loans during the fourth quarter of 2009 and improvement in our Nuvell portfolio during 2010, partially offset by charge-offs taken on our resort finance portfolio recorded in 2009 and 2010. Loans held-for-sale are accounted for at the lower-of-cost or fair value, and therefore, we do not record charge-offs.

The Consumer Credit Portfolio and Commercial Credit Portfolio discussions that follow relate to consumer and commercial credit finance receivables and loans recorded at historical cost. Finance receivables and loans recorded at historical cost have an associated allowance for loan losses. Finance receivables and loans measured at fair value were excluded from these discussions since those exposures do not carry an allowance.

Consumer Credit Portfolio

Our consumer portfolio primarily consists of automobile loans, first mortgages, and home equity loans, with a focus on serving the prime secured consumer credit market. Loan losses in our consumer portfolio are influenced by general business and economic conditions including unemployment rates, bankruptcy filings, and home and used vehicle prices. Additionally, our consumer credit exposure is significantly concentrated in automotive lending (primarily through GM and Chrysler dealerships). Due to our GM and Chrysler subvention relationships, we are able to mitigate some interest income exposure to certain consumer defaults by receiving a rate support payment directly from the automotive manufacturers at origination.

Credit risk management for the consumer portfolio begins with the initial underwriting and continues throughout a borrower’s credit cycle. We manage consumer credit risk through our loan origination and underwriting policies, credit approval process, and servicing capabilities. We use credit-scoring models to differentiate the expected default rates of credit applicants enabling us to better evaluate credit applications for approval and to tailor the pricing and financing structure according to this assessment of credit risk. We regularly review the performance of the credit scoring models and update them for historical information and current trends. These and other actions mitigate but do not eliminate credit risk. Improper evaluations of a borrower’s creditworthiness, fraud, and changes in the applicant’s financial condition after approval could negatively affect the quality of our receivables portfolio, resulting in loan losses.

Our servicing activities are another key factor in managing consumer credit risk. Servicing activities consist largely of collecting and processing customer payments, responding to customer inquiries such as requests for payoff quotes, and processing customer requests for account revisions (such as payment extensions and refinancings). Servicing activities are generally consistent across our operations; however, certain practices may be influenced by local laws and regulations.

During the three months ended March 31, 2011, the credit performance of the consumer portfolio continued to improve overall as our finance receivables and loans increased and nonperforming finance receivables and loans and charge-offs declined. For information on our consumer credit risk practices and policies regarding delinquencies, nonperforming status, and charge-offs, refer to Note 1 to the Consolidated Financial Statements.

The following table includes consumer finance receivables and loans recorded at historical cost reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)		Accruing past due 90 days or more(b)
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010
	($ in millions)
Domestic
Consumer automobile	$39,903	$34,604	$110	$129	$—	$—
Consumer mortgage
1st Mortgage	6,893	6,917	301	388	2	1
Home equity	3,347	3,441	45	61	—	—

Total domestic	50,143	44,962	456	578	2	1

Foreign
Consumer automobile	16,965	16,650	77	78	3	5
Consumer mortgage
1st Mortgage	328	390	66	112	—	—
Home equity	—	—	—	—	—	—

Total foreign	17,293	17,040	143	190	3	5

Total consumer finance receivables and loans	$67,436	$62,002	$599	$768	$5	$6

(a)	Includes nonaccrual troubled debt restructured loans of $175 million and $204 million at March 31, 2011, and December 31, 2010, respectively.
(b)	There were no troubled debt restructured loans classified as 90 days past due and still accruing at March 31, 2011, and December 31, 2010.

Total consumer outstanding finance receivables and loans increased $5.4 billion at March 31, 2011, compared with December 31, 2010. The increase in domestic automobile outstandings was driven by increased originations, which outpaced portfolio run-off, due to strengthened industry sales and improved automotive manufacturer penetration.

Total consumer nonperforming finance receivables and loans at March 31, 2011, decreased $169 million to $599 million from December 31, 2010, reflecting a decrease of $149 million of consumer mortgage nonperforming finance receivables and loans and a decrease of $20 million of consumer automotive nonperforming finance receivables and loans. Nonperforming consumer mortgage finance receivables and loans decreased primarily due to seasonal improvements. Nonperforming consumer automotive finance receivables and loans decreased primarily due to increased quality of newer vintages and normal seasonal trends. Nonperforming consumer finance receivables and loans as a percentage of total outstanding consumer finance receivables and loans were 0.9% and 1.2% at March 31, 2011, and December 31, 2010, respectively.

Consumer domestic automotive loans accruing and past due 30 days or more decreased $212 million to $590 million at March 31, 2011, compared with December 31, 2010, primarily due to increased quality of newer vintages and normal seasonal trends.

During the year ended December 31, 2010, the credit performance of the consumer portfolio continued to improve overall as nonperforming loans and charge-offs declined. The decline in nonperforming loans was primarily driven by improvement in our Nuvell portfolio due to enhanced collection efforts. The year-over-year decline in net charge-offs was driven by the improved asset mix as the result of strategic actions that included the write-down and reclassification of certain legacy mortgage loans in the fourth quarter of 2009 as well as improvement in our Nuvell portfolio.

The following table includes consumer finance receivables and loans recorded at historical cost reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)		Accruing past due 90 days or more(b)
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
	($ in millions)
Domestic
Consumer automobile	$34,604	$12,514	$129	$267	$—	$—
Consumer mortgage
1st Mortgage	6,917	6,921	388	326	1	1
Home equity	3,441	3,886	61	71	—	—

Total domestic	44,962	23,321	578	664	1	1

Foreign
Consumer automobile	16,650	17,731	78	119	5	5
Consumer mortgage
1st Mortgage	390	405	112	33	—	1
Home equity	—	1	—	—	—	—

Total foreign	17,040	18,137	190	152	5	6

Total consumer finance receivables and loans	$62,002	$41,458	$768	$816	$6	$7

(a)	Includes nonaccrual troubled debt restructured loans of $204 million and $263 million at December 31, 2010 and 2009, respectively.
(b)	There were no troubled debt restructured loans classified as 90 days past due and still accruing at December 31, 2010 and 2009.

Total outstanding consumer finance receivables and loans increased $20.5 billion at December 31, 2010, compared with December 31, 2009. The increase in domestic automobile outstandings was driven by the consolidation of previously off-balance sheet loans due to the adoption of ASU 2009-17, increased originations due to strengthened automotive industry sales and improved automotive manufacturer penetration, increased retention of automobile originated loans, and the adoption of ASU 2009-17. The decrease in foreign automobile outstandings was driven by continued exit and liquidations in nonstrategic countries and overall market contraction in Europe.

Total consumer nonperforming loans at December 31, 2010, decreased $48 million to $768 million from December 31, 2009, reflecting a decrease of $179 million of consumer automobile nonperforming loans and an increase of $131 million of consumer mortgage nonperforming loans. Nonperforming consumer automobile loans decreased primarily due to enhanced collection efforts, increased quality of newer vintages and a change to our Nuvell portfolio nonaccrual policy to be consistent with our other automobile nonaccrual policies. Nonperforming consumer mortgage loans increased due to seasoning of the first mortgage loans remaining in our portfolio subsequent to the strategic actions taken in late 2009. Nonperforming consumer finance receivables and loans as a percentage of total outstanding consumer finance receivables and loans were 1.2% and 2.0% at December 31, 2010 and 2009, respectively.

Consumer domestic automobile loans accruing and past due 30 days or more, included in outstandings in the table above, decreased $32 million to $802 million at December 31, 2010, compared with December 31, 2009. The decrease was primarily due to an improvement in our Nuvell portfolio as a result of enhanced collection efforts in addition to an increased quality of newer vintages in the overall automobile portfolio.

The following table includes consumer net charge-offs from finance receivables and loans at historical cost and related ratios reported at carrying value before allowance for loans losses.

	Three months ended March 31,
	Net charge-offs		Net charge- off ratios(a)
	2011	2010	2011	2010
	($ in millions)
Domestic
Consumer automobile	$89	$184	1.0%	3.5%
Consumer mortgage
1st Mortgage	36	17	2.1	1.0
Home equity	21	11	2.5	1.1

Total domestic	146	212	1.2	2.7

Foreign
Consumer automobile	23	41	0.6	1.0
Consumer mortgage
1st Mortgage	—	2	0.1	1.8
Home equity	—	—	—	—

Total foreign	23	43	0.5	1.0

Total consumer finance receivables and loans	$169	$255	1.0	2.1

(a)	Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale during the year for each loan category.

Our net charge-offs from total consumer automobile finance receivables and loans decreased $113 million for the three months ended March 31, 2011, compared to the same period in 2010. The decrease in net charge-offs was primarily due to lower loss frequency, improvements in loss severity as a result of improved pricing in the used vehicle market, and improved loss performance in our Nuvell portfolio primarily due to enhanced collection efforts.

Our net charge-offs from total consumer mortgage and home equity finance receivables and loans were $57 million for the three months ended March 31, 2011, compared to $30 million for the same period in 2010. The increase was driven by net charge-offs within our consumer legacy mortgage portfolio as those finance receivables and loans continue to season.

The following table includes consumer net charge-offs from finance receivables and loans at historical cost and related ratios reported at carrying value before allowance for loan losses.

	Net charge-offs		Net charge-off ratios
	Year ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	($ in millions)		(%)
Domestic
Consumer automobile	$457	$823	1.7%	5.8%
Consumer mortgage
1st Mortgage	128	2,433	1.8	23.0
Home equity	85	1,579	2.4	24.6

Total domestic	670	4,835	1.8	15.5

Foreign
Consumer automobile	123	301	0.8	1.5
Consumer mortgage
1st Mortgage	3	946	0.8	25.1
Home equity	—	—	—	—

Total foreign	126	1,247	0.8	5.4

Total consumer finance receivables and loans	796	6,082	1.5	11.2
Transfers to held-for-sale	—	(3,428)

Adjusted total consumer finance receivables and loans	$796	$2,654	1.5	4.9

Our net charge-offs from total consumer automobile loans decreased $544 million for the year ended December 31, 2010, compared to 2009. The decrease in net charge-offs was primarily due to one-time charge-offs taken in 2009, as we aligned our internal policies to Federal Financial Institutions Examination Council (FFIEC) guidelines. Also contributing to the decrease in net charge-offs were improvements in loss severity driven by improved pricing in the used vehicle market and in loss frequency and customer recoveries due to enhanced collection efforts, primarily with our Nuvell portfolio.

Our net charge-offs from total consumer mortgage and home equity loans were $216 million for the year ended December 31, 2010, compared to $5.0 billion in 2009. The significant decrease was driven by portfolio composition changes as a result of strategic actions that included the write-down and reclassification of certain legacy mortgage loans from finance receivables and loans to held-for-sale during the fourth quarter of 2009.

The following table summarizes the total consumer loan originations at unpaid principal balance for the periods shown. Total consumer loan originations include loans classified as finance receivables and loans and loans held-for-sale during the period.

	Three months ended March 31,
	2011	2010
	($ in millions)
Domestic
Consumer automobile	$9,384	$5,296
Consumer mortgage
1st Mortgage	11,847	12,968
Home equity	—	—

Total domestic	21,231	18,264

Foreign
Consumer automobile	2,052	1,702
Consumer mortgage
1st Mortgage	312	292
Home equity	—	—

Total foreign	2,364	1,994

Total consumer loan originations	$23,595	$20,258

Total domestic automobile-originated loans increased $4.1 billion for the three months ended March 31, 2011, compared to the same period in 2010, primarily due to strengthened industry sales and improved automotive manufacturer penetration.

Total domestic mortgage-originated loans decreased $1.1 billion for the three months ended March 31, 2011. The decrease for the three months ended March 31, 2011, was due in part to higher interest rates.

Consumer loan originations retained on-balance sheet as held-for-investment were $11.8 billion for the three months ended March 31, 2011, and $5.7 billion for the three months ended March 31, 2010, respectively. The increase was primarily due to strengthened automotive industry sales, improved automotive manufacturer penetration, and increased balance sheet retention.

The following table summarizes the total consumer loan originations at unpaid principal balance for the periods shown. Total consumer loan originations include loans classified as finance receivables and loans held-for-sale during the period.

	Year ended December 31,
	2010	2009
	($ in millions)
Domestic
Consumer automobile	$27,681	$18,091
Consumer mortgage
1st Mortgage	69,542	64,731
Home equity	—	—

Total domestic	97,223	82,822

Foreign
Consumer automobile	8,818	5,843
Consumer mortgage
1st Mortgage	1,503	1,405
Home equity	—	—

Total foreign	10,321	7,248

Total consumer loan originations	$107,544	$90,070

Total domestic automobile loan originations increased $9.6 billion for the year ended December 31, 2010, compared to 2009, primarily due to the improved automotive market as well as the addition of Chrysler automotive financing business. Domestic automobile originations continue to reflect tightened underwriting standards, and most of these originations for 2010 were retained on-balance sheet as finance receivables and loans. Total foreign automobile originations increased $3.0 billion for the year ended December 31, 2010, compared to 2009 driven by improved Canadian automobile sales.

Total domestic mortgage loan originations increased $4.8 billion for the year ended December 31, 2010. The increase was due primarily to increased refinancing as customers continued to take advantage of historically low interest rates.

Consumer loan originations retained on-balance sheet as finance receivables and loans increased $24.9 billion to $35.1 billion at December 31, 2010, compared to 2009. The increase was primarily due to strengthened automotive industry sales, improved automotive manufacturer penetration, and increased retention of automobile-originated loans.

The following table shows consumer finance receivables and loans recorded at historical cost reported at carrying value before allowance for loan losses by state and foreign concentration. Total automobile loans were $56.9 billion, $51.3 billion and $30.2 billion at March 31, 2011, December 31, 2010 and 2009, respectively. Total mortgage and home equity loans were $10.6 billion, $10.7 billion and $11.2 billion at March 31, 2011, December 31, 2010 and 2009, respectively.

			December 31,
	March 31, 2011 (a)		2010		2009
	Automobile	1st Mortgage and home equity	Automobile	1st Mortgage and home equity	Automobile	1st Mortgage and home equity
Texas	9.3%	4.8%	9.2%	4.4%	7.5%	2.9%
California	4.7	24.7	4.6	24.5	2.7	23.3
Florida	4.5	4.1	4.4	4.1	2.1	4.4
Michigan	3.9	4.9	3.7	5.0	1.4	5.4
New York	3.4	2.4	3.4	2.4	2.4	2.9
Illinois	2.9	4.8	2.8	4.7	1.9	4.4
Pennsylvania	3.2	1.7	3.2	1.7	2.4	1.8
Ohio	2.7	1.0	2.5	1.0	1.6	1.2
Georgia	2.3	1.8	2.2	1.8	1.4	2.0
North Carolina	2.1	2.1	2.0	2.0	1.3	2.2
Other United States	31.2	44.6	29.4	44.7	16.7	45.9
Canada	13.1	3.0	14.2	3.6	20.1	3.6
Germany	5.0	—	5.7	—	13.3	—
Brazil	5.0	—	5.2	—	6.8	—
Other foreign	6.7	0.1	7.5	0.1	18.4	—

Total consumer loans	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Presentation is in descending order as a percentage of total consumer finance receivables and loans at March 31, 2011.

We monitor our consumer loan portfolio for concentration risk across the geographies in which we lend. The highest concentrations of loans in the United States are in California and Texas, which represent an aggregate of 16.4% of our total outstanding consumer loans at March 31, 2011. Our domestic concentrations in the automobile portfolio increased due to the adoption of ASU 2009-17 and higher retained originations.

Concentrations in our mortgage portfolio are closely monitored given the volatility of the housing markets. Our consumer mortgage loan concentrations in California, Florida, and Michigan receive particular attention as the real estate value depreciation in these states has been the most severe.

Repossessed and Foreclosed Assets

We classify an asset as repossessed or foreclosed (included in other assets on the Consolidated Balance Sheet and on the Condensed Consolidated Balance Sheet) when physical possession of the collateral is taken. For more information on repossessed and foreclosed assets, refer to Note 1 to the Consolidated Financial Statements and the Condensed Consolidated Financial Statements.

Repossessed assets in our automotive finance operations at March 31, 2011, increased $3 million to $49 million from December 31, 2010. Foreclosed mortgage assets at March 31, 2011, decreased $21 million to $117 million from December 31, 2010.

Repossessed assets in our Automotive Finance operations at December 31, 2010, decreased $4 million to $46 million from December 31, 2009. Foreclosed mortgage assets at December 31, 2010, decreased $12 million to $138 million from December 31, 2009.

Higher-risk Mortgage Loans

During the three months ended March 31, 2011 and the year ended December 31, 2010, we primarily focused our origination efforts on prime conforming and government-insured residential mortgages in the United States and high-quality government-insured residential in Canada. In June 2010, we ceased offering interest-only jumbo mortgage loans given the continued volatility of the housing market and the delayed principal payment feature of that loan product. We continued to hold mortgage loans that have features that expose us to potentially higher credit risk including high original loan-to-value mortgage loans (prime or nonprime), payment-option adjustable-rate mortgage loans (prime nonconforming), interest-only mortgage loans (classified as prime conforming or nonconforming for domestic production and prime nonconforming or nonprime for international production), and teaser-rate mortgages (prime or nonprime).

In circumstances when a loan has features such that it falls into multiple categories, it is classified to a category only once based on the following hierarchy: (1) high original loan-to-value mortgage loans, (2) payment-option adjustable-rate mortgage loans, (3) interest-only mortgage loans, and (4) below-market rate (teaser) mortgages. Given the continued stress within the housing market, we believe this hierarchy provides the most relevant risk assessment of our nontraditional products.

•

High loan-to-value mortgages—Defined as first-lien loans with original loan-to-value ratios equal to or in excess of 100% or second-lien loans that when combined with the underlying first-lien mortgage loan result in an original loan-to-value ratio equal to or in excess of 100%. We ceased originating these loans with the intent to retain during 2009.

•

Payment-option adjustable rate mortgages—Permit a variety of repayment options. The repayment options include minimum, interest-only, fully amortizing 30-year, and fully amortizing 15-year payments. The minimum payment option generally sets the monthly payment at the initial interest rate for the first year of the loan. The interest rate resets after the first year, but the borrower can continue to make the minimum payment. The interest-only option sets the monthly payment at the amount of interest due on the loan. If the interest-only option payment would be less than the minimum payment, the interest-only option is not available to the borrower. Under the fully amortizing 30- and 15-year payment options, the borrower’s monthly payment is set based on the interest rate, loan balance, and remaining loan term. We ceased originating these loans during 2008.

•

Interest-only mortgages—Allow interest-only payments for a fixed time. At the end of the interest-only period, the loan payment includes principal payments and can increase significantly. The borrower’s new payment, once the loan becomes amortizing (i.e., includes principal payments), will be greater than if the borrower had been making principal payments since the origination of the loan. We ceased originating these loans with the intent to retain during 2010.

•

Below-market rate (teaser) mortgages—Contain contractual features that limit the initial interest rate to a below-market interest rate for a specified time period with an increase to a market interest rate in a future period. The increase to the market interest rate could result in a significant increase in the borrower’s monthly payment amount. We ceased originating these loans during 2008.

The following tables summarize the higher-risk mortgage loan originations at unpaid principal balance for the periods shown. These higher-risk mortgage loans are classified as finance receivables and loans and are recorded at historical cost.

	Three months ended March 31,
	2011	2010
	($ in millions)
High original loan-to-value (greater than 100%) mortgage loans	$—	$—
Payment-option adjustable-rate mortgage loans	—	—
Interest-only mortgage loans(a)	—	103
Below-market rate (teaser) mortgages	—	—

Total higher-risk mortgage loan production	$—	$103

(a)	As of June 2010, this product was no longer offered.

	Year ended December 31,
	2010	2009
	($ in millions)
High original loan-to-value (greater than 100%) mortgage loans	$—	$11
Payment-option adjustable-rate mortgage loans	—	—
Interest-only mortgage loans(a)	209	316
Below-market rate (teaser) mortgages	—	—

Total	$209	$327

(a)	The originations during the year ended December 31, 2010, for interest-only mortgage loans had an average FICO of 763 and an average loan-to-value of 63% with 100% full documentation.

The following table summarizes mortgage finance receivables and loans by higher-risk loan type. These finance receivables and loans are recorded at historical cost and reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming		Accruing past due 90 days or more
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010
	($ in millions)
High original loan-to-value (greater than 100%) mortgage loans	$5	$5	$1	$—	$—	$—
Payment-option adjustable-rate mortgage loans	4	5	1	1	—	—
Interest-only mortgage loans(a)	3,488	3,681	177	207	—	—
Below-market rate (teaser) mortgages	274	284	5	4	—	—

Total higher-risk mortgage loans	$3,771	$3,975	$184	$212	$—	$—

(a)	The majority of the interest-only mortgage loans are expected to start principal amortization in 2015 or beyond.

The allowance for loan losses was $244 million or 6.5% of total higher-risk held-for-investment mortgage loans recorded at historical cost based on carrying value outstanding before allowance for loans losses at March 31, 2011.

The following table summarizes mortgage finance receivables and loans recorded at historical cost and reported at carrying value before allowance for loan losses by higher-risk loan type.

	December 31,
	2010			2009
	($ in millions)
	Outstanding	Nonperforming	Accruing past due 90 days or more	Outstanding	Nonperforming	Accruing past due 90 days or more
High original loan-to-value (greater than 100%) mortgage loans	$5	$—	$—	$7	$4	$—
Payment-option adjustable-rate mortgage loans	5	1	—	7	1	—
Interest-only mortgage loans(a)	3,681	207	—	4,346	139	—
Below-market rate (teaser) mortgages	284	4	—	331	2	—

Total	$3,975	$212	$—	$4,691	$146	$—

(a)	The majority of the interest-only mortgage loans are expected to start principal amortization in 2015 or beyond.

Allowance for loan losses was $255 million or 6.4% of total higher-risk mortgage finance receivables and loans recorded at historical cost based on carrying value outstanding before allowance for loan losses at December 31, 2010.

The following tables include our five largest state and foreign concentrations within our higher-risk finance receivables and loans recorded at historical cost and reported at carrying value before allowance for loan losses.

	High original loan-to-value (greater than 100%) mortgage loans	Payment- option adjustable-rate mortgage loans	Interest-only mortgage loans	Below-market rate (teaser) mortgages	All higher-risk loans
	($ in millions)
March 31, 2011
California	$—	$1	$937	$87	$1,025
Virginia	—	—	310	11	321
Maryland	—	—	246	7	253
Michigan	—	—	217	9	226
Illinois	—	—	188	8	196
All other domestic and foreign	5	3	1,590	152	1,750

Total higher-risk mortgage loans	$5	$4	$3,488	$274	$3,771

December 31, 2010
California	$—	$1	$993	$89	$1,083
Virginia	—	—	330	12	342
Maryland	—	—	256	7	263
Michigan	—	—	225	10	235
Illinois	—	—	197	8	205
All other domestic and foreign	5	4	1,680	158	1,847

Total	$5	$5	$3,681	$284	$3,975

December 31, 2009
California	$1	$2	$1,128	$102	$1,233
Virginia	—	—	397	13	410
Maryland	—	—	309	8	317
Michigan	—	—	259	11	270
Illinois	—	—	230	9	239
All other domestic and foreign	6	5	2,023	188	2,222

Total	$7	$7	$4,346	$331	$4,691

Commercial Credit Portfolio

Our commercial portfolio consists of automotive loans (wholesale floorplan, dealer term loans, and automotive fleet financing), commercial real estate loans, and other commercial finance loans. In general, the credit risk of our commercial portfolio is impacted by overall economic conditions in the countries in which we operate. Further, our commercial credit exposure is concentrated in automotive dealerships (primarily GM and Chrysler). In 2009, we entered into an agreement with Chrysler to provide automotive financing products and services to Chrysler dealers and customers. Both GM and Chrysler are bound by repurchase obligations that, under certain circumstances, such as dealer default, require them to repurchase new vehicle inventory.

Our credit risk on the commercial portfolio is markedly different from that of our consumer portfolio. Whereas the consumer portfolio represents smaller-balance homogeneous loans that exhibit fairly predictable and stable loss patterns, the commercial portfolio exposures can be less predictable. We utilize an internal credit risk rating system that is fundamental to managing credit risk exposure consistently across various types of commercial borrowers and captures critical risk factors simultaneously for each borrower. The ratings are used for many areas of credit risk management, such as loan origination, portfolio risk monitoring, management reporting, and loan loss reserves analyses. Therefore, the rating system is critical to an effective and consistent credit risk management framework.

During the three months ended March 31, 2011, the credit performance of the commercial portfolio improved as nonperforming finance receivables and loans and net charge-offs declined. For information on our commercial credit risk practices and policies regarding delinquencies, nonperforming status, and charge-offs, refer to Note 1 to the Consolidated Financial Statements.

The following table includes total commercial finance receivables and loans reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)		Accruing past due 90 days or more(b)
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010
	($ in millions)
Domestic
Commercial and industrial
Automobile	$24,716	$24,944	$247	$261	$—	$—
Mortgage	820	1,540	3	—	—	—
Other(c)	1,596	1,795	41	37	—	—
Commercial real estate
Automobile	2,090	2,071	142	193	—	—
Mortgage	—	1	—	1	—	—

Total domestic	29,222	30,351	433	492	—	—

Foreign
Commercial and industrial
Automobile	9,222	8,398	37	35	—	—
Mortgage	40	41	40	40	—	—
Other(c)	295	312	78	97	—	—
Commercial real estate
Automobile	220	216	8	6	—	—
Mortgage	53	78	49	70	—	—

Total foreign	9,830	9,045	212	248	—	—

Total commercial finance receivables and loans	$39,052	$39,396	$645	$740	$—	$—

(a)	Includes nonaccrual troubled debt restructured loans of $2 million and $9 million at March 31, 2011, and December 31, 2010, respectively.
(b)	There were no troubled debt restructured loans classified as 90 days past due and still accruing at March 31, 2011, and December 31, 2010.
(c)	Other commercial primarily includes senior secured commercial lending.

Total commercial finance receivables and loans outstanding decreased $344 million to $39.1 billion at March 31, 2011, from December 31, 2010. Domestic commercial and industrial outstandings decreased driven primarily by mortgage warehouse lending declines in line utilization due in part to higher interest rates. Foreign commercial and industrial outstandings increased primarily due to growth in our Canadian automobile portfolio, partially offset by dealer exits and continued portfolio runoff within exited countries.

Total commercial nonperforming finance receivables and loans were $645 million, a decrease of $95 million compared to December 31, 2010, primarily due to improvement in dealer performance and continued mortgage asset dispositions. Total nonperforming commercial finance receivables and loans as a percentage of outstanding commercial finance receivables and loans were 1.7% and 1.9% at March 31, 2011, and December 31, 2010, respectively.

During the year ended December 31, 2010, the credit performance of the commercial portfolio improved as nonperforming loans and net charge-offs declined. The decline in nonperforming loans was primarily driven by the sale of the resort finance portfolio, some improvement in dealer performance, and continued commercial mortgage asset dispositions. The decline in charge-offs in 2010 was primarily attributed to improved portfolio composition compared to 2009 due to the workout of certain commercial real estate assets and the strategic exit of underperforming automotive dealers.

The following table includes total commercial finance receivables and loans reported at carrying value before allowance for loan losses.

	Outstanding		Nonperforming(a)		Accruing past due 90 days or more(b)
	December 31,
	2010	2009	2010	2009	2010	2009
	($ in millions)
Domestic
Commercial and industrial
Automobile	$24,944	$19,604	$261	$281	$—	$—
Mortgage	1,540	1,572	—	37	—	—
Other(c)	1,795	2,688	37	856	—	—
Commercial real estate
Automobile	2,071	2,008	193	256	—	—
Mortgage	1	121	1	56	—	—

Total domestic	30,351	25,993	492	1,486	—	—

Foreign
Commercial and industrial
Automobile	8,398	7,943	35	66	—	—
Mortgage	41	96	40	35	—	—
Other(c)	312	437	97	131	—	3
Commercial real estate
Automobile	216	221	6	24	—	—
Mortgage	78	162	70	141	—	—

Total foreign	9,045	8,859	248	397	—	3

Total commercial finance receivables and loans	$39,396	$34,852	$740	$1,883	$—	$3

(a)	Includes nonaccrual troubled debt restructured loans of $9 million and $59 million at December 31, 2010 and 2009, respectively.
(b)	There were no troubled debt restructured loans classified as 90 days past due and still accruing at December 31, 2010 and 2009, respectively.
(c)	Other commercial primarily includes senior secured commercial lending. Additionally, amounts at December 31, 2009, include the resort finance portfolio with an outstanding balance of $843 million, a nonperforming balance of $779 million, and an accruing past due 90 days or more balance of $0 million. We sold our resort finance portfolio during the third quarter of 2010.

Total commercial finance receivables and loans outstanding increased $4.5 billion to $39.4 billion at December 31, 2010, from December 31, 2009. Commercial and industrial outstandings increased $4.7 billion due to the addition of the Chrysler automotive financing business and improved automotive industry sales with a corresponding increase in inventories partially offset by the sale of the resort finance portfolio. Commercial real estate outstandings decreased $146 million from December 31, 2009, due to continued asset dispositions.

Total commercial nonperforming loans were $740 million, a decrease of $1.1 billion compared to December 31, 2009, primarily due to the sale of the resort finance portfolio, some improvement in dealer performance, and continued mortgage asset dispositions. Total nonperforming commercial finance receivables and loans as a percentage of outstanding commercial finance receivables and loans were 1.9% and 5.4% at December 31, 2010 and 2009, respectively.

The following table includes total commercial net charge-offs from finance receivables and loans at historical cost and related ratios reported at carrying value before allowance for loan losses.

	Three months ended March 31,
	Net charge-offs (recoveries)		Net charge-off ratios(a)
	2011	2010	2011	2010
	($ in millions)
Domestic
Commercial and industrial
Automobile	$2	$1	—%	—%
Mortgage	2	(1)	0.8	(0.3)
Other	(2)	3	(0.5)	0.4
Commercial real estate
Automobile	(1)	12	(0.2)	2.3
Mortgage	(1)	42	n/m	n/m

Total domestic	—	57	—	0.9

Foreign
Commercial and industrial
Automobile	2	2	0.1	0.1
Mortgage	1	—	9.7	—
Other	3	—	4.3	—
Commercial real estate
Automobile	—	2	—	7.6
Mortgage	14	—	78.4	—

Total foreign	20	4	0.9	0.2

Total commercial finance receivables and loans	$20	$61	0.2	0.7

n/m = not meaningful

(a)	Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale during the year for each loan category.

Our net charge-offs from commercial finance receivables and loans totaled $20 million for the three months ended March 31, 2011, compared to $61 million for the same period in 2010. The decreases in net charge-offs were largely driven by an improved mix of loans in the existing portfolio driven by the workout of certain commercial real estate assets in prior periods.

The following table includes total commercial net charge-offs from finance receivables and loans at historical cost and related ratios reported at carrying value before allowance for loan losses.

	Net charge-offs (recoveries)	Net charge-off ratios
	Year ended December 31,
	2010	2009	2010	2009
	($ in millions)		(%)
Domestic
Commercial and industrial
Automobile	$18	$69	0.1%	0.4%
Mortgage	(3)	119	(0.2)	6.0
Other (a)	158	92	6.7	2.7
Commercial real estate
Automobile	47	7	2.3	—
Mortgage	44	659	136.3	68.3

Total domestic	264	946	0.9	3.7

Foreign
Commercial and industrial
Automobile	16	18	0.2	0.2
Mortgage	3	—	3.9	—
Other	69	41	19.0	5.9
Commercial real estate
Automobile	2	—	1.0	—
Mortgage	48	12	38.7	5.9

Total foreign	138	71	1.5	0.7

Total commercial finance receivables and loans	$402	$1,017	1.1	2.8

(a)	Amounts include the resort finance portfolio with net charge-offs of $148 million and $61 million and net charge-off ratios of 29.0% and 7.1% for the years ended December 31, 2010 and 2009, respectively. We sold our resort finance portfolio during the third quarter of 2010.

Our net charge-offs of total commercial finance receivables and loans totaled $402 million for the year ended December 31, 2010, compared to $1.0 billion in 2009. The overall decrease in net charge-offs was largely due to the resolution and workout of certain domestic and foreign commercial real estate assets. Increased net charge-offs within our commercial and industrial portfolios were driven by the domestic resort finance and U.K. commercial finance lending portfolios.

Commercial Real Estate

The commercial real estate portfolio consists of loans issued primarily to automotive dealers, homebuilders, and commercial real estate firms. Commercial real estate finance receivables and loans were $2.4 billion, $2.4 billion and $2.5 billion at March 31, 2011, December 31, 2010 and 2009, respectively.

The following table shows the percentage of total commercial real estate finance receivables and loans by geographic region and property type. These finance receivables and loans are reported at carrying value before allowance for loan losses.

March 31, 2011
Geographic region
Texas	11.8%
Michigan	10.4
Florida	10.2
California	9.7
Virginia	4.4
New York	3.9
Pennsylvania	3.6
Oregon	2.9
Georgia	2.6
Alabama	2.5
Other United States	26.4
Canada	4.5
United Kingdom	4.4
Mexico	2.1
Other foreign	0.6

Total commercial real estate finance receivables and loans	100.0%

Property type
Automobile dealerships	92.8%
Residential	1.7
Land and land development	0.5
Apartments	—
Other	5.0

Total commercial real estate finance receivables and loans	100.0%

	December 31,
	2010	2009
Geographic region
Texas	10.5%	11.2%
Florida	10.3	11.8
Michigan	10.1	8.5
California	9.6	9.8
Virginia	4.4	3.9
New York	3.8	3.7
Pennsylvania	3.7	3.4
Oregon	3.1	2.1
Georgia	2.7	2.1
Alabama	2.4	2.1
Other United States	26.9	26.2
United Kingdom	5.0	7.3
Canada	4.4	4.3
Germany	0.5	0.6
Other foreign	2.6	3.0

Total commercial real estate finance receivables and loans	100.0%	100.0%

Property type
Automobile dealers	91.8%	84.3%
Residential	2.5	2.7
Land and land development	0.8	5.7
Apartments	0.1	2.9
Other	4.8	4.4

Total commercial real estate finance receivables and loans	100.0%	100.0%

Commercial Criticized Exposure

Exposures deemed criticized are loans classified as special mention, substandard, or doubtful. These classifications are based on regulatory definitions and generally represent finance receivables and loans within our portfolio that have a higher default risk or have already defaulted. These loans require additional monitoring and review including specific actions to mitigate our potential economic loss.

The following table shows the percentage of total commercial criticized finance receivables and loans by industry concentrations. These finance receivables and loans are reported at carrying value before allowance for loan losses.

	March 31, 2011	December 31, 2010
Industry
Automotive	72.0%	66.5%
Real estate	10.1	12.1
Health/medical	5.2	7.3
Manufacturing	4.2	3.5
Hardgoods	1.7	1.8
Services	1.5	1.9
Retail	1.1	1.5
Electronics	1.1	1.2
All other	3.1	4.2

Total commercial criticized finance receivables and loans	100.0%	100.0%

The following table shows industry concentrations for commercial criticized finance receivables and loans reported at carrying value before allowance for loan losses. Total criticized exposures were $3.6 billion and $4.9 billion at December 31, 2010 and 2009, respectively.

	December 31,
	2010	2009
Industry
Automotive	66.5%	49.7%
Real estate (a)	12.1	23.4
Health/medical	7.3	7.9
Manufacturing	3.5	3.1
Services	1.9	2.1
Hardgoods	1.8	1.1
Retail	1.5	2.6
All other	5.4	10.1

Total commercial criticized finance receivables and loans	100.0%	100.0%

(a)	Includes resort finance, which represented 17.3% of the portfolio at December 31, 2009.

Total criticized exposures were $3.7 billion and $3.6 billion at March 31, 2011, and December 31, 2010, respectively, as automotive criticized exposure increased due to risk rating process enhancements. The increase was partially offset by health/medical and real estate improvements.

Total criticized exposure decreased $1.3 billion to $3.6 billion from December 31, 2009 to December 31, 2010, primarily due to the sale of the resort finance portfolio, improvement in dealer credit quality, and continued mortgage asset dispositions. The increase in our automotive criticized concentration rate was due to the significant decrease in the overall criticized amounts outstanding at December 31, 2010, compared to December 31, 2009.

Selected Loan Maturity and Sensitivity Data

The table below shows the commercial finance receivables and loans portfolio and the distribution between fixed and floating interest rates based on the stated terms of the commercial loan agreements. The table does not include the impact of derivative instruments utilized to hedge certain loans. This portfolio is reported at carrying value before allowance for loan losses.

	December 31, 2010
	Within 1 year	1-5 years	After 5 years	Total(a)
	($ in millions)
Commercial and industrial	$26,401	$1,764	$114	$28,279
Commercial real estate	227	1,666	179	2,072

Total domestic	26,628	3,430	293	30,351

Foreign	8,522	515	8	9,045

Total commercial finance receivables and loans	$35,150	$3,945	$301	$39,396

Loans at fixed interest rates		$1,277	$220
Loans at variable interest rates		2,668	81

Total commercial finance receivables and loans		$3,945	$301

(a)	Loan maturities are based on the remaining maturities under contractual terms.

Allowance for Loan Losses

The following tables present an analysis of the activity in the allowance for loan losses on finance receivables and loans.

	Consumer automobile	Consumer mortgage	Total consumer	Commercial	Total
	($ in millions)
Balance at January 1, 2011	$970	$580	$1,550	$323	$1,873
Charge-offs
Domestic	(139)	(60)	(199)	(6)	(205)
Foreign	(42)	—	(42)	(31)	(73)

Total charge-offs	(181)	(60)	(241)	(37)	(278)

Recoveries
Domestic	50	3	53	6	59
Foreign	19	—	19	11	30

Total recoveries	69	3	72	17	89

Net charge-offs	(112)	(57)	(169)	(20)	(189)
Provision for loan losses	53	40	93	20	113
Other	5	—	5	4	9

Balance at March 31, 2011	$916	$563	$1,479	$327	$1,806

Allowance for loan losses to finance receivables and loans outstanding at March 31, 2011(a)	1.6%	5.3%	2.2%	0.8%	1.7%
Net charge-offs to average finance receivables and loans outstanding at March 31, 2011(a)	0.8%	2.1%	1.0%	0.2%	0.7%
Allowance for loan losses to total nonperforming finance receivables and loans at March 31, 2011(a)	488.9%	136.7%	246.7%	50.7%	145.2%
Ratio of allowance for loans losses to net charge-offs at March 31, 2011	2.0	2.5	2.2	4.1	2.4

(a)	Coverage percentages are based on the allowance for loan losses related to finance receivables and loans excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts.

	Consumer automobile	Consumer mortgage	Total consumer	Commercial	Total
	($ in millions)
Balance at January 1, 2010	$1,024	$640	$1,664	$781	$2,445
Cumulative effect of change in accounting principles(a)	222	—	222	—	222
Charge-offs
Domestic	(289)	(32)	(321)	(61)	(382)
Foreign	(56)	(2)	(58)	(4)	(62)

Total charge-offs	(345)	(34)	(379)	(65)	(444)

Recoveries
Domestic	105	4	109	4	113
Foreign	15	—	15	—	15

Total recoveries	120	4	124	4	128

Net charge-offs	(225)	(30)	(255)	(61)	(316)
Provision for loan losses	108	18	126	18	144
Discontinued operations	2	(1)	1	—	1
Other	(11)	7	(4)	(12)	(16)

Balance at March 31, 2010	$1,120	$634	$1,754	$726	$2,480

Allowance for loan losses to finance receivables and loans outstanding at March 31, 2010(b)	2.9%	5.6%	3.6%	2.0%	2.9%
Net charge-offs to average finance receivables and loans outstanding at March 31, 2010(b)	2.4%	1.1%	2.1%	0.7%	1.5%
Allowance for loan losses to total nonperforming finance receivables and loans at March 31, 2010(b)	391.6%	142.2%	239.7%	42.4%	101.5%
Ratio of allowance for loans losses to net charge-offs at March 31, 2010	1.2	5.3	1.7	3.0	2.0

(a)	Includes adjustment to the allowance due to adoption of ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.

(b)	Coverage percentages are based on the allowance for loan losses related to finance receivables and loans excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts.

The allowance for consumer loan losses at March 31, 2011, declined $275 million compared to March 31, 2010, reflecting an improved asset mix with higher quality recent vintages, the continued runoff of Nuvell and other liquidating portfolios, as well as improved loss performance.

The allowance for commercial loan losses declined $399 million at March 31, 2011, compared to March 31, 2010, primarily related to the sale of the resort finance portfolio and improved portfolio credit quality due to improved dealer performance.

The following table presents an analysis of the activity in the allowance for loan losses on finance receivables and loans.

	Consumer automobile	Consumer mortgage	Total consumer	Commercial	Total
	($ in millions)
Allowance at January 1, 2010	$1,024	$640	$1,664	$781	$2,445
Cumulative effect of change in accounting principles(a)	222	—	222	—	222
Charge-offs
Domestic	(776)	(239)	(1,015)	(282)	(1,297)
Foreign	(194)	(4)	(198)	(151)	(349)

Total charge-offs	(970)	(243)	(1,213)	(433)	(1,646)

Recoveries
Domestic	319	26	345	18	363
Foreign	71	1	72	13	85

Total recoveries	390	27	417	31	448

Net charge-offs	(580)	(216)	(796)	(402)	(1,198)
Provision for loan losses(b)	304	164	468	(26)	442
Discontinued operations	—	—	—	(4)	(4)
Other	—	(8)	(8)	(26)	(34)

Allowance at December 31, 2010	$970	$580	$1,550	$323	$1,873

Allowance for loan losses to finance receivables and loans outstanding at December 31, 2010(c)	1.9%	5.4%	2.5%	0.8%	1.8%
Net charge-offs to average finance receivables and loans outstanding at December 31, 2010(c)	1.4%	2.0%	1.5%	1.1%	1.3%
Allowance for loan losses to total nonperforming finance receivables and loans at December 31, 2010(c)	469.2%	103.4%	202.0%	43.7%	124.3%
Ratio of allowance for loans losses to net charge-offs at December 31, 2010	1.7	2.7	1.9	0.8	1.6

(a)	Includes adjustment to the allowance due to adoption of ASU 2009-17. Refer to Note 1 to the Consolidated Financial Statements for additional information.

(b)	Includes $69 million benefit from the recognition of a recovery through provision upon the sale of the resort finance portfolio in September 2010.

(c)	Coverage percentages are based on the allowance for loan losses related to finance receivables and loans excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts.

	Consumer automobile	Consumer mortgage	Total consumer	Commercial	Total
	($ in millions)
Allowance at January 1, 2009	$1,394	$1,142	$2,536	$897	$3,433
Charge-offs
Domestic	(1,001)	(1,424)	(2,425)	(955)	(3,380)
Foreign	(372)	(185)	(557)	(76)	(633)
Write-downs related to transfers to held-for-sale	(11)	(3,417)	(3,428)	(10)	(3,438)

Total charge-offs	(1,384)	(5,026)	(6,410)	(1,041)	(7,451)

Recoveries
Domestic	189	68	257	19	276
Foreign	71	—	71	5	76

Total recoveries	260	68	328	24	352

Net charge-offs	(1,124)	(4,958)	(6,082)	(1,017)	(7,099)
Provision for loan losses	755	3,951	4,706	898	5,604
Discontinued operations	13	556	569	(3)	566
Other	(14)	(51)	(65)	6	(59)

Allowance at December 31, 2009	$1,024	$640	$1,664	$781	$2,445

Allowance for loan losses to finance receivables and loans outstanding at December 31, 2009(a)	3.4%	5.7%	4.0%	2.2%	3.2%
Net charge-offs to average finance receivables and loans outstanding at December 31, 2009(a)	3.3%	23.9%	11.2%	2.8%	7.9%
Allowance for loan losses to total nonperforming finance receivables and loans at December 31, 2009(a)	265.2%	148.7%	203.8%	41.5%	90.6%
Ratio of allowance for loans losses to net charge-offs at December 31, 2009	0.9	0.1	0.3	0.8	0.3

(a)	Coverage percentages are based on the allowance for loan losses related to finance receivables and loans excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts.

The allowance for consumer loan losses was $1.6 billion at December 31, 2010, compared to $1.7 billion at December 31, 2009. The decline reflected the improved asset mix resulting from the strategic actions taken in late 2009 related to legacy mortgage loans and the continued runoff of Nuvell and other liquidating portfolios. Partially offsetting this decline was an increase in the allowance due to increased loans outstanding in the nonliquidating automobile portfolio.

The allowance for commercial loan losses was $323 million at December 31, 2010, compared to $781 million at December 31, 2009. The decline was primarily related to the sale of the resort finance portfolio, runoff in our commercial real estate portfolio, and improved portfolio credit quality due to improved dealer performance, strategic dealer exits, and the wind-down of operations in several nonstrategic countries.

Allowance for Loan Losses by Type

The following tables summarize the allocation of the allowance for loan losses by product type.

	March 31,
	2011			2010
	Allowance for loan losses	Allowance as a % of loans outstanding	Allowance as a % of allowance for loan losses	Allowance for loan losses	Allowance as a % of loans outstanding	Allowance as a % of allowance for loan losses
	($ in millions)
Consumer
Domestic
Consumer automobile	$727	1.8	40.2	$896	4.1	36.1
Consumer mortgage
1st Mortgage	304	4.4	16.8	400	5.7	16.1
Home equity	258	7.7	14.3	233	6.2	9.4

Total domestic	1,289	2.6	71.3	1,529	4.6	61.6

Foreign
Consumer automobile	189	1.1	10.5	224	1.4	9.0
Consumer mortgage
1st Mortgage	1	0.3	0.1	1	0.3	0.1
Home equity	—	—	—	—	—	—

Total foreign	190	1.1	10.6	225	1.4	9.1

Total consumer loans	1,479	2.2	81.9	1,754	3.6	70.7

Commercial
Domestic
Commercial and industrial
Automobile	70	0.3	3.9	86	0.4	3.5
Mortgage	—	—	—	2	0.2	0.1
Other	92	5.7	5.1	337	13.0	13.6
Commercial real estate
Automobile	54	2.6	3.0	67	3.2	2.7
Mortgage	—	—	—	6	10.6	0.2

Total domestic	216	0.7	12.0	498	1.8	20.1

Foreign
Commercial and industrial
Automobile	63	0.7	3.5	52	0.6	2.1
Mortgage	15	37.0	0.8	23	26.6	0.9
Other	28	9.3	1.5	101	30.4	4.1
Commercial real estate
Automobile	2	0.8	0.1	2	0.9	0.1
Mortgage	3	6.4	0.2	50	35.1	2.0

Total foreign	111	1.1	6.1	228	2.4	9.2

Total commercial loans	327	0.8	18.1	726	2.0	29.3

Total allowance for loan losses	$1,806	1.7	100.0	$2,480	2.9	100.0

	December 31,
	2010			2009
	Allowance for loan losses	Allowance as a % of loans outstanding	Allowance as a % of allowance for loan losses	Allowance for loan losses	Allowance as a % of loans outstanding	Allowance as a % of allowance for loan losses
	($ in millions)
Consumer
Domestic
Consumer automobile	$769	2.2%	41.0%	$772	6.2%	31.6%
Consumer mortgage
1st Mortgage	322	4.7	17.2	387	5.6	15.8
Home equity	256	7.5	13.7	251	6.5	10.3

Total domestic	1,347	3.0	71.9	1,410	6.0	57.7

Foreign
Consumer automobile	201	1.2	10.7	252	1.4	10.2
Consumer mortgage
1st Mortgage	2	0.4	0.1	2	0.5	0.1
Home equity	—	—	—	—	—	—

Total foreign	203	1.2	10.8	254	1.4	10.3

Total consumer loans	1,550	2.5	82.7	1,664	4.0	68.0

Commercial
Domestic
Commercial and industrial
Automobile	73	0.3	3.9	157	0.8	6.4
Mortgage	—	—	—	10	0.6	0.4
Other	97	5.4	5.2	322	12.0	13.2
Commercial real estate
Automobile	54	2.6	2.9	—	—	—
Mortgage	—	—	—	54	44.6	2.2

Total domestic	224	0.7	12.0	543	2.1	22.2

Foreign
Commercial and industrial
Automobile	33	0.4	1.7	54	0.7	2.2
Mortgage	12	30.5	0.7	20	21.0	0.8
Other	39	12.6	2.1	111	25.5	4.6
Commercial real estate
Automobile	2	0.9	0.1	—	—	—
Mortgage	13	16.9	0.7	53	32.5	2.2

Total foreign	99	1.1	5.3	238	2.7	9.8

Total commercial loans	323	0.8	17.3	781	2.2	32.0

Total allowance for loan losses	$1,873	1.8%	100.0%	$2,445	3.2%	100.0%

Provision for Loan Losses

The following tables summarize the provision for loan losses by product type.

	Three months ended March 31,
	2011	2010
	($ in millions)
Consumer
Domestic
Consumer automobile	$46	$84
Consumer mortgage
1st Mortgage	17	24
Home equity	23	(8)

Total domestic	86	100

Foreign
Consumer automobile	7	24
Consumer mortgage
1st Mortgage	—	2
Home equity	—	—

Total foreign	7	26

Total consumer loans	93	126

Commercial
Domestic
Commercial and industrial
Automobile	—	8
Mortgage	1	(7)
Other	(8)	19
Commercial real estate
Automobile	(1)	—
Mortgage	—	(6)

Total domestic	(8)	14

Foreign
Commercial and industrial
Automobile	31	5
Mortgage	1	2
Other	(9)	(3)
Commercial real estate
Automobile	—	—
Mortgage	5	—

Total foreign	28	4

Total commercial loans	20	18

Total provision for loans losses	$113	$144

	Year ended December 31,
	2010	2009
	($ in millions)
Consumer
Domestic
Consumer automobile	$228	$493
Consumer mortgage
1st Mortgage	72	2,360
Home equity	90	1,588

Total domestic	390	4,441

Foreign
Consumer automobile	76	262
Consumer mortgage
1st Mortgage	2	3
Home equity	—	—

Total foreign	78	265

Total consumer loans	468	4,706

Commercial
Domestic
Commercial and industrial
Automobile	2	54
Mortgage	(13)	36
Other(a)	(47)	348
Commercial real estate
Automobile	34	—
Mortgage	(10)	255

Total domestic	(34)	693

Foreign
Commercial and industrial
Automobile	(2)	32
Mortgage	(5)	17
Other	5	142
Commercial real estate
Automobile	2	—
Mortgage	8	14

Total foreign	8	205

Total commercial loans	(26)	898

Total provision for loan losses	$442	$5,604

(a)	Includes $69 million benefit from the recognition of a recovery through provision upon the sale of the resort finance portfolio in September 2010.

Lease Residual Risk Management

We are exposed to residual risk on vehicles in the consumer lease portfolio. This lease residual risk represents the possibility that the actual proceeds realized upon the sale of returned vehicles will be lower than the projection of these values used in establishing the pricing at lease inception. The following factors most significantly influence lease residual risk.

•

Used vehicle market—We are at risk due to changes in used vehicle prices. General economic conditions, used vehicle supply and demand, and new vehicle market prices most heavily influence used vehicle prices.

•

Residual value projections—We establish risk adjusted residual values at lease inception by consulting independently published guides and periodically reviewing these residual values during the lease term. These values are projections of expected values in the future (typically between two and four years) based on current assumptions for the respective make and model. Actual realized values often differ.

•	Remarketing abilities—Our ability to efficiently process and effectively market off-lease vehicles affects the disposal costs and the proceeds realized from vehicle sales.

•	Manufacturer vehicle and marketing programs—Automotive manufacturers influence lease residual results in the following ways:

•	The brand image of automotive manufacturers and consumer demand for their products affect residual risk as our lease portfolio consists primarily of these vehicles.

•

Automotive manufacturer marketing programs may influence the used vehicle market for those vehicles through programs such as incentives on new vehicles, programs designed to encourage lessees to terminate their leases early in conjunction with the acquisition of a new vehicle (referred to as pull-ahead programs), and special rate used vehicle programs.

•	Automotive manufacturers may provide support to us for certain residual deficiencies.

The following table summarizes the volume of serviced lease terminations in the United States over recent periods. It also summarizes the average sales proceeds on 24, 36, and 48 month scheduled lease terminations for those same periods at auction. The mix of terminated vehicles in 2010 was used to normalize results over previous periods to more clearly demonstrate market pricing trends.

	Year ended December 31,
	2010	2009	2008
Off-lease vehicles remarketed (in units)	376,203	369,981	425,567
Sales proceeds on scheduled lease terminations ($ per unit)
24-month	$28,008	$25,192	$21,866
36-month	19,226	17,327	13,828
48-month	14,722	12,384	10,641

Proceeds in 2009 and 2010 increased as market conditions for used vehicles improved. The improvement in proceeds was driven partly by lower used vehicle supply and increased consumer demand for used vehicles as the weakened U.S. economy drove consumer preference for used vehicles over higher cost new vehicles.

Country Risk

We have exposures to obligors domiciled in foreign countries; and therefore, our portfolio is subject to country risk. Country risk is the risk that conditions in a foreign country will impair the value of our assets, restrict our ability to repatriate equity or profits, or adversely impact the ability of the guarantor to uphold their obligations to us. Country risk includes risks arising from the economic, political, and social conditions prevalent in a country, as well as the strengths and weaknesses in the legal and regulatory framework. These conditions may have potentially favorable or unfavorable consequences for our investments in a particular country.

Country risk is measured by determining our cross-border outstandings in accordance with FFIEC guidelines. Cross-border outstandings are reported as assets within the country of which the obligor or guarantor resides. Furthermore, outstandings backed by tangible collateral are reflected under the country in which the collateral is held. For securities received as collateral, cross-border outstandings are assigned to the domicile of the issuer of the securities. Resale agreements are presented based on the domicile of the counterparty.

The following tables list all countries in which cross-border outstandings exceed 1.0% of consolidated assets.

	Banks	Public	Other	Net local country assets	Derivatives	Total cross- border outstandings
	($ in millions)
2010
Canada	$343	$361	$349	$4,678	$19	$5,750
Germany	587	40	111	3,485	76	4,299
United Kingdom	627	9	37	1,133	83	1,889

2009
Germany	$281	$66	$1,459	$3,057	$304	$5,167
Canada	123	285	307	4,226	74	5,015
United Kingdom	581	42	71	2,755	187	3,636

Market Risk

Our automotive financing, mortgage, and insurance activities give rise to market risk representing the potential loss in the fair value of assets or liabilities and earnings caused by movements in market variables, such as interest rates, foreign-exchange rates, equity prices, market perceptions of credit risk, and other market fluctuations that affect the value of securities and assets held-for-sale. We are primarily exposed to interest rate risk arising from changes in interest rates related to financing, investing, and cash management activities. More specifically, we have entered into contracts to provide financing, to retain mortgage servicing rights, and to retain various assets related to securitization activities all of which are exposed in varying degrees to changes in value due to movements in interest rates. Interest rate risk arises from the mismatch between assets and the related liabilities used for funding. We enter into various financial instruments, including derivatives, to maintain the desired level of exposure to the risk of interest rate fluctuations. Refer to Note 23 to the Consolidated Financial Statements and Note 19 to the Condensed Consolidated Financial Statements for further information.

We are also exposed to foreign-currency risk arising from the possibility that fluctuations in foreign-exchange rates will affect future earnings or asset and liability values related to our global operations. We may enter into hedges to mitigate foreign exchange risk.

We also have exposure to equity price risk, primarily in our Insurance operations, which invests in equity securities that are subject to price risk influenced by capital market movements. We enter into equity options to economically hedge our exposure to the equity markets.

Although the diversity of our activities from our complementary lines of business may partially mitigate market risk, we also actively manage this risk. We maintain risk management control systems to monitor interest rates, foreign-currency exchange rates, equity price risks, and any of their related hedge positions. Positions are monitored using a variety of analytical techniques including market value, sensitivity analysis, and value at risk models.

Fair Value Sensitivity Analysis

The following table and subsequent discussion presents a fair value sensitivity analysis of our assets and liabilities using isolated hypothetical movements in specific market rates. The analysis assumes adverse instantaneous, parallel shifts in market exchange rates, interest rate yield curves, and equity prices. The analysis does not consider the financial offsets available through derivative activities. Additionally, since only adverse fair value impacts are included, the natural offset between asset and liability rate sensitivities that arise within a diversified balance sheet, such as ours, is not considered.

	December 31,
	2010			2009
	Nontrading		Trading (a)	Nontrading		Trading (a)
	($ in millions)
Financial instruments exposed to changes in:
Interest rates
Estimated fair value	(b	)	$240	(b	)	$739
Effect of 10% adverse change in rates	(b	)	(1)	(b	)	(18)
Foreign-currency exchange rates
Estimated fair value	$7,079		$94	$6,432		$111
Effect of 10% adverse change in rates	(708)		(9)	(643)		(11)
Equity prices
Estimated fair value	$796		$—	$675		$—
Effect of 10% decrease in prices	(80)		—	(68)		—

(a)	Includes our trading securities. Refer to Note 6 to the Consolidated Financial Statements for additional information on our trading portfolio.
(b)	Refer to the section below titled Net Interest Income Sensitivity Analysis for information on the interest rate sensitivity of our nontrading financial instruments.

The fair value of our foreign-currency exchange-rate sensitive financial instruments increased during the year ended December 31, 2010, compared to the same period in 2009, due to declines in our foreign denominated debt. This decline consequently drove the increase in the fair value estimate and associated adverse 10% change in rates impact. The increase in the fair value of our equity price sensitive financial instruments was driven by a change in mix within our investment portfolio. This change in equity exposure drove our increased sensitivity to a 10% decrease in equity prices.

Net Interest Income Sensitivity Analysis

We use net interest income sensitivity analysis to measure and manage the interest rate sensitivities of our nontrading financial instruments rather than the fair value approach. Interest rate risk represents the most significant market risk to the nontrading exposures. We actively monitor the level of exposure so that movements in interest rates do not adversely affect future earnings. Simulations are used to estimate the impact on our net interest income in numerous interest rate scenarios. These simulations measure how the interest rate scenarios will impact net interest income on the financial instruments on the balance sheet including debt securities, loans, deposits, debt, and derivative instruments. The simulations incorporate assumptions about future balance sheet changes including loan and deposit pricing, changes in funding mix, and asset/liability repricing, prepayments, and contractual maturities.

We prepare forward-looking forecasts of net interest income, which take into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. Simulations are used to assess changes in net interest income in multiple interest rates scenarios relative to the baseline forecast. The changes in net interest income relative to the baseline are defined as the sensitivity. The net interest income sensitivity tests measure the potential change in our pretax net interest income over the following twelve months. A number of alternative rate scenarios are tested including immediate parallel shocks to the forward yield curve, nonparallel shocks to the forward yield curve, and stresses to certain term points on the yield curve in isolation to capture and monitor a number of risk types.

Our twelve-month pretax net interest income sensitivity based on the forward-curve was as follows.

	Year ended December 31,
	2010	2009
	($ in millions)
Parallel rate shifts
- 100 basis points	$54	$15
+100 basis points	(99)	(129)
+200 basis points	(28)	(137)

Our net interest income was liability sensitive to a parallel move in interest rates at both years ended 2010 and 2009. The change in net interest income sensitivity from December 31, 2009, was due to the change in the level of forward short-term interest rates and the resultant impact on certain interest rate floors on commercial finance receivables and loans. Additionally, we reduced our net receive fixed interest rate swaps hedging the debt portfolio as part of our normal ALM activities, which contributed to the change.

Operational Risk

We define operational risk as the risk of loss resulting from inadequate or failed processes or systems, human factors, or external events. Operational risk is an inherent risk element in each of our businesses and related support activities. Such risk can manifest in various ways, including errors, business interruptions, and inappropriate behavior of employees, and can potentially result in financial losses and other damage to us.

To monitor and control such risk, we maintain a system of policies and a control framework designed to provide a sound and well-controlled operational environment. This framework employs practices and tools designed to maintain risk governance, risk and control assessment and testing, risk monitoring, and transparency through risk reporting mechanisms. The goal is to maintain operational risk at appropriate levels in view of our financial strength, the characteristics of the businesses and the markets in which we operate, and the related competitive and regulatory environment.

Notwithstanding these risk and control initiatives, we may incur losses attributable to operational risks from time to time, and there can be no assurance these losses will not be incurred in the future.

Liquidity Management, Funding, and Regulatory Capital

Overview

Liquidity management involves forecasting funding requirements driven by asset growth and liability maturities. The goal of liquidity management is to ensure we maintain adequate funds to meet changes in loan and lease demand, debt maturities, unexpected deposit withdrawals, and other seen and unforeseen corporate needs. Our primary funding objective is to ensure we maintain access to stable and diverse liquidity sources throughout all market cycles including periods of financial distress. Sources of liquidity include both retail and brokered deposits and secured and unsecured market-based funding across maturities, interest rate characteristics, currencies, and investor profiles. Further liquidity is available through committed facilities as well as funding programs supported by the Federal Reserve and the Federal Home Loan Bank of Pittsburgh (FHLB).

Liquidity risk arises from the failure to recognize or address changes in market conditions affecting both asset and liability flows. Effective liquidity risk management is critical to the viability of financial institutions to ensure an institution has the ability to meet contractual and contingent financial obligations. The ability to manage liquidity needs and contingent funding exposures has been essential to the solvency of financial institutions.

ALCO, the Asset-Liability Committee, is responsible for monitoring Ally’s liquidity position, funding strategies and plans, contingency funding plans, and counterparty credit exposure arising from financial transactions. ALCO delegates the planning and execution of liquidity management strategies to Corporate Treasury. We manage liquidity risk at the business segment, legal entity, and consolidated levels. Each reporting segment, along with Ally Bank and ResMor Trust, prepares periodic forecasts depicting anticipated funding needs and sources of funds with oversight and monitoring by Corporate Treasury. Corporate Treasury manages liquidity under baseline projected economic scenarios as well as more severe economically stressed environments. Corporate Treasury, in turn, plans and executes our funding strategies.

In addition, we have established internal management committees to assist senior leadership in monitoring and managing our liquidity positions and funding plans. The Liquidity Risk Council is responsible for monitoring liquidity risk tolerance while maintaining adequate liquidity and analyzing liquidity risk measurement standards, liquidity position and investment alternatives, funding plans, forecasted liquidity needs and related risks and opportunities, liquidity buffers, stress testing, and contingency funding. The Structured Funding Risk Council is responsible for assisting senior leadership in the execution of its structured funding strategy and risk management accountabilities.

We maintain available liquidity in the form of cash, highly liquid unencumbered securities and available credit facility capacity that, taken together, are intended to allow us to operate and to meet our contractual obligations in the event of market-wide disruptions and enterprise-specific events. We maintain available liquidity at various entities, including Ally Bank and Ally Financial Inc., the parent company, and consider regulatory and tax restrictions that may limit our ability to transfer funds across entities. At March 31, 2011 and December 31, 2010, we maintained $22.0 billion and $23.8 billion of total available parent company liquidity and $11.4 billion and $7.5 billion of total available liquidity at Ally Bank, respectively. To optimize cash and secured facility capacity between entities, the parent company lends cash to Ally Bank from time to time under an intercompany loan agreement. At March 31, 2011 and December 31, 2010, $2.3 billion and $3.7 billion, respectively, was outstanding under the intercompany loan agreement. Amounts outstanding are repayable to the parent company at any time, subject to five days notice. As a result, this amount is included in the parent company available liquidity and excluded from the available liquidity at Ally Bank in the above figures. For this purpose, parent company includes our consolidated operations less our Insurance operations, ResCap, and Ally Bank.

Funding Strategy

Our liquidity and ongoing profitability are largely dependent on our timely access to funding and the costs associated with raising funds in different segments of the capital markets. We continue to be extremely focused on maintaining and enhancing our liquidity. Our funding strategy primarily focuses on the development of diversified funding sources across a global investor base to meet all our liquidity needs and to ensure an appropriate maturity profile. These funding sources include unsecured debt capital markets, asset-backed securitizations, whole-loan sales, domestic and international committed and uncommitted bank lines, brokered certificates of deposits, and retail deposits. We also supplement these sources with a modest amount of short-term borrowings, including Demand Notes, unsecured bank loans, and repurchase arrangements. Creating funding from a wide range of sources across geographic locations strengthens our liquidity position and limits dependence on any single source. We evaluate funding markets on an ongoing basis to achieve an appropriate balance of unsecured and secured funding sources and the maturity profiles of both. In addition, we further distinguish our funding strategy between bank funding and holding company or nonbank funding.

Since 2009, we have been directing new bank-eligible assets in the United States to Ally Bank in order to reduce and minimize our nonbanking exposures and funding requirements. We expect that this development will further allow us to use bank funding for a wider array of our automotive finance assets and to provide a sustainable long-term funding channel for the business. As a result of the conversion of $5.5 billion of Ally Mandatorily Convertible Preferred (MCP) stock held by the Treasury into common stock on December 30, 2010, and consequent reduction of the equity interests held by General Motors and the GM Trust, the Federal Reserve has determined that GM will no longer be considered an “affiliate” of Ally Bank for purposes of Sections 23A and 23B of the Federal Reserve Act, which imposes limitations on transactions between banks and their affiliates. Transactions between Ally Bank and GM will continue to be subject to regulation and examination by the bank’s primary federal regulator, the Federal Deposit Insurance Corporation.

Bank Funding

Ally Bank raises deposits directly from customers through the direct banking channel via the internet and over the telephone. Ally Bank provides our automotive finance and mortgage loan operations with a stable and low-cost funding source. At March 31, 2011, Ally Bank had $35.4 billion of total deposits, including $23.5 billion of retail deposits. Ally Bank funded 56% of our U.S. retail automotive loans during the three months ended March 31, 2011. We expect that our cost of funds will continue to improve over time as our deposit base grows.

At December 31, 2010, Ally Bank maintained cash liquidity of $3.1 billion and highly liquid U.S. federal government and U.S. agency securities of $4.4 billion, excluding certain securities that were encumbered at December 31, 2010. In addition, at December 31, 2010, Ally Bank had unused capacity in committed secured funding facilities of $3.8 billion, including an equal allocation of the unused capacity from a $4.1 billion shared facility also available to the parent company. Our ability to access this unused capacity depends on having eligible assets to collateralize the incremental funding and, in some instances, the execution of interest rate hedges.

At March 31, 2011, Ally Bank maintained cash liquidity of $3.7 billion and highly liquid U.S. federal government and U.S. agency securities of $5.0 billion, excluding certain securities that were encumbered at March 31, 2011. In addition, at March 31, 2011, Ally Bank had unused capacity in committed secured funding facilities of $4.9 billion, including an equal allocation of shared unused capacity of $3.9 billion from a facility also available to the parent company. Our ability to access this unused capacity depends on having eligible assets to collateralize the incremental funding and, in some instances, the execution of interest rate hedges.

Maximizing bank funding is the cornerstone of our long-term liquidity strategy. We have made significant progress in migrating assets to Ally Bank and growing our retail deposit base since becoming a bank holding company. Growth in retail deposits is key to further reducing our cost of funds and decreasing our reliance on the capital markets and other sources of funding. We believe deposits provide a low-cost source of funds that are less sensitive to interest rate changes, market volatility, or changes in our credit ratings than other funding sources. We have continued to expand our deposit gathering efforts through our direct and indirect marketing channels. Current retail product offerings consist of a variety of savings products including certificates of deposits (CDs), savings accounts, and money market accounts, as well as an online checking product. In addition, we have brokered deposits, which are obtained through third-party intermediaries. In the first quarter of 2011, the deposit base at Ally Bank grew $1.5 billion, ending the quarter at $35.4 billion from $33.9 billion at December 31, 2010. In 2010, the deposit base at Ally Bank grew $5.1 billion, ending the year at $33.9 billion from $28.8 billion at December 31, 2009. The growth in deposits was primarily attributable to our retail deposit portfolio. Strong retention rates materially contributed to our growth in retail deposits during 2010. In the first quarter of 2011 and the fourth quarter of 2010, we retained 86% and 85% of CD balances up for renewal during the same period, respectively. In addition to retail and brokered deposits, Ally Bank had access to funding through a variety of other sources including FHLB advances, the Federal Reserve’s Discount Window, public securitizations and private funding arrangements. At March 31, 2011 and December 31, 2010, debt outstanding from the FHLB totaled $4.8 billion and $5.3 billion, respectively, with no debt outstanding from the Federal Reserve. Also, as part of our liquidity and funding plans, Ally Bank utilizes certain securities as collateral to access funding from repurchase agreements with third parties. Repurchase agreements are generally short-term and often occur overnight. Funding from repurchase agreements was accounted for as debt on our Consolidated Balance Sheet. At March 31, 2011, December 31, 2010 and 2009, Ally Bank had no debt outstanding under repurchase agreements.

The following table shows Ally Bank’s number of accounts and deposit balances by type as of the end of each quarter since 2009.

	1st Quarter 2011	4th Quarter 2010	3rd Quarter 2010	2nd Quarter 2010	1st Quarter 2010	4th Quarter 2009	3rd Quarter 2009	2nd Quarter 2009	1st Quarter 2009
	($ in millions)
Number of accounts	798,622	726,104	676,419	616,665	573,388	535,301	506,313	461,229	362,776
Deposits
Retail	$23,469	$21,817	$20,504	$18,690	$17,672	$16,926	$15,901	$14,464	$11,026
Brokered	9,836	9,992	9,978	9,858	9,757	10,149	9,151	8,141	9,072
Other(a)	2,064	2,108	2,538	2,267	1,914	1,767	2,331	2,194	1,950

Total deposits	$35,369	$33,917	$33,020	$30,815	$29,343	$28,842	$27,383	$24,799	$22,048

(a)	Other deposits include mortgage escrow and other deposits (excluding intercompany deposits).

In addition to building a larger deposit base, we continue to remain active in the securitization markets to finance our Ally Bank automotive loan portfolios. During the first quarter of 2011, Ally Bank completed four transactions and raised $3.4 billion of secured funding backed by retail and dealer floorplan automotive loans, as well as consumer leases. While deposits provide for a more stable funding base, our efficiencies in securitizations and improving capital market conditions have resulted in a reduction in the cost of funds achieved through secured funding transactions, making them a very attractive source of funding. For retail automotive loans and leases, the primary reason why securitizations are an attractive funding source is that the term structure locks in funding for a specified pool of loans and leases for the life of the underlying asset. Once a pool of retail automotive loans are selected and placed into a securitization, the underlying assets will have no bearing on any incremental liquidity risk. We manage the execution risk arising from secured funding by maintaining a diverse investor base and maintaining committed secured facilities. In the first quarter of 2011, we renewed our syndicated revolving credit facility that is secured by automotive retail loans, leases, and dealer floorplan automotive loans. The facility size was increased from $7.0 billion to $7.5 billion and the tenor for half of the facility size was extended to two years, with the other half remaining at a 364-day maturity. At March 31, 2011, the total credit commitments capable of financing Ally Bank’s automobile loan portfolios were $12.9 billion, which included $4.1 billion of commitments available to Ally Bank or the parent company.

Refer to Note 15 to the Consolidated Financial Statements for a summary of deposit funding by type.

Nonbank Funding

At March 31, 2011, the parent company maintained cash liquidity of $7.6 billion and unused capacity in committed credit facilities of $10.9 billion, including an equal allocation of shared unused capacity of $3.9 billion from a facility also available to Ally Bank. At December 31, 2010, the parent company maintained cash liquidity in the amount of $6.7 billion and unused capacity in committed credit facilities of $11.1 billion, including an equal allocation of the unused capacity from a $4.1 billion shared facility also available to Ally Bank. Our ability to access unused capacity in secured facilities depends on having eligible assets to collateralize the incremental funding and, in some instances, the execution of interest rate hedges. As we shift our focus to growing bank funding capabilities in line with increasing asset originations at Ally Bank, we are similarly focused on minimizing uses of our parent company liquidity and reducing the amount of assets funded outside the bank. Funding sources at the parent company generally consist of longer-term unsecured debt, private credit facilities, asset-backed securitizations, and a modest amount of short-term borrowings.

We continue to access the unsecured debt markets to further strengthen the parent company liquidity position. During the first quarter of 2011, we completed an offering of $2.3 billion in aggregate principal amount of unsecured term debt with a tenor of three years. In April, we completed a $1.5 billion offering, which included both fixed and floating rate notes with a tenor of approximately three years. In addition to funding in the debt capital markets, we have offered short-term and long-term unsecured debt through a retail debt program known as SmartNotes. SmartNotes are floating-rate instruments with fixed-maturity dates ranging from 9 months to 30 years that we have issued through a network of participating broker-dealers. There were $9.7 billion and $9.8 billion of SmartNotes outstanding at March 31, 2011, and December 31, 2010, respectively. For the remainder of 2011, we expect to continue to follow this approach of being aggressive, yet opportunistic in the unsecured debt markets to prefund upcoming debt maturities.

During 2010, we completed transactions in the unsecured debt markets to further strengthen the parent company liquidity position. We raised over $8.0 billion in the unsecured bond markets including a $1.0 billion issuance in the fourth quarter. Of the $8.0 billion issued this year, $3.7 billion had a term of 10 years while the remaining amount had a term of 5 or 7 years.

We also obtain short-term unsecured funding from the sale of floating-rate demand notes under our Demand Notes program. The holder has the option to require us to redeem these notes at any time without restriction. Demand Notes outstanding were $2.3 billion at March 31, 2011, $2.0 billion at December 31, 2010, and $1.3 billion at December 31, 2009. Unsecured short-term bank loans also provide short term funding. At March 31, 2011, we had $4.6 billion in short-term unsecured debt outstanding, an increase of $0.4 billion from December 31, 2010. At December 31, 2010, we had $4.2 billion in short-term unsecured debt outstanding, an increase of $1.0 billion from December 31, 2009. Refer to Note 16 and Note 17 to the Consolidated Financial Statements for additional information about our outstanding short-term borrowings and long-term unsecured debt, respectively.

Secured funding continues to be a significant source of financing at the parent company. Internationally, we will continue to remain active in both the public and private securitization markets. During the first quarter of 2011, we completed a Canadian public term securitization transaction backed by retail automotive loans that resulted in $748 million of funding. In the United States, new automotive term securitization transactions were issued through Ally Bank only, which is consistent with our broader strategy of directing new bank-eligible assets to Ally Bank in order to reduce and minimize our nonbanking exposures and funding requirements at the parent company. We still maintain significant credit capacity in North America to fund automotive-related assets, including a $7.5 billion syndicated facility that was renewed in March 2011 and funds U.S. and Canadian automotive retail and commercial loans, as well as leases. The tenor for half of the facility is two years with the other half having a 364-day maturity. In addition to this facility, there was $9.5 billion of committed capacity available exclusively for the parent company in various secured facilities around the globe at March 31, 2011.

Recent Funding Developments

In summary, during the first quarter of 2011, we completed funding transactions totaling over $7 billion, and we renewed over $16 billion of key existing funding facilities as we realized ready access to both the public and private markets. Key funding highlights from the first quarter of 2011 were as follows:

•	We issued $2.3 billion of unsecured debt that matures in 2014.

•

We raised $4.6 billion from the sale of asset-backed securities publicly and privately in the United States and Canada. Ally Bank completed four transactions and raised $3.4 billion of secured funding backed by retail and dealer floorplan automotive loans, as well as leases. We completed a public term securitization transaction in Canada that raised approximately $748 million. Also in March 2011, ResCap completed the sale of $450 million of securities backed by mortgage servicer advances.

•

In March 2011, we completed the refinancing of $15 billion in credit facilities at both the parent company and Ally Bank with a syndicate of 21 lenders. The $15 billion funding capacity can be used to fund retail, lease and dealer floorplan automotive assets and is allocated to two separate $7.5 billion facilities, one of which is available to the parent company and a Canadian subsidiary while the other is available to Ally Bank. Each new facility replaces existing facilities that were due to mature in the second quarter of 2011. Half the capacity will mature in two years with the other half remaining as a 364-day maturity.

•	We also renewed, extended, and completed multiple private credit facilities that provide $1.8 billion of funding capacity.

•

In March, we completed a key first step in our plan to repay the U.S. taxpayer. The U.S. Department of Treasury (Treasury) was repaid $2.7 billion from the sale of all the Trust Preferred Securities that Treasury held with Ally. This represented the full value of Treasury’s investment in these securities. Ally did not receive any proceeds from the offering of the Trust Preferred Securities.

In summary, during 2010, we completed funding transactions totaling almost $36 billion and we renewed key existing funding facilities as we realized ready access to both the public and private markets. Key funding highlights from 2010 are as follows:

•

We issued over $8.0 billion of unsecured debt, which included issuances in both the U.S. and European markets. In the fourth quarter of 2010, we issued $1.0 billion of unsecured long-term debt with a maturity of 7 years.

•

We raised over $15 billion from the sale of asset-backed securities publicly and privately in multiple jurisdictions. In the United States, we completed Ally Bank-sponsored transactions totaling $8.1 billion, of which $2.0 billion was completed in the fourth quarter. We also completed $674 million of issuance supported by mortgage servicer advances and mortgage loans. Outside the United States, we issued $6.2 billion through public and private automotive securitization transactions.

•

We created more than $12 billion of new committed credit capacity including $8.3 billion solely dedicated to fund automotive assets at Ally Bank and new mortgage facilities in the United States that provide committed credit capacity of $725 million. In the fourth quarter, we entered into new committed secured auto facilities in Canada and Brazil that provide total capacity of $1.4 billion.

•	We renewed over $8 billion of key private funding facilities at our Automotive Finance operations and Mortgage operations.

•

As a result of the conversion of $5.5 billion of Ally Mandatorily Convertible Preferred (MCP) stock held by the Treasury into common stock on December 30, 2010, the dividend payments payable to our preferred shareholders will be reduced by approximately $500 million annually. This is expected to improve long-term profitability with a lower cost of funds and assists with capital preservation.

Funding Sources

The following table summarizes debt and other sources of funding and the amount outstanding under each category for the periods shown.

As a result of our funding strategy to maximize funding sources at Ally Bank and grow our retail deposit base, the percentage of funding sources from Ally Bank has increased in 2011 from 2010 levels. In addition, deposits represent a larger portion of the overall funding mix.

	Bank	Nonbank	Total	%
	($ in millions)
March 31, 2011
Secured financings	$21,796	$21,466	$43,262	32
Institutional term debt	—	27,579	27,579	20
Retail debt programs(a)	—	14,464	14,464	11
Temporary Liquidity Guarantee Program (TLGP)	—	7,400	7,400	5
Bank loans and other	1	2,589	2,590	2

Total debt(b)	21,797	73,498	95,295	70
Deposits(c)	35,369	5,327	40,696	30

Total on-balance sheet funding	$57,166	$78,825	$135,991	100

Off-balance sheet securitizations
Mortgage loans	$—	$68,600	$68,600

Total off-balance sheet securitizations	$—	$68,600	$68,600

December 31, 2010
Secured financings	$20,199	$22,193	$42,392	32
Institutional term debt	—	27,257	27,257	21
Retail debt programs(a)	—	14,249	14,249	10
Temporary Liquidity Guarantee Program (TLGP)	—	7,400	7,400	6
Bank loans and other	1	2,374	2,375	2

Total debt(b)	20,200	73,473	93,673	71
Deposits(c)	33,917	5,131	39,048	29

Total on-balance sheet funding	$54,117	$78,604	$132,721	100

Off-balance sheet securitizations
Mortgage loans	$—	$69,356	$69,356

Total off-balance sheet securitizations	$—	$69,356	$69,356

(a)	Primarily includes $9,687 million and $9,784 million of Ally SmartNotes at March 31, 2011, and December 31, 2010, respectively.
(b)	Excludes fair value adjustment as described in Note 21 to the Condensed Consolidated Financial Statements.
(c)	Bank deposits include retail, brokered and mortgage escrow and other deposits. Nonbank deposits include dealer wholesale deposits and deposits at ResMor Trust. Intercompany deposits are not included.

As a result of our funding strategy to maximize funding sources at Ally Bank and grow our retail deposit base, the percentage of funding sources from Ally Bank has increased in 2010 from 2009 levels. In addition, deposits represent a larger portion of the overall funding mix.

	Bank	Nonbank	Total	%
	($ in millions)
December 31,
2010
Secured financings	$20,199	$22,193	$42,392	32
Institutional term debt	—	27,257	27,257	21
Retail debt programs(a)	—	14,249	14,249	11
Temporary Liquidity Guarantee Program (TLGP)	—	7,400	7,400	6
Bank loans and other	1	2,374	2,375	2

Total debt(b)	20,200	73,473	93,673	72
Bank deposits(c)	31,847	5,131	36,978	28

Total on-balance sheet funding	$52,047	$78,604	$130,651	100

Off-balance sheet securitizations
Mortgage loans	$—	$69,356	$69,356

Total off-balance sheet securitizations	$—	$69,356	$69,356

2009
Secured financings	$11,777	$36,982	$48,759	38
Institutional term debt	—	24,809	24,809	19
Retail debt programs(a)	8	14,614	14,622	12
Temporary Liquidity Guarantee Program (TLGP)	—	7,400	7,400	6
Bank loans and other	59	2,135	2,194	2

Total debt(b)	11,844	85,940	97,784	77
Bank deposits(c)	27,078	2,928	30,006	23

Total on-balance sheet funding	$38,922	$88,868	$127,790	100

Off-balance sheet securitizations
Retail finance receivables	$—	$6,654	$6,654
Mortgage loans	—	99,123	99,123

Total off-balance sheet securitizations	$—	$105,777	$105,777

(a)	Primarily includes $9,784 million and $10,878 million of Ally SmartNotes at December 31, 2010 and 2009, respectively.
(b)	Excludes fair value adjustment as described in Note 27 to the Consolidated Financial Statements.
(c)	Includes consumer and commercial bank deposits and dealer wholesale deposits.

Refer to Note 17 to the Consolidated Financial Statements for a summary of the scheduled maturity of long-term debt at December 31, 2010.

Funding Facilities

We utilize both committed and uncommitted credit facilities. The financial institutions providing the uncommitted facilities are not legally obligated to advance funds under them. The amounts outstanding under our various funding facilities are included on our Consolidated Balance Sheet.

As of March 31, 2011, Ally Bank had exclusive access to $8.8 billion of funding capacity from committed credit facilities. Ally Bank also has access to a $4.1 billion committed facility that is shared with the parent company. Funding programs supported by the Federal Reserve and the FHLB complement Ally Bank’s private committed facilities.

In 2010, Ally Bank entered into its first committed credit facilities. These facilities are secured by automotive receivables and have given Ally Bank exclusive access to $8.3 billion of funding capacity. Ally Bank also has access to a $4.1 billion committed facility that is shared with the parent company. Funding programs supported by the Federal Reserve and the FHLB complement Ally Bank’s private committed facilities. Growth in total capacity at Ally Bank has been offset by reductions in the parent company’s committed capacity, which is consistent with our asset origination strategy. The reduction in committed capacity for the parent company has been coupled with a reduction in debt outstanding under the facilities, such that the unused capacity and related funding available solely to the parent company increased marginally year-over-year to $9.1 billion.

The total capacity in our committed funding facilities is provided by banks through private transactions. The committed secured funding facilities can be revolving in nature and allow for additional funding during the commitment period, or they can be amortizing and do not allow for any further funding after the closing date. The total capacity in our committed funding facilities is provided by banks through private transactions. The committed secured funding facilities can be revolving in nature and allow for additional funding during the commitment period, or they can be amortizing and do not allow for any further funding after the closing date. At March 31, 2011, $29.3 billion of our $32.1 billion of committed capacity was revolving. Many of our revolving facilities have a tenor of 364 days and are renewed annually, but recently, we have been able to establish $9.4 billion of committed funding capacity with a tenor greater than 364 days.

Committed Funding Facilities

	Outstanding		Unused capacity(a)		Total capacity
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010
	($ in billions)
Bank funding
Secured	$5.8	$6.4	$3.0	$1.9	$8.8	$8.3
Nonbank funding
Unsecured
Automotive Finance operations	0.8	0.8	—	—	0.8	0.8
Secured
Automotive Finance operations and other	8.1	8.3	8.9	9.1	17.0	17.4
Mortgage operations	1.1	1.0	0.3	0.6	1.4	1.6

Total nonbank funding	10.0	10.1	9.2	9.7	19.2	19.8

Shared capacity(b)	0.2	0.2	3.9	3.9	4.1	4.1

Total committed facilities	$16.0	$16.7	$16.1	$15.5	$32.1	$32.2

(a)	Funding from committed secured facilities is available on request in the event excess collateral resides in certain facilities or is available to the extent incremental collateral is available and contributed to the facilities.
(b)	Funding is generally available for assets originated by Ally Bank or the parent company, Ally Financial Inc.

	Outstanding		Unused capacity(a)		Total capacity
	December 31,
	2010	2009	2010	2009	2010	2009
	($ in billions)
Bank funding
Secured	$6.4	$—	$1.9	$—	$8.3	$—
Nonbank funding
Unsecured
Automotive Finance operations	0.8	0.7	—	0.1	0.8	0.8
Secured
Automotive Finance operations and other	8.3	23.0	9.1	9.0	17.4	32.0
Mortgage operations	1.0	1.7	0.6	0.4	1.6	2.1

Total nonbank funding	10.1	25.4	9.7	9.5	19.8	34.9

Shared capacity(b)	0.2	0.8	3.9	3.2	4.1	4.0

Total committed facilities	16.7	26.2	15.5	12.7	32.2	38.9

Whole-loan forward flow agreements(c)	—	—	—	9.4	—	9.4

Total	$16.7	$26.2	$15.5	$22.1	$32.2	$48.3

(a)	Funding from committed secured facilities is available on request in the event excess collateral resides in certain facilities or is available to the extent incremental collateral is available and contributed to the facilities.
(b)	Funding is generally available for assets originated by Ally Bank or the parent company, Ally Financial Inc.
(c)	Represents commitments of financial institutions to purchase U.S. automotive retail assets.

Uncommitted Funding Facilities

	Outstanding		Unused capacity		Total capacity
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010
	($ in billions)
Bank funding
Secured
Federal Reserve funding programs	$—	$—	$5.7	$4.0	$5.7	$4.0
FHLB advances	4.8	5.3	0.8	0.2	5.6	5.5

Total bank funding	4.8	5.3	6.5	4.2	11.3	9.5

Nonbank funding
Unsecured
Automotive Finance operations	1.6	1.4	0.5	0.6	2.1	2.0
Secured
Automotive Finance operations	—	0.1	0.1	—	0.1	0.1
Mortgage operations	—	—	0.1	0.1	0.1	0.1

Total nonbank funding	1.6	1.5	0.7	0.7	2.3	2.2

Total uncommitted facilities	$6.4	$6.8	$7.2	$4.9	$13.6	$11.7

	Outstanding		Unused capacity		Total capacity
	December 31,
	2010	2009	2010	2009	2010	2009
	($ in billions)
Bank funding
Secured
Federal Reserve funding programs	$—	$5.0	$4.0	$2.8	$4.0	$7.8
FHLB advances	5.3	5.1	0.2	0.8	5.5	5.9

Total bank funding	5.3	10.1	4.2	3.6	9.5	13.7

Nonbank funding
Unsecured
Automotive Finance operations	1.4	0.8	0.6	0.1	2.0	0.9
Secured
Automotive Finance operations	0.1	0.3	—	0.1	0.1	0.4
Mortgage operations	—	—	0.1	0.2	0.1	0.2

Total nonbank funding	1.5	1.1	0.7	0.4	2.2	1.5

Total uncommitted facilities	$6.8	$11.2	$4.9	$4.0	$11.7	$15.2

Bank Funding Facilities

Facilities for Automotive Finance Operations—Secured

Ally Bank’s largest facility is a $7.5 billion revolving syndicated credit facility secured by automotive receivables. At March 31, 2011, the amount outstanding under this facility was $5.1 billion. Ally Bank’s other committed facilities are also available to fund automotive receivables. During the first quarter of 2011, we successfully renewed the $7.5 billion facility as well as a $500 million credit facility. The tenor of half of the $7.5 billion facility was extended to two years, with the other half remaining at a 364-day maturity. In total, Ally Bank maintained committed credit facilities that provide capacity of $12.9 billion at March 31, 2011, including $4.1 billion of commitments available to Ally Bank or the parent company. In the event these facilities are not renewed, the outstanding debt will be repaid over time as the underlying collateral amortizes.

Nonbank Funding Facilities

Facilities for Automotive Finance Operations—Unsecured

Revolving credit facilities—At March 31, 2011 and December 31, 2010, we maintained $486 million of commitments in our U.S. unsecured revolving credit facility maturing June 2012. This facility was fully drawn. We also maintained $281 million and $274 million of committed unsecured bank facilities in Canada and $49 million and $47 million in Europe at March 31, 2011 and December 31, 2011, respectively. The Canadian facilities expire in June 2012 and the European facility expires in March 2012.

Facilities for Automotive Finance Operations—Secured

The parent company’s largest facility is a $7.5 billion revolving syndicated credit facility secured by U.S. and Canadian automotive receivables. This facility was renewed in March 2011 with the tenor for half of the facility extended to two years and with the other half remaining as a 364-day maturity. In the event this facility is not renewed at maturity, the outstanding debt will be repaid over time as the underlying collateral amortizes. At March 31, 2011, there was no debt outstanding under this facility. At December 31, 2010, the amount outstanding under this facility was $367 million. This facility includes a leverage ratio covenant that requires our reporting segments, excluding our Mortgage operations reporting segments, to have a ratio of consolidated borrowed funds to consolidated net worth not to exceed 11.0:1. For purposes of this calculation, the numerator is our total debt on a consolidated basis (excluding obligations of bankruptcy-remote special-purpose entities) less the total debt of our Mortgage operations reporting segments on our Consolidated Balance Sheet (excluding obligations of bankruptcy-remote special-purpose entities). The denominator is our consolidated net worth less our Mortgage operations consolidated net worth and certain extensions of credit from us to our Mortgage operations. At December 31, 2010, the leverage ratio was 3.3:1. The following table summarizes the calculation of the leverage ratio covenant.

	December 31, 2010
	Ally	Less: Mortgage operations	Adjusted leverage metrics
	($ in millions)
Consolidated borrowed funds
Total debt	$94,120	$8,049	$86,071
Less
Obligations of bankruptcy-remote SPEs	(31,645)	(1,058)	(30,587)
Intersegment eliminations	—	(1,527)	1,527

Consolidated borrowed funds used for leverage ratio	$62,475	$5,464	$57,011

Consolidated net worth
Total equity	$20,489	$2,519	$17,970
Less
Intersegment credit extensions	(784)	—	(784)
Consolidated net worth used for leverage ratio	$19,705	$2,519	$17,186

Leverage ratio(a)			3.3

(a)	We remain subject to a leverage ratio as calculated prior to the formation of the June 2008 secured revolving credit facility but on significantly reduced debt balances relative to prior periods. At December 31, 2010, the leverage ratio as calculated based on that methodology was 3.0:1, which is based on a numerator of $62.5 billion and a denominator of $20.5 billion. This leverage ratio is based on consolidated Ally Financial Inc. information and does not exclude our Mortgage operations.

In addition to our syndicated revolving credit facility, we also maintain various bilateral and multilateral secured credit facilities in multiple countries that fund our Automotive Finance operations. These are primarily private securitization facilities that fund a specific pool of automotive assets. Many of the facilities have revolving commitments and allow for the funding of additional assets during the commitment period. In total, the parent company maintained $17.0 billion of committed secured credit facilities to fund automotive assets at the end of the first quarter of 2011, excluding $4.1 billion of commitments available to Ally Bank or the parent company.

Facilities for Mortgage Operations—Secured

At March 31, 2011, we had capacity of $500 million to fund eligible mortgage servicing rights and capacity of $350 million to fund mortgage servicer advances. At December 31, 2010, we had capacity of $550 million to fund eligible mortgage servicing rights and capacity of $475 million to fund mortgage servicer advances. At March 31, 2011, we also maintained an additional $515 million of committed capacity to fund mortgage loans.

Cash Flows

Net cash provided by operating activities was $3.1 billion for the three months ended March 31, 2011, compared to $7.4 billion for the same period in 2010. During the three months ended March 31, 2011, the net cash inflow from sales and repayment of mortgage and automotive loans held-for-sale exceeded cash outflow from new originations and purchases of such loans by $3.2 billion. During the three months ended March 31, 2010, this activity resulted in a net cash inflow of $5.6 billion.

Net cash provided by operating activities was $11.6 billion for the year ended December 31, 2010, compared to net cash used in operating activities of $5.1 billion in 2009. During the year ended December 31, 2010, the net cash inflow from sales and repayments of mortgage and automobile loans held-for-sale exceeded cash outflow from new originations and purchases of such loans by $6.3 billion. During the year ended December 31, 2009, such activity resulted in cash outflow of $9.6 billion. The favorable increase was primarily due higher levels of automobile loans classified as held-for-investment rather than held for sale at origination during 2010.

Net cash used in investing activities was $3.6 billion for the three months ended March 31, 2011, compared to $69 million for the same period in 2010. Net cash flows from finance receivables and loans decreased $1.9 billion for the three months ended March 31, 2011, compared to the same period in 2010. The cash outflow to purchase operating lease assets exceeded cash inflows from disposals of such assets by $51 million for the three months ended March 31, 2011. These activities resulted in a net cash inflow of $1.4 billion for the three months ended March 31, 2010. The shift in net cash flow attributable to leasing activities compared to the prior year was primarily due to a year over year increase in lease origination activity. Cash received from sales and maturities of available-for-sale investment securities, net of purchases, decreased $753 million during the three months ended March 31, 2011, compared to the same period in 2010.

Net cash used in investing activities was $7.6 billion for the year ended December 31, 2010, compared to net cash provided of $17.1 billion in 2009. Net cash flows from finance receivables and loans, including notes receivable from GM, decreased $29.5 billion for the year ended December 31, 2010, compared to 2009. The cash outflow to purchase available-for-sale investment securities, net of proceeds from sales and maturities, totaled $1.7 billion in 2010, compared to a net cash outflow of $6.5 billion in 2009.

Net cash provided by financing activities for the three months ended March 31, 2011, totaled $2.2 billion, compared to net cash used of $8.4 billion in the same period in 2010. Cash generated from long-term debt issuances replaced cash used to repay such debt for the three months ended March 31, 2011. For the comparable period in 2010, cash repayments exceeded proceeds from new issuances of long-term debt by $6.6 billion. Additionally, contributing to the increase in cash inflow was an increase in short-term debt obligations of $2.7 billion and an increase in cash inflow from bank deposits of $918 million for the three months ended March 31, 2011, compared to the same period in 2010.

Net cash used in financing activities for the year ended December 31, 2010, totaled $8.0 billion, compared to $11.0 billion in 2009. New equity issuances decreased $10.0 billion because no such issuances were made during 2010. Proceeds from issuance of long-term debt increased $8.3 billion during the year ended December 31, 2010, while cash used to repay debt decreased $12.0 billion. Cash provided by deposits was $6.6 billion for the year ended December 31, 2010, compared to $10.7 billion for the year ended December 31, 2009.

Regulatory Capital

Refer to Note 22 to the Notes to Consolidated Financial Statements and Note 18 to the Condensed Consolidated Financial Statements.

Comprehensive Capital Analysis and Review

The Comprehensive Capital Analysis and Review (CCAR) involves the FRB’s forward-looking evaluation of the internal capital planning processes of large, complex bank holding companies and their proposals to undertake capital actions in 2011, such as increasing dividend payments or repurchasing or redeeming stock. In November 2010, the FRB issued guidelines to provide a common, conservative approach to ensure that bank holding companies hold adequate capital to maintain ready access to funding, continue operations, and meet their obligations to creditors and counterparties, and continue to serve as credit intermediaries, even under adverse conditions. As a large bank holding company, we submitted a comprehensive capital plan and additional supervisory information to the FRB during the first quarter of 2011 in conjunction with CCAR. At this time, our capital plan is still under review by the FRB.

Credit Ratings

The cost and availability of unsecured financing are influenced by credit ratings, which are intended to be an indicator of the creditworthiness of a particular company, security, or obligation. Lower ratings result in higher borrowing costs and reduced access to capital markets. This is particularly true for certain institutional investors whose investment guidelines require investment-grade ratings on term debt and the two highest rating categories for short-term debt (particularly money market investors).

Nationally recognized statistical rating organizations have rated substantially all our debt. The following table summarizes our current ratings and outlook by the respective nationally recognized rating agencies.

Rating agency	Commercial paper	Senior debt	Outlook	Date of last action
Fitch	B	BB	Stable	February 2, 2011(a)
Moody’s	Not-Prime	B1	Stable	February 7, 2011(b)
S&P	C	B+	Stable	May 4, 2011
DBRS	R-4	BB-Low	Positive	February 4, 2011(d)

(a)	Fitch upgraded our senior debt rating to BB from B, affirmed the commercial paper rating of B, and changed the outlook to Stable on February 2, 2011.
(b)	Moody’s upgraded our senior debt rating to B1 from B3, affirmed the commercial paper rating of Not Prime, and affirmed the outlook of Stable on February 7, 2011.
(c)	Standard & Poor’s upgraded our senior debt rating to B+ from B, affirmed the commercial paper rating of C, and affirmed the outlook of Stable on May 4, 2011.
(d)	DBRS affirmed our senior debt rating of BB-Low, affirmed the commercial paper rating of R-4, and changed the outlook to Positive on February 4, 2011.

Insurance Financial Strength Ratings

Substantially all of our U.S. Insurance operations have a Financial Strength Rating (FSR) and an Issuer Credit Rating (ICR) from A.M. Best Company. The FSR is intended to be an indicator of the ability of the insurance company to meet its senior most obligations to policyholders. Lower ratings generally result in fewer opportunities to write business as insureds, particularly large commercial insureds, and insurance companies purchasing reinsurance have guidelines requiring high FSR ratings. Our Insurance operations outside the United States are not rated.

On July 20, 2010, A.M. Best removed our U.S. Insurance companies from under review with developing implications and affirmed the FSR of B++ (good) and the ICR of BBB.

Off-balance Sheet Arrangements

Refer to Note 11 to the Consolidated Financial Statements and Note 10 to the Condensed Consolidated Financial Statements.

Securitization

As part of our ongoing operations and overall funding and liquidity strategy, we primarily securitize consumer automobile finance retail contracts, wholesale loans, automobile leases, and mortgage loans. Securitization of assets allows us to diversify funding sources by enabling us to convert assets into cash earlier than what would have occurred in the normal course of business and to support the core activities of our Global Automotive Services and Mortgage operations relative to originating and purchasing finance receivables and loans. Termination of our securitization activities would reduce funding sources for both our Global Automotive Services and Mortgage operations, adversely affecting our operating results.

Information regarding our securitization activities is further described in Note 11 to the Consolidated Financial Statements. As part of these activities, assets are generally sold to securitization entities. These securitization entities are separate legal entities that assume the risk and reward of ownership of the receivables. Neither we nor those subsidiaries are responsible for the other entities’ debts, and the assets of the subsidiaries are not available to satisfy our claim or those of our creditors. In turn, the securitization entities establish separate trusts to which they transfer the assets in exchange for the proceeds from the sale of asset- or mortgage-backed securities issued by the trust. The trusts’ activities are generally limited to acquiring the assets, issuing asset- or mortgage-backed securities, making payments on the securities, and periodically reporting to the investors. We may account for the transfer of assets as a sale if we either do not hold a significant variable interest or do not provide servicing or asset management functions for the financial assets held by the securitization entity.

Certain of our securitization transactions, while similar in legal structure to the transaction described in the foregoing do not meet the required criteria to be accounted for as off-balance sheet arrangements; therefore, they are accounted for as secured financings. As secured financings, the underlying automobile finance retail contracts, wholesale loans, automobile leases, or mortgage loans remain on our Consolidated Balance Sheet with the corresponding obligation (consisting of the beneficial interests issued by the securitization entity) reflected as debt. We recognize interest income on the finance receivables, automobile leases and loans, and interest expense on the beneficial interests issued by the securitization entity; and we provide for loan losses on the finance receivables and loans as incurred or adjust to fair value for fair value-elected loans. At December 31, 2010 and 2009, $67.2 billion and $81.1 billion of our total assets, respectively, were related to secured financings. Refer to Note 17 to the Consolidated Financial Statements for further discussion.

The decrease in the amount of finance receivables and loans carried in off-balance sheet facilities reflects our decreased use of private-label mortgage securitization transactions, the amortization of the existing transactions, and the implementation of ASU 2009-17, which was effective on January 1, 2010, and required us to bring certain of our off balance sheet securitizations onto the balance sheet at that date. See Note 1 to the Consolidated Financial Statements for additional information.

As part of our securitization activities, we typically agree to service the transferred assets for a fee, and we may earn other related ongoing income. The amount of the fees earned is disclosed in Note 12 to the Consolidated Financial Statements. We may also retain a portion of senior and subordinated interests issued by the trusts; these interests are reported as trading securities, investment securities, or other assets on our Consolidated Balance Sheet and are disclosed in Notes 6, 7, and 14 to the Consolidated Financial Statements. For secured financings, retained interests are not recognized as a separate asset on our Consolidated Balance Sheet. Subordinate interests typically provide credit support to the more highly rated senior interest in a securitization transaction and may be subject to all or a portion of the first loss position related to the sold assets.

The FDIC, which regulates Ally Bank, promulgated a new safe harbor regulation for securitizations by banks which took effect on January 1, 2011. Compliance with this regulation requires the sponsoring bank to retain either five percent of each class of beneficial interests issued in the securitization or a representative sample of similar financial assets equal to five percent of the securitized financial assets. The retained interests or assets must be held for the life of the securitization and may not be sold, pledged or hedged, except that interest rate and currency hedging is permitted. This risk retention requirement adversely affects the efficiency of securitizations, because it reduces the amount of funds that can be raised against a given pool of financial assets.

We sometimes use derivative financial instruments to facilitate securitization activities, as further described in Note 23 to the Consolidated Financial Statements.

Our economic exposure related to the securitization trusts is generally limited to cash reserves, our other interests retained in financial asset sales, and our customary representation and warranty provisions described in Note 11 to the Consolidated Financial Statements. The trusts have a limited life and generally terminate upon final distribution of amounts owed to investors or upon exercise by us, as servicer of a cleanup call option, when the servicing of the sold contracts becomes burdensome. In addition, the trusts do not invest in our equity or in the equity of any of our affiliates.

Purchase Obligations

Certain of the structures related to whole-loan sales, securitization transactions, and other off-balance sheet activities contain provisions that are standard in the whole-loan sale and securitization markets where we may (or, in certain limited circumstances, are obligated to) purchase specific assets from entities. Our obligations are as follows.

Loan Repurchases and Obligations Related to Loan Sales

Overview—Our Mortgage operations sell loans that take the form of securitizations guaranteed by the GSEs and to whole-loan investors. We have issued private-label mortgage-backed securities infrequently since 2007. In prior years our volume of private-label securitization issuances were considerably larger and they included securitized loans where monolines have insured the related bonds. We have settled with both Fannie Mae and Freddie Mac, limiting our remaining exposure with the GSEs. In connection with securitizations and loan sales, investors are provided various representations and warranties related to the loans sold. The specific representations and warranties vary among different transactions and investors but typically relate to, among other things, the ownership of the loan, the validity of the lien securing the loan, the loan’s compliance with the criteria for inclusion in the transaction including compliance with underwriting standards or loan criteria established by the buyer, the ability to deliver required documentation and compliance with applicable laws. In general, the representations and warranties described above may be enforced at any time unless a sunset provision is in place. ResCap assumes all of the customary representation and warranty obligations for loans purchased from Ally Bank and subsequently sold into the secondary market, generally through securitizations guaranteed by the GSEs. In the event ResCap fails to meet these obligations, Ally Financial Inc. has provided Ally Bank a guaranteed coverage of liability. Upon a breach of a representation, the breach is corrected in a manner conforming to the provisions of the sale agreement. This may require us either to repurchase the loan or indemnify the investor for incurred losses.

Originations—We believe our exposure to representation and warranty claims is most significant for loans sold between 2004 through 2008, specifically the 2006 and 2007 vintages, which were originated and sold prior to enhanced underwriting standards and risk-mitigation actions implemented in 2008 and forward including product offerings, which are more conservative. Since 2009, we have focused primarily on prime conforming and government-insured residential mortgages in the United States and high-quality government-insured residential mortgages in Canada. In addition, we ceased offering interest-only jumbo mortgages in 2010. Our representation and warranty risk-mitigation strategies include, but are not limited to, pursuing settlements with investors where economically beneficial in order to resolve a pipeline of demands in lieu of loan by loan assessments that could result in us repurchasing loans, aggressively contesting claims we do not consider valid (rescinding claims), or actively seeking recourse against correspondent lenders from whom we purchased loans.

The following table summarizes loans sold with contractual representation and warranty obligations by counterparty (original unpaid principal balance).

	Three months ended March 31,	Year ended December 31,
	2011	2009	2008	2007	2006	2005	2004

GSEs
Fannie Mae and Freddie Mac	$12.8	$29.9	$37.2	$47.1	$46.1	$47.9	$44.2
Ginnie Mae	2.2	24.9	12.5	3.2	3.6	4.2	4.8
Nonagency
Insured (monolines)	—	—	—	6.5	10.7	10.4	15.1
Uninsured	—	—	—	29.1	63.6	53.5	35.9
Other	—	0.1	2.2	8.2	23.9	17.4	10.9

Total sales	$15.0	$54.9	$51.9	$94.1	$147.9	$133.4	$110.9

Repurchase Process—As soon as practical, after receiving a claim under representation and warranty obligations, we evaluate the request and take appropriate action. Historically, repurchase demands were related to loans that became delinquent within the first few years following origination and varied by investor. As a result of market developments over the past several years, repurchase demand behavior has changed significantly. GSEs are more likely to submit claims for loans at any point in their life cycle based on their internal audit findings. Direct and whole-loan investors are more likely to submit claims for loans that become delinquent at any time while a loan is outstanding or when a loan incurs a loss. Actual incurred losses more significantly drive monoline investor behavior, which can significantly extend the period over which claims are likely to be presented. This occurs because insurance claims paid by the monolines are not required until over-collateralization is depleted, and the monolines are not incented to request loan repurchases until they have paid the insurance claims. Representation and warranty claims are generally reviewed on a loan by loan basis to validate if there has been a breach requiring a potential repurchase or indemnification payment. We actively contest claims to the extent we do not consider them valid. We are not required to either repurchase the loan or provide an indemnification payment where claims are not valid.

During the three months ended March 31, 2011, we experienced a decrease in new claims compared to 2010, in part due to settlements with key counterparties. In addition, the level of unresolved repurchase demands also decreased throughout 2010 as a result of our focus on reaching economically beneficial settlements versus loan-by-loan assessments. The following table presents new claims by vintage (original unpaid principal balance).

	Three months ended March, 31
	2011	2010
	($ in millions)
2004 and prior period	$7	$13
2005	7	17
2006	15	86
2007	24	159
2008	25	108
Post 2008	53	9
Unspecified	2	—

Total claims	$133	$392

During the year ended December 31, 2010, we experienced a decrease in new claims compared to 2009, in part due to settlements with key counterparties. In addition, the level of unresolved repurchase demands also decreased throughout 2010 as a result of our focus on reaching economically beneficial settlements versus loan by loan assessments. The following table presents new claims by vintage (original unpaid principal balance).

	Year ended December, 31
	2010	2009
	($ in millions)
2004 and prior period	$46	$44
2005	58	80
2006	235	504
2007	461	657
2008	255	176
Post 2008	60	16
Unspecified	4	3

Total claims	$1,119	$1,480

We seek to manage the risk of repurchase and the associated credit exposure through our underwriting and quality assurance practices and by servicing mortgage loans to meet investor standards. We believe that, in general, the longer a loan performs prior to default the less likely it is that an alleged breach of representation and warranty will have a material impact on the loan’s performance. When we do repurchase loans, we bear the subsequent credit loss on the loans. Repurchased loans are classified as held-for-sale and initially recorded at fair value. While investors’ repurchase and demand behavior has changed given the recent market conditions, we continue to maintain constructive relationships with the GSEs and other investors.

Refer to Note 30 to the Consolidated Financial Statements and Note 24 to the Condensed Consolidated Financial Statements for additional information related to representation and warranties.

The following tables summarize the unpaid principal balance and accrued interest on mortgage loans repurchased under representation and warranty obligations.

	Three months ended March 31,
	2011	2010
	($ in millions)
GSEs	$43	$147
Monolines	—	1
Other	5	28

Total loan repurchases	$48	$176

	Year ended December 31,
	2010	2009
	($ in millions)
GSEs	$389	$343
Monolines	13	30
Other	82	83

Total loan repurchases	$484	$456

The following tables summarize indemnification payments associated with representation and warranty obligations.

	Three months ended March 31,
	2011	2010
	($ in millions)
GSEs	$15	$73
Monolines	2	1
Other	—	4

Total indemnification payments	$17	$78

	Year ended December 31,
	2010	2009
	($ in millions)
GSEs	$228	$123
Monolines	27	14
Other	11	23

Total indemnification payments	$266	$160

The following table presents the unpaid principal balance and number of loans related to unresolved repurchases.

	March 31, 2011		December 31,
			2010		2009
	($ in millions)
	Number of loans	Dollar amount of loans	No. of loans	Dollar amount of loans	No. of loans	Dollar amount of loans
GSEs(a)	431	$98	833	$170	1,360	$296
Monolines	8,246	667	8,206	661	7,197	553
Other	517	73	392	88	668	70

Total unpaid principal balance	9,194	$838	9,431	$919	9,225	$919

(a)	Includes claims that we have requested to be rescinded but which have not yet been confirmed by the counterparty. This amount is gross of any loans that would be removed due to the Fannie Mae settlement. During the three months ended March 31, 2011, management determined that $48 million of outstanding claims at December 31, 2010 were covered under the settlement agreement.

Representation and Warranty Obligation Reserve Methodology—The reserve for representation and warranty obligations reflects management’s best estimate of probable lifetime loss. We consider historical and recent demand trends in establishing the reserve. The methodology used to estimate the reserve considers a variety of assumptions including borrower performance (both actual and estimated future defaults), repurchase demand behavior, historical loan defect experience, and historical and estimated future loss experience, which includes projections of future home price changes as well as other qualitative factors including investor behavior. In cases where we do not have or have limited current or historical demand experience with an investor, it is difficult to predict and estimate the level and timing of any potential future demands. As such, losses cannot currently be reasonably estimated and a liability is not recognized. Management monitors the adequacy of the overall reserve and makes adjustments to the level of reserve, as necessary, after consideration of other qualitative factors including ongoing dialogue with counterparties.

At the time a loan is sold, an estimate of the fair value of the liability is recorded and classified in accrued expenses and other liabilities on our Consolidated Balance Sheet and recorded as a component of gain (loss) on mortgage and automotive loans, net, in our Consolidated Statement of Income. We recognize changes in the reserve when additional relevant information becomes available. Changes in the liability are recorded as other operating expenses in our Consolidated Statement of Income. The repurchase reserve at March 31, 2011 and December 31, 2010, primarily represents non-GSE exposure.

Government-sponsored Enterprises—Between 2004 and 2008, we sold $250.8 billion of loans. Each GSE has specific guidelines and criteria for sellers and servicers of loans underlying their securities. In addition, the risk of credit loss of the loan sold was generally transferred to investors upon sale of the securities into the secondary market. Conventional conforming loans were sold to either Freddie Mac or Fannie Mae, and government-insured loans were securitized with Ginnie Mae. For the three months ended March 31, 2011, we have received $102 million in repurchase claims of which $49 million are associated with the 2004 through 2008 vintages of loans sold to the GSEs. Overall, we resolved $174 million claims, -including $133 million in settlements, repurchases, or indemnification payments and $41 million related to rescinded claims. For the year ended December 31, 2010, we have received $842 million in repurchase claims of which $784 million are associated with the 2004 through 2008 vintages of loans sold to the GSEs. We resolved $968 million claims, including $756 million in either settlements, repurchases, or indemnification payments and $212 million related to rescinded claims. Our representation and warranty obligation liability with respect to the GSEs takes into account the existing unresolved claims and our best estimate of future claims we might receive. We consider our experiences with each GSE in evaluating our liability. During 2010, we reached agreements with Freddie Mac and Fannie Mae which resolve material repurchase obligations with each counterparty.

In March 2010, certain of our mortgage subsidiaries entered into an agreement with Freddie Mac under which we made a one-time payment to Freddie Mac for the release of repurchase obligations relating to most of the mortgage loans sold to Freddie Mac prior to January 1, 2009. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing.

On December 23, 2010, certain of our mortgage subsidiaries entered into an agreement with Fannie Mae under which we made a one-time payment to Fannie Mae for the release of repurchase obligations, including private-label securitization exposure, related to most of the mortgage loans we sold to Fannie Mae prior to June 30, 2010. We continue to be responsible for other contractual obligations we have with Fannie Mae, including all indemnification obligations that may arise in connection with the servicing of the mortgages. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing. Refer to Exhibit 10.9 for additional information.

The Federal Housing Finance Agency (the FHFA), as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to private label mortgage-backed securities in which Fannie Mae and Freddie Mac had invested. Certain of these subpoenas were directed at our mortgage subsidiaries. In connection with the agreement reached with Fannie Mae, the FHFA has agreed to withdraw those subpoenas that relate to Fannie Mae while the subpoenas that relate to Freddie Mac remain open.

The following tables summarize the changes in our unpaid principal balance related to unresolved repurchase demands on our GSE exposure.

	2011	2010
	($ in millions)
Balance at January 1,	$170	$296
New claims	102	324
Realized losses(a)	(133)	(326)
Rescinded claims	(41)	(64)

Balance at March 31,	$98	$230

(a)	Losses include settlements, repurchases, and indemnification payments.

	Year ended December 31,
	2010	2009
	($ in millions)
Balance at January 1,	$296	$146
New claims	842	699
Realized losses(a)	(756)	(419)
Rescinded claims	(212)	(130)

Balance December 31,	$170	$296

(a)	Losses include settlements, repurchases, and indemnification payments.

Whole-loan Sales—In addition to the settlements with the GSEs noted earlier, we have settled with several whole-loan investors concerning alleged breaches of underwriting standards. For the three months ended March 31, 2011, we have received $16 million in repurchase claims of which $14 million are associated with the 2004 through 2008 vintages of loans sold to whole-loan investors. We resolved $31 million of claims, including $7 million in either settlements, repurchases, or indemnification payments and $24 million related to rescinded claims. For the year ended December 31, 2010, we have received $126 million in repurchase claims of which $120 million are associated with the 2004 through 2008 vintages of loans sold to whole-loan investors. We resolved $108 million of claims, including $44 million in either settlements, repurchases, or indemnification payments and $64 million related to rescinded claims.

The following tables summarize the changes in our unpaid principal balance related to unresolved repurchase demands on our whole-loan exposure.

	2011	2010
	($ in millions)
Balance at January 1,	$88	$70
New claims	16	13
Realized losses(a)	(7)	(11)
Rescinded claims	(24)	(33)

Balance at March 31,	$73	$39

(a)	Losses include settlements, repurchases, and indemnification payments.

	Year ended December 31,
	2010	2009
	($ in millions)
Balance at January 1,	$70	$146
New claims	126	103
Realized losses(a)	(44)	(118)
Rescinded claims	(64)	(61)

Balance December 31,	$88	$70

(a)	Losses include settlements, repurchases, and indemnification payments.

Monoline Insurers—Historically, our Mortgage operations have securitized whole loans where the monolines have insured all or some of the related bonds and have guaranteed the timely repayment of bond principal and interest when an issuer defaults. Overall, the representation and warranty obligations to monoline insurers are not as stringent as those to the GSEs and impose a higher burden of proof on the insurer. Typically, any alleged breach requires the insurer to have both the ability to assert a claim as well as evidence that a defect has had a material adverse effect on the interest of the security holders or the insurer. For the period 2004 through 2008, we sold $42.7 billion of loans into these monoline-wrapped securitizations. For the three months ended March 31, 2011, we have received $14 million in repurchase claims from the monolines associated with the 2004 through 2008 securitizations. We have resolved $8 million of the total unresolved repurchase demands through indemnification payments. For the year ended December 31, 2010, we have received $151 million in repurchase claims from the monolines associated with the 2004 through 2008 securitizations. We have resolved $43 million of the claims, including $36 million of indemnification payments and $7 million related to rescinded claims.

Unlike the repurchase protocols and experience established with the GSEs, experience with monolines has not been as predictable. A significant portion of the outstanding unresolved monoline repurchase claims are with one insurer, with whom we are currently in litigation.

The following tables summarize the changes in our unpaid principal balance related to unresolved repurchase demands on our monoline exposure.

	2011	2010
	($ in millions)
Balance at January 1,	$661	$553
New claims	14	55
Realized losses (a)	(8)	(11)
Rescinded claims	—	(2)

Balance at March 31,	$667	$595

(a)	Losses include settlements, repurchases, and indemnification payments.

	Year ended December 31,
	2010	2009
	($ in millions)
Balance at January 1,	$553	$263
New claims	151	305
Realized losses(a)	(36)	2
Rescinded claims	(7)	(17)

Balance December 31,	$661	$553

(a)	Losses include settlements, repurchases, and indemnification payments.

Private-label Securitization—Historically, our Mortgage operations were very active in the securitization market selling whole loans into special-purpose entities and selling these private-label mortgage-backed securities to investors.

The following table summarizes the unpaid principal balance (UPB) of our private-label securitization activity by product type and current UPB for securitizations completed during 2004 through 2007. We have issued private-label mortgage-backed securities infrequently since 2007.

	Original UPB(a)	Current UPB at March 31, 2011	Current UPB at December 31, 2010
	($ in billions)
Prime Jumbo (RFMSI)	$21.7	$9.6	$10.0
Alt-A (RALI)	66.7	29.5	30.7
Scratch and dent and other (RAMP)	51.8	14.5	13.8
Subprime (RASC)	36.8	8.9	9.0
Second-lien (RFMSII)	0.9	0.3	0.3
GMACM I	4.1	—	1.2

Total	$182.0	$62.8	$65.0

(a)	Excludes $42.7 billion of monoline transactions of which the majority were from the RAMP or RFMSII platforms.

In general, representations and warranties provided as part of our securitization activities are less rigorous than those provided to the GSEs and generally impose higher burdens on investors seeking repurchase. In order to successfully assert a claim an investor must prove a breach of the representations and warranties that materially and adversely affects the interest of all investors. Securitization documents typically provide the investors with a right to request that the trustee investigate and initiate a repurchase claim. However, a class of investors generally are required to coordinate with other investors in that class comprising not less than 25% of the voting rights in securities for that class issued by the trust to pursue claims for breach of representations and warranties. In addition, our private-label securitizations generally require that the servicer or trustee give notice to the other parties whenever it becomes aware of facts or circumstances that reveal a breach of representation that materially and adversely affects the interest of the certificate holders. If, for example, we as servicer became aware of such facts and circumstances, we would typically be required to initiate a repurchase at that time. The GSEs were among the purchasers of securities in our private-label securitizations. As such, they are covered by the same representations and warranties as other investors.

Regarding our securitization activities, we have exposure to potential loss primarily through two avenues. First, investors may request that we repurchase loans or make the investor whole for losses incurred if it is determined that we violated representations and warranties made at the time of the sale. Contractual representations and warranties are different based on the specific deal structure and investor. Second, investors in securitizations may attempt to achieve rescission of their investments or damages through litigation by claiming that the applicable offering documents were materially deficient. If an investor properly made and proved its allegations, the investor might attempt to claim that damages could include loss of market value on the investment even if there were little or no credit loss in the underlying loans. We have a limited amount of repurchase experience with these investors, and therefore it is not currently possible to estimate future repurchase obligations and any related loss or range of loss.

Guarantees

Guarantees are defined as contracts or indemnification agreements that contingently require us to make payments to third parties based on changes in an underlying agreement that is related to a guaranteed party. Our guarantees include standby letters of credit and certain contract provisions regarding securitizations and sales. Refer to Note 30 to the Consolidated Financial Statements for more information regarding our outstanding guarantees to third parties.

Aggregate Contractual Obligations

The following table provides aggregated information about our outstanding contractual obligations disclosed elsewhere in our Consolidated Financial Statements.

	Payments due by period
	December 31, 2010
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	($ in millions)
Description of obligation
Long-term debt
Total(a)	$89,334	$23,131	$32,484	$11,459	$22,260
Scheduled interest payments for fixed-rate long-term debt	29,627	3,582	5,710	4,248	16,087
Estimated interest payments for variable-rate long-term debt(b)	535	248	244	42	1
Estimated net payments under interest rate swap agreements(b)	287	—	—	24	263
Originate/purchase mortgages or securities	7,735	7,545	—	—	190
Commitments to provide capital to investees	76	40	—	2	34
Home equity lines of credit	2,749	104	761	637	1,247
Lending commitments	3,419	1,871	720	810	18
Lease commitments	356	85	121	90	60
Purchase obligations	818	291	324	194	9
Bank certificates of deposit	26,118	12,842	9,386	3,890	—

Total	$161,054	$49,739	$49,750	$21,396	$40,169

(a)	Total amount reflects the remaining principal obligation and excludes original issue discount of $3.2 billion related to the December 2008 bond exchange and fair value adjustments of $447 million related to fixed-rate debt designated as a hedged item.
(b)	Estimate utilized a forecasted variable interest model, when available, or the applicable variable interest rate as of the most recent reset date prior to December 31, 2010.

The foregoing table does not include our reserves for insurance losses and loss adjustment expenses, which total $862 million at December 31, 2010. While payments due on insurance losses are considered contractual obligations because they related to insurance policies issued by us, the ultimate amount to be paid and the timing of payment for an insurance loss is an estimate subject to significant uncertainty. Furthermore, the timing on payment is also uncertain; however, the majority of the balance is expected to be paid out in less than five years. Similarly, due to uncertainty in the timing of future cash flows related to our unrecognized tax benefits, the contractual obligations detailed above do not include $214 million in unrecognized tax benefits.

The following provides a description of the items summarized in the preceding table of contractual obligations.

Long-term Debt

Amounts represent the scheduled maturity of long-term debt at December 31, 2010, assuming that no early redemptions occur. The maturity of secured debt may vary based on the payment activity of the related secured assets. Debt issuances redeemable at or above par during the callable period are presented by stated maturity date. The amounts presented are before the effect of any unamortized discount or fair value adjustment. Refer to Note 16 and Note 17 to the Consolidated Financial Statements for additional information on our debt obligations.

Originate/Purchase Mortgages or Securities

As part of our Mortgage operations, we enter into commitments to originate and purchase mortgages and mortgage-backed securities. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Commitments to Provide Capital to Investees

As part of arrangements with specific private equity funds, we are obligated to provide capital to investees. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Home Equity Lines of Credit

We are committed to fund the future remaining balance on unused lines of credit on mortgage loans. The funding is subject to customary lending conditions, such as a satisfactory credit rating, delinquency status, and adequate home equity value. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Lending Commitments

Our Automotive Finance operations, Mortgage operations, and Commercial Finance Group have outstanding revolving lending commitments with customers. The amounts presented represent the unused portion of those commitments at December 31, 2010. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Lease Commitments

We have obligations under various operating lease arrangements (primarily for real property) with noncancelable lease terms that expire after December 31, 2010. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Purchase Obligations

We enter into multiple contractual arrangements for various services. The arrangements represent fixed payment obligations under our most significant contracts and primarily relate to contracts with information technology providers. Refer to Note 30 to the Consolidated Financial Statements for additional information.

Bank Certificates of Deposit

Refer to Note 15 to the Consolidated Financial Statements for additional information.

Critical Accounting Estimates

Accounting policies are integral to understanding our Management’s Discussion and Analysis of Financial Condition and Results of Operations. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make certain judgments and assumptions, on the basis of information available at the time of the financial statements, in determining accounting estimates used in the preparation of these statements. Our significant accounting policies are described in Note 1 to the Consolidated Financial Statements; critical accounting estimates are described in this section. An accounting estimate is considered critical if the estimate requires management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made. If actual results differ our judgments and assumptions it may have an adverse impact on the results of operations and cash flows. Our management has discussed the development, selection, and disclosure of these critical accounting estimates with the Audit Committee of the Board, and the Audit Committee has reviewed our disclosure relating to these estimates.

Fair Value Measurements

We use fair value measurements to record fair value adjustments to certain instruments and to determine fair value disclosures. Refer to Note 27 to the Consolidated Financial Statements and Note 21 to the Condensed Consolidated Financial Statements for description of valuation methodologies used to measure material assets and liabilities at fair value and details of the valuation models, key inputs to those models, and significant assumptions utilized. We follow the fair value hierarchy set forth in Note 27 to the Consolidated Financial Statements and Note 21 to the Condensed Consolidated Financial Statements in order to prioritize the inputs utilized to measure fair value. We review and modify, as necessary, our fair value hierarchy classifications on a quarterly basis. As such, there may be reclassifications between hierarchy levels.

The following table summarizes assets and liabilities measured at fair value and the amounts measured using Level 3 inputs. The table includes recurring and nonrecurring measurements.

	March 31,	Year ended December 31,
	2011	2010	2009
		($ in millions)
Assets at fair value	$28,776	$33,001	$34,730
As a percentage of total assets	17%	19%	20%
Liabilities at fair value	$4,297	$4,832	$3,189
As a percentage of total liabilities	3%	3%	2%
Assets at fair value using Level 3 inputs	$6,842	$6,969	$13,672
As a percentage of assets at fair value	24%	21%	39%
Liabilities at fair value using Level 3 inputs	$1,006	$1,090	$1,626
As a percentage of liabilities at fair value	23%	23%	51%

Level 3 assets declined by $6.6 billion primarily due to the $4.6 billion decline in loans held-for-sale measured at fair value on a nonrecurring basis at December 31, 2010, compared to December 31, 2009. During 2009, we reclassified mortgage loans with an unpaid principal balance of $8.5 billion from finance receivables and loans, net, to loans held-for-sale, net. Upon reclassification, we recognized a $3.4 billion valuation loss when we adjusted these loans to fair value on a nonrecurring basis, which established their new cost basis for 2010. Also contributing to the decline in Level 3 assets were fewer nonrecurring fair value measurements related to our commercial finance receivables and loans and a decline in trading securities because ASU 2009-17 eliminated certain retained interests we had held. Finally, the decline in Level 3 assets was also attributable to deconsolidation of consumer finance receivables and loans, net, which we elected to measure at fair value under the fair value option election. As the value of these assets declined, the value of the related on-balance sheet securitization debt also declined, which we also elected to measure the fair value under the fair value option election. The decline in fair value of on-balance sheet securitization debt and derivative liabilities caused the Level 3 liabilities to decline at December 31, 2010, compared to December 31, 2009.

We have numerous internal controls in place to ensure the appropriateness of fair value measurements. Significant fair value measures are subject to detailed analytics and management review and approval. We have an established model validation policy and program in place that covers all models used to generate fair value measurements. This model validation program ensures a controlled environment is used for the development, implementation, and use of the models and change procedures. Further, this program uses a risk-based approach to select models to be reviewed and validated by an independent internal risk group to ensure the models are consistent with their intended use, the logic within the models is reliable, and the inputs and outputs from these models are appropriate. Additionally, a wide array of operational controls are in place to ensure the fair value measurements are reasonable, including controls over the inputs into and the outputs from the fair value measurement models. For example, we backtest the internal assumptions used within models against actual performance. We also monitor the market for recent trades, market surveys, or other market information that may be used to benchmark model inputs or outputs. Certain valuations will also be benchmarked to market indices when appropriate and available. We have scheduled model and/or input recalibrations that occur on a periodic basis but will recalibrate earlier if significant variances are observed as part of the backtesting or benchmarking noted above.

Considerable judgment is used in forming conclusions from market observable data used to estimate our Level 2 fair value measurements and in estimating inputs to our internal valuation models used to estimate our Level 3 fair value measurements. Level 3 inputs such as interest rate movements, prepayment speeds, credit losses, and discount rates are inherently difficult to estimate. Changes to these inputs can have a significant effect on fair value measurements. Accordingly, our estimates of fair value are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

Allowance for Loan Losses

We maintain an allowance for loan losses (the allowance) to absorb probable loan credit losses inherent in the held-for-investment portfolio, excluding those measured at fair value in accordance with applicable accounting standards. The allowance is maintained at a level that management considers to be adequate based upon ongoing quarterly assessments and evaluations of collectability and historical loss experience in our lending portfolio. The allowance is management’s estimate of incurred losses in our lending portfolio and involves significant judgment. Management performs quarterly analysis of these portfolios to determine if impairment has occurred and to assess the adequacy of the allowance based on historical and current trends and other factors affecting credit losses. Additions to the allowance are charged to current period earnings through the provision for loan losses; amounts determined to be uncollectible are charged directly against the allowance, while amounts recovered on previously charged-off accounts increase the allowance. Determining the appropriateness of the allowance requires management to exercise significant judgment about matters that are inherently uncertain, including the timing, frequency, and severity of credit losses that could materially affect the provision for loan losses and, therefore, net income. The methodology for determining the amount of the allowance differs between the consumer automobile, consumer mortgage, and commercial portfolio segments. For additional information regarding our portfolio segments and classes, refer to Note 9 to the Consolidated Financial Statements. While we attribute portions of the allowance across our lending portfolios, the entire allowance is available to absorb probable loan losses inherent in our total lending portfolio.

The consumer portfolio segments consist of smaller-balance, homogeneous loans. Excluding certain loans that are identified as individually impaired, the allowance for each consumer portfolio segment (automobile and mortgage) is evaluated collectively. The allowance is based on aggregated portfolio segment evaluations that begin with estimates of incurred losses in each portfolio segment based on various statistical analyses. We leverage proprietary statistical models, including vintage and migration analyses, based on recent loss trends, to develop a systematic incurred loss reserve. These statistical loss forecasting models are utilized to estimate incurred losses and consider several credit quality indicators including, but not limited to, historical loss experience, estimated foreclosures or defaults based on observable trends, delinquencies, and general economic and business trends. Management believes these factors are relevant to estimate incurred losses and are updated on a quarterly basis in order to incorporate information reflective of the current economic environment, as changes in these assumptions could have a significant impact. In order to develop our best estimate of probable incurred losses inherent in the loan portfolio, management reviews and analyzes the output from the models and may adjust the reserves to take into consideration environmental, qualitative and other factors that may not be captured in the models. These adjustments are documented and reviewed through our risk management processes. Management reviews, updates, and validates its systematic process and loss assumptions on a periodic basis. This process involves an analysis of loss information, such as a review of loss and credit trends, a retrospective evaluation of actual loss information to loss forecasts, and other analyses.

The commercial loan portfolio segment is primarily composed of larger-balance, nonhomogeneous exposures within our Automotive Finance operations, Commercial Finance Group, and Mortgage operations. These loans are primarily evaluated individually and are risk-rated based on borrower, collateral, and industry-specific information that management believes is relevant in determining the occurrence of a loss event and measuring impairment. A loan is considered impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement based on current information and events. Management establishes specific allowances for commercial loans determined to be individually impaired based on the present value of expected future cash flows, discounted at the loans’ effective interest rate, observable market price or the fair value of collateral, whichever is determined to be the most appropriate. Estimated costs to sell or realize the value of the collateral on a discounted basis are included in the impairment measurement, when appropriate. In addition to the specific allowances for impaired loans, nonimpaired loans are grouped into pools based on similar risk characteristics and collectively evaluated. These allowances are based on historical loss experience, concentrations, current economic conditions, and performance trends within specific geographic locations. The commercial historical loss experience is updated quarterly to incorporate the most recent data reflective of the current economic environment.

The determination of the allowance is influenced by numerous assumptions and many factors that may materially affect estimates of loss, including volatility of loss given default, probability of default, and rating migration. The critical assumptions underlying the allowance include: (1) segmentation of each portfolio based on common risk characteristics; (2) identification and estimation of portfolio indicators and other factors that management believes are key to estimating incurred credit losses; and (3) evaluation by management of borrower, collateral, and geographic information. Management monitors the adequacy of the allowance and makes adjustments as the assumptions in the underlying analyses change to reflect an estimate of incurred loan losses at the reporting date, based on the best information available at that time. In addition, the allowance related to the commercial portfolio segment is influenced by estimated recoveries from automotive manufacturers relative to guarantees or agreements with them to repurchase vehicles used as collateral to secure the loans. If an automotive manufacturer is unable to fully honor its obligations, our ultimate loan losses could be higher. To the extent that actual outcomes differ from our estimates, additional provision for credit losses may be required that would reduce earnings.

Valuation of Automobile Lease Assets, Residuals and Allowance for Lease Losses

We have significant investments in vehicles in our operating lease portfolio. In accounting for operating leases, management must make a determination at the beginning of the lease contract of the estimated realizable value (i.e., residual value) of the vehicle at the end of the lease. Residual value represents an estimate of the market value of the vehicle at the end of the lease term, which typically ranges from two to four years. Historically, we established residual values by using independently published residual values. Since re-entry into the lease market in August 2009, we established risk adjusted residual values based on independently published residuals. Risk adjustments are determined at lease inception and are based on current auction results adjusted for key variables that historically have shown an impact on auction values (as further described in the Lease Residual Risk discussion in the Risk Management Section of this MD&A). The customer is obligated to make payments during the term of the lease for the difference between the purchase price and the contract residual value. However, since the customer is not obligated to purchase the vehicle at the end of the contract, we are exposed to a risk of loss to the extent the value of the vehicle is below the residual value estimated at contract inception. Management periodically performs a detailed review of the estimated realizable value of leased vehicles to assess the appropriateness of the carrying value of lease assets.

To account for residual risk, we depreciate automobile operating lease assets to estimated realizable value on a straight-line basis over the lease term. The estimated realizable value is initially based on the residual value established at contract inception. Over the life of the lease, management evaluates the adequacy of the estimate of the realizable value and may make adjustments to the extent the expected value of the vehicle at lease termination changes. Any adjustments would result in a change in the depreciation rate of the lease asset, thereby affecting the carrying value of the operating lease asset. Overall business conditions (including the used vehicle markets), our remarketing abilities, and automotive manufacturer vehicle and marketing programs may cause management to adjust initial residual projections (as further described in the Lease Residual Risk Management discussion in the Risk Management Section of this MD&A).

In addition to estimating the residual value at lease termination, we must also evaluate the current value of the operating lease assets and test for impairment to the extent necessary in accordance with applicable accounting standards. Impairment is determined to exist if the undiscounted expected future cash flows (including the expected residual value) are lower than the carrying value of the asset. Certain triggering events necessitated impairment reviews in the second, third, and fourth quarters of 2008. There were no such impairment charges in 2010 or 2009. Refer to Note 10 for a discussion of the impairment charges recognized in 2008.

Our depreciation methodology on operating lease assets considers management’s expectation of the value of the vehicles upon lease termination, which is based on numerous assumptions and factors influencing used vehicle values. The critical assumptions underlying the estimated carrying value of automobile lease assets include: (1) estimated market value information obtained and used by management in estimating residual values, (2) proper identification and estimation of business conditions, (3) our remarketing abilities, and (4) automotive manufacturer vehicle and marketing programs. Changes in these assumptions could have a significant impact on the value of the lease residuals. Expected residual values include estimates of payments from GM related to residual support and risk-sharing agreements. To the extent GM is not able to fully honor its obligation relative to these agreements, our depreciation expense would be negatively impacted.

Valuation of Mortgage Servicing Rights

Mortgage servicing rights represent the capitalized value of the right to receive future cash flows from the servicing of mortgage loans for others. Mortgage servicing rights are a significant source of value derived from the sale or securitization of mortgage loans. They may also be purchased. Because residential mortgage loans typically contain a prepayment option, borrowers may often elect to prepay their mortgage loans by refinancing at lower rates during declining interest rate environments. When this occurs, the stream of cash flows generated from servicing the original mortgage loan is terminated. As such, the market value of mortgage servicing rights has historically been very sensitive to changes in interest rates and tends to decline as market interest rates decline and increase as interest rates rise.

We capitalize mortgage servicing rights on residential mortgage loans that we have originated and purchased based on the fair market value of the servicing rights associated with the underlying mortgage loans at the time the loans are sold or securitized. GAAP requires that the value of mortgage servicing rights be determined based on market transactions for comparable servicing assets, if available. In the absence of representative market trade information, valuations should be based on other available market evidence and modeled market expectations of the present value of future estimated net cash flows that market participants would expect from servicing. When observable prices are not available, management uses internally developed discounted cash flow models to estimate the fair value. These internal valuation models estimate net cash flows based on internal operating assumptions that we believe would be used by market participants, combined with market-based assumptions for loan prepayment rate, interest rates, default rates and discount rates that management believes approximate yields required by investors for these assets. Servicing cash flows primarily include servicing fees, escrow account income, ancillary income and late fees, less operating costs to service the loans. The estimated cash flows are discounted using an option-adjusted spread-derived discount rate. Management considers the best available information and exercises significant judgment in estimating and assuming values for key variables in the modeling and discounting process. All of our mortgage servicing rights are carried at estimated fair value.

We use the following key assumptions in our valuation approach.

•

Prepayment—The most significant drivers of mortgage servicing rights value are actual and forecasted portfolio prepayment behavior. Prepayment speeds represent the rate at which borrowers repay their mortgage loans prior to scheduled maturity. As interest rates rise, prepayment speeds generally slow, and as interest rates decline, prepayment speeds generally accelerate. When mortgage loans are paid or expected to be paid earlier than originally estimated, the expected future cash flows associated with servicing such loans are reduced. We primarily use third-party models to project residential mortgage loan payoffs. In other cases, we estimate prepayment speeds based on historical and expected future prepayment rates. We measure model performance by comparing prepayment predictions against actual results at both the portfolio and product level.

•	Discount rate—The cash flows of our mortgage servicing rights are discounted at prevailing market rates, which include an appropriate risk-adjusted spread.

•

Base mortgage rate—The base mortgage rate represents the current market interest rate for newly originated mortgage loans. This rate is a key component in estimating prepayment speeds of our portfolio because the difference between the current base mortgage rate and the interest rates on existing loans in our portfolio is an indication of the borrower’s likelihood to refinance.

•

Cost to service—In general, servicing cost assumptions are based on internally projected actual expenses directly related to servicing. These servicing cost assumptions are compared to market-servicing costs when market information is available. Our servicing cost assumptions include expenses associated with our activities related to loans in default.

•

Volatility—Volatility represents the expected rate of change of interest rates. The volatility assumption used in our valuation methodology is intended to estimate the range of expected outcomes of future interest rates. We use implied volatility assumptions in connection with the valuation of our mortgage servicing rights. Implied volatility is defined as the expected rate of change in interest rates derived from the prices at which options on interest rate swaps, or swaptions, are trading. We update our volatility assumptions for the change in implied swaptions volatility during the period, adjusted by the ratio of historical mortgage to swaption volatility.

We also periodically perform a series of reasonableness tests as we deem appropriate, including the following.

•

Review and compare data provided by an independent third-party broker. We evaluate and compare our fair value price, multiples and underlying assumptions to data provided by independent third-party broker.

•

Review and compare pricing of publicly traded interest-only securities. We evaluate and compare our fair value to publicly traded interest-only stripped mortgage-backed securities by age and coupon for reasonableness.

•	Review and compare fair value price/multiples. We evaluate and compare our fair value price/multiples to market fair value price/multiples quoted in external surveys produced by third parties.

•

Compare actual monthly cash flows to projections. We reconcile actual monthly cash flows to those projected in the mortgage servicing rights valuation. Based on the results of this reconciliation, we assess the need to modify the individual assumptions used in the valuation. This process ensures the model is calibrated to actual servicing cash flow results.

•

Review and compare recent bulk mortgage servicing right acquisition activity. We evaluate market trades for reliability and relevancy and then consider, as appropriate, our estimate of fair value of each significant transaction to the traded price. Currently, there is a lack of comparable transactions between willing buyers and sellers in the bulk acquisition market, which are the best indicators of fair value. However, we continue to monitor and track market activity on an ongoing basis.

We generally expect our valuation to be within a reasonable range of that implied by these tests. Changes in these assumptions could have a significant impact on the determination of fair market value. In order to develop our best estimate of fair value, management reviews and analyzes the output from the models and may adjust the reserves to take into consideration other factors that may not be captured. If we determine our valuation has exceeded the reasonable range, we may adjust it accordingly.

The assumptions used in modeling expected future cash flows of mortgage servicing rights have a significant impact on the fair value of mortgage servicing rights and potentially a corresponding impact to earnings. Refer to Note 12 to the Consolidated Financial Statements for sensitivity analysis. At December 31, 2010, based on the market information obtained, we determined that our mortgage servicing rights valuations and assumptions used to value those servicing rights were reasonable and consistent with what an independent market participant would use to value the asset.

Goodwill

The accounting for goodwill is discussed in Note 14 to the Consolidated Financial Statements. Goodwill is reviewed for potential impairment at the reporting unit level on an annual basis, as of August 31, or in interim periods if events or circumstances indicate a potential impairment. Goodwill is allocated to the reporting units at the date the goodwill is initially recorded. Once goodwill has been allocated to the reporting units, it generally no longer retains its identification with a particular acquisition, but instead becomes identified with the reporting unit as a whole. As a result, all of the fair value of each reporting unit is available to support the value of goodwill allocated to the unit. Goodwill impairment testing is performed at the reporting unit level, one level below the business segment. For more information on our segments, refer to Note 28 to the Consolidated Financial Statements.

Goodwill impairment testing involves managements’ judgment, requiring an assessment of whether the carrying value of the reporting unit can be supported by the fair value of the individual reporting unit using widely accepted valuation techniques, such as the market approach (earnings, transaction, and/or pricing multiples) and discounted cash flow methods. In applying these methodologies we utilize a number of factors, including actual operating results, future business plans, economic projections, and market data. A combination of methodologies is used and weighted appropriately for each reporting unit. If actual results differ from these estimates, it may have an adverse impact on the valuation of goodwill that could result in a reduction of the excess over carrying value and possible impairment of goodwill. At December 31, 2010, we did not have material goodwill at our reporting units that is at risk of failing Step 1 of the goodwill impairment test.

Determination of Reserves for Insurance Losses and Loss Adjustment Expenses

Our Insurance operations include an array of insurance underwriting, including automotive service contracts and consumer products that create a liability for unpaid losses and loss adjustment expenses incurred (further described in the Insurance section of this MD&A). The reserve for insurance losses and loss adjustment expenses represents an estimate of our liability for the unpaid cost of insured events that have occurred as of a point in time but have not yet been paid. More specifically, it represents the accumulation of estimates for reported losses and an estimate for losses incurred, but not reported, including claims adjustment expenses at the end of any given accounting period.

Our Insurance operations’ claim personnel estimate reported losses based on individual case information or average payments for categories of claims. An estimate for current incurred, but not reported, claims is also recorded based on the actuarially determined expected loss ratio for a particular product, which also considers significant events that might change the expected loss ratio, such as severe weather events and the estimates for reported claims. These estimates of the reserves are reviewed regularly by product line management, by actuarial and accounting staffs, and ultimately, by senior management.

Our Insurance operations’ actuaries assess reserves for each business at the lowest meaningful level of homogeneous data in each type of insurance, such as general or product liability and automobile physical damage. The purpose of these assessments is to confirm the reasonableness of the reserves carried by each of the individual subsidiaries and product lines and, thereby, the Insurance operations’ overall carried reserves. The selection of an actuarial methodology is judgmental and depends on variables such as the type of insurance, its expected payout pattern, and the manner in which claims are processed. Special characteristics such as deductibles, reinsurance recoverable, or special policy provisions are also considered in the reserve estimation process. Estimates for salvage and subrogation recoverable are recognized at the time losses are incurred and netted against the provision for losses. Our reserves include a liability for the related costs that are expected to be incurred in connection with settling and paying the claim. These loss adjustment expenses are generally established as a percentage of loss reserves. Our reserve process considers the actuarially calculated reserves based on prior patterns of claim incurrence and payment and the degree of incremental volatility associated with the underlying risks for the types of insurance; it represents management’s best estimate of the ultimate liability. Since the reserves are based on estimates, the ultimate liability may be more or less than our reserves. Any necessary adjustments, which may be significant, are included in earnings in the period in which they are deemed necessary. These changes may be material to our results of operations and financial condition and could occur in a future period.

Our determination of the appropriate reserves for insurance losses and loss adjustment expenses for significant business components is based on numerous assumptions that vary based on the underlying business and related exposure.

•

Automotive service contracts—Automotive service contract losses in the United States and abroad are generally reported and settled quickly through dealership service departments resulting in a relatively small balance of outstanding claims at any point in time relative to the volume of claims processed annually. Mechanical service contract claims are primarily composed of parts and labor for repair or replacement of the affected components or systems. Changes in the cost of replacement parts and labor rates will affect the cost of settling claims. Considering the short time frame between a claim being incurred and paid, changes in key assumptions (e.g., part prices, labor rates) would have a minimal impact on the loss reserve as of a point in time. The loss reserve amount is influenced by the estimate of the lag between vehicles being repaired at dealerships and the claim being reported by the dealership.

•

Personal automobile—Automobile insurance losses are principally a function of the number of occurrences (e.g., accidents or thefts) and the severity (e.g., the ultimate cost of settling the claim) for each occurrence. The number of incidents is generally driven by the demographics and other indicators or predictors of loss experience of the insured customer base including geographic location, number of miles driven, age, sex, type and cost of vehicle, and types of coverage selected. The severity of each claim, within the limits of the insurance purchased, is generally random and settles to an average over a book of business, assuming a broad distribution of risks. Changes in the severity of claims have an impact on the reserves established at a point in time. Changes in bodily injury claim severity are driven primarily by inflation in the medical sector of the economy. Changes in automobile physical damage claim severity are caused primarily by inflation in automobile repair costs, automobile parts prices, and used car prices. However, changes in the level of the severity of claims paid may not necessarily match or track changes in the rate of inflation in these various sectors of the economy.

At December 31, 2010, we concluded that our insurance loss reserves were reasonable and appropriate based on the assumptions and data used in determining the estimate. However, because insurance liabilities are based on estimates, the actual claims ultimately paid may vary from the estimates.

Loan Repurchase and Obligations Related to Loan Sales

The liability for representation and warranty obligations reflects management’s best estimate of probable lifetime loss. We consider historic and recent demand trends in establishing the reserve. The methodology used to estimate the reserve considers a variety of assumptions including borrower performance (both actual and estimated future defaults), repurchase demand behavior, historic loan defect experience, historic and estimated future loss experience, which includes projections of future home price changes as well as other qualitative factors including investor behavior. In cases where we do not have or have limited current or historical demand experience with an investor, because of the inherent difficulty in predicting the level and timing of future demands, if any, losses cannot currently be reasonably estimated, and a liability is not recognized. Management monitors the adequacy of the overall reserve and makes adjustments to the level of reserve, as necessary, after consideration of other qualitative factors including ongoing dialogue with counterparties.

Determination of Provision for Income Taxes

As of June 30, 2009, we converted from an LLC to a Delaware corporation, thereby ceasing to be a pass-through entity for income tax purposes. As a result, we adjusted our deferred tax assets and liabilities to reflect the estimated future corporate effective tax rate. Our banking, insurance, and foreign subsidiaries were generally always corporations and continued to be subject to tax and provide for U.S. federal, state, and foreign income taxes.

Our income tax expense, deferred tax assets and liabilities, and reserves for unrecognized tax benefits reflect management’s best assessment of estimated future taxes to be paid. We are subject to income taxes in both the United States and numerous foreign jurisdictions. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating our ability to recover our deferred tax assets within the jurisdiction from which they arise we consider all available positive and negative evidence including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, we begin with historical results adjusted for the results of discontinued operations and changes in accounting policies and incorporate assumptions including the amount of future state, federal and foreign pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates we are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, we consider three years of cumulative operating income (loss). For the years ended December 31, 2010 and 2009, we have concluded that the negative evidence is more objective and therefore outweighs the positive evidence, and therefore we have recorded total valuation allowances on net deferred tax assets of $2.0 billion and $2.5 billion, respectively. For additional information regarding our provision for income taxes, refer to Note 24 to the Consolidated Financial Statements.

Private Debt Exchange and Cash Tender Offers

In 2008, we commenced separate private exchange and cash tender offers to purchase and/or exchange certain of outstanding notes held by eligible holders for cash, newly issued notes of Ally, and in some cases preferred stock of a wholly owned Ally subsidiary. Refer to Note 17 to the Consolidated Financial Statements for further details.

In evaluating the accounting for the private debt exchange and cash tender offers (the Offers) in December 2008, management was required to make a determination as to whether the Offers should be accounted for as a troubled debt restructuring (TDR) or an extinguishment of Ally and ResCap debt. In concluding on the accounting, management evaluated applicable accounting guidance. The relevant accounting guidance required us to determine whether the exchanges of debt instruments should be accounted for as a TDR. A TDR results when it is determined, evaluating six factors considered to be indicators of whether a debtor is experiencing financial difficulties, that the debtor is experiencing financial difficulties and the creditors grant a concession; otherwise, such exchanges should be accounted for as an extinguishment or modification of debt. The assessment of this critical accounting estimate required management to apply a significant amount of judgment in evaluating the inputs, estimates, and internally generated forecast information to conclude on the accounting for the Offers.

One of these factors was whether we had the ability with entity-specific cash flows to service the contractual terms of existing debt agreements through maturity based on estimates and projections that only encompassed the current business capabilities. Our assessment considered internal analyses such as our short-term and long-term liquidity projections, net income forecasts, and runoff projections. These analyses were based on our consolidated financial condition and our comprehensive ability to service both Ally and ResCap obligations and were based only on our then current business capabilities and funding sources. In addition to our baseline projections, these analyses incorporated stressed scenarios reflecting continued deterioration of the credit markets, further GM financial distress, and significant curtailments of loans originations. Management assigned probability weights to each scenario to determine an overall risk-weighted projection of our ability to meet our consolidated obligations as they come due. These analyses indicated that we could service all Ally and ResCap obligations as they came due in the normal course of business.

Our assessment also considered capital market perceptions of our financial condition, such as our credit agency ratings, market values for our debt, analysts’ reports, and public statements made by us and our stakeholders. Due to the rigor applied to our internal projections, management placed more weight on our internal projections and less weight on capital market expectations.

Based on this analysis and after the consideration of the applicable accounting guidance, management concluded the Offers were not deemed to be a TDR. As a result of this conclusion, the Offers were accounted for as an extinguishment of debt.

Applying extinguishment accounting, we recognized a gain at the time of the exchange for the difference between the carrying value of the exchanged notes and the fair value of the newly issued securities. In accordance with applicable fair value accounting guidance related to Level 3 fair value measures, we performed various analyses with regard to the valuation of the newly issued instruments. Level 3 fair value measures are valuations that are derived primarily from unobservable inputs and rely heavily on management assessments, assumptions, and judgments. In determining the fair value of the newly issued instruments, we performed an internal analysis using trading levels on the trade date, December 29, 2008, of existing Ally unsecured debt, adjusted for the features of the new instruments. We also obtained bid-ask spreads from brokers attempting to make a market in the new instruments.

Based on the determined fair values, we recognized a pretax gain upon extinguishment of $11.5 billion and reflected the newly issued preferred shares at their fair value, which was estimated to be $234 million on December 29, 2008. The majority of costs associated with the Offers were deferred in the basis of newly issued bonds. In the aggregate, the Offers resulted in an $11.7 billion increase to our consolidated equity position.

If management had concluded that TDR accounting was applicable, a significant portion of the $11.5 billion pretax gain, estimated to be $8.4 billion, would not have been recognized at the time of the exchange. A gain of $3.1 billion would have been recognized immediately, and an additional contractual discount of $3.0 billion would have been deferred and accreted as an offset to interest expense over the term of the newly issued bonds. Additionally, costs associated with the Offers would have been recognized immediately as an expense rather than deferred in the basis of the newly issued bonds.

The Offers were a significant component of our strategy to satisfy the condition for a minimum amount of regulatory capital in connection with our application to become a bank holding company. If the Offers had been accounted for as a TDR, regulatory capital would have been $8.4 billion lower, which may have affected the Federal Reserve’s consideration of our application.

Recently Issued Accounting Standards

Refer to Note 1 to the Consolidated Financial Statements for further information related to recently issued accounting standards.

Statistical Tables

The accompanying supplemental information should be read in conjunction with the more detailed information, including our Consolidated Financial Statements and the notes thereto, which appear elsewhere in this prospectus.

Net Interest Margin Table

The following tables present an analysis of net interest margin excluding discontinued operations for the periods shown.

	2011			2010			Increase (decrease) due to(a)
Three months ended March 31,	Average balance(b)	Interest income/ interest expense	Yield/ rate	Average balance(b)	Interest income/ interest expense	Yield/ rate	Volume	Yield/ rate	Total
	($ in millions)
Assets
Interest-bearing cash and cash equivalents	$13,041	$12	0.37%	$13,462	$14	0.42%	$—	$(2)	$(2)
Trading securities	318	3	3.83	303	1	1.34	—	2	2
Investment securities(c)	14,591	99	2.75	11,590	96	3.36	22	(19)	3
Loans held-for-sale, net	8,877	108	4.93	16,861	215	5.17	(98)	(9)	(107)
Finance receivables and loans, net(d)	104,385	1,623	6.31	85,259	1,618	7.70	327	(322)	5
Investment in operating leases, net(e)	8,947	395	17.90	14,883	507	13.82	(237)	125	(112)

Total interest-earning assets	150,159	2,240	6.05	142,358	2,451	6.98	14	(225)	(211)
Noninterest-bearing cash and cash equivalents	1,032			1,359
Other assets	24,898			36,882
Allowance for loan losses	(1,864)			(2,560)

Total assets	$174,225			$178,039

Liabilities
Interest-bearing deposit liabilities	$38,156	$172	1.83%	$30,452	$158	2.10%	$37	$(23)	$14
Short-term borrowings	7,107	126	7.19	7,741	111	5.82	(10)	25	15
Long-term debt(f) (g) (h)	87,060	1,410	6.57	89,861	1,433	6.47	(45)	22	(23)

Total interest-bearing liabilities(g)(i)	132,323	1,708	5.23	128,054	1,702	5.39	(18)	24	6
Noninterest-bearing deposit liabilities	2,017			1,769

Total funding sources(g)(j)	134,340	1,708	5.16	129,823	1,702	5.32
Other liabilities	19,473			27,540

Total liabilities	153,813			157,363
Total equity	20,412			20,676

Total liabilities and equity	$174,225			$178,039

Net financing revenue		$532			$749		$32	$(249)	$(217)
Net interest spread(k)			0.82%			1.59%
Net interest spread excluding original issue discount(k)			1.83			2.67
Net interest spread excluding original issue discount and including noninterest bearing deposit liabilities(k)			1.89			2.73
Net yield on interest-earning assets(l)			1.44			2.13
Net yield on interest-earning assets excluding original issue discount(l)			2.24			2.98

(a)	Changes in interest not solely due to volume or yield/rate are allocated in proportion to the absolute dollar amount of change in volume and yield/rate.
(b)	Average balances are calculated using a combination of monthly and daily average methodologies.
(c)	Excludes income on equity investments of $5 million and $3 million at March 31, 2011 and 2010, respectively. Yields on available-for-sale debt securities are based on fair value as opposed to historical cost.

(d)	Nonperforming finance receivables and loans are included in the average balances. For information on our accounting policies regarding nonperforming status refer to Note 1 to the Consolidated Financial Statements in our 2010 Annual Report on Form 10-K.
(e)	Includes gains on sale of $118 million and $184 million during the three months ended March 31, 2011 and 2010, respectively. Excluding these gains on sale, the annualized yield would be 12.56% and 8.80% at March 31, 2011 and 2010, respectively.
(f)	Includes the effects of derivative financial instruments designated as hedges.
(g)	Average balance includes $3,000 million and $4,247 million related to original issue discount at March 31, 2011 and 2010, respectively. Interest expense includes original issue discount amortization of $299 million and $296 million during the three months ended March 31, 2011 and 2010, respectively.
(h)	Excluding original issue discount the rate on long-term debt was 5.00% and 4.90% at March 31, 2011 and 2010, respectively.
(i)	Excluding original issue discount the rate on total interest-bearing liabilities was 4.22% and 4.31% at March 31, 2011 and 2010, respectively.
(j)	Excluding original issue discount the rate on total funding sources was 4.16% and 4.25% at March 31, 2011 and 2010, respectively.
(k)	Net interest spread represents the difference between the rate on total interest-earning assets and the rate on total interest-bearing liabilities.
(l)	Net yield on interest-earning assets represents net financing revenue as a percentage of total interest-earning assets.

	Year ended December 31,
	2010			2009			Increase (decrease) due to(a)
	Average balance(b)	Interest income/ interest expense	Yield/ rate	Average balance(b)	Interest income/ interest expense	Yield/ rate	Volume	Yield/ rate	Total
	($ in millions)
Assets
Interest-bearing cash and cash equivalents	$13,964	$70	0.50%	$14,065	$99	0.70%	$(1)	$(28)	$(29)
Trading securities	252	15	5.95	985	132	13.40	(67)	(50)	(117)
Investment securities(c)	11,312	345	3.05	9,446	216	2.29	48	81	129
Loans held-for-sale, net	13,506	664	4.92	12,542	447	3.56	37	180	217
Finance receivables and loans, net(d)(e)	92,224	6,556	7.11	92,567	6,481	7.00	(24)	99	75
Investment in operating leases, net(f)	12,064	1,750	14.51	21,441	1,967	9.17	(1,075)	858	(217)

Total interest earning assets	143,322	9,400	6.56	151,046	9,342	6.18	(1,082)	1,140	58
Noninterest-bearing cash and cash equivalents	686			1,144
Other assets	35,040			28,910
Allowance for loan losses	(2,363)			(3,208)

Total assets	$176,685			$177,892

Liabilities
Interest-bearing deposit liabilities	$33,355	$660	1.98%	$24,159	$700	2.90%	$220	$(260)	$(40)
Short-term borrowings	7,601	447	5.88	9,356	566	6.05	(104)	(15)	(119)
Long-term debt(g)(h)(i)	87,270	5,729	6.56	97,939	6,008	6.13	(682)	403	(279)

Total interest-bearing liabilities(g)(h)(j)	128,226	6,836	5.33	131,454	7,274	5.53	(566)	128	(438)
Noninterest-bearing deposit liabilities	2,082			1,955
Other liabilities	25,666			20,231

Total liabilities	155,974			153,640
Total equity	20,711			24,252

Total liabilities and equity	$176,685			$177,892

Net financing revenue		$2,564			$2,068		$(516)	$1,012	$496
Net interest spread (k)			1.23%			0.65%
Net interest spread excluding original issue discount(k)			2.29%			1.68%
Yield on interest earning assets (l)			1.79%			1.37%
Yield on interest earning assets excluding original issue discount(l)			2.63%			2.13%

(a)	Changes in interest not solely due to volume or yield/rate are allocated in proportion to the absolute dollar amount of change in volume and yield/rate.
(b)	Average balances are calculated using a combination of monthly and daily average methodologies.
(c)	Excludes income on equity investments of $17 million and $10 million at December 31, 2010 and 2009, respectively. Yields on available-for-sale debt securities are based on fair value as opposed to historical cost.
(d)	Nonperforming finance receivables and loans are included in the average balances. For information on our accounting policies regarding nonperforming status refer to Note 1 to the Consolidated Financial Statements.
(e)	Includes other interest income of $1 million and $86 million at December 31, 2010 and 2009, respectively.
(f)	Includes gains on sale of $705 million and $504 million during the year ended December 31, 2010 and 2009, respectively. Excluding these gains on sale, the yield would be 8.66% and 6.82% at December 31, 2010 and 2009, respectively.
(g)	Includes the effects of derivative financial instruments designated as hedges.
(h)	Average balance includes $3,710 million and $4,804 million related to original issue discount at December 31, 2010 and 2009, respectively. Interest expense includes original issue discount amortization of $1,204 million and $1,143 million during the year ended December 31, 2010 and 2009, respectively.
(i)	Excluding original issue discount the rate on long-term debt was 4.97% and 4.74% at December 31, 2010 and 2009, respectively.
(j)	Excluding original issue discount the rate on total interest bearing liabilities was 4.27% and 4.50% at December 31, 2010 and 2009, respectively.
(k)	Net interest spread represents the difference between the rate on total interest earning assets and the rate on total interest-bearing liabilities.
(l)	Yield on interest earning assets represents net financing revenue as a percentage of total interest earning assets.

Outstanding Finance Receivables and Loans

The following table presents the composition of our on-balance sheet finance receivables and loans.

	December 31,
	2010	2009	2008	2007	2006
	($ in millions)
Consumer
Domestic
Consumer automobile	$34,604	$12,514	$16,281	$20,030	$40,568
Consumer mortgage
1st Mortgage	7,057	7,960	13,542	24,941	56,483
Home equity	3,964	4,238	7,777	9,898	9,445

Total domestic	45,625	24,712	37,600	54,869	106,496

Foreign
Consumer automobile	16,650	17,731	21,705	25,576	20,538
Consumer mortgage
1st Mortgage	742	405	4,604	7,320	3,463
Home equity	—	1	54	4	45

Total foreign	17,392	18,137	26,363	32,900	24,046

Total consumer loans	63,017	42,849	63,963	87,769	130,542

Commercial
Domestic
Commercial and industrial
Automobile(a)	24,944	19,604	16,913	17,463	14,892
Mortgage	1,540	1,572	1,627	3,001	11,115
Other	1,795	2,688	3,257	3,430	2,953
Commercial real estate
Automobile	2,071	2,008	1,941	—	—
Mortgage	1	121	1,696	2,943	2,969

Total domestic	30,351	25,993	25,434	26,837	31,929

Foreign
Commercial and industrial
Automobile(b)	8,398	7,943	10,749	11,922	11,501
Mortgage	41	96	195	614	600
Other	312	437	960	1,704	1,606
Commercial real estate
Automobile	216	221	167	—	—
Mortgage	78	162	260	536	243

Total foreign	9,045	8,859	12,331	14,776	13,950

Total commercial loans	39,396	34,852	37,765	41,613	45,879

Total finance receivables and loans(c)	$102,413	$77,701	$101,728	$129,382	$176,421

Loans held-for-sale	$11,411	$20,625	$7,919	$20,559	$27,718

(a)	Amount includes Notes Receivable from General Motors of $3 million at December 31, 2009.
(b)	Amounts include Notes Receivable from General Motors of $484 million, $908 million, $1.7 billion, $1.9 billion, and $2.0 billion at December 31, 2010, 2009, 2008, 2007, and 2006, respectively.
(c)	Includes historical cost, fair value, and repurchased loans.

Nonperforming Assets

The following table summarizes the nonperforming assets in our on-balance sheet portfolio.

	December 31,
	2010	2009	2008
	($ in millions)
Consumer
Domestic
Consumer automobile	$129	$267	$294
Consumer mortgage
1st Mortgage	452	782	2,547
Home equity	108	114	540

Total domestic	689	1,163	3,381

Foreign
Consumer automobile	78	119	125
Consumer mortgage
1st Mortgage	261	33	1,034
Home equity	—	—	—

Total foreign	339	152	1,159

Total consumer(a)	1,028	1,315	4,540

Commercial
Domestic
Commercial and industrial
Automobile	261	281	1,448
Mortgage	—	37	140
Other	37	856	64
Commercial real estate
Automobile	193	256	153
Mortgage	1	56	1,070

Total domestic	492	1,486	2,875

Foreign
Commercial and industrial
Automobile	35	66	7
Mortgage	40	35	—
Other	97	131	19
Commercial real estate
Automobile	6	24	2
Mortgage	70	141	143

Total foreign	248	397	171

Total commercial(b)	740	1,883	3,046

Total nonperforming finance receivables and loans	1,768	3,198	7,586
Foreclosed properties	150	255	787
Repossessed assets(c)	47	58	95

Total nonperforming assets	$1,965	$3,511	$8,468

Loans held-for-sale	$3,273	$3,390	$731

(a)	Interest revenue that would have been accrued on total consumer finance receivables and loans at original contractual rates was $109 million during the year ended December 31, 2010. Interest income recorded for these loans was $52 million during the year ended December 31, 2010.

(b)	Interest revenue that would have been accrued on total commercial finance receivables and loans at original contractual rates was $61 million during the year ended December 31, 2010. Interest income recorded for these loans was $28 million during the year ended December 31, 2010.
(c)	Repossessed assets exclude $14 million, $23 million, and $34 million of repossessed operating lease assets at December 31, 2010, 2009, and 2008, respectively.

Accruing Finance Receivables and Loans Past Due 90 Days or More

The following table presents our on-balance sheet accruing loans past due 90 days or more as to principal and interest.

	December 31,
	2010	2009	2008
	($ in millions)
Consumer
Domestic
Consumer automobile	$—	$—	$19
Consumer mortgage
1st Mortgage	1	1	33
Home equity	—	—	—

Total domestic	1	1	52

Foreign
Consumer automobile	5	5	40
Consumer mortgage
1st Mortgage	—	1	—
Home equity	—	—	—

Total foreign	5	6	40

Total consumer	6	7	92

Commercial
Domestic
Commercial and industrial
Automobile	—	—	—
Mortgage	—	—	—
Other	—	—	—
Commercial real estate
Automobile	—	—	—
Mortgage	—	—	—

Total domestic	—	—	—

Foreign
Commercial and industrial
Automobile	—	—	—
Mortgage	—	—	—
Other	—	3	—
Commercial real estate
Automobile	—	—	—
Mortgage	—	—	—

Total foreign	—	3	—

Total commercial	—	3	—

Total accruing finance receivables and loans past due 90 days or more	$6	$10	$92

Loans held-for-sale	$25	$33	$7

Allowance for Loan Losses

The following table presents an analysis of the activity in the allowance for loan losses on finance receivables and loans.

	2010	2009	2008	2007	2006
	($ in millions)
Balance at January 1,	$2,445	$3,433	$2,755	$3,576	$3,085
Cumulative effect of change in accounting principles	222	—	(616)	(1,540)	—
Charge-offs
Domestic	(1,297)	(3,380)	(2,192)	(2,398)	(1,575)
Foreign	(349)	(633)	(347)	(293)	(217)
Write-downs related to transfers to held-for-sale	—	(3,438)	—	—	—

Total charge-offs	(1,646)	(7,451)	(2,539)	(2,691)	(1,792)

Recoveries
Domestic	363	276	219	224	212
Foreign	85	76	71	74	50

Total recoveries	448	352	290	298	262

Net charge-offs	(1,198)	(7,099)	(2,249)	(2,393)	(1,530)
Provision for loan losses	442	5,604	3,102	3,037	1,948
Discontinued operations	(4)	566	308	30	29
Other	(34)	(59)	133	45	44

Balance at December 31,	$1,873	$2,445	$3,433	$2,755	$3,576

Allowance for Loan Losses by Type

The following table summarizes the allocation of the allowance for loan losses by product type.

	December 31,
	2010		2009		2008		2007		2006
	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total
	($ in millions)
Consumer
Domestic
Consumer automobile	$769	41.0	$772	31.6	$1,115	32.5	$1,033	37.5	$1,228	34.3
Consumer mortgage
1st Mortgage	322	17.2	387	15.8	525	15.3	540	19.6	1,325	37.0
Home equity	256	13.7	251	10.3	177	5.2	243	8.8	152	4.3

Total domestic	1,347	71.9	1,410	57.7	1,817	53.0	1,816	65.9	2,705	75.6

Foreign
Consumer automobile	201	10.7	252	10.2	279	8.1	276	10.0	233	6.5
Consumer mortgage
1st Mortgage	2	0.1	2	0.1	409	11.9	49	1.8	31	0.9
Home equity	—	—	—	—	31	0.9	—	—	—	—

Total foreign	203	10.8	254	10.3	719	20.9	325	11.8	264	7.4

Total consumer loans	1,550	82.7	1,664	68.0	2,536	73.9	2,141	77.7	2,969	83.0

Commercial
Domestic
Commercial and industrial
Automobile	73	3.9	157	6.4	178	5.2	36	1.3	37	1.0
Mortgage	—	—	10	0.4	93	2.7	483	17.5	396	11.1
Other	97	5.2	322	13.2	65	1.9	66	2.4	77	2.2
Commercial real estate
Automobile	54	2.9	—	—	—	—	—	—	—	—
Mortgage	—	—	54	2.2	458	13.3	—	—	—	—

Total domestic	224	12.0	543	22.2	794	23.1	585	21.2	510	14.3

Foreign
Commercial and industrial
Automobile	33	1.7	54	2.2	45	1.3	26	1.0	32	0.9
Mortgage	12	0.7	20	0.8	3	0.1	—	—	—	—
Other	39	2.1	111	4.6	9	0.3	3	0.1	65	1.8
Commercial real estate
Automobile	2	0.1	—	—	—	—	—	—	—	—
Mortgage	13	0.7	53	2.2	46	1.3	—	—	—	—

Total foreign	99	5.3	238	9.8	103	3.0	29	1.1	97	2.7

Total commercial loans	323	17.3	781	32.0	897	26.1	614	22.3	607	17.0

Total allowance for loan losses	$1,873	100.0	$2,445	100.0	$3,433	100.0	$2,755	100.0	$3,576	100.0

Deposit Liabilities

The following table presents the average balances and interest rates paid for types of domestic and foreign deposits.

	Year ended December 31,
	2010		2009
	Average balance(a)	Average deposit rate	Average balance(a)	Average deposit rate
	($ in millions)
Domestic deposits
Noninterest-bearing deposits	$2,071	—%	$1,955	—%
NOW and money market checking accounts	8,015	1.21	5,941	1.66
Certificates of deposit	21,153	2.04	16,401	3.33
Dealer deposits	1,288	4.00	671	4.09

Total domestic deposit liabilities	32,527	1.78	24,968	2.70

Foreign deposits
Noninterest-bearing deposits	11	—	—	—
NOW and money market checking accounts	550	2.01	117	6.57
Certificates of deposit	2,107	2.83	1,029	2.25
Dealer deposits	242	4.47	—	—

Total foreign deposit liabilities	2,910	2.80	1,146	2.69

Total deposit liabilities	$35,437	1.86%	$26,114	2.70%

(a)	Average balances are calculated using a combination of monthly and daily average methodologies.

The following table presents the amount of domestic certificates of deposit in denominations of $100 thousand or more segregated by time remaining until maturity.

Year ended December 31, 2010	Three months or less	Over three months through six months	Over six months through twelve months	Over twelve months	Total
	($ in millions)
Domestic certificates of deposit ($100,000 or more)	$897	$1,060	$1,781	$3,273	$7,011

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Please refer to the Market Risk and the Operational Risk sections of the Management’s Discussion and Analysis contained in this Prospectus.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On November 18, 2010, Ally privately placed $1,000,000 aggregate principal amount of old notes in a transaction exempt from registration under the Securities Act. Accordingly, the old notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer and upon effectiveness of the exchange offer registration statement, commence the exchange offer. We must use commercially reasonable efforts to consummate such exchange offer not later than 270 days following November 18, 2010 (or if such 270th day is not a business day, the next succeeding business day) (the “exchange date”).

In addition, we have agreed to keep the exchange offer open for at least 20 business days, or longer if required by applicable federal and state securities laws, after the date notice of the exchange offer is mailed to the holders of the old notes. The new notes are being offered under this prospectus to satisfy our obligations under the registration rights agreement.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

The Exchange Offer

Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $2,000 and higher integral multiples of $1,000 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

•	the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus;

•	the new notes will not contain any legend restricting their transfer;

•

holders of the new notes will not be entitled to some of the rights of the holders of the old notes under the registration rights agreement, which rights will terminate on completion of the exchange offer; and

•	the new notes will not contain any provisions regarding the payment of additional interest.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from Ally), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company; (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and (3) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Shelf Registration Statement

If we and the guarantors are not required to file an exchange offer registration statement with respect to the old notes or to consummate an exchange offer with respect to the old notes solely because such exchange offer is not permitted by applicable law or SEC policy or under certain other circumstances, Ally and the note guarantors will, at their cost, cause to be filed with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act on or prior to the 30th day after the exchange date, which shelf registration statement shall provide for resales of old notes for which the holders have provided to Ally certain requested information, and use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC on or before the 60th day after the deadline. Ally and each of the note guarantors will use commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it conforms with all applicable requirements and is available for resales of old notes for a period of one year from the date on which such shelf registration statement is declared effective or such shorter period that will terminate when all old notes covered by such shelf registration statement have been sold pursuant thereto. Notwithstanding the foregoing, the Company may for a period up to 60 days in any three-month period (not to exceed 90 days in any calendar year) determine that such shelf registration statement is not usable under certain circumstances and suspend the use of the prospectus contained therein.

No holder of old notes may include any of such old notes in any shelf registration statement unless and until such holder furnishes to us in writing, within 20 business days after receipt of a request therefor, such information as we may reasonably request for use in connection with any shelf registration statement or prospectus or preliminary prospectus included therein.

Additional Interest

Pursuant to the registration rights agreement, we agreed, at our own cost, for the benefit of the holders of the old notes, to use our commercially reasonable efforts to cause the exchange offer to be consummated not later than the date that is 270 days after the initial issuance of the old notes (the “exchange date”).

In the event that the exchange offer is not consummated by the exchange date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of the old notes within 30 days of the exchange date (the “shelf filing deadline”);

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 60 days after the shelf filing deadline; and

•

use our commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding or the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

In the event that (i) an exchange offer has not been consummated on or prior to the exchange date or (ii) a shelf registration statement covering resales of the old notes has not been filed and declared effective in accordance with the requirements of the preceding paragraph (a “registration default”), then additional interest will accrue on the aggregate principal amount of the old notes from and including the date on which any such registration default has occurred to, but excluding the date on which all registration defaults have been cured. Additional interest will accrue in respect of the old notes at a rate of 0.25% per annum over the interest rate otherwise provided for. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the old notes will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate may again be increased pursuant to the foregoing provisions.

The summary of the provisions of the registration rights agreement contained in this prospectus does not contain all of the terms of the agreement. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Expiration Date; Extensions; Termination; Amendments

The expiration date of the exchange offer is             , New York City time, on             , 2011, unless Ally in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to Global Bondholder Services Corporation, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

The settlement date of the offer will be promptly following the expiration date.

We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner.

If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to                 , New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

This prospectus and the letter of transmittal and other relevant materials will be mailed to record holders of old notes.

How to Tender

The tender to Ally of old notes according to one of the procedures described below will constitute an agreement between that holder of old notes and Ally in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

General Procedures. A holder of an old note may tender it by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering it, together with the certificate or certificates representing the old notes being tendered and any required signature guarantees, or a timely confirmation of a book-entry transfer according to the procedure described below, to the exchange agent at the address set forth below under “—Exchange Agent” on or before the expiration date. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

If tendered old notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted old notes are to be issued, and any untendered old notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to Ally. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes should contact the holder promptly and instruct it to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender the old notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the old notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the old notes. The transfer of record ownership may take considerable time.

Book-Entry Transfer. The exchange agent will make a request to establish an account for the old notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent has already established an account with the book-entry transfer facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old notes by causing a book-entry transfer facility to transfer the old notes into one of the exchange agent’s accounts at the book-entry transfer facility in accordance with the facility’s procedures. However, although delivery of old notes may be effected through book-entry transfer, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” on or before the expiration date.

The method of delivery of old notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

Unless an exemption applies under applicable law and regulations concerning backup withholding of federal income tax, the exchange agent will be required to withhold 28% of the gross proceeds otherwise payable to a holder in the exchange offer if the holder does not provide the holder’s taxpayer identification number and certify that the number is correct.

Unless old notes being tendered by delivery of the certificate or certificates representing the old notes and any required signature guarantees or a timely confirmation of a book-entry transfer are deposited with the exchange agent prior to the expiration date, accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may reject the tender.

A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the old notes or a timely confirmation of a book-entry transfer is received by an exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of Ally, the exchange agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to Ally and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

•	it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

•

when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of new notes in exchange shall constitute performance in full of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

By tendering old notes, the transferor certifies that:

•	it is not an affiliate of Ally within the meaning of Rule 405 under the Securities Act;

•

it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and

•	it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

Each broker-dealer that receives new notes for its own account in the exchange offer acknowledges that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, each holder of old notes acknowledges and agrees that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Withdrawal Rights

Old notes tendered in the exchange offer may be withdrawn at any time before                 , New York City time, on the expiration date.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under “—Exchange Agent.” Any notice of withdrawal must:

•	state the name of the registered holder of the old notes;

•	state the principal amount of old notes delivered for exchange;

•	state that the holder is withdrawing its election to have those old notes exchanged;

•	specify the principal amount of old notes to be withdrawn, which must be an authorized denomination;

•	specify the certificate numbers of old notes to be withdrawn; and

•

be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes being withdrawn.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be either

•	returned to the holder without cost to that holder; or

•

in the case of old notes tendered by book-entry transfer into the applicable exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those old notes will be credited to an account maintained with the book-entry transfer facility for the old notes, in either case as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—How to Tender” above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of old notes validly tendered and not withdrawn and the issuance of the new notes will be made on the settlement date. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes when, as and if we had given written notice of acceptance to the exchange agent.

The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving new notes from us and causing the old notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted old notes will be made by the exchange agent promptly after acceptance of the tendered old notes. Old notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of old notes tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the exchange offer before the expiration date, these non-exchanged old notes will be credited to the applicable exchange agent’s account promptly after the exchange offer is terminated.

Conditions to the Exchange Offer

The exchange offer will not be subject to any conditions, other than:

•	that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or SEC policy;

•	the due tendering of old notes in accordance with the exchange offer; and

•

that each holder of the old notes exchanged in the exchange offer shall furnish, upon our request, prior to the consummation of the exchange offer, a written representation to us (which is contained in the letter of transmittal accompanying this prospectus) to the effect that (A) it is not an affiliate of Ally within the meaning of Rule 405 under the Securities Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in such exchange offer and (C) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

•	the registration statement of which this prospectus constitutes a part; or

•	the qualification of the indenture under the Trust Indenture Act.

Exchange Agent and Information Agent

Global Bondholder Services Corporation has been appointed as the exchange agent and information agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

Global Bondholder Services Corporation, Exchange Agent

By Mail, Overnight Courier or Hand Delivery

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Facsimile Transmissions (Eligible Guarantor Institutions Only):

(212) 430–3775

(provide call back telephone number

on fax cover sheet for confirmation)

To Confirm by Telephone:

(212) 430–3774

Questions, requests for assistance and requests for additional copies of this prospectus and the related letter of transmittal may be directed to the Information Agent at the address or telephone number set forth below:

Global Bondholder Services Corporation, Information Agent

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Toll-free: (866) 387-1500

Banks and Brokers call: (212) 430–3774

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $75,000.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will record the new notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for original notes. We will recognize the expenses incurred in connection with the issuance of the new notes as of the date of the exchange.

Other

Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered old notes according to the terms of this exchange offer, we will have fulfilled a covenant contained in the terms of the old notes and the registration rights agreement. Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights, and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement which by its terms terminates and ceases to have further effect as a result of the making of this exchange offer.

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. We do not intend to register the old notes under the Securities Act.

In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW NOTES

General

Ally issued the old notes under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “Indenture”) among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). The new notes will also be issued under the Indenture. The new notes constitute a separate series of notes from those series previously issued under such Indenture. Those terms of the notes that differ from or that are in addition to the terms of the Indenture are set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the notes. For purposes of amending or modifying the Indenture, the holders of the new notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the Indenture (together with the new notes, the “Debt Securities”).

The following description is a summary of certain provisions of the Indenture, the new notes, and the note guarantees. It does not restate the Indenture, the new notes, or the guarantee agreement in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the Indenture at Ally’s address set forth under “Where You Can Find More Information.”

The new notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The new notes will be issued in the form of global notes, registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Notes.”

Principal Amount; Maturity and Interest

Ally will issue new notes in an initial aggregate principal amount of $1,000,000,000 in exchange for $1,000,000,000 aggregate principal amount of outstanding old notes. The new notes will mature on December 1, 2017.

The new notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

The new notes will bear interest at a rate of 6.250% per year and will be payable semi-annually, in cash in arrears, on June 1 and December 1 of each year, beginning on June 1, 2011, to the persons in whose name the new notes are registered at the close of business on the date that is one calendar day immediately preceding such interest payment date. Interest on the new notes will be computed on the basis of a 360-day year of twelve 30-day months.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore or, if no interest has been paid on such outstanding old note, from the date of the original issuance of such outstanding old note. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

Note Guarantees

Each of Latin America LLC, GMAC International Holdings, Continental LLC, IB Finance and US LLC (each a subsidiary of Ally and each a “note guarantor”) will, pursuant to a guarantee agreement to be dated as of the date the new notes are issued (the “issue date”) among Ally, each note guarantor and the Trustee, jointly and severally, irrevocably and unconditionally guarantee (the “note guarantees”) on an unsubordinated basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of Ally in respect of the new notes (pursuant to the terms thereof and of the Indenture), whether for payment of (w) principal of, or premium, if any, interest or additional interest on the new notes, (x) expenses, (y) indemnification or (z) otherwise (all such obligations guaranteed by such note guarantors being herein called the “guaranteed obligations”).

Each note guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable note guarantor without rendering the note guarantee, as it relates to such note guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Note Guarantees.”

Each note guarantee will be a continuing guarantee and shall:

(1) subject to the next succeeding paragraph, remain in full force and effect until payment in full of all the guaranteed obligations;

(2) subject to the next succeeding paragraph, be binding upon each such note guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee and the holders of the new notes and their successors, transferees and assigns.

A note guarantee of a note guarantor will be automatically released upon:

(1) the sale, disposition or other transfer (including through merger or consolidation) of a majority of the equity interests (including any sale, disposition or other transfer following which the applicable note guarantor is no longer a subsidiary of Ally), of the applicable note guarantor if such sale, disposition or other transfer is made in compliance with the Indenture; or

(2) the discharge of Ally’s obligations in respect of the new notes in accordance with the terms of the Indenture and the new notes.

Not all of Ally’s subsidiaries will guarantee the new notes. The new notes will be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of subsidiaries that do not provide note guarantees.

Ranking

The new notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the new notes. The new notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt. As of March 31, 2010, we had approximately $43.2 billion in aggregate principal amount of secured debt outstanding.

The new notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that do not provide note guarantees to the extent of the value of the assets of such subsidiaries.

Each note guarantee will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of the applicable note guarantor, and senior in right of payment to existing and future indebtedness of such note guarantor, if any, that by its terms is expressly subordinated to the note guarantee of such note guarantor. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such debt and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor.

Redemption

The new notes are not subject to redemption prior to maturity, and there is no sinking fund for the new notes.

Certain Covenants

Limitation on Liens

The Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the new notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the new corporation shall expressly assume the interest and principal (and premium, if any) due under the Debt Securities. In either case, the Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the Indenture.

The guarantee agreement will provide that no note guarantor will merge or consolidate with another corporation or sell or convey all or substantially all of its assets to another person, firm or corporation unless either it is the continuing corporation or the new corporation shall expressly assume the obligation to serve as a note guarantor of Ally’s obligations under the new notes. In either case, the guarantee agreement will provide that neither the note guarantor nor any successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within fifteen days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any new notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the new notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Limitation on Sale of Equity Interests of Note Guarantors

Ally is not permitted to sell, dispose of or otherwise transfer any of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor (a “note guarantor equity sale”) unless the net sale proceeds of such note guarantor equity sale are used within five business days following the receipt by Ally of such net sale proceeds from such note guarantor equity sale to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor. For purposes of this description of the new notes, the term “subsidiary” when used in respect to any person shall include a direct or indirect subsidiary of such person.

Limitation on Liens on Assets of Note Guarantors

The guarantee agreement will provide that, so long as the new notes remain outstanding, no note guarantor nor any subsidiary of a note guarantor will pledge or otherwise subject to any lien any of its property or assets to secure (a) any debt (as defined below) of Ally or any direct or indirect parent of Ally or ResCap or any subsidiary of ResCap or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt described in the foregoing clause (a), in each case unless the new notes are secured by such pledge or lien equally and ratably with such debt so long as any such other debt shall be so secured; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b).

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will pledge or otherwise subject to any lien any of its property or assets to secure any debt of ResCap or any subsidiary of ResCap.

“debt” shall mean, with respect to any specified person, any indebtedness of such person: (1) in respect of borrowed money of such person; (2) evidenced by bonds, notes, debentures or similar instruments issued by such person; (3) in respect of letters of credit, banker’s acceptances or other similar instruments issued on account of such person; (4) representing the portion of capital lease obligations (that does not constitute interest expense) and attributable debt in respect of sale leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services acquired by or rendered to such person due more than six months after such property is acquired or such services are completed; (6) representing obligations of such person with respect to the redemption, repayment or other repurchase of any preferred stock; and (7) hedging obligations in connection with debt referred to in clauses (1) through (6). “person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust association, organization or other entity of any kind or nature.

Limitation on Guarantees of Debt

Ally will not permit any of its subsidiaries, other than any note guarantor, to guarantee the payment of (a) any debt of Ally or any direct or indirect parent of Ally or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt referred to in clause (a), unless in each case such subsidiary executes and delivers a joinder to the guarantee agreement providing for a guarantee by such subsidiary of the new notes on an unsubordinated basis; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b). In the event that any subsidiary rendering a guarantee of the new notes is released and discharged in full of the guarantee of all such other debt, then the guarantee of the new notes shall be automatically and unconditionally released and discharged.

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will guarantee the payment of any debt of ResCap or any subsidiary of ResCap.

Limitation on Asset Sales by Note Guarantors

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will make an Asset Sale (as defined below) to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor, other than:

•

any Asset Sale on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally (as determined in good faith by such note guarantor or subsidiary or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $250 million, as determined in good faith by the board of directors of Ally, or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $500 million, subject to a customary fairness opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that (i) the financial terms of such Asset Sale are fair to such note guarantor or subsidiary of such note guarantor, as applicable, from a financial point of view or (ii) the financial terms of such Asset Sale are not less favorable in any material respect to such note guarantor or subsidiary of such note guarantor, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an affiliate of Ally);

•

any Asset Sale to a note guarantor or to a subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

•	any Asset Sale of the equity interests of a subsidiary of a note guarantor provided that such subsidiary shall become a note guarantor as of the time such Asset Sale occurs;

•

any Asset Sale in connection with financing, securitization and hedging activities conducted by Ally or any subsidiary of Ally in the ordinary course of business on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally; or

•

any Asset Sale in connection with the disposition of all or substantially all of the assets of any note guarantor in a manner permitted pursuant to the provisions described in the second paragraph above under “—Merger and Consolidation.”

“Asset Sale” means:

(1)	the conveyance, sale, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a note guarantor or any of its subsidiaries (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such property or assets) (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of equity interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent received by applicable law) of any subsidiary of a note guarantor (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such equity interests), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	any disposition of property or assets by a note guarantor or subsidiary of a note guarantor or issuance of securities by a subsidiary of a note guarantor to a note guarantor or another subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

(b)	any disposition of cash or cash equivalents other than the disposition of any cash or cash equivalents that represent proceeds from the disposition of property or assets or the sale or the issuance or sale of capital stock (collectively, “Subject Assets”), and the disposition of such Subject Assets (if made in lieu of such disposition of cash or cash equivalents) would not otherwise comply with the covenant “Limitation on Asset Sales by Note Guarantors”;

(c)	any disposition of property or assets by any note guarantor or subsidiary of a note guarantor or issuance or sale of equity interests of any subsidiary of a note guarantor which property, assets or equity interests, as applicable, so sold or issued in any transaction or series of related transactions, have an aggregate fair market value (as determined in good faith by such note guarantor or subsidiary) of less than $25 million;

(d)	the granting of any lien permitted by the covenant described above under “—Limitation on Liens on Assets of Note Guarantors”; and

(e)	foreclosure on assets or property.

Limitation on Transactions with Affiliates

The guarantee agreement will provide that each note guarantor will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any affiliate of Ally involving aggregate consideration in excess of $25 million (each of the foregoing, an “affiliate transaction”), unless: (i) such affiliate transaction is on terms that are not less favorable in any material respect to such note guarantor or the relevant subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by such note guarantor or such subsidiary with an unaffiliated party; and (ii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $250 million, such affiliate transaction is approved by the board of directors of Ally; and (iii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $500 million, Ally must obtain and deliver to the trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to such note guarantor or such subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1)	any disposition permitted under the covenant “—Limitation on Asset Sales by Note Guarantors”;

(2)	the payment of reasonable and customary fees and indemnities to members of the board of directors of Ally or a subsidiary;

(3)	the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Ally or any subsidiary;

(4)	transactions between or among any note guarantor or subsidiary of a note guarantor and any other note guarantor or any subsidiary of a note guarantor, provided, however that this exception shall not apply to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors;

(5)	the issuance of equity interests of any note guarantor otherwise permitted hereunder and capital contributions to any note guarantor;

(6)	any agreement or arrangement as in effect on the issue date of the new notes and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the new notes in any material respect; and

(7)	transactions with GM or any of its subsidiaries, or any customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business.

Payments for Consent

Ally will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the new notes unless such consideration is offered to be paid or agreed to be paid to all holders of the new notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification of the Indenture

The Indenture contains provisions permitting Ally and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected; or

•

reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under the Indenture.

The Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the Indenture, without the consent of the holders of the Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of Debt Securities;

•

to permit or facilitate the issuance of Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders of any Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of the new notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only the new notes (including, for the avoidance of doubt, with respect to amendments to or waivers of the following covenants that will be set forth in the new notes: the covenant described in the last sentence under “—Certain Covenants—SEC Reports and Reports to Holders”, the covenant described under “—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”, the covenant described in the first paragraph under “—Certain Covenants—Limitation on Guarantees of Debt” and the covenant described under “—Certain Covenants—Payments for Consent”, and all such covenants and provisions hereinafter referred to as, the “Additional Covenants”) and the holders of other Debt Securities shall not have any voting rights with respect to such matters as they relate to the new notes.

The guarantee agreement contains provisions:

•

permitting Ally, the note guarantors and the Trustee to modify or amend the guarantee agreement with the consent of the holders of not less than a majority in aggregate principal amount of the new notes provided that, without the consent of the holder of each new note, no such modification shall, except with respect to the covenant described in the second paragraph under “—Certain Covenants—Merger and Consolidation,” the covenant described under “—Certain Covenants—Limitation on Liens on Assets of Note Guarantors,” the covenant described in the second paragraph under “—Certain Covenants—Limitation on Guarantees of Debt,” the covenant described under “—Certain Covenants—Limitation on Asset Sales by Note Guarantors” and the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” and as otherwise expressly permitted, modify the note guarantees in any way adverse to the holders of the new notes; and

•

permitting Ally, the note guarantors and the Trustee without the consent of the holders of the new notes to (i) enter into modifications or amendments to the guarantee agreement to add note guarantors, (ii) provide for the assumption by a successor guarantor of the obligations under the guarantee agreement, (iii) release any note guarantee in accordance with the terms of the Indenture and the guarantee agreement, (iv) add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of new notes, (v) cure any ambiguity or correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein, (vi) make such other provisions in regard to matters or questions arising under the Guarantee Agreement as shall not adversely affect the interests of the holders of any new notes and (vii) evidence and provide for a successor trustee.

Events of Default

An event of default with respect to the new notes is defined in the Indenture as being (the “Indenture Events of Default”):

•	default in payment of any principal or premium, if any;

•	default for 30 days in payment of any interest;

•

default in the performance of any other covenant in the Indenture or the new notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of Debt Securities at the time outstanding; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

Furthermore, an event of default (the “Guarantee Event of Default,” and a Guarantee Event of Default or any Indenture Event of Default, an “Event of Default”) shall have occurred if at any time (a) any note guarantee of any note guarantor ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the Indenture), (b) any note guarantee of any note guarantor is declared null and void and unenforceable or found to be invalid or (c) any note guarantor asserts in writing that its note guarantee is not in effect or is not its legal, valid or binding obligation (other than by reason of release of a note guarantor from its note guarantee in accordance with the terms of the applicable Indenture and the note guarantee).

In case any of the first, second or third Indenture Events of Default above, or the Guarantee Event of Default, shall occur and be continuing with respect to the new notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities affected thereby then outstanding may declare the principal amount of all of the Debt Securities affected thereby to be due and payable. In case an event of default as set out in the fourth Indenture Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to the new notes may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the new notes, or of all the outstanding Debt Securities, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of Debt Securities shall have been declared to be payable, all series will be treated as a single class. Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of the new notes shall vote as a separate class from the holders of the other Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only the new notes, including the Additional Covenants.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity satisfactory to it.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The Indenture shall cease to be of further effect with respect to the new notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all new notes theretofore authenticated (other than any new notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such new notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all new notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the Indenture by Ally with respect to the new notes.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the new notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of the new notes, create and issue further additional notes ranking equally with the new notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further additional notes or except for the first payment of interest following the issue date of such further additional notes. Such further additional notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar to the new notes. The Corporate Trust Office of the Trustee is currently located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, U.S.A., Attention: Corporate Trust Administration.

The Indenture provides that the Trustee, prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. If any such Event of Default has occurred (which has not been cured), the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of new notes with the same rights it would have if it were not the Trustee provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The Indenture is and the new notes will be governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF SECURED INDEBTEDNESS

As of March 31, 2011, Ally had a total of $43.2 billion of secured debt outstanding, which will rank senior to the new notes. This consists of secured debt related to certain public and private securitization transactions, as well as various committed and uncommitted private bank funding facilities. As of March 31, 2011, a total of $71.8 billion of assets were restricted as collateral for the payment of the related secured debt. Such assets include loans held-for-sale, mortgage assets held-for-investment, consumer and commercial auto finance receivables, investment securities, investment in operating leases, mortgage servicing rights, and certain other assets.

We utilize both committed and uncommitted secured credit facilities. The financial institutions providing the uncommitted secured facilities are not legally obligated to advance funds under them. The committed secured funding facilities can be revolving in nature and allow for additional funding during the commitment period, or they can be amortizing and do not allow for any further funding after the closing date. At March 31, 2011, $29.3 billion of our $32.1 billion of committed secured capacity was revolving. Generally, our revolving facilities have a tenor of 364 days and are renewed annually.

As of March 31, 2011, Ally’s largest secured credit facility included a leverage ratio covenant. This leverage ratio covenant requires our reporting segments, excluding our Mortgage operations, to have a ratio of consolidated borrowed funds to consolidated net worth not to exceed 11.0:1. At December 31, 2010, the leverage ratio was 3.3:1.

In certain secured funding transactions, there are triggering events that could cause the debt to be prepaid at an accelerated rate or could cause our usage of the credit facility to be discontinued. The triggering events are generally based on the financial health and performance of the servicer as well as performance criteria for the pool of receivables, such as delinquency ratios, loss ratios, and commercial payment rates. There were no triggering events in 2010.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. The tax consequences of holding the new notes are identical to those of holding the old notes. Accordingly, when a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of old notes for new notes, and with the holding and, to the extent relevant, disposition of new notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the exchange of old notes for new notes and the holding and, to the extent relevant, disposition of new notes with a portion of the assets of a Plan, a fiduciary should determine whether such exchange, holding or disposition is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

The exchange of old notes for new notes or the holding or disposition of new notes by an ERISA Plan with respect to which Ally or a note guarantor (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless such exchange, holding or disposition is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the exchange of old notes for new notes and the holding and disposition of new notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the old notes are exchanged for new notes, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the old notes should not be exchanged, for new notes and the new notes should not be acquired or held by any person investing “plan assets” of any Plan, unless none of such exchange, acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation. Each acquiror of new notes in exchange for old notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to exchange old notes for new notes or to acquire or hold new notes constitutes assets of any Plan or (ii) neither the exchange of old notes for new notes nor any of the acquisition, holding or disposition of new notes will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of old notes for new notes or the acquisition of new notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such exchange or acquisition and whether an exemption would be applicable to the exchange of old notes for new notes or the acquisition of new notes. The exchange of any old notes for new notes with any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement and that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from Ally), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker dealer of this prospectus, as it may be amended or supplemented from time to time.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We and the guarantors will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and or the purchasers of any such new notes. Any broker-dealer that resales new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by an such persons may be deemed to be underwriting compensation under the Securities Act.

We and the guarantors have agreed to pay certain expenses incident to the exchange offer (including all fees and disbursements of counsel for Ally, the guarantors, the trustee and any holders) and will indemnify each holder, its directors, officers, and each person, if any, who controls any holder within the meaning of the Securities Act and the Exchange Act, against certain liabilities, including certain liabilities under the Securities Act.

VALIDITY OF SECURITIES

Davis Polk & Wardwell LLP, New York, New York will opine for us on whether the new notes are valid and binding obligations of Ally. Allen & Overy LLP, Amsterdam, The Netherlands will opine for us on certain matters of Dutch law.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this prospectus, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included herein. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Ally has filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-4 under the Securities Act with respect to the new notes offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the company and the new notes, reference is made to the registration statement and the exhibits and any schedules field therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

Ally is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and information statements and other information with the SEC. The information we file with the SEC is not part of this prospectus or the registration statement of which this prospectus is a part. Our filings with the SEC, including a copy of the registration statement and the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

ALLY FINANCIAL INC.

Condensed Consolidated Statement of Income (unaudited)

	Three months ended March 31,
	2011	2010
	($ in millions except per share data)
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$1,623	$1,618
Interest on loans held-for-sale	108	215
Interest on trading securities	3	1
Interest and dividends on available-for-sale investment securities	104	99
Interest-bearing cash	12	14
Operating leases	680	1,163

Total financing revenue and other interest income	2,530	3,110
Interest expense
Interest on deposits	172	158
Interest on short-term borrowings	126	111
Interest on long-term debt	1,410	1,433

Total interest expense	1,708	1,702
Depreciation expense on operating lease assets	285	656

Net financing revenue	537	752
Other revenue
Servicing fees	371	385
Servicing asset valuation and hedge activities, net	(87)	(133)

Total servicing income, net	284	252
Insurance premiums and service revenue earned	433	468
Gain on mortgage and automotive loans, net	92	271
Loss on extinguishment of debt	(39)	(118)
Other gain on investments, net	84	143
Other income, net of losses	216	82

Total other revenue	1,070	1,098
Total net revenue	1,607	1,850
Provision for loan losses	113	144
Noninterest expense
Compensation and benefits expense	434	426
Insurance losses and loss adjustment expenses	186	211
Other operating expenses	772	882

Total noninterest expense	1,392	1,519
Income from continuing operations before income tax (benefit) expense	102	187
Income tax (benefit) expense from continuing operations	(68)	36

Net income from continuing operations	170	151

(Loss) income from discontinued operations, net of tax	(24)	11

Net income	$146	$162

Statement continues on next page.

	Three months ended March 31,
	2011	2010
	($ in millions except per share data)
Net loss attributable to common shareholders	$(25)	$(340)
Basic and diluted earnings per common share (a)
Net loss from continuing operations	$(1)	$(439)
(Loss) income from discontinued operations, net of tax	(18)	13

Net loss	$(19)	$(426)

Weighted-average common shares outstanding	1,330,970	799,120

(a)	Due to the antidilutive effect of converting the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock into common shares and the net loss attributable to common shareholders for the three months ended March 31, 2011 and 2010, income attributable to common shareholders and basic weighted-average common shares outstanding were used to calculate basic and diluted earnings per share.

The Notes to the Condensed Consolidated Financial Statements (unaudited) are an integral part of these statements.

ALLY FINANCIAL INC.

Condensed Consolidated Balance Sheet (unaudited)

	March 31, 2011	December 31, 2010
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$1,652	$1,714
Interest-bearing	11,294	9,956

Total cash and cash equivalents	12,946	11,670
Trading securities	75	240
Investment securities	15,401	14,846
Loans held-for-sale, net ($2,946 and $6,424 fair value-elected)	7,496	11,411
Finance receivables and loans, net
Finance receivables and loans, net ($971 and $1,015 fair value-elected)	107,459	102,413
Allowance for loan losses	(1,806)	(1,873)

Total finance receivables and loans, net	105,653	100,540
Investment in operating leases, net	8,898	9,128
Mortgage servicing rights	3,774	3,738
Premiums receivable and other insurance assets	2,175	2,181
Other assets	16,763	17,564
Assets of operations held-for-sale	523	690

Total assets	$173,704	$172,008

Liabilities
Deposit liabilities
Noninterest-bearing	$2,064	$2,131
Interest-bearing	38,632	36,917

Total deposit liabilities	40,696	39,048
Short-term borrowings	7,395	7,508
Long-term debt ($922 and $972 fair value-elected)	88,139	86,612
Interest payable	1,850	1,829
Unearned insurance premiums and service revenue	2,842	2,854
Reserves for insurance losses and loss adjustment expenses	828	862
Accrued expenses and other liabilities ($14 and $ — fair value-elected)	11,001	12,126
Liabilities of operations held-for-sale	546	680

Total liabilities	153,297	151,519
Equity
Common stock and paid-in capital	19,668	19,668
Mandatorily convertible preferred stock held by U.S. Department of Treasury	5,685	5,685
Preferred stock	1,255	1,287
Accumulated deficit	(6,435)	(6,410)
Accumulated other comprehensive income	234	259

Total equity	20,407	20,489

Total liabilities and equity	$173,704	$172,008

The Notes to the Condensed Consolidated Financial Statements (unaudited) are an integral part of these statements.

ALLY FINANCIAL INC.

Condensed Consolidated Balance Sheet (unaudited)

The assets of consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities and the liabilities of these entities for which creditors (or beneficial interest holders) do not have recourse to our general credit were as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
Assets
Loans held-for-sale, net	$14	$21
Finance receivables and loans, net
Finance receivables and loans, net ($971 and $1,015 fair value-elected)	36,801	33,483
Allowance for loan losses	(221)	(238)

Total finance receivables and loans, net	36,580	33,245
Investment in operating leases, net	1,481	1,065
Other assets	3,352	3,194
Assets of operations held-for-sale	—	85

Total assets	$41,427	$37,610

Liabilities
Short-term borrowings	$784	$964
Long-term debt ($922 and $972 fair value-elected)	26,362	24,466
Interest payable	18	15
Accrued expenses and other liabilities	408	352
Liabilities of operations held-for-sale	—	45

Total liabilities	$27,572	$25,842

The Notes to the Condensed Consolidated Financial Statements (unaudited) are an integral part of these statements.

ALLY FINANCIAL INC.

Condensed Consolidated Statement of Changes in Equity (unaudited)

Three Months Ended March 31, 2011 and 2010

	Common stock and paid-in capital	Mandatorily convertible preferred stock held by U.S. Department of Treasury	Preferred stock	Accumulated deficit	Accumulated other comprehensive income	Total equity	Comprehensive income
	($ in millions)
Balance at January 1, 2010, before cumulative effect of adjustments	$13,829	$10,893	$1,287	$(5,630)	$460	$20,839
Cumulative effect of a change in accounting principle, net of tax (a)				(57)	4	(53)

Balance at January 1, 2010, after cumulative effect of adjustments	$13,829	$10,893	$1,287	$(5,687)	$464	$20,786
Net income				162		162	$162
Preferred stock dividends paid to the U.S. Department of Treasury				(386)		(386)
Preferred stock dividends				(116)		(116)
Dividends to shareholders				(5)		(5)
Other comprehensive income					33	33	33
Other (b)				74		74

Balance at March 31, 2010	$13,829	$10,893	$1,287	$(5,958)	$497	$20,548	$195

Balance at January 1, 2011	$19,668	$5,685	$1,287	$(6,410)	$259	$20,489
Net income				146		146	$146
Preferred stock dividends paid to the U.S. Department of Treasury				(134)		(134)
Preferred stock dividends				(69)		(69)
Series A preferred stock amendment (c)			(32)	32
Other comprehensive loss					(25)	(25)	(25)

Balance at March 31, 2011	$19,668	$5,685	$1,255	$(6,435)	$234	$20,407	$121

(a)	Cumulative effect of change in accounting principle, net of tax, due to adoption of ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.

(b)	Represents a reduction of the estimated payment accrued for tax distributions as a result of the completion of the GMAC LLC U.S. Return of Partnership Income for the tax period January 1, 2009, through June 30, 2009.

(c)	Refer to Note 16 to the Condensed Consolidated Financial Statements for further details.

The Notes to the Condensed Consolidated Financial Statements (unaudited) are an integral part of these statements.

ALLY FINANCIAL INC.

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three months ended March 31,
	2011	2010
	($ in millions)
Operating activities
Net income	$146	$162
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	717	1,255
Other impairment	16	(20)
Amortization and valuation adjustments of mortgage servicing rights	(117)	196
Provision for loan losses	113	152
Gain on sale of loans, net	(94)	(298)
Net gain on investment securities	(85)	(151)
Loss on extinguishment of debt	39	118
Originations and purchases of loans held-for-sale	(12,635)	(13,715)
Proceeds from sales and repayments of loans held-for-sale	15,835	19,314
Net change in:
Trading securities	77	53
Deferred income taxes	69	(47)
Interest payable	16	165
Other assets	(120)	1,550
Other liabilities	(321)	(477)
Other, net	(614)	(884)

Net cash provided by operating activities	3,042	7,373

Investing activities
Purchases of available-for-sale securities	(5,529)	(4,735)
Proceeds from sales of available-for-sale securities	4,475	2,664
Proceeds from maturities of available-for-sale securities	1,103	2,873
Net (increase) in finance receivables and loans	(4,249)	(3,571)
Proceeds from sales of finance receivables and loans	—	1,187
Purchases of operating lease assets	(1,933)	(845)
Disposals of operating lease assets	1,882	2,278
Proceeds from sale of business units, net (a)	46	(526)
Other, net	591	606

Net cash used in investing activities	(3,614)	(69)

Statement continues on the next page.

ALLY FINANCIAL INC.

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three months ended March 31,
	2011	2010
	($ in millions)
Financing activities
Net change in short-term debt	87	(2,629)
Net increase in bank deposits	1,670	752
Proceeds from issuance of long-term debt	13,804	12,187
Repayments of long-term debt	(13,211)	(18,761)
Dividends paid	(228)	(199)
Other, net	83	294

Net cash provided by (used in) financing activities	2,205	(8,356)
Effect of exchange-rate changes on cash and cash equivalents	(266)	378

Net increase (decrease) in cash and cash equivalents	1,367	(674)
Adjustment for change in cash and cash equivalents of operations held-for-sale (a) (b)	(91)	556
Cash and cash equivalents at beginning of year	11,670	14,788

Cash and cash equivalents at March 31,	$12,946	$14,670

Supplemental disclosures
Cash paid for
Interest	$1,465	$1,217
Income taxes	305	167
Noncash items
Increase in finance receivables and loans due to a change in accounting principle (c)	—	17,990
Increase in long-term debt due to a change in accounting principle (c)	—	17,054
Transfer of mortgage servicing rights into trading securities through certification	266	—
Other disclosures
Proceeds from sales and repayments of mortgage loans held-for-investment originally designated as held-for-sale	58	150

(a)	The amounts are net of cash and cash equivalents of $7 million at March 31, 2011, and $745 million at March 31, 2010, of business units at the time of dispositon.

(b)	Cash flows of discontinued operations are reflected within operating, investing, and financing activities in the Condensed Consolidated Statement of Cash Flows. The cash balance of these operations are reported as assets of operations held-for-sale on the Condensed Consolidated Balance Sheet.

(c)	Relates to the adoption of ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.

The Notes to the Condensed Consolidated Financial Statements (unaudited) are an integral part of these statements.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

1. Description of Business, Basis of Presentation, and Changes in Significant Accounting Policies

Ally Financial Inc. (formerly GMAC Inc. and referred to herein as Ally, we, our, or us) is a leading, independent, globally diversified, financial services firm. Founded in 1919, we are a leading automotive financial services company with over 90 years experience providing a broad array of financial products and services to automotive dealers and their customers. We are also one of the largest residential mortgage companies in the United States. We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (online and telephonic) banking market.

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP). Additionally, where applicable, the policies conform to the accounting and reporting guidelines prescribed by bank regulatory authorities. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and that affect income and expenses during the reporting period. In developing the estimates and assumptions, management uses all available evidence; however, actual results could differ because of uncertainties associated with estimating the amounts, timing, and likelihood of possible outcomes.

The Condensed Consolidated Financial Statements at March 31, 2011, and for the three months ended March 31, 2011, and 2010, are unaudited but reflect all adjustments that are, in management’s opinion, necessary for the fair presentation of the results for the interim periods presented. All such adjustments are of a normal recurring nature. These unaudited Condensed Consolidated Financial Statements should be read in conjunction with our audited Consolidated Financial Statements (and the related notes).

Residential Capital, LLC

Residential Capital, LLC (ResCap), one of our mortgage subsidiaries, was negatively impacted by the events and conditions in the mortgage banking industry and the broader economy beginning in 2007. The market deterioration led to fewer sources of, and significantly reduced levels of, liquidity available to finance ResCap’s operations. ResCap is highly leveraged relative to its cash flow and previously recognized credit and valuation losses resulting in a significant deterioration in capital. ResCap’s consolidated tangible net worth, as defined, was $884 million at March 31, 2011, and ResCap remained in compliance with all of its consolidated tangible net worth covenants. For this purpose, consolidated tangible net worth is defined as ResCap’s consolidated equity excluding intangible assets. There continues to be a risk that ResCap may not be able to meet its debt service obligations, may default on its financial debt covenants due to insufficient capital, and/or may be in a negative liquidity position in future periods.

ResCap actively manages its liquidity and capital positions and is continually working on initiatives to address its debt covenant compliance and liquidity needs including debt maturing in the next twelve months and other risks and uncertainties. ResCap’s initiatives could include, but are not limited to, the following: continuing to work with key credit providers to optimize all available liquidity options; possible further reductions in assets and other restructuring activities; focusing production on conforming and government-insured residential mortgage loans; and continued exploration of opportunities for funding and capital support from Ally and its affiliates. The outcomes of most of these initiatives are to a great extent outside of ResCap’s control resulting in increased uncertainty as to their successful execution.

During 2009 and 2010, we performed a strategic review of our mortgage business. As a result of this, we effectively exited the European mortgage market through the sale of our U.K. and continental Europe operations.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

We also completed the sale of certain higher-risk legacy mortgage assets and settled representation and warranty claims with certain counterparties. The ongoing focus of our Mortgage Origination and Servicing operations will be predominately the origination and sale of conforming and government-insured residential mortgages and mortgage servicing. While the opportunities for further risk mitigation remain, the risk in our Mortgage Legacy Portfolio and Other operations has been materially reduced as compared to recent levels.

In the future, Ally and ResCap may take additional actions with respect to ResCap as each party deems appropriate. These actions may include Ally providing or declining to provide additional liquidity and capital support for ResCap; refinancing or restructuring some or all of ResCap’s existing debt; the purchase or sale of ResCap debt securities in the public or private markets for cash or other consideration; entering into derivative or other hedging or similar transactions with respect to ResCap or its debt securities; Ally purchasing assets from ResCap; or undertaking corporate transactions such as a tender offer or exchange offer for some or all of ResCap’s outstanding debt securities, asset sales, or other business reorganization or similar action with respect to all or part of ResCap and/or its affiliates. In this context, Ally and ResCap typically consider a number of factors to the extent applicable and appropriate including, without limitation, the financial condition, results of operations, and prospects of Ally and ResCap; ResCap’s ability to obtain third-party financing; tax considerations; the current and anticipated future trading price levels of ResCap’s debt instruments; conditions in the mortgage banking industry and general economic conditions; other investment and business opportunities available to Ally and/or ResCap; and any nonpublic information that ResCap may possess or that Ally receives from ResCap.

ResCap remains heavily dependent on Ally and its affiliates for funding and capital support, and there can be no assurance that Ally or its affiliates will continue such actions or that Ally will choose to execute any further strategic transactions with respect to ResCap or that any transactions undertaken will be successful.

Although our continued actions through various funding and capital initiatives demonstrate support for ResCap, there are currently no commitments or assurances for future capital support. Consequently, there remains substantial doubt about ResCap’s ability to continue as a going concern. Should we no longer continue to support the capital or liquidity needs of ResCap or should ResCap be unable to successfully execute other initiatives, it would have a material adverse effect on ResCap’s business, results of operations, and financial position.

Ally has extensive financing and hedging arrangements with ResCap that could be at risk of nonpayment if ResCap were to file for bankruptcy. At March 31, 2011, we had $1.9 billion in secured financing arrangements with ResCap of which $1.3 billion in loans was utilized. At March 31, 2011, these was no net exposure under the hedging arrangements because the arrangements were fully collateralized. Amounts outstanding under the secured financing and hedging arrangements fluctuate. If ResCap were to file for bankruptcy, ResCap’s repayments of its financing facilities, including those with us, could be slower. In addition, we could be an unsecured creditor of ResCap to the extent that the proceeds from the sale of our collateral are insufficient to repay ResCap’s obligations to us. It is possible that other ResCap creditors would seek to recharacterize our loans to ResCap as equity contributions or to seek equitable subordination of our claims so that the claims of other creditors would have priority over our claims. In addition, should ResCap file for bankruptcy, our $884 million investment related to ResCap’s equity position would likely be reduced to zero. If a ResCap bankruptcy were to occur and a substantial amount of our credit exposure is not repaid to us, it would have an adverse impact on our near-term net income and capital position, but we do not believe it would have a materially adverse impact on Ally’s consolidated financial position over the longer term.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Relationship and Transactions with General Motors Company (GM)

GM, GM dealers, and GM-related employees compose a significant portion of our customer base, and our Global Automotive Services operations are highly dependent on GM production and sales volume. As a result, a significant adverse change in GM’s business, including significant adverse changes in GM’s liquidity position and access to the capital markets, the production or sale of GM vehicles, the quality or resale value of GM vehicles, the use of GM marketing incentives, GM’s relationships with its key suppliers, GM’s relationship with the United Auto Workers and other labor unions, and other factors impacting GM or its employees could have a significant adverse effect on our profitability and financial condition.

As a result of the conversion of $5.5 billion of Ally Mandatorily Convertible Preferred (MCP) stock held by the U.S. Department of Treasury (Treasury) into common stock on December 30, 2010, and consequent dilution of the equity interests held by GM and the GM Trust, GM and the GM Trust are no longer considered related parties for purposes of applicable disclosure within the Notes to Condensed Consolidated Financial Statements, as they collectively have less than 10% of the voting interests in Ally and do not control or have the ability to significantly influence the management and policies of Ally. In addition, as a result of the conversion, the Federal Reserve has determined that GM will no longer be considered an “affiliate” of Ally Bank for purposes of Sections 23A and 23B of the Federal Reserve Act, which impose limitations on transactions between banks and their affiliates.

Refer to Note 26 to our Consolidated Financial Statements for a summary of related party transactions with GM during 2010.

Significant Accounting Policies

Earnings per Common Share

We compute earnings (loss) per common share by dividing net income (loss) (after deducting dividends on preferred stock) by the weighted-average number of common shares outstanding during the period. We compute diluted earnings (loss) per common share by dividing net income (loss) (after deducting dividends on preferred stock) by the weighted-average number of common shares outstanding during the period plus the dilution resulting from the conversion of convertible preferred stock, if applicable.

Refer to Note 1 to our Consolidated Financial Statements regarding additional significant accounting policies.

Recently Adopted Accounting Standards

Receivables — Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (ASU 2010-20)

During the three months ended March 31, 2011, Accounting Standards Update (ASU) 2010-20 required us to disclose a rollforward of the allowance for loan losses, additional activity-based disclosures for both financing receivables, and the allowance for each reporting period. We early adopted the rollforward requirement during the December 31, 2010, reporting period. As of January 19, 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, which effectively defers the disclosure requirements in ASU 2010-20 related to troubled debt restructurings while they deliberate on other potential changes to the accounting for troubled debt restructurings. This deferral ended with the issuance of ASU 2011-02 in April 2011 as discussed in the section in this note titled Recently Issued Accounting Standards. Since the guidance relates only to disclosures, adoption did not have a material impact on our consolidated financial condition or results of operations.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Revenue Recognition — Revenue Arrangements with Multiple Deliverables (ASU 2009-13)

As of January 1, 2011, we adopted ASU 2009-13, which amends Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. The guidance significantly changed the accounting for revenue recognition in arrangements with multiple deliverables and eliminated the residual method, which allocated the discount of a multiple deliverable arrangement among the delivered items. The guidance requires entities to allocate the total consideration to all deliverables at inception using the relative selling price and to allocate any discount in the arrangement proportionally to each deliverable based on each deliverable’s selling price. The adoption did not have a material impact to our consolidated financial condition or results of operations.

Intangibles – Goodwill and Other (ASU 2010-28)

As of January 1, 2011, we adopted ASU 2010-28, which amends ASC Topic 350, Intangibles — Goodwill and Other, to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test. Additionally, when determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The adoption did not have a material impact to our consolidated financial condition or results of operations.

Recently Issued Accounting Standards

Financial Services — Insurance — Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (ASU 2010-26)

In December 2010, the FASB issued ASU 2010-26, which amends ASC 944, Financial Services — Insurance. The amendments in this ASU specify which costs incurred in the acquisition of new and renewal insurance contracts should be capitalized. All other acquisition-related costs should be expensed as incurred. If the initial application of the amendments in this ASU results in the capitalization of acquisition costs that had not been previously capitalized, an entity may elect not to capitalize those types of costs. The ASU will be effective for us on January 1, 2012. We do not expect the adoption to have a material impact to our consolidated financial condition or results of operations.

Receivables — A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (ASU 2011-02)

In April 2011, the FASB issued ASU 2011-02, which amends ASC 310, Receivables. The amendments in this ASU clarify which loan modifications constitute a troubled debt restructuring. It is intended to assist creditors in determining whether a modification of the terms of a receivable meets the criteria to be considered a troubled debt restructuring, both for purposes of recording an impairment loss and for disclosure of troubled debt restructurings. The ASU will be effective for us on July 1, 2011, and must be applied retrospectively to modifications made subsequent to the beginning of the annual period of adoption, which is January 1, 2011, for us.

If, as a result of applying these amendments, we identify receivables that are newly considered impaired, we are required to apply the measurement portion of the amendments to the newly identified impairments at the end of the reporting period of adoption. We will also be required to disclose the total amount of receivables and the allowance for credit losses as of the end of the period of adoption related to those receivables that are newly considered impaired for which impairment was previously measured under ASC 450-20, Contingencies — Loss Contingencies.

Early adoption is permitted. We have not yet determined the impact upon adoption.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

2. Discontinued and Held-for-sale Operations

Discontinued Operations

We classified certain operations as discontinued using generally accepted accounting principles in the United States of America, as the associated operations and cash flows will be eliminated from our ongoing operations and we will not have any significant continuing involvement in their operations after the respective sale transactions. For all periods presented, all of the operating results for these operations were removed from continuing operations and are presented separately as discontinued operations, net of tax. The Notes to the Condensed Consolidated Financial Statements were adjusted to exclude discontinued operations unless otherwise noted.

Select Insurance Operations

During 2009, we committed to sell the U.K. consumer property and casualty insurance business, which provides vehicle and home insurance through a number of distribution channels including independent agents, affinity groups, and the internet. In April 2011, we entered into a definitive sales agreement and expect to complete the sale during the second or third quarter of 2011.

Select International Automotive Finance Operations

We completed the sale of our Ecuador operations during the first quarter of 2011. We expect to complete the sale of our Venezuela operations during 2011.

Select Financial Information

The pretax income or loss recognized for the discontinued operations, including the direct costs to transact a sale, could differ from the ultimate sales price due to the fluidity of ongoing negotiations, price volatility, changing interest rates, changing foreign-currency rates, and future economic conditions.

Selected financial information of discontinued operations is summarized below.

	Three months ended March 31,
	2011	2010
	($ in millions)
Select Insurance operations
Total net revenue	$56	$239
Pretax income including direct costs to transact a sale (a)	7	—
Tax expense	—	4
Select International operations
Total net revenue	$5	$41
Pretax (loss) income including direct costs to transact a sale (a)	(31)	4
Tax expense	—	8
Select Mortgage — Legacy and Other operations
Total net revenue	$—	$28
Pretax income including direct costs to transact a sale	—	13
Tax expense	—	—
Select Commercial Finance operations
Total net revenue	$—	$8
Pretax income including direct costs to transact a sale	—	10
Tax expense	—	4

(a)	Includes certain income tax activity recognized by Corporate and Other.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Held-for-sale Operations

The assets and liabilities of operations held-for-sale are summarized below.

	March 31, 2011
	Select Insurance operations (a)	Select International operations (b)		Total held-for-sale operations
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$4	$58		$62
Interest-bearing	61	19		80

Total cash and cash equivalents	65	77		142
Investment securities	384	—		384
Finance receivables and loans, net
Finance receivables and loans, net	—	19		19
Allowance for loan losses	—	(1)		(1)

Total finance receivables and loans, net	—	18		18
Premiums receivable and other insurance assets	190	—		190
Other assets	142	2		144
Impairment on assets of held-for-sale operations	(221)	(134	)(c)	(355)

Total assets	$560	$(37)		$523

Liabilities
Interest-bearing deposit liabilities	$—	$5		$5
Unearned insurance premiums and service revenue	125	—		125
Reserves for insurance losses and loss adjustment expenses	382	—		382
Accrued expenses and other liabilities	33	1		34

Total liabilities	$540	$6		$546

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	March 31, 2011
	Select Insurance operations (a)	Select International operations (b)		Total held-for-sale operations
	($ in millions)
December 31, 2010
Assets
Cash and cash equivalents
Noninterest-bearing	$5	$14		$19
Interest-bearing	—	33		33

Total cash and cash equivalents	5	47		52
Investment securities	435	—		435
Finance receivables and loans, net
Finance receivables and loans, net	—	242		242
Allowance for loan losses	—	(3)		(3)

Total finance receivables and loans, net	—	239		239
Premiums receivable and other insurance assets	169	—		169
Other assets	138	16		154
Impairment on assets of held-for-sale operations	(224)	(135	) (c)	(359)

Total assets	$523	$167		$690

Liabilities
Interest-bearing deposit liabilities	$—	$6		$6
Short-term borrowings	—	47		47
Long-term debt	—	115		115
Interest payable	—	2		2
Unearned insurance premiums and service revenue	115	—		115
Reserves for insurance losses and loss adjustment expenses	362	—		362
Accrued expenses and other liabilities	33	—		33

Total liabilities	$510	$170		$680

(a)	Includes the U.K. consumer property and casualty insurance business.
(b)	The balances at March 31, 2011, include the International Automotive Finance operation of Venezuela. The balances at December 31, 2010, include the International Automotive Finance operations of Ecuador and Venezuela.
(c)	Includes $94 million of unfavorable accumulated translation adjustments at both March 31, 2011, and December 31, 2010.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

3. Other Income, Net of Losses

Details of other income, net of losses, were as follows.

	Three months ended March 31,
	2011	2010
	($ in millions)
Mortgage processing fees and other mortgage income	$44	$54
Remarketing fees	37	31
Late charges and other administrative fees	33	37
Income from equity-method investments	22	12
Full-service leasing fees	15	28
Real estate services, net	—	6
Fair value adjustment on derivatives (a)	(14)	(55)
Change due to fair value option elections (b)	(17)	(73)
Other, net	96	42

Total other income, net of losses	$216	$82

(a)	Refer to Note 19 for a description of derivative instruments and hedging activities.
(b)	Refer to Note 21 for a description of fair value option elections.

4. Other Operating Expenses

Details of other operating expenses were as follows.

	Three months ended March 31,
	2011	2010
	($ in millions)
Insurance commissions	$125	$146
Technology and communications	120	139
Professional services	68	57
Advertising and marketing	54	24
Lease and loan administration	44	31
Regulatory and licensing fees	37	31
Vehicle remarketing and repossession	36	55
State and local non-income taxes	31	24
Mortgage representation and warranty, net	26	49
Premises and equipment depreciation	26	18
Occupancy	23	26
Full-service leasing vehicle maintenance costs	11	29
Restructuring	(3)	43
Other	174	210

Total other operating expenses	$772	$882

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

5. Trading Securities

The fair value for our portfolio of trading securities was as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
U.S. Treasury	$—	$77
Mortgage-backed residential	75	69
Asset-backed	—	94

Total trading securities	$75	$240

6. Investment Securities

Our portfolio of securities includes bonds, equity securities, asset- and mortgage-backed securities, notes, interests in securitization trusts, and other investments. The cost, fair value, and gross unrealized gains and losses on available-for-sale securities were as follows.

	March 31, 2011				December 31, 2010
	Cost	Gross unrealized		Fair value	Cost	Gross unrealized		Fair value
		gains	losses			gains	losses
	($ in millions)
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	$2,902	$8	$(20)	$2,890	$3,307	$22	$(11)	$3,318
States and political subdivisions	3	—	—	3	3	—	(1)	2
Foreign government	1,309	14	(6)	1,317	1,231	19	(2)	1,248
Mortgage-backed residential (a)	5,920	49	(108)	5,861	5,844	60	(79)	5,825
Asset-backed	2,262	38	(3)	2,297	1,934	15	(1)	1,948
Corporate debt	1,376	13	(10)	1,379	1,537	34	(13)	1,558
Other	489	—	—	489	152	—	(1)	151

Total debt securities (b)	14,261	122	(147)	14,236	14,008	150	(108)	14,050
Equity securities	1,134	69	(38)	1,165	766	60	(30)	796

Total available-for-sale securities (c)	$15,395	$191	$(185)	$15,401	$14,774	$210	$(138)	$14,846

(a)	Residential mortgage-backed securities include agency-backed bonds totaling $4,208 million and $4,503 million at March 31, 2011, and December 31, 2010, respectively.

(b)	In connection with certain borrowings and letters of credit relating to certain assumed reinsurance contracts, $57 million and $153 million of primarily U.K. Treasury securities were pledged as collateral at March 31, 2011, and December 31, 2010, respectively.

(c)	Certain entities related to our Insurance operations are required to deposit securities with state regulatory authorities. These deposited securities totaled $15 million and $12 million at March 31, 2011, and December 31, 2010, respectively.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The maturity distribution of available-for-sale debt securities outstanding is summarized in the following tables. Prepayments may cause actual maturities to differ from scheduled maturities.

	March 31, 2011
	Total		Due in one year or less		Due after one year through five years		Due after five years through ten years		Due after ten years (a)
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	($ in millions)
Fair value of available-for-sale debt securities (b)
U.S. Treasury and federal agencies	$2,890	1.3%	$97	0.6%	$2,693	1.2%	$100	3.7%	$—	—%
States and political subdivisions	3	8.7	—	—	—	—	—	—	3	8.7
Foreign government	1,317	3.4	20	3.2	1,103	3.3	193	3.7	1	4.1
Mortgage-backed residential	5,861	3.3	—	—	3	6.3	55	4.5	5,803	3.3
Asset-backed	2,297	2.7	87	2.6	1,149	2.2	443	2.5	618	3.8
Corporate debt	1,379	4.3	22	5.4	557	3.6	653	5.0	147	4.0
Other	489	1.4	489	1.4	—	—	—	—	—	—

Total available-for-sale debt securities	$14,236	2.9	$715	1.6	$5,505	2.1	$1,444	3.9	$6,572	3.4

Amortized cost of available-for-sale debt securities	$14,261		$714		$5,498		$1,438		$6,611

(a)	Investments with no stated maturities are included as contractual maturities of greater than 10 years. Actual maturities may differ due to call or prepayment options.

(b)	Yields on tax-exempt obligations are computed on a tax-equivalent basis.

	December 31, 2010
	Total		Due in one year or less		Due after one year through five years		Due after five years through ten years		Due after ten years (a)
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	($ in millions)
Fair value of available-for-sale debt securities (b)
U.S. Treasury and federal agencies	$3,318	1.4%	$124	1.2%	$3,094	1.3%	$100	3.7%	$—	—%
States and political subdivisions	2	8.7	—	—	—	—	—	—	2	8.7
Foreign government	1,248	3.1	7	2.2	1,092	3.1	149	3.5	—	—
Mortgage-backed residential	5,825	3.8	—	—	57	3.2	64	4.4	5,704	3.8
Asset-backed	1,948	2.5	—	—	1,146	2.2	500	2.4	302	4.0
Corporate debt	1,558	3.9	22	5.7	811	3.5	593	4.3	132	4.0
Other	151	1.5	151	1.5	—	—	—	—	—	—

Total available-for-sale debt securities	$14,050	3.0	$304	1.7	$6,200	2.1	$1,406	3.5	$6,140	3.8

Amortized cost of available-for-sale debt securities	$14,008		$305		$6,152		$1,388		$6,163

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

(a)	Investments with no stated maturities are included as contractual maturities of greater than 10 years. Actual maturities may differ due to call or prepayment options.

(b)	Yields on tax-exempt obligations are computed on a tax-equivalent basis.

The balances of cash equivalents were $5.4 billion and $5.3 billion at March 31, 2011, and December 31, 2010, respectively, and were composed primarily of money market accounts and short-term securities, including U.S. Treasury bills.

The following table presents gross gains and losses realized upon the sales of available-for-sale securities. During the three months ended March 31, 2011 and 2010, we did not recognize other-than-temporary impairment on available-for-sale securities.

	Three months ended March 31,
	2011	2010
	($ in millions)
Gross realized gains	$94	$151
Gross realized losses	(10)	(8)

Net realized gains	$84	$143

The following table presents interest and dividends on available-for-sale securities.

	Three months ended March 31,
	2011	2010
	($ in millions)
Taxable interest	$99	$90
Taxable dividends	5	3
Interest and dividends exempt from U.S. federal income tax	—	6

Total interest and dividends on available-for-sale securities	$104	$99

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The table below summarizes available-for-sale securities in an unrealized loss position in accumulated other comprehensive income. Based on the methodology described below that was applied to these securities, we believe that the unrealized losses relate to factors other than credit losses in the current market environment. As of March 31, 2011, we did not have the intent to sell the debt securities with an unrealized loss position in accumulated other comprehensive income, and it is not more likely than not that we will be required to sell these securities before recovery of their amortized cost basis. As of March 31, 2011, we had the ability and intent to hold equity securities with an unrealized loss position in accumulated other comprehensive income. As a result, we believe that the securities with an unrealized loss position in accumulated other comprehensive income are not considered to be other-than-temporarily impaired at March 31, 2011. Refer to Note 1 to our Consolidated Financial Statements for additional information related to investment securities and our methodology for evaluating potential other-than-temporary impairments.

	March 31, 2011				December 31, 2010
	Less than 12 months		12 months or longer		Less than 12 months		12 months or longer
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	($ in millions)
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	$1,647	$(20)	$—	$—	$702	$(11)	$—	$—
States and political subdivisions	2	—	—	—	2	(1)	—	—
Foreign government	729	(6)	—	—	323	(2)	—	—
Mortgage-backed residential	3,623	(107)	11	(1)	3,159	(77)	11	(2)
Asset-backed	336	(3)	1	—	238	(1)	2	—
Corporate debt	646	(10)	6	—	653	(13)	5	—
Other	83	—	—	—	80	(1)	—	—

Total temporarily impaired debt securities	7,066	(146)	18	(1)	5,157	(106)	18	(2)
Temporarily impaired equity securities	411	(34)	44	(4)	250	(27)	26	(3)

Total temporarily impaired available-for-sale securities	$7,477	$(180)	$62	$(5)	$5,407	$(133)	$44	$(5)

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

7. Loans Held-for-sale, Net

The composition of loans held-for-sale, net, was as follows.

	March 31, 2011			December 31, 2010
	Domestic	Foreign	Total	Domestic	Foreign	Total
	($ in millions)
Consumer mortgage
1st Mortgage	$6,605	$74	$6,679	$10,191	$364	$10,555
Home equity	811	—	811	856	—	856

Total consumer mortgage (a)	7,416	74	7,490	11,047	364	11,411
Commercial
Commercial and industrial
Other	6	—	6	—	—	—

Total commercial	6	—	6	—	—	—

Total loans held-for-sale (b)	$7,422	$74	$7,496	$11,047	$364	$11,411

(a)	Fair value option-elected domestic consumer mortgages were $2.9 billion and $6.4 billion at March 31, 2011, and December 31, 2010, respectively. Refer to Note 21 for additional information.

(b)	Totals are net of unamortized premiums and discounts and deferred fees and costs of $243 million and $161 million at March 31, 2011, and December 31, 2010, respectively.

The following table summarizes held-for-sale mortgage loans reported at carrying value by higher-risk loan type.

	March 31, 2011	December 31, 2010
	($ in millions)
High original loan-to-value (greater than 100%) mortgage loans	$323	$331
Payment-option adjustable-rate mortgage loans	16	16
Interest-only mortgage loans	430	481
Below-market rate (teaser) mortgages	134	151

Total (a)	$903	$979

(a)	The majority of these loans are held by our Mortgage Legacy Portfolio and Other operations at March 31, 2011, and December 31, 2010.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

8. Finance Receivables and Loans, Net

The composition of finance receivables and loans, net, reported at carrying value before allowance for loan losses was as follows.

	March 31, 2011			December 31, 2010
	Domestic	Foreign	Total	Domestic	Foreign	Total
	($ in millions)
Consumer automobile	$39,903	$16,965	$56,868	$34,604	$16,650	$51,254
Consumer mortgage
1st Mortgage	6,893	328	7,221	6,917	390	7,307
Home equity	3,347	—	3,347	3,441	—	3,441

Total consumer mortgage	10,240	328	10,568	10,358	390	10,748
Commercial
Commercial and industrial
Automobile	24,716	9,222	33,938	24,944	8,398	33,342
Mortgage	820	40	860	1,540	41	1,581
Other	1,596	295	1,891	1,795	312	2,107
Commercial real estate
Automobile	2,090	220	2,310	2,071	216	2,287
Mortgage	—	53	53	1	78	79

Total commercial	29,222	9,830	39,052	30,351	9,045	39,396
Loans at fair value (a)	645	326	971	663	352	1,015

Total finance receivables and loans (b)	$80,010	$27,449	$107,459	$75,976	$26,437	$102,413

(a)	Includes domestic consumer mortgages at fair value as a result of fair value option election. Refer to Note 21 for additional information.
(b)	Totals are net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $2.9 billion at both March 31, 2011, and December 31, 2010, respectively.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following tables present an analysis of the activity in the allowance for loan losses on finance receivables and loans.

	Consumer automobile	Consumer mortgage	Commercial	Total
	($ in millions)
Allowance at January 1, 2011	$970	$580	$323	$1,873
Charge-offs
Domestic	(139)	(60)	(6)	(205)
Foreign	(42)	—	(31)	(73)

Total charge-offs	(181)	(60)	(37)	(278)

Recoveries
Domestic	50	3	6	59
Foreign	19	—	11	30

Total recoveries	69	3	17	89

Net charge-offs	(112)	(57)	(20)	(189)
Provision for loan losses	53	40	20	113
Other	5	—	4	9

Allowance at March 31, 2011	$916	$563	$327	$1,806

Allowance for loan losses
Individually evaluated for impairment	$—	$98	$103	$201
Collectively evaluated for impairment	900	465	224	1,589
Loans acquired with deteriorated credit quality	16	—	—	16
Finance receivables and loans at historical cost
Ending balance	56,868	10,568	39,052	106,488
Individually evaluated for impairment	—	529	1,164	1,693
Collectively evaluated for impairment	56,724	10,039	37,888	104,651
Loans acquired with deteriorated credit quality	144	—	—	144

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	Consumer automobile	Consumer mortgage	Commercial	Total
	($ in millions)
Allowance at January 1, 2010	$1,024	$640	$781	$2,445
Cumulative effect of change in accounting principles (a)	222	—	—	222
Charge-offs
Domestic	(289)	(32)	(61)	(382)
Foreign	(56)	(2)	(4)	(62)

Total charge-offs	(345)	(34)	(65)	(444)

Recoveries
Domestic	105	4	4	113
Foreign	15	—	—	15

Total recoveries	120	4	4	128

Net charge-offs	(225)	(30)	(61)	(316)
Provision for loan losses	108	18	18	144
Discontinued operations	2	(1)	—	1
Other	(11)	7	(12)	(16)

Allowance at March 31, 2010	$1,120	$634	$726	$2,480

Allowance for loan losses
Individually evaluated for impairment	$—	$94	$434	$528
Collectively evaluated for impairment	1,090	540	292	1,922
Loans acquired with deteriorated credit quality	30	—	—	30
Finance receivables and loans at historical cost
Ending balance	38,114	11,242	37,112	86,468
Individually evaluated for impairment	—	336	1,852	2,188
Collectively evaluated for impairment	37,865	10,906	35,260	84,031
Loans acquired with deteriorated credit quality	249	—	—	249

(a)	Effect of change in accounting principle due to adoption of ASU 2009-17.

Loans are considered impaired when we determine it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents information about our impaired finance receivables and loans.

	Unpaid principal balance	Carrying value before allowance	Impaired with no allowance	Impaired with an allowance	Allowance for impaired loans
	($ in millions)
March 31, 2011
Consumer mortgage
1st Mortgage	$446	$440	$—	$440	$55
Home equity	88	89	—	89	42

Total consumer mortgage	534	529	—	529	97
Commercial
Commercial and industrial
Automobile	333	333	35	298	16
Mortgage	43	43	3	40	15
Other	122	119	21	98	39
Commercial real estate
Automobile	150	150	78	72	31
Mortgage	49	49	13	36	2

Total commercial	697	694	150	544	103

Total consumer and commercial	$1,231	$1,223	$150	$1,073	$200

December 31, 2010
Consumer mortgage
1st Mortgage	$410	$404	$—	$404	$59
Home equity	82	83	—	83	40

Total consumer mortgage	492	487	—	487	99
Commercial
Commercial and industrial
Automobile	340	356	33	323	23
Mortgage	44	40	—	40	14
Other	135	133	20	113	51
Commercial real estate
Automobile	206	197	108	89	29
Mortgage	71	71	28	43	10

Total commercial	796	797	189	608	127

Total consumer and commercial	$1,288	$1,284	$189	$1,095	$226

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents average balance and interest income for our impaired finance receivables and loans.

	Three months ended March 31,
	2011		2010
	Average balance	Interest income	Average balance	Interest income
	($ in millions)
Consumer mortgage
1st Mortgage	$423	$4	$247	$2
Home equity	85	1	43	1

Total consumer mortgage	508	5	290	3
Commercial
Commercial and industrial
Automobile	336	—	414	—
Mortgage	42	5	—	—
Other	128	—	961	—
Commercial real estate
Automobile	178	—	284	—
Mortgage	63	1	256	1

Total commercial	747	7	1,915	1

Total consumer and commercial	$1,255	$12	$2,205	$4

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

At March 31, 2011, and December 31, 2010, commercial commitments to lend additional funds to debtors owing receivables whose terms had been modified in a troubled debt restructuring were $11 million and $15 million, respectively.

The following table presents an analysis of our past due finance receivables and loans.

	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total finance receivables and loans
	($ in millions)
March 31, 2011
Consumer automobile	$688	$129	$176	$993	$55,875	$56,868
Consumer mortgage
1st Mortgage	110	57	185	352	6,869	7,221
Home equity	20	9	11	40	3,307	3,347

Total consumer mortgage	130	66	196	392	10,176	10,568
Commercial
Commercial and industrial
Automobile	—	3	57	60	33,878	33,938
Mortgage	3	—	40	43	817	860
Other	—	—	6	6	1,885	1,891
Commercial real estate
Automobile	2	—	64	66	2,244	2,310
Mortgage	—	—	49	49	4	53

Total commercial	5	3	216	224	38,828	39,052

Total consumer and commercial	$823	$198	$588	$1,609	$104,879	$106,488

December 31, 2010
Consumer automobile	$828	$175	$197	$1,200	$50,054	$51,254
Consumer mortgage
1st Mortgage	115	67	205	387	6,920	7,307
Home equity	20	12	13	45	3,396	3,441

Total consumer mortgage	135	79	218	432	10,316	10,748
Commercial
Commercial and industrial
Automobile	21	19	85	125	33,217	33,342
Mortgage	—	36	4	40	1,541	1,581
Other	—	—	20	20	2,087	2,107
Commercial real estate
Automobile	—	4	78	82	2,205	2,287
Mortgage	—	—	71	71	8	79

Total commercial	21	59	258	338	39,058	39,396

Total consumer and commercial	$984	$313	$673	$1,970	$99,428	$101,398

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents the carrying amount of our finance receivables and loans on nonaccrual status.

	March 31, 2011	December 31, 2010
	($ in millions)
Consumer automobile	$187	$207
Consumer mortgage
1st Mortgage	367	500
Home equity	45	61

Total consumer mortgage	412	561
Commercial
Commercial and industrial
Automobile	284	296
Mortgage	43	40
Other	119	134
Commercial real estate
Automobile	150	199
Mortgage	49	71

Total commercial	645	740

Total consumer and commercial	$1,244	$1,508

Management performs a quarterly analysis of the consumer automobile, consumer mortgage, and commercial portfolios using a range of credit quality indicators to assess the adequacy of the allowance based on historical and current trends. The tables below present select credit quality indicators that are used in the determination of allowance for our consumer automobile, consumer mortgage, and commercial portfolios.

The following table presents performing and nonperforming credit quality indicators in accordance with our internal accounting policies for our consumer finance receivables and loans.

	March 31, 2011			December 31, 2010
	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	($ in millions)
Consumer automobile	$56,681	$187	$56,868	$51,047	$207	$51,254
Consumer mortgage
1st Mortgage	6,854	367	7,221	6,807	500	7,307
Home equity	3,302	45	3,347	3,380	61	3,441

Total consumer mortgage	$10,156	$412	$10,568	$10,187	$561	$10,748

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents pass and criticized credit quality indicators based on regulatory definitions for our commercial finance receivables and loans.

	March 31, 2011			December 31, 2010
	Pass	Criticized (a)	Total	Pass	Criticized (a)	Total
	($ in millions)
Commercial
Commercial and industrial
Automobile	$31,602	$2,336	$33,938	$31,254	$2,088	$33,342
Mortgage	804	56	860	1,504	77	1,581
Other	959	932	1,891	1,041	1,066	2,107
Commercial real estate
Automobile	2,021	289	2,310	2,013	274	2,287
Mortgage	1	52	53	—	79	79

Total commercial	$35,387	$3,665	$39,052	$35,812	$3,584	$39,396

(a)	Includes loans classified as special mention, substandard, or doubtful. These classifications are based on regulatory definitions and generally represent loans within our portfolio that are of higher default risk.

9. Investment in Operating Leases, Net

Investments in operating leases were as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
Vehicles and other equipment	$12,355	$13,571
Accumulated depreciation	(3,457)	(4,443)

Investment in operating leases, net	$8,898	$9,128

Depreciation expense on operating lease assets includes remarketing gains and losses recognized on the sale of operating lease assets. The following summarizes the components of depreciation expense on operating lease assets.

	Three months ended March 31,
	2011	2010
	($ in millions)
Depreciation expense on operating lease assets (excluding remarketing gains)	$403	$840
Gross remarketing gains	(118)	(184)

Depreciation expense on operating lease assets	$285	$656

10. Securitizations and Variable Interest Entities

Overview

We are involved in several types of securitization and financing transactions that utilize special-purpose entities (SPEs). An SPE is an entity that is designed to fulfill a specified limited need of the sponsor. Our principal use of SPEs is to obtain liquidity and favorable capital treatment by securitizing certain of our financial assets.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The SPEs involved in securitization and other financing transactions are generally considered VIEs. VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the ability to control the entity’s activities.

Securitizations

We provide a wide range of consumer and commercial automobile loans, operating leases, and mortgage loan products to a diverse customer base. We often securitize these loans and leases (which we collectively describe as loans or financial assets) through the use of securitization entities, which may or may not be consolidated on our Condensed Consolidated Balance Sheet. We securitize consumer and commercial automobile loans through private-label securitizations. We securitize consumer mortgage loans through either the GSEs or nonagency mortgages securitization. During the three months ended March 31, 2011 and 2010, our consumer mortgage loans were primarily securitized through the GSEs.

In executing a securitization transaction, we typically sell pools of financial assets to a wholly owned, bankruptcy-remote SPE, which then transfers the financial assets to a separate, transaction-specific securitization entity for cash, servicing rights, and in some transactions, other retained interests. The securitization entity is funded through the issuance of beneficial interests in the securitized financial assets. The beneficial interests take the form of either notes or trust certificates, which are sold to investors and/or retained by us. These beneficial interests are collateralized by the transferred loans and entitle the investors to specified cash flows generated from the securitized loans. In the aggregate, these beneficial interests have the same average life as the transferred financial assets. In addition to providing a source of liquidity and cost-efficient funding, securitizing these financial assets also reduces our credit exposure to the borrowers beyond any economic interest we may retain. We securitize conforming residential mortgage loans through GSE securitizations and nonconforming mortgage loans through nonagency securitizations.

Each securitization is governed by various legal documents that limit and specify the activities of the securitization entity. The securitization entity is generally allowed to acquire the loans, to issue beneficial interests to investors to fund the acquisition of the loans, and to enter into derivatives or other yield maintenance contracts (e.g., bond insurance) to hedge or mitigate certain risks related to the financial assets or beneficial interests of the entity. Additionally, the securitization entity is required to service the assets it holds and the beneficial interests it issues. A servicer, who is generally us, is appointed pursuant to the underlying legal documents to perform these functions. Servicing functions include, but are not limited to, making certain payments of property taxes and insurance premiums, default and property maintenance payments, as well as advancing principal and interest payments before collecting them from individual borrowers. Our servicing responsibilities, which constitute continued involvement in the transferred financial assets, consist of primary servicing (i.e., servicing the underlying transferred financial assets) and/or master servicing (i.e., servicing the beneficial interests that result from the securitization transactions). Certain securitization entities also require the servicer to advance scheduled principal and interest payments due on the beneficial interests issued by the entity regardless of whether cash payments are received on the underlying transferred financial assets. Accordingly, we are required to provide these servicing advances when applicable. Refer to Note 11 for additional information regarding our servicing rights.

The GSEs provide a guarantee of the payment of principal and interest on the beneficial interests issued in securitizations. In private-label securitizations, cash flows from the assets initially transferred into the securitization entity represent the sole source for payment of distributions on the beneficial interests issued by the securitization entity and for payments to the parties that perform services for the securitization entity, such as the servicer or the trustee. In certain nonagency securitization transactions, a liquidity facility may exist to provide

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

temporary liquidity to the entity. The liquidity provider generally is reimbursed prior to other parties in subsequent distribution periods. Monoline insurance may also exist to cover certain shortfalls to certain investors in the beneficial interests issued by the securitization entity. As noted above, in certain nonagency securitizations, the servicer is required to advance scheduled principal and interest payments due on the beneficial interests regardless of whether cash payments are received on the underlying transferred financial assets. The servicer is allowed to reimburse itself for these servicing advances. Additionally, certain nonagency securitization transactions may allow for the acquisition of additional loans subsequent to the initial loan transfer. Principal collections on other loans and/or the issuance of new beneficial interests, such as variable funding notes, generally fund these loans; we are often contractually required to invest in these new interests.

We may retain beneficial interests in our nonagency securitizations, which may represent a form of significant continuing economic interest. These retained interests include, but are not limited to, senior or subordinate mortgage- or asset-backed securities, interest-only strips, principal-only strips, and residuals. Certain of these retained interests provide credit enhancement to the trust as they may absorb credit losses or other cash shortfalls. Additionally, the securitization agreements may require cash flows to be directed away from certain of our retained interests due to specific over-collateralization requirements, which may or may not be performance-driven.

We generally hold certain conditional repurchase options that allow us to repurchase assets from the securitization entity. The majority of the securitizations provide us, as servicer, with a call option that allows us to repurchase the remaining transferred financial assets or outstanding beneficial interests at our discretion once the asset pool reaches a predefined level, which represents the point where servicing becomes burdensome (a clean-up call option). The repurchase price is typically the par amount of the loans plus accrued interest. Additionally, we may hold other conditional repurchase options that allow us to repurchase a transferred financial asset if certain events outside our control are met. The typical conditional repurchase option is a delinquent loan repurchase option that gives us the option to purchase the loan or contract if it exceeds a certain prespecified delinquency level. We have complete discretion regarding when or if we will exercise these options, but generally, we would do so only when it is in our best interest.

Other than our customary representation and warranty provisions, these securitizations are nonrecourse to us, thereby transferring the risk of future credit losses to the extent the beneficial interests in the securitization entities are held by third parties. Our obligation to provide support is limited to the customary representation and warranty provisions. Representation and warranty provisions generally require us to repurchase loans or indemnify the investor for incurred losses to the extent it is determined that the loans were ineligible or were otherwise defective at the time of sale. Refer to Note 24 for detail on representation and warranty provisions. We did not provide any noncontractual financial support to any of these entities during the three months ended March 31, 2011 and 2010.

Other Variable Interest Entities

Servicer Advance Funding Entity

To assist in the financing of our servicer advance receivables, we formed an SPE that issues term notes to third-party investors that are collateralized by servicer advance receivables. These servicer advance receivables are transferred to the SPE and consist of delinquent principal and interest advances we made as servicer to various investors; property taxes and insurance premiums advanced to taxing authorities and insurance companies on behalf of borrowers; and amounts advanced for mortgages in foreclosure. The SPE funds the purchase of the receivables through financing obtained from the third-party investors and subordinated loans or

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

an equity contribution from our mortgage activities. This SPE is consolidated on our balance sheet at March 31, 2011, and December 31, 2010. The beneficial interest holder of this SPE does not have legal recourse to our general credit. We do not have a contractual obligation to provide any type of financial support in the future, nor have we provided noncontractual financial support to the entity during the three months ended March 31, 2011 and 2010.

Other

In 2010, we sold a portfolio of resort finance-backed receivables to a third party that financed the acquisition through an SPE. We provided seller financing for the purchase of these assets and also hold a contingent value right in the SPE, which were both recorded at fair value. We do not consolidate the SPE because we have no control over the activities of the SPE.

We have involvements with various other on-balance sheet, immaterial SPEs. Most of these SPEs are used for additional liquidity whereby we sell certain financial assets into the VIE and issue beneficial interests to third parties for cash.

We also provide long-term guarantee contracts to certain nonconsolidated affordable housing entities. Since we do not have control over the entities or the power to make decisions, we do not consolidate the entities and our involvement is limited to the guarantee.

Involvement with Variable Interest Entities

The determination of whether financial assets transferred by us to these VIEs (and related liabilities) are consolidated on our balance sheet (also referred to as on-balance sheet) or not consolidated on our balance sheet (also referred to as off-balance sheet) depends on the terms of the related transaction and our continuing involvement (if any) with the SPE. Subsequent to the adoption of ASU 2009-17 on January 1, 2010, we are deemed the primary beneficiary and therefore consolidate VIEs for which we have both (a) the power, through voting rights or similar rights, to direct the activities that most significantly impact the VIE’s economic performance, and (b) a variable interest (or variable interests) that (i) obligates us to absorb losses that could potentially be significant to the VIE and/or (ii) provides us the right to receive residual returns of the VIE that could potentially be significant to the VIE. We determine whether we hold a significant variable interest in a VIE based on a consideration of both qualitative and quantitative factors regarding the nature, size, and form of our involvement with the VIE. We assess whether we are the primary beneficiary of a VIE on an ongoing basis.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Our involvement with consolidated and nonconsolidated VIEs in which we hold variable interests is presented below.

	Consolidated involvement with VIEs		Assets of nonconsolidated VIEs (a)		Maximum exposure to loss in nonconsolidated VIEs
	($ in millions)
March 31, 2011
On-balance sheet variable interest entities
Consumer automobile	$21,257		$—		$—
Consumer mortgage — nonagency	1,308		—		—
Commercial automobile	17,886		—		—
Other	976		—		—
Off-balance sheet variable interest entities
Consumer mortgage — Ginnie Mae	2,889	(b)	42,007		42,007	(c)
Consumer mortgage — CMHC	103	(b)	4,751		103	(d)
Consumer mortgage — nonagency	186	(b)	5,232		5,232	(c)
Consumer mortgage — other	—		—	(e)	—	(e)
Commercial other	440	(f)	—	(g)	649

Total	$45,045		$51,990		$47,991

December 31, 2010
On-balance sheet variable interest entities
Consumer automobile	$20,064		$—		$—
Consumer mortgage — nonagency	1,397		—		—
Commercial automobile	15,114		—		—
Other	1,035		—		—
Off-balance sheet variable interest entities
Consumer mortgage — Ginnie Mae	2,909	(b)	43,595		43,595	(c)
Consumer mortgage — CMHC	124	(b)	4,222		124	(d)
Consumer mortgage — nonagency	183	(b)	5,371		5,371	(c)
Commercial other	483	(f)	—	(g)	698

Total	$41,309		$53,188		$49,788

(a)	Asset values represent the current unpaid principal balance of outstanding consumer finance receivables and loans within the VIEs.

(b)	Includes $2.4 billion and $2.5 billion classified as mortgage loans held-for-sale, $138 million and $162 million classified as trading securities or other assets, and $621 million and $569 million classified as MSRs at March 31, 2011, and December 31, 2010, respectively. CMHC is the Canada Mortgage and Housing Corporation.

(c)	Maximum exposure to loss represents the current unpaid principal balance of outstanding loans based on our customary representation and warranty provisions. This measure is based on the unlikely event that all of the loans have underwriting defects or other defects that trigger a representation and warranty provision and the collateral supporting the loans are worthless. This required disclosure is not an indication of our expected loss.

(d)

Due to combination of the credit loss insurance on the mortgages and the guarantee by CMHC on the issued securities, the maximum exposure to loss would be limited to the amount of the retained interests.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Additionally, the maximum loss would occur only in the event that CMHC dismisses ResMor as servicer of the loans due to servicer performance or insolvency.

(e)	Includes a VIE for which we have no management oversight and therefore we are not able to provide the total assets of the VIE. However, in March 2011 we sold excess servicing rights valued at $266 million to the VIE. Our maximum exposure to loss in this VIE is a component of servicer advances made that are allocated to the trust. No servicer advances have been made to the trust at March 31, 2011, and the amount of maximum exposure does not consider advances that may be made in future periods, as they cannot be reliably predicted.

(f)	Includes $472 million and $515 million classified as finance receivables and loans, net, and $20 million and $20 million classified as other assets, offset by $52 million and $52 million classified as accrued expenses and other liabilities at March 31, 2010, and December 31, 2010, respectively.

(g)	Includes VIEs for which we have no management oversight and therefore we are not able to provide the total assets of the VIEs. However, in 2010 we sold loans with an unpaid principal balance of $1.5 billion into these VIEs.

On-balance Sheet Variable Interest Entities

We engage in securitization and other financing transactions that do not qualify for off-balance sheet treatment. In these situations, we hold beneficial interests or other interests in the VIE, which represent a form of significant continuing economic interest. The interests held include, but are not limited to, senior or subordinate mortgage- or asset-backed securities, interest-only strips, principal-only strips, residuals, and servicing rights. Certain of these retained interests provide credit enhancement to the securitization entity as they may absorb credit losses or other cash shortfalls. Additionally, the securitization documents may require cash flows to be directed away from certain of our retained interests due to specific over-collateralization requirements, which may or may not be performance-driven. Because these securitization entities are consolidated, these retained interests and servicing rights are not recognized as separate assets on our Condensed Consolidated Balance Sheet.

Subsequent to adoption of ASU 2009-17 as of January 1, 2010, we consolidated certain of these entities because we had a controlling financial interest in the VIE, primarily due to our servicing activities, and because we hold a significant variable interest in the VIE. Under ASC 810, as amended by ASU 2009-17, we are generally the primary beneficiary of automobile securitization entities, as well as certain mortgage nonagency securitization entities for which we perform servicing activities and have retained a significant variable interest in the form of a beneficial interest. In cases where we did not meet sale accounting under previous guidance, unless we have made modifications to the overall transaction, we do not meet sale accounting under current guidance as we are not permitted to revisit sale accounting guidelines under the current guidance. In cases where substantive modifications are made, we then reassess the transaction under the amended guidance, based on the new circumstances.

The consolidated VIEs included in the Condensed Consolidated Balance Sheet represent separate entities with which we are involved. The third-party investors in the obligations of consolidated VIEs have legal recourse only to the assets of the VIEs and do not have such recourse to us, except for the customary representation and warranty provisions or when we are the counterparty to certain derivative transactions involving the VIE. In addition, the cash flows from the assets are restricted only to pay such liabilities. Thus, our economic exposure to loss from outstanding third-party financing related to consolidated VIEs is significantly less than the carrying

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

value of the consolidated VIE assets. All assets are restricted for the benefit of the beneficial interest holders. Refer to Note 21 for discussion of the assets and liabilities for which the fair value option has been elected.

Off-balance Sheet Variable Interest Entities

The nature, purpose, and activities of nonconsolidated securitization entities are similar to those of our consolidated securitization entities with the primary difference being the nature and extent of our continuing involvement. The cash flows from the assets of nonconsolidated securitization entities generally are the sole source of payment on the securitization entities’ liabilities. The creditors of these securitization entities have no recourse to us with the exception of market customary representation and warranty provisions as described in Note 24.

Subsequent to the adoption of ASU 2009-17 as of January 1, 2010, nonconsolidated VIEs include entities for which we either do not hold significant variable interests or do not provide servicing or asset management functions for the financial assets held by the securitization entity. Additionally, to qualify for off-balance sheet treatment, transfers of financial assets must meet the sale accounting conditions in ASC 860. Our residential mortgage loan securitizations consist of GSEs and nonagency securitizations. Under ASU 2009-17, we are not the primary beneficiary of any GSE loan securitization transaction because we do not have the power to direct the significant activities of such entities. Additionally, under ASU 2009-17, we do not consolidate certain nonagency mortgage securitizations because we do not have a variable interest that could potentially be significant or we do not have power to direct the activities that most significantly impact the performance of the VIE.

For nonconsolidated securitization entities, the transferred financial assets are removed from our balance sheet provided the conditions for sale accounting are met. The financial assets obtained from the securitization are primarily reported as cash, servicing rights, or retained interests (if applicable). Typically, we conclude that the fee we are paid for servicing consumer automobile finance receivables represents adequate compensation, and consequently, we do not recognize a servicing asset or liability. As an accounting policy election, we elected fair value treatment for our existing MSR portfolio. Liabilities incurred as part of these securitization transactions, such as representation and warranty provisions, are recorded at fair value at the time of sale and are reported as accrued expenses and other liabilities on our Condensed Consolidated Balance Sheet. Upon the sale of the loans, we recognize a gain or loss on sale for the difference between the assets recognized, the assets derecognized, and the liabilities recognized as part of the transaction.

The following summarizes all pretax gains and losses recognized on financial assets sold into nonconsolidated securitization and similar asset-backed financing entities.

	Three months ended March 31,
	2011	2010
	($ in millions)
Consumer mortgage — GSEs	$(3)	$182
Consumer mortgage — nonagency	(1)	3

Total pretax (loss) gain	$(4)	$185

The following table summarizes cash flows received from and paid related to securitization entities, asset-backed financings, or other similar transfers of financial assets where the transfer is accounted for as a sale and we have a continuing involvement with the transferred assets (e.g., servicing) that were outstanding during the three months ended March 31, 2011 and 2010. Additionally, this table contains information regarding cash flows received from and paid to nonconsolidated securitization entities that existed during each period.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Three months ended March 31,	Consumer mortgage GSEs	Consumer mortgage nonagency
	($ in millions)
2011
Cash proceeds from transfers completed during the period	$15,153	$595
Cash flows received on retained interests in securitization entities	—	20
Servicing fees	220	43
Purchases of previously transferred financial assets	(554)	(7)
Representations and warranties obligations	(44)	—
Other cash flows	70	62

2010
Cash proceeds from transfers completed during the period	$14,497	$200
Cash flows received on retained interests in securitization entities	—	17
Servicing fees	192	51
Purchases of previously transferred financial assets	(407)	(8)
Representations and warranties obligations	(148)	(1)
Other cash flows	11	(2)

For consumer mortgage nonagency transactions, the following table summarizes the key economic assumptions and the sensitivity of the fair value of retained interests to immediate 10% and 20% adverse changes in those assumptions.

	March 31, 2011 (a)	December 31, 2010 (a)
	($ in millions)
Carrying value / fair value of retained interests (b)	$138	$162
Weighted average life (in years)	1.9–7.8	0.1–11.6
Annual prepayment rate	2.2–64.8%WAM	2.4–48.1%WAM
Impact of 10% adverse change	$—	$(2)
Impact of 20% adverse change	—	(3)
Loss assumption (c)	0.0–46.2%	0.0–46.4%
Impact of 10% adverse change	$—	$—
Impact of 20% adverse change	—	—
Discount rate	4.0–80.0%	0.3–80.0%
Impact of 10% adverse change	$(3)	$(2)
Impact of 20% adverse change	(5)	(4)
Market interest rate	0.3–3.2%	0.3–4.1%
Impact of 10% adverse change	$—	$—
Impact of 20% adverse change	—	(1)

(a)	There were no retained interests in consumer or commercial automobile off-balance sheet securitizations at March 31, 2011, or December 31, 2010.

(b)	These amounts are recorded in trading securities or other assets at fair value. Refer to Note 21 for fair value valuation methods.

(c)	The range of loss assumptions includes the constant prepayment rate related to balloon resets.

These sensitivities are hypothetical and should be viewed with caution. Changes in fair value based on a 10% and 20% variation in assumptions generally cannot be extrapolated because the relationship of the change in

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (e.g., increased market interest rates may result in lower prepayments and increased credit losses), which may magnify or counteract the sensitivities. Further, these sensitivities show only the change in the asset balances and do not show any expected change in the fair value of the instruments used to manage the interest rate and prepayment risks associated with these assets. Refer to Note 11 for further detail on sensitivities related to our mortgage servicing rights.The following table represents on-balance sheet loans held-for-sale and finance receivable and loans, off-balance sheet securitizations, and whole-loan sales where we have continuing involvement. The table presents quantitative information about delinquencies and net credit losses. Refer to Note 11 for further detail on total serviced assets.

	Total finance receivables and loans		Amount 60 days or more past due		Net credit losses
					Three months ended
	March 31, 2011	December 31, 2010	March 31, 2011	December 31, 2010	March 31, 2011	March 31, 2010
	($ in millions)
On-balance sheet loans
Consumer automobile	$56,868	$51,254	$305	$373	$112	$239
Consumer mortgage (a)	19,029	23,174	3,305	3,437	94	68
Commercial automobile	36,248	35,629	124	186	3	17
Commercial mortgage	913	1,660	89	110	16	41
Commercial other	1,897	2,107	6	20	1	3

Total on-balance sheet loans	114,955	113,824	3,829	4,126	226	368

Off-balance sheet securitization entities
Consumer mortgage — GSEs (b)	256,210	253,192	11,524	13,990	n/m	n/m
Consumer mortgage — nonagency	73,434	73,638	11,976	12,220	1,289	1,380

Total off-balance sheet securitization entities	329,644	326,830	23,500	26,210	1,289	1,380

Whole-loan transactions (c)	36,337	38,212	2,538	2,950	215	349

Total	$480,936	$478,866	$29,867	$33,286	$1,730	$2,097

n/m = not meaningful

(a)	Includes loans subject to conditional repurchase options of $2.3 billion and $2.3 billion guaranteed by the GSEs, and $136 million and $146 million sold to certain nonagency mortgage securitization entities at March 31, 2011, and December 31, 2010, respectively.

(b)	Anticipated credit losses are not meaningful due to the GSE guarantees.

(c)	Whole-loan transactions are not part of a securitization transaction, but represent consumer automobile and consumer mortgage pools of loans sold to nonagency investors.

Changes in Accounting for Variable Interest Entities

For the three months ended March 31, 2011 and 2010, there were no material changes in the accounting for variable interest entities except the initial adoption of ASU 2009-17 on January 1, 2010. Refer to Note 11 to our Consolidated Financial Statements regarding this initial adoption.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

11. Servicing Activities

Mortgage Servicing Rights

The following table summarizes activity related to MSRs, which are carried at fair value.

	Three months ended March 31,
	2011	2010
	($ in millions)
Estimated fair value at January 1,	$3,738	$3,554
Additions recognized on sale of mortgage loans	184	202
Additions from purchases of servicing rights	2	1
Subtractions from disposition of servicing assets	(266)	—
Changes in fair value
Due to changes in valuation inputs or assumptions used in the valuation model	297	49
Other changes in fair value	(181)	(244)
Decrease due to change in accounting principle	—	(19)

Estimated fair value at March 31,	$3,774	$3,543

Changes in fair value due to changes in valuation inputs or assumptions used in the valuation model include all changes due to a revaluation by a model or by a benchmarking exercise. Other changes in fair value primarily include the accretion of the present value of the discount related to forecasted cash flows and the economic runoff of the portfolio. The decrease due to change in accounting principle reflects the effect of the initial adoption of ASU 2009-17.

The key economic assumptions and sensitivity of the fair value of MSRs to immediate 10% and 20% adverse changes in those assumptions were as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
Weighted average life (in years)	7.2	7.0
Weighted average prepayment speed	9.4%	9.8%
Impact on fair value of 10% adverse change	$(149)	$(155)
Impact on fair value of 20% adverse change	(287)	(295)

Weighted average discount rate	10.7%	12.3%
Impact on fair value of 10% adverse change	$(57)	$(80)
Impact on fair value of 20% adverse change	(112)	(156)

These sensitivities are hypothetical and should be considered with caution. Changes in fair value based on a 10% and 20% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (e.g., increased market interest rates may result in lower prepayments and increased credit losses) that could magnify or counteract the sensitivities. Further, these sensitivities show only the change in the asset balances and do not show any expected change in the fair value of the instruments used to manage the interest rates and prepayment risks associated with these assets.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Risk Mitigation Activities

The primary risk of our servicing rights is interest rate risk and the resulting impact on prepayments. A significant decline in interest rates could lead to higher-than-expected prepayments that could reduce the value of the MSRs. We economically hedge the impact of these risks with both derivative and nonderivative financial instruments. Refer to Note 19 for additional information regarding the derivative financial instruments used to economically hedge MSRs.

The components of servicing valuation and hedge activities, net, were as follows.

	Three months ended March 31,
	2011	2010
	($ in millions)
Change in estimated fair value of mortgage servicing rights	$117	$(196)
Change in fair value of derivative financial instruments	(204)	63

Servicing valuation and hedge activities, net	$(87)	$(133)

Mortgage Servicing Fees

The components of mortgage servicing fees were as follows.

	Three months ended March 31,
	2011	2010
	($ in millions)
Contractual servicing fees, net of guarantee fees and including subservicing	$270	$257
Late fees	21	20
Ancillary fees	34	47

Total mortgage servicing fees	$325	$324

Mortgage Servicing Advances

In connection with our primary servicing activities (i.e., servicing of mortgage loans), we make certain payments of property taxes and insurance premiums, default and property maintenance payments, as well as advances of principal and interest payments before collecting them from individual borrowers. Servicing advances including contractual interest are priority cash flows in the event of a loan principal reduction or foreclosure and ultimate liquidation of the real estate-owned property, thus making their collection reasonably assured. These servicing advances are included in other assets on the Condensed Consolidated Balance Sheet and totaled $1.8 billion and $1.9 billion at March 31, 2011, and December 31, 2010, respectively. We maintain an allowance for uncollected primary servicing advances of $20 million and $25 million at March 31, 2011, and December 31, 2010, respectively. Our potential obligation is influenced by the loan’s performance and credit quality.

When we act as a subservicer of mortgage loans we perform the responsibilities of a primary servicer but do not own the corresponding primary servicing rights. We receive a fee from the primary servicer for such services.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

As the subservicer, we would have the same responsibilities of a primary servicer in that we would make certain payments of property taxes and insurance premiums, default and property maintenance, as well as advances of principal and interest payments before collecting them from individual borrowers. At March 31, 2011, and December 31, 2010, outstanding servicer advances related to subserviced loans were $135 million and $140 million, respectively, and we had a reserve for uncollected subservicer advances of $2 million and $1 million, respectively.

In many cases, where we act as master servicer, we also act as primary servicer. In connection with our master-servicing activities, we service the mortgage-backed and mortgage-related asset-backed securities and whole-loan packages sold to investors. As the master servicer, we collect mortgage loan payments from primary servicers and distribute those funds to investors in the mortgage-backed and mortgage-related asset-backed securities and whole-loan packages. As the master servicer, we are required to advance scheduled payments to the securitization trust or whole-loan investors. To the extent the primary servicer does not advance the payments, we are responsible for advancing the payment to the trust or whole-loan investors. Master-servicing advances, including contractual interest, are priority cash flows in the event of a default, thus making their collection reasonably assured. In most cases, we are required to advance these payments to the point of liquidation of the loan or reimbursement of the trust or whole-loan investors. We had outstanding master-servicing advances of $78 million and $90 million at March 31, 2011, and December 31, 2010, respectively. We had no reserve for uncollected master-servicing advances at March 31, 2011, or December 31, 2010.

Serviced Mortgage Assets

The unpaid principal balance of our serviced mortgage assets was as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
On-balance sheet mortgage loans
Held-for-sale and investment	$18,586	$20,224
Off-balance sheet mortgage loans
Loans sold to third-party investors
Nonagency	61,450	63,685
GSEs	258,351	255,388
Whole-loan	17,547	17,524
Purchased servicing rights	3,748	3,946

Total primary serviced mortgage loans	359,682	360,767
Subserviced mortgage loans	23,386	24,173
Master-servicing-only mortgage loans	10,044	10,548

Total serviced mortgage loans	$393,112	$395,488

Our Mortgage operations that conduct primary and master-servicing activities are required to maintain certain servicer ratings in accordance with master agreements entered into with GSEs. At March 31, 2011, our Mortgage operations were in compliance with the servicer-rating requirements of the master agreements.

In certain domestic securitizations of our Mortgage operations, the surety or other provider of contractual credit support is entitled to declare a servicer default and terminate the servicer upon the failure of the loans to meet certain portfolio delinquency and/or cumulative-loss thresholds. Our Mortgage operations did not receive notice of termination from surety providers during the three months ended March 31, 2011 or 2010.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Automobile Servicing Activities

We service consumer automobile contracts. Historically, we have sold a portion of our consumer automobile contracts. With respect to contracts we sell, we retain the right to service and earn a servicing fee for our servicing function. Typically, we conclude that the fee we are paid for servicing consumer automobile finance receivables represents adequate compensation, and consequently, we do not recognize a servicing asset or liability. We recognized automobile servicing fees of $46 million and $61 million during the three months ended March 31, 2011 and 2010, respectively.

Automobile Serviced Assets

The total serviced automobile loans outstanding were as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
On-balance sheet automobile loans
Consumer automobile	$56,868	$51,254
Commercial automobile	36,248	35,629
Operating leases	8,898	9,128
Operations held-for-sale	19	242
Off-balance sheet automobile loans
Loans sold to third-party investors
Whole-loan	15,852	18,126
Other	1,095	979

Total serviced automobile loans	$118,980	$115,358

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

12. Other Assets

The components of other assets were as follows.

	March 31, 2011	December 31, 2010
	($ in millions)
Property and equipment at cost	$1,330	$1,315
Accumulated depreciation	(953)	(939)

Net property and equipment	377	376
Fair value of derivative contracts in receivable position	3,380	3,966
Servicer advances	2,067	2,137
Restricted cash collections for securitization trusts (a)	1,470	1,705
Collateral placed with counterparties	1,230	1,569
Restricted cash and cash equivalents	1,200	1,323
Cash reserve deposits held for securitization trusts (b)	1,168	1,168
Other accounts receivable	867	641
Debt issuance costs	750	704
Prepaid expenses and deposits	734	638
Interests retained in financial asset sales	569	568
Goodwill	526	525
Nonmarketable equity securities	479	504
Investment in used vehicles held-for-sale	429	386
Real estate and other investments	316	280
Accrued interest and rent receivable	222	238
Repossessed and foreclosed assets	185	211
Other assets	794	625

Total other assets	$16,763	$17,564

(a)	Represents cash collection from customer payments on securitized receivables. These funds are distributed to investors as payments on the related secured debt.

(b)	Represents credit enhancement in the form of cash reserves for various securitization transactions.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

13. Deposit Liabilities

Deposit liabilities consisted of the following.

	March 31, 2011	December 31, 2010
	($ in millions)
Domestic deposits
Noninterest-bearing deposits	$2,064	$2,108
NOW and money market checking accounts	8,254	8,081
Certificates of deposit	25,051	23,728
Dealer deposits	1,591	1,459

Total domestic deposit liabilities	36,960	35,376

Foreign deposits
Noninterest-bearing deposits	—	23
NOW and money market checking accounts	1,092	961
Certificates of deposit	2,325	2,390
Dealer deposits	319	298

Total foreign deposit liabilities	3,736	3,672

Total deposit liabilities	$40,696	$39,048

Noninterest-bearing deposits primarily represent third-party escrows associated with our mortgage loan-servicing portfolio. The escrow deposits are not subject to an executed agreement and can be withdrawn without penalty at any time. At March 31, 2011, and December 31, 2010, certificates of deposit included $7.9 billion and $7.0 billion, respectively, of domestic certificates of deposit in denominations of $100 thousand or more.

14. Short-term Borrowings

The following table presents the composition of our short-term borrowings portfolio.

	March 31, 2011			December 31, 2010
	Unsecured	Secured	Total	Unsecured	Secured	Total
	($ in millions)
Demand notes	$2,345	$—	$2,345	$2,033	$—	$2,033
Bank loans and overdrafts	2,055	—	2,055	1,970	—	1,970
Federal Home Loan Bank	—	1,000	1,000	—	1,300	1,300
Other (a)	216	1,779	1,995	224	1,981	2,205

Total short-term borrowings	$4,616	$2,779	$7,395	$4,227	$3,281	$7,508

(a)	Other primarily includes nonbank secured borrowings at our Mortgage and International Automotive Finance operations.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

15. Long-term Debt

The following tables present the composition of our long-term debt portfolio.

	March 31, 2011			December 31, 2010
	Unsecured	Secured	Total	Unsecured	Secured	Total
	($ in millions)
Long-term debt
Due within one year	$7,672	$11,294	$18,966	$8,555	$13,603	$22,158
Due after one year (a)	39,745	29,189	68,934	38,499	25,508	64,007
Fair value adjustment	239	—	239	447	—	447

Total long-term debt (b)	$47,656	$40,483	$88,139	$47,501	$39,111	$86,612

(a)	Includes $7.4 billion guaranteed by the Federal Deposit Insurance Corporation (FDIC) under the Temporary Liquidity Guarantee Program (TLGP) and $2.6 billion of trust preferred securities at both March 31, 2011, and December 31, 2010.

(b)	Includes fair value option-elected secured long-term debt of $922 million and $972 million at March 31, 2011, and December 31, 2010, respectively. Refer to Note 21 for additional information.

The following table presents the scheduled remaining maturity of long-term debt at March 31, 2011, assuming no early redemptions will occur. The actual payment of secured debt may vary based on the payment activity of the related pledged assets.

	Year ended December 31,
	2011	2012	2013	2014	2015	2016 and thereafter	Fair value adjustment	Total
	($ in millions)
Unsecured
Long-term debt	$7,093	$12,818	$1,892	$4,222	$3,719	$20,513	$239	$50,496
Original issue discount	(646)	(350)	(264)	(190)	(56)	(1,334)	—	(2,840)

Total unsecured	6,447	12,468	1,628	4,032	3,663	19,179	239	47,656

Secured
Long-term debt	9,141	9,133	9,628	5,606	3,475	3,178	—	40,161
Troubled debt restructuring concession (a)	76	106	82	46	12	—	—	322

Total secured	9,217	9,239	9,710	5,652	3,487	3,178	—	40,483

Total long-term debt	$15,664	$21,707	$11,338	$9,684	$7,150	$22,357	$239	$88,139

(a)	In the second quarter of 2008, ResCap executed an exchange offer that resulted in a concession being recognized as an adjustment to the carrying value of certain new secured notes. This concession is being amortized over the life of the new notes through a reduction to interest expense using an effective yield methodology.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents the scheduled remaining maturity of long-term debt held by ResCap at March 31, 2011, assuming no early redemptions will occur. The actual payment of secured debt may vary based on the payment activity of the related pledged assets.

	Year ended December 31,
	2011	2012	2013	2014	2015	2016 and thereafter	Fair value adjustment	Total
	($ in millions)
ResCap
Unsecured debt
Long-term debt	$—	$372	$530	$103	$113	$—	$29	$1,147
Original issue discount	—	—	—	—	—	—	—	—

Total unsecured	—	372	530	103	113	—	29	1,147

Secured debt
Long-term debt	7	—	742	707	707	1,818	—	3,981
Troubled debt restructuring concession	76	106	82	46	12	—	—	322

Total secured debt	83	106	824	753	719	1,818	—	4,303

ResCap — Total long-term debt	$83	$478	$1,354	$856	$832	$1,818	$29	$5,450

The following summarizes assets restricted as collateral for the payment of the related debt obligation primarily arising from securitization transactions accounted for as secured borrowings and repurchase agreements.

	March 31, 2011		December 31, 2010
	Total	Ally Bank (a)	Total	Ally Bank (a)
	($ in millions)
Trading securities	$32	$—	$36	$—
Investment securities	2,359	2,358	2,191	2,190
Loans held-for-sale	978	—	1,035	—
Mortgage assets held-for-investment and lending receivables	11,522	10,323	12,451	11,137
Consumer automobile finance receivables	30,352	16,515	27,164	14,927
Commercial automobile finance receivables	17,515	11,340	19,741	15,034
Investment in operating leases, net	2,423	653	3,199	—
Mortgage servicing rights	2,871	1,728	2,801	1,746
Other assets	3,770	1,525	3,990	1,700

Total assets restricted as collateral (b)	$71,822	$44,442	$72,608	$46,734

Secured debt (c)	$43,262	$21,796	$42,392	$20,199

(a)	Ally Bank is a component of the total column.

(b)

Ally Bank has an advance agreement with the Federal Home Loan Bank of Pittsburgh (FHLB) and access to the Federal Reserve Bank Discount Window. Ally Bank had assets pledged and restricted as collateral to the FHLB and Federal Reserve Bank totaling $11.8 billion and $15.2 billion at March 31, 2011, and December 31, 2010, respectively. These assets were composed of consumer and commercial mortgage finance receivables and loans, net; consumer automobile finance receivables and loans, net; and investment securities. Under the agreement with the FHLB, Ally Bank also had assets pledged as collateral under a

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

blanket lien totaling $8.0 billion and $5.3 billion at March 31, 2011, and December 31, 2010, respectively. These assets were primarily composed of mortgage servicing rights; consumer mortgage finance receivables and loans, net; and other assets. Availability under these programs is generally only for the operations of Ally Bank and cannot be used to fund the operations or liabilities of Ally or its subsidiaries.

(c)	Includes $2,779 million and $3,281 million of short-term borrowings at March 31, 2011, and December 31, 2010, respectively.

Trust Preferred Securities

On December 30, 2009, we entered into a Securities Purchase and Exchange Agreement with Treasury and GMAC Capital Trust I, a Delaware statutory trust (the Trust), which is a finance subsidiary that is wholly owned by Ally. As part of the agreement, the Trust sold to Treasury 2,540,000 trust preferred securities (TRUPS) issued by the Trust with an aggregate liquidation preference of $2.5 billion. Additionally, we issued and sold to Treasury a ten-year warrant to purchase up to 127,000 additional TRUPS with an aggregate liquidation preference of $127 million, at an initial exercise price of $0.01 per security, which Treasury immediately exercised in full.

On March 1, 2011, the Declaration of Trust and certain other documents related to the TRUPS were amended and all the outstanding TRUPS held by Treasury were designated 8.125% Fixed Rate / Floating Rate Trust Preferred Securities, Series 2 (Series 2 TRUPS). On March 7, 2011, Treasury sold 100% of the Series 2 TRUPS in an offering registered with the SEC. Ally did not receive any proceeds from the sale.

Each Series 2 TRUPS security has a liquidation amount of $25. Distributions are cumulative and are payable until redemption at the applicable coupon rate. Distributions are payable at an annual rate of 8.125% payable quarterly in arrears, beginning August 15, 2011, to but excluding February 15, 2016. From and including February 15, 2016, to but excluding February 15, 2040, distributions will be payable at an annual rate equal to three-month London interbank offer rate plus 5.785% payable quarterly in arrears, beginning May 15, 2016. Ally has the right to defer payments of interest for a period not exceeding 20 consecutive quarters. The Series 2 TRUPS have no stated maturity date, but must be redeemed upon the redemption or maturity of the related debentures (Debentures), which mature on February 15, 2040. The Series 2 TRUPS are generally nonvoting, other than with respect to certain limited matters. During any period in which any Series 2 TRUPS remain outstanding but in which distributions on the Series 2 TRUPS have not been fully paid, none of Ally or its subsidiaries will be permitted to (i) declare or pay dividends on, make any distributions with respect to, or redeem, purchase, acquire or otherwise make a liquidation payment with respect to, any of Ally’s capital stock or make any guarantee payment with respect thereto; or (ii) make any payments of principal, interest, or premium on, or repay, repurchase or redeem, any debt securities or guarantees that rank on a parity with or junior in interest to the Debentures with certain specified exceptions in each case.

Funding Facilities

We utilize both committed and uncommitted credit facilities. The financial institutions providing the uncommitted facilities are not legally obligated to advance funds under them. The amounts outstanding under our various funding facilities are included on our Condensed Consolidated Balance Sheet.

As of March 31, 2011, Ally Bank had exclusive access to $8.8 billion of funding capacity from committed credit facilities. Ally Bank also has access to a $4.1 billion committed facility that is shared with the parent

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

company. Funding programs supported by the Federal Reserve and the FHLB complement Ally Bank’s private committed facilities.

The total capacity in our committed funding facilities is provided by banks through private transactions. The committed secured funding facilities can be revolving in nature and allow for additional funding during the commitment period, or they can be amortizing and do not allow for any further funding after the closing date. At March 31, 2011, $29.3 billion of our $32.1 billion of committed capacity was revolving. Many of our revolving facilities have a tenor of 364 days and are renewed annually, but recently, we have been able to establish $9.4 billion of committed funding capacity with a tenor greater than 364 days.

Committed Funding Facilities

	Outstanding		Unused capacity (a)		Total capacity
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010
	($ in billions)
Bank funding
Secured	$5.8	$6.4	$3.0	$1.9	$8.8	$8.3
Nonbank funding
Unsecured
Automotive Finance operations	0.8	0.8	—	—	0.8	0.8
Secured
Automotive Finance operations and other	8.1	8.3	8.9	9.1	17.0	17.4
Mortgage operations	1.1	1.0	0.3	0.6	1.4	1.6

Total nonbank funding	10.0	10.1	9.2	9.7	19.2	19.8

Shared capacity (b)	0.2	0.2	3.9	3.9	4.1	4.1

Total committed facilities	$16.0	$16.7	$16.1	$15.5	$32.1	$32.2

(a)	Funding from committed secured facilities is available on request in the event excess collateral resides in certain facilities or is available to the extent incremental collateral is available and contributed to the facilities.

(b)	Funding is generally available for assets originated by Ally Bank or the parent company, Ally Financial Inc.

Uncommitted Funding Facilities

	Outstanding		Unused capacity		Total capacity
	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2011	Dec. 31, 2010
	($ in billions)
Bank funding
Secured
Federal Reserve funding programs	$—	$—	$5.7	$4.0	$5.7	$4.0
FHLB advances	4.8	5.3	0.8	0.2	5.6	5.5

Total bank funding	4.8	5.3	6.5	4.2	11.3	9.5

Nonbank funding
Unsecured
Automotive Finance operations	1.6	1.4	0.5	0.6	2.1	2.0
Secured
Automotive Finance operations	—	0.1	0.1	—	0.1	0.1
Mortgage operations	—	—	0.1	0.1	0.1	0.1

Total nonbank funding	1.6	1.5	0.7	0.7	2.3	2.2

Total uncommitted facilities	$6.4	$6.8	$7.2	$4.9	$13.6	$11.7

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

16. Equity

The following table summarizes information about our Series F-2, Series A, and Series G preferred stock.

	March 31, 2011	December 31, 2010
Mandatorily convertible preferred stock held by U.S. Department of Treasury (a)
Series F-2 preferred stock
Carrying value ($ in millions)	$5,685	$5,685
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$50	$50
Number of share authorized	228,750,000	228,750,000
Number of shares issued and outstanding	118,750,000	118,750,000
Dividend/coupon	Fixed 9%
Redemption/call feature	Perpetual (b)
Preferred stock
Series A preferred stock (c)
Carrying value ($ in millions)	$1,021	$1,053
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$25	$1,000
Number of share authorized	160,870,560	4,021,764
Number of shares issued and outstanding	40,870,560	1,021,764
Dividend/coupon
Prior to May 15, 2016	8.5%
On and after May 15, 2016	LIBOR + 6.243%
Redemption/call feature	Perpetual (d)
Series G preferred stock
Carrying value ($ in millions)	$234	$234
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$1,000	$1,000
Number of share authorized	2,576,601	2,576,601
Number of shares issued and outstanding	2,576,601	2,576,601
Dividend/coupon	Fixed 7%
Redemption/call feature	Perpetual (e)

(a)	Mandatorily convertible to common equity on December 30, 2016.
(b)	Convertible prior to mandatory conversion date with consent of Treasury.
(c)	Refer to next section of this note for a description of an amendment to the Series A preferred stock that occurred on March 25, 2011.
(d)	Nonredeemable prior to May 15, 2016.
(e)	Nonredeemable prior to December 31, 2011.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Series A Preferred Stock

On March 1, 2011, pursuant to a registration rights agreement between Ally and GM, GM notified Ally of its intent to sell shares of Ally’s existing Fixed Rate Perpetual Preferred Stock, Series A (Existing Series A Preferred Stock), held by a subsidiary of GM. On March 25, 2011, Ally filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the Amendment) with the Secretary of State of the State of Delaware. Pursuant to the Amendment, Ally’s Certificate of Incorporation, which included the terms of the Existing Series A Preferred Stock, was amended to modify certain terms of the Existing Series A Preferred Stock. As part of the Amendment, the Existing Series A Preferred Stock was redesignated as Ally’s Fixed Rate / Floating Rate Perpetual Preferred Stock, Series A (the Amended Series A Preferred Stock) and the liquidation amount was reduced from $1,000 per share to $25 per share. The Amendment, and a corresponding amendment to Ally’s bylaws, also increased the authorized number of shares of Amended Series A Preferred Stock to 160,870,560 shares, which was adjusted to account for the decreased liquidation amount per share. The total number of shares outstanding following the Amendment is 40,870,560 shares.

Immediately following the Amendment, the subsidiary of GM that held all of the outstanding Amended Series A Preferred Stock sold 100% of such stock in an offering registered with the SEC. Ally did not receive any proceeds from the sale.

Holders of the Amended Series A Preferred Stock are entitled to receive, when, as and if declared by Ally, noncumulative cash dividends. Beginning March 25, 2011, to but excluding May 15, 2016, dividends accrue at a fixed rate of 8.500% per annum. Beginning on May 15, 2016, dividends will accrue at a rate equal to three-month London interbank offer rate (LIBOR) plus 6.243%, commencing on August 15, 2016, in each case on the 15th day of February, May, August, and November. Dividends will be payable to holders of record at the close of business on the preceding February 1, May 1, August 1, or November 1, as the case may be, or on such other date, not more than seventy calendar days prior to the dividend payment date, as will be fixed by the Ally Board of Directors. In the event that dividends with respect to a dividend period have not been paid in full on the dividend payment date, we will be prohibited, subject to certain specified exceptions, from (i) redeeming, purchasing or otherwise acquiring, any stock that ranks on a parity basis with, or junior in interest to, the Amended Series A Preferred Stock; (ii) paying any dividends or making any distributions with respect to any stock that ranks junior in interest to the Amended Series A Preferred Stock, until such time as Ally has paid the dividends payable on shares of the Amended Series A Preferred Stock with respect to a subsequent dividend period; and (iii) declaring or paying any dividend on any stock ranking on a parity basis with the Amended Series A Preferred Stock, subject to certain exceptions.

The holders of the Amended Series A Preferred Stock do not have voting rights other than those set forth in the certificate of designations for the Amended Series A Preferred Stock included in Ally’s Certificate of Incorporation. Ally may not redeem the Amended Series A Preferred Stock before May 15, 2016, and after such time the Amended Series A Preferred Stock may be redeemed in certain circumstances. In the event of any liquidation, dissolution or winding up of the affairs of Ally, holders of the Amended Series A Preferred Stock will be entitled to receive the liquidation amount per share of Amended Series A Preferred Stock and an amount equal to all declared, but unpaid dividends declared prior to the date of payment out of assets available for distribution, before any distribution is made for holders of stock that ranks junior in interest to the Amended Series A Preferred Stock, subject to the rights of Ally’s creditors.

The changes to the terms of the Existing Series A Preferred Stock pursuant to the terms of the Amendment were deemed substantive, and as a result, the transaction was accounted for as a redemption of the Existing Series A Preferred Stock and the issuance of the Amended Series A Preferred Stock. The Existing Series A Preferred Stock was removed at its carrying value, the Amended Series A Preferred Stock was recognized at its

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

fair value, and the difference of $32 million was recorded as an increase to retained earnings, which will impact the income available to common stockholders used for the earnings per common share calculation. Refer to Note 20 to our Consolidated Financial Statements for terms of the Series A Preferred Stock prior to the Amendment.

17. Earnings per Common Share

The following table presents the calculation of basic and diluted earnings per common share.

	Three months ended March 31,
	2011	2010
	($ in millions, except per share data)
Net income from continuing operations	$170	$151
Preferred stock dividends — U.S. Department of Treasury (a)	(134)	(386)
Preferred stock dividends (a)	(69)	(116)
Impact of preferred stock amendment	32	—

Net loss from continuing operations attributable to common shareholders (b)	(1)	(351)

(Loss) income from discontinued operations, net of tax	(24)	11

Net loss attributable to common shareholders	$(25)	$(340)

Basic and diluted weighted-average common shares outstanding (b)	1,330,970	799,120

Basic and diluted earnings per common share (b)
Net loss from continuing operations	$(1)	$(439)
(Loss) income from discontinued operations, net of tax	(18)	13

Net loss	$(19)	$(426)

(a)	The first quarter of 2010 included two quarterly cash dividends each for the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2, and Fixed Rate Cumulative Perpetual Preferred Stock, Series G, totaling $477 million, which were deducted from income to arrive at basic and diluted earnings per common share. Traditionally, the second dividends totaling $303 million would have been declared in the second quarter and deducted from income to arrive at basic and diluted earnings per common share for the second quarter.

(b)	Due to the antidilutive effect of converting the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock into common shares and the net loss attributable to common shareholders for the three months ended March 31, 2011 and 2010, income attributable to common shareholders and basic weighted-average common shares outstanding were used to calculate basic and diluted earnings per share.

The effects of converting the outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock into common shares are not included in the diluted earnings per share calculation for the three months ended March 31, 2011 and 2010, as the effects would be antidilutive for those periods. As such, 574,156 and 988,200 of potential common shares were excluded from the diluted earnings per share calculation for the three months ended March 31, 2011 and 2010, respectively.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

18. Regulatory Capital

As a bank holding company, we and our wholly owned state-chartered banking subsidiary, Ally Bank, are subject to risk-based capital and leverage guidelines issued by federal and state banking regulators that require that our capital-to-assets ratios meet certain minimum standards. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary action by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements or the results of operations and financial condition of Ally and Ally Bank. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets and certain off-balance sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

The risk-based capital ratios are determined by allocating assets and specified off-balance sheet financial instruments into several broad risk categories with higher levels of capital being required for the categories that present greater risk. Under the guidelines, total capital is divided into two tiers: Tier 1 capital and Tier 2 capital. Tier 1 capital generally consists of common equity, minority interests, and qualifying preferred stock (including senior preferred stock issued and sold to Treasury under TARP) less goodwill and other adjustments. Tier 2 capital generally consists of preferred stock not qualifying as Tier 1 capital, limited amounts of subordinated debt and the allowance for loan losses, and other adjustments. The amount of Tier 2 capital may not exceed the amount of Tier 1 capital.

Total risk-based capital is the sum of Tier 1 and Tier 2 capital. Under the guidelines, banking organizations are required to maintain a minimum Total risk-based capital ratio (total capital to risk-weighted assets) of 8% and a Tier 1 risk-based capital ratio of 4%.

The federal banking regulators also have established minimum leverage ratio guidelines. The leverage ratio is defined as Tier 1 capital divided by adjusted average total assets (which reflect adjustments for disallowed goodwill and certain intangible assets). The minimum Tier 1 leverage ratio is 3% or 4% depending on factors specified in the regulations.

A banking institution meets the regulatory definition of “well-capitalized” when its Total risk-based capital ratio equals or exceeds 10% and its Tier 1 risk-based capital ratio equals or exceeds 6% and for insured depository institutions, when its leverage ratio equals or exceeds 5%, unless subject to a regulatory directive to maintain higher capital levels.

In conjunction with the Supervisory Capital Assessment Program (S-CAP), the banking regulators have developed a new measure of capital called “Tier 1 common” defined as Tier 1 capital less noncommon elements including qualified perpetual preferred stock, qualifying minority interest in subsidiaries, and qualifying trust preferred securities.

On October 29, 2010, Ally, IB Finance Holding Company, LLC, Ally Bank, and the FDIC entered into a Capital and Liquidity Maintenance Agreement (CLMA) that supersedes an original agreement dated July 21, 2008. The CLMA requires capital at Ally Bank to be maintained at a level such that Ally Bank’s leverage ratio is at least 15%, which is consistent with capital requirements previously applicable to Ally Bank and thus does not impose any additional capital requirements. For this purpose, the leverage ratio is determined in accordance with the FDIC’s regulations related to capital maintenance.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table summarizes our capital ratios.

	March 31, 2011		December 31, 2010		Required minimum	Well-capitalized minimum
	Amount	Ratio	Amount	Ratio
	($ in millions)
Risk-based capital
Tier 1 (to risk-weighted assets)
Ally Financial Inc.	$22,143	14.68%	$22,189	15.00%	4.00%	6.00%
Ally Bank	11,062	18.73	10,738	19.23	4.00	6.00
Total (to risk-weighted assets)
Ally Financial Inc.	$24,084	15.97%	$24,213	16.36%	8.00%	10.00%
Ally Bank	11,800	19.98	11,438	20.48	8.00	10.00
Tier 1 leverage (to adjusted average assets) (a)
Ally Financial Inc.	$22,143	12.78%	$22,189	13.05%	3.00–4.00%	(b )
Ally Bank	11,062	15.87	10,738	15.81	15.00 (c)	5.00%
Tier 1 common (to risk-weighted assets)
Ally Financial Inc.	$12,662	8.40%	$12,677	8.57%	n/a	n/a
Ally Bank	n/a	n/a	n/a	n/a	n/a	n/a

n/a = not applicable

(a)	Federal regulatory reporting guidelines require the calculation of adjusted average assets using a daily average methodology. We currently calculate using a combination of monthly and daily average methodologies.

(b)	There is no Tier 1 leverage component in the definition of a well-capitalized bank holding company.

(c)	Ally Bank, in accordance with the CLMA, is required to maintain a Tier 1 leverage ratio of at least 15%.

At March 31, 2011, Ally and Ally Bank were “well-capitalized” and met all capital requirements to which we were subject.

Basel Capital Accord

The minimum risk-based capital requirements adopted by the federal banking agencies follow the Capital Accord (Capital Accord) of the Bank for International Settlements’ Basel Committee on Banking Supervision (Basel Committee). The Capital Accord was published in 1988 and generally applies to depository institutions and their holding companies in the United States. In 2004, the Basel Committee published a revision to the Capital Accord (Basel II). The goal of the Basel II capital rules is to provide more risk-sensitive regulatory capital calculations and promote enhanced risk management practices among large, internationally active banking organizations. U.S. banking regulators published final Basel II rules in December 2007. Ally is required to comply with the Basel II rules, as implemented by the U.S. banking regulators. Prior to full implementation of the Basel II rules, Ally is required to complete a qualification period that includes four consecutive quarters during which it needs to demonstrate that it meets the requirements of the rules to the satisfaction of its primary U.S. banking regulator. The U.S. implementation timetable consists of this qualification period followed by a minimum transition period of three years. During the transition period, Basel II risk-based capital requirements cannot fall below certain floors based on pre-existing capital regulations (Basel I). Ally is currently in the qualification period and expects to be in compliance with all relevant Basel II rules within the established timelines.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

In addition to Basel II, the Basel Committee adopted new capital, leverage, and liquidity guidelines under the Basel Accord (Basel III), which when implemented in the United States, may have the effect of raising capital requirements beyond those required by current law and the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). Basel III increases the minimum Tier 1 common equity ratio from 2.0% to 4.5%, net of regulatory deductions, and introduces a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets, raising the target minimum common equity ratio to 7.0%. Basel III increases the minimum Tier 1 capital ratio to 8.5% inclusive of the capital conservation buffer, increases the minimum total capital ratio to 10.5% inclusive of the capital buffer, and introduces a countercyclical capital buffer of up to 2.5% of common equity or other fully loss absorbing capital for periods of excess credit growth. Basel III also introduces a nonrisk adjusted Tier 1 leverage ratio of 3%, based on a measure of the total exposure rather than total assets, and new liquidity standards. The Basel III capital, leverage, and liquidity standards will be phased in over a multiyear period. The Basel III rules, when implemented, will also impose a 15% cap on the amount of Tier 1 capital that can be met, in the aggregate, through significant investments in the common shares of unconsolidated financial subsidiaries, MSRs and deferred tax assets through timing differences, as well as a 10% cap on the amount of each of the three individual items that may be included in Tier 1 capital. In addition, under Basel III rules, after a ten-year phaseout period beginning on January 1, 2013, trust preferred and other “hybrid” securities will no longer qualify as Tier 1 capital. However, under the Dodd-Frank Act, subject to certain exceptions, trust preferred and other “hybrid” securities are phased out from Tier 1 capital in a three-year period starting January 1, 2013.

19. Derivative Instruments and Hedging Activities

We enter into interest rate and foreign-currency swaps, futures, forwards, options, and swaptions in connection with our market risk management activities. Derivative instruments are used to manage interest rate risk relating to specific groups of assets and liabilities, including investment securities, MSRs, debt, and deposits. In addition, we use foreign exchange contracts to mitigate foreign-currency risk associated with foreign-currency-denominated debt, foreign exchange transactions, and our net investment in foreign subsidiaries. Our primary objective for utilizing derivative financial instruments is to manage market risk volatility associated with interest rate and foreign-currency risks related to the assets and liabilities.

Interest Rate Risk

We execute interest rate swaps to modify our exposure to interest rate risk by converting certain fixed-rate instruments to a variable rate. We monitor our mix of fixed- and variable-rate debt in relation to the rate profile of our assets. When it is cost effective to do so, we may enter into interest rate swaps to achieve our desired mix of fixed- and variable-rate debt. Our qualifying accounting hedges consist of hedges of fixed-rate debt obligations in which receive-fixed swaps are designated as hedges of specific fixed-rate debt obligations.

We apply hedge accounting to certain relationships in which we utilize derivative instruments to hedge interest rate risk associated with our fixed-rate debt. We enter into economic hedges to mitigate exposure for the following categories.

•

MSRs and retained interests — Our MSRs and retained interest portfolios are generally subject to loss in value when mortgage rates decline. Declining mortgage rates generally result in an increase in refinancing activity that increases prepayments and results in a decline in the value of MSRs and retained interests. To mitigate the impact of this risk, we maintain a portfolio of financial instruments, primarily derivative instruments, which increase in value when interest rates decline. The primary objective is to minimize the overall risk of loss in the value of MSRs and retained interests due to the change in fair value caused by interest rate changes and their interrelated impact to prepayments.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

We use a multitude of derivative instruments to manage the interest rate risk related to MSRs and retained interests. They include, but are not limited to, interest rate futures contracts, call or put options on U.S. Treasuries, swaptions, mortgage-backed securities (MBS), futures, U.S. Treasury futures, interest rate swaps, interest rate floors, and interest rate caps. We monitor and actively manage our risk on a daily basis, and therefore, trading volume can be large.

•

Mortgage loan commitments and mortgage loans held-for-sale — We are exposed to interest rate risk from the time an interest rate lock commitment (IRLC) is made until the time the mortgage loan is sold. Changes in interest rates impact the market price for our loans; as market interest rates decline, the value of existing IRLCs and loans held-for-sale increase and vice versa. Our primary objective in risk management activities related to IRLCs and mortgage loans held-for-sale is to eliminate or greatly reduce any interest rate risk associated with these items.

The primary derivative instrument we use to accomplish the risk management objective for mortgage loans and IRLCs is forward sales of mortgage-backed securities, primarily Fannie Mae or Freddie Mac to-be-announced securities. These instruments typically are entered into at the time the IRLC is made. The value of the forward sales contracts moves in the opposite direction of the value of our IRLCs and mortgage loans held-for-sale. We also use other derivatives, such as interest rate swaps, options, and futures, to economically hedge certain portions of the mortgage portfolio. Nonderivative instruments may also be periodically used to economically hedge the mortgage portfolio, such as short positions on U.S. Treasuries. We monitor and actively manage our risk on a daily basis. We do not apply hedge accounting to this derivative portfolio.

•

Debt — With the exception of a portion of our fixed-rate debt, we do not apply hedge accounting to our derivative portfolio held to mitigate interest rate risk associated with our debt portfolio. Typically, the significant terms of the interest rate swaps match the significant terms of the underlying debt resulting in an effective conversion of the rate of the related debt.

•

Other — We enter into futures, options, and swaptions to economically hedge our net fixed versus variable interest rate exposure. We also enter into equity options to economically hedge our exposure to the equity markets.

Foreign Currency Risk

We enter into derivative financial instrument contracts to mitigate the risk associated with variability in cash flows related to foreign-currency financial instruments. Currency swaps and forwards are used to economically hedge foreign exchange exposure on foreign-currency-denominated debt by converting the funding currency to the same currency of the assets being financed. Similar to our interest rate derivatives, the swaps are generally entered into or traded concurrent with the debt issuance with the terms of the swap matching the terms of the underlying debt.

Our foreign subsidiaries maintain both assets and liabilities in local currencies; these local currencies are generally the subsidiaries’ functional currencies for accounting purposes. Foreign-currency exchange-rate gains and losses arise when the assets or liabilities of our subsidiaries are denominated in currencies that differ from its functional currency. In addition, our equity is impacted by the cumulative translation adjustments resulting from the translation of foreign subsidiary results; this impact is reflected in our other comprehensive income (loss). We enter into foreign-currency forwards and option-based contracts with external counterparties to hedge foreign exchange exposure on our net investments in foreign subsidiaries. In March 2011, we elected to dedesignate all

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

of our existing net investment hedge relationships and change our method of measuring hedge effectiveness from the spot method to the forward method for new hedge relationships entered into during the remainder of the quarter and prospectively. For the net investment hedges that were designated under the spot method for the first portion of the quarter, the hedges were recorded at fair value with changes recorded to other comprehensive income (loss) with the exception of the spot to forward difference that was recorded to earnings. For the new net investment hedges that were designated under the forward method, the hedges were recorded at fair value with the changes recorded to other comprehensive income (loss) including the spot to forward difference. The net derivative gain or loss remains in other comprehensive income (loss) until earnings are impacted by the sale or the liquidation of the associated foreign operation.

In addition, we have a centralized lending program to manage liquidity for all of our subsidiary businesses. Foreign-currency-denominated loan agreements are executed with our foreign subsidiaries in their local currencies. We evaluate our foreign-currency exposure resulting from intercompany lending and manage our currency risk exposure by entering into foreign-currency derivatives with external counterparties. Our foreign-currency derivatives are recorded at fair value with changes recorded as income offsetting the gains and losses on the associated foreign-currency transactions.

Except for our net investment hedges, we generally have not elected to treat any foreign-currency derivatives as hedges for accounting purposes principally because the changes in the fair values of the foreign-currency swaps are substantially offset by the foreign-currency revaluation gains and losses of the underlying assets and liabilities.

Credit Risk

Derivative financial instruments contain an element of credit risk if counterparties are unable to meet the terms of the agreements. Credit risk associated with derivative financial instruments is measured as the net replacement cost should the counterparties that owe us under the contract completely fail to perform under the terms of those contracts, assuming no recoveries of underlying collateral as measured by the market value of the derivative financial instrument.

To mitigate the risk of counterparty default, we maintain collateral agreements with certain counterparties. The agreements require both parties to maintain collateral in the event the fair values of the derivative financial instruments meet established thresholds. In the event that either party defaults on the obligation, the secured party may seize the collateral. Generally, our collateral arrangements are bilateral such that we and the counterparty post collateral for the value of our total obligation to each other. Contractual terms provide for standard and customary exchange of collateral based on changes in the market value of the outstanding derivatives. The securing party posts additional collateral when their obligation rises or removes collateral when it falls. We also have unilateral collateral agreements whereby we are the only entity required to post collateral.

Certain derivative instruments contain provisions that require us to either post additional collateral or immediately settle any outstanding liability balances upon the occurrence of a specified credit risk-related event. If a credit risk related event had been triggered at March 31, 2011, the amount of additional collateral required to be posted by us would have been insignificant.

We placed cash and securities collateral totaling $1.2 billion and $1.6 billion at March 31, 2011, and December 31, 2010, respectively, in accounts maintained by counterparties. We received cash collateral from counterparties totaling $568 million and $916 million at March 31, 2011, and December 31, 2010, respectively. The receivables for collateral placed and the payables for collateral received are included on our Condensed

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Consolidated Balance Sheet in other assets and accrued expenses and other liabilities, respectively. In certain circumstances, we receive or post securities as collateral with counterparties. We do not record such collateral received on our Condensed Consolidated Balance Sheet unless certain conditions are met. At March 31, 2011, we did not receive any noncash collateral. At December 31, 2010, we received noncash collateral of $29 million.

Balance Sheet Presentation

The following table summarizes the fair value amounts of derivative instruments reported on our Condensed Consolidated Balance Sheet. The fair value amounts are presented on a gross basis, are segregated by derivatives that are designated and qualifying as hedging instruments or those that are not, and are further segregated by type of contract within those two categories.

	March 31, 2011			December 31, 2010
	Fair value of derivative contracts in		Notional amount	Fair value of derivative contracts in		Notional amount
	receivable position (a)	liability position (b)		receivable position (a)	liability position (b)
	($ in millions)
Qualifying accounting hedges
Interest rate risk
Fair value accounting hedges	$376	$177	$13,944	$443	$114	$11,895
Foreign exchange risk
Net investment accounting hedges	16	84	8,345	12	72	4,407

Total qualifying accounting hedges	392	261	22,289	455	186	16,302

Economic hedges
Interest rate risk
MSRs and retained interests	2,452	2,537	514,616	2,896	3,118	325,768
Mortgage loan commitments and mortgage loans held-for-sale	51	53	30,736	232	80	38,788
Debt	195	86	22,546	160	107	21,269
Other	56	41	43,939	80	129	32,734

Total interest rate risk	2,754	2,717	611,837	3,368	3,434	418,559
Foreign exchange risk	234	246	20,218	143	240	14,359

Total economic hedges	2,988	2,963	632,055	3,511	3,674	432,918

Total derivatives	$3,380	$3,224	$654,344	$3,966	$3,860	$449,220

(a)	Reported as other assets on the Condensed Consolidated Balance Sheet. Includes accrued interest of $262 million and $263 million at March 31, 2011, and December 31, 2010, respectively.

(b)	Reported as accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet. Includes accrued interest of $9 million and $23 million at March 31, 2011, and December 31, 2010, respectively.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Statement of Income Presentation

The following table summarizes the location and amounts of gains and losses reported in our Condensed Consolidated Statement of Income on derivative instruments.

	Three months ended March 31,
	2011	2010
	($ in millions)
Qualifying accounting hedges
(Loss) gain recognized in earnings on derivatives (a)
Interest rate contracts
Interest on long-term debt	$(148)	$82
Gain (loss) recognized in earnings on hedged items (b)
Interest rate contracts
Interest on long-term debt	145	(62)

Total qualifying accounting hedges	(3)	20

Economic hedges
(Loss) gain recognized in earnings on derivatives
Interest rate contracts
Servicing asset valuation and hedge activities, net	(204)	63
Loss on mortgage and automotive loans, net	(39)	(144)
Other income, net of losses	7	(53)
Other operating expenses	4	(3)

Total interest rate contracts	(232)	(137)

Foreign exchange contracts (c)
Interest on long-term debt	13	(140)
Other income, net of losses	(104)	349

Total foreign exchange contracts	(91)	209

(Loss) gain recognized in earnings on derivatives	$(326)	$92

(a)	Amounts exclude gains of $88 million and $86 million for the three months ended March 31, 2011 and 2010, respectively, related to interest for qualifying accounting hedges of debt, which are primarily offset by the fixed coupon payment on the long-term debt.

(b)	Amounts exclude gains of $63 million and $39 million related to amortization of deferred basis adjustments on the hedged items for the three months ended March 31, 2011 and 2010, respectively.

(c)	Amounts exclude gains of $90 million and losses of $245 million for the three months ended March 31, 2011 and 2010, respectively, related to the revaluation of the related foreign-denominated debt or receivable.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table summarizes derivative instruments used in net investment hedge accounting relationships.

	March 31,
	2011	2010
	($ in millions)
Net investment hedges
Foreign exchange contracts
Loss recorded directly to other income, net of losses (a)	$(3)	$(1)
Loss recognized in other comprehensive income (b)	(148)	(44)

(a)	The amounts represent the forward points excluded from the assessment of hedge effectiveness.

(b)	The amounts represent the effective portion of net investment hedges during the three months ended March 31, 2011 and 2010. There are offsetting gains recognized in accumulated other comprehensive income of $145 million and $44 million for the three months ended March 31, 2011 and 2010, respectively, related to the revaluation of the related net investment in foreign operations. The amount of hedge ineffectiveness on net investment hedges during the three months ended March 31, 2011 and 2010, was insignificant.

20. Income Taxes

We recognized total income tax benefit from continuing operations of $68 million and income tax expense from continuing operations of $36 million during the three months ended March 31, 2011 and 2010, respectively. A reconciliation of the statutory U.S. federal income tax rate to our effective income tax rate for continuing operations is shown in the following table.

	Three months ended March 31,
	2011		2010
	Amount	Percent	Amount	Percent
	($ in millions)
Statutory U.S. federal tax expense and rate	$36	35.0%	$65	35.0%
Change in tax rate resulting from
Effect of valuation allowance change	(94)	(92.1)	(39)	(20.9)
Foreign tax differential	(13)	(12.7)	(8)	(4.3)
Taxes on unremitted foreign earnings	6	5.9	22	11.7
State and local income taxes, net of federal income tax benefit	(3)	(2.8)	7	3.7
Tax-exempt income	(2)	(1.9)	(3)	(1.6)
Other, net	2	1.9	(8)	(4.3)

Tax (benefit) expense and effective tax rate	$(68)	(66.7)%	$36	19.3%

For the quarter ended March 31, 2011, we recorded a $101 million reversal of valuation allowance on net deferred tax assets in one of our Canadian subsidiaries. The reversal related to modifications to the legal structure of our Canadian operations. Additionally, we recorded other net increases to our consolidated valuation allowance on deferred tax assets of $102 million, stemming primarily from increases to our deferred tax assets during the period.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

21. Fair Value

Fair Value Measurements

For purposes of this disclosure, fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market in an orderly transaction between market participants at the measurement date. Fair value is based on the assumptions market participants would use when pricing an asset or liability. Additionally, entities are required to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. The following is a description of the three hierarchy levels.

Level 1	Inputs are quoted prices in active markets for identical assets or liabilities at the measurement date. Additionally, the entity must have the ability to access the active market, and the quoted prices cannot be adjusted by the entity.

Level 2	Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

Transfers	Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfer occurred. There were no significant transfers between any levels during the three months ended March 31, 2011.

Following are descriptions of the valuation methodologies used to measure material assets and liabilities at fair value and details of the valuation models, key inputs to those models, and significant assumptions utilized.

•

Available-for-sale securities — Available-for-sale securities are carried at fair value primarily based on observable market prices. If observable market prices are not available, our valuations are based on internally developed discounted cash flow models (an income approach) that use a market-based discount rate and consider recent market transactions, experience with similar securities, current business conditions, and analysis of the underlying collateral, as available. To estimate cash flows, we are required to utilize various significant assumptions including market observable inputs (e.g., forward interest rates) and internally developed inputs (including prepayment speeds, delinquency levels, and credit losses).

•

Loans held-for-sale, net — Our automobile loans held-for-sale are accounted for at the lower-of-cost or fair value. The automobile loans at fair value are presented in the nonrecurring fair value measurement

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

table. We based our valuation of automobile loans held-for-sale on internally developed discounted cash flow models (an income approach) and classified all these loans as Level 3. These valuation models estimate the exit price we expect to receive in the loan’s principal market, which depending on characteristics of the loans may be the whole-loan market or the securitization market. Although we utilize and give priority to market observable inputs, such as interest rates and market spreads within these models, we are typically required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. While numerous controls exist to calibrate, corroborate, and validate these internal inputs, these internal inputs require the use of judgment and can have a significant impact on the determination of the loan’s value. Accordingly, we classified all automobile loans held-for-sale as Level 3.

Our mortgage loans held-for-sale are accounted for at either fair value because of fair value option elections or they are accounted for at the lower-of-cost or fair value. Mortgage loans held-for-sale are typically pooled together and sold into certain exit markets depending on underlying attributes of the loan, such as GSE eligibility (domestic only), product type, interest rate, and credit quality. Two valuation methodologies are used to determine the fair value of mortgage loans held-for-sale. The methodology used depends on the exit market as described below.

Level 2 mortgage loans — This includes all agency-eligible mortgage loans carried at fair value due to fair value option election, which are valued predominantly using published forward agency prices. It also includes any domestic loans and foreign loans where recently negotiated market prices for the loan pool exist with a counterparty (which approximates fair value) or quoted market prices for similar loans are available.

Level 3 mortgage loans — This includes all conditional repurchase option loans carried at fair value due to the fair value option election and all nonagency eligible residential mortgage loans that are accounted for at the lower of cost or fair value. The fair value of these residential mortgage loans are determined using internally developed valuation models because observable market prices were not available. The loans are priced on a discounted cash flow basis utilizing cash flow projections from internally developed models that utilize prepayment, default, and discount rate assumptions. To the extent available, we will utilize market observable inputs such as interest rates and market spreads. If market observable inputs are not available, we are required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates.

Refer to the section within this note titled Fair Value Option for Financial Assets and Financial Liabilities for further information about the fair value elections.

•

Consumer mortgage finance receivables and loans, net — We elected the fair value option for certain consumer mortgage finance receivables and loans. The elected mortgage loans collateralized on-balance sheet securitization debt in which we estimated credit reserves pertaining to securitized assets that could have exceeded or already had exceeded our economic exposure. We also elected the fair value option for all mortgage securitization trusts required to be consolidated due to the adoption of ASU 2009-17. The elected mortgage loans represent a portion of the consumer finance receivable and loans consolidated upon adoption of ASU 2009-17. The balance that was not elected was reported on the balance sheet at the principal amount outstanding, net of charge-offs, allowance for loan losses, and premiums or discounts.

Securitized mortgage loans are legally isolated from us and are beyond the reach of our creditors. The loans are measured at fair value using a portfolio approach or an in-use premise. Values of loans held

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

on an in-use basis may differ considerably from loans held-for-sale that can be sold in the whole-loan market. This difference arises primarily due to the liquidity of the asset- and mortgage-backed securitization market and is evident in the fact that spreads applied to lower rated asset- and mortgage-backed securities are considerably wider than spreads observed on senior bonds classes and in the whole-loan market. The objective in fair valuing the loans and related securitization debt is to account properly for our retained economic interest in the securitizations. As a result of reduced liquidity in capital markets, values of both these loans and the securitized bonds are expected to be volatile. Since this approach involves the use of significant unobservable inputs, we classified all the mortgage loans elected under the fair value option as Level 3, at March 31, 2011, and December 31, 2010. Refer to the section within this note titled Fair Value Option of Financial Assets and Financial Liabilities for additional information.

•

Commercial finance receivables and loans, net — We evaluate our commercial finance receivables and loans, net, for impairment. We generally base the evaluation on the fair value of the underlying collateral supporting the loans when expected to be the sole source of repayment. When the carrying value exceeds the fair value of the collateral, an impairment loss is recognized and reflected as a nonrecurring fair value measurement.

•

MSRs — We typically retain MSRs when we sell assets into the secondary market. MSRs currently do not trade in an active market with observable prices; therefore, we use internally developed discounted cash flow models (an income approach) to estimate the fair value of MSRs. These internal valuation models estimate net cash flows based on internal operating assumptions that we believe would be used by market participants combined with market-based assumptions for loan prepayment rates, interest rates, and discount rates that we believe approximate yields required by investors in this asset. Cash flows primarily include servicing fees, float income, and late fees in each case less operating costs to service the loans. The estimated cash flows are discounted using an option-adjusted spread-derived discount rate.

•

Interests retained in financial asset sales — Interests retained in financial asset sales are carried at fair value. The interests retained are in securitization trusts and deferred purchase prices on the sale of whole-loans. Due to inactivity in the market, valuations are based on internally developed discounted cash flow models (an income approach) that use a market-based discount rate. The valuation considers recent market transactions, experience with similar assets, current business conditions, and analysis of the underlying collateral, as available. To estimate cash flows, we utilize various significant assumptions, including market observable inputs (e.g., forward interest rates) and internally developed inputs (e.g., prepayment speeds, delinquency levels, and credit losses).

•

Derivative instruments — We enter into a variety of derivative financial instruments as part of our risk management strategies. Certain of these derivatives are exchange traded, such as Eurodollar futures. To determine the fair value of these instruments, we utilize the exchange prices for the particular derivative contracts; therefore, we classified these contracts as Level 1.

We also execute over-the-counter derivative contracts, such as interest rate swaps, swaptions, forwards, caps, floors, and agency to-be-announced securities. We utilize third-party-developed valuation models that are widely accepted in the market to value these over-the-counter derivative contracts. The specific terms of the contract and market observable inputs (such as interest rate forward curves and interpolated volatility assumptions) are entered into the model. We classified these over-the-counter derivative contracts as Level 2 because all significant inputs into these models were market observable.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

We also hold certain derivative contracts that are structured specifically to meet a particular hedging objective. These derivative contracts often are utilized to hedge risks inherent within certain on-balance sheet securitizations. To hedge risks on particular bond classes or securitization collateral, the derivative’s notional amount is often indexed to the hedged item. As a result, we typically are required to use internally developed prepayment assumptions as an input into the model to forecast future notional amounts on these structured derivative contracts. Additionally, we hold some foreign currency derivative contracts that utilize an in-house valuation model to determine the fair value of the contracts. Accordingly, we classified all of the above-mentioned derivative contracts as Level 3.

We are required to consider all aspects of nonperformance risk, including our own credit standing, when measuring fair value of a liability. We consider our credit risk and the credit risk of our counterparties in the valuation of derivative instruments through a credit valuation adjustment (CVA). The CVA calculation utilizes our credit default swap spreads and the spreads of the counterparty. Additionally, we reduce credit risk on the majority of our derivatives by entering into legally enforceable agreements that enable the posting and receiving of collateral associated with the fair value of our derivative positions on an ongoing basis.

•	Collateral placed with counterparties — Collateral in the form of investment securities are primarily carried at fair value using quoted prices in active markets for similar assets.

•

Repossessed and foreclosed assets — Foreclosed on or repossessed assets resulting from loan defaults are carried at the lower of either cost or fair value and are included in other assets on the Condensed Consolidated Balance Sheet. The fair value disclosures include only assets carried at fair value.

The majority of assets acquired due to default are foreclosed assets. We revalue foreclosed assets on a periodic basis. We classified properties that are valued by independent third-party appraisals as Level 2. When third-party appraisals are not obtained, valuations are typically obtained from third-party broker price opinion; however, depending on the circumstances, the property list price or other sales price information may be used in lieu of a broker price opinion. Based on historical experience, we adjust these values downward to take into account damage and other factors that typically cause the actual liquidation value of foreclosed properties to be less than broker price opinion or other price sources. This valuation adjustment is necessary to ensure the valuation ascribed to these assets considers unique factors and circumstances surrounding the foreclosed asset. As a result of applying internally developed adjustments to the third-party-provided valuation of the foreclosed property, we classified these assets as Level 3 in the fair value disclosures.

•

On-balance sheet securitization debt — We elected the fair value option for certain mortgage loans held-for-investment and the related on-balance sheet securitization debt. We value securitization debt that was elected pursuant to the fair value option and any economically retained positions using market observable prices whenever possible. The securitization debt is principally in the form of asset- and mortgage-backed securities collateralized by the underlying mortgage loans held-for-investment. Due to the attributes of the underlying collateral and current market conditions, observable prices for these instruments are typically not available. In these situations, we consider observed transactions as Level 2 inputs in our discounted cash flow models. Additionally, the discounted cash flow models utilize other market observable inputs, such as interest rates, and internally derived inputs including prepayment speeds, credit losses, and discount rates. Fair value option-elected financing securitization debt is classified as Level 3 as a result of the reliance on significant assumptions and estimates for model inputs. Refer to the section within this note titled Fair Value Option for Financial Assets and Financial Liabilities for further information about the election. The debt that was not elected under the fair value option is reported on the balance sheet at cost, net of premiums or discounts and issuance costs.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Recurring Fair Value

The following tables display the assets and liabilities measured at fair value on a recurring basis including financial instruments elected for the fair value option. We often economically hedge the fair value change of our assets or liabilities with derivatives and other financial instruments. The tables below display the hedges separately from the hedged items; therefore, they do not directly display the impact of our risk management activities.

	March 31, 2011
	Recurring fair value measurements
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Trading securities
Mortgage-backed residential	$—	$35	$40	$75
Investment securities
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	2,351	539	—	2,890
States and political subdivisions	—	3	—	3
Foreign government	947	370	—	1,317
Mortgage-backed residential	—	5,860	1	5,861
Asset-backed	—	2,180	117	2,297
Corporate debt securities	—	1,379	—	1,379
Other debt securities	—	489	—	489

Total debt securities	3,298	10,820	118	14,236
Equity securities (a)	1,165	—	—	1,165

Total available-for-sale securities	4,463	10,820	118	15,401
Mortgage loans held-for-sale, net (b)	—	2,928	18	2,946
Consumer mortgage finance receivables and loans, net (b)	—	—	971	971
Mortgage servicing rights	—	—	3,774	3,774
Other assets
Interests retained in financial asset sales	—	—	569	569
Fair value of derivative contracts in receivable position
Interest rate	43	2,908	179	3,130
Foreign currency	—	246	4	250

Total fair value of derivative contracts in receivable position	43	3,154	183	3,380
Collateral placed with counterparties (c)	433	—	—	433

Total assets	$4,939	$16,937	$5,673	$27,549

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$—	$—	$(922)	$(922)
Accrued expenses and other liabilities
Fair value of derivative contracts in payable position
Interest rate	(99)	(2,727)	(68)	(2,894)
Foreign currency	—	(328)	(2)	(330)

Total fair value of derivative contracts in payable position	(99)	(3,055)	(70)	(3,224)
Loan repurchase liabilities (b)	—	—	(14)	(14)
Trading liabilities	—	(137)	—	(137)

Total liabilities	$(99)	$(3,192)	$(1,006)	$(4,297)

(a)	Our investment in one industry did not exceed 18%.

(b)	Carried at fair value due to fair value option elections.

(c)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	December 31, 2010
	Recurring fair value measurements
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Trading securities
U.S. Treasury and federal agencies	$77	$—	$—	$77
Mortgage-backed residential	—	25	44	69
Asset-backed	—	—	94	94

Total trading securities	77	25	138	240
Investment securities
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	3,313	5	—	3,318
States and political subdivisions	—	2	—	2
Foreign government	873	375	—	1,248
Mortgage-backed residential	—	5,824	1	5,825
Asset-backed	—	1,948	—	1,948
Corporate debt securities	—	1,558	—	1,558
Other debt securities	—	151	—	151

Total debt securities	4,186	9,863	1	14,050
Equity securities (a)	796	—	—	796

Total available-for-sale securities	4,982	9,863	1	14,846
Mortgage loans held-for-sale, net (b)	—	6,420	4	6,424
Consumer mortgage finance receivables and loans, net (b)	—	—	1,015	1,015
Mortgage servicing rights	—	—	3,738	3,738
Other assets
Interests retained in financial asset sales	—	—	568	568
Fair value of derivative contracts in receivable position
Interest rate	242	3,464	105	3,811
Foreign currency	—	155	—	155

Total fair value of derivative contracts in receivable position	242	3,619	105	3,966
Collateral placed with counterparties (c)	728	—	—	728

Total assets	$6,029	$19,927	$5,569	$31,525

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$—	$—	$(972)	$(972)
Accrued expenses and other liabilities
Fair value of derivative contracts in payable position
Interest rate	(208)	(3,222)	(118)	(3,548)
Foreign currency	—	(312)	—	(312)

Total fair value of derivative contracts in payable position	(208)	(3,534)	(118)	(3,860)

Total liabilities	$(208)	$(3,534)	$(1,090)	$(4,832)

(a)	Our investment in one industry did not exceed 23%.

(b)	Carried at fair value due to fair value option elections.

(c)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following tables present the reconciliation for all Level 3 assets and liabilities measured at fair value on a recurring basis. We often economically hedge the fair value change of our assets or liabilities with derivatives and other financial instruments. The Level 3 items presented below may be hedged by derivatives and other financial instruments that are classified as Level 1 or Level 2. Thus, the following tables do not fully reflect the impact of our risk management activities.

	Level 3 recurring fair value measurements
	Fair value at January 1, 2011	Net realized/unrealized gains (losses)			Purchases	Sales	Issuances	Settlements	Fair value at March 31, 2011	Net unrealized gains included in earnings still held at March 31, 2011
		included in earnings		included in other comprehensive income
	($ in millions)
Assets
Trading securities
Mortgage-backed residential	$44	$1	(a)	$—	$—	$—	$—	$(5)	$40	$2	(a)
Asset-backed	94	—		—	—	(94)	—	—	—	—

Total trading securities	138	1		—	—	(94)	—	(5)	40	2
Investment securities
Available-for-sale securities
Debt securities
Mortgage-backed residential	1	—		—	—	—	—	—	1	—
Asset-backed	—	—		23	94	—	—	—	117	—

Total investment securities	1	—		23	94	—	—	—	118	—
Mortgage loans held-for-sale, net (b)	4	—		—	14	—	—	—	18	—
Consumer mortgage finance receivables and loans, net (b)	1,015	73	(b)	1	—	—	—	(118)	971	16	(b)
Mortgage servicing rights	3,738	116	(c)	—	2	(266) (d)	184	—	3,774	116	(d)
Other assets
Interests retained in financial asset sales	568	23	(e)	—	—	—	—	(22)	569	(6)	(e)
Derivative contracts, net
Interest rate	(13)	141	(f)	—	—	—	—	(17)	111	123	(f)
Foreign currency	—	2	(f)	—	—	—	—	—	2	2	(f)

Total fair value of derivative contracts in receivable (payable) position, net	(13)	143		—	—	—	—	(17)	113	125

Total assets	$5,451	$356		$24	$110	$(360)	$184	$(162)	$5,603	$253

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$(972)	$(67)	(b)	$1	$—	$—	$—	$116	$(922)	$5	(b)
Accrued expenses and other liabilities
Loan repurchases liabilities (b)	—	—		—	(14)	—	—	—	(14)	—

Total liabilities	$(972)	$(67)		$1	$(14)	$—	$—	$116	$(936)	$5

(a)	The fair value adjustment was reported as other income, net of losses, and the related interest was reported as interest on trading securities in the Condensed Consolidated Statement of Income.

(b)	Carried at fair value due to fair value option elections. Refer to the next section of this note titled Fair Value Option for Financial Assets and Liabilities for the location of the gains and losses in the Condensed Consolidated Statement of Income.

(c)	Fair value adjustment was reported as servicing-asset valuation and hedge activities, net, in the Condensed Consolidated Statement of Income.

(d)	Represents excess mortgage servicing rights transferred to an agency-controlled trust in exchange for trading securities. These securities were then sold instantaneously to third-party investors for $266 million.

(e)	Reported as other income, net of losses, in the Condensed Consolidated Statement of Income.

(f)	Refer to Note 19 for information related to the location of the gains and losses on derivative instruments in the Condensed Consolidated Statement of Income.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	Level 3 recurring fair value measurements
	Fair value at January 1, 2010	Net realized/unrealized gain (losses)				Purchases, issuances, and settlements, net	Fair value at March 31, 2010	Net unrealized gains (losses) included in earnings still held at March 31, 2010
		included in earnings			included in other comprehensive income
	($ in millions)
Assets
Trading securities
Mortgage-backed residential	$99	$4		(a)	$—	$(49)	$54	$9	(a)
Asset-backed	596	—			2	(509)	89	—

Total trading securities	695	4			2	(558)	143	9
Investment securities
Available-for-sale securities
Debt securities
Mortgage-backed residential	6	—			—	(3)	3	—
Asset-backed	20	—			—	(7)	13	—

Total investment securities	26	—			—	(10)	16	—
Consumer mortgage finance receivables and loans, net (b)	1,303	41	3	(b)	—	856	2,572	202	(b)
Mortgage servicing rights	3,554	(196)		(c)	—	185	3,543	(196)	(c)
Other assets
Cash reserve deposits held-for-securitization trusts	31	—			—	(29)	2	—
Interests retained in financial asset sales	471		3	(d)	—	(63)	411	2	(d)
Derivative contracts, net
Interest rate contracts in receivable (payable) position, net	103	(145)		(e)	—	46	4	(57)	(e)

Total assets	$6,183	$79			$2	$427	$6,691	$(40)

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$(1,294)	$(413)		(b)	$—	$(677)	$(2,384)	$241	(b)

Total liabilities	$(1,294)	$(413)			$—	$(677)	$(2,384)	$(241)

(a)	The fair value adjustment was reported as other income, net of losses, and the related interest was reported as interest on trading securities in the Condensed Consolidated Statement of Income.

(b)	Carried at fair value due to fair value option elections. Refer to next section of this note titled Fair Value Option for Financial Assets and Liabilities for the location of the gains and losses in the Condensed Consolidated Statement of Income.

(c)	Fair value adjustment was reported as servicing-asset valuation and hedge activities, net, in the Condensed Consolidated Statement of Income.

(d)	Reported as other income, net of losses, in the Condensed Consolidated Statement of Income.

(e)	Refer to Note 19 for information related to the location of the gains and losses on derivative instruments in the Condensed Consolidated Statement of Income.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Nonrecurring Fair Value

We may be required to measure certain assets and liabilities at fair value from time to time. These periodic fair value measures typically result from the application of lower-of-cost or fair value accounting or certain impairment measures. These items would constitute nonrecurring fair value measures.

The following tables display the assets and liabilities measured at fair value on a nonrecurring basis.

	March 31, 2011
	Nonrecurring fair value measures				Lower-of-cost or fair value allowance or valuation reserve	Total gains included in earnings for the three months ended
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Mortgage loans held-for-sale (a)	$—	$—	$597	$597	$(50)	n/m	(b)
Commercial finance receivables and loans, net (c)
Automotive	—	—	416	416	(46)	n/m	(b)
Mortgage	—	13	26	39	(15)	n/m	(b)
Other	—	—	93	93	(41)	n/m	(b)

Total commercial finance receivables and loans, net	—	13	535	548	(102)
Other assets
Real estate and other investments (d)	—	1	—	1	n/m	$—
Repossessed and foreclosed assets (e)	—	44	37	81	(11)	n/m	(b)

Total assets	$—	$58	$1,169	$1,227	$(163)	$—

n/m = not meaningful

(a)	Represents loans held-for-sale that are required to be measured at the lower-of-cost or fair value. The table above includes only loans with fair values below cost during 2011. The related valuation allowance represents the cumulative adjustment to fair value of those specific loans.

(b)	We consider the applicable valuation or loan loss allowance to be the most relevant indicator of the impact on earnings caused by the fair value measurement. Accordingly, the table above excludes total gains and losses included in earnings for these items. The carrying values are inclusive of the respective valuation or loan loss allowance.

(c)	Represents the portion of the portfolio specifically impaired during 2011. The related valuation allowance represents the cumulative adjustment to fair value of those specific receivables.

(d)	Represents model homes impaired during 2011. The total loss included in earnings represents adjustments to the fair value of the portfolio based on the estimated fair value if the model home is under lease or the estimated value if the model home is marketed for sale.

(e)	The allowance provided for repossessed and foreclosed assets represents any cumulative valuation adjustment recognized to adjust the assets to fair value.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	March 31, 2010
	Nonrecurring fair value measures				Lower-of-cost or fair value or valuation reserve allowance	Total gains included in earnings for the three months ended
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Loans held-for-sale (a)
Automotive	$—	$—	$1,155	$1,155	$(141)	n/m	(b)
Mortgage	—	277	720	997	(112)	n/m	(b)

Total loans held-for-sale	—	277	1,875	2,152	(253)
Commercial finance receivables and loans, net (c)
Automotive	—	—	462	462	(105)	n/m	(b)
Mortgage	—	99	47	146	(70)	n/m	(b)
Other	—	—	606	606	(264)	n/m	(b)

Total commercial finance receivables and loans, net	—	99	1,115	1,214	(439)
Other assets
Real estate and other investments (d)	—	34	—	34	n/m	$1
Repossessed and foreclosed assets (e)	—	76	81	157	(44)	n/m	(b)

Total assets	$—	$486	$3,071	$3,557	$(736)	$1

n/m = not meaningful

(a)	Represents assets held-for-sale that are required to be measured at the lower-of-cost or fair value. The table above includes only loans with fair values below cost during 2010. The related valuation allowance represents the cumulative adjustment to fair value of those specific loans.

(b)	We consider the applicable valuation or loan loss allowance to be the most relevant indicator of the impact on earnings caused by the fair value measurement. Accordingly, the table above excludes total gains and losses included in earnings for these items. The carrying values are inclusive of the respective valuation or loan loss allowance.

(c)	Represents the portion of the portfolio specifically impaired during 2010. The related valuation allowance represents the cumulative adjustment to fair value of those specific receivables.

(d)	Represents model homes impaired during 2010. The total loss included in earnings represents adjustments to the fair value of the portfolio based on the estimated fair value if the model home is under lease or the estimated value if the model home is marketed for sale.

(e)	The allowance provided for repossessed and foreclosed assets represents any cumulative valuation adjustment recognized to adjust the assets to fair value.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Fair Value Option for Financial Assets and Financial Liabilities

A description of the financial assets and liabilities elected to be measured at fair value is as follows. Our intent in electing fair value for all these items was to mitigate a divergence between accounting losses and economic exposure for certain assets and liabilities.

•

On-balance sheet mortgage securitizations — We elected to measure at fair value certain domestic consumer mortgage finance receivables and loans and the related debt held in on-balance sheet mortgage securitization structures. The fair value-elected loans are classified as finance receivable and loans, net, on the Condensed Consolidated Balance Sheet. Our policy is to separately record interest income on the fair value-elected loans (unless the loans are placed on nonaccrual status); however, the accrued interest was excluded from the fair value presentation. We classified the fair value adjustment recorded for the loans as other income, net of losses, in the Condensed Consolidated Statement of Income.

We continued to record the fair value-elected debt balances as long-term debt on the Condensed Consolidated Balance Sheet. Our policy is to separately record interest expense on the fair value-elected debt, which continues to be classified as interest on long-term debt in the Condensed Consolidated Statement of Income. We classified the fair value adjustment recorded for this fair value-elected debt as other income, net of losses, in the Condensed Consolidated Statement of Income.

•

Conforming and government-insured mortgage loans held-for-sale — We elected the fair value option for conforming and government-insured mortgage loans held-for-sale funded after July 31, 2009. We elected the fair value option to mitigate earnings volatility by better matching the accounting for the assets with the related hedges.

Excluded from the fair value option were conforming and government-insured loans funded on or prior to July 31, 2009, and those repurchased or rerecognized. The loans funded on or prior to July 31, 2009, were ineligible because the election must be made at the time of funding. Repurchased and rerecognized conforming and government-insured loans were not elected because the election will not mitigate earning volatility. We repurchase or rerecognize loans due to representation and warranty obligations or conditional repurchase options. Typically, we will be unable to resell these assets through regular channels due to characteristics of the assets. Since the fair value of these assets is influenced by factors that cannot be hedged, we did not elect the fair value option.

We carry the fair value-elected conforming and government-insured loans as loans held-for-sale, net, on the Condensed Consolidated Balance Sheet. Our policy is to separately record interest income on the fair value-elected loans (unless they are placed on nonaccrual status); however, the accrued interest was excluded from the fair value presentation. Upfront fees and costs related to the fair value-elected loans were not deferred or capitalized. The fair value adjustment recorded for these loans is classified as gain (loss) on mortgage loans, net, in the Condensed Consolidated Statement of Income. In accordance with GAAP, the fair value option election is irrevocable once the asset is funded even if it is subsequently determined that a particular loan cannot be sold.

•

Nongovernment eligible mortgage loans held-for-sale subject to conditional repurchase options —As of January 1, 2011, we elected the fair value option for both nongovernment eligible mortgage loans held-for-sale subject to conditional repurchase options and the related liability. These conditional repurchase options within our private label securitizations allow us to repurchase a transferred financial asset if certain events outside our control are met. The typical conditional repurchase option is a delinquent loan repurchase option that gives us the option to purchase the loan if it exceeds a certain prespecified

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

delinquency level. We have complete discretion regarding when or if we will exercise these options, but generally we would do so only when it is in our best interest. We record the asset and the corresponding liability on our balance sheet when the option becomes exercisable. The fair value option election must be made at initial recording. As such, the conditional repurchase option assets and liabilities recorded prior to January 1, 2011, were ineligible for the fair value election.

We carry these fair value-elected optional repurchase loan balance as loans held-for-sale, net, on the Condensed Consolidated Balance Sheet. The fair value adjustment recorded for these loans is classified as other income, net of losses, in the Condensed Consolidated Statement of Income. We carry the fair value elected corresponding liability as accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet. The fair value adjustment recorded for these liabilities are classified as other income, net of losses, in the Condensed Consolidated Statement of Income.

The following table summarizes the fair value option elections and information regarding the amounts recorded as earnings for each fair value option-elected item.

	Changes included in the Condensed Consolidated Statement of Income
Three months ended March 31,	Interest and fees on finance receivables and loans		Interest on loans held-for-sale		Interest on long-term debt		Gain on mortgage loans, net	Other income, net of losses	Total included in earnings	Change in fair value due to credit risk (a)
	($ in millions)
2011
Assets
Mortgage loans held-for-sale, net	$—		$41	(b)	$—		$142	$—	$183	$—	(c)
Consumer mortgage finance receivables and loans, net	54	(b)	—		—		—	19	73	(17	) (d)
Liabilities
Secured debt
On-balance sheet securitization debt	$—		$—		$(31	) (e)	$—	$(36)	$(67)	$27	(f)

Total									$189

2010
Assets
Mortgage loans held-for-sale, net	$—		$56	(b)	$—		$184	$—	$240	$—	(c)
Consumer mortgage finance receivables and loans, net	169	(b)	—		—		—	244	413	(34	) (d)
Liabilities
Secured debt
On-balance sheet securitization debt	$—		$—		$(96	) (e)	$—	$(317)	$(413)	$37	(f)

Total									$240

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

(a)	Factors other than credit quality that impact fair value include changes in market interest rates and the illiquidity or marketability in the current marketplace. Lower levels of observable data points in illiquid markets generally result in wide bid/offer spreads.

(b)	Interest income is measured by multiplying the unpaid principal balance on the loans by the coupon rate and the number of days of interest due.

(c)	The credit impact for agency eligible loans held-for-sale is assumed to be zero because the loans are either suitable for sale or are covered by a government guarantee. The credit impact for nonagency eligible loans was quantified by applying internal credit loss assumptions to cash flow models.

(d)	The credit impact for consumer mortgage finance receivables and loans was quantified by applying internal credit loss assumptions to cash flow models.

(e)	Interest expense is measured by multiplying bond principal by the coupon rate and the number of days of interest due to the investor.

(f)	The credit impact for on-balance sheet securitization debt is assumed to be zero until our economic interests in a particular securitization is reduced to zero at which point the losses on the underlying collateral will be expected to be passed through to third-party bondholders. Losses allocated to third-party bondholders, including changes in the amount of losses allocated, will result in fair value changes due to credit. We also monitor credit ratings and will make credit adjustments to the extent any bond classes are downgraded by rating agencies.

The following table provides the aggregate fair value and the aggregate unpaid principal balance for the fair value option-elected loans and long-term debt instruments.

	March 31, 2011		December 31, 2010
	Unpaid principal balance	Fair value (a)	Unpaid principal balance	Fair value (a)
	($ in millions)
Assets
Mortgage loans held-for-sale, net
Total loans	$2,870	$2,946	$6,354	$6,424
Nonaccrual loans	26	15	3	1
Loans 90+ days past due (b)	25	14	—	—
Consumer mortgage finance receivables and loans, net
Total loans	2,811	971	2,905	1,015
Nonaccrual loans (c)	565	246	586	260
Loans 90+ days past due (b) (c)	382	184	366	184
Liabilities
Secured debt
On-balance sheet securitization debt	$(2,886)	$(922)	$(2,969)	$(972)
Accrued expenses and other liabilities
Loan repurchase liabilities	(25)	(14)	—	—

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

(a)	Excludes accrued interest receivable.

(b)	Loans 90+ days past due are also presented within the nonaccrual loan balance and the total loan balance; however, excludes government-insured loans that are still accruing interest.

(c)	The fair value of consumer mortgage finance receivables and loans is calculated on a pooled basis; therefore, we allocated the fair value of nonaccrual loans and loans 90+ days past due to individual loans based on the unpaid principal balances. For further discussion regarding the pooled basis, refer to the previous section of this note titled Consumer mortgage finance receivables and loans, net.

Fair Value of Financial Instruments

The following table presents the carrying and estimated fair value of assets and liabilities that are considered financial instruments. Accordingly, items that do not meet the definition of a financial instrument are excluded from the table. When possible, we use quoted market prices to determine fair value. Where quoted market prices are not available, the fair value is internally derived based on appropriate valuation methodologies with respect to the amount and timing of future cash flows and estimated discount rates. However, considerable judgment is required in interpreting market data to develop estimates of fair value, so the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions or estimation methodologies could be material to the estimated fair values. Fair value information presented herein was based on information available at March 31, 2011, and December 31, 2010.

	March 31, 2011		December 31, 2010
	Carrying value	Fair value	Carrying value	Fair value
	($ in millions)
Financial assets
Trading securities	$75	$75	$240	$240
Investment securities	15,401	15,401	14,846	14,846
Loans held-for-sale, net	7,496	7,552	11,411	11,449
Finance receivables and loans, net	105,653	104,856	100,540	99,462
Interests retained in financial asset sales	569	569	568	568
Fair value of derivative contracts in receivable position	3,380	3,380	3,966	3,966
Collateral placed with counterparties (a)	433	433	728	728
Financial liabilities
Deposit liabilities (b)	$38,786	$38,793	$37,291	$37,546
Short-term borrowings	7,395	7,386	7,508	7,509
Long-term debt (c)	88,725	90,688	87,181	88,996
Fair value of derivative contracts in liability position	3,224	3,224	3,860	3,860
Trading liabilities	137	137	—	—

(a)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

(b)	The carrying value and fair value amounts exclude dealer deposits.

(c)	Debt includes deferred interest for zero-coupon bonds of $586 million and $569 million at March 31, 2011, and December 31, 2010, respectively.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following describes the methodologies and assumptions used to determine fair value for the significant classes of financial instruments. In addition to the valuation methods discussed below, we also followed guidelines for determining whether a market was not active and a transaction was not distressed. As such, we assumed the price that would be received in an orderly transaction (including a market-based return) and not in forced liquidation or distressed sale.

•

Investment securities — Bonds, equity securities, notes, and other available-for-sale investment securities are carried at fair value. Refer to the previous section of this note titled Available-for-sale securities for a description of the methodologies and assumptions used to determine fair value. The fair value of the held-to-maturity investment securities is based on valuation models using market-based assumption.

•	Loans held-for-sale, net — Refer to the previous sections of this note also titled Loans held-for-sale, net, for a description of methodologies and assumptions used to determine fair value.

•

Finance receivables and loans, net — With the exception of mortgage loans held-for-investment, the fair value of finance receivables was based on discounted future cash flows using applicable spreads to approximate current rates applicable to each category of finance receivables (an income approach). The carrying value of wholesale receivables in certain markets and certain other automotive- and mortgage-lending receivables for which interest rates reset on a short-term basis with applicable market indices are assumed to approximate fair value either because of the short-term nature or because of the interest rate adjustment feature. The fair value of wholesale receivables in other markets was based on discounted future cash flows using applicable spreads to approximate current rates applicable to similar assets in those markets.

For mortgage loans held-for-investment used as collateral for securitization debt, we used a portfolio approach or an in-use premise to measure these loans at fair value. The objective in fair valuing these loans (which are legally isolated and beyond the reach of our creditors) and the related collateralized borrowings is to reflect our retained economic position in the securitizations. For mortgage loans held-for-investment that are not securitized, we used valuation methods and assumptions similar to those used for mortgage loans held-for-sale. These valuations consider unique attributes of the loans such as geography, delinquency status, product type, and other factors. Refer to the previous section in this note titled Loans held-for-sale, net, for a description of methodologies and assumptions used to determine the fair value of mortgage loans held-for-sale.

•	Derivative assets and liabilities — Refer to the previous section of this note titled Derivative instruments for a description of the methodologies and assumptions used to determine fair value.

•

Collateral placed with counterparties — Collateral placed with counterparties in the table above represents only collateral in the form of investment securities. Refer to the previous section of this note also titled Collateral placed with counterparties for additional information.

•

Interests retained in financial asset sales — Interest retained in financial asset sales are carried at fair value. Refer to the previous sections of this note titled Interests retained in financial asset sales for a description of the methodologies and assumptions used to determine fair value.

•

Debt — The fair value of debt was determined using quoted market prices for the same or similar issues, if available, or was based on the current rates offered to us for debt with similar remaining maturities.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

•

Deposit liabilities — Deposit liabilities represent certain consumer bank deposits as well as mortgage escrow deposits. The fair value of deposits with no stated maturity is equal to their carrying amount. The fair value of fixed-maturity deposits was estimated by discounting cash flows using currently offered rates for deposits of similar maturities.

22. Segment Information

Operating segments are defined as components of an enterprise that engage in business activity from which revenues are earned and expenses incurred for which discrete financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance.

Basis of Presentation

We report our results of operations on a line-of-business basis through five operating segments — North American Automotive Finance operations, International Automotive Finance operations, Insurance operations, Mortgage — Origination and Servicing operations, and Mortgage — Legacy Portfolio and Other operations, with the remaining activity reported in Corporate and Other. The operating segments are determined based on the products and services offered and geographic considerations, and reflect the manner in which financial information is currently evaluated by management. The following is a description of each of our reportable operating segments.

•

North American Automotive Finance operations — Provides automotive financing services to consumers and automotive dealers in the United States and Canada and includes the automotive activities of Ally Bank and ResMor Trust. For consumers, we offer retail automotive financing and leasing for new and used vehicles, and through our commercial automotive financing operations, we fund dealer purchases of new and used vehicles through wholesale or floorplan financing.

•

International Automotive Finance operations — Provides automotive financing and full-service leasing to consumers and dealers outside of the United States and Canada. Our International Automotive Finance operations will focus the majority of new originations in five core international markets: Germany, the United Kingdom, Brazil, Mexico, and China through our joint venture.

•

Insurance operations — Offers consumer and commercial insurance products sold primarily through the dealer channel including vehicle extended service contracts, commercial insurance coverage in the United States and internationally (primarily covering dealers’ wholesale vehicle inventory), and personal automobile insurance in certain countries outside the United States.

•

Mortgage — Origination and Servicing operations —The principal activities include originating, purchasing, selling, and securitizing conforming and government-insured residential mortgage loans in the United States and Canada; servicing residential mortgage loans for ourselves and others; and providing collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We also originate high-quality prime jumbo mortgage loans in the United States. We finance our mortgage loan originations primarily in Ally Bank in the United States and in our trust company, ResMor Trust, in Canada.

•

Mortgage — Legacy Portfolio and Other operations — Primarily consists of loans originated prior to January 1, 2009, and includes noncore business activities including discontinued operations, portfolios in

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

runoff, our mortgage reinsurance business, and cash held in the ResCap legal entity. These activities, all of which we have discontinued, included, among other things: lending to real estate developers and homebuilders in the United States and United Kingdom; and purchasing, selling, and securitizing nonconforming residential mortgage loans (with the exception of U.S. prime jumbo mortgage loans originated subsequent to January 1, 2009, which are included in our Origination and Servicing operations) in both the United States and internationally.

Corporate and Other consists of our Commercial Finance Group, certain equity investments, other corporate activities, the residual impacts of our corporate funds transfer pricing (FTP) and treasury asset liability management activities (ALM), and reclassifications and eliminations between the reportable operating segments.

We utilize an FTP methodology for the majority of our business operations. The FTP methodology assigns charge rates and credit rates to classes of assets and liabilities based on expected duration and the LIBOR swap curve plus an assumed credit spread. Matching duration allocates interest income and interest expense to these reportable segments so their respective results are insulated from interest rate risk. This methodology is consistent with our ALM practices, which includes managing interest rate risk centrally at a corporate level. The net residual impact of the FTP methodology is included within the results of Corporate and Other as summarized below.

The information presented in our reportable operating segments and geographic areas tables that follow are based in part on internal allocations, which involve management judgment.

Financial information for our reportable operating segments is summarized as follows.

	Global Automotive Services			Mortgage (a)
Three months ended March 31,	North American Automotive Finance operations	International Automotive Finance operations (b)	Insurance operations	Origination and Servicing operations	Legacy Portfolio and Other operations	Corporate and Other (c)	Consolidated (d)
	($ in millions)
2011
Net financing revenue (loss)	$818	$171	$22	$(30)	$78	$(522)	$537
Other revenue	109	75	498	351	12	25	1,070

Total net revenue (loss)	927	246	520	321	90	(497)	1,607
Provision for loan losses	46	37	—	2	45	(17)	113
Other noninterest expense	363	169	386	246	84	144	1,392

Income (loss) from continuing operations before income tax	$518	$40	$134	$73	$(39)	$(624)	$102

Total assets	$87,662	$16,295	$9,024	$19,164	$11,809	$29,750	$173,704

2010
Net financing revenue (loss)	$872	$178	$30	$(11)	$193	$(510)	$752
Other revenue	203	92	591	346	23	(157)	1,098

Total net revenue (loss)	1,075	270	621	335	216	(667)	1,850
Provision for loan losses	101	21	—	1	6	15	144
Other noninterest expense	362	202	438	263	125	129	1,519

Income (loss) from continuing operations before income tax	$612	$47	$183	$71	$85	$(811)	$187

Total assets	$74,786	$19,378	$9,083	$16,491	$28,045	$31,644	$179,427

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

(a)	Represents the ResCap legal entity and the mortgage activities of Ally Bank and ResMor Trust.

(b)	Amounts include intrasegment eliminations between our North American Automotive Finance operations, International Automotive Finance operations, and Insurance operations.

(c)	Total assets for the Commercial Finance Group were $1.4 billion and $3.0 billion at March 31, 2011 and 2010, respectively.

(d)	Net financing revenue (loss) after the provision for loan losses totaled $424 million and $608 million for the three months ended March 31, 2011 and 2010, respectively.

Information concerning principal geographic areas was as follows.

Three months ended March 31,	Revenue (a)	Income (loss) from continuing operations before income tax expense (benefit) (b)	Net income (loss) (b)
	($ in millions)
2011
Canada	$187	$76	$176
Europe	169	63	50
Latin America	237	73	32
Asia	—	—	(1)

Total foreign	593	212	257
Total domestic (c)	1,014	(110)	(111)

Total	$1,607	$102	$146

2010
Canada	$161	$50	$44
Europe	205	(44)	(34)
Latin America	207	45	35
Asia	3	7	(23)

Total foreign	576	58	22
Total domestic (c)	1,274	129	140

Total	$1,850	$187	$162

(a)	Revenue consists of net financing revenue and total other revenue as presented in our Condensed Consolidated Statement of Income.

(b)	The domestic amounts include original discount amortization of $299 million and $296 million for the three months ended March 31, 2011 and 2010, respectively.

(c)	Amounts include eliminations between our domestic and foreign operations.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

23. Parent and Guarantor Consolidating Financial Statements

Certain of our senior notes are guaranteed by a group of subsidiaries (the Guarantors). The Guarantors, each of which is a 100% directly owned subsidiary of Ally Financial Inc, are Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V., and GMAC Continental LLC. The Guarantors fully and unconditionally guarantee the senior notes on a joint and several basis.

The following financial statements present condensed consolidating financial data for (i) Ally Financial Inc. (on a parent company only basis), (ii) the combined Guarantors, (iii) the combined nonguarantor subsidiaries (all other subsidiaries), (iv) an elimination column for adjustments to arrive at the information for the parent company, Guarantors, and nonguarantors on a consolidated basis, and (v) the parent company and our subsidiaries on a consolidated basis.

Investments in subsidiaries are accounted for by the parent company and the Guarantors using the equity method for this presentation. Results of operations of subsidiaries are therefore classified in the parent company’s and Guarantors’ investment in subsidiaries accounts. The elimination entries set forth in the following condensed consolidating financial statements eliminate distributed and undistributed income of subsidiaries, investments in subsidiaries, and intercompany balances and transactions between the parent, Guarantors, and nonguarantors.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Condensed Consolidating Statement of Income

	Three months ended March 31, 2011
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$252	$7	$1,364	$—	$1,623
Interest and fees on finance receivables and loans — intercompany	91	5	7	(103)	—
Interest on loans held-for-sale	—	—	108	—	108
Interest on trading facilities	—	—	3	—	3
Interest and dividends on available-for-sale investment securities	3	—	101	—	104
Interest and dividends on available-for-sale investment securities — intercompany	—	—	2	(2)	—
Interest-bearing cash	3	—	9	—	12
Operating leases	308	—	372	—	680

Total financing revenue and other interest income	657	12	1,966	(105)	2,530
Interest expense
Interest on deposits	15	—	157	—	172
Interest on short-term borrowings	13	—	113	—	126
Interest on long-term debt	988	2	420	—	1,410
Interest on intercompany debt	(4)	7	102	(105)	—

Total interest expense	1,012	9	792	(105)	1,708
Depreciation expense on operating lease assets	131	—	154	—	285

Net financing (loss) revenue	(486)	3	1,020	—	537
Dividends from subsidiary
Nonbank subsidiaries	501	—	—	(501)	—
Other revenue
Servicing fees	80	—	291	—	371
Servicing asset valuation and hedge activities, net	—	—	(87)	—	(87)

Total servicing income, net	80	—	204	—	284
Insurance premiums and service revenue earned	—	—	433	—	433
Gain on mortgage and automotive loans, net	—	—	92	—	92
Loss on extinguishment of debt	(39)	—	—	—	(39)
Other gain on investments, net	9	—	75	—	84
Other income, net of losses	15	—	349	(148)	216

Total other revenue	65	—	1,153	(148)	1,070
Total net revenue	80	3	2,173	(649)	1,607
Provision for loan losses	83	(1)	31	—	113
Noninterest expense
Compensation and benefits expense	198	2	234	—	434
Insurance losses and loss adjustment expenses	—	—	186	—	186
Other operating expenses	118	1	801	(148)	772

Total noninterest expense	316	3	1,221	(148)	1,392
(Loss) income from continuing operations before income tax (benefit) expense and undistributed income of subsidiaries	(319)	1	921	(501)	102
Income tax (benefit) expense from continuing operations	(133)	—	65	—	(68)

Net (loss) income from continuing operations	(186)	1	856	(501)	170

Loss from discontinued operations, net of tax	(5)	—	(19)	—	(24)
Undistributed income of subsidiaries
Bank subsidiary	251	251	—	(502)	—
Nonbank subsidiaries	86	197	—	(283)	—

Net income	$146	$449	$837	$(1,286)	$146

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	Three months ended March 31, 2010
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$316	$8	$1,294	$—	$1,618
Interest and fees on finance receivables and loans — intercompany	177	1	1	(179)	—
Interest on loans held-for-sale	46	—	169	—	215
Interest on trading facilities	—	—	1	—	1
Interest and dividends on available-for-sale investment securities	—	—	101	(2)	99
Interest and dividends on available-for-sale investment securities — intercompany	22	—	1	(23)	—
Interest-bearing cash	1	—	13	—	14
Operating leases	200	—	963	—	1,163

Total financing revenue and other interest income	762	9	2,543	(204)	3,110
Interest expense
Interest on deposits	10	—	148	—	158
Interest on short-term borrowings	9	—	102	—	111
Interest on long-term debt	908	5	520	—	1,433
Interest on intercompany debt	(6)	1	169	(164)	—

Total interest expense	921	6	939	(164)	1,702
Depreciation expense on operating lease assets	70	—	586	—	656

Net financing (loss) revenue	(229)	3	1,018	(40)	752
Dividends from subsidiaries
Nonbank subsidiaries	5	—	—	(5)	—
Other revenue
Servicing fees	144	—	241	—	385
Servicing asset valuation and hedge activities, net	—	—	(133)	—	(133)

Total servicing income, net	144	—	108	—	252
Insurance premiums and service revenue earned	—	—	468	—	468
(Loss) gain on mortgage and automotive loans, net	(31)	—	302	—	271
Loss on extinguishment of debt	(116)	—	(2)	—	(118)
Other gain on investments, net	—	—	144	(1)	143
Other income, net of losses	(76)	—	295	(137)	82

Total other revenue	(79)	—	1,315	(138)	1,098
Total net revenue	(303)	3	2,333	(183)	1,850
Provision for loan losses	(19)	—	163	—	144
Noninterest expense
Compensation and benefits expense	195	3	228	—	426
Insurance losses and loss adjustment expenses	—	—	211	—	211
Other operating expenses	153	13	854	(138)	882

Total noninterest expense	348	16	1,293	(138)	1,519
(Loss) income from continuing operations before income tax (benefit) expense and undistributed income of subsidiaries	(632)	(13)	877	(45)	187
Income tax (benefit) expense from continuing operations	(165)	—	201	—	36

Net (loss) income from continuing operations	(467)	(13)	676	(45)	151

Income (loss) from discontinued operations, net of tax	16	—	(5)	—	11
Undistributed income of subsidiaries
Bank subsidiary	225	225	—	(450)	—
Nonbank subsidiaries	388	51	—	(439)	—

Net income	$162	$263	$671	$(934)	$162

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Condensed Consolidating Balance Sheet

	March 31, 2011
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$1,288	$—	$364	$—	$1,652
Interest-bearing	4,652	2	6,640	—	11,294
Interest-bearing — intercompany	—	—	394	(394)	—

Total cash and cash equivalents	5,940	2	7,398	(394)	12,946
Trading securities	—	—	75	—	75
Investment securities	—	—	15,401	—	15,401
Investment securities — intercompany	—	—	—	—	—
Loans held-for-sale, net	—	—	7,496	—	7,496
Finance receivables and loans, net
Finance receivables and loans, net	17,682	389	89,388	—	107,459
Intercompany loans to
Bank subsidiary	2,250	—	—	(2,250)	—
Nonbank subsidiaries	9,284	388	460	(10,132)	—
Allowance for loan losses	(358)	(1)	(1,447)	—	(1,806)

Total finance receivables and loans, net	28,858	776	88,401	(12,382)	105,653
Investment in operating leases, net	4,973	—	3,925	—	8,898
Intercompany receivables from
Bank subsidiary	5,812	—	—	(5,812)	—
Nonbank subsidiaries	—	214	—	(214)	—
Investment in subsidiaries
Bank subsidiary	11,165	11,164	—	(22,329)	—
Nonbank subsidiaries	16,928	3,742	—	(20,670)	—
Mortgage servicing rights	—	—	3,774	—	3,774
Premiums receivable and other insurance assets	(6)	—	2,184	(3)	2,175
Other assets	3,119	4	14,507	(867)	16,763
Assets of operations held-for-sale	(134)	—	657	—	523

Total assets	$76,655	$15,902	$143,818	$(62,671)	$173,704

Liabilities
Deposit liabilities
Noninterest-bearing	$—	$—	$2,064	$—	$2,064
Interest-bearing	1,591	—	37,041	—	38,632

Total deposit liabilities	1,591	—	39,105	—	40,696
Short-term borrowings	2,831	50	5,061	(547)	7,395
Long-term debt	44,051	260	43,828	—	88,139
Intercompany debt to
Nonbank subsidiaries	394	460	11,375	(12,229)	—
Intercompany payables to
Nonbank subsidiaries	4,881	—	1,110	(5,991)	—
Interest payable	1,174	4	672	—	1,850
Unearned insurance premiums and service revenue	—	—	2,842	—	2,842
Reserves for insurance losses and loss adjustment expenses	—	—	828	—	828
Accrued expenses and other liabilities	1,326	6	10,574	(905)	11,001
Liabilities of operations held-for-sale	—	—	546	—	546

Total liabilities	56,248	780	115,941	(19,672)	153,297

Total equity	20,407	15,122	27,877	(42,999)	20,407

Total liabilities and equity	$76,655	$15,902	$143,818	$(62,671)	$173,704

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	December 31, 2010
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$1,251	$—	$463	$—	$1,714
Interest-bearing	3,414	1	6,541	—	9,956
Interest-bearing — intercompany	—	—	504	(504)	—

Total cash and cash equivalents	4,665	1	7,508	(504)	11,670
Trading securities	—	—	240	—	240
Investment securities	1,488	—	13,358	—	14,846
Investment securities — intercompany	2	—	—	(2)	—
Loans held-for-sale, net	—	—	11,411	—	11,411
Finance receivables and loans, net
Finance receivables and loans, net	10,047	425	91,941	—	102,413
Intercompany loans to
Bank subsidiary	3,650	—	—	(3,650)	—
Nonbank subsidiaries	9,461	367	463	(10,291)	—
Allowance for loan losses	(266)	(1)	(1,606)	—	(1,873)

Total finance receivables and loans, net	22,892	791	90,798	(13,941)	100,540
Investment in operating leases, net	3,864	—	5,264	—	9,128
Intercompany receivables from
Bank subsidiary	5,930	—	—	(5,930)	—
Nonbank subsidiaries	—	213	—	(213)	—
Investment in subsidiaries
Bank subsidiary	10,886	10,886	—	(21,772)	—
Nonbank subsidiaries	23,632	3,123	—	(26,755)	—
Mortgage servicing rights	—	—	3,738	—	3,738
Premiums receivable and other insurance assets	—	—	2,190	(9)	2,181
Other assets	2,912	3	15,539	(890)	17,564
Assets of operations held-for-sale	(160)	—	850	—	690

Total assets	$76,111	$15,017	$150,896	$(70,016)	$172,008

Liabilities
Deposit liabilities
Noninterest-bearing	$—	$—	$2,131	$—	$2,131
Interest-bearing	1,459	—	35,458	—	36,917

Total deposit liabilities	1,459	—	37,589	—	39,048
Short-term borrowings	2,519	89	4,900	—	7,508
Long-term debt	43,897	239	42,476	—	86,612
Intercompany debt to
Nonbank subsidiaries	504	462	13,481	(14,447)	—
Intercompany payables to
Nonbank subsidiaries	4,466	—	1,716	(6,182)	—
Interest payable	1,229	3	597	—	1,829
Unearned insurance premiums and service revenue	—	—	2,854	—	2,854
Reserves for insurance losses and loss adjustment expenses	—	—	862	—	862
Accrued expenses and other liabilities	1,548	1	11,437	(860)	12,126
Liabilities of operations held-for-sale	—	—	680	—	680

Total liabilities	55,622	794	116,592	(21,489)	151,519

Total equity	20,489	14,223	34,304	(48,527)	20,489

Total liabilities and equity	$76,111	$15,017	$150,896	$(70,016)	$172,008

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Condensed Consolidating Statement of Cash Flows

	Three months ended March 31, 2011
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Operating activities
Net cash provided by (used in) operating activities	$7,381	$5	$(3,843)	$(501)	$3,042
Investing activities
Purchases of available-for-sale securities	—	—	(5,529)	—	(5,529)
Proceeds from sales of available-for-sale securities	1,494	—	2,981	—	4,475
Proceeds from maturities of available-for-sale securities	1	—	1,102	—	1,103
Net (increase) decrease in finance receivables and loans	(7,669)	35	3,385	—	(4,249)
Net decrease (increase) in loans — intercompany	1,578	(22)	2	(1,558)	—
Net (increase) decrease in operating lease assets	(1,293)	—	1,242	—	(51)
Capital contributions to subsidiaries	(50)	(50)	—	100	—
Proceeds from sale of business units, net	—	—	46	—	46
Other, net	(229)	2	818	—	591

Net cash (used in) provided by investing activities	(6,168)	(35)	4,047	(1,458)	(3,614)
Financing activities
Net change in short-term debt — third party	312	(39)	(186)	—	87
Net increase in bank deposits	—	—	1,670	—	1,670
Proceeds from issuance of long-term debt — third party	2,088	28	11,688	—	13,804
Repayments of long-term debt — third party	(2,131)	(7)	(11,073)	—	(13,211)
Net change in debt — intercompany	(110)	(2)	(1,556)	1,668	—
Dividends paid — third party	(228)	—	—	—	(228)
Dividends paid and returns of contributed capital — intercompany	—	—	(501)	501	—
Capital contributions from parent	—	50	50	(100)	—
Other, net	131	—	(48)	—	83

Net cash provided by financing activities	62	30	44	2,069	2,205
Effect of exchange-rate changes on cash and cash equivalents	—	—	(266)	—	(266)

Net increase (decrease) in cash and cash equivalents	1,275	—	(18)	110	1,367
Adjustment for change in cash and cash equivalents of operations held-for-sale	—	—	(91)	—	(91)
Cash and cash equivalents at beginning of year	4,665	2	7,507	(504)	11,670

Cash and cash equivalents at March 31	$5,940	$2	$7,398	$(394)	$12,946

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

	Three months ended March 31, 2010
	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Operating activities
Net cash provided by operating activities	$636	$30	$6,714	$(7)	$7,373
Investing activities
Purchases of available-for-sale securities	—	—	(4,735)	—	(4,735)
Proceeds from sales of available-for-sale securities	24	—	2,664	(24)	2,664
Proceeds from maturities of available-for-sale securities	—	—	2,873	—	2,873
Net increase in investment securities — intercompany	—	—	(332)	332	—
Net (increase) decrease in finance receivables and loans	(1,763)	45	(1,853)	—	(3,571)
Proceeds from sales of finance receivables and loans	6	—	1,181	—	1,187
Net decrease in loans — intercompany	1,955	47	33	(2,035)	—
Net (increase) decrease in operating lease assets	(1,868)	—	3,301	—	1,433
Capital contributions to subsidiaries	(160)	(62)	—	222	—
Returns of contributed capital	123	—	—	(123)	—
Proceeds from sale of business units, net	—	—	(526)	—	(526)
Other, net	49	—	557	—	606

Net cash (used in) provided by investing activities	(1,634)	30	3,163	(1,628)	(69)
Financing activities
Net change in short-term debt — third party	110	(14)	(2,725)	—	(2,629)
Net increase in bank deposits	—	—	752	—	752
Proceeds from issuance of long-term debt — third party	3,299	5	8,859	24	12,187
Repayments of long-term debt — third party	(2,615)	(56)	(16,090)	—	(18,761)
Net change in debt — intercompany	338	(35)	(2,000)	1,697	—
Dividends paid — third party	(199)	—	—	—	(199)
Dividends paid and returns of contributed capital — intercompany	—	—	(130)	130	—
Capital contributions from parent	—	50	172	(222)	—
Other, net	36	—	258	—	294

Net cash provided by (used in) financing activities	969	(50)	(10,904)	1,629	(8,356)
Effect of exchange-rate changes on cash and cash equivalents	—	—	378	—	378

Net (decrease) increase in cash and cash equivalents	(29)	10	(649)	(6)	(674)
Adjustment for change in cash and cash equivalents of operations held-for-sale	—	—	556	—	556
Cash and cash equivalents at beginning of year	757	5	14,026	—	14,788

Cash and cash equivalents at March 31	$728	$15	$13,933	$(6)	$14,670

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

24. Contingencies and Other Risks

Temporary Suspension of Mortgage Foreclosure Sales and Evictions and Consent Order

Representatives of federal and state governments, including the United States Department of Justice, the FRB, the FDIC, the SEC and law enforcement authorities in all 50 states, have announced investigations into the procedures followed by mortgage servicing companies and banks, including subsidiaries of Ally, in connection with mortgage foreclosure home sales and evictions. As a result of an examination conducted by the FRB and FDIC on April 13, 2011, each of Ally, Ally Bank, Residential Capital, LLC and GMAC Mortgage, LLC (collectively, the Ally Entities) entered into a Consent Order (the Order) with the FRB and the FDIC. The Order requires, among other things, the Ally Entities to retain independent consultants to conduct a risk assessment related to mortgage servicing activities and to conduct a review of certain past residential mortgage foreclosure actions. We do not expect the costs associated with our required near-term response to the Order to be material. The Order further requires the Ally Entities to make improvements in various areas related to aspects of Ally’s mortgage servicing business, including board oversight, compliance programs, internal audit, communications with borrowers, outsourcing activities, management information systems, and employee training. The estimated increased costs associated with future servicing and foreclosure costs as a result of the Order have been considered as part of the fair value adjustment of our existing mortgage servicing rights for the three months ended March 31, 2011.

We continue to cooperate with the ongoing investigations of the various regulators. Any additional results of these investigations is uncertain, but we expect that Ally or its subsidiaries will become subject to additional penalties, sanctions, or other adverse actions, including montetary fines, that could have a material adverse impact on us.

On September 17, 2010, GMAC Mortgage, LLC (GMACM), our indirect wholly owned subsidiary, temporarily suspended mortgage foreclosure home sales and evictions and postponed hearings on motions for judgment in certain states. This decision was made after an operational matter was detected in the execution of certain affidavits used in connection with judicial foreclosures in some but not all states. The issue relates to whether persons signing the affidavits had appropriately verified the information in them and whether they were signed in the immediate physical presence of a notary. In response to this and to enhance existing procedures, GMACM implemented supplemental procedures that are used in all new foreclosure cases to seek to ensure that affidavits are prepared in compliance with applicable law. GMACM is also conducting an additional review of all foreclosure files in all states prior to proceeding with foreclosure sales.

Our review related to this matter is ongoing, and we cannot estimate the ultimate impact of deficiencies that have been identified or any that may be identified in the future, related to our historical foreclosure procedures. Throughout our review process to date, we have found no instance where a homeowner was foreclosed upon without being in significant default. There are potential risks related to these matters that extend beyond potential liability on individual foreclosure actions. Specific risks could include, for example, claims and litigation related to foreclosure file remediation and resubmission; claims from investors that hold securities that become adversely impacted by continued delays in the foreclosure process; actions by courts, state attorneys general, or regulators to delay further the foreclosure process after submission of corrected affidavits; regulatory fines, sanctions, and other costs; and reputational risks. At March 31, 2011, we recorded a liability of approximately $9 million related to potential monetary fines and penalties we determined were probable and estimable. We did not record any additional liability related to unasserted claims or loss contingencies at March 31, 2011, because we do not believe such liabilities are probable and estimable based on information currently available nor are we able to estimate a range of losses.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Mortgage-backed Securities Litigation

There are twelve cases relating to various private-label MBS offerings that are currently pending. Plaintiffs in these cases include Cambridge Place Investment Management Inc. (two cases pending in Suffolk County Superior Court, Massachusetts); The Charles Schwab Corporation (case pending in San Francisco County Superior Court, California); Federal Home Loan Bank of Boston (case pending in Suffolk County Superior Court, Massachusetts); Federal Home Loan Bank of Chicago (case pending in Cook County Circuit Court, Illinois); Federal Home Loan Bank of Indianapolis (case filed in Marion County Superior Court, Indiana); Massachusetts Mutual Life Ins. Co. (case pending in federal court in the District of Massachusetts); Allstate Insurance Co. et al. (case pending in Hennepin County District Court, Minnesota); New Jersey Carpenters Health Fund, et al. (a putative class action in which certification has been denied, pending in federal court in the Southern District of New York); West Virginia Investment Management Board (case pending in Kanawha County Circuit Court, West Virginia); Thrivent Financial for Lutherans, et al. (case pending in Hennepin County District Court, Minnesota); and Union Central Life Insurance et al. (case pending in federal court in the Southern District of New York). Each of the above cases includes as defendants certain of our mortgage subsidiaries, and the New Jersey Carpenters, Massachusetts Mutual, and Union Central cases also include as defendants certain current and former employees. The plaintiffs in all cases have alleged that the various defendant subsidiaries made misstatements and omissions in registration statements, prospectuses, prospectus supplements, and other documents related to MBS offerings. The alleged misstatements and omissions typically concern underwriting standards. Plaintiffs claim that such misstatements and omissions constitute violations of state and/or federal securities law and common law including negligent misrepresentation and fraud. Plaintiffs seek monetary damages and rescission. The range of any potential losses related to these matters is not currently determinable.

There are two additional cases pending in the New York County Supreme Court where MBIA Insurance Corp. (MBIA) has alleged that two of our mortgage subsidiaries breached their contractual representations and warranties relating to the characteristics of the mortgage loans contained in certain insured MBS offerings. MBIA further alleges that the defendant subsidiaries failed to follow certain remedy procedures set forth in the contracts and improperly serviced the mortgage loans. Along with claims for breach of contract, MBIA also alleges fraud. The range of any potential losses related to these matters is not currently determinable.

Private-label Matters

Claims related to private-label mortgage-backed securities (PLS) have been brought under federal and state securities laws (among other theories), and it is possible that additional similar claims will be brought in the future. The claims made to date are similar in some respects to the repurchase demands we have previously disclosed related to alleged breaches of representations and warranties our mortgage subsidiaries made in connection with mortgage loans they sold or securitized. Further and as previously disclosed, the Federal Housing Finance Agency (FHFA), as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010,

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

that it issued 64 subpoenas to various entities seeking documents related to PLS in which Fannie Mae and Freddie Mac had invested. Certain of our mortgage subsidiaries received such subpoenas. In connection with our settlement with Fannie Mae announced on December 23, 2010, the FHFA has agreed to withdraw the subpoenas that relate to Fannie Mae. However, we continue to respond to the subpoenas related to Freddie Mac. The FHFA has indicated that documents provided in response to the subpoenas will enable the FHFA to determine whether they believe issuers of PLS are potentially liable to Freddie Mac for losses they might have suffered. While a final outcome in any existing or future legal proceeding related to the foregoing, if unfavorable, could result in additional liability, the range of any potential losses related to the above described matters is not currently determinable.

Loan Repurchases and Obligations Related to Loan Sales

Overview

Our Mortgage operations sell loans that take the form of securitizations guaranteed by the GSEs and to whole-loan investors. We have issued private-label mortgage-backed securities infrequently since 2007. In prior years, our volume of private-label securitization issuances were considerably larger, and they included securitized loans where monolines have insured the related bonds. We have settled with both Fannie Mae and Freddie Mac, limiting our remaining exposure with the GSEs. In connection with securitizations and loan sales, investors are provided various representations and warranties related to the loans sold. The specific representations and warranties vary among different transactions and investors but typically relate to, among other things, the ownership of the loan, the validity of the lien securing the loan, the loan’s compliance with the criteria for inclusion in the transaction, including compliance with underwriting standards or loan criteria established by the buyer, the ability to deliver required documentation and compliance with applicable laws. In general, the representations and warranties described above may be enforced at any time unless a sunset provision is in place. ResCap assumes all of the customary mortgage representation and warranty obligations for loans purchased from Ally Bank and subsequently sold into the secondary market, generally through securitizations guaranteed by the GSEs. In the event ResCap fails to meet these obligations, Ally Financial Inc. has provided Ally Bank a guaranteed coverage of liability. Upon a breach of a representation, the breach is corrected in a manner conforming to the provisions of the sale agreement. This may require us either to repurchase the loan or indemnify the investor for incurred losses.

Originations

We believe our exposure to mortgage representation and warranty claims is most significant for loans sold between 2004 through 2008, specifically the 2006 and 2007 vintages that were originated and sold prior to enhanced underwriting standards and risk-mitigation actions implemented in 2008 and forward, including product offerings, which are more conservative. Since 2009, we have focused primarily on prime conforming and government-insured mortgages in the United States and high-quality government-insured residential mortgages in Canada. In addition, we ceased offering interest-only jumbo mortgages in 2010. Our representation and warranty risk-mitigation strategies include, but are not limited to, pursuing settlements with investors where economically beneficial in order to resolve a pipeline of demands in lieu of loan-by-loan assessments that could result in us repurchasing loans, aggressively contesting claims we do not consider valid (rescinding claims), or actively seeking recourse against correspondent lenders from whom we purchased loans.

Repurchase Process

As soon as practical, after receiving a claim under representation and warranty obligations, we evaluate the request and take appropriate action. Historically, repurchase demands were related to loans that became delinquent within the first few years following origination and varied by investor. As a result of market

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

developments over the past several years, repurchase demand behavior has changed significantly. GSEs are more likely to submit claims for loans at any point in their life cycle based on their internal audit findings. Direct and whole-loan investors are more likely to submit claims for loans that become delinquent at any time while a loan is outstanding or when a loan incurs a loss. Actual incurred losses more significantly drive monoline investor behavior, which can significantly extend the period over which claims are likely to be presented. This occurs because insurance claims paid by the monolines are not required until over-collateralization is depleted and the monolines are not incented to request loan repurchases until they have paid the insurance claims. Representation and warranty claims are generally reviewed on a loan-by-loan basis to validate if there has been a breach requiring a potential repurchase or indemnification payment. We actively contest claims to the extent we do not consider them valid. We are not required to either repurchase the loan or provide an indemnification payment where claims are not valid.

We seek to manage the risk of repurchase and the associated credit exposure through our underwriting and quality assurance practices and by servicing mortgage loans to meet investor standards. We believe that, in general, the longer a loan performs prior to default the less likely it is that an alleged breach of representation and warranty will have a material impact on the loan’s performance. When we do repurchase loans, we bear the subsequent credit loss on the loans. Repurchased loans are classified as held-for-sale and initially recorded at fair value. While investors’ repurchase and demand behavior has changed given the recent market conditions, we continue to maintain constructive relationships with the GSEs and other investors.

Representation and Warranty Obligation Reserve Methodology

The reserve for representation and warranty obligations reflects management’s best estimate of probable lifetime loss. We consider historical and recent demand trends in establishing the reserve. The methodology used to estimate the reserve considers a variety of assumptions including borrower performance (both actual and estimated future defaults), repurchase demand behavior, historical loan defect experience, and historical and estimated future loss experience, which includes projections of future home price changes as well as other qualitative factors including investor behavior. In cases where we do not have or have limited current or historical demand experience with an investor, it is difficult to predict and estimate the level and timing of any potential future demands. As such, losses cannot currently be reasonably estimated and a liability is not recognized. Management monitors the adequacy of the overall reserve and makes adjustments to the level of reserve, as necessary, after consideration of other qualitative factors including ongoing dialogue with counterparties.

At the time a loan is sold, an estimate of the fair value of the liability is recorded and classified in accrued expenses and other liabilities on our Condensed Consolidated Balance Sheet and recorded as a component of gain (loss) on mortgage and automotive loans, net, in our Condensed Consolidated Statement of Income. We recognize changes in the reserve when additional relevant information becomes available. Changes in the liability are recorded as other operating expenses in our Condensed Consolidated Statement of Income. The repurchase reserve at March 31, 2011, primarily represents non-GSE exposure.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The following tables summarize the changes in our reserve for representation and warranty obligations.

	2011	2010
	($ in millions)
Balance at January 1,	$830	$1,263
Provision for mortgage representation and warranty expenses
Loan sales	6	1
Change in estimate — continuing operations	26	49

Total additions	32	50
Realized losses (a)	(34)	(425)
Recoveries	2	2

Balance at March 31, (b)	$830	$890

(a)	Includes principal losses and accrued interest on repurchased loans, indemnification payments, and settlements with counterparty.

(b)	Includes international reserves.

Government-sponsored Enterprises

Between 2004 and 2008, we sold $250.8 billion of loans. Each GSE has specific guidelines and criteria for sellers and servicers of loans underlying their securities. In addition, the risk of credit loss of the loan sold was generally transferred to investors upon sale of the securities into the secondary market. Conventional conforming loans were sold to either Freddie Mac or Fannie Mae, and government-insured loans were securitized with Ginnie Mae. For the three months ended March 31, 2011, we received $102 million in repurchase claims of which $49 million are associated with the 2004 through 2008 vintages of loans sold to the GSEs. Overall, we resolved $174 million claims, including $133 million in settlement, repurchase, or indemnification payments and $41 million related to rescinded claims. Our representation and warranty obligation liability with respect to the GSEs considers the existing unresolved claims and our best estimate of future claims we might receive. We consider our experiences with the each GSE in evaluating our liability. During 2010, we reached agreements with Freddie Mac and Fannie Mae that resolve material repurchase obligations with each counterparty.

In March 2010, certain of our mortgage subsidiaries entered into an agreement with Freddie Mac under which we made a one-time payment to Freddie Mac for the release of repurchase obligations relating to most of the mortgage loans sold to Freddie Mac prior to January 1, 2009. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing.

On December 23, 2010, certain of our mortgage subsidiaries entered into an agreement with Fannie Mae under which we made a one-time payment to Fannie Mae for the release of repurchase obligations, including private-label securitization exposure, related to most of the mortgage loans we sold to Fannie Mae prior to June 30, 2010. We continue to be responsible for other contractual obligations we have with Fannie Mae including all indemnification obligations that may arise in connection with the servicing of the mortgages. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The FHFA, as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to private-label mortgage-backed securities in which Fannie Mae and Freddie Mac had invested. Certain of these subpoenas were directed at our mortgage subsidiaries. In connection with the agreement reached with Fannie Mae, the FHFA has agreed to withdraw those subpoenas that relate to Fannie Mae while the subpoenas that relate to Freddie Mac remain open.

Whole-loan Sales

In addition to the settlements with the GSEs noted earlier, we have settled with several whole-loan investors concerning alleged breaches of underwriting standards. For the three months ended March 31, 2011, we have received $16 million in repurchase claims of which $14 million are associated with the 2004 through 2008 vintages of loans sold to whole-loan investors. We resolved $31 million of claims, including $7 million in either settlements, repurchases, or indemnification payments and $24 million related to rescinded claims.

Monoline Insurers

Historically, our Mortgage operations have securitized whole loans where the monolines have insured all or some of the related bonds and have guaranteed the timely repayment of bond principal and interest when an issuer defaults. Overall, the representation and warranty obligations to monoline insurers are not as stringent as those of the GSEs and impose a higher burden of proof on the insurer. Typically, any alleged breach requires the insurer to have both the ability to assert a claim as well as evidence that a defect has had a material adverse effect on the interest of the security holders or the insurer. For the period 2004 through 2008, we sold $42.7 billion of loans into these monoline-wrapped securitizations. For the three months ended March 31, 2011, we received $14 million in repurchase claims from the monolines associated with the 2004 through 2008 securitizations. We have resolved $8 million of the total unresolved repurchase demands through indemnification payments.

Unlike the repurchase protocols and experience established with the GSEs, experience with monolines has not been as predictable. A significant portion of the outstanding unresolved monoline repurchase claims are with one insurer, with whom we are currently in litigation.

Private-label Securitization

Historically, our Mortgage operations were very active in the securitization market, selling whole loans into special-purpose entities and selling these private-label mortgage-backed securities to investors. We have issued private-label mortgage-backed securities infrequently since 2007.

In general, representations and warranties provided as part of our securitization activities are less rigorous than those provided to the GSEs and generally impose higher burdens on investors seeking repurchase. In order to successfully assert a claim, an investor must prove breach of the representations and warranties that materially and adversely affects the interest of all investors. Securitization documents typically provide the investors with a right to request that the trustee investigate and initiate a repurchase claim. However, a class of investors generally are required to coordinate with other investors in that class comprising not less than 25% of the percentage interest constituting a class of securities of that class issued by the trust to pursue claims for breach of representations and warranties. In addition, our private-label securitizations generally require that the servicer or trustee give notice to the other parties whenever it becomes aware of facts or circumstances that reveal a breach of representation that materially and adversely affects the interest of the certificate holders. If, for example, we as servicer became aware of such facts and circumstances, we would typically be required to initiate a repurchase at that time. The GSEs were among the purchasers of securities in our private-label securitizations.

ALLY FINANCIAL INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Regarding our securitization activities, we have exposure to potential losses primarily through two avenues. First, investors may request that we repurchase loans or make the investor whole for losses incurred if it is determined that we violated representations and warranties made at the time of the sale. Contractual representations and warranties are different based on the specific deal structure and investor. Second, investors in securitizations may attempt to achieve rescission of their investments, or damages through litigation by claiming that the applicable offering documents were materially deficient. If an investor properly made and proved its allegations, the investor might attempt to claim that damages could include loss of market value on the investment even if there were little or no credit loss in the underlying loans. We have a limited amount of repurchase experience with these investors, and therefore, it is currently not possible to estimate future repurchase obligations and any related loss or range of loss.

25. Subsequent Events

Notes Offering and Debt Repurchase

On April 13, 2011, we completed a securities offering of $1.5 billion in aggregate principal amount of Ally senior guaranteed notes. The offering included $750 million of fixed rate notes at par to yield 4.5% with a February 2014 maturity date and $750 million of floating rate notes to yield a spread of 340 basis points over the three-month London interbank offer rate with a June 2014 maturity date.

In addition, in April, we repurchased certain debt that will result in a $31 million loss for the second quarter 2011. The loss primarily represented accelerated original issue discount amortization of $20 million that was scheduled to amortize in 2011.

Declaration of Quarterly Dividend Payments

On April 18, 2011, the Ally Board of Directors declared quarterly dividend payments on certain outstanding preferred stock. This included a cash dividend of $1.125 per share, or a total of $134 million, on Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2; and a cash dividend of $17.69 per share, or a total of $46 million, on Fixed Rate Cumulative Perpetual Preferred Stock, Series G; and a cash dividend of $0.295 per share, or a total of $12 million, on Fixed Rate / Floating Rate Perpetual Preferred Stock, Series A. The dividends are payable on May 16, 2011.

Statement of Responsibility for Preparation of Financial Statements

Our Consolidated Financial Statements, together with the notes thereto and the reports of Management and of Deloitte & Touche LLP, are filed as part of this Report. Unaudited supplementary financial data for each quarter within the three years ended December 31, 2010, is included in Note 31 to the Consolidated Financial Statements.

Our Consolidated Financial Statements, Financial Highlights, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ally Financial Inc. and subsidiaries (Ally) were prepared by management, who is responsible for their integrity and objectivity. Where applicable, this financial information has been prepared in conformity with the Securities Exchange Act of 1934, as amended, and accounting principles generally accepted in the United States of America. The preparation of this financial information requires the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of our Consolidated Financial Statements and the reported amounts of revenues and expenses during the periods presented. The critical accounting estimates that may involve a higher degree of judgment and complexity are discussed in Management’s Discussion and Analysis.

The audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Ally Board of Directors, through its Audit Committee, is responsible for overseeing management’s fulfillment of its responsibilities in the preparation of our Consolidated Financial Statements. The Ally Financial Inc. Audit Committee annually recommends to the Board the selection of independent auditors. In addition, the Ally Financial Inc. Audit Committee reviews the scope of the audits and accounting principles being applied in financial reporting. The independent auditors, representatives of management, and the internal auditors meet regularly (separately and jointly) with the Ally Financial Inc. Audit Committee to review the activities of each and to ensure that each is properly discharging its responsibilities. To reinforce complete independence, Deloitte & Touche LLP has full and free access to meet with the Ally Financial Inc. Audit Committee without management representatives present to discuss the results of the audit, the adequacy of internal control, and the quality of financial reporting.

/s/ MICHAEL A. CARPENTER	/s/ JAMES G. MACKEY
Michael A. Carpenter	James G. Mackey
Chief Executive Officer	Interim Chief Financial Officer
February 25, 2011	February 25, 2011

Management’s Report on Internal Control over Financial Reporting

Ally management is responsible for establishing and maintaining effective internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of published financial statements in accordance with generally accepted accounting principles.

The Company’s internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Consolidated Financial Statements in conformity with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the Consolidated Financial Statements.

Because of its inherent limitations, internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Further, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management conducted, under the supervision of the Company’s Chief Executive Officer and Interim Chief Financial Officer, an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, commonly referred to as the “COSO” criteria.

Based on the assessment performed, management concluded that at December 31, 2010, Ally’s internal control over financial reporting was effective based on the COSO criteria.

The independent registered public accounting firm, Deloitte & Touche LLP, has audited the Consolidated Financial Statements of Ally and has issued an attestation report on our internal control over financial reporting at December 31, 2010, as stated in its report, which is included herein.

/s/ MICHAEL A. CARPENTER	/s/ JAMES G. MACKEY
Michael A. Carpenter	James G. Mackey
Chief Executive Officer	Interim Chief Financial Officer
February 25, 2011	February 25, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Ally Financial Inc.:

We have audited the accompanying Consolidated Balance Sheet of Ally Financial Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related Consolidated Statements of Income, Changes in Equity, and Cash Flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2011, expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Detroit, Michigan
February 25, 2011 (March 31, 2011 as to the earnings per share information described in Note 1, Description of Business and Significant Accounting Policies, and Note 20, Equity and Earnings per Common Share)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Ally Financial Inc.:

We have audited the internal control over financial reporting of Ally Financial Inc. and subsidiaries (the “Company”) as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, as stated in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material aspects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2010, of the Company and our report dated February 25, 2011 (March 31, 2011 as to the earnings per share information described in Note 1, Description of Business and Significant Accounting Policies, and Note 20, Equity and Earnings per Common Share), expressed an unqualified opinion on those consolidated financial statements.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Detroit, Michigan
February 25, 2011

Consolidated Statement of Income

	Year ended December 31,
	2010	2009	2008
	($ in millions, except per share data)
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$6,555	$6,395	$8,432
Interest on loans held-for-sale	664	447	837
Interest on trading securities	15	132	127
Interest and dividends on available-for-sale investment securities	362	226	376
Interest-bearing cash	70	99	375
Other interest income, net	1	86	325
Operating leases	3,780	5,715	7,582

Total financing revenue and other interest income	11,447	13,100	18,054
Interest expense
Interest on deposits	660	700	707
Interest on short-term borrowings	447	566	1,451
Interest on long-term debt	5,729	6,008	8,283

Total interest expense	6,836	7,274	10,441
Depreciation expense on operating lease assets	2,030	3,748	5,478
Impairment of investment in operating leases	—	—	1,218

Net financing revenue	2,581	2,078	917
Other revenue
Servicing fees	1,563	1,549	1,747
Servicing asset valuation and hedge activities, net	(394)	(1,104)	(263)

Total servicing income, net	1,169	445	1,484
Insurance premiums and service revenue earned	1,865	1,977	2,710
Gain on mortgage and automotive loans, net	1,267	811	159
(Loss) gain on extinguishment of debt	(123)	665	12,628
Other gain (loss) on investments, net	505	166	(378)
Other (loss) gain on trading securities, net	(6)	173	(689)
Other income, net of losses	644	180	(643)

Total other revenue	5,321	4,417	15,271
Total net revenue	7,902	6,495	16,188
Provision for loan losses	442	5,604	3,102
Noninterest expense
Compensation and benefits expense	1,622	1,576	1,916
Insurance losses and loss adjustment expenses	876	1,042	1,402
Other operating expenses	3,783	5,232	5,031

Total noninterest expense	6,281	7,850	8,349
Income (loss) from continuing operations before income tax expense (benefit)	1,179	(6,959)	4,737
Income tax expense (benefit) from continuing operations	153	74	(136)

Net income (loss) from continuing operations	1,026	(7,033)	4,873

Income (loss) from discontinued operations, net of tax	49	(3,265)	(3,005)

Net income (loss)	$1,075	$(10,298)	$1,868

Net (loss) income attributable to common shareholders	$(786)	$(11,523)	$1,868

Statement continues on the next page.

	Year ended December 31,
	2010	2009	2008
	($ in millions, except per share data)
Basic and diluted earnings per common share (a)
Net (loss) income from continuing operations	$(1,042)	$(15,596)	$44,747
Income (loss) from discontinued operations, net of tax	61	(6,169)	(27,595)

Net (loss) income	$(981)	$(21,765)	$17,152

Weighted-average common shares outstanding	800,597	529,392	108,884

(a)	Due to the net loss attributable to common shareholders in 2010 and 2009, income attributable to common shareholders and basic weighted average common shares outstanding were used to calculate basic and diluted earnings per share.

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Consolidated Balance Sheet

	December 31,
	2010	2009
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$1,714	$1,840
Interest-bearing	9,956	12,948

Total cash and cash equivalents	11,670	14,788
Trading securities	240	739
Investment securities	14,846	12,158
Loans held-for-sale, net ($6,424 and $5,545 fair value-elected)	11,411	20,625
Finance receivables and loans, net
Finance receivables and loans, net ($1,015 and $1,391 fair value-elected)	102,413	77,701
Allowance for loan losses	(1,873)	(2,445)

Total finance receivables and loans, net	100,540	75,256
Investment in operating leases, net	9,128	15,995
Mortgage servicing rights	3,738	3,554
Premiums receivable and other insurance assets	2,181	2,720
Other assets	17,564	19,887
Assets of operations held-for-sale	690	6,584

Total assets	$172,008	$172,306

Liabilities
Deposit liabilities
Noninterest-bearing	$2,131	$1,755
Interest-bearing	36,917	30,001

Total deposit liabilities	39,048	31,756
Short-term borrowings	7,508	10,292
Long-term debt ($972 and $1,294 fair value-elected)	86,612	88,021
Interest payable	1,829	1,637
Unearned insurance premiums and service revenue	2,854	3,192
Reserves for insurance losses and loss adjustment expenses	862	1,215
Accrued expenses and other liabilities	12,126	10,456
Liabilities of operations held-for-sale	680	4,898

Total liabilities	151,519	151,467
Equity
Common stock and paid-in capital	19,668	13,829
Mandatorily convertible preferred stock held by U.S. Department of Treasury	5,685	10,893
Preferred stock	1,287	1,287
Accumulated deficit	(6,410)	(5,630)
Accumulated other comprehensive income	259	460

Total equity	20,489	20,839

Total liabilities and equity	$172,008	$172,306

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Consolidated Balance Sheet

The assets of consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities and the liabilities of these entities for which creditors (or beneficial interest holders) do not have recourse to our general credit at December 31, 2010, were as follows.

($ in millions)
Assets
Loans held-for-sale, net	$21
Finance receivables and loans, net
Finance receivables and loans, net ($1,015 fair value-elected)	33,483
Allowance for loan losses	(238)

Total finance receivables and loans, net	33,245
Investment in operating leases, net	1,065
Other assets	3,194
Assets of operations held-for-sale	85

Total assets	$37,610

Liabilities
Short-term borrowings	$964
Long-term debt ($972 fair value-elected)	24,466
Interest payable	15
Accrued expenses and other liabilities	352
Liabilities of operations held-for-sale	45

Total liabilities	$25,842

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Consolidated Statement of Changes in Equity

	Members’ interests	Mandatorily convertible preferred interests held by U.S. Department of Treasury	Preferred interests	Retained earnings	Accumulated other comprehensive income (loss)	Total equity	Comprehensive income (loss)
	($ in millions)
Balance at December 31, 2007	$8,912		$1,052	$4,649	$952	$15,565
Cumulative effect of a change in accounting principle, net of tax (a)				(155)		(155)

Balance at January 1, 2008, after cumulative effect of adjustments	$8,912		$1,052	$4,494	$952	$15,410
Capital contributions (b)	758					758
Net income				1,868		1,868	$1,868
Dividends to members (b)				(79)		(79)
Issuance of preferred interests		$5,000	235			5,235
Other comprehensive loss					(1,341)	(1,341)	(1,341)
Other				3		3

Balance at December 31, 2008	$9,670	$5,000	$1,287	$6,286	$(389)	$21,854	$527

Capital contributions (b)	$1,247					$1,247
Net loss				$(4,578)		(4,578)	$(4,578)
Preferred interests dividends paid to the U.S. Department of Treasury				(160)		(160)
Preferred interests dividends				(195)		(195)
Dividends to members (b)				(119)		(119)
Issuance of preferred interests		$7,500				7,500
Other comprehensive income					$497	497	497

Balance at June 30, 2009, before conversion from limited liability company to a corporation (c)	$10,917	$12,500	$1,287	$1,234	$108	$26,046	$(4,081)

Statement continues on the next page.

Consolidated Statement of Changes in Equity

	Common stock and paid-in capital	Mandatorily convertible preferred stock held by U.S. Department of Treasury	Preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Total equity	Comprehensive (loss) income
	($ in millions)
Balance at June 30, 2009, after conversion from limited liability company to a corporations (c)	$10,917	$12,500	$1,287	$1,234	$108	$26,046	$(4,081)
Capital contributions (b)	55					55
Net loss				(5,720)		(5,720)	(5,720)
Preferred stock dividends paid to the U.S. Department of Treasury				(695)		(695)
Preferred stock dividends (b)				(175)		(175)
Dividends to shareholders (b)				(274)		(274)
Issuance of preferred stock		1,250				1,250
Conversion of preferred stock	2,857	(2,857)
Other comprehensive income					352	352	352

Balance at December 31, 2009	$13,829	$10,893	$1,287	$(5,630)	$460	$20,839	$(9,449)

Cumulative effect of a change in accounting principle, net of tax (d)				(57)	4	(53)

Balance at January 1, 2010, after cumulative effect of adjustments	$13,829	$10,893	$1,287	$(5,687)	$464	$20,786
Capital contributions	15					15
Net income				1,075		1,075	$1,075
Preferred stock dividends paid to the U.S. Department of Treasury				(963)		(963)
Preferred stock dividends (b)				(282)		(282)
Dividends to shareholders (b)				(11)		(11)
Conversion of preferred stock and related amendment (e)	5,824	(5,208)		(616)
Other comprehensive loss					(205)	(205)	(205)
Other (f)				74		74

Balance at December 31, 2010	$19,668	$5,685	$1,287	$(6,410)	$259	$20,489	$870

(a)	Relates to the adoption of ASC Topic 820, Fair Value Measurements and Disclosures, which increased retained earnings by $23 million and the adoption of ASC Topic 825, Financial Instruments, which decreased retained earnings by $178 million.

(b)	Refer to Note 26 to the Consolidated Financial Statements for further detail.

(c)	Effective June 30, 2009, we converted from a Delaware limited liability company into a Delaware corporation. Each unit of each class of common membership interest issued and outstanding immediately prior to the conversion was converted into an equivalent number of shares of common stock with substantially the same rights and preferences as the common membership interests. Upon conversion, holders of our preferred membership interests also received an equivalent number of preferred stock with substantially the same rights and preferences as the former preferred membership interests.

(d)	Relates to the adoption of ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. Refer to Note 1 for additional information.

(e)	Refer to Note 20 to the Consolidated Financial Statements for further detail.

(f)	Represents a reduction of the estimated payment accrued for tax distributions as a result of the completion of the GMAC LLC U.S. Return of Partnership Income for the tax period January 1, 2009, through June 30, 2009. Refer to Note 24 to the Consolidated Financial Statement for further details.

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Consolidated Statement of Cash Flows

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Operating activities
Net income (loss)	$1,075	$(10,298)	$1,868
Reconciliation of net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	4,100	5,958	6,722
Operating lease impairment	—	—	1,234
Impairment of goodwill and other intangible assets	—	607	58
Other impairment	170	1,516	—
Amortization and valuation adjustments of mortgage servicing rights	872	142	2,250
Provision for loan losses	469	6,173	3,683
(Gain) loss on sale of loans, net	(1,014)	(192)	1,825
Net (gains) losses on investment securities	(520)	(2)	1,203
Loss (gain) on extinguishment of debt	123	(665)	(12,628)
Originations and purchases of loans held-for-sale	(73,823)	(88,283)	(132,023)
Proceeds from sales and repayments of loans held-for-sale	80,093	78,673	141,312
Net change in
Trading securities	(39)	734	741
Deferred income taxes	(272)	(402)	(396)
Interest payable	177	83	(651)
Other assets	1,240	3,711	(1,213)
Other liabilities	(504)	(1,473)	178
Other, net	(540)	(1,414)	(68)

Net cash provided by (used in) operating activities	11,607	(5,132)	14,095

Investing activities
Purchases of available-for-sale securities	(24,116)	(21,148)	(16,202)
Proceeds from sales of available-for-sale securities	17,872	10,153	14,068
Proceeds from maturities of available-for-sale securities	4,527	4,527	7,502
Net (increase) decrease in finance receivables and loans	(17,306)	14,259	5,570
Proceeds from sales of finance receivables and loans	3,138	260	1,366
Change in notes receivable from GM	(38)	803	(62)
Purchases of operating lease assets	(3,551)	(732)	(10,544)
Disposals of operating lease assets	8,627	6,612	7,633
(Purchases) sales of mortgage servicing rights, net	(56)	—	797
Proceeds from sale of business units, net (a)	161	296	319
Other, net (b)	3,175	2,098	471

Net cash (used in) provided by investing activities	(7,567)	17,128	10,918

Statement continues on the next page.

Consolidated Statement of Cash Flows

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Financing activities
Net change in short-term debt	(3,629)	(338)	(22,815)
Net increase in bank deposits	6,556	10,703	6,447
Proceeds from issuance of long-term debt	39,002	30,679	44,724
Repayments of long-term debt	(49,530)	(61,493)	(59,627)
Proceeds from issuance of common stock	—	1,247	—
Proceeds from issuance of preferred stock to the U.S. Department of Treasury	—	8,750	5,000
Dividends paid	(1,253)	(1,592)	(113)
Other, net	869	1,064	(1,784)

Net cash used in financing activities	(7,985)	(10,980)	(28,168)

Effect of exchange-rate changes on cash and cash equivalents	102	(602)	629

Net (decrease) increase in cash and cash equivalents	(3,843)	414	(2,526)
Adjustments for change in cash and cash equivalents of operations held-for-sale (a)(b)	725	(777)	—
Cash and cash equivalents at beginning of year	14,788	15,151	17,677

Cash and cash equivalents at end of year	$11,670	$14,788	$15,151

Supplemental disclosures
Cash paid for
Interest	$5,531	$7,868	$12,092
Income taxes	517	355	130
Noncash items
Increase in finance receivables and loans due to a change in accounting principle (c)	17,990	—	—
Increase in long-term debt due to a change in accounting principle (c)	17,054	—	—
Increase in equity (d)	—	—	235
Capital contributions from stockholders/members	—	34	758
Conversion of preferred stock to common equity	5,208	—	—
Other disclosures
Proceeds from sales and repayments of mortgage loans held-for-investment originally designated as held-for-sale	1,324	1,010	1,747
Consolidation of loans, net	137	1,410	—
Consolidation of variable interest entity debt	78	1,184	—
Deconsolidation of loans, net	1,969	—	2,353
Deconsolidation of variable interest entity debt	1,903	—	2,539

(a)	The amounts for the year ended December 31, 2010, are net of cash and cash equivalents of $1.2 billion of business units at the time of disposition.

(b)	Cash flows of operations held-for-sale are reflected within operating, investing, and financing activities in the Consolidated Statement of Cash Flows. The cash balance of these operations are reported as assets of operations held-for-sale on the Consolidated Balance Sheet.

(c)	Relates to the adoption of ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. Refer to Note 1 for additional information.

(d)	Represents long term debt exchanged for preferred interests in 2008.

The Notes to the Consolidated Financial Statements are an integral part of these statements.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements

1. Description of Business and Significant Accounting Policies

Ally Financial Inc. (formerly GMAC Inc. and referred to herein as Ally, we, our, or us) is a leading, independent, globally diversified, financial services firm with $172 billion in assets and operations in 37 countries. Founded in 1919, we are a leading automotive financial services company with over 90 years experience providing a broad array of financial products and services to automotive dealers and their customers. We are also one of the largest residential mortgage companies in the United States. We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended (the BHC Act). Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (online and telephonic) banking market, with $33.9 billion of deposits at December 31, 2010.

Residential Capital, LLC

Residential Capital, LLC (ResCap), one of our mortgage subsidiaries, was negatively impacted by the events and conditions in the mortgage banking industry and the broader economy. The market deterioration led to fewer sources of, and significantly reduced levels of, liquidity available to finance ResCap’s operations. ResCap is highly leveraged relative to its cash flow and previously recognized credit and valuation losses resulting in a significant deterioration in capital. ResCap’s consolidated tangible net worth, as defined, was $846 million at December 31, 2010, and ResCap remained in compliance with all of its consolidated tangible net worth covenants. For this purpose, consolidated tangible net worth is defined as ResCap’s consolidated equity excluding intangible assets. There continues to be a risk that ResCap may not be able to meet its debt service obligations, may default on its financial debt covenants due to insufficient capital, and/or may be in a negative liquidity position in future periods.

ResCap actively manages its liquidity and capital positions and is continually working on initiatives to address its debt covenant compliance and liquidity needs including debt maturing in the next twelve months and other risks and uncertainties. ResCap’s initiatives could include, but are not limited to, the following: continuing to work with key credit providers to optimize all available liquidity options; possible further reductions in assets and other restructuring activities; focusing production on conforming and government-insured residential mortgage loans; exploring strategic alternatives such as alliances, joint ventures, and other transactions with third parties with respect to certain ResCap assets and businesses; and continued exploration of opportunities for funding and capital support from Ally and its affiliates. The outcomes of most of these initiatives are to a great extent outside of ResCap’s control resulting in increased uncertainty as to their successful execution.

During 2009 and 2010, we performed a strategic review of our mortgage business. As a result of this, we effectively exited the European mortgage market through the sale of our U.K. and continental Europe operations. The sale of these operations was completed on October 1, 2010. Certain components of the sale were completed on September 30, 2010. Refer to Note 2 for additional information on the sale. We also completed the sale of certain higher-risk legacy mortgage assets and settled representation and warranty claims with certain counterparties. The ongoing focus of our Mortgage Origination and Servicing operations will be predominately the origination of conforming and government-insured residential mortgages and mortgage servicing. While the opportunities for further risk mitigation remain, the risk in our Mortgage Legacy Portfolio and Other operations has been materially reduced as compared to recent levels.

In the future, Ally and ResCap may take additional actions with respect to ResCap as each party deems appropriate. These actions may include Ally providing or declining to provide additional liquidity and capital support for ResCap; refinancing or restructuring some or all of ResCap’s existing debt; the purchase or sale of ResCap debt securities in the public or private markets for cash or other consideration; entering into derivative or

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

other hedging or similar transactions with respect to ResCap or its debt securities; Ally purchasing assets from ResCap; or undertaking corporate transactions such as a tender offer or exchange offer for some or all of ResCap’s outstanding debt securities, a merger, sale, asset sales, consolidation, spin-off, distribution, or other business combination or reorganization or similar action with respect to all or part of ResCap and/or its affiliates. In this context, Ally and ResCap typically consider a number of factors to the extent applicable and appropriate including, without limitation, the financial condition, results of operations, and prospects of Ally and ResCap; ResCap’s ability to obtain third-party financing; tax considerations; the current and anticipated future trading price levels of ResCap’s debt instruments; conditions in the mortgage banking industry and general economic conditions; other investment and business opportunities available to Ally and/or ResCap; and any nonpublic information that ResCap may possess or that Ally receives from ResCap.

ResCap remains heavily dependent on Ally and its affiliates for funding and capital support, and there can be no assurance that Ally or its affiliates will continue such actions or that Ally will choose to execute any further strategic transactions with respect to ResCap, or that any transactions undertaken will be successful.

Although our continued actions through various funding and capital initiatives demonstrate support for ResCap, there are currently no commitments or assurances for future capital support. Consequently, there remains substantial doubt about ResCap’s ability to continue as a going concern. Should we no longer continue to support the capital or liquidity needs of ResCap or should ResCap be unable to successfully execute other initiatives, it would have a material adverse effect on ResCap’s business, results of operations, and financial position.

Ally has extensive financing and hedging arrangements with ResCap that could be at risk of nonpayment if ResCap were to file for bankruptcy. At December 31, 2010, we had $1.9 billion in secured financing arrangements with ResCap of which $1.5 billion in loans was utilized. Amounts outstanding under the secured financing and hedging arrangements fluctuate. If ResCap were to file for bankruptcy, ResCap’s repayments of its financing facilities, including those with us, could be slower. In addition, we could be an unsecured creditor of ResCap to the extent that the proceeds from the sale of our collateral are insufficient to repay ResCap’s obligations to us. It is possible that other ResCap creditors would seek to recharacterize our loans to ResCap as equity contributions or to seek equitable subordination of our claims so that the claims of other creditors would have priority over our claims. In addition, should ResCap file for bankruptcy, our $846 million investment related to ResCap’s equity position would likely be reduced to zero. If a ResCap bankruptcy were to occur and a substantial amount of our credit exposure is not repaid to us, it would have an adverse impact on our near-term net income and capital position, but we do not believe it would have a materially adverse impact on Ally’s consolidated financial position over the longer term.

Consolidation and Basis of Presentation

The Consolidated Financial Statements include our accounts and accounts of our majority-owned subsidiaries after eliminating all significant intercompany balances and transactions and include all variable interest entities (VIEs) in which we are the primary beneficiary. Refer to Note 11 for further details on our VIEs. Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP).

We operate our international subsidiaries in a similar manner as we operate in the United States of America (U.S. or United States), subject to local laws or other circumstances that may cause us to modify our procedures accordingly. The financial statements of subsidiaries that operate outside of the United States generally are measured using the local currency as the functional currency. All assets and liabilities of foreign subsidiaries (excluding Venezuela due to hyperinflation) are translated into U.S. dollars at year-end exchange rates. The

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

resulting translation adjustments are recorded in accumulated other comprehensive income, a component of equity. Income and expense items are translated at average exchange rates prevailing during the reporting period.

Certain amounts in prior periods have been reclassified to conform to the current presentation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and that affect income and expenses during the reporting period and related disclosures. In developing the estimates and assumptions, management uses all available evidence; however, actual results could differ because of uncertainties associated with estimating the amounts, timing, and likelihood of possible outcomes.

Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and certain highly liquid investment securities with maturities of three months or less from the date of purchase. Cash and cash equivalents that have restrictions on our ability to withdraw the funds are included in other assets on our Consolidated Balance Sheet. The book value of cash equivalents approximates fair value because of the short maturities of these instruments. Certain securities with original maturities less than 90 days that are held as a portion of longer-term investment portfolios, primarily held by our Insurance operations, are classified as investment securities.

Securities

Our portfolio of securities includes government securities, corporate bonds, asset- and mortgage-backed securities, interests in securitization trusts, equity securities, and other investments. Securities are classified based on management’s intent. Our trading securities primarily consist of retained and purchased interests in certain securitizations. The retained interests are carried at fair value with changes in fair value recorded in current period earnings. Debt securities that management has the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other securities are classified as available for sale and carried at fair value with unrealized gains and losses included in accumulated other comprehensive income or loss, a component of equity, on an after-tax basis. Premiums and discounts on debt securities are amortized as an adjustment to investment yield generally over the contractual term of the security. We employ a systematic methodology that considers available evidence in evaluating potential other-than-temporary impairment of our investments classified as available-for-sale or held-to-maturity. If the cost of an investment exceeds its fair value, we evaluate, among other factors, the magnitude and duration of the decline in fair value. We also evaluate the financial health of and business outlook for the issuer, the performance of the underlying assets for interests in securitized assets, and our intent and ability to hold the investment.

Once a decline in fair value of an equity security is determined to be other-than-temporary, an impairment charge for the credit component is recorded to other gain (loss) on investments, net, in our Consolidated Statement of Income, and a new cost basis in the investment is established. Noncredit component losses of a debt security are recorded in other comprehensive income (loss) when we do not intend to sell the security or is not more likely than not to have to sell the security prior to the security’s anticipated recovery. Noncredit component losses are amortized over the remaining life of the debt security by offsetting the recorded value of the asset.

Realized gains and losses on investment securities are reported in other gain (loss) on investments, net, and are determined using the specific identification method.

For detail on trading securities refer to Note 6 and for detail on investment securities refer to Note 7.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Loans Held-for-sale

Loans held-for-sale may include consumer automobile, consumer mortgage, and commercial receivables and loans. Loans held-for-sale are carried at the lower of cost or estimated fair value. Loan origination fees, as well as discount points and incremental direct origination costs, are initially recorded as an adjustment of the cost of the loan and are reflected in the gain or loss on sale of loans when sold. Fair value is determined by type of loan and is generally based on contractually established commitments from investors, current investor yield requirements, current secondary market pricing, or cash flow models using market-based yield requirements. Certain of our domestic consumer mortgages are reported at fair value as a result of the fair value option election. Refer to Note 8 for details on loans held-for-sale and Note 27 for details on fair value measurement.

Finance Receivables and Loans

Finance receivables and loans are reported at the principal amount outstanding, net of unearned income, premiums and discounts, and allowances. Unearned income, which includes deferred origination fees reduced by origination costs and unearned rate support received from an automotive manufacturer on certain automotive loans, is amortized over the contractual life of the related finance receivable or loan using the interest method. Loan commitment fees are generally deferred and amortized over the commitment period. For detail on finance receivables and loans, refer to Note 9.

We classify finance receivables and loans between loans held-for-sale and loans held-for-investment based on management’s assessment of our intent and ability to hold loans for the foreseeable future or until maturity. Management’s intent and ability with respect to certain loans may change from time to time depending on a number of factors including economic, liquidity, and capital conditions. Management’s view of the foreseeable future is generally a twelve-month period based on the longest reasonably reliable net income, liquidity, and capital forecast period.

Our portfolio segments are based on the level at which we develop and document our methodology for determining the allowance for loan losses. Additionally, the classes of finance receivables are based on several factors including the method for monitoring and assessing credit risk, the method of measuring carrying value, and the risk characteristics of the finance receivable. Based on an evaluation of our process for developing the allowance for loan losses including the nature and extent of exposure to credit risk arising from finance receivables, we have determined our portfolio segments to be consumer automobile, consumer mortgage, and commercial.

•	Consumer automobile — Consists of retail automobile financing for new and used vehicles.

•	Consumer mortgage — Consists of the following classes of finance receivables.

•	1st Mortgage — Consists of residential mortgage loans that are secured in a first-lien position and have priority over all other liens or claims on the respective collateral.

•	Home equity — Consists of residential home equity loans or mortgages with a subordinate-lien position.

•	Commercial — Consists of the following classes of finance receivables.

•	Commercial and Industrial

•

Automobile — Consists of financing operations to fund dealer purchases of new and used vehicle through wholesale or floorplan financing. Additional commercial offerings include automotive dealer term loans, revolving lines of credit, and dealer fleet financing.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

•	Mortgage — Consists primarily of warehouse lending.

•	Other — Consists of senior secured commercial lending and our resort finance portfolio. We sold our resort finance portfolio during the third quarter of 2010.

•	Commercial Real Estate

•	Automobile — Consists of term loans to finance dealership land and buildings.

•

Mortgage — Related primarily to activities within our business capital group, which provides financing to residential land developers and homebuilders. These activities are in wind-down and do not represent a material component of our business.

Nonaccrual Loans

Revenue recognition is suspended when all classes of finance receivables and loans are placed on nonaccrual status. Generally, all classes of finance receivables and loans are placed on nonaccrual status when principal or interest has been delinquent for 90 days or when determined not to be probable of full collection. Exceptions include commercial real estate loans that are placed on nonaccrual status when delinquent for 60 days. Revenue accrued, but not collected, at the date finance receivables and loans are placed on nonaccrual status is reversed and subsequently recognized only to the extent it is received in cash or until it qualifies for return to accrual status. However, where there is doubt regarding the ultimate collectability of loan principal, all cash received is applied to reduce the carrying value of such loans. Finance receivables and loans are restored to accrual status only when contractually current and the collection of future payments is reasonably assured. Typically, this requires a sustained period of repayment performance of at least six consecutive months by the borrower.

Generally, we recognize all classes of loans as past due when they are 30 days delinquent.

Impaired Loans

All classes of commercial loans are considered impaired when we determine it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement. Income recognition is consistent with that of nonaccrual loans discussed above. For collateral dependent loans, if the recorded investment in impaired loans exceeds the fair value of the collateral, a valuation allowance is established as a component of the allowance for loan losses.

For all classes of consumer loans, impaired loans are loans that have been modified in troubled debt restructurings. Troubled debt restructurings typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. A troubled debt restructuring involving only a modification of terms requires that the restructured loan be measured at the present value of the expected future cash flows discounted at the effective interest rate at the time of modification, as based on the original loan terms. Alternately, the loan may be measured for impairment based on the fair value of the underlying collateral if the loan is collateral dependent. If the value of the loan is less than the recorded investment in the loan, we recognize an impairment by creating a valuation allowance or by adjusting an existing valuation allowance for the impaired loan. For loans held-for-investment that are not carried at fair value and are troubled debt restructurings, impairment is measured based on the present value of the expected future cash flows discounted at the loan’s effective interest rate prior to the restructuring. Loans with insignificant delays or insignificant short falls in the amount of payments expected not to be collected are not considered to be impaired.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Our policy is to place all modified loans, including troubled debt restructured loans on nonaccrual status until the loan has been brought fully current, the collection of contractual principal and interest is reasonably assured, and six consecutive months of repayment performance is achieved.

Charge-offs

As a general rule, consumer automobile loans are written down to estimated collateral value, less costs to sell, once a loan becomes 120 days past due; and second-lien consumer mortgage loans within our home equity class are charged off at 180 days past due. Consumer first-lien mortgage loans, which consists of our entire 1st mortgage class and a subset of our home equity class that are secured by real estate are written down to estimated collateral value, less costs to sell, once a mortgage loan becomes 180 days past due. Consumer automobile and second-lien consumer mortgage loans in bankruptcy that are 60 days past due are fully charged off within 60 days of receipt of notification of filing from the bankruptcy court. First-lien consumer mortgage loans in bankruptcy that are 60 days past due are written down to estimated collateral value, less costs to sell, within 60 days of receipt of notification of filing from the bankruptcy court. Regardless of other timelines noted within this policy, loans are considered collateral dependent at the time foreclosure proceedings begin and are charged off to the fair value of the underlying collateral, less costs to sell at that time.

Commercial loans are individually evaluated and where collectability of the recorded balance is in doubt are written down to fair value of the collateral less costs to sell. Generally, all commercial loans, both collateral and noncollateral dependent, are charged off when they are 360 days or more past due.

Allowance for Loan Losses

The allowance for loan losses (the allowance) is management’s estimate of incurred losses in the lending portfolios. We determine the amount of the allowance required for each of our portfolio segments based on its relative risk characteristics. The evaluation of these factors for both consumer and commercial finance receivables and loans involves complex, subjective judgments. Additions to the allowance are charged to current period earnings through the provision for loan losses; amounts determined to be uncollectible are charged directly against the allowance, net of amounts recovered on previously charged-off accounts.

The allowance is comprised of two components: reserves established for specific loans evaluated as impaired and portfolio-level reserves established for large groups of typically smaller balance homogenous loans that are collectively evaluated for impairment. We evaluate the adequacy of the allowance based on the combined total of these two components. Determining the appropriateness of the allowance is complex and requires judgment by management about the effect of matters that are inherently uncertain. It is possible that others, given the same information, may at any point in time reach different reasonable conclusions.

Measurement of impairment for specific reserves is generally determined on a loan by loan basis. An individual loan should be considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due (both principal and interest) according to the contractual terms of the agreement. Loans determined to be specifically impaired are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, an observable market price, or the estimated fair value of the collateral less estimated costs to sell, whichever is determined to be the most appropriate. When these measurement values are lower than the carrying value of that loan, impairment is recognized. Loans that are deemed not to be individually impaired are pooled with other loans with similar risk characteristics for evaluation of impairment for the portfolio-level allowance.

For the purpose of calculating portfolio-level reserves, we have determined logical grouping of loans into three portfolio segments: consumer automobile, consumer mortgage, and commercial. The allowance consists of the

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

combination of a quantitative assessment component based on statistical models, a retrospective evaluation of actual loss information to loss forecasts, and a qualitative component based on management judgment. Management takes into consideration relevant qualitative factors, including external and internal trends such as the impacts of changes in underwriting standards, collections and account management effectiveness, geographic concentrations, and economic events, among other factors, that have occurred but are not yet reflected in the quantitative assessment component. All qualitative adjustments are adequately documented, reviewed and approved through our established risk governance processes. Refer to Note 9 for detail on the allowance for loan losses.

Consumer Loans

Our consumer automobile and consumer mortgage portfolio segments are reviewed for impairment based on an analysis of loans that are grouped into common risk categories (i.e., past due status, loan or lease type, collateral type, borrower, industry or geographic concentrations). We perform periodic and systematic detailed reviews of our lending portfolios to identify inherent risks and to assess the overall collectability of those portfolios. Loss models are utilized for these portfolios, which consider a variety of factors including, but not limited to, historical loss experience, current economic conditions, anticipated repossessions or foreclosures based on portfolio trends, delinquencies and credit scores, and expected loss factors by loan type.

Consumer Automobile Portfolio Segment

The allowance for loan losses within the consumer automobile portfolio segment is calculated by leveraging proprietary statistical models and other risk indicators to pools of loans with similar risk characteristics, including credit bureau score, loan-to-value and vehicle type, to arrive at an estimate of incurred losses in the portfolio. These statistical loss forecasting models are utilized to estimate incurred losses and consider a variety of factors including, but not limited to, historical loss experience, estimated defaults based on portfolio trends, delinquencies, and general economic and business trends. These statistical models predict forecasted losses inherent in the portfolio based on both vintage and migration analyses.

The forecasted losses consider historical factors such as frequency (the number of contracts that we expect to default) and loss severity (the expected loss on a per vehicle basis). The loss severity within the consumer automobile portfolio segment is impacted by the market values of vehicles that are repossessed. Vehicle market values are affected by numerous factors including the condition of the vehicle upon repossession, the overall price and volatility of gasoline or diesel fuel, consumer preference related to specific vehicle segments, and other factors.

The quantitative assessment component is supplemented with qualitative reserves based on management’s determination that such adjustments provide a better estimate of credit losses. This qualitative assessment takes into consideration relevant internal and external factors that have occurred but are not yet reflected in the forecasted losses and may affect the credit quality of the portfolio.

Our methodology and policies with respect to the allowance for loan losses for our consumer automobile portfolio segment did not change during 2010.

Consumer Mortgage Portfolio Segment

The allowance for loan losses within the consumer mortgage portfolio segment is calculated by leveraging proprietary statistical models based on pools of loans with similar risk characteristics, including credit bureau score, loan-to-value, loan age, documentation type, product type, and loan purpose, to arrive at an estimate of

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

incurred losses in the portfolio. These statistical loss forecasting models are utilized to estimate incurred losses and consider a variety of factors including, but not limited to, historical loss experience, estimated foreclosures or defaults based on portfolio trends, delinquencies, and general economic and business trends.

The forecasted losses are statistically derived based on a suite of loan-level behavior models linked into a state transition modeling framework. This transition framework predicts various stages of delinquency, default, and voluntary prepayment over the course of the life of the loan. The transition probability is a function of the loan and borrower characteristics and economic variables and considers historical factors such as frequency (the number of contracts that we except to default) and loss severity (the expected loss on a per property basis). When a default event is predicted, a severity model is applied to estimate future loan losses. The loss severity within the consumer mortgage portfolio segment is impacted by the market values of foreclosed properties, which is affected by numerous factors, including geographic considerations and the condition of the foreclosed property.

The quantitative assessment component is supplemented with qualitative reserves based on management’s determination that such adjustments provide a better estimate of credit losses. This qualitative assessment takes into consideration relevant internal and external factors that have occurred but are not yet reflected in the forecasted losses and may affect the credit quality of the portfolio.

Our methodology and policies with respect to the allowance for loan losses for our consumer mortgage portfolio segment did not change during 2010.

Commercial

The allowance for loan losses within the commercial portfolio is comprised of reserves established for specific loans evaluated as impaired and portfolio-level reserves based on nonimpaired loans grouped into pools based on similar risk characteristics and collectively evaluated.

A loan is considered impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement based on current information and events. These loans are primarily evaluated individually and are risk-rated based on borrower, collateral, and industry-specific information that management believes is relevant in determining the occurrence of a loss event and measuring impairment. Management establishes specific allowances for commercial loans determined to be individually impaired based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, observable market price or the fair value of collateral, whichever is determined to be the most appropriate. Estimated costs to sell or realize the value of the collateral on a discounted basis are included in the impairment measurement, when appropriate.

Nonimpaired loans are grouped into pools based on similar risk characteristics and collectively evaluated. Our risk rating models use historical loss experience, concentrations, current economic conditions, and performance trends. The commercial historical loss experience is updated quarterly to incorporate the most recent data reflective of the current economic environment. The determination of the allowance is influenced by numerous assumptions and many factors that may materially affect estimates of loss, including volatility of loss given default, probability of default, and rating migration. In assessing the risk rating of a particular loan, several factors are considered including an evaluation of historical and current information involving subjective assessments and interpretations. In addition, the allowance related to the commercial portfolio segment is influenced by estimated recoveries from automotive manufacturers relative to guarantees or agreements with them to repurchase vehicles used as collateral to secure the loans.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The quantitative assessment component is supplemented with qualitative reserves based on management’s determination that such adjustments provide a better estimate of credit losses. This qualitative assessment takes into consideration relevant internal and external factors that have occurred and may affect the credit quality of the portfolio.

Our methodology and policies with respect to the allowance for loan losses for our commercial portfolio segment did not change during 2010.

Securitizations and Variable Interest Entities

We securitize, sell, and service consumer automobile loans, operating leases, wholesale loans, and consumer mortgage loans. Securitization transactions typically involve the use of variable interest entities and are accounted for either as sales or secured financings. Economic interests in the securitized and sold assets are generally retained in the form of senior or subordinated interests, interest- or principal-only strips, cash reserve accounts, residual interests, and servicing rights.

In order to conclude whether or not a variable interest entity is required to be consolidated, careful consideration and judgment must be given to the continuing involvement with the variable interest entity. Subsequent to the implementation of ASU 2009-17 on January 1, 2010, in circumstances where we have both the power to direct the activities of the entity that most significantly impact the entity’s performance and the obligation to absorb losses or the right to receive benefits of the entity that could be significant, we would conclude that we would consolidate the entity, which would also preclude us from recording an accounting sale on the transaction. In the case of a consolidated variable interest entity, the accounting is consistent with a secured financing, i.e., we continue to carry the loans and we record the securitized debt on our balance sheet. Further, there is no specific accounting record of our economic interests, but rather, they are captured as the difference between the loan and debt accounting.

In transactions where either one or both of the power or economic criteria mentioned above are not met, we then must determine whether or not we achieve a sale for accounting purposes. In order to achieve a sale for accounting purposes, the assets being transferred must be legally isolated, not be constrained by restrictions from further transfer, and be deemed to be beyond our control. If we were to fail any of the three criteria for accounting sale, the accounting would be consistent with the preceding paragraph (i.e., a secured borrowing). However, if we meet the criteria, the transaction would be recorded as a sale, and the variable interest entity would not be consolidated, refer to Note 11 for discussion on variable interest entities.

Prior to the implementation of ASU 2009-17, many of our securitization were performed utilizing qualifying special purpose entities, which were exempt from consideration for consolidation so long as the transaction would otherwise qualify as a sale. Therefore, these transactions were recorded as sales. Additionally, the gain or loss on sale was dependent on the previous carrying amount of the assets involved in the transfer and were allocated between the assets sold and the retained interests based on relative fair values except for certain servicing assets and liabilities, which were initially recorded at fair value on the date of the sale.

Subsequent to the implementation of ASU 2009-17, gains or losses on off-balance sheet securitizations take into consideration the fair value of the retained interests including the value of certain servicing assets or liabilities, which are initially recorded at fair value at the date of sale. The estimate of the fair value of the retained interests and servicing requires us to exercise significant judgment about the timing and amount of future cash flows from the interests. Refer to the Note 27 for a discussion of fair value estimates.

Gains or losses on off-balance sheet securitizations and sales are reported in gain (loss) on mortgage and automotive loans, net, in our Consolidated Statement of Income for consumer automobile loans, wholesale loans,

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Notes to Consolidated Financial Statements — (Continued)

and consumer mortgage loans. Declines in the fair value of retained interests below the carrying amount are reflected in other comprehensive income, a component of equity, or as other (loss) gain on investments, net, in our Consolidated Statement of Income if such declines are determined to be other than temporary or if the interests are classified as trading. Retained interests, as well as any purchased securities, are generally included in available-for-sale investment securities, trading investment securities, or other assets. Designation as available for sale or trading depends on management’s intent. Securities that are noncertificated and cash reserve accounts related to securitizations are included in other assets on our Consolidated Balance Sheet.

We retain servicing responsibilities for all of our consumer automobile loan, operating lease, and wholesale loan securitizations and for the majority of our consumer mortgage loan securitizations. We may receive servicing fees based on the securitized loan balances and certain ancillary fees, all of which are reported in servicing fees in the Consolidated Statement of Income. We also retain the right to service the consumer mortgage loans sold in securitization transactions involving the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), and the Government National Mortgage Association (Ginnie Mae) (collectively the Government-sponsored Enterprises or GSEs) and private investors. We also serve as the collateral manager in the securitizations of commercial investment securities.

Whether on or off balance sheet, the investors in the securitization trusts generally have no recourse to our other assets outside of customary market representation and warranty repurchase provisions.

Mortgage Servicing Rights

Primary servicing rights represent our right to service consumer residential mortgages securitized by us or through the GSEs and third-party whole-loan sales. Primary servicing involves the collection of payments from individual borrowers and the distribution of these payments to the investors or master servicer. Master-servicing rights represent our right to service mortgage- and asset-backed securities and whole-loan packages issued for investors. Master servicing involves the collection of borrower payments from primary servicers and the distribution of those funds to investors in mortgage- and asset-backed securities and whole-loans packages. We also purchase and sell primary and master-servicing rights through transactions with other market participants.

We capitalize the value expected to be realized from performing specified mortgage servicing activities for others as mortgage servicing rights (MSRs). These capitalized servicing rights are purchased or retained upon sale or securitization of mortgage loans. MSRs are not recorded on securitizations accounted for as secured financings.

We measure all mortgage servicing assets and liabilities at fair value. We define our servicing rights based on both the availability of market inputs and the manner in which we manage the risks of our servicing assets and liabilities. We leverage all available relevant market data to determine the fair value of our recognized servicing assets and liabilities.

Since quoted market prices for MSRs are not readily available, we estimate the fair value of MSRs by determining the present value of future expected cash flows using modeling techniques that incorporate management’s best estimates of key variables including expected cash flows, prepayment speeds, and return requirements commensurate with the risks involved. Cash flow assumptions are modeled using our internally forecasted revenue and expenses, and where possible, the reasonableness of assumptions is periodically validated through comparisons to market data. Prepayment speed estimates are determined from historical prepayment rates on similar assets or obtained from third-party data. Return requirement assumptions are determined using data obtained from market participants, where available, or based on current relevant interest rates plus a risk-adjusted spread. We also consider other factors that can impact the value of the MSRs, such as surety provider

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Notes to Consolidated Financial Statements — (Continued)

termination clauses and servicer terminations that could result if we failed to materially comply with the covenants or conditions of our servicing agreements and did not remedy the failure. Since many factors can affect the estimate of the fair value of MSRs, we regularly evaluate the major assumptions and modeling techniques used in our estimate and review these assumptions against market comparables, if available. We monitor the actual performance of our MSRs by regularly comparing actual cash flow, credit, and prepayment experience to modeled estimates. Refer to Note 12 for further discussion of our servicing activities.

Repossessed and Foreclosed Assets

Assets are classified as repossessed and foreclosed and included in other assets when physical possession of the collateral is taken regardless of whether foreclosure proceedings have taken place. Repossessed and foreclosed assets are carried at the lower of the outstanding balance at the time of repossession or foreclosure or the fair value of the asset less estimated costs to sell. Losses on the revaluation of repossessed and foreclosed assets are charged to the allowance for loan and lease losses at the time of repossession. Declines in value after repossession are charged to other operating expenses for loans and depreciation expense for lease contracts as incurred.

Goodwill and Other Intangibles

Goodwill and other intangible assets, net of accumulated amortization, are reported in other assets. In accordance with applicable accounting standards, goodwill represents the excess of the cost of an acquisition over the fair value of net assets acquired, including identifiable intangibles. Goodwill is reviewed for impairment utilizing a two-step process. The first step of the impairment test requires us to define the reporting units and compare the fair value of each of these reporting units to the respective carrying value. The fair value of the reporting units in our impairment test is determined based on various analyses including discounted cash flow projections using assumptions a market participant would use. If the carrying value is less than the fair value, no impairment exists, and the second step does not need to be completed. If the carrying value is higher than the fair value or there is an indication that impairment may exist, a second step must be performed to compute the amount of the impairment, if any. Applicable accounting standards require goodwill to be tested for impairment annually at the same time every year and whenever an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Our annual goodwill impairment assessment is performed as of August 31 of each year. Refer to Note 14 for a discussion of the related goodwill impairment charge in 2009 and 2008. There was no goodwill impairment charge in 2010.

Investment in Operating Leases

Investment in operating leases is reported at cost, less accumulated depreciation and net of impairment charges and origination fees or costs. Depreciation of vehicles is generally provided on a straight-line basis to an estimated residual value over the lease term. Rate support payments that we receive from manufacturers are treated as a reduction to the cost-basis in the underlying lease asset and are recognized over the life of the contract as a reduction to depreciation expense. We periodically evaluate our depreciation rate for leased vehicles based on projected residual values. Income from operating lease assets that includes lease origination fees, net of lease origination costs, is recognized as operating lease revenue on a straight-line basis over the scheduled lease term.

We have significant investments in the residual values of assets in our operating lease portfolio. The residual values represent an estimate of the values of the assets at the end of the lease contracts and are initially determined based on residual values established at contract inception by consulting independently published residual value guides. Realization of the residual values is dependent on our future ability to market the vehicles

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Notes to Consolidated Financial Statements — (Continued)

under the prevailing market conditions. Over the life of the lease, we evaluate the adequacy of our estimate of the residual value and may make adjustments to the depreciation rates to the extent the expected value of the vehicle (including any residual support payments from GM) at lease termination changes. In addition to estimating the residual value at lease termination, we also evaluate the current value of the operating lease asset and test for impairment to the extent necessary based on market considerations and portfolio characteristics. Impairment is determined to exist if the undiscounted expected future cash flows are lower than the carrying value of the asset. If our operating lease assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the fair value as estimated by discounted cash flows. Certain triggering events necessitated an impairment review of the investment in operating leases of our Global Automotive Services beginning in the second quarter of 2008. Refer to Note 10 for a discussion of the impairment charges recognized in 2008.

When a lease vehicle is returned to us, the asset is reclassified from investment in operating leases to other assets and recorded at the lower-of-cost or estimated fair value, less costs to sell.

Impairment of Long-lived Assets

The carrying value of long-lived assets (including property and equipment) are evaluated for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable from the estimated undiscounted future cash flows expected to result from their use and eventual disposition. Recoverability of assets to be held and used is measured by a comparison of their carrying amount to future net undiscounted cash flows expected to be generated by the assets. If these assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the fair value as estimated by discounted cash flows. Refer to the previous section of this note titled Investment in Operating Leases for a discussion pertaining to impairments related to our investment in operating leases in 2008. No material impairment was recognized in 2010 or 2009.

An impairment test on an asset group to be discontinued, held-for-sale, or otherwise disposed of is performed upon occurrence of a triggering event or when certain criteria are met (e.g., the asset can be disposed of within twelve months, appropriate levels of authority have approved the sale, and there is an active program to locate a buyer). Long-lived assets held-for-sale are recorded at the lower of their carrying amount or estimated fair value less cost to sell. If the carrying value of the assets held-for-sale exceeds the fair value less cost to sell, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets less cost to sell. During 2010 and 2009, impairment losses were recognized on asset groups that were classified as held-for-sale or disposed of by sale. Refer to Note 2 for a discussion of held-for-sale and discontinued operations.

Property and Equipment

Property and equipment stated at cost, net of accumulated depreciation and amortization, are reported in other assets. Included in property and equipment are certain buildings, furniture and fixtures, leasehold improvements, company vehicles, IT hardware and software, and capitalized software costs. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which generally ranges from 3 to 30 years. Capitalized software is generally amortized on a straight-line basis over its useful life, which generally ranges from three to five years. Capitalized software that is not expected to provide substantive service potential or for which development costs significantly exceed the amount originally expected is considered impaired and written down to fair value. Software expenditures that are considered general, administrative, or of a maintenance nature are expensed as incurred.

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Notes to Consolidated Financial Statements — (Continued)

Private Debt Exchange and Cash Tender Offers

In 2008, we commenced separate private exchange and cash tender offers to purchase and/or exchange certain of outstanding notes held by eligible holders for cash, newly issued notes of Ally, and in some cases preferred stock of a wholly owned Ally subsidiary. Refer to Note 17 for additional information related to the exchange and cash tender offers.

In evaluating the accounting for the private debt exchange and cash tender offers (the Offers), management was required to make a determination as to whether the Offers should be accounted for as a troubled debt restructuring (TDR) or an extinguishment of Ally and ResCap debt. In concluding on the accounting, management evaluated applicable accounting guidance. The relevant accounting guidance required us to determine whether the exchanges of debt instruments should be accounted for as a TDR. A TDR results when it is determined, evaluating six factors considered to be indicators of whether a debtor is experiencing financial difficulties, that the debtor is experiencing financial difficulties, and the creditors grant a concession; otherwise, such exchanges should be accounted for as an extinguishment or modification of debt. The assessment of this critical accounting estimate required management to apply a significant amount of judgment in evaluating the inputs, estimates, and internally generated forecast information to conclude on the accounting for the Offers.

In assessing whether Ally was experiencing financial difficulties for the purpose of accounting for the Offers, management applied applicable accounting guidance. Our assessment considered internal analyses such as our short- and long-term liquidity projections, net income forecasts, and runoff projections. These analyses were based upon our consolidated financial condition and our comprehensive ability to service both Ally and ResCap obligations and were based only on our current business capabilities and funding sources. In addition to our baseline projections, these analyses incorporated stressed scenarios reflecting continued deterioration of the credit markets, further GM financial distress, and significant curtailments of loans originations. Management assigned probability weights to each scenario to determine an overall risk-weighted projection of our ability to meet our consolidated obligations as they come due. These analyses indicated that we could service all Ally and ResCap obligations as they came due in the normal course of business.

Our assessment also considered capital market perceptions of our financial condition, such as our credit agency ratings, market values for our debt, analysts’ reports, and public statements made by us and our stakeholders. Due to the rigor applied to our internal projections, management placed more weight on our internal projections and less weight on capital market expectations.

Based on this analysis and after the consideration of the applicable accounting guidance, management concluded the Offers were not deemed to be a TDR. As a result of this conclusion, the Offers were accounted for as an extinguishment of debt.

Applying extinguishment accounting, we recognized a gain at the time of the exchange for the difference between the carrying value of the exchanged notes and the fair value of the newly issued securities. In accordance with applicable fair value accounting guidance related to Level 3 fair value measures, we performed various analyses with regard to the valuation of the newly issued instruments. Level 3 fair value measures are valuations that are derived primarily from unobservable inputs and rely heavily on management assessments, assumptions, and judgments. In determining the fair value of the newly issued instruments, we performed an internal analysis using trading levels on the trade date, December 29, 2008, of existing Ally unsecured debt, adjusted for the features of the new instruments. We also obtained bid-ask spreads from brokers attempting to make a market in the new instruments.

Based on the determined fair values, we recognized a pretax gain upon extinguishment of $11.5 billion and reflected the newly issued preferred shares at their face value, which was estimated to be $234 million on

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Notes to Consolidated Financial Statements — (Continued)

December 29, 2008. The majority of costs associated with the Offers were deferred in the basis of the newly issued bonds. In the aggregate, the offers resulted in an $11.7 billion increase to our consolidated equity position.

Unearned Insurance Premiums and Service Revenue

Insurance premiums, net of premiums ceded to reinsurers, and service revenue are earned over the terms of the policies. The portion of premiums and service revenue written applicable to the unexpired terms of the policies is recorded as unearned insurance premiums or unearned service revenue. For extended service and maintenance contracts, premiums and service revenues are earned on a basis proportionate to the anticipated loss emergence. For other short duration contracts, premiums and unearned service revenue are earned on a pro rata basis. For further detail, refer to Note 3.

Deferred Policy Acquisition Costs

Commissions, including compensation paid to producers of automotive service contracts and other costs of acquiring insurance that are primarily related to and vary with the production of business, are deferred and recorded in other assets. Deferred policy acquisition costs are amortized over the terms of the related policies and service contracts on the same basis as premiums and revenue are earned except for direct response advertising costs, which are amortized over their expected future benefit. We group costs incurred for acquiring like contracts and consider anticipated investment income in determining the recoverability of these costs.

Reserves for Insurance Losses and Loss Adjustment Expenses

Reserves for insurance losses and loss adjustment expenses are established for the unpaid cost of insured events that have occurred as of a point in time. More specifically, the reserves for insurance losses and loss adjustment expenses represent the accumulation of estimates for both reported losses and those incurred, but not reported, including claims adjustment expenses relating to direct insurance and assumed reinsurance agreements. Estimates for salvage and subrogation recoverable are recognized at the time losses are incurred and netted against provision for insurance losses and loss adjustment expenses. Reserves are established for each business at the lowest meaningful level of homogeneous data. Since the reserves are based on estimates, the ultimate liability may vary from such estimates. The estimates are regularly reviewed and adjustments, which can potentially be significant, are included in earnings in the period in which they are deemed necessary. Refer to Note 18 for detail on these reserves.

Loan Repurchase and Obligations Related to Loan Sales

Our Mortgage operations sell loans that take the form of securitizations guaranteed by the GSEs and whole-loan purchasers. In addition, we infrequently sell securities to investors through private-label securitizations. In connection with these activities we provide to the GSEs, investors, whole-loan purchasers, and financial guarantors (monolines) various representations and warranties related to the loans sold. These representations and warranties generally relate to, among other things, the ownership of the loan, the validity of the lien securing the loan, the loan’s compliance with the criteria for inclusion in the transaction, including compliance with underwriting standards or loan criteria established by the buyer, ability to deliver required documentation and compliance with applicable laws. Generally, the representations and warranties described in Note 30 may be enforced at any time over the life of the loan. ResCap assumes all of the customary representation and warranty obligations for loans purchased from Ally Bank and subsequently sold into the secondary market. In the event ResCap fails to meet these obligations, Ally Financial Inc. has provided a guarantee to Ally Bank that covers it from liability.

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Notes to Consolidated Financial Statements — (Continued)

Upon a breach of a representation, we correct the breach in a manner conforming to the provisions of the sale agreement. This may require us either to repurchase the loan or to indemnify (make-whole) a party for incurred losses or provide other recourse to a GSE or investor. Repurchase demands and claims for indemnification payments are reviewed on a loan-by-loan basis to validate if there has been a breach requiring repurchase or a make-whole payment. We actively contest claims to the extent we do not consider them valid. In cases where we repurchase loans, we bear the subsequent credit loss on the loans. Repurchased loans are classified as held-for-sale and initially recorded at fair value. We seek to manage the risk of repurchase and associated credit exposure through our underwriting and quality assurance practices and by servicing mortgage loans to meet investor standards.

The reserve for representation and warranty obligations reflects management’s best estimate of probable lifetime loss. We consider historical and recent demand trends in establishing the reserve. The methodology used to estimate the reserve considers a variety of assumptions including borrower performance (both actual and estimated future defaults), repurchase demand behavior, historical loan defect experience, historical and estimated future loss experience, which includes projections of future home price changes as well as other qualitative factors including investor behavior. In cases where we do not have or have limited current or historical demand experience with an investor, because it is difficult to predict the level and timing of future demands, if any, losses cannot currently be reasonably estimated, and a liability is not recognized. Management monitors the adequacy of the overall reserve and makes adjustments to the level of reserve, as necessary, after consideration of other qualitative factors including ongoing dialogue with counterparties.

At the time a loan is sold, an estimate of the fair value of the liability is recorded and classified in accrued expenses and other liabilities on our Consolidated Balance Sheet, and recorded as a component of gain (loss) on mortgage and automotive loans, net, in our Consolidated Statement of Income. We recognize changes in the reserve when additional relevant information becomes available. Changes in the liability are recorded as other operating expenses in our Consolidated Statement of Income.

Derivative Instruments and Hedging Activities

We use derivative instruments for risk management purposes. Some of our derivative instruments are designated in qualifying hedge accounting relationships; other derivatives instruments do not qualify for hedge accounting or are not elected to be designated in a qualifying hedging relationship. In accordance with applicable accounting standards, all derivative financial instruments, whether designated for hedge accounting or not, are required to be recorded on the balance sheet as assets or liabilities and measured at fair value. Additionally, we generally report derivative financial instruments in the Consolidated Balance Sheet on a gross basis. However, in certain instances we report our position on a net basis where we have asset and liability derivative positions with a single counterparty, we have a legally enforceable right of offset, and we intend to settle the position on a net basis. For additional detail on derivative instruments and hedging activities, refer to Note 23.

At inception of a hedging relationship, we designate each qualifying derivative financial instrument as a hedge of the fair value of a specifically identified asset or liability (fair value hedge); as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge); or as a hedge of the foreign-currency exposure of a net investment in a foreign operation. We formally document all relationships between hedging instruments and hedged items and risk management objectives for undertaking various hedge transactions. Both at the hedge’s inception and on an ongoing basis, we formally assess whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in fair values or cash flows of hedged items.

Changes in the fair value of derivative financial instruments that are designated and qualify as fair value hedges along with the gain or loss on the hedged asset or liability attributable to the hedged risk, are recorded in

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Notes to Consolidated Financial Statements — (Continued)

the current period earnings. For qualifying cash flow hedges, the effective portion of the change in the fair value of the derivative financial instruments is recorded in accumulated other comprehensive income, a component of equity, and recognized in the income statement when the hedged cash flows affect earnings. For a derivative designated as hedging the foreign-currency exposure of a net investment in a foreign operation, the gain or loss is reported in accumulated other comprehensive income as part of the cumulative translation adjustment with the exception of the spot to forward difference, which is recorded in current period earnings. The ineffective portions of fair value, cash flow, and net investment hedges are immediately recognized in earnings, along with the portion of the change in fair value that is excluded from the assessment of hedge effectiveness, if any.

The hedge accounting treatment described herein is no longer applied if a derivative financial instrument is terminated or the hedge designation is removed or is assessed to be no longer highly effective. For these terminated fair value hedges, any changes to the hedged asset or liability remain as part of the basis of the asset or liability and are recognized into income over the remaining life of the asset or liability. For terminated cash flow hedges, unless it is probable that the forecasted cash flows will not occur within a specified period, any changes in fair value of the derivative financial instrument previously recognized remain in other comprehensive income, a component of equity, and are reclassified into earnings in the same period that the hedged cash flows affect earnings. The previously recognized net derivative gain or loss for a net investment hedge continues to remain in accumulated other comprehensive income until earnings are impacted by sale or liquidation of the associated foreign operation. In all instances, after hedge accounting is no longer applied, any subsequent changes in fair value of the derivative instrument will be recorded into earnings.

Changes in the fair value of derivative financial instruments held for risk management purposes that are not designated as hedges under GAAP are reported in current period earnings.

Loan Commitments

We enter into commitments to make loans whereby the interest rate on the loans is set prior to funding (i.e., interest rate lock commitments). Interest rate lock commitments for mortgage loans to be originated for sale are derivative financial instruments carried at fair value in accordance with applicable accounting standards with changes in fair value included within current period earnings. The fair value of the interest rate lock commitments, which include expected net future cash flows related to the associated servicing of the loan, are accounted for through earnings for all written loan commitments accounted for at fair value. Servicing assets are recognized as distinct assets once they are contractually separated from the underlying loan by sale or securitization. Day-one gains or losses on derivative interest rate lock commitments are recognized when applicable.

Income Taxes

Effective June 30, 2009, we converted from an LLC to a Delaware corporation, thereby ceasing to be a pass-through entity for income tax purposes. As a result, we recorded our deferred tax assets and liabilities using the estimated corporate effective tax rate. Our banking, insurance, and foreign subsidiaries were generally always corporations and continued to be subject to tax and provide for U.S. federal, state, and foreign income taxes.

Our income tax expense, deferred tax assets and liabilities, and reserves for unrecognized tax benefits reflect management’s best assessment of estimated future taxes to be paid. We are subject to income taxes in both the United States and numerous foreign jurisdictions. Significant judgments and estimates are required in determining the consolidated income tax expense.

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating our ability to recover our deferred tax assets within the jurisdiction from

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Notes to Consolidated Financial Statements — (Continued)

which they arise we consider all available positive and negative evidence including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, we begin with historical results adjusted for the results of discontinued operations and changes in accounting policies and incorporate assumptions including the amount of future state, federal and foreign pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates we are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, we consider three years of cumulative operating income (loss). For the years ended December 31, 2010 and 2009, we have concluded that the negative evidence is more objective and therefore outweighs the positive evidence, and therefore we have recorded total valuation allowances on net deferred tax assets of $2.0 billion and $2.5 billion, respectively. For additional information regarding our provision for income taxes, refer to Note 24.

We recognize accrued interest and penalties related to uncertain income tax positions in interest expense and other operating expenses, respectively.

Stock-based Compensation

Under accounting guidance for stock compensation, compensation cost recognized includes cost for stock-based awards. For certain stock-based awards compensation cost is ratably charged to expense over the applicable service periods. For other stock-based awards the awards require liability treatment and are remeasured quarterly at fair value until they are paid, with changes in fair value charged to compensation expense in the period in which the change occurs. Refer to Note 25 for a discussion of our share-based compensation plans.

Earnings per Common Share

We compute earnings (loss) per common share by dividing net income (loss) (after deducting dividends on preferred stock) by the weighted-average number of common shares outstanding during the period. We compute diluted earnings (loss) per common share by dividing net income (loss) (after deducting dividends on preferred stock) by the weighted-average number of common shares outstanding during the period plus the dilution resulting from the conversion of convertible preferred stock, if applicable.

Foreign Exchange

Foreign-denominated assets and liabilities resulting from foreign-currency transactions are valued using period end foreign-exchange rates and the results of operations and cash flows are determined using approximate weighted average exchange rates for the period. Translation adjustments are related to foreign subsidiaries using local currency as their functional currency and are reported as a separate component of accumulated other comprehensive income in the Consolidated Statement of Changes in Equity. We may elect to enter into foreign-currency derivatives to mitigate our exposure to changes in foreign exchange rates. Refer to Derivative Instruments and Hedging Activities above for a discussion of our hedging activities of the foreign-currency exposure of a net investment in a foreign operation.

Recently Adopted Accounting Standards

Transfers and Servicing — Accounting for Transfers of Financial Assets (ASU 2009-16)

As of January 1, 2010, we adopted Accounting Standards Update (ASU) 2009-16 (formerly Statement of Financial Accounting Standards Board (SFAS) No. 166), which amended Accounting Standards Codification

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Notes to Consolidated Financial Statements — (Continued)

(ASC) Topic 860, Transfers and Servicing. This standard removes the concept of a qualifying special-purpose entity (QSPE) and creates more stringent conditions for reporting a sale when a portion of a financial asset is transferred. To determine if a transfer is to be accounted for as a sale, the transferor must assess whether the transferor and all of the entities included in the transferor’s consolidated financial statements surrendered control of the assets. For partial asset transfers, the transferred portion must represent a pro rata component of the entire asset with no form of subordination. This standard is applied prospectively for transfers that occur on or after the effective date; however, the elimination of the QSPE concept required us to retrospectively assess all current off-balance sheet QSPE structures for consolidation under ASC Topic 810, Consolidation, and record a cumulative-effect adjustment to retained earnings for any consolidation change. Retrospective application of ASU 2009-16, specifically the QSPE removal, was assessed as part of the analysis required by ASU 2009-17, Consolidations — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. Refer to the section below for further information related to ASU 2009-17.

Consolidations — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (ASU 2009-17)

As of January 1, 2010, we adopted ASU 2009-17 (formerly SFAS No. 167), which amended ASC Topic 810, Consolidation. This standard addresses the primary beneficiary assessment criteria for determining whether an entity is required to consolidate a variable interest entity (VIE). This standard requires an entity to determine whether it is the primary beneficiary by performing a qualitative assessment rather than using the quantitative-based model that was required under the previous accounting guidance. The qualitative assessment consists of determining whether the entity has both the power to direct the activities that most significantly impact the VIE’s economic performance and the right to receive benefits or obligation to absorb losses that could potentially be significant to the VIE. As a result of the implementation of ASU 2009-16 and ASU 2009-17, several of our securitization structures previously held off-balance sheet were recognized as consolidated entities resulting in a day-one increase of $17.6 billion to assets and liabilities on our Consolidated Balance Sheet ($10.1 billion of the increase related to operations classified as held-for-sale). As part of the day-one entry, there was an immaterial adjustment to our opening equity balance.

Fair Value Measurements and Disclosures — Improving Disclosures about Fair Value Measurements (ASU 2010-06)

As of March 31, 2010, we adopted the majority of ASU 2010-06, which amends ASC Topic 820, Fair Value Measurements and Disclosures. The ASU requires fair value disclosures for each asset and liability class, disclosures related to inputs and valuation methods for measurements that use Level 2 or Level 3 inputs, disclosures of significant transfers between Levels 1 and 2, and the gross presentation of significant transfers into or out of Level 3 within the Level 3 rollforward. The ASU also requires the gross presentation of purchases, sales, issuances, and settlements within the Level 3 rollforward; however, this specific requirement will be effective for us during the three months ended March 31, 2011. The disclosure requirement by class is a greater level of disaggregation compared to the previous requirement, which was based on the major asset or liability category. While the adoption of ASU 2010-06 expanded our disclosures related to fair value measurements, it did not modify the accounting treatment or measurement of items at fair value and, as such, did not have a material impact on our consolidated financial condition or results of operation.

Derivatives and Hedging — Scope Exception Related to Embedded Credit Derivatives (ASU 2010-11)

As of July 1, 2010, we adopted ASU 2010-11, which clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another financial instrument (such as the subordination of one beneficial interest to another tranche of a securitization) is the only embedded derivative feature that does not

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Notes to Consolidated Financial Statements — (Continued)

require an analysis for bifurcation or separate accounting under ASC 815, Derivatives and Hedging. In addition, the ASU provides guidance on whether other embedded credit derivatives in financial instruments are subject to bifurcation and separate accounting. The adoption did not have a material impact on our consolidated financial condition or results of operation.

Receivables — Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (ASU 2010-20)

As of December 31, 2010, we adopted ASU 2010-20, which requires expanded disclosures related to the credit quality of finance receivables and loans. This disclosure will be effective for us during the December 31, 2010, reporting period. The ASU also requires a rollforward of the allowance for loan losses, additional activity based disclosures for both financing receivables, and the allowance for each reporting period and certain new disclosures about troubled debt restructurings all of which would be effective for us during the March 31, 2011, reporting period. We have early adopted the rollforward requirement in the December 31, 2010, reporting period. As of January 19, 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, which effectively defers the disclosure requirements in ASU 2010-20 related to trouble debt restructurings while they deliberate other potential changes to the accounting for troubled debt restructurings. This deferral will end when the deliberations conclude and the guidance is issued. This is anticipated to be for reporting periods ended after June 15, 2011. Since the guidance relates only to disclosures, adoption will not have a material effect on our consolidated financial condition or results of operation.

Recently Issued Accounting Standards

Revenue Recognition — Revenue Arrangements with Multiple Deliverables (ASU 2009-13)

In October 2009, the FASB issued ASU 2009-13, which amends ASC Topic 605, Revenue Recognition. The guidance significantly changes the accounting for revenue recognition in arrangements with multiple deliverables and eliminates the residual method, which allocated the discount of a multiple deliverable arrangement among the delivered items. Under the guidance, entities will be required to allocate the total consideration to all deliverables at inception using the relative selling price and to allocate any discount in the arrangement proportionally to each deliverable based on each deliverable’s selling price. ASU 2009-13 is effective for revenue arrangements that we enter into or materially modify on or after January 1, 2011. We do not expect the adoption to have a material impact to our consolidated financial condition or results of operation.

Intangibles — Goodwill and Other (ASU 2010-28)

In December 2010, the FASB issued ASU 2010-28, which amends ASC Topic 350, Intangibles — Goodwill and Other, to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test. Additionally, when determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. ASU 2010-28 is effective for us on January 1, 2011. We do not expect the adoption to have a material impact to our consolidated financial condition or results of operation.

Financial Services — Insurance — Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (ASU 2010-26)

In December 2010, the FASB issued ASU 2010-26, which amends ASC 944, Financial Services — Insurance. The amendments in this ASU specify which costs incurred in the acquisition of new and renewal insurance

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Notes to Consolidated Financial Statements — (Continued)

contracts should be capitalized. All other acquisition-related costs should be expensed as incurred. If the initial application of the amendments in this ASU results in the capitalization of acquisition costs that had not been previously capitalized, an entity may elect not to capitalize those types of costs. The ASU is effective for us on January 1, 2012. We do not expect the adoption to have a material impact to our consolidated financial condition or results of operation.

2. Discontinued and Held-for-sale Operations

Discontinued Operations

We classified certain operations as discontinued using generally accepted accounting principles in the United States of America, as the associated operations and cash flows will be eliminated from our ongoing operations and we will not have any significant continuing involvement in their operations after the respective sale transactions. For all periods presented, all of the operating results for these operations were removed from continuing operations and are presented separately as discontinued operations, net of tax. The Notes to the Consolidated Financial Statements were adjusted to exclude discontinued operations unless otherwise noted.

Select Mortgage — Legacy Portfolio and Other Operations

During 2009, we committed to sell certain international operations. These operations included residential mortgage loan origination, acquisition, servicing, asset management, sale, and securitizations in the United Kingdom and continental Europe (the Netherlands and Germany). On September 30, 2010, and October 1, 2010, we completed the sale of these operations.

Select Insurance Operations

During 2009, we committed to sell the U.S. and U.K. consumer property and casualty insurance business. These operations provided vehicle and home insurance through a number of distribution channels including independent agents, affinity groups, and the internet. The sale of our U.S. consumer property and casualty insurance business was completed during the first quarter of 2010. We are in active negotiations and expect to complete the sale of our U.K. consumer property and casualty insurance business during the first half of 2011.

Select International Automotive Finance Operations

During 2010, we ceased operations of our International Automotive Finance operations in Australia and Russia and classified them as discontinued. During the fourth quarter of 2010, we also committed to sell our operations in Venezuela, which resulted in a pretax loss of $108 million during the three months ended December 31, 2010. The loss represents the impairment recognized to present the operations at the lower-of-cost or fair value. The fair value was determined using an internally developed discounted cash flow model (a Level 3 fair value input). The impairment loss was primarily driven by the realization of an unfavorable accumulated translation adjustment of $94 million. We expect to complete the sale of our Venezuela operations during 2011.

During 2009, we committed to sell certain operations of our International Automotive Finance operations including our Argentina, Poland, and Ecuador operations and our Masterlease operations in Australia, Belgium, France, Italy, Mexico, the Netherlands, Poland, and the United Kingdom. Our Masterlease operations provide full-service individual leasing and fleet leasing products including maintenance, fleet, and accident management services as well as fuel programs, short-term vehicle rental, and title and licensing services. During 2009, we completed the sale of the Masterlease operations in Italy, Mexico, and the Netherlands. During 2010, we completed the sale of our automotive finance operations in Poland and our Masterlease operations in Australia,

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Poland, Belgium, and France. In July and December 2010, we completed the sale of our Argentina operations and our Masterlease operations in the United Kingdom, respectively. We completed the sale of our Ecuador operations during the first quarter of 2011.

Select Commercial Finance Group Operations

During 2009, we committed to sell the North American-based factoring business of our Commercial Finance Group. On April 30, 2010, the sale of the North American-based factoring business was completed.

Select Financial Information

The pretax income or loss recognized for the discontinued operations, including the direct costs to transact a sale, could differ from the ultimate sales price due to the fluidity of ongoing negotiations, price volatility, changing interest rates, changing foreign-currency rates, and future economic conditions.

Selected financial information of discontinued operations is summarized below.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Select Mortgage — Legacy and Other operations
Total net revenue (loss)	$60	$(637)	$(2,073)
Pretax income (loss) including direct costs to transact a sale	47	(2,234)	(2,955)
Tax (benefit) expense	(3)	—	100
Select Insurance operations
Total net revenue	$417	$1,448	$1,780
Pretax (loss) income including direct costs to transact a sale (a)	(23)	(810)	97
Tax (benefit) expense	(1)	(99)	25
Select International operations
Total net revenue	$117	$352	$432
Pretax income (loss) including direct costs to transact a sale (a)	10	(323)	15
Tax (benefit) expense	(4)	(26)	13
Select Commercial Finance operations
Total net revenue	$11	$39	$49
Pretax income (loss) including direct costs to transact a sale (a)	7	(32)	(23)
Tax (benefit) expense	—	(9)	1

(a)	Includes certain income tax activity recognized by Corporate and Other.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Held-for-sale Operations

The assets and liabilities of operations held-for-sale are summarized below.

	December 31, 2010
	Select Insurance operations (a)	Select International operations (b)	Total held-for-sale operations
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$5	$14	$19
Interest-bearing	—	33	33

Total cash and cash equivalents	5	47	52
Investment securities	435	—	435
Finance receivables and loans, net
Finance receivables and loans, net	—	242	242
Allowance for loan losses	—	(3)	(3)

Total finance receivables and loans, net	—	239	239
Premiums receivable and other insurance assets	169	—	169
Other assets	138	16	154
Impairment on assets of held-for-sale operations	(224)	(135)	(359)

Total assets	$523	$167	$690

Liabilities
Interest-bearing deposit liabilities	$—	$6	$6
Short-term borrowings	—	47	47
Long-term debt	—	115	115
Interest payable	—	2	2
Unearned insurance premiums and service revenue	115	—	115
Reserves for insurance losses and loss adjustment expenses	362	—	362
Accrued expenses and other liabilities	33	—	33

Total liabilities	$510	$170	$680

(a)	Includes the U.K. consumer property and casualty insurance business.

(b)	Includes the International Automotive Finance operations of Ecuador and Venezuela.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2009
	Select Mortgage – Legacy and Other operations (a)	Select Insurance operations (b)	Select International operations (c)	Select Commercial Finance Group operations (d)	Total held-for-sale operations
	($ in millions)
Assets
Cash and cash equivalents
Noninterest-bearing	$4	$578	$33	$—	$615
Interest-bearing	151	—	11	—	162

Total cash and cash equivalents	155	578	44	—	777
Trading securities	36	—	—	—	36
Investment securities	—	794	—	—	794
Loans held-for-sale, net	214	—	—	—	214
Finance receivables and loans, net
Finance receivables and loans, net	2,650	—	660	233	3,543
Allowance for loan losses	(89)	—	(11)	—	(100)

Total finance receivables and loans, net	2,561	—	649	233	3,443
Investment in operating leases, net	—	—	885	—	885
Mortgage servicing rights	(26)	—	—	—	(26)
Premiums receivable and other insurance assets	—	1,126	—	—	1,126
Other assets	512	176	135	—	823
Impairment on assets of held-for-sale operations	(903)	(231)	(324)	(30)	(1,488)

Total assets	$2,549	$2,443	$1,389	$203	$6,584

Liabilities
Short-term borrowings	$—	$34	$57	$—	$91
Long-term debt	1,749	—	237	—	1,986
Interest payable	3	—	1	—	4
Unearned insurance premiums and service revenue	—	517	—	—	517
Reserves for insurance losses and loss adjustment expenses	—	1,471	—	—	1,471
Accrued expenses and other liabilities	430	84	128	187	829

Total liabilities	$2,182	$2,106	$423	$187	$4,898

(a)	Includes the operations in continental Europe and the United Kingdom.

(b)	Includes the U.S. and U.K. consumer property and casualty insurance businesses.

(c)	Includes the International Automotive Finance operations of Argentina, Ecuador, and Poland and Masterlease in Australia, Belgium, France, Poland, and the United Kingdom.

(d)	Includes the North American-based factoring business of our Commercial Finance Group.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Recurring Fair Value

The following tables display the assets and liabilities of our held-for-sale operations measured at fair value on a recurring basis. Refer to Note 27 for descriptions of valuation methodologies used to measure material assets and liabilities at fair value and details of the valuation models, key inputs to these models, and significant assumptions used.

	Recurring fair value measurements
	December 31, 2010
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Investment securities
Available-for-sale securities
Debt securities
Foreign government	$256	$—	$—	$256
Other	—	179	—	179

Total assets	$256	$179	$—	$435

	Recurring fair value measurements
	December 31, 2009
	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Trading securities
Mortgage-backed
Residential	$—	$—	$36	$36

Total trading securities	—	—	36	36
Investment securities
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	243	2	—	245
States and political subdivisions	—	24	—	24
Foreign government	329	—	—	329
Corporate debt securities	—	7	—	7
Other	—	189	—	189

Total debt securities	572	222	—	794
Mortgage servicing rights	—	—	(26)	(26)
Other assets
Interests retained in financial asset sales	—	—	153	153
Fair value of derivative contracts in receivable position
Interest rate contracts	—	60	—	60

Total assets	$572	$282	$163	$1,017

Liabilities
Accrued expenses and other liabilities
Fair value of derivative contracts in liability position
Interest rate contracts	$—	$(40)	$—	$(40)

Total liabilities	$—	$(40)	$—	$(40)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables present the reconciliation for all Level 3 assets and liabilities of our held-for-sale operations measured at fair value on a recurring basis.

	Level 3 recurring fair value measurements
	Fair value at January 1, 2010	Net realized/ unrealized gains (losses) included in earnings (a)	Purchases, issuances, and settlements, net		Fair value at December 31, 2010	Net unrealized gains included in earnings still held at December 31, 2010 (a)
	($ in millions)
Assets
Trading securities
Mortgage-backed
Residential	$36	$3	$(39)		$—	$—

Total trading securities	36	3	(39)		—	—
Consumer mortgage finance receivables and loans, net (b)	—	422	(422	)(c)	—	—
Mortgage servicing rights	(26)	—	26		—	—
Other assets
Interests retained in financial asset sales	153	—	(153)		—	—

Total assets	$163	$425	$(588)		$—	$—

Liabilities
Secured debt
On balance sheet securitization debt (b)	$—	$(57)	$57	(c)	$—	$—

Total liabilities	$—	$(57)	$57		$—	$—

(a)	Reported as income (loss) from discontinued operations, net of tax, in the Consolidated Statement of Income.

(b)	Carried at fair value due to fair value option elections.

(c)	Includes a $10.1 billion increase due to the adoption of ASU 2009-17 on January 1, 2010. This increase was subsequently offset when the operations were sold on September 30, 2010.

3. Insurance Premiums and Service Revenue Earned

The following table is a summary of insurance premiums and service revenue written and earned.

	Year ended December 31,
	2010		2009		2008
	Written	Earned	Written	Earned	Written	Earned
	($ in millions)
Insurance premiums
Direct	$882	$807	$795	$854	$982	$1,054
Assumed	233	299	604	680	737	682

Gross insurance premiums	1,115	1,106	1,399	1,534	1,719	1,736
Ceded	(268)	(267)	(604)	(695)	(481)	(321)

Net insurance premiums	847	839	795	839	1,238	1,415
Service revenue	770	1,026	685	1,138	964	1,295

Insurance premiums and service revenue written and earned	$1,617	$1,865	$1,480	$1,977	$2,202	$2,710

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

4. Other Income, Net of Losses

Details of other income, net of losses, were as follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Mortgage processing fees and other mortgage income (loss)	$234	$128	$(257)
Late charges and other administrative fees (a)	140	156	159
Remarketing fees	137	128	120
Full-service leasing fees	72	128	154
Income (loss) from equity-method investments (b)	56	17	(496)
Real estate services, net	9	(267)	(62)
Fair value adjustment on derivatives (c)	(162)	(56)	(99)
Change due to fair value option elections (d)	(217)	(215)	(237)
Other, net	375	161	75

Total other income, net of losses	$644	$180	$(643)

(a)	Includes nonmortgage securitization fees.

(b)	During 2008, we recognized $765 million in losses related to an investment accounted for using the equity method. The losses included $195 million as an estimate of our share of the investee’s net loss and the impairment of our remaining investment interests of $570 million. At December 31, 2008, we had no remaining balance in our investment, no further financial obligations, and ceased equity-method accounting.

(c)	Refer to Note 23 for a description of derivative instruments and hedging activities.

(d)	Refer to Note 27 for a description of fair value option elections.

5. Other Operating Expenses

Details of other operating expenses were as follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Mortgage representation and warranty, net	$670	$1,494	$238
Insurance commissions	587	635	803
Technology and communications	500	593	565
Professional services	303	505	607
Vehicle remarketing and repossession	188	194	287
Advertising and marketing	172	202	154
Lease and loan administration	160	164	151
Regulatory and licensing fees	119	90	15
State and local nonincome taxes	111	118	95
Occupancy	97	107	157
Premises and equipment depreciation	92	85	123
Restructuring	80	63	192
Full-service leasing vehicle maintenance costs	64	132	150
Other	640	850	1,494

Total other operating expenses	$3,783	$5,232	$5,031

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

6. Trading Securities

The fair value for our portfolio of trading securities was as follows.

	December 31,
	2010	2009
	($ in millions)
U.S. Treasury	$77	$—
Mortgage-backed
Residential	69	143
Asset-backed	94	596

Total trading securities	$240	$739

Net unrealized gains on securities held at December 31, (a)	$21	$203

(a)	Net unrealized losses totaled $1,864 million at December 31, 2008.

7. Investment Securities

Our portfolio of investment securities includes bonds, equity securities, asset- and mortgage-backed securities, interests in securitization trusts, and other investments. The cost, fair value, and gross unrealized gains and losses on available-for-sale and held-to-maturity securities were as follows.

	December 31,
	2010				2009
	Cost	Gross unrealized		Fair value	Cost	Gross unrealized		Fair value
		gains	losses			gains	losses
	($ in millions)
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	$3,307	$22	$(11)	$3,318	$3,501	$15	$(6)	$3,510
States and political subdivisions	3	—	(1)	2	779	36	(4)	811
Foreign government	1,231	19	(2)	1,248	1,161	20	(8)	1,173
Mortgage-backed Residential (a)	5,844	60	(79)	5,825	3,404	76	(19)	3,461
Asset-backed	1,934	15	(1)	1,948	1,000	7	(2)	1,005
Corporate debt	1,537	34	(13)	1,558	1,408	74	(9)	1,473
Other	152	—	(1)	151	47	—	—	47

Total debt securities (b)	14,008	150	(108)	14,050	11,300	228	(48)	11,480
Equity securities	766	60	(30)	796	631	52	(8)	675

Total available-for-sale securities (c)	14,774	210	(138)	14,846	11,931	280	(56)	12,155

Held-to-maturity securities
Total held-to-maturity securities	—	—	—	—	3	—	—	3

Total investment securities	$14,774	$210	$(138)	$14,846	$11,934	$280	$(56)	$12,158

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	Residential mortgage-backed securities include agency-backed bonds totaling $4,503 million and $2,248 million at December 31, 2010 and 2009, respectively.

(b)	In connection with certain borrowings and letters of credit relating to certain assumed reinsurance contracts, $153 million and $164 million of primarily U.K. Treasury securities were pledged as collateral at December 31, 2010 and 2009, respectively.

(c)	Certain entities related to our Insurance operations are required to deposit securities with state regulatory authorities. These deposited securities totaled $12 million and $15 million at December 31, 2010 and 2009, respectively.

The maturity distribution of available-for-sale debt securities outstanding is summarized in the following tables. Prepayments may cause actual maturities to differ from scheduled maturities.

	December 31, 2010
	Total		Due in one year or less		Due after one year through five years		Due after five years through ten years		Due after ten years (a)
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	($ in millions)
Fair value of available-for-sale debt securities (b)
U.S. Treasury and federal agencies	$3,318	1.4%	$124	1.2%	$3,094	1.3%	$100	3.7%	$—	—%
States and political subdivisions	2	8.7	—	—	—	—	—	—	2	8.7
Foreign government	1,248	3.1	7	2.2	1,092	3.1	149	3.5	—	—
Mortgage-backed Residential	5,825	3.8	—	—	57	3.2	64	4.4	5,704	3.8
Asset-backed	1,948	2.5	—	—	1,146	2.2	500	2.4	302	4.0
Corporate debt	1,558	3.9	22	5.7	811	3.5	593	4.3	132	4.0
Other	151	1.5	151	1.5	—	—	—	—	—	—

Total available-for-sale debt securities	$14,050	3.0	$304	1.7	$6,200	2.1	$1,406	3.5	$6,140	3.8

Amortized cost of available-for-sale debt securities	$14,008		$305		$6,152		$1,388		$6,163

(a)	Investments with no stated maturities are included as contractual maturities of greater than 10 years. Actual maturities may differ due to call or prepayment options.
(b)	Yields on tax-exempt obligations have been computed on a tax-equivalent basis.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	December 31, 2009
	Total		Due in one year or less		Due after one year through five years		Due after five years through ten years		Due after ten years (a)
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	($ in millions)
Fair value of available-for-sale debt securities (b)
U.S. Treasury and federal agencies	$3,510	1.9%	$103	1.1%	$3,390	1.9%	$17	4.1%	$—	—%
States and political subdivisions	811	7.0	9	7.0	175	7.2	147	7.0	480	6.9
Foreign government	1,173	3.8	66	1.7	872	3.8	229	4.5	6	5.3
Mortgage-backed Residential	3,461	6.5	—	—	2	6.5	36	13.0	3,423	6.4
Asset-backed	1,005	2.5	34	5.2	735	2.3	186	2.6	50	3.9
Corporate debt	1,473	5.2	283	3.4	575	5.8	570	5.4	45	6.9
Other	47	3.6	—	—	32	3.4	15	4.0	—	—

Total available-for-sale debt securities	$11,480	4.3	$495	2.8	$5,781	2.8	$1,200	5.2	$4,004	6.5

Amortized cost of available-for-sale debt securities	$11,300		$473		$5,728		$1,169		$3,930

(a)	Investments with no stated maturities are included as contractual maturities of greater than 10 years. Actual maturities may differ due to call or prepayment options.

(b)	Yields on tax-exempt obligations have been computed on a tax-equivalent basis.

The balance of cash equivalents was $5.3 billion and $1.8 billion at December 31, 2010 and 2009, respectively and are composed primarily of money market accounts and short-term securities, including U.S. Treasury bills.

The following table presents gross gains and losses realized upon the sales of available-for-sale securities and other-than-temporary impairment.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Gross realized gains	$541	$350	$109
Gross realized losses	(35)	(129)	(264)
Other-than-temporary impairment	(1)	(55)	(223)

Net realized gains (losses)	$505	$166	$(378)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table presents interest and dividends on available-for-sale securities.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Taxable interest	$335	$180	$307
Taxable dividends	17	9	26
Interest and dividends exempt from U.S. federal income tax	10	37	43

Interest and dividends on available-for-sale securities	$362	$226	$376

Certain available-for-sale securities were sold at a loss in 2010, 2009, and 2008 as a result of market conditions within these respective periods (e.g., a downgrade in the rating of a debt security). The table below summarizes available for sale securities in an unrealized loss position in accumulated other comprehensive income. Based on the methodology described below that has been applied to these securities, we believe that the unrealized losses relate to factors other than credit losses in the current market environment. At December 31, 2010, we do not have the intent to sell the debt securities with an unrealized loss position in accumulated other comprehensive income, and it is not more likely than not that we will not be required to sell these securities before recovery of their amortized cost basis. Also, at December 31, 2010, we had the ability and intent to hold equity securities with an unrealized loss position in accumulated other comprehensive income. As a result, we believe that the securities with an unrealized loss position in accumulated other comprehensive income are not considered to be other-than-temporarily impaired at December 31, 2010. Refer to Note 1 to the Consolidated Financial Statements for further information related to investment securities and our methodology for evaluating potential other-than-temporary impairment.

	December 31,
	2010				2009
	Less than 12 months		12 months or longer		Less than 12 months		12 months or longer
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	($ in millions)
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	$702	$(11)	$—	$—	$1,430	$(6)	$—	$—
States and political subdivisions	2	(1)	—	—	82	(2)	8	(2)
Foreign government	323	(2)	—	—	536	(8)	—	—
Mortgage-backed	3,159	(77)	11	(2)	811	(14)	6	(5)
Asset-backed	238	(1)	2	—	202	(1)	22	(1)
Corporate debt	653	(13)	5	—	47	(1)	120	(8)
Other	80	(1)	—	—	7	—	—	—

Total temporarily impaired debt securities	5,157	(106)	18	(2)	3,115	(32)	156	(16)
Total temporarily impaired equity securities	250	(27)	26	(3)	115	(5)	52	(3)

Total temporarily impaired available-for-sale securities	$5,407	$(133)	$44	$(5)	$3,230	$(37)	$208	$(19)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

8. Loans Held-for-sale, Net

The composition of loans held-for-sale, net, reported at carrying value was as follows.

	December 31,
	2010			2009
	Domestic	Foreign	Total	Domestic	Foreign	Total
	($ in millions)
Consumer automobile	$—	$—	$—	$9,417	$184	$9,601
Consumer mortgage
1st Mortgage	10,191	364	10,555	9,269	530	9,799
Home equity	856	—	856	1,068	—	1,068

Total consumer mortgage (a)	11,047	364	11,411	10,337	530	10,867
Commercial
Commercial and industrial
Other	—	—	—	—	157	157

Total commercial	—	—	—	—	157	157

Total loans held for sale (b)	$11,047	$364	$11,411	$19,754	$871	$20,625

(a)	Fair value option-elected domestic consumer mortgages were $6.4 billion and $5.5 billion at December 31, 2010 and 2009, respectively. Refer to Note 27 for additional information.

(b)	Totals are net of unamortized premiums and discounts and deferred fees and costs of $161 million and $318 million at December 31, 2010 and 2009, respectively.

During the year ended December 31, 2009, our Mortgage operations reclassified loans with an unpaid principal balance of $8.5 billion from finance receivables and loans, net, to loans held-for-sale, net, on our Consolidated Balance Sheet. Due to capital preservation strategies, business divestitures, and future liquidity considerations, we changed our intent to hold these mortgage loans for the foreseeable future. These loans were measured at fair value immediately prior to the transfer resulting in a valuation loss of $3.4 billion during the year ended December 31, 2009. We recognized the credit and noncredit component of these losses in provision for loan losses and gain (loss) on mortgage loans, net, respectively, in our Consolidated Statement of Income.

The following table summarizes held-for-sale mortgage loans reported at carrying value by higher-risk loan type.

	Year ended December 31,
	2010	2009
	($ in millions)
High original loan-to-value (greater than 100%) mortgage loans	$331	$390
Payment-option adjustable rate mortgage loans	16	47
Interest-only mortgage loans	481	1,360
Below-market rate (teaser) mortgages	151	183

Total (a)	$979	$1,980

(a)	The majority of these loans are held by our Mortgage Legacy Portfolio and Other operations at December 31, 2010 and 2009.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

9. Finance Receivables and Loans, Net

The composition of finance receivables and loans, net, reported at carrying value before allowance for loan losses was as follows.

	December 31,
	2010			2009
	Domestic	Foreign	Total	Domestic	Foreign	Total
	($ in millions)
Consumer automobile	$34,604	$16,650	$51,254	$12,514	$17,731	$30,245
Consumer mortgage
1st Mortgage	6,917	390	7,307	6,921	405	7,326
Home equity	3,441	—	3,441	3,886	1	3,887

Total consumer mortgage	10,358	390	10,748	10,807	406	11,213
Commercial
Commercial and industrial
Automobile	24,944	8,398	33,342	19,604	7,943	27,547
Mortgage	1,540	41	1,581	1,572	96	1,668
Other	1,795	312	2,107	2,688	437	3,125
Commercial real estate
Automobile	2,071	216	2,287	2,008	221	2,229
Mortgage	1	78	79	121	162	283

Total commercial	30,351	9,045	39,396	25,993	8,859	34,852
Loans at fair value (a)	663	352	1,015	1,391	—	1,391

Total finance receivables and loans (b)	$75,976	$26,437	$102,413	$50,705	$26,996	$77,701

(a)	Includes domestic consumer mortgages at fair value as a result of fair value option election. Refer to Note 27 for additional information.

(b)	Totals are net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $2.9 billion and $2.4 billion at December 31, 2010 and 2009, respectively.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables present an analysis of the activity in the allowance for loan losses on finance receivables and loans.

	Consumer automobile	Consumer mortgage	Commercial	Total
	($ in millions)
Allowance at January 1, 2010	$1,024	$640	$781	$2,445
Cumulative effect of change in accounting principles (a)	222	—	—	222
Charge-offs
Domestic	(776)	(239)	(282)	(1,297)
Foreign	(194)	(4)	(151)	(349)

Total charge-offs	(970)	(243)	(433)	(1,646)

Recoveries
Domestic	319	26	18	363
Foreign	71	1	13	85

Total recoveries	390	27	31	448

Net charge-offs	(580)	(216)	(402)	(1,198)
Provision for loan losses	304	164	(26)	442
Discontinued operations	—	—	(4)	(4)
Other	—	(8)	(26)	(34)

Allowance at December 31, 2010	$970	$580	$323	$1,873

Allowance for loan losses
Individually evaluated for impairment	$—	$100	$127	$227
Collectively evaluated for impairment	970	480	196	1,646
Loans acquired with deteriorated credit quality	20	—	—	20
Finance receivables and loans at historical cost
Ending balance	51,254	10,748	39,396	101,398
Individually evaluated for impairment	—	487	1,308	1,795
Collectively evaluated for impairment	51,254	10,261	38,088	99,603
Loans acquired with deteriorated credit quality	170	—	—	170

(a)	Effect of change in accounting principle due to adoption of ASU 2009-17. Refer to Note 1 for additional information.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Consumer automobile	Consumer mortgage	Commercial	Total
	($ in millions)
Allowance at January 1, 2009	$1,394	$1,142	$897	$3,433
Charge-offs
Domestic	(1,001)	(1,424)	(955)	(3,380)
Foreign	(372)	(185)	(76)	(633)
Write downs related to transfers to held-for-sale	(11)	(3,417)	(10)	(3,438)

Total charge-offs	(1,384)	(5,026)	(1,041)	(7,451)

Recoveries
Domestic	189	68	19	276
Foreign	71	—	5	76

Total recoveries	260	68	24	352

Net charge-offs	(1,124)	(4,958)	(1,017)	(7,099)
Provision for loan losses	755	3,951	898	5,604
Discontinued operations	13	556	(3)	566
Other	(14)	(51)	6	(59)

Allowance at December 31, 2009	$1,024	$640	$781	$2,445

Allowance for loan losses
Individually evaluated for impairment	$—	$80	$471	$551
Collectively evaluated for impairment	1,024	560	310	1,894
Loans acquired with deteriorated credit quality	37	—	—	37
Finance receivables and loans at historical cost
Ending balance	30,245	11,213	34,852	76,310
Individually evaluated for impairment	—	263	2,121	2,384
Collectively evaluated for impairment	30,245	10,950	32,731	73,926
Loans acquired with deteriorated credit quality	320	—	—	320

Loans are considered impaired when we determine it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables present information about our impaired finance receivables and loans.

	December 31,
	Unpaid principal balance	Carrying value before allowance	Impaired with no allowance	Impaired with an allowance	Allowance for impaired loans
	($ in millions)
2010
Consumer mortgage
1st Mortgage	$410	$404	$—	$404	$59
Home equity	82	83	—	83	40

Total consumer mortgage	492	487	—	487	99
Commercial
Commercial and industrial
Automobile	340	356	33	323	23
Mortgage	44	40	—	40	14
Other	135	133	20	113	51
Commercial real estate
Automobile	206	197	108	89	29
Mortgage	71	71	28	43	10

Total commercial	796	797	189	608	127

Total consumer and commercial	$1,288	$1,284	$189	$1,095	$226

2009
Consumer mortgage
1st Mortgage	$228	$225	$11	$214	$62
Home equity	37	38	—	38	18

Total consumer mortgage	265	263	11	252	80
Commercial
Commercial and industrial
Automobile	428	512	61	451	56
Mortgage	72	—	—	—	—
Other (a)	987	981	101	880	251
Commercial real estate
Automobile	367	280	136	144	44
Mortgage	271	269	5	264	111

Total commercial	2,125	2,042	303	1,739	462

Total consumer and commercial	$2,390	$2,305	$314	$1,991	$542

(a)	Primarily reflects the resort finance portfolio with an unpaid principal balance of $782 million, a carrying value before allowance of $779 million, an impaired with no allowance balance of $99 million, an impaired with an allowance balance of $680 million, and an allowance for impaired loans balance of $148 million.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Consumer mortgage
Average balance of impaired loans during the year	$484	$610	$203
Interest income recognized on impaired loans during the year	19	25	18
Commercial
Average balance of impaired loans during the year	1,450	2,818	1,600
Interest income recognized on impaired loans during the year	30	60	9
Total consumer and commercial
Average balance of impaired loans during the year	1,934	3,428	1,803
Interest income recognized on impaired loans during the year	49	85	27

The following table presents an analysis of our past due finance receivables and loans.

	December 31, 2010
	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total finance receivables and loans
	($ in millions)
Consumer automobile	$828	$175	$197	$1,200	$50,054	$51,254
Consumer mortgage
1st Mortgage	115	67	205	387	6,920	7,307
Home equity	20	12	13	45	3,396	3,441

Total consumer mortgage	135	79	218	432	10,316	10,748
Commercial
Commercial and industrial
Automobile	21	19	85	125	33,217	33,342
Mortgage	—	36	4	40	1,541	1,581
Other	—	—	20	20	2,087	2,107
Commercial real estate
Automobile	—	4	78	82	2,205	2,287
Mortgage	—	—	71	71	8	79

Total commercial	21	59	258	338	39,058	39,396

Total consumer and commercial	$984	$313	$673	$1,970	$99,428	$101,398

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table presents the carrying amount of our finance receivables and loans on nonaccrual status.

	December 31,
	2010	2009
	($ in millions)
Consumer automobile	$207	$386
Consumer mortgage
1st Mortgage	500	359
Home equity	61	71

Total consumer mortgage	561	430
Commercial
Commercial and industrial
Automobile	296	347
Mortgage	40	72
Other (a)	134	987
Commercial real estate
Automobile	199	280
Mortgage	71	197

Total commercial	740	1,883

Total consumer and commercial	$1,508	$2,699

(a)	Amount at December 31, 2009, includes the resort finance portfolio with a nonaccrual loan balance of $779 million. We sold our resort finance portfolio during the third quarter of 2010.

Management performs a quarterly analysis of the consumer automobile, consumer mortgage, and commercial portfolios using a range of credit quality indicators to assess the adequacy of the allowance based on historical and current trends. The tables below present select credit quality indicators that are used in the determination of allowance for our consumer automobile, consumer mortgage, and commercial portfolios.

The following table presents performing and nonperforming credit quality indicators in accordance with our internal accounting policies for our consumer finance receivables and loans.

	December 31,
	2010			2009
	Performing	Non- performing	Total	Performing	Non- performing	Total
	($ in millions)
Consumer automobile	$51,047	$207	$51,254	$29,859	$386	$30,245
Consumer mortgage
1st Mortgage	6,807	500	7,307	6,967	359	7,326
Home equity	3,380	61	3,441	3,816	71	3,887

Total consumer mortgage	$10,187	$561	$10,748	$10,783	$430	$11,213

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table presents pass and criticized credit quality indicators based on regulatory definitions for our commercial finance receivables and loans.

	December 31,
	2010			2009
	Pass	Criticized (a)	Total	Pass	Criticized (a)	Total
	($ in millions)
Commercial
Commercial and industrial
Automobile	$31,254	$2,088	$33,342	$25,512	$2,035	$27,547
Mortgage	1,504	77	1,581	1,532	136	1,668
Other	1,041	1,066	2,107	945	2,180	3,125
Commercial real estate
Automobile	2,013	274	2,287	1,965	264	2,229
Mortgage	—	79	79	13	270	283

Total commercial	$35,812	$3,584	$39,396	$29,967	$4,885	$34,852

(a)	Includes loans classified as special mention, substandard, or doubtful. These classifications are based on regulatory definitions and generally represent loans within our portfolio that are of higher default risk.

Concentration Risk

Consumer

We monitor our consumer loan portfolio for concentration risk across the geographies in which we lend. The highest concentrations of loans in the United States are in California and Texas, which represent 16.4% of our total outstanding consumer loans at December 31, 2010.

Concentrations in our mortgage portfolio are closely monitored given the volatility of the housing markets. Our consumer mortgage loan concentrations in California, Florida, and Michigan receive particular attention as the real estate value depreciation in these states has been the most severe.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table shows consumer finance receivables and loans recorded at historical cost reported at carrying value before allowance for loan losses by state and foreign concentration.

	December 31,
	2010 (a)		2009
	Automobile	1st Mortgage and home equity	Automobile	1st Mortgage and home equity
Texas	9.2%	4.4%	7.5%	2.9%
California	4.6	24.5	2.7	23.3
Florida	4.4	4.1	2.1	4.4
Michigan	3.7	5.0	1.4	5.4
New York	3.4	2.4	2.4	2.9
Illinois	2.8	4.7	1.9	4.4
Pennsylvania	3.2	1.7	2.4	1.8
Ohio	2.5	1.0	1.6	1.2
Georgia	2.2	1.8	1.4	2.0
North Carolina	2.0	2.0	1.3	2.2
Other United States	29.4	44.7	16.7	45.9
Canada	14.2	3.6	20.1	3.6
Germany	5.7	—	13.3	—
Brazil	5.2	—	6.8	—
Other foreign	7.5	0.1	18.4	—

Total consumer loans	100.0%	100.0%	100.0%	100.0%

(a)	Presentation is in descending order as a percentage of total consumer finance receivables and loans at December 31, 2010.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table includes our five largest state and foreign concentrations within our higher-risk finance receivables and loans recorded at historical cost and reported at carrying value before allowance for loan losses.

	High original loan-to-value (greater than 100%) mortgage loans	Payment- option adjustable- rate mortgage loans	Interest-only mortgage loans	Below-market rate (teaser) mortgages	All higher- risk loans
	($ in millions)
December 31,
2010
California	$—	$1	$993	$89	$1,083
Virginia	—	—	330	12	342
Maryland	—	—	256	7	263
Michigan	—	—	225	10	235
Illinois	—	—	197	8	205
All other domestic and foreign	5	4	1,680	158	1,847

Total	$5	$5	$3,681	$284	$3,975

2009
California	$1	$2	$1,128	$102	$1,233
Virginia	—	—	397	13	410
Maryland	—	—	309	8	317
Michigan	—	—	259	11	270
Illinois	—	—	230	9	239
All other domestic and foreign	6	5	2,023	188	2,222

Total	$7	$7	$4,346	$331	$4,691

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Commercial Real Estate

The commercial real estate portfolio consists of loans issued primarily to automotive dealers, homebuilders, and commercial real estate firms. The following table shows commercial real estate finance receivables and loans reported at carrying value before allowance for loan losses by geographic region and property type.

	December 31,
	2010	2009
Geographic region
Texas	10.5%	11.2%
Florida	10.3	11.8
Michigan	10.1	8.5
California	9.6	9.8
Virginia	4.4	3.9
New York	3.8	3.7
Pennsylvania	3.7	3.4
Oregon	3.1	2.1
Georgia	2.7	2.1
Alabama	2.4	2.1
Other United States	26.9	26.2
United Kingdom	5.0	7.3
Canada	4.4	4.3
Germany	0.5	0.6
Other foreign	2.6	3.0

Total outstanding commercial real estate loans	100.0%	100.0%

Property type
Automobile dealers	91.8%	84.3%
Residential	2.5	2.7
Land and land development	0.8	5.7
Apartments	0.1	2.9
Other	4.8	4.4

Total outstanding commercial real estate loans	100.0%	100.0%

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Commercial Criticized Exposure

Exposures deemed criticized represent loans that are classified by regulatory authorities as special mention, substandard, or doubtful. The following table shows industry concentrations commercial criticized finance receivables and loans reported at carrying value before allowance for loan losses.

	December 31,
	2010	2009
Industry
Automotive	66.5%	49.7%
Real estate (a)	12.1	23.4
Health/medical	7.3	7.9
Manufacturing	3.5	3.1
Services	1.9	2.1
Hardgoods	1.8	1.1
Retail	1.5	2.6
All other	5.4	10.1

Total commercial criticized finance receivables and loans	100.0%	100.0%

(a)	Includes resort finance, which represented 17.3% of the portfolio at December 31, 2009.

10. Investment in Operating Leases, Net

Investments in operating leases were as follows.

	December 31,
	2010	2009
	($ in millions)
Vehicles and other equipment, after impairment	$13,571	$23,919
Accumulated depreciation	(4,443)	(7,924)

Investment in operating leases, net	$9,128	$15,995

Depreciation expense on operating lease assets includes remarketing gains and losses recognized on the sale of operating lease assets. The following summarizes the components of depreciation expense on operating lease assets.

	Year ended December 31
	2010	2009	2008
	($ in millions)
Depreciation expense on operating lease assets (excluding remarketing gains)	$2,734	$4,264	$5,100
Gross remarketing (gains) losses	(704)	(516)	378

Depreciation expense on operating lease assets	$2,030	$3,748	$5,478

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table presents the future lease nonresidual rental payments due from customers for equipment on operating leases.

Year ended December 31,
($ in millions)
2011	$1,513
2012	648
2013	454
2014	173
2015 and after	343

Total	$3,131

Our investment in operating lease assets represents the net book value of our leased assets based on the expected residual value upon remarketing the vehicle at the end of the lease. As described in Note 26, GM may sponsor residual support programs that result in the contractual residual value being in excess of our standard residual value. GM reimburses us if remarketing sales proceeds are less than the customer’s contract residual value limited to our standard residual value. In addition to residual support programs, GM also participates in a risk-sharing arrangement whereby GM shares equally in residual losses to the extent that remarketing proceeds are below our standard residual rates (limited to a floor). In connection with the sale of 51% ownership interest in Ally, GM settled its estimated liabilities with respect to residual support and risk sharing on a portion of our operating lease portfolio. Based on the December 31, 2010, outstanding U.S. operating lease portfolio, the maximum amount that could be paid by GM under the residual support programs and the risk-sharing arrangement was $475 million and $996 million, respectively, as more fully discussed in Note 26. We did not receive any residual support or risk-sharing incentives from GM or Chrysler on leases originated in 2010 or 2009.

In light of the significant declines in used vehicle prices during 2008 in the United States, Canada, and several international markets, we concluded certain triggering events occurred during the year ended December 31, 2008, requiring an evaluation of recoverability for certain operating lease assets within our Global Automotive Services. We grouped these operating lease assets at the lowest level that we could reasonably estimate the identifiable cash flows. In assessing for recoverability, we compared our estimates of future cash flows related to these lease assets to their corresponding carrying values. We considered all of the expected cash flows including customer payments, the expected residual value upon remarketing the vehicle at lease termination, and any payments from GM under residual and risk-sharing agreements. To the extent these undiscounted cash flows were less than their respective carrying values, we discounted the cash flows to arrive at an estimated fair value. As a result of this evaluation, during the year ended December 31, 2008, we reduced our carrying values to equal the estimated fair values and realized impairment charges of $1,234 million. Impairments recognized by our North American Automotive Finance operations consisted of $808 million related to sport-utility vehicles and trucks in the United States and Canada and $384 million related to the car portfolio in the United States. The impairment recognized by our International Automotive Finance operations totaled $42 million for full-service leasing portfolio. During the year ended December 31, 2009, $16 million of the 2008 impairment charges related to the full-service leasing portfolio were reclassified to discontinued operations.

While we believe our estimates of discounted future cash flows used for the impairment analysis were reasonable based on current market conditions, the process required the use of significant estimates and assumptions. In developing these estimates and assumptions, management used all available evidence. However, because of uncertainties associated with estimating the amounts, timing, and likelihood of possible outcomes, the actual cash flows could ultimately differ from those estimated as part of the recoverability and impairment analyses.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Imbedded in our residual value projections are estimates of projected recoveries from GM relative to residual support and risk-sharing agreements. No adjustment to these estimates has been made for the collectability of the projected recoveries from GM. At December 31, 2010, expected residual values included estimates of payments from GM of $322 million related to residual support and risk sharing agreements. To the extent GM is not able to fully honor its obligations relative to these agreements, our depreciation expense and remarketing performance would be negatively impacted.

11. Securitizations and Variable Interest Entities

Overview

We are involved in several types of securitization and financing transactions that utilize special-purpose entities (SPEs). An SPE is an entity that is designed to fulfill a specified limited need of the sponsor. Our principal use of SPEs is to obtain liquidity and favorable capital treatment by securitizing certain of our financial assets.

The SPEs involved in securitization and other financing transactions are generally considered VIEs. VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the ability to control the entity’s activities.

Securitizations

We provide a wide range of automobile loans or installment contracts and operating leases and mortgage loan products to a diverse customer base. We often securitize these originated loans and leases (which we collectively describe as loans or financial assets) through the use of securitization entities, which may or may not be consolidated on our Consolidated Balance Sheet. We securitize consumer automobile loans through private-label securitizations. We securitize consumer mortgage loans through either the GSEs or nonagency mortgages securitization. During 2010, our consumer mortgage loans were primarily securitized through the GSEs.

In executing a securitization transaction, we typically sell pools of financial assets to a wholly owned, bankruptcy-remote SPE, which then transfers the financial assets to a separate, transaction-specific securitization entity for cash, servicing rights, and in some transactions, other retained interests. The securitization entity is funded through the issuance of beneficial interests in the securitized financial assets. The beneficial interests take the form of either notes or trust certificates which are sold to investors and/or retained by us. These beneficial interests are collateralized by the transferred loans and entitle the investors to specified cash flows generated from the securitized loans. In the aggregate, these beneficial interests have the same average life as the transferred financial assets. In addition to providing a source of liquidity and cost-efficient funding, securitizing these financial assets also reduces our credit exposure to the borrowers beyond any economic interest we may retain. We securitize conforming residential mortgage loans through GSE securitizations, and nonconforming mortgage loans through nonagency securitizations.

Each securitization is governed by various legal documents that limit and specify the activities of the securitization entity. The securitization entity is generally allowed to acquire the loans, to issue beneficial interests to investors to fund the acquisition of the loans, and to enter into derivatives or other yield maintenance contracts (e.g., bond insurance) to hedge or mitigate certain risks related to the financial assets or beneficial interests of the entity. Additionally, the securitization entity is required to service the assets it holds and the beneficial interests it issues. A servicer, who is generally us, is appointed pursuant to the underlying legal documents to perform these functions. Servicing functions include, but are not limited to, making certain payments of property taxes and insurance premiums, default and property maintenance payments, as well as

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

advancing principal and interest payments before collecting them from individual borrowers. Our servicing responsibilities, which constitute continued involvement in the transferred financial assets, consist of primary servicing (i.e., servicing the underlying transferred financial assets) and/or master servicing (i.e., servicing the beneficial interests that result from the securitization transactions). Certain securitization entities also require the servicer to advance scheduled principal and interest payments due on the beneficial interests issued by the entity regardless of whether cash payments are received on the underlying transferred financial assets. Accordingly, we are required to provide these servicing advances when applicable. Refer to Note 1 and Note 12 for additional information regarding our servicing rights.

The GSEs provide a guarantee of the payment of principal and interest on the beneficial interests issued in securitizations. In private-label securitizations, cash flows from the assets initially transferred into the securitization entity represent the sole source for payment of distributions on the beneficial interests issued by the securitization entity, and for payments to the parties that perform services for the securitization entity, such as the servicer or the trustee. In certain nonagency securitization transactions, a liquidity facility may exist to provide temporary liquidity to the entity. The liquidity provider generally is reimbursed prior to other parties in subsequent distribution periods. Monoline insurance may also exist to cover certain shortfalls to certain investors in the beneficial interests issued by the securitization entity. As noted above, in certain nonagency securitizations, the servicer is required to advance scheduled principal and interest payments due on the beneficial interests regardless of whether cash payments are received on the underlying transferred financial assets. The servicer is allowed to reimburse itself for these servicing advances. Additionally, certain nonagency securitization transactions may allow for the acquisition of additional loans subsequent to the initial loan transfer. Principal collections on other loans and/or the issuance of new beneficial interests, such as variable funding notes, generally fund these loans; we are often contractually required to invest in these new interests.

We may retain beneficial interests in our nonagency securitizations, which may represent a form of significant continuing economic interest. These retained interests include, but are not limited to, senior or subordinate mortgage- or asset-backed securities, interest-only strips, principal-only strips, and residuals. Certain of these retained interests provide credit enhancement to the trust as they may absorb credit losses or other cash shortfalls. Additionally, the securitization agreements may require cash flows to be directed away from certain of our retained interests due to specific over-collateralization requirements, which may or may not be performance driven.

We generally hold certain conditional repurchase options that allow us to repurchase assets from the securitization entity. The majority of the securitizations provide us, as servicer, with a call option that allows us to repurchase the remaining transferred financial assets or outstanding beneficial interests at our discretion once the asset pool reaches a predefined level, which represents the point where servicing becomes burdensome (a clean-up call option). The repurchase price is typically the par amount of the loans plus accrued interest. Additionally, we may hold other conditional repurchase options that allow us to repurchase a transferred financial asset if certain events outside our control are met. The typical conditional repurchase option is a delinquent loan repurchase option that gives us the option to purchase the loan or contract if it exceeds a certain prespecified delinquency level. We have complete discretion regarding when or if we will exercise these options, but generally, we would do so only when it is in our best interest.

Other than our customary representation and warranty provisions, these securitizations are nonrecourse to us, thereby transferring the risk of future credit losses to the extent the beneficial interests in the securitization entities are held by third parties. Our obligation to provide support is limited to the customary representation and warranty provisions. Representation and warranty provisions generally require us to repurchase loans or indemnify the investor for incurred losses to the extent it is determined that the loans were ineligible or were otherwise defective at the time of sale. Refer to Note 30 for detail on representation and warranty provisions. We did not provide any noncontractual financial support to any of these entities during 2010 or 2009.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Other Variable Interest Entities

Servicer Advance Funding Entity

To assist in the financing of our servicer advance receivables, we formed an SPE that issues term notes to third-party investors that are collateralized by servicer advance receivables. These servicer advance receivables are transferred to the SPE and consist of delinquent principal and interest advances we made as servicer, to various investors; property taxes and insurance premiums advanced to taxing authorities and insurance companies on behalf of borrowers; and amounts advanced for mortgages in foreclosure. The SPE funds the purchase of the receivables through financing obtained from the third-party investors and subordinated loans or an equity contribution from our mortgage activities. This SPE is consolidated on our balance sheet at December 31, 2010 and 2009. The beneficial interest holder of this SPE does not have legal recourse to our general credit. We do not have a contractual obligation to provide any type of financial support in the future, nor have we provided noncontractual financial support to the entity during 2010 or 2009.

Other

In 2010, we sold a portfolio of resort finance backed receivables to a third party that financed the acquisition through an SPE. We provided seller financing for the purchase of these assets and also hold a contingent value right in the SPE, which were both recorded at fair value. We do not consolidate the SPE because we have no control over the activities of the SPE.

We have involvements with various other on-balance sheet, immaterial SPEs. Most of these SPEs are used for additional liquidity, whereby we sell certain financial assets into the VIE and issue beneficial interests to third parties for cash.

We also provide long-term guarantee contracts to certain nonconsolidated affordable housing entities. Since we do not have control over the entities or the power to make decisions, we do not consolidate the entities and our involvement is limited to the guarantee.

Involvement with Variable Interest Entities

The determination of whether financial assets transferred by us to these VIEs (and related liabilities) are consolidated on our balance sheet (also referred to as on balance sheet) or not consolidated on our balance sheet (also referred to as off-balance sheet) depends on the terms of the related transaction and our continuing involvement (if any) with the SPE. Prior to the adoption of ASU 2009-17, which amended ASC 810, we were deemed the primary beneficiary and therefore consolidated VIEs when we absorbed the majority of the expected losses or expected residual returns of the entity, and the entity was not considered a qualified special-purpose entity (QSPE). Subsequent to the adoption of ASU 2009-17, we are deemed the primary beneficiary and therefore consolidate VIEs (including entities previously considered QSPEs) for which we have both (a) the power, through voting rights or similar rights, to direct the activities that most significantly impact the VIE’s economic performance, and (b) a variable interest (or variable interests) that (i) obligates us to absorb losses that could potentially be significant to the VIE and/or (ii) provides us the right to receive residual returns of the VIE that could potentially be significant to the VIE. We determine whether we hold a significant variable interest in a VIE based on a consideration of both qualitative and quantitative factors regarding the nature, size, and form of our involvement with the VIE. We assess whether we are the primary beneficiary of a VIE on an ongoing basis. Refer to the section in this note titled Changes in Accounting for Variable Interest Entities for additional information.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Our involvement with consolidated and nonconsolidated VIEs in which we hold variable interests is presented below.

December 31,	Consolidated involvement with VIEs		Assets of nonconsolidated VIEs, net (b)		Maximum exposure to loss in nonconsolidated VIEs (c)
	($ in millions)
2010
On-balance sheet variable interest entities
Consumer automobile	$20,064		$—		$—
Consumer mortgage — nonagency	1,397		—		—
Commercial automobile	15,114		—		—
Other	1,035		—		—
Off-balance sheet variable interest entities
Consumer mortgage — Ginnie Mae	2,909	(b)	43,595		43,595	(c)
Consumer mortgage — CMHC	124	(b)	4,222		124	(d)
Consumer mortgage — nonagency	183	(b)	5,371		5,371	(c)
Commercial other	483	(e)	—	(f)	698

Total	$41,309		$53,188		$49,788

2009
On-balance sheet variable interest entities
Consumer automobile	$23,957		$—		$—
Consumer mortgage — nonagency	3,856		—		—
Commercial automobile	8,225		—		—
Other	1,930		—		—
Off-balance sheet variable interest entities
Consumer automobile	—		7,899		7,899	(c)
Consumer mortgage — Ginnie Mae	2,258	(b)	35,049		35,049	(c)
Consumer mortgage — CMHC	117	(b)	3,740		117	(d)
Consumer mortgage — nonagency	388	(b)	31,428		31,428	(c)
Commercial other	(47	) (g)	—	(f)	177

Total	$40,684		$78,116		$74,670

(a)	Asset values represent the current unpaid principal balance of outstanding consumer finance receivables and loans within the VIEs.

(b)	Includes $2.5 billion and $2.0 billion classified as consumer finance receivables and loans, $162 million and $268 million classified as trading securities or other assets, and $569 million and $542 million classified as MSRs at December 31, 2010 and 2009, respectively. CMHC is the Canada Mortgage and Housing Corporation.

(c)	Maximum exposure to loss represents the current unpaid principal balance of outstanding loans based on our customary representation and warranty provisions. This measure is based on the unlikely event that all of the loans have underwriting defects or other defects that trigger a representation and warranty provision and the collateral supporting the loans are worthless. This required disclosure is not an indication of our expected loss.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(d)	Due to combination of the credit loss insurance on the mortgages and the guarantee by CMHC on the issued securities, the maximum exposure to loss would be limited to the amount of the retained interests. Additionally, the maximum loss would occur only in the event that CMHC dismisses ResMor as servicer of the loans due to servicer performance or insolvency.

(e)	Includes $515 million and $20 million classified as commercial finance receivables and loans and other assets, respectively, net of liabilities of $52 million classified as other liabilities on our Consolidated Balance Sheet.

(f)	Includes VIEs for which we have no management oversight and therefore we are not able to provide the total assets of the VIEs. However, in 2010 we sold loans with an unpaid principal balance of $1.5 billion into these VIEs.

(g)	This amount is classified as accrued expenses and other liabilities on our Consolidated Balance Sheet.

On-balance Sheet Variable Interest Entities

We engage in securitization and other financing transactions that do not qualify for off-balance sheet treatment. In these situations, we hold beneficial interests or other interests in the VIE, which represents a form of significant continuing economic interest. The interests held include, but are not limited to, senior or subordinate mortgage- or asset-backed securities, interest-only strips, principal-only strips, residuals, and servicing rights. Certain of these retained interests provide credit enhancement to the securitization entity as they may absorb credit losses or other cash shortfalls. Additionally, the securitization documents may require cash flows to be directed away from certain of our retained interests due to specific over-collateralization requirements, which may or may not be performance-driven. Because these securitization entities are consolidated, these retained interests and servicing rights are not recognized as separate assets on our Consolidated Balance Sheet.

Prior to the adoption of ASU 2009-17, we consolidated certain securitization entities that were not QSPEs because we either did not meet sale accounting requirements or held the first loss position in these securitization entities and, as a result, absorbed the majority of the expected losses and expected residual returns of the VIE. Subsequent to adoption of ASU 2009-17 as of January 1, 2010, we consolidate certain of these entities because we had a controlling financial interest in the VIE, primarily due to our servicing activities, and because we hold a significant variable interest in the VIE. Under ASC 810, as amended by ASU 2009-17, we are generally the primary beneficiary of automobile securitization entities, as well as certain mortgage nonagency securitization entities for which we perform servicing activities and have retained a significant variable interest in the form of a beneficial interest. In cases where we did not meet sale accounting under previous guidance, unless we have made modifications to the overall transaction, we do not meet sale accounting under current guidance as we are not permitted to revisit sale accounting guidelines under the current guidance. In cases where substantive modifications are made, we then reassess the transaction under the amended guidance, based on the new circumstances. Refer to the section in this note titled Changes in Accounting for Variable Interest Entities for additional information.

The following table presents the carrying amounts and classifications of assets and liabilities of consolidated VIEs as reported on our Consolidated Balance Sheet. The consolidated VIEs included in the tables below represent separate entities with which we are involved. The third party investors in the obligations of consolidated VIEs have legal recourse only to the assets of the VIEs and do not have such recourse to us, except for the customary representation and warranty provisions or when we are the counterparty to certain derivative transactions involving the VIE. In addition, the cash flows from the assets are restricted only to pay such liabilities. Thus, our economic exposure to loss from outstanding third-party financing related to consolidated

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

VIEs is significantly less than the carrying value of the consolidated VIE assets. All assets are restricted for the benefit of the beneficial interest holders. Refer to Note 27 for discussion of the assets and liabilities for which the fair value option has been elected.

	December 31,
	2010	2009
	($ in millions)
Assets
Loans held-for-sale, net	$21	$237
Finance receivables and loans, net
Consumer	18,744	15,293
Commercial	14,739	6,623
Allowance for loan losses	(238)	(573)

Total finance receivables and loans, net	33,245	21,343
Investment in operating leases, net	1,065	9,996
Other assets	3,194	4,252
Assets of operations held-for-sale	85	2,140

Total assets	$37,610	37,968

Liabilities
Short-term borrowings	$964	$1,530
Long-term debt	24,466	24,220

Interest payable	15	27
Accrued expenses and other liabilities	352	562
Liabilities of operations held-for-sale	45	2,083

Total liabilities	$25,842	$28,422

Off-balance Sheet Variable Interest Entities

The nature, purpose, and activities of nonconsolidated securitization entities are similar to those of our consolidated securitization entities with the primary difference being the nature and extent of our continuing involvement. The cash flows from the assets of nonconsolidated securitization entities generally are the sole source of payment on the securitization entities’ liabilities. The creditors of these securitization entities have no recourse to us with the exception of market customary representation and warranty provisions as described in Note 30.

Prior to the adoption of ASU 2009-17, we did not consolidate securitization entities that met the requirements of a QSPE. Subsequent to the adoption of ASU 2009-17 as of January 1, 2010, nonconsolidated VIEs include entities for which we either do not hold significant variable interests or do not provide servicing or asset management functions for the financial assets held by the securitization entity. Additionally, to qualify for off-balance sheet treatment, transfers of financial assets must meet the sale accounting conditions in ASC 860. Our residential mortgage loan securitizations consist of GSEs and nonagency securitizations. Under ASU 2009-17, we are not the primary beneficiary of any GSE loan securitization transaction because we do not have the power to direct the significant activities of such entities. Additionally, under ASU 2009-17, we do not consolidate certain nonagency mortgage securitizations because we do not have a variable interest that could potentially be significant or we do not have power to direct the activities that most significantly impact the performance of the VIE.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

For nonconsolidated securitization entities, the transferred financial assets are removed from our balance sheet provided the conditions for sale accounting are met. The financial assets obtained from the securitization are primarily reported as cash, servicing rights, or retained interests (if applicable). Typically, we conclude that the fee we are paid for servicing consumer automobile finance receivables represents adequate compensation, and consequently, we do not recognize a servicing asset or liability. As an accounting policy election, we elected fair value treatment for our existing MSR portfolio. Liabilities incurred as part of these securitization transactions, such as representation and warranty provisions, are recorded at fair value at the time of sale and are reported as accrued expenses and other liabilities on our Consolidated Balance Sheet. Upon the sale of the loans, we recognize a gain or loss on sale for the difference between the assets recognized, the assets derecognized, and the liabilities recognized as part of the transaction.

The following summarizes all pretax gains and losses recognized on financial assets sold into nonconsolidated securitization and similar asset-backed financing entities.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Consumer automobile	$—	$—	$(68)
Consumer mortgage — GSEs	1,065	854	369
Consumer mortgage — nonagency	17	21	(161)
Commercial automobile	—	110	269

Total pretax gain	$1,082	$985	$409

Key economic assumptions used in measuring the initial fair value of retained interests related to sales of financial assets to nonconsolidated securitization entities were as follows during 2010, 2009, and 2008. Refer to Note 12 for servicing-related assumptions and to Note 27 for fair value assumptions and classifications.

Year ended December 31,
	Consumer automobile (a)	Consumer mortgage (b)
2010 (c)
Key assumptions (d)
Prepayment speed (e)	(f)	2.4–48.1%
Weighted average life (in years)	(f)	0.2–5.0
Expected credit losses	(f)	0.2–9.3%
Discount rate	(f)	0.3–60.0%

2009 (g)
Key assumptions (d)
Prepayment speed (e)	(f)	10.0–12.0%
Weighted average life (in years)	(f)	4.6–6.3
Expected credit losses	(f)	11.0%
Discount rate	(f)	0.6–16.0%

2008 (g)
Key assumptions (d)
Prepayment speed (e)	1.2–1.4%	1.9–30.0%
Weighted average life (in years)	1.9–2.0	2.4–9.1
Expected credit losses	1.6–2.5%	0.0–3.5%
Discount rate	22.0–25.0%	2.8–25.0%

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	The fair value of retained interests in commercial automobile securitization approximates carrying value because of the short-term and floating-rate nature of commercial automobile loans.

(b)	Consumer residential mortgage loans include home equity loans and lines, high loan-to-value loans, and residential first and second mortgage loans. Assumptions on GSE loans are not included as we do not hold a retained interest in those transactions.

(c)	Includes retained interests related to securitization entities deconsolidated in the current year.

(d)	The assumptions used to measure the expected yield on variable-rate retained interests are based on a benchmark interest rate yield curve plus a contractual spread, as appropriate. The actual yield curve utilized varies depending on the specific retained interests.

(e)	Based on monthly prepayment speeds for consumer automobile loans and constant prepayment rate (CPR) for consumer mortgage loans.

(f)	During 2010 and 2009, no consumer automobile loans were sold into nonconsolidated securitization entities.

(g)	Includes sales to entities that are now consolidated under ASU 2009-17.

Refer to Note 30 for initial fair value assumptions involving our customary representation and warranty liabilities.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables summarize cash flows received from and paid related to securitization entities, asset-backed financings, or other similar transfers of financial assets where the transfer is accounted for as a sale and we have a continuing involvement with the transferred assets (e.g., servicing) that were outstanding in 2010, 2009, and 2008. Cash flows presented below may not be comparable because the prior two years include cash flows related to securitization entities that are now consolidated. Additionally, these tables contain information regarding cash flows received from and paid to nonconsolidated securitization entities that existed during each year.

	Consumer automobile	Commercial automobile	Consumer mortgage GSEs	Consumer mortgage nonagency
	($ in millions)
Year ended December 31,
2010
Cash proceeds from transfers completed during the year	$—	$—	$68,822	$1,090
Cash flows received on retained interests in securitization entities	—	—	—	81
Cash proceeds from collections reinvested in revolving securitization entities	—	—	—	—
Servicing fees	1	—	1,081	209
Purchases of previously transferred financial assets	—	—	(1,865)	(282)
Representations and warranties obligations	—	—	(389)	(18)
Other cash flows	(6)	—	(39)	(22)

2009
Cash proceeds from transfers completed during the year	$—	$—	$56,251	$1,258
Cash flows received on retained interests in securitization entities	269	1,009	—	119
Cash proceeds from collections reinvested in revolving securitization entities	—	5,998	—	—
Servicing fees	111	39	643	272
Purchases of previously transferred financial assets	—	—	(385)	(1)
Representations and warranties obligations	—	—	(343)	(64)
Other cash flows	(64)	—	(177)	(123)

2008
Cash proceeds from transfers completed during the year	$4,916	$—	$49,483	$2,333
Cash flows received on retained interests in securitization entities	301	505	—	193
Cash proceeds from collections reinvested in revolving securitization entities	—	57,022	—	—
Servicing fees	165	117	513	385
Purchases of previously transferred financial assets	—	—	(481)	(2)
Representations and warranties obligations	—	—	(148)	(160)
Other cash flows	(75)	—	(166)	(50)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables summarizes the key economic assumptions and the sensitivity of the fair value of retained interests to immediate 10% and 20% adverse changes in those assumptions.

	Consumer automobile (a)	Consumer mortgage nonagency
	($ in millions)
2010
Carrying value/fair value of retained interests (b)	$—	$162
Weighted average life (in years)	—	0.1–11.6
Annual prepayment rate	–%WAM	2.4–48.1%WAM
Impact of 10% adverse change	$—	$(2)
Impact of 20% adverse change	—	(3)
Loss assumption	–%	0.0–46.4%
Impact of 10% adverse change	$—	$—
Impact of 20% adverse change	—	—
Discount rate	–%	0.3–80.0%
Impact of 10% adverse change	$—	$(2)
Impact of 20% adverse change	—	(4)
Market interest rate	—%	0.3—4.1%
Impact of 10% adverse change	$—	$—
Impact of 20% adverse change	—	(1)

2009 (c) (d)
Carrying value/fair value of retained interests (b)	$661	$268
Weighted average life (in years)	0.0–0.9	0.0–4.6
Annual prepayment rate	0.2–1.1%WAM	0.6–97.5%WAM
Impact of 10% adverse change	$(1)	$(20)
Impact of 20% adverse change	(2)	(36)
Loss assumption	1.1–4.8%	0.0–100.0%
Impact of 10% adverse change	$(13)	$(4)
Impact of 20% adverse change	(26)	(8)
Discount rate	40%	0.2–102.5%
Impact of 10% adverse change	$(23)	$(10)
Impact of 20% adverse change	(44)	(20)
Market interest rate	(e)	(e)
Impact of 10% adverse change	$—	$(3)
Impact of 20% adverse change	—	(4)

(a)	There were no retained interests in consumer or commercial automobile securitizations at December 31, 2010.

(b)	These amounts are recorded in trading securities or other assets at fair value. Refer to Note 27 for fair value valuation methods.

(c)	Amounts include items that were consolidated after the adoption of ASU 2009-17.

(d)	There were no retained interests in commercial automobile securitizations at December 31, 2009.

(e)	Forward benchmark interest rate yield curve plus contractual spread.

These sensitivities are hypothetical and should be viewed with caution. Changes in fair value based on a 10% and 20% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (e.g., increased market interest rates may result in lower prepayments and increased credit losses), which may magnify or counteract the sensitivities. Further, these sensitivities show only the change in the asset balances and do not show any expected change in the fair value of the instruments used to manage the interest rate and prepayment risks associated with these assets. Refer to Note 12 for further detail on sensitivities related to our mortgage servicing rights.

Expected static pool net credit losses include actual incurred losses plus projected net loan losses divided by the original balance of the outstandings comprising the securitization pool. The following table displays the expected static pool net credit losses on our securitization transactions.

	December 31, (a)
	2010		2009	2008
Consumer automobile	(b	)	2.9%	1.9%
Consumer mortgage (c)	0.0–46.4%		0.0–100.0%	0.0–59.0%

(a)	Static pool losses not applicable to commercial automobile finance receivable securitizations because of their short term nature.

(b)	There were no consumer automobile off-balance sheet securitization entities at December 31, 2010.

(c)	Consumer residential mortgage loan securitizations do not include static pool losses for the GSE securitizations due to the GSE guarantees.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table represents on-balance sheet loans held-for-sale and finance receivable and loans, off-balance sheet securitizations, and whole loan sales where we have continuing involvement. The table presents quantitative information about delinquencies and net credit losses. Refer to Note 12 for further detail on total serviced assets.

	Total finance receivables and loans		Amount 60 days or more past due		Net credit losses
	December 31,
	2010	2009	2010	2009	2010	2009
	($ in millions)
On-balance sheet loans
Consumer automobile	$51,254	$39,846	$373	$564	$613	$1,185
Consumer mortgage (a)	23,174	23,471	3,437	5,945	335	4,958
Commercial automobile	35,629	29,776	186	89	84	94
Commercial mortgage	1,660	1,951	110	256	91	790
Commercial other	2,107	3,282	20	1,006	227	133

Total on-balance sheet loans	113,824	98,326	4,126	7,860	1,350	7,160

Off-balance sheet securitization entities
Consumer automobile	—	7,475	—	144	1	260
Consumer mortgage — GSEs (b)	253,192	229,781	13,990	13,471	n/m	n/m
Consumer mortgage — nonagency	73,638	103,201	12,220	18,962	4,605	7,478

Total off-balance sheet securitization entities	326,830	340,457	26,210	32,577	4,606	7,738

Whole-loan transactions (c)	38,212	44,219	2,950	2,051	300	556

Total	$478,866	$483,002	$33,286	$42,488	$6,256	$15,454

n/m = not meaningful

(a)	Includes loans subject to conditional repurchase options of $2.3 billion and $1.7 billion guaranteed by the GSEs, and $146 million and $237 million sold to certain nonagency mortgage securitization entities at December 31, 2010 and 2009, respectively. These loans are initially recorded at fair value.

(b)	Anticipated credit losses are not meaningful due to the GSE guarantees.

(c)	Whole-loan transactions are not part of a securitization transaction, but represent automobile and consumer mortgage pools of loans sold to nonagency investors.

Changes in Accounting for Variable Interest Entities

During 2009, we executed an amendment to a commercial automobile securitization entity that was previously considered as a QSPE and, therefore, was not consolidated. The amendment contractually required us to deposit additional cash into a collateral account held by the securitization entity. Management determined the amendment caused the entity to no longer be considered a QSPE, and therefore we consolidated the entity. We continued to consolidate this entity after adoption of ASU 2009-17.

ASU 2009-17 became effective on January 1, 2010, and upon adoption, we consolidated certain securitization entities that were previously held off balance sheet. On January 1, 2010, we recognized a net increase of $17.6 billion to assets and liabilities on our Consolidated Balance Sheet ($10.1 billion of the increase relates to operations classified as held-for-sale that were ultimately sold). Refer to Note 1 for further discussion of the requirements of ASC 860 and ASC 810, including changes to the accounting requirements related to transfers of financial assets and consolidation of VIEs.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

We previously held on our Consolidated Balance Sheet certain mortgage securitization entities, which were on-balance sheet prior to the adoption of ASU 2009-17 because we did not meet the sale accounting requirements at the inception of the transactions. Specific provisions inherent in these deals, included but were not limited to, the ability of the trust to enter into a derivative contract and the inclusion of a loan repurchase right. The existence of the ability to enter into a derivative precluded the entities from being deemed a QSPE and the existence of the loan repurchase right precluded sale accounting treatment. These two provisions, when used in combination, were deemed substantive and precluded sale accounting. We also retained servicing and, in most cases, retained an economic interest in the entities in the form of economic residuals, subordinate bonds, and/or IO strips. During 2010, we completed the sale of 100% of our retained residuals and subordinate bonds related to certain of these on-balance sheet securitization entities. In addition, any repurchase rights associated with these structures were removed from these deals through exercise of such right. These collective actions were deemed to be substantial to warrant a re-characterization of the original transactions and, as such, they were reassessed under ASC 860 and it was concluded that the securitization entities satisfied sale accounting requirements. Furthermore, the sale of the 100% economic interests resulted in the loss of a controlling financial interest in the securitization entities and accordingly consolidation was not required. The combination of these actions resulted in the derecognition of assets previously sold to these securitization entities. Consolidated assets and consolidated liabilities of $1.2 billion and $1.2 billion, respectively, associated with this transaction were derecognized and a gain of $51 million was recorded.

During 2010, we further completed the sale of our significant retained residuals and subordinate bonds related to certain other on-balance sheet securitization entities, which were consolidated upon adoption of ASU 2009-17 (but were not consolidated prior to the adoption of ASU 2009-17). Since we disposed of our variable interests in these securitization entities to unrelated third parties, a reassessment was required to determine whether we continued to hold a controlling financial interest. All subordinate retained economic interests in these entities were sold and therefore we no longer held a controlling financial interest. All assets and liabilities associated with the trust were derecognized and all retained interests in the entities, including insignificant retained senior interests and mortgage servicing rights, were recorded at their fair values at the date of deconsolidation. Consolidated assets and consolidated liabilities of $709 million and $707 million, respectively, associated with this transaction were derecognized and a gain of $1 million was recorded.

Related to these deconsolidations above, we continue to hold servicing rights associated with these transactions, however retained servicing does not preclude deconsolidation because the retained servicing we hold does not absorb a potentially significant level of variability in the securitization entities. Upon completion of the sale, $9 million of servicing rights and $1 million of retained interests associated with this transaction were recorded.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

12. Servicing Activities

Mortgage Servicing Rights

The following table summarizes activity related to MSRs which are carried at fair value.

	Year ended December 31,
	2010	2009
	($ in millions)
Estimated fair value at January 1,	$3,554	$2,848
Additions recognized on sale of mortgage loans	1,006	807
Additions from purchases of servicing rights	56	19
Subtractions from sales of servicing assets	(1)	(19)
Changes in fair value
Due to changes in valuation inputs or assumptions used in the valuation model	23	1,120
Other changes in fair value	(894)	(1,261)
Transfer to assets of operations held-for-sale	—	25
Decrease due to change in accounting principle	(19)	—
Other changes that affect the balance	13	15

Estimated fair value at December 31,	$3,738	$3,554

Changes in fair value due to changes in valuation inputs or assumptions used in the valuation model include all changes due to a revaluation by a model or by a benchmarking exercise. Other changes in fair value primarily include the accretion of the present value of the discount related to forecasted cash flows and the economic runoff of the portfolio. The decrease due to change in accounting principle reflects the effect of the initial adoption of ASU 2009-17. Refer to Note 1 for additional information.

The key economic assumptions and sensitivity of the fair value of MSRs to immediate 10% and 20% adverse changes in those assumptions were as follows.

	December 31,
	2010	2009
	($ in millions)
Weighted average life (in years)	7.0	5.2
Weighted average prepayment speed	9.8%	15.6%
Impact on fair value of 10% adverse change	$(155)	$(167)
Impact on fair value of 20% adverse change	(295)	(321)
Weighted average discount rate	12.3%	10.3%
Impact on fair value of 10% adverse change	$(80)	$(82)
Impact on fair value of 20% adverse change	(156)	(160)

These sensitivities are hypothetical and should be considered with caution. Changes in fair value based on a 10% and 20% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (e.g., increased market interest rates may result in lower prepayments and increased credit losses) that could magnify or counteract the sensitivities. Further, these sensitivities show only the change in the asset balances and do not show any expected change in the fair value of the instruments used to manage the interest rates and prepayment risks associated with these assets.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Risk Mitigation Activities

The primary risk of our servicing rights is interest rate risk and the resulting impact on prepayments. A significant decline in interest rates could lead to higher-than-expected prepayments that could reduce the value of the MSRs. We economically hedge the impact of these risks with both derivative and nonderivative financial instruments. Refer to Note 23 for additional information regarding the derivative financial instruments used to economically hedge MSRs.

The components of servicing valuation and hedge activities, net, were as follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Change in estimated fair value of mortgage servicing rights	$(872)	$(106)	$(2,227)
Change in fair value of derivative financial instruments	478	(998)	1,964

Servicing valuation and hedge activities, net	$(394)	$(1,104)	$(263)

Mortgage Servicing Fees

The components of mortgage servicing fees were as follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Contractual servicing fees, net of guarantee fees and including subservicing	$1,065	$1,071	$1,196
Late fees	77	77	112
Ancillary fees	190	164	144

Total mortgage servicing fees	$1,332	$1,312	$1,452

Mortgage Servicing Advances

In connection with our primary servicing activities (i.e., servicing of mortgage loans), we make certain payments of property taxes and insurance premiums, default and property maintenance payments, as well as advances of principal and interest payments before collecting them from individual borrowers. Servicing advances including contractual interest are priority cash flows in the event of a loan principal reduction or foreclosure and ultimate liquidation of the real estate-owned property, thus making their collection reasonably assured. These servicing advances are included in other assets on the Consolidated Balance Sheet and totaled $1.9 billion and $1.8 billion at December 31, 2010 and 2009, respectively. We maintain an allowance for uncollected primary servicing advances of $25 million and $23 million at December 31, 2010 and 2009, respectively. Our potential obligation is influenced by the loan’s performance and credit quality. Additionally, we have a fiduciary responsibility for mortgage escrow and custodial funds that totaled $4.2 billion and $3.7 billion at December 31, 2010 and 2009, respectively. A portion of these balances are included in deposit liabilities on our Consolidated Balance Sheet. Refer to Note 15 for additional information.

When we act as a subservicer of mortgage loans we perform the responsibilities of a primary servicer but do not own the corresponding primary servicing rights. We receive a fee from the primary servicer for such services. As the subservicer, we would have the same responsibilities of a primary servicer in that we would make certain payments of property taxes and insurance premiums, default and property maintenance, as well as advances of

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

principal and interest payments before collecting them from individual borrowers. At December 31, 2010 and 2009, outstanding servicer advances related to subserviced loans were $140 million and $155 million, respectively, and we had a reserve for uncollected subservicer advances of $1 million and $2 million, respectively.

At December 31, 2010 and 2009, we were the master servicer (i.e., servicer of beneficial interests issued by mortgage securitization entities) for 528,249 and 682,148 loans, respectively, having an aggregate unpaid principal balance of $72.6 billion and $94.6 billion, respectively. In many cases, where we act as master servicer, we also act as primary servicer. In connection with our master-servicing activities, we service the mortgage-backed and mortgage-related asset-backed securities and whole-loan packages sold to investors. As the master servicer, we collect mortgage loan payments from primary servicers and distribute those funds to investors in the mortgage-backed and mortgage-related-asset backed securities and whole-loan packages. As the master servicer, we are required to advance scheduled payments to the securitization trust or whole-loan investors. To the extent the primary servicer does not advance the payments, we are responsible for advancing the payment to the trust or whole-loan investors. Master-servicing advances, including contractual interest, are priority cash flows in the event of a default, thus making their collection reasonably assured. In most cases, we are required to advance these payments to the point of liquidation of the loan or reimbursement of the trust or whole-loan investors. We had outstanding master-servicing advances of $90 million and $47 million at December 31, 2010 and 2009, respectively. We had no reserve for uncollected master-servicing advances at December 31, 2010 or 2009.

Serviced Mortgage Assets

Our total serviced mortgage assets consist of primary, master and subservicing activities as follows.

•

Loans owned by us and we are the primary servicer. — These loans are categorized as loans held-for-sale or consumer finance receivables and loans. Included in consumer finance receivables and loans are on-balance sheet securitization entities. Our loans held-for-sale and consumer finance receivable and loan portfolios are discussed in further detail in Note 8 and Note 9, respectively.

•

Loans sold to third-party investors where we have retained primary servicing. —The loans sold to a third-party investor were sold through an off-balance sheet securitization entity or a whole-loan transaction.

•

Loans that have never been and currently are not owned by us but the primary servicing rights have been purchased. — In the case of purchased servicing rights, there is no recourse to us outside of customary contractual provisions relating to the execution of the services we provide.

•

Loans that have never been and currently are not owned by us but for which we act as subservicer under contractual agreements with the primary servicer. — In these cases, loans are not recorded on our Consolidated Balance Sheet. In the case of subservicing rights, there is no recourse to us outside of customary contractual provisions relating to the execution of the services we provide.

In many cases we act as both the primary and master servicer. However, in certain cases, we also service loans that have been purchased and subsequently sold through a securitization trust or whole-loan sale whereby the originator retained the primary servicing rights and we retained the master-servicing rights.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The unpaid principal balance of our serviced mortgage assets were as follows.

	December 31,
	2010	2009
	($ in millions)
On-balance sheet mortgage loans
Held-for-sale and investment	$20,224	$26,333
Operations held-for-sale	—	3,160
Off-balance sheet mortgage loans
Loans sold to third-party investors
Nonagency	63,685	71,505
GSEs	255,388	231,310
Whole-loan	17,524	21,120
Purchased servicing rights	3,946	4,800
Operations held-for-sale	—	17,526

Total primary serviced mortgage loans	360,767	375,754
Subserviced mortgage loans	24,173	28,357
Subserviced operations held-for-sale	—	293

Total subserviced mortgage loans	24,173	28,650
Master-servicing-only mortgage loans	10,548	14,865

Total serviced mortgage loans	$395,488	$419,269

Our Mortgage operations that conduct primary and master-servicing activities are required to maintain certain servicer ratings in accordance with master agreements entered into with GSEs. At December 31, 2010, our Mortgage operations were in compliance with the servicer-rating requirements of the master agreements.

In certain domestic securitizations of our Mortgage operations, the surety or other provider of contractual credit support is entitled to declare a servicer default and terminate the servicer upon the failure of the loans to meet certain portfolio delinquency and/or cumulative-loss thresholds. Our Mortgage operations received notice of termination from surety providers with respect to securitizations having an unpaid principal balance of $346 million and $4.8 billion during the years ended December 31, 2010 and 2009, respectively.

Automobile Servicing Activities

We service consumer automobile contracts. Historically, we have sold a portion of the consumer automobile contracts that we originated. With respect to contracts we sell, we retain the right to service and earn a servicing fee for our servicing function. Typically, we conclude that the fee we are paid for servicing consumer automobile finance receivables represents adequate compensation, and consequently, we do not recognize a servicing asset or liability. We recognized automobile servicing fees of $231 million, $237 million, and $295 million during the years ended December 31, 2010, 2009, and 2008, respectively.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Automobile Serviced Assets

The total serviced automobile assets were as follows.

	Outstanding
	December 31,
	2010	2009
	($ in millions)
On-balance sheet automobile loans
Consumer automobile	$51,254	$39,846
Commercial automobile	35,629	29,776
Operating leases	9,128	15,995
Operations held-for-sale	242	660
Off-balance sheet automobile loans
Loans sold to third-party investors
Securitizations	—	7,251
Whole-loan	18,126	18,768
Other	979	1,365

Total serviced automobile loans	$115,358	$113,661

13. Premiums Receivable and Other Insurance Assets

Premiums receivable and other insurance assets consisted of the following.

	December 31,
	2010	2009
	($ in millions)
Prepaid reinsurance premiums	$249	$346
Reinsurance recoverable on unpaid losses	487	670
Reinsurance recoverable on paid losses	54	114
Premiums receivable	341	388
Deferred policy acquisition costs	1,050	1,202

Total premiums receivable and other insurance assets	$2,181	$2,720

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

14. Other Assets

The components of other assets were as follows.

	December 31,
	2010	2009
	($ in millions)
Property and equipment at cost	$1,315	$1,416
Accumulated depreciation	(939)	(1,080)

Net property and equipment	376	336
Fair value of derivative contracts in receivable position	3,966	2,654
Servicer advances	2,137	2,180
Restricted cash collections for securitization trusts (a)	1,705	3,654
Collateral placed with counterparties	1,569	1,760
Restricted cash and cash equivalents	1,323	1,590
Cash reserve deposits held-for-securitization trusts (b)	1,168	1,594
Debt issuance costs	704	829
Other accounts receivable	641	573
Prepaid expenses and deposits	638	749
Interests retained in financial asset sales	568	471
Goodwill	525	526
Nonmarketable equity securities	504	715
Investment in used vehicles held-for-sale	386	522
Real estate and other investments	280	340
Accrued interest and rent receivable	238	326
Repossessed and foreclosed assets	211	336
Other assets	625	732

Total other assets	$17,564	$19,887

(a)	Represents cash collection from customer payments on securitized receivables. These funds are distributed to investors as payments on the related secured debt.

(b)	Represents credit enhancement in the form of cash reserves for various securitization transactions we have executed.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The changes in the carrying amounts of goodwill for the periods shown were as follows.

	North American Automotive Finance operations	International Automotive Finance operations	Insurance operations		Other	Total
	($ in millions)
Goodwill acquired prior to December 31, 2008	$14	$527	$953		$1,541	$3,035
Accumulated impairment losses	(14)	—	(42)		(1,541)	(1,597)
Foreign-currency translation	—	(37)	(44)		—	(81)

Goodwill at December 31, 2008	$—	$490	$867		$—	$1,357
Sale of reporting unit	—	—	(107)		—	(107)
Impairment losses (a)	—	—	(607	) (b)	—	(607)
Transfer of assets of discontinued operations held-for-sale	—	(22)	(108)		—	(130)
Foreign-currency translation	—	1	12		—	13

Goodwill at December 31, 2009 (c)	$—	$469	$57		$—	$526
Transfer of assets of discontinued operations held-for-sale	—	(1)	(1)		—	(2)
Foreign-currency translation	—	—	1		—	1

Goodwill at December 31, 2010	$—	$468	$57		$—	$525

(a)	The impairment losses of our Insurance operations were reported as loss from discontinued operations, net of tax, in the Consolidated Statement of Income. All other impairment losses were reported as other operating expenses in the Consolidated Statement of Income.

(b)	During the three months ended December 31, 2008, and the three months ended June 30, 2009, our Insurance operations initiated an evaluation of goodwill for potential impairment, which was in addition to our annual impairment evaluation. These tests were initiated in light of a more-than-likely expectation that a reporting unit or a significant portion of a reporting unit will be sold. The fair value was determined using offers provided by willing purchasers. Based on the preliminary results of the assessments, our Insurance operations concluded that the carrying value of these reporting units exceeded the fair value resulting in an impairment loss during both 2008 and 2009.

(c)	Net of accumulated impairment losses of $649 million for Insurance operations.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

15. Deposit Liabilities

Deposit liabilities consisted of the following.

	December 31,
	2010	2009
	($ in millions)
Domestic deposits
Noninterest-bearing deposits	$2,108	$1,755
NOW and money market checking accounts	8,081	7,213
Certificates of deposit	23,728	19,861
Dealer deposits	1,459	1,041

Total domestic deposit liabilities	35,376	29,870

Foreign deposits
Noninterest-bearing deposits	23	—
NOW and money market checking accounts	961	165
Certificates of deposit	2,390	1,555
Dealer deposits	298	166

Total foreign deposit liabilities	3,672	1,886

Total deposit liabilities	$39,048	$31,756

Noninterest-bearing deposits primarily represent third-party escrows associated with our mortgage loan-servicing portfolio. The escrow deposits are not subject to an executed agreement and can be withdrawn without penalty at any time. At December 31, 2010 and 2009, certificates of deposit included $7.0 billion and $4.8 billion, respectively, of domestic certificates of deposit in denominations of $100 thousand or more.

The following table presents the scheduled maturity of total certificates of deposit.

Year ended December 31,
($ in millions)
2011	$12,842
2012	6,832
2013	2,554
2014	1,160
2015	2,730

Total certificates of deposit	$26,118

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

16. Short-term Borrowings

The following table presents the composition of our short-term borrowings portfolio.

	December 31,
	2010			2009
	Unsecured	Secured	Total	Unsecured	Secured	Total
	($ in millions)
Demand notes	$2,033	$—	$2,033	$1,311	$—	$1,311
Bank loans and overdrafts	1,970	—	1,970	1,598	—	1,598
Federal Home Loan Bank	—	1,300	1,300	—	—	—
Federal Reserve bank advances	—	—	—	—	5,000	5,000
Other (a)	224	1,981	2,205	356	2,027	2,383

Total short-term borrowings	$4,227	$3,281	$7,508	$3,265	$7,027	$10,292

Weighted average interest rate (b)			3.5%			2.0%

(a)	Other primarily includes nonbank secured borrowings at our Mortgage and International Automotive Finance operations.

(b)	Based on the debt outstanding and the interest rate at December 31 of each year.

17. Long-term Debt

The following tables present the composition of our long-term debt portfolio.

December 31,	Amount	Interest rate	Weighted average interest rate (a)	Due date range
	($ in millions)
2010
Senior debt
Fixed rate (b)	$45,905
Variable rate	2,314

Total senior debt (c)	48,219	0.00–16.21%	6.56%	2011–2049
Subordinated debt
Fixed rate	4,227
Variable rate (d)	6,632

Total subordinated debt (e)	10,859	0.83–17.05%	4.76%	2011–2018
VIE secured debt
Fixed rate	10,706
Variable rate	13,760

Total VIE secured debt	24,466	0.30–8.30%	2.62%	2011–2016
Trust preferred securities
Fixed rate	2,621	8.00%	8.00%	2040
Fair value adjustment (f)	447

Total long-term debt (g)	$86,612

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

December 31,	Amount	Interest rate	Weighted average interest rate (a)	Due date range
	($ in millions)
2009
Senior debt
Fixed rate (b)	$45,357
Variable rate	4,133

Total senior debt (c)	49,490	0.00–15.31%	6.47%	2010–2049
Subordinated debt
Fixed rate	4,778
Variable rate (d)	6,387

Total subordinated debt (e)	11,165	1.36–17.05%	5.53%	2010–2018
VIE secured debt
Fixed rate	4,461
Variable rate	19,756

Total VIE secured debt	24,217	0.31–14.99%	2.85%	2010–2016
Trust preferred securities
Fixed rate	2,620
Fair value adjustment (f)	529	8.00%	8.00%	2040

Total long-term debt (g)	$88,021

(a)	Based on the debt outstanding and the interest rate at December 31 of each year.

(b)	Includes $7.4 billion at both December 31, 2010 and 2009, guaranteed by the Federal Deposit Insurance Corporation (FDIC) under the Temporary Liquidity Guarantee Program (TLGP).

(c)	Includes secured long-term debt of $4.0 billion and $6.7 billion at December 31, 2010 and 2009, respectively.

(d)	Includes $6.4 billion of debt outstanding from the Ally Bank, U.S. and Canadian automotive secured revolving credit facilities at December 31, 2010, and $6.1 billion outstanding from our syndicated U.S. and Canadian automotive secured revolving credit facility at December 31, 2009.

(e)	Includes secured long-term debt of $10.6 billion and $10.8 billion at December 31, 2010 and 2009, respectively.

(f)	Amount represents the hedge accounting adjustment of fixed-rate debt.

(g)	Includes fair value option-elected secured long-term debt of $972 million and $1.3 billion at December 31, 2010 and 2009, respectively. Refer to Note 27 for additional information.

	December 31,
	2010			2009
	Unsecured	Secured	Total	Unsecured	Secured	Total
	($ in millions)
Long-term debt
Due within one year	$8,555	$13,603	$22,158	$7,429	$18,898	$26,327
Due after one year	38,499	25,508	64,007	38,331	22,834	61,165
Fair value adjustment	447	—	447	529	—	529

Total long-term debt	$47,501	$39,111	$86,612	$46,289	$41,732	$88,021

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table presents the scheduled maturity of long-term debt, assuming no early redemptions will occur. The actual payment of secured debt may vary based on the payment activity of the related pledged assets.

	Year ended December 31,
	2011	2012	2013	2014	2015	2016 and thereafter	Fair value adjustment	Total
	($ in millions)
Unsecured
Long-term debt	$9,530	$12,637	$1,884	$1,974	$3,650	$20,548	$447	$50,670
Original issue discount	(975)	(350)	(263)	(191)	(57)	(1,333)	—	(3,169)

Total unsecured	8,555	12,287	1,621	1,783	3,593	19,215	447	47,501

Secured
Long-term debt	13,502	9,145	8,631	3,261	2,514	1,711	—	38,764
Troubled debt restructuring concession (a)	101	105	82	46	13	—	—	347

Total secured	13,603	9,250	8,713	3,307	2,527	1,711	—	39,111

Total long-term debt	$22,158	$21,537	$10,334	$5,090	$6,120	$20,926	$447	$86,612

(a)	In the second quarter of 2008, ResCap executed an exchange offer that resulted in a concession being recognized as an adjustment to the carrying value of certain new secured notes. This concession is being amortized over the life of the new notes through a reduction to interest expense using an effective yield methodology.

The following table presents the scheduled maturity of long-term debt held by ResCap, assuming no early redemptions will occur. The actual payment of secured debt may vary based on the payment activity of the related pledged assets.

	Year ended December 31,
	($ in millions)
	2011	2012	2013	2014	2015	2016 and thereafter	Fair value adjustment	Total
ResCap
Unsecured debt
Long-term debt	$209	$357	$529	$100	$114	$—	$33	$1,342
Original issue discount	—	—	—	—	—	—	—	—

Total unsecured	209	357	529	100	114	—	33	1,342

Secured debt
Long-term debt	508	—	707	707	707	1,234	—	3,863
Troubled debt restructuring concession	101	105	82	46	13	—	—	347

Total secured debt	609	105	789	753	720	1,234	—	4,210

ResCap — Total long-term debt	$818	$462	$1,318	$853	$834	$1,234	$33	$5,552

To achieve the desired balance between fixed- and variable-rate debt, we utilize interest rate swap agreements. The use of these derivative financial instruments had the effect of synthetically converting $24.0 billion of our fixed-rate debt into variable-rate obligations and $17.5 billion of our variable-rate debt into fixed-rate obligations at December 31, 2010. In addition, certain of our debt obligations are denominated in currencies other than the currency of the issuing country. Foreign-currency swap agreements are used to hedge exposure to changes in the exchange rates of obligations.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following summarizes assets restricted as collateral for the payment of the related debt obligation primarily arising from securitization transactions accounted for as secured borrowings and repurchase agreements.

	December 31,
	2010		2009
	Total	Ally Bank (a)	Total	Ally Bank (a)
	($ in millions)
Loans held-for-sale	$1,035	$—	$1,420	$—
Mortgage assets held-for-investment and lending receivables	12,451	11,137	11,356	9,410
Consumer automobile finance receivables	27,164	14,927	24,082	6,812
Commercial automobile finance receivables	19,741	15,034	21,447	5,095
Investment securities	2,227	2,190	2,676	2,613
Investment in operating leases, net	3,199	—	13,323	—
Mortgage servicing rights	2,801	1,746	2,474	1,015
Other assets	3,990	1,700	4,273	1,264

Total assets restricted as collateral (b)	$72,608	$46,734	$81,051	$26,209

Secured debt (c)	$42,392	$20,199	$48,759	$11,777

(a)	Ally Bank is a component of the total column.

(b)	Ally Bank has an advance agreement with the Federal Home Loan Bank of Pittsburgh (FHLB) and access to the Federal Reserve Bank Discount Window. Ally Bank had assets pledged and restricted as collateral to the FHLB and Federal Reserve Bank totaling $15.2 billion and $22.4 billion at December 31, 2010 and 2009, respectively. These assets were composed of consumer and commercial mortgage finance receivables and loans, net, consumer automobile finance receivables and loans, net, and investment securities. Under the agreement with the FHLB, Ally Bank also had assets pledged as collateral under a blanket lien totaling $5.3 billion and $1.9 billion at December 31, 2010 and 2009, respectively. These assets were primarily composed of mortgage servicing rights, consumer automobile finance receivables and loans, net, and other assets. Availability under these programs is generally only for the operations of Ally Bank and cannot be used to fund the operations or liabilities of Ally or its subsidiaries.

(c)	Includes $3,281 million and $7,027 million of short-term borrowings at December 31, 2010 and 2009, respectively.

Trust Preferred Securities

On December 30, 2009, we entered into a Securities Purchase and Exchange Agreement with the U.S. Department of Treasury (Treasury) and GMAC Capital Trust I, a Delaware statutory trust (the Trust), which is a finance subsidiary that is wholly owned by Ally. As part of the agreement, the Trust sold to Treasury 2,540,000 trust preferred securities (TRUPS) issued by the Trust with an aggregate liquidation preference of $2.5 billion. Additionally, we issued and sold to Treasury a ten-year warrant to purchase up to 127,000 additional TRUPS with an aggregate liquidation preference of $127 million, at an initial exercise price of $0.01 per security, which Treasury immediately exercised in full. The TRUPS have no stated maturity date but must be redeemed upon the redemption or maturity (February 15, 2040) of the Debentures. The TRUPS are generally nonvoting, other than voting on certain matters under certain circumstances, including generally, the adverse amendment of the amended and restated declaration of trust governing the TRUPS (the Declaration), and with respect to certain actions to be taken upon the occurrence of certain events of default on the TRUPS or, under certain

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

circumstances, on the Debentures. During any period in which TRUPS remain outstanding but in which distributions on the TRUPS have not been fully paid, Ally is not permitted to (i) declare or pay dividends on; make any distributions with respect thereto; or redeem, purchase, or otherwise acquire, any of Ally’s capital stock or (ii) make any payments of principal, interest, or premium on, or repay, repurchase, or redeem any debt securities that rank on a parity with or junior in interest to the Debentures with certain specified exceptions.

Covenants and Other Requirements

We are subject to a leverage ratio under a revolving syndicated credit facility secured by U.S. and Canadian automotive receivables. The leverage ratio covenant requires our reporting segments, excluding our Mortgage operations, to have a ratio of consolidated borrowed funds to consolidated net worth not to exceed 11.0:1. At December 31, 2010, the leverage ratio was 3.3:1.

In secured funding transactions, there are trigger events that could cause the debt to be prepaid at an accelerated rate or could cause our usage of the credit facility to be discontinued. The triggers are generally based on the financial health and performance of the servicer as well as performance criteria for the pool of receivables, such as delinquency ratios, loss ratios, commercial payment rates. There were no trigger events in 2010.

When we issue debt securities in private offerings we are generally subject to registration rights agreements. Under these agreements, we agree to use reasonable efforts to cause the consummation of a registered exchange offer or to file a shelf registration statement within a prescribed period. In the event that we fail to meet these obligations, we may be required to pay additional penalty interest with respect to the covered debt during the period in which we fail to meet our contractual obligations.

Funding Facilities

We utilize both committed and uncommitted credit facilities. The financial institutions providing the uncommitted facilities are not legally obligated to advance funds under them. The amounts outstanding under our various funding facilities are included on our Consolidated Balance Sheet.

The total capacity in our committed funding facilities is provided by banks through private transactions. The committed secured funding facilities can be revolving in nature and allow for additional funding during the commitment period, or they can be amortizing and do not allow for any further funding after the closing date. At December 31, 2010, $28.8 billion of our $32.2 billion of committed capacity was revolving. Generally, our revolving facilities have a tenor of 364 days and are renewed annually.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Committed Funding Facilities

	December 31,
	Outstanding		Unused capacity (a)		Total capacity
	2010	2009	2010	2009	2010	2009
	($ in billions)

Bank funding
Secured	$6.4	$—	$1.9	$—	$8.3	$—
Nonbank funding
Unsecured
Automotive Finance operations	0.8	0.7	—	0.1	0.8	0.8
Secured
Automotive Finance operations and other	8.3	23.0	9.1	9.0	17.4	32.0
Mortgage operations	1.0	1.7	0.6	0.4	1.6	2.1

Total nonbank funding	10.1	25.4	9.7	9.5	19.8	34.9

Shared capacity (b)	0.2	0.8	3.9	3.2	4.1	4.0

Total committed facilities	16.7	26.2	15.5	12.7	32.2	38.9

Whole-loan forward flow agreements (c)	—	—	—	9.4	—	9.4

Total	$16.7	$26.2	$15.5	$22.1	$32.2	$48.3

(a)	Funding from committed secured facilities is available on request in the event excess collateral resides in certain facilities or is available to the extent incremental collateral is available and contributed to the facilities.

(b)	Funding is generally available for assets originated by Ally Bank or the parent company, Ally Financial Inc.

(c)	Represents commitments of financial institutions to purchase U.S. automotive retail assets.

Uncommitted Funding Facilities

	December 31,
	Outstanding		Unused capacity		Total capacity
	2010	2009	2010	2009	2010	2009
	($ in billions)
Bank funding
Secured
Federal Reserve funding programs	$—	$5.0	$4.0	$2.8	$4.0	$7.8
FHLB advances	5.3	5.1	0.2	0.8	5.5	5.9

Total bank funding	5.3	10.1	4.2	3.6	9.5	13.7

Nonbank funding
Unsecured
Automotive Finance operations	1.4	0.8	0.6	0.1	2.0	0.9
Secured
Automotive Finance operations	0.1	0.3	—	0.1	0.1	0.4
Mortgage operations	—	—	0.1	0.2	0.1	0.2

Total nonbank funding	1.5	1.1	0.7	0.4	2.2	1.5

Total uncommitted facilities	$6.8	$11.2	$4.9	$4.0	$11.7	$15.2

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Private Debt Exchange and Cash Tender Offers

On November 20, 2008, we commenced separate private exchange and cash tender offers to purchase and/or exchange certain of our and our subsidiaries (the Ally Offers) and ResCap’s (the ResCap Offers) outstanding notes held by eligible holders for cash, newly issued notes of Ally, and in the case of the Ally Offers only, preferred stock of a wholly owned Ally subsidiary.

In the Ally Offers, we offered to purchase and/or exchange any and all of certain old Ally notes (the Ally Old Notes) held by eligible holders for, at the election of each eligible holder, either (a)(1) newly issued senior guaranteed notes of Ally on substantially the same terms as the applicable series of Ally Old Notes exchanged (the Guaranteed Notes), except for the Guaranteed Notes being guaranteed by certain subsidiaries of Ally, and (2) newly issued 9% perpetual senior preferred stock (which has been subsequently reduced to 7% pursuant to the terms of such securities) with a liquidation preference of $1,000 per share of a wholly owned nonconsolidated subsidiary of Ally (the New Preferred Stock) or (b) cash, in each case in the amounts per $1,000 principal amount of Ally Old Notes as specified in the related offering materials. To the extent that cash required to purchase all Ally Old Notes tendered pursuant to cash elections exceeded $2 billion, each eligible holder who made a cash election had the amount of Ally Old Notes it tendered for cash accepted on a pro rata basis across all series such that the aggregate amount of cash spent in the offers equaled $2 billion, and the balance of Ally Old Notes each such holder tendered that was not accepted for purchase for cash was exchanged into new securities as if such holder had made a new securities election in accordance with option (a) described above.

The Guaranteed Notes (the Note Guarantees) are guaranteed, on a joint and several basis, by GMAC Latin America Holdings LLC, GMAC International Holdings B.V., GMAC Continental LLC, IB Finance Holding Company LLC, and Ally US LLC (each a Note Guarantor), which are all wholly owned subsidiaries of Ally. The Note Guarantees are senior obligations of each Note Guarantor and rank equally with all existing and future senior debt of each Note Guarantor. The Note Guarantees rank senior to all subordinated debt of each Note Guarantor.

In the ResCap Offers, Ally offered to purchase and/or exchange any and all of certain ResCap notes (the ResCap Old Notes) held by eligible holders for, at the election of each eligible holder, either (a)(1) in the case of 8.50% notes of ResCap maturing on May 15, 2010, newly issued 7.50% senior notes of Ally due 2013 (the New Senior Notes) or (2) in the case of all other series of ResCap Old Notes, a combination of New Senior Notes and newly issued 8.00% subordinated notes of Ally due 2018 (the Subordinated Notes), or (b) cash, in all cases in the amount of $1,000 principal amount of ResCap Old Notes as specified in the related offering materials. To the extent that cash required to purchase all ResCap Old Notes tendered pursuant to cash elections exceeded $500 million, each eligible holder who made a cash election had the amount of ResCap Old Notes it tendered for cash accepted on a pro rata basis across all series such that the aggregate amount of cash spent in the offers equaled $500 million, and the balance of ResCap Old notes each such holder tendered that was not accepted for purchase for cash was exchanged into new securities as if such holder had made a new securities election in accordance with option (a) described above.

The Ally Offers and ResCap offers (collectively, the Offers) settled on December 31, 2008. Approximately $17.5 billion in the aggregate principal amount (or 59%) of the outstanding Ally Old Notes were validly tendered and accepted in the Ally Offers, and approximately $3.7 billion in aggregate principal amount (or 39%) of the outstanding ResCap Old Notes were validly tendered and accepted in the ResCap Offers.

The Ally Offers and the ResCap Offers were accounted for as a debt modification and resulted in a pretax gain on extinguishment of debt of $11.5 billion. The gain on extinguishment consisted of a $3.8 billion principal discount, a $5.4 billion discount representing the difference between the face value and the estimated fair value

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

of the new Ally and ResCap notes, and a $2.3 billion discount representing the difference between the face value and estimated fair value of new preferred stock. The discount of the new Ally and ResCap notes will be amortized as interest expense over the terms of the new notes using the effective interest method. Refer to Note 1 for additional information related to the accounting policy.

18. Reserves for Insurance Losses and Loss Adjustment Expenses

The following table provides a reconciliation of the activity in the reserves for insurance losses and loss adjustment expenses.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Balance at beginning of year	$1,215	$2,895	$3,089
Reinsurance recoverables	(670)	(1,660)	(893)

Net balance at beginning of year	545	1,235	2,196
Net reserves reclassified from liabilities of discontinued operations held-for-sale (a)	784	—	—
Net reserves ceded — retroactive reinsurance (b)	(85)	—	(703)
Net reserves sold (c)	(452)	(82)	—
Incurred from continuing operations related to
Current year	932	1,021	1,437
Prior years (d)	(56)	19	(41)

Total incurred from continuing operations	876	1,040	1,396
Incurred from discontinued operations related to
Current year	301	1,007	1,142
Prior years (e)	1	(4)	(16)

Total incurred from discontinued operations	302	1,003	1,126
Paid related to
Current year	(1,015)	(1,353)	(1,692)
Prior years	(316)	(583)	(931)

Total paid	(1,331)	(1,936)	(2,623)
Net reserves reclassified to liabilities of discontinued operations held-for-sale (f)	(269)	(784)	—
Effects of exchange-rate changes	5	69	(157)

Net balance at end of year	375	545	1,235
Reinsurance recoverables	487	670	1,660

Balance at end of year	$862	$1,215	$2,895

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	Represents the fair value of reserves of discontinued operations held-for-sale at the beginning of the year.

(b)	On November 30, 2010, we entered into a loss portfolio transfer that ceded our losses and loss adjustment expenses related to business underwritten by our international reinsurance agency, which was sold on the same date. On November 3, 2008, we entered into a loss portfolio transfer that ceded our losses and loss adjustment expenses related to business underwritten by our U.S. reinsurance agency, which was sold on the same date. The loss portfolio transfers were accounted for as retroactive reinsurance. Retroactive reinsurance balances result from reinsurance placed to cover losses on insured events occurring prior to the inception of a reinsurance contract.

(c)	During 2010 and 2009, we completed the sale of our U.S. personal automotive insurance business.

(d)	Incurred losses and loss adjustment expenses from continuing operations were adjusted as a result of changes in prior years’ reserve estimates for certain assumed reinsurance coverages, international private passenger automobile coverages, or dealer-related products.

(e)	Incurred losses and loss adjustment expenses from discontinued operations were adjusted as a result of changes in prior year reserve estimates for certain private passenger automobile coverages.

(f)	Reclassification is net of reinsurance recoveries.

19. Accrued Expenses and Other Liabilities

The components of accrued expenses and other liabilities were as follows.

	December 31,
	2010	2009
	($ in millions)
Fair value of derivative contracts in payable position	$3,860	$1,895
Loan repurchase liabilities	2,500	1,953
Accounts payable	1,267	1,275
Collateral received from counterparties	916	432
Reserve for mortgage representation and warranty obligation	830	1,263
Current and deferred income taxes, net	647	1,058
Employee compensation and benefits	591	403
GM payable, net	202	179
Securitization trustee payable	179	528
Reinsurance payable	91	208
Deferred revenue	85	91
Other liabilities	958	1,171

Total accrued expenses and other liabilities	$12,126	$10,456

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

20. Equity and Earnings per Common Share

Common Stock

Our common stock has a par value of $0.01 and there are 2,021,384 shares authorized for issuance. Our common stock is not registered with the Securities and Exchange Commission, and there is no established trading market for the shares. Treasury holds 73.78% of Ally common stock. The following table presents changes in the number of shares issued and outstanding.

	2010	2009	2008
	(in shares)
Members’ interest / common stock (a)
January 1,	799,120	269,960	107,984
New issuances:
Conversion of Series F-2 Preferred Stock (b)	531,850	—	—
Common equity investments (c)	—	269,960	—
Conversion of Series F Preferred Stock (d)	—	259,200	—
Contributions of loan participations (e)	—	—	161,976

December 31,	1,330,970	799,120	269,960

(a)	On June 30, 2009, our members’ interests became common stock due to our conversion from a limited liability company to a corporation. As a result, each unit of each class of common and preferred membership interests issued and outstanding was converted into shares of capital stock with substantially the same rights and preferences as such membership interests. Refer to Note 24 for additional information regarding the tax impact of the conversion.

(b)	On December 30, 2010, 110,000,000 shares of Series F-2 Preferred Stock owned by Treasury were converted into 531,850 shares of Ally common stock.

(c)	On January 16, 2009, we completed a rights offering for $1.3 billion of common equity from existing Ally common shareholders.

(d)	On December 30, 2009, 60,000,000 shares of Series F Preferred Stock, all of which were owned by Treasury, were converted into 259,200 shares of Ally common stock.

(e)	On December 29, 2008, GM and an affiliate of Cerberus Capital Management contributed to Ally $750 million of subordinated participations in a $3.5 billion senior secured credit facility between Ally and ResCap in exchange for additional common membership interests in Ally.

Mandatorily Convertible Preferred Stock held by Treasury

Series F-2 Preferred Stock

On December 30, 2009, Ally entered into a Securities Purchase and Exchange Agreement (the Purchase Agreement) with Treasury, pursuant to which a series of transactions occurred resulting in Treasury acquiring 228,750,000 shares of Ally’s newly issued Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (the New MCP), with a total liquidation preference of $11,437,500,000. On December 30, 2010, Treasury converted 110,000,000 shares of the New MCP into 531,850 shares of Ally common stock. The conversion occurred at an agreed upon rate that exceeded the initial conversion rate as defined in Exhibit H to the Ally Certificate of Incorporation. The fair value of the additional shares was approximately $586 million and

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

represented an inducement. The fair value of the additional common shares issued to Treasury was determined using a combination of valuation techniques consistent with the market approach (Level 3 fair value inputs). The market approach we used to estimate the fair value of our common stock incorporated a combination of the tangible equity and earnings multiples from comparable publicly traded companies deemed similar to Ally (and its operating segments) and by observing comparable transactions in the marketplace. We also considered the implied valuation of our common stock based on the December 30, 2010, conversion with Treasury.

In connection with the conversion, the New MCP Certificate of Designation was amended to require us to deliver additional shares to the New MCP holders upon occurrence of certain specified events. The fair value associated with this provision was $30 million and was reflected in the New MCP balance at December 31, 2010. The fair value of the provision was determined utilizing an option pricing model using inputs and assumptions that management believes a willing market participant would use in estimating fair value (a Level 3 fair value input).

As a result, Treasury now holds 118,750,000 shares of the New MCP, with a total liquidation preference of $5,937,500,000. Dividends of the New MCP accrue at 9% per annum. Dividends are payable quarterly, in arrears, only if and when declared by Ally’s Board of Directors. The New MCP generally is nonvoting, other than class-voting on certain matters under certain circumstances, including generally, the authorization of senior capital stock, the adverse amendment of the New MCP, and any exchange or reclassification involving the New MCP or merger or consolidation of Ally. Upon conversion of the New MCP into Ally common stock, the holder would have the voting rights associated with the common stock.

The shares of the New MCP are convertible into common stock at the applicable conversion rate (as provided in the Certificate of Designation) either: (i) at Ally’s option, at any time or from time to time, with the prior approval of the Federal Reserve provided that Ally is not permitted to convert any shares of the New MCP held by Treasury except (a) with the prior written consent of Treasury (which consent may be granted in the sole discretion of Treasury with respect to each conversion considering such factors as it deems appropriate at such time, which may include seeking to condition the terms on which it may provide such consent, which may include seeking an alteration of the conversion rate) or (b) pursuant to an order of the Federal Reserve compelling such a conversion; or (ii) at the option of the holder, upon the occurrence of certain specified transactions. All shares of the New MCP that remain outstanding on December 30, 2016, will automatically convert into common stock at a conversion rate of 0.00432 common shares per share of the New MCP. Under any conversion of the New MCP, settlement will always occur by issuance of our common stock.

Subject to the approval of the Federal Reserve and the restrictions imposed by the terms of our other preferred stock, we may opt to redeem, in whole or in part, from time to time, the New MCP then outstanding at any time. On or before December 30, 2011, the New MCP may be redeemed at the liquidation preference, plus any accrued and unpaid dividends. After December 30, 2011, the New MCP may be redeemed at the greater of the liquidation preference, plus any accrued and unpaid dividends or the as-converted value, as defined in the Certificate of Designation.

Subject to certain exceptions, for so long as any shares of the New MCP are outstanding and owned by Treasury, Ally is generally prohibited from paying certain dividends or distributions on, or redeeming, repurchasing, or acquiring its capital stock or other equity securities without the consent of Treasury. Additionally, Ally is generally prohibited from making any dividends or distributions on, or redeeming, repurchasing, or acquiring its capital stock or other equity securities unless all accrued and unpaid dividends for all past dividend periods on the New MCP are fully paid.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes information about the New MCP.

	December 31,
	2010	2009
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$50	$50
Number of shares authorized	228,750,000	228,750,000
Number of shares issued and outstanding (a)	118,750,000	228,750,000

(a)	On December 30, 2010, 110,000,000 shares were converted into 531,850 shares of Ally common stock.

Preferred Stock

The following table summarizes information about our Series G and Series A preferred stock.

	December 31,
	2010	2009
Series G
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$1,000	$1,000
Number of shares authorized	2,576,601	2,576,601
Number of shares issued and outstanding	2,576,601	2,576,601
Series A
Par value (per share)	$0.01	$0.01
Liquidation preference (per share)	$1,000	$1,000
Number of shares authorized	4,021,764	4,021,764
Number of shares issued and outstanding	1,021,764	1,021,764

Series G Preferred Stock

Effective June 30, 2009, and as previously disclosed, we converted (the Conversion) from a Delaware limited liability company into a Delaware corporation in accordance with applicable law. In connection with the Conversion, the 7% Cumulative Perpetual Preferred Stock (the Blocker Preferred) of Preferred Blocker Inc. (PBI), a wholly owned subsidiary, was required to be converted into or exchanged for preferred stock. For this purpose, we had previously authorized for issuance its 7% Fixed Rate Cumulative Perpetual Preferred Stock, Series G (the Series G Preferred Stock). Pursuant to the terms of a Certificate of Merger, effective October 15, 2009, PBI merged with and into Ally with Ally continuing as the surviving entity. At that time, each share of the Blocker Preferred issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive an equal number of newly issued shares of Series G Preferred Stock. In the aggregate, 2,576,601 shares of Series G Preferred Stock were issued to holders of the Blocker Preferred in connection with the merger. The Series G Preferred Stock ranks equally in right of payment with each of our outstanding series of preferred stock in accordance with the terms thereof.

The Series G Preferred Stock accrues dividends at a rate of 7% per annum. Dividends are payable quarterly, in arrears, only if and when declared by Ally’s Board of Directors. The Series G Preferred Stock may not be redeemed prior to December 31, 2011. Subject to any other restrictions contained in the terms of any other series of stock or other agreements that Ally is or may become subject to, on or after December 31, 2011, at Ally’s option and subject to Ally having obtained any required regulatory approvals, Ally may, subject to certain conditions, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, upon proper notice given, at a redemption price equal to the liquidation amount plus the amount of any accrued and

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

unpaid dividends thereon through the date of redemption. The Series G Preferred Stock generally is nonvoting other than class-voting on certain matters under certain circumstances including generally, the authorization of senior capital stock or amendments that adversely impact the Series G Preferred Stock. Ally is generally prohibited from making any Restricted Payments on or prior to January 1, 2014, and may only make Restricted Payments after January 1, 2014, if certain conditions are satisfied. For this purpose, Restricted Payments include, subject to certain exceptions, any dividend payment or distribution of assets on any common stock or any redemption, purchase, or other acquisition of any shares of common stock.

Series A Preferred Stock

A subsidiary of GM currently holds 1,021,764 shares of Ally Fixed Rate Perpetual Preferred Stock, Series A (the Series A Preferred Stock). We are required to make distributions at a rate of 10% per annum for each fiscal quarter with respect to the Series A Preferred Stock if certain conditions are met. The Ally Board of Directors is permitted to reduce any distribution to the extent required to avoid a reduction of the equity capital of Ally below a minimum amount of equity capital as specified in our Certificate of Incorporation. In addition, with the consent of GM, the Ally Board of Directors may suspend the payment of distributions with respect to any one or more fiscal quarters. Distributions not made do not accumulate. Ally’s other series of outstanding preferred stock, outstanding debt, and certain agreements between Ally and Treasury, limit Ally’s ability to repurchase or redeem the Series A Preferred Stock. The terms of such other stock and agreements will, under a variety of circumstances, prohibit Ally from repurchasing or redeeming any shares of the Series A Preferred Stock or will require that Ally redeem such other series of preferred stock on a pro rata basis with any shares of the Series A Preferred Stock that it redeems. Subject to an applicable replacement capital covenant and any other restrictions contained in the terms of any other series of stock, Ally may redeem all or any portion of the outstanding shares of Series A Preferred Stock. Any such redemption shall be at a price equal to (i) at any time prior to November 30, 2011, the sum of the liquidation amount, multiplied by 1.03, plus any accrued but unpaid dividends, or (ii) at any time from and after November 30, 2011, the sum of the liquidation amount and any accrued but unpaid dividends. The Series A Preferred Stock generally is nonvoting other than class voting on certain matters under certain circumstances including generally, the authorization of senior capital stock or amendments that adversely impact the Series A Preferred Stock.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Earnings per Common Share

The following table presents the calculation of basic and diluted earnings per common share.

	Year ended December 31,
	2010	2009	2008
	($ in millions, except per share data)
Net income (loss) from continuing operations	$1,026	$(7,033)	$4,873
Less: Preferred stock dividends — U.S. Department of Treasury	963	855	—
Less: Preferred stock dividends	282	370	—
Less: Impact of the conversion of preferred stock and related amendment	616	—	—

Net (loss) income from continuing operations attributable to common shareholders (a)	(835)	(8,258)	4,873

Income (loss) from discontinued operations, net of tax	49	(3,265)	(3,005)

Net (loss) income attributable to common shareholders	$(786)	$(11,523)	$1,868

Basic and diluted weighted-average common shares outstanding	800,597	529,392	108,884

	(per share data in whole dollars)
Basic and diluted earnings per common share (a)(b)
Net (loss) income from continuing operations	$(1,042)	$(15,596)	$44,747
Income (loss) from discontinued operations, net of tax	61	(6,169)	(27,595)

Net (loss) income	$(981)	$(21,765)	$17,152

(a)	Due to the net loss attributable to common shareholders in 2010 and 2009, loss attributable to common shareholders for basic earnings per common share was used to calculate diluted earnings per common share. Adding back the effect of dilutive securities would result in anti-dilution.

(b)	Due to the net loss attributable to common shareholders in 2010 and 2009, basic weighted-average common shares were used to calculate diluted earnings per common share. Adding dilutive securities to the denominator would result in anti-dilution.

The effects of converting the outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock into common shares are not included in the diluted earnings per share calculation for 2010 and 2009 as the effects would be anti-dilutive for those periods. As such, 987,050 and 416,655 of potential common stock equivalents were excluded for the years ended December 31, 2010 and 2009, respectively, from the diluted earnings per share calculation. There were no potential common stock equivalents for the year ended December 31, 2008.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

21. Accumulated Other Comprehensive Income (Loss)

The following table presents changes, net of tax, in each component of accumulated in other comprehensive income (loss).

	Unrealized gains (losses) on investment securities(a)	Translation adjustments and net investment hedges	Cash flow hedges	Defined benefit pension plans	Accumulated other comprehensive income (loss)
	($ in millions)
Balance at January 1, 2008	$92	$852	$(9)	$17	$952
Net unrealized losses arising during the period	(255)	(1,020)	(24)	(138)	(1,437)
Less: Net realized losses reclassified to net income	(91)	—	(5)	—	(96)

2008 net change	(164)	(1,020)	(19)	(138)	(1,341)

Balance at December 31, 2008	(72)	(168)	(28)	(121)	(389)
Net unrealized gains arising during the period	115	601	—	24	740
Less: Net realized losses reclassified to net income	(108)	—	(1)	—	(109)
2009 net change	223	601	1	24	849

Balance at December 31, 2009	151	433	(27)	(97)	460
Net unrealized gains (losses) arising during the period	320	(18)	33	(40)	295
Less: Net realized gains (losses) reclassified to net income	497	(1)	—	—	496
2010 net change	(177)	(17)	33	(40)	(201)

Balance at December 31, 2010	$(26)	$416	$6	$(137)	$259

(a)	Represents the after-tax difference between the fair value and amortized cost of our available-for-sale securities portfolio.

22. Regulatory Capital and Other Regulatory Matters

As a bank holding company, we and our wholly owned banking subsidiary, Ally Bank, are subject to risk based capital and leverage guidelines issued by federal and state banking regulators that require that our capital-to-assets ratios meet certain minimum standards. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary action by regulators that, if undertaken, could have a direct material effect on our consolidated financial statements or the results of operations and financial condition of Ally Bank. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets and certain off-balance sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The risk-based capital ratios are determined by allocating assets and specified off-balance sheet financial instruments into several broad risk categories with higher levels of capital being required for the categories, which presents greater risk. Under the guidelines, total capital is divided into two tiers: Tier 1 capital and Tier 2 capital. Tier 1 capital generally consists of common equity, minority interests, and qualifying preferred stock (including fixed-rate cumulative preferred stock issued and sold to Treasury) less goodwill and other

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

adjustments. Tier 2 capital generally consists of preferred stock not qualifying as Tier 1 capital, limited amounts of subordinated debt and the allowance for loan losses, and other adjustments. The amount of Tier 2 capital may not exceed the amount of Tier 1 capital.

Total risk-based capital is the sum of Tier 1 and Tier 2 capital. Under the guidelines, banking organizations are required to maintain a minimum Total risk-based capital ratio (total capital to risk-weighted assets) of 8% and a Tier 1 risk-based capital ratio of 4%.

The federal banking regulators also have established minimum leverage ratio guidelines. The leverage ratio is defined as Tier 1 capital divided by adjusted average total assets (which reflect adjustments for disallowed goodwill and certain intangible assets). The minimum Tier 1 leverage ratio is 3% or 4% depending on factors specified in the regulations.

A banking institution meets the regulatory definition of “well-capitalized” when its Total risk-based capital ratio equals or exceeds 10% and its Tier 1 risk-based capital ratio equals or exceeds 6% unless subject to a regulatory directive to maintain higher capital levels and for insured depository institutions, a leverage ratio that equals or exceeds 5%.

In conjunction with the Supervisory Capital Assessment Program (S-CAP), the banking regulators have developed a new measure of capital called “Tier 1 common” defined as Tier 1 capital less noncommon elements including qualified perpetual preferred stock, qualifying minority interest in subsidiaries, and qualifying trust preferred securities.

On October 29, 2010, Ally, IB Finance Holding Company, LLC, Ally Bank, and the FDIC entered into a Capital and Liquidity Maintenance Agreement (CLMA) that supersedes an original agreement dated July 21, 2008. The CLMA requires capital at Ally Bank to be maintained at a level such that Ally Bank’s leverage ratio is at least 15%, which is consistent with capital requirements currently applicable to Ally Bank and thus does not impose any additional capital requirements. For this purpose, the leverage ratio is determined in accordance with the FDIC’s regulations related to capital maintenance.

Additionally, on May 21, 2009, the Federal Reserve Board (FRB) granted Ally Bank an expanded exemption from Section 23A of the Federal Reserve Act and the FRB’s Regulation W. The exemption enables Ally Bank to make certain extensions of credit to consumers for the purchase of GM vehicles or vehicles floorplanned by Ally and to provide floorplan financing for the purchase of GM vehicles, subject to certain limitations. The exemption requires Ally to maintain a Total risk-based capital ratio of 15% and Ally Bank to maintain a Tier 1 leverage ratio of 15%.

On January 28, 2010, the federal banking agencies published a final rule amending the risk based capital guidelines associated with the implementation of ASU 2009-17. The rule permits banking organizations to phase in the effects of the consolidation on risk-weighted assets and also makes provisions associated with the impact of allowance for loan and lease losses effects on Tier 2 capital during 2010. Ally elected to utilize this optional phase-in approach. After full implementation of the phase-in on January 1, 2011, we will continue to be in compliance with all required minimum ratios. Refer to Note 1 for additional information related to the adoption of ASU 2009-17.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes our capital ratios.

	December 31,
	2010		2009		Required minimum	Well-capitalized minimum
	Amount	Ratio	Amount	Ratio
	($ in millions)
Risk-based capital
Tier 1 (to risk-weighted assets)
Ally Financial Inc.	$22,189	15.00%	$22,398	14.15%	4.00%	6.00%
Ally Bank	10,738	19.23%	7,768	20.85%	4.00%	6.00%
Total (to risk-weighted assets)
Ally Financial Inc.	$24,213	16.36%	$24,623	15.55%	15.00% (a)	10.00%
Ally Bank	11,438	20.48%	8,237	22.10%	8.00%	10.00%
Tier 1 leverage (to adjusted average assets) (b)
Ally Financial Inc.	$22,189	13.05%	$22,398	12.70%	3.00–4.00%	(c)
Ally Bank	10,738	15.81%	7,768	15.42%	15.00% (d)	5.00%
Tier 1 common (to risk-weighted assets)
Ally Financial Inc.	$12,677	8.57%	$7,678	4.85%	n/a	n/a
Ally Bank	n/a	n/a	n/a	n/a	n/a	n/a

n/a = not applicable

(a)	Ally, in accordance with the FRB exemption from Section 23A, is required to maintain a Total risk-based capital ratio of 15%.

(b)	Federal regulatory reporting guidelines require the calculation of adjusted average assets using a daily average methodology. We currently calculate using a combination of monthly and daily average methodologies. We are in the process of modifying information systems to address the daily average requirement.

(c)	There is no Tier 1 leverage component in the definition of a well-capitalized bank holding company.

(d)	Ally Bank, in accordance with the FRB exemption from Section 23A, is required to maintain a Tier 1 leverage ratio of at least 15%.

At December 31, 2010, Ally and Ally Bank were “well-capitalized” and met all capital requirements to which we were subject.

Basel Capital Accord

The minimum risk-based capital requirements adopted by the federal banking agencies follow the Capital Accord of the Bank for International Settlements’ Basel Committee on Banking Supervision (Basel Committee). The Capital Accord was published in 1988 and generally applies to depository institutions and their holding companies in the United States. In 2004, the Basel Committee published a revision to the Capital Accord (Basel II). The goal of the Basel II capital rules is to provide more risk-sensitive regulatory capital calculations and promote enhanced risk management practices among large, internationally active banking organizations. U.S. banking regulators published final Basel II rules in December 2007. Ally is required to comply with the Basel II rules, as implemented by the U.S. banking regulators. Prior to full implementation of the Basel II rules, Ally is required to complete a qualification period of four consecutive quarters during which it needs to demonstrate that it meets the requirements of the rules to the satisfaction of its primary U.S. banking regulator. The U.S. implementation timetable consists of the qualification period followed by a minimum transition period of three

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

years. During the transition period, Basel II risk-based capital requirements cannot fall below certain floors based on pre-existing capital regulations (Basel I). Ally is currently in the qualification period and expects to be in compliance with all relevant Basel II rules within the established timelines.

In addition to Basel II, the Basel Committee recently adopted new capital, leverage and liquidity guidelines under the Basel Accord (Basel III), which, when implemented in the United States, may have the effect of raising capital requirements beyond those required by current law and the Dodd-Frank Act. Basel III increases the minimum Tier 1 common equity ratio to 4.5%, net of regulatory deductions, and introduces a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets, raising the target minimum common equity ratio to 7.0%. Basel III increases the minimum Tier 1 capital ratio to 8.5% inclusive of the capital conservation buffer, increases the minimum total capital ratio to 10.5% inclusive of the capital buffer, and introduces a countercyclical capital buffer of up to 2.5% of common equity or other fully loss absorbing capital for periods of excess credit growth. Basel III also introduces a nonrisk adjusted Tier 1 leverage ratio of 3%, based on a measure of the total exposure rather than total assets, and new liquidity standards. The Basel III capital, leverage and liquidity standards will be phased in over a multiyear period. The Basel III rules, when implemented, will also impose a 15% cap on the amount of Tier 1 capital that can be met, in the aggregate, through significant investments in the common shares of unconsolidated financial subsidiaries. MSRs and deferred tax assets through timing differences. In addition, under Basel III rules, after a ten-year phase out period beginning on January 1, 2013, trust preferred and other “hybrid” securities will no longer qualify as Tier 1 capital.

International Banks, Finance Companies, and Other Foreign Operations

Certain of our foreign subsidiaries operate in local markets as either banks or regulated finance companies and are subject to regulatory restrictions. These regulatory restrictions, among other things, require that our subsidiaries meet certain minimum capital requirements and may restrict dividend distributions and ownership of certain assets. Total assets of our regulated international banks and finance companies were approximately $14.5 billion and $13.6 billion at December 31, 2010 and 2009, respectively. In addition, the Bank Holding Company Act imposes restrictions on Ally’s ability to invest equity abroad without FRB approval. Many of our other operations are also heavily regulated in many jurisdictions outside the United States.

Depository Institutions

On December 24, 2008, Ally Bank received approval from the Utah Department of Financial Institutions (UDFI) to convert from an industrial bank to a commercial nonmember state-chartered bank. Ally Bank’s deposits are insured by the FDIC, and Ally Bank is required to file periodic reports with the FDIC concerning its financial condition. Total assets of Ally Bank were $70.3 billion and $55.3 billion at December 31, 2010 and 2009, respectively.

Ally Bank is subject to Utah law (and, in certain instances, federal law) which places restrictions and limitations on the amount of dividends or other distributions. Ally did not receive any dividends from Ally Bank in 2010 or 2009.

The Federal Reserve Bank requires banks to maintain minimum average reserve balances. The amount of the required reserve balance for Ally Bank was $2.4 million and $34.3 million at December 31, 2010 and 2009, respectively.

U.S. Mortgage Business

Our U.S. mortgage business is subject to extensive federal, state, and local laws, rules, and regulations, in addition to judicial and administrative decisions that impose requirements and restrictions on this business. As a

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Federal Housing Administration lender, certain of our U.S. mortgage subsidiaries are required to submit audited financial statements to the Department of Housing and Urban Development on an annual basis. It is also subject to examination by the Federal Housing Commissioner to assure compliance with Federal Housing Administration regulations, policies, and procedures. The federal, state, and local laws, rules, and regulations to which our U.S. mortgage business is subject, among other things, impose licensing obligations and financial requirements; limit the interest rates, finance charges, and other fees that can be charged; regulate the use of credit reports and the reporting of credit information; impose underwriting requirements; regulate marketing techniques and practices; require the safeguarding of nonpublic information about customers; and regulate servicing practices, including the assessment, collection, foreclosure, claims handling, and investment and interest payments on escrow accounts.

Certain of our mortgage subsidiaries are required to maintain regulatory net worth requirements. Failure to meet minimum capital requirements can initiate certain mandatory actions by federal, state, and foreign agencies that could have a material effect on our results of operations and financial condition. These entities were in compliance with these requirements at December 31, 2010.

Insurance Companies

Our Insurance operations are subject to certain minimum aggregate capital requirements, net asset and dividend restrictions under applicable state and foreign insurance law, and the rules and regulations promulgated by various U.S. and foreign regulatory agencies. Under various state and foreign insurance regulations, dividend distributions may be made only from statutory unassigned surplus, with approvals required from the regulatory authorities for dividends in excess of certain statutory limitations. At December 31, 2010, the maximum dividend that could be paid by the insurance subsidiaries over the next twelve months without prior statutory approval was $190 million.

23. Derivative Instruments and Hedging Activities

We enter into interest rate and foreign-currency swaps, futures, forwards, options, and swaptions in connection with our market risk management activities. Derivative instruments are used to manage interest rate risk relating to specific groups of assets and liabilities, including investment securities, MSRs, debt, and deposits. In addition, we use foreign exchange contracts to mitigate foreign-currency risk associated with foreign-currency-denominated debt, foreign exchange transactions, and our net investment in foreign subsidiaries. Our primary objective for utilizing derivative financial instruments is to manage market risk volatility associated with interest rate and foreign-currency risks related to the assets and liabilities.

Interest Rate Risk

We execute interest rate swaps to modify our exposure to interest rate risk by converting certain fixed-rate instruments to a variable rate. We apply hedge accounting for certain derivative instruments used to hedge fixed-rate debt. We monitor our mix of fixed- and variable-rate debt in relation to the rate profile of our assets. When it is cost effective to do so, we may enter into interest rate swaps to achieve our desired mix of fixed- and variable-rate debt. Our qualifying accounting hedges consist of hedges of fixed-rate debt obligations in which receive fixed swaps are designated as hedges of specific fixed-rate debt obligations.

We enter into economic hedges to mitigate exposure for the following categories.

•

MSRs and retained interests — Our MSRs and retained interest portfolios are generally subject to loss in value when mortgage rates decline. Declining mortgage rates generally result in an increase in refinancing activity that increases prepayments and results in a decline in the value of MSRs and retained

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

interests. To mitigate the impact of this risk, we maintain a portfolio of financial instruments, primarily derivatives that increase in value when interest rates decline. The primary objective is to minimize the overall risk of loss in the value of MSRs due to the change in fair value caused by interest rate changes and their interrelated impact to prepayments.

We use a multitude of derivative instruments to manage the interest rate risk related to MSRs and retained interests. They include, but are not limited to, interest rate futures contracts, call or put options on U.S. Treasuries, swaptions, mortgage-backed securities (MBS) futures, U.S. Treasury futures, interest rate swaps, interest rate floors, and interest rate caps. We monitor and actively manage our risk on a daily basis, and therefore trading volume can be large.

•

Mortgage loan commitments and mortgage and automobile loans held-for-sale — We are exposed to interest rate risk from the time an interest rate lock commitment (IRLC) is made until the time the mortgage loan is sold. Changes in interest rates impact the market price for our loans; as market interest rates decline, the value of existing IRLCs and loans held-for-sale go up and vice versa. Our primary objective in risk management activities related to IRLCs and mortgage loans held-for-sale is to eliminate or greatly reduce any interest rate risk associated with these items.

The primary derivative instrument we use to accomplish the risk management objective for mortgage loans and IRLCs is forward sales of mortgage-backed securities, primarily Fannie Mae or Freddie Mac to-be-announced securities. These instruments typically are entered into at the time the IRLC is made. The value of the forward sales contracts moves in the opposite direction of the value of our IRLCs and mortgage loans held-for-sale. We also use other derivatives, such as interest rate swaps, options, and futures, to economically hedge certain portions of the mortgage portfolio. Nonderivative instruments may also be periodically used to economically hedge the mortgage portfolio, such as short positions on U.S. Treasuries. We monitor and actively manage our risk on a daily basis. We do not apply hedge accounting to this derivative portfolio.

Our automotive whole-loan forward flow agreements, which represented the commitment of financial institutions to purchase U.S. automotive retail assets, expired during 2010. We completed the final transaction under these arrangements in October 2010.

•

Debt — As part of our previous on-balance sheet securitizations and/or secured aggregation facilities, certain interest rate swaps or interest rate caps were included within consolidated variable interest entities; these swaps or caps were generally required to meet certain rating agency requirements or were required by the facility lender or provider. The interest rate swaps and/or caps are generally entered into when the debt is issued; accordingly, current trading activity on this particular derivative portfolio is minimal. Additionally, effective January 1, 2010, the derivatives that were hedging certain of our off-balance sheet securitization activities are now hedging these securitizations as on-balance sheet securitization activities. We consolidated the off-balance sheet securitizations on January 1, 2010, due to accounting principle changes associated with ASU 2009-17. Refer to Note 1 and Note 11 for additional information related to the recent adoption and subsequent reassessments.

With the exception of a portion of our fixed-rate debt, we do not apply hedge accounting to our derivative portfolio held to economically hedge our debt portfolio. Typically, the significant terms of the interest rate swaps match the significant terms of the underlying debt resulting in an effective conversion of the rate of the related debt.

•

Other — We enter into futures, options, and swaptions to economically hedge our net fixed versus variable interest rate exposure. We also enter into equity options to economically hedge our exposure to the equity markets.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Foreign Currency Risk

We enter into derivative financial instrument contracts to hedge exposure to variability in cash flows related to foreign-currency financial instruments. Currency swaps and forwards are used to hedge foreign exchange exposure on foreign-currency-denominated debt by converting the funding currency to the same currency of the assets being financed. Similar to our interest rate hedges, the swaps are generally entered into or traded concurrent with the debt issuance with the terms of the swap matching the terms of the underlying debt.

Our foreign subsidiaries maintain both assets and liabilities in local currencies; these local currencies are generally the subsidiaries’ functional currencies for accounting purposes. Foreign-currency exchange-rate gains and losses arise when the assets or liabilities of our subsidiaries are denominated in currencies that differ from its functional currency. In addition, our equity is impacted by the cumulative translation adjustments resulting from the translation of foreign subsidiary results; this impact is reflected in our other comprehensive income (loss). We enter into foreign-currency forwards and option-based contracts with external counterparties to hedge foreign exchange exposure on our net investments in foreign subsidiaries. Our net investment hedges are recorded at fair value with changes recorded to other comprehensive income (loss) with the exception of the spot to forward difference that is recorded in current period earnings. The net derivative gain or loss remains in other comprehensive income (loss) until earnings are impacted by the sale or the liquidation of the associated foreign operation.

In addition, we have a centralized lending program to manage liquidity for all of our subsidiary businesses. Foreign-currency-denominated loan agreements are executed with our foreign subsidiaries in their local currencies. We evaluate our foreign-currency exposure resulting from intercompany lending and manage our currency risk exposure by entering into foreign-currency derivatives with external counterparties. Our foreign-currency derivatives are recorded at fair value with changes recorded as income offsetting the gains and losses on the hedged foreign-currency transactions.

Except for our net investment hedges, we generally elected not to treat any foreign-currency derivatives as hedges for accounting purposes principally because the changes in the fair values of the foreign-currency swaps are substantially offset by the foreign-currency revaluation gains and losses of the underlying assets and liabilities.

Credit Risk

Derivative financial instruments contain an element of credit risk if counterparties are unable to meet the terms of the agreements. Credit risk associated with derivative financial instruments is measured as the net replacement cost should the counterparties that owe us under the contract completely fail to perform under the terms of those contracts, assuming no recoveries of underlying collateral as measured by the market value of the derivative financial instrument.

To further mitigate the risk of counterparty default, we maintain collateral agreements with certain counterparties. The agreements require both parties to maintain collateral in the event the fair values of the derivative financial instruments meet established thresholds. In the event that either party defaults on the obligation, the secured party may seize the collateral. Generally, our collateral arrangements are bilateral such that we and the counterparty post collateral for the value of their total obligation to each other. Contractual terms provide for standard and customary exchange of collateral based on changes in the market value of the outstanding derivatives. The securing party posts additional collateral when their obligation rises or removes collateral when it falls. We also have unilateral collateral agreements whereby we are the only entity required to post collateral.

Certain derivative instruments contain provisions that require us to either post additional collateral or immediately settle any outstanding liability balances upon the occurrence of a specified credit risk-related event.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

If a credit risk related event had been triggered at December 31, 2010, the amount of additional collateral required to be posted by us would have been insignificant.

We placed cash and securities collateral totaling $1.6 billion and $1.8 billion at December 31, 2010 and 2009, respectively, in accounts maintained by counterparties. We received cash collateral from counterparties totaling $916 million and $432 million at December 31, 2010 and 2009, respectively. The receivables for collateral placed and the payables for collateral received are included on our Consolidated Balance Sheet in other assets and accrued expenses and other liabilities, respectively. In certain circumstances, we receive or post securities as collateral with counterparties. We do not record such collateral received on our Consolidated Balance Sheet unless certain conditions are met. At December 31, 2010 and 2009, we received noncash collateral of $29 million and $107 million, respectively.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Balance Sheet Presentation

The following tables summarize the fair value amounts of derivative instruments reported on our Consolidated Balance Sheet. The fair value amounts are presented on a gross basis, are segregated by derivatives that are designated and qualifying as hedging instruments or those that are not, and are further segregated by type of contract within those two categories.

	December 31,
	2010			2009
	Fair value of derivative contracts in			Fair value of derivative contracts in
	receivable position (a)	liability position (b)	Notional amount	receivable position (a)	liability position (b)	Notional amount
	($ in millions)
Qualifying accounting hedges
Interest rate risk
Fair value accounting hedges	$443	$114	$11,895	$478	$47	$16,938
Foreign exchange risk
Net investment accounting hedges	12	72	4,407	10	41	2,414
Cash flow accounting hedges	—	—	—	—	112	334

Total foreign exchange risk	12	72	4,407	10	153	2,748

Total qualifying accounting hedges	455	186	16,302	488	200	19,686

Economic hedges
Interest rate risk
MSRs and retained interests	2,896	3,118	325,768	805	816	153,818
Mortgage loan commitments and mortgage and automobile loans held-for-sale	232	80	38,788	225	132	45,470
Off-balance sheet securitization activities	—	—	—	139	—	4,440
Debt	160	107	21,269	392	548	53,501
Other	80	129	32,734	50	24	12,629

Total interest rate risk	3,368	3,434	418,559	1,611	1,520	269,858

Foreign exchange risk	143	240	14,359	555	175	22,927

Total economic hedges	3,511	3,674	432,918	2,166	1,695	292,785

Total derivatives	$3,966	$3,860	$449,220	$2,654	$1,895	$312,471

(a)	Reported as other assets on the Consolidated Balance Sheet. Includes accrued interest of $263 million and $314 million at December 31, 2010 and 2009, respectively.

(b)	Reported as accrued expenses and other liabilities on the Consolidated Balance Sheet. Includes accrued interest of $23 million and $91 million at December 31, 2010 and 2009, respectively.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Statement of Income Presentation and Accumulated Other Comprehensive Income

The following table summarizes the location and amounts of gains and losses reported in our Consolidated Statement of Income on derivative instruments.

	Year ended December 31,
	2010	2009
	($ in millions)
Qualifying accounting hedges
Gain (loss) recognized in earnings on derivatives(a)
Interest rate contracts
Interest on long-term debt	$171	$(311)
(Loss) gain recognized in earnings on hedged items(b)
Interest rate contracts
Interest on long-term debt	(129)	260

Total qualifying accounting hedges	42	(51)

Economic hedges
Gain (loss) recognized in earnings on derivatives
Interest rate contracts
Servicing asset valuation and hedge activities, net	478	(998)
Loss on mortgage and automotive loans, net	(332)	(156)
Other loss on investments, net	—	(4)
Other income, net of losses	(91)	20
Other operating expenses	(9)	(14)

Total interest rate contracts	46	(1,152)

Foreign exchange contracts (c)
Interest on long-term debt	(169)	(66)
Other income, net of losses	158	(806)

Total foreign exchange contracts	(11)	(872)

Gain (loss) recognized in earnings on derivatives	$77	$(2,075)

(a)	Amounts exclude gains of $329 million and $535 million for the year ended December 31, 2010 and 2009, respectively, related to interest for qualifying accounting hedges of debt, which are primarily offset by the fixed coupon payment on the long-term debt.

(b)	Amounts exclude gains of $210 million and $144 million related to amortization of deferred basis adjustments on the hedged items for the year ended December 31, 2010 and 2009, respectively.

(c)	Amounts exclude losses of $14 million and gains of $632 million for the year ended December 31, 2010, and 2009, respectively, related to the revaluation of the related foreign-denominated debt or receivable.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes derivative instruments used in cash flow hedge accounting relationships and net investment hedge accounting relationships.

	Year ended December 31,
	2010	2009
	($ in millions)
Cash flow hedges
Foreign exchange contracts

Net gain (loss) recognized in other comprehensive income (a)	$4	$10

Net investment hedges
Foreign exchange contracts
Gain reclassified from accumulated other comprehensive income to other income, net of losses	$12	$—
Loss recorded directly to other income, net of losses (b)	(18)	—

Total other income, net of losses	$(6)	$—

Loss recognized in other comprehensive income (c)	$(183)	$(32)

(a)	The amount for the year ended December 31, 2010, represents gains of $111 million related to the effective portion of cash flow hedges offset by the reclassification of accumulated gains totaling $107 million from accumulated other comprehensive income on our Consolidated Balance Sheet to other income, net of losses on the Consolidated Statement of Income. The amount for the year ended December 31, 2009, represents losses of $18 million related to the effective portion of cash flow hedges offset by the reclassification of accumulated losses totaling $28 million from accumulated other comprehensive income on our Consolidated Balance Sheet to other income, net of losses on the Consolidated Statement of Income. The reclassified amounts completely offset the effective portion related to the revaluation of the related foreign-denominated debt. The amount of hedge ineffectiveness on cash flow hedges during the years ended December 31, 2010, and 2009, was insignificant.

(b)	The amounts represent the forward points excluded from the assessment of hedge effectiveness.

(c)	The amounts represent the effective portion of net investment hedges during the years ended December 31, 2010 and 2009. There are offsetting gains recognized in accumulated other comprehensive income of $187 million and $1 million for the years ended December 31, 2010 and 2009, respectively, related to the revaluation of the related net investment in foreign operations. The amount of hedge ineffectiveness on net investment hedges during the years ended December 31, 2010, and 2009, was insignificant.

24. Income Taxes

Effective June 30, 2009, we converted from a limited liability company (LLC) to a corporation (the Conversion). Prior to the Conversion, most of our U.S. entities were pass-through entities for U.S. federal income tax purposes. U.S. federal, state, and local income taxes were generally not provided for these entities as they were not taxable entities except in a few local jurisdictions that tax LLCs or partnerships. LLC members were required to report their share of our taxable income on their respective income tax returns. As a result of the Conversion, we became subject to corporate U.S. federal, state, and local taxes beginning in the third quarter of 2009.

Deferred tax assets and liabilities result from temporary differences between assets and liabilities measured for financial reporting purposes and those measured for income tax return purposes. The Conversion resulted in a $1.2 billion increase in income tax expense related to the establishment of deferred tax liabilities and assets of

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

$2.5 billion and $1.3 billion, respectively. Our banking, insurance, and foreign subsidiaries generally were and continue to be corporations that are subject to U.S. and foreign income taxes and are required to provide for these taxes. The Conversion did not change the tax status of these subsidiaries.

The significant components of income tax expense (benefit) from continuing operations were as follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Current income tax expense
U.S. federal	$12	$146	$148
Foreign	474	175	168
State and local	58	14	27

Total current expense	544	335	343

Deferred income tax benefit
U.S. federal	(6)	(109)	(166)
Foreign	(378)	(34)	(279)
State and local	(7)	(118)	(34)

Total deferred benefit	(391)	(261)	(479)

Total income tax expense (benefit) from continuing operations	$153	$74	$(136)

A reconciliation of the statutory U.S. federal income tax rate to our effective income tax rate for continuing operations is shown in the following table.

	Year ended December 31,
	2010	2009	2008
Statutory U.S. federal tax rate	35.0%	35.0%	35.0%
Change in tax rate resulting from
Changes in unrecognized tax benefits	3.2	(0.1)	—
State and local income taxes, net of federal income tax benefit	0.2	4.1	0.6
Effect of valuation allowance change	(12.2)	(30.7)	2.9
Foreign income tax rate differential	(6.5)	(0.7)	0.2
Taxes on unremitted earnings of subsidiaries	(6.0)	0.4	—
Tax-exempt income	(0.5)	0.2	(0.2)
Foreign capital loss	(0.1)	15.0	—
Change in tax status	—	(17.9)	—
LLC results not subject to federal or state income taxes	—	(7.8)	(41.2)
Other	(0.1)	1.4	(0.2)

Effective tax rate	13.0%	(1.1)%	(2.9)%

At December 31, 2010, we had U.S. federal and state net operating and capital loss carryforwards of $1.4 billion and $2.3 billion, respectively. The federal net operating loss carryforwards expire in the years 2025–2030. The capital loss carryforwards expire in the years 2013–2015. The corresponding expiration periods for the state operating and capital loss carryforwards are 2014–2030 and 2014–2015, respectively. Additionally, foreign tax credits carryforwards of $123 million are available as of December 31, 2010, in the United States and expire in the years 2012–2020.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Also, at December 31, 2010, we had foreign net operating loss carryforwards of $1.7 billion. The foreign operating loss carryforwards of $1.1 billion in the United Kingdom, Austria, Belgium, Brazil, Denmark, and Sweden have an indefinite carryforward period. The Canadian loss carryforwards of $0.4 billion expire in the years 2024–2030. The remaining net operating loss carryforwards of $0.2 billion expire in the years 2011–2025.

We assessed the available positive and negative evidence to estimate if sufficient future taxable income of the appropriate character will be generated to utilize the existing deferred tax assets. A significant piece of objective negative evidence evaluated for certain tax jurisdictions that have legal entities with net deferred tax assets was the cumulative loss incurred over the three-year period ended December 31, 2010 and the absence of any available tax-planning strategies. This objective negative evidence outweighed the positive evidence, which was more subjective in nature.

Based on this assessment, valuation allowances have been recorded against our domestic net deferred tax assets and certain international net deferred tax assets. However, the amount of the net deferred tax asset considered realizable could change in the future depending on actual taxable income or capital gains and other relevant factors. In particular, it is reasonably possible that we will reverse, within the next twelve months, a valuation allowance recorded on net deferred tax assets of our Canadian subsidiary totaling $92 million at December 31, 2010. Included within tax expense was a benefit of $144 million in 2010, and charges of $2.1 billion in 2009 and $139 million in 2008 to adjust valuation allowances reflecting our judgment that certain tax assets will not be realized.

The significant components of deferred tax assets and liabilities are reflected in the following table.

	December 31,
	2010	2009
	($ in millions)
Deferred tax assets
Tax loss carryforwards	$1,728	$1,121
Provision for loan losses	753	1,702
Mark-to-market on consumer loans	655	160
Contingency	223	207
Sales of finance receivables and loans	205	22
State and local taxes	170	242
Unearned insurance premiums	151	184
Tax credit carryforwards	132	18
Basis difference in subsidiaries	82	917
Other	363	330

Gross deferred tax assets	4,462	4,903

Valuation allowance	(1,993)	(2,503)

Net deferred tax assets	2,469	2,400

Deferred tax liabilities
Lease transactions	1,545	1,556
Deferred acquisition costs	332	401
Unrealized gains on securities	304	368
Debt transactions	84	—
MSRs	54	278
Tax on unremitted earnings	46	19
Other	101	80

Gross deferred tax liabilities	2,466	2,702

Net deferred tax assets (liabilities)	$3	$(302)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Foreign pretax income totaled $0.6 billion in 2010, and foreign pretax losses totaled $1.7 billion and $2.2 billion in 2009 and 2008, respectively. Foreign pretax income is subject to U.S. taxation when effectively repatriated. Through the Conversion date, our U.S. incorporated insurance and banking operations provided federal income taxes on the undistributed earnings of foreign subsidiaries to the extent these earnings were not deemed indefinitely reinvested outside the United States. It was the responsibility of our members to provide for federal income taxes on the undistributed foreign subsidiary earnings of our disregarded entities to the extent the earnings was not indefinitely reinvested. Subsequent to the Conversion date, all of our domestic subsidiaries fully provide for federal income taxes on the undistributed earnings of foreign subsidiaries except to the extent these earnings are indefinitely reinvested outside the United States. At December 31, 2010, $4.1 billion of accumulated undistributed earnings of foreign subsidiaries were indefinitely reinvested. Quantification of the unrecognized deferred tax liability for temporary differences related to investments in foreign subsidiaries that are essentially permanent in duration is not practicable.

Tax benefits related to positions considered uncertain are recognized only if, based on the technical merits of the issue, it is more likely than not that we will sustain the position and then at the largest amount that is greater than 50% likely to be realized upon ultimate settlement.

The following table provides a reconciliation of the beginning and ending amount of unrecognized tax benefits.

	2010	2009	2008
	($ in millions)
Balance at January 1,	$172	$150	$155
Additions based on tax positions related to the current year	69	27	8
Additions for tax positions of prior years	3	24	33
Reductions for tax positions of prior years	(23)	(24)	(19)
Settlements	(9)	(28)	(2)
Expiration of statute of limitations	(2)	—	—
Foreign-currency translation adjustments	4	23	(25)

Balance at December 31,	$214	$172	$150

At December 31, 2010, 2009, and 2008, the balance of unrecognized tax benefits that, if recognized, would affect our effective tax rate is $199 million, $157 million, and $148 million, respectively. Included in the unrecognized tax benefits balances are some items, the recognition of which would not affect the effective tax rate, such as the tax effect of certain temporary differences, the portion of gross state unrecognized tax benefits that would be offset by the tax benefit of the associated federal deduction and the portion of gross foreign unrecognized tax benefits that would be offset by tax reductions in other jurisdictions.

We recognize accrued interest and penalties related to uncertain income tax positions in interest expense and other operating expenses, respectively. For the years ended December 31, 2010, 2009, and 2008, $26 million, $12 million, and $25 million, respectively, were accrued for interest and penalties with the cumulative accrued balance totaling $201 million at December 31, 2010; $170 million at December 31, 2009; and $132 million at December 31, 2008. In addition, the accrued balances for interest and penalties were impacted by translation adjustments on those denominated in foreign currencies.

We anticipate the examination of various U.S. income tax returns along with the examinations by various foreign, state, and local jurisdictions will be completed within the next twelve months. As such, it is reasonably possible that certain tax positions may be settled and the unrecognized tax benefits would decrease by $121 million which includes interest and penalties.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

We file tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. For our most significant operations, at December 31, 2010, the following summarizes the oldest tax years that remain subject to examination.

Jurisdiction	Tax year
United States	2004
Canada	2003
Germany	2007
United Kingdom	1995
Mexico	2004
Brazil	2005

25. Employee Benefit and Compensation Plans

Defined Contribution Plan

A significant number of our employees are covered by defined contribution plans. Employer contributions vary based on criteria specific to each individual plan and amounted to $62 million, $61 million, and $76 million in 2010, 2009, and 2008, respectively. These costs were recorded in compensation and benefit expenses in our Consolidated Statement of Income. We expect contributions for 2011 to be similar to contributions made in 2010.

Defined Benefit Pension Plan

Certain of our employees are eligible to participate in separate retirement plans that provide for pension payments upon retirement based on factors such as length of service and salary. In recent years, we have transferred, frozen, or terminated a significant number of our other defined benefit plans. During 2009, we began the process of terminating certain of our international pension plans that resulted in a minimal impact on earnings. All income and expense noted for pension accounting was recorded in compensation and benefits expense in our Consolidated Statement of Income.

The following summarizes information related to our pension plans.

	Year ended December 31,
	2010	2009
	($ in millions)
Projected benefit obligation	$509	$457
Fair value of plan assets	388	356

Underfunded status	$(121)	$(101)

The underfunded status of our pension plans increased in 2010 primarily due to annual changes in actuarial assumptions, in particular, the discount rate, which were partially offset by an improvement of the fair value of plan assets as a result of market performance. The underfunded position is recognized on the Consolidated Balance Sheet and the change in the underfunded position was recorded in other comprehensive income (loss).

Net periodic pension expense (income) includes curtailment, settlement, and other gains and losses and was minimal for 2010, 2009, and 2008.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Other Postretirement Benefits

Certain of our subsidiaries participated in various postretirement medical, dental, vision, and life insurance plans. We have provided for certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as other postretirement benefits. Other postretirement benefits expense (income), which is recorded in compensation and benefits expense in our Consolidated Statement of Income, was minimal in 2010, 2009, and 2008. We expect our other postretirement benefit expense to continue to be minimal in future years.

Share-based Compensation Plans

Based on our transactions with Treasury during 2009, we are required to comply with the limitations on executive pay as determined by the Special Master of TARP Compensation (Special Master). As such, we established Deferred Stock Units (DSUs) and Incentive Restricted Stock Units (IRSUs) as forms of compensation to our senior executives, which were subsequently approved by the Special Master. We also grant Restricted Stock Units (RSUs) to executives under the Long-Term Equity Compensation Incentive Plan (LTIP). Each of our approved compensation plans and awards were designed to provide our executives with an opportunity to share in the future growth in value of Ally, which is necessary to attract and retain key executives. These compensation plans are share-based compensation plans accounted for under ASC 718, Compensation — Stock Compensation.

During 2010, Ally converted the awards associated with our share-based compensation plans from basis points to phantom shares, which resulted in each basis point being converted to approximately 80 phantom shares. This change did not affect the vesting, fair value, or any other features of the awards. Also in 2010, Ally amended its LTIP plan documents for retirement-eligible individuals. Individuals meeting the retirement criteria are now eligible to continue with the established vesting and payment schedule for their outstanding awards, should they retire. As such, Ally recorded an additional $6 million of compensation expense in 2010, which would have otherwise been recognized in future periods.

In December 2010, as part of the annual valuation process as required by the LTIP plan, Ally remeasured the award value for the outstanding stock awards from $7,812 per share to $10,342 per share. The new value was determined based on the share valuation used in the MCP conversion transaction with Treasury. See further discussion in Note 20. The increase in award value was approved by the Compensating, Nominating and Governance Committee (CNG Committee) and the Ally Board of Directors and resulted in additional compensation expense for RSU, DSU, and IRSU awards of $15 million, $25 million, and $3 million, respectively, recognized in December 2010.

RSU awards are incentive awards granted to executives as phantom shares of Ally. The majority of awards granted in 2008 and 2009 vest ratably on an annual basis based on continued service on December 31 with the final tranche vesting on December 31, 2012. Awards granted in 2010 vest ratably over a three-year period starting on the date the award was issued with the majority of the awards fully vesting in February 2013. Participants have the option at grant date to defer the valuation and payout for any tranche until the final year of the award. Under applicable accounting rules, the awards require liability treatment and are remeasured quarterly at fair value until they are paid. The compensation costs related to these awards are ratably charged to expense over the applicable service period. Changes in fair value related to the portion of the awards that have vested and have not been paid are recognized in earnings in the period in which the changes occur. The fair value of the awards granted during 2008 was diluted by the capital transactions that occurred at the end of 2008. The total RSU awards outstanding at December 31, 2010, represented approximately 23,321 shares with 6,001 shares

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

awarded during 2008, 7,249 shares awarded during 2009, and 10,071 shares awarded during 2010. The total RSU awards outstanding at December 31, 2009, represented approximately 22,455 shares with 13,265 shares awarded during 2008 and 9,190 shares awarded during 2009. We recognized compensation expense of $63 million and $25 million for the years ended December 31, 2010 and 2009, respectively.

DSU awards are granted to senior executives as phantom shares of Ally and are included as part of their base salary. The DSU awards are granted ratably each pay period throughout the year, vest immediately upon grant, and are paid in cash ratably each year after grant for five years. Under applicable accounting rules, the awards require liability treatment and are remeasured quarterly at fair value until they are paid, with each change in value fully charged to compensation expense in the period in which the change occurs. The total DSU awards outstanding at December 31, 2010 and 2009, represented approximately 10,035 shares and 4,555 shares respectively. We recognized compensation expense of $75 million and $35 million for the years ended December 31, 2010 and 2009, respectively, for the outstanding awards.

IRSU awards are incentive awards granted to senior executives as phantom shares of Ally. The IRSU awards cliff vest three years from the date of grant based on continued service with Ally. The IRSU awards are paid out in 25% increments once we pay Treasury a corresponding 25% increment of our TARP obligations. A participant must be employed by Ally at the time of the payback to receive a payout for their award. The payouts are based on the fair value of the phantom shares at the time of payback. Under applicable accounting rules, the awards require liability treatment and are remeasured quarterly at fair value until they are paid. The compensation costs related to these awards are ratably charged to expense over the requisite service period. Changes in fair value relating to the portion of the awards that have vested and have not been paid are recognized in earnings in the period in which the changes occur. The total IRSU awards outstanding at December 31, 2010 and 2009, represented approximately 4,996 shares and 3,596 shares respectively. We recognized compensation expense of $10 million and $1 million for the years ended December 31, 2010 and 2009, respectively, for the outstanding awards.

26. Related Party Transactions

Related party activities represent transactions with GM, FIM Holdings LLC (FIM Holdings), and affiliated companies. GM and FIM Holdings have both a direct and indirect ownership interest in Ally.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Balance Sheet

A summary of the balance sheet effect of transactions with GM, FIM Holdings, and affiliated companies follows.

	December 31,
	2010	2009
	($ in millions)
Assets
Available-for-sale investment in asset-backed security — GM (a)	$—	$20
Secured
Finance receivables and loans, net
Commercial and industrial — Automobile
Wholesale automotive financing — GM (b)	253	280
Term loans to dealers — GM (b)	48	71
Lending receivables — affiliates of FIM Holdings	49	54
Notes receivable from GM (c)	438	884
Investment in operating leases, net — GM (d)	65	69
Other assets
Other — GM	22	102

Total secured	875	1,460
Unsecured
Commercial and industrial — Automobile
Notes receivable from GM (c)	45	27
Other assets
Subvention receivables (rate and residual support) — GM	200	165
Lease pull-ahead receivable — GM	1	21
Other — GM	22	26

Total unsecured	268	239
Liabilities
Unsecured short-term borrowings
Notes payable to GM	$25	$154
Accrued expenses and other liabilities
Wholesale payable — GM	113	161
Other payables — GM	89	18

(a)	In November 2006, Ally retained an investment in a note secured by operating lease assets transferred to GM. As part of the transfer, Ally provided a note to a trust, a wholly owned subsidiary of GM. The note was classified in investment securities on the Consolidated Balance Sheet.

(b)	Represents wholesale financing and term loans to certain dealerships wholly owned by GM or in which GM has an interest. The loans are generally secured by the underlying vehicles or assets of the dealerships.

(c)	Represents wholesale financing we provide to GM for vehicles, parts, and accessories in which GM retains title while consigned to us or dealers primarily in Italy and Germany in 2010 and in the United Kingdom and Italy in 2009. The financing to GM remains outstanding until the title is transferred to Ally or the dealers. The amount of financing provided to GM under this arrangement varies based on inventory levels. These loans are secured by the underlying vehicles or other assets (except loans relating to parts and accessories in Italy).

(d)	Primarily represents buildings classified as operating lease assets that are leased to GM-affiliated entities. These leases are secured by the underlying assets.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Statement of Income

A summary of the income statement effect of transactions with GM, FIM Holdings, and affiliated companies follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Net financing revenue
GM and affiliates lease residual value support — North American operations (a)	$(82)	$195	$779
GM and affiliates rate support — North American operations	674	770	985
Wholesale subvention and service fees from GM	189	215	304
Interest earned on wholesale automotive financing	9	14	25
Interest earned on term loans to dealers	2	3	4
Interest expense on loans with GM	(4)	(46)	(52)
Interest earned on notes receivable from GM
Interest on notes receivable from GM and affiliates	9	63	122
Interest on wholesale settlements (b)	178	149	103
Interest income (expense) on loans with FIM Holdings affiliates, net	4	3	(40)
Consumer lease payments from GM (c)	15	78	66
Other revenue
Insurance premiums earned from GM	155	159	242
Service fees on transactions with GM	8	6	6
Revenues from GM-leased properties, net	2	9	13
Losses on model home asset sales with an affiliate of Cerberus	—	—	(27)
Other (d)	1	(3)	5
Servicing fees
U.S. automobile operating leases (e)	2	25	85
Servicing asset valuation
Losses on sales of securitized excess servicing to Cerberus	—	—	(24)
Expense
Off-lease vehicle selling expense reimbursement (f)	(14)	(26)	(47)
Other expenses for exclusivity and royalty fees and other services (g)	130	122	206

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	Represents total amount of residual support and risk sharing (incurred) earned under the residual support and risk-sharing programs.

(b)	The settlement terms related to the wholesale financing of certain GM products are at shipment date. To the extent that wholesale settlements with GM are made before the expiration of transit, we receive interest from GM.

(c)	GM sponsors lease pull-ahead programs whereby consumers are encouraged to terminate lease contracts early in conjunction with the acquisition of a new GM vehicle with the customer’s remaining payment obligation waived. For certain programs, GM compensates us for the waived payments adjusted based on remarketing results associated with the underlying vehicle.

(d)	Includes income or (expense) related to derivative transactions that we enter into with GM as counterparty.

(e)	Represents servicing income related to automobile leases distributed as a dividend to GM on November 22, 2006.

(f)	An agreement with GM provides for the reimbursement of certain selling expenses incurred by us on off-lease vehicles sold by GM at auction.

(g)	We reimburse GM for certain services, rent, and marketing expenses provided to us. This amount includes rental payments for our primary executive and administrative offices located in the Renaissance Center in Detroit, Michigan.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Statement of Changes in Equity

A summary of the changes to the statement of changes in equity related to transactions with GM, FIM Holdings, and affiliated companies follows.

	Year ended December 31,
	2010	2009	2008
	($ in millions)
Equity
Capital contributions received (a)	$—	$1,280	$758
Dividends paid to shareholders/members (b)	11	393	79
Preferred stock dividends — GM	102	128	—
Other (c)	(74)	—	—

(a)	On January 16, 2009, we completed a $1.25 billion rights offering pursuant to which we issued additional common membership interests to FIM Holdings and a subsidiary of GM. On December 29, 2008, GM and an affiliate of Cerberus Capital Management contributed to Ally $750 million subordinated participations in a $3.5 billion senior secured credit facility between Ally and ResCap in exchange for additional common membership interests in Ally.

(b)	Pursuant to an operating agreement, certain of our shareholders were permitted distributions to pay the taxes they incurred from ownership of their Ally interests prior to our conversion from a tax partnership to a corporation. In March 2009, we executed a transaction that had 2008 tax-reporting implications for our shareholders. In accordance with the operating agreement, the approvals of both our Ally Board of Directors and Treasury were obtained in advance for the payment of tax distributions to our shareholders. In 2010, the amount distributed to GM was $11 million. This represented an accrual for GM tax settlements and refunds received related to tax periods prior to the November 30, 2006, sale by GM of 51% interest in Ally (Sale Transactions). Amounts distributed to GM and FIM Holdings were $220 million and $173 million, respectively, for the year ended December 31, 2009. The 2009 amount includes $55 million of remittances to GM for tax settlements and refunds received related to tax periods prior to the Sale Transactions. The 2008 amounts primarily represent remittances to GM for tax settlements and refunds received related to tax periods prior to the Sale Transactions as required by the terms of the Purchase and Sale Agreement between GM and FIM Holdings.

(c)	Represents a reduction of the estimated payment accrued for tax distributions as a result of the completion of the GMAC LLC U.S. Return of Partnership Income for the tax period January 1, 2009, through June 30, 2009.

GM, GM dealers, and GM-related employees compose a significant portion of our customer base, and our Global Automotive Service operations are highly dependent on GM production and sales volume. As a result, a significant adverse change in GM’s business, including significant adverse changes in GM’s liquidity position and access to the capital markets, the production or sale of GM vehicles, the quality or resale value of GM vehicles, the use of GM marketing incentives, GM’s relationships with its key suppliers, GM’s relationship with the United Auto Workers and other labor unions, and other factors impacting GM or its employees could have a significant adverse effect on our profitability and financial condition.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

We provide vehicle financing through purchases of retail automobile and lease contracts with retail customers of GM dealers. We also finance the purchase of new and used vehicles by GM dealers through wholesale financing, extend other financing to GM dealers, provide fleet financing for GM dealers to buy vehicles they rent or lease to others, provide wholesale vehicle inventory insurance to GM dealers, provide automotive extended service contracts through GM dealers, and offer other services to GM dealers. GM’s level of automobile production and sales directly impacts our financing and leasing volume; the premium revenue for wholesale vehicle inventory insurance; the volume of automotive extended service contracts; and the profitability and financial condition of the GM dealers to whom we provide wholesale financing, term loans, and fleet financing. In addition, the quality of GM vehicles affects our obligations under automotive extended service contracts relating to such vehicles. Further, the resale value of GM vehicles, which may be impacted by various factors relating to GM’s business such as brand image, the number of new GM vehicles produced, the number of used vehicles remarketed, or reduction in core brands, affects the remarketing proceeds we receive upon the sale of repossessed vehicles and off-lease vehicles at lease termination.

At December 31, 2010, we had an estimated $875 million in secured credit exposure, which included primarily wholesale vehicle financing to GM-owned dealerships, notes receivable from GM, and vehicles leased directly to GM. We further had $691 million in unsecured exposure, which included estimates of payments from GM related to residual support and risk-sharing agreements. Under the terms of certain agreements between Ally and GM, Ally has the right to offset certain of its exposures to GM against amounts Ally owes to GM.

Retail and Lease Programs

GM may elect to sponsor incentive programs (on both retail contracts and operating leases) by supporting financing rates below the standard market rates at which we purchase retail contracts and leases. These marketing incentives are also referred to as rate support or subvention. When GM utilizes these marketing incentives, they pay us the present value of the difference between the customer rate and our standard rate at contract inception, which we defer and recognize as a yield adjustment over the life of the contract.

GM may also sponsor residual support programs as a way to lower customer monthly payments. Under residual support programs, the customer’s contractual residual value is adjusted above our standard residual values. In addition, under risk-sharing programs and eligible contracts, GM shares equally in residual losses at the time of the vehicle’s disposal to the extent that remarketing proceeds are below our standard residual values (limited to a floor).

For contracts where we are entitled to receive residual support, GM pays the present value of the expected residual support owed to us at contract origination as opposed to after contract termination at the time of sale of the related vehicle. The residual support amount GM ultimately owes us is finalized as the leases actually terminate. Under the terms of the residual support program, in cases where the estimate was incorrect, GM may be obligated to pay us, or we may be obligated to reimburse GM.

Based on the December 31, 2010, outstanding North American operating lease and retail balloon portfolios, the additional maximum contractual amount that could be paid by GM under the residual support programs was $475 million and would be paid only in the unlikely event that the proceeds from the entire portfolio of lease assets were lower than both the contractual residual value and our standard residual rates.

Based on the December 31, 2010, outstanding North American operating lease portfolio, the maximum contractual amount that could be paid under the risk-sharing arrangements was $996 million and would be paid only in the unlikely event that the proceeds from all outstanding lease vehicles were lower than our standard residual rates and no higher than the contractual risk-sharing floor.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Retail and lease contracts acquired by us that included rate subvention from GM as a percentage of total new GM retail and lease contracts acquired, were as follows.

	December 31,
	2010	2009
GM and affiliates subvented contracts acquired
North American operations	51%	69%
International operations (a)	43%	53%

(a)	Represents subvention for continuing operations only.

Distribution of Operating Lease Assets

In connection with the Sale Transactions, we transferred to GM certain U.S. lease assets, related secured debt, and other assets, respectively. We retained an investment in a note, which had an immaterial balance at December 31, 2010, which was secured by the lease assets distributed to GM. We continue to service the assets and related secured debt on behalf of GM and receive a fee for this service. As required for other securitization transactions, we are obligated as servicer to repurchase any lease asset that is in breach of any of the covenants of the securitization documents. In addition, in a number of the transactions securitizing the lease assets transferred to GM, the trusts issued one or more series of floating-rate debt obligations and entered into primary derivative transactions to remove the market risk associated with funding the fixed payment lease assets with floating interest rate debt. To facilitate these securitization transactions, we entered into secondary derivative transactions with the primary derivative counterparties essentially offsetting the primary derivatives. As part of the distribution, GM assumed the rights and obligations of the primary derivatives whereas we retained the secondary, leaving both companies exposed to market value movements of their respective derivatives. Ally and GM subsequently entered into derivative transactions with each other intended to offset the exposure each party has to its component of the primary and secondary derivatives. At December 31, 2010, these derivative transactions were expired.

Exclusivity Arrangement

On November 30, 2006, and in connection with the Sale Transactions, GM and Ally entered into several service agreements that codified the mutually beneficial historical relationship between the companies. One such agreement was the United States Consumer Financing Services Agreement (the Financing Services Agreement). The Financing Services Agreement, among other things, provided that subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers (e.g., lower interest rates than market rates), it would do so exclusively through Ally. This requirement is effective through November 2016, and in consideration for this, Ally pays to GM an annual exclusivity fee and was required to meet certain targets with respect to consumer retail and lease financings of new GM vehicles.

Effective December 29, 2008, and in connection with the approval of Ally’s application to become a bank holding company, GM and Ally modified certain terms and conditions of the Financing Services Agreement. Certain of these amendments include the following: (1) for a two-year period, GM can offer retail financing incentive programs through a third-party financing source under certain specified circumstances and, in some cases, subject to the limitation that pricing offered by such third party meets certain restrictions, and after such two-year period GM can offer any such incentive programs on a graduated basis through third parties on nonexclusive, side-by-side basis with Ally, provided that pricing of such third parties meets certain requirements; (2) Ally will have no obligation to provide operating lease products; and (3) Ally will have no targets against which it could be assessed penalties. After December 31, 2013, GM will have the right to offer retail financing

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

incentive programs through any third-party financing source, including Ally, without any restrictions or limitations. A primary objective of the Financing Services Agreement continues to be supporting distribution and marketing of GM products.

Royalty Agreement

For certain insurance products, GM and Ally have entered into the Intellectual Property License Agreement for the right of Ally to use the GM name on certain insurance products. In exchange, Ally will pay to GM a minimum annual guaranteed royalty fee of $15 million.

Other

GM provides payment guarantees on certain commercial assets we have outstanding with certain third-party customers. At December 31, 2010 and 2009, commercial obligations guaranteed by GM were $122 million and $68 million, respectively. Additionally, GM is bound by repurchase obligations to repurchase new vehicle inventory under certain circumstances, such as dealer franchise termination.

27. Fair Value

Fair Value Measurements

For purposes of this disclosure, fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market in an orderly transaction between market participants at the measurement date. Fair value is based on the assumptions market participants would use when pricing an asset or liability. Additionally, entities are required to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. The following is a description of the three hierarchy levels.

Leve1 l	Inputs are quoted prices in active markets for identical assets or liabilities at the measurement date. Additionally, the entity must have the ability to access the active market, and the quoted prices cannot be adjusted by the entity.

Level 2	Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

Transfers	Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfer occurred. There were no significant transfers between any levels during the year ended December 31, 2010.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Following are descriptions of the valuation methodologies used to measure material assets and liabilities at fair value and details of the valuation models, key inputs to those models, and significant assumptions utilized.

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Trading securities — Trading securities are recorded at fair value. Our portfolio includes U.S. Treasury, asset-backed, and mortgage-backed securities (including senior and subordinated interests) and may be investment-grade, noninvestment grade, or unrated securities. We base our valuation of trading securities on observable market prices when available; however, observable market prices may not be available for a significant portion of these assets due to illiquidity in the markets. When observable market prices are not available, valuations are primarily based on internally developed discounted cash flow models (an income approach) that use assumptions consistent with current market conditions. The valuation considers recent market transactions, experience with similar securities, current business conditions, and analysis of the underlying collateral, as available. To estimate cash flows, we utilize various significant assumptions including market observable inputs (e.g., forward interest rates) and internally developed inputs (e.g., prepayment speeds, delinquency levels, and credit losses).

•

Available-for-sale securities — Available-for-sale securities are carried at fair value primarily based on observable market prices. If observable market prices are not available, our valuations are based on internally developed discounted cash flow models (an income approach) that use a market-based discount rate and consider recent market transactions, experience with similar securities, current business conditions, and analysis of the underlying collateral, as available. To estimate cash flows, we are required to utilize various significant assumptions including market observable inputs (e.g., forward interest rates) and internally developed inputs (including prepayment speeds, delinquency levels, and credit losses).

•

Loans held-for-sale, net — Our automobile loans held-for-sale are accounted for at the lower-of-cost or fair value. The automobile loans at fair value are presented in the nonrecurring fair value measurement table. We based our valuation of automobile loans held-for-sale on internally developed discounted cash flow models (an income approach) and classified all these loans as Level 3. These valuation models estimate the exit price we expect to receive in the loan’s principal market, which depending on characteristics of the loans may be the whole-loan market or the securitization market. Although we utilize and give priority to market observable inputs, such as interest rates and market spreads within these models, we are typically required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. While numerous controls exist to calibrate, corroborate, and validate these internal inputs, these internal inputs require the use of judgment and can have a significant impact on the determination of the loan’s value. Accordingly, we classified all automobile loans held-for-sale as Level 3.

Our mortgage loans held-for-sale are accounted for at either fair value because of fair value option elections or they are accounted for at the lower-of-cost or fair value. Mortgage loans held for sale are typically pooled together and sold into certain exit markets depending on underlying attributes of the loan, such as GSE eligibility (domestic only), product type, interest rate, and credit quality. Two valuation methodologies are used to determine the fair value of mortgage loans held-for-sale. The methodology used depends on the exit market as described below.

Level 2 mortgage loans — This includes all mortgage loans measured at fair value on a recurring basis due to fair value option elections. Refer to the section in this note titled Fair Value Option of Financial Assets and Financial Liabilities for additional information. Level 2 also includes all nonagency domestic loans or international loans where recently negotiated market prices for the loan pool exist with a counterparty (which approximates fair value) or quoted market prices for similar loans are available. As these valuations are derived from quoted market prices, we classify these valuations as Level 2 in the fair value disclosures.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Level 3 mortgage loans — This includes all mortgage loans measured at fair value on a nonrecurring basis. The fair value of these loans was determined using internally developed valuation models because observable market prices were not available. These valuation models estimate the exit price we expect to receive in the loan’s principal market, which depending on characteristics of the loan may be the whole-loan or securitization market. Although we utilize and give priority to market observable inputs such as interest rates and market spreads within these models, we are typically required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. While numerous controls exist to calibrate, corroborate, and validate these internal inputs, the generation of these internal inputs requires the use of judgment and can have a significant impact on the determination of the loan’s fair value. Accordingly, we classify these valuations as Level 3 in the fair value disclosures.

•

Consumer mortgage finance receivables and loans, net — We elected the fair value option for certain consumer mortgage finance receivables and loans. The elected mortgage loans collateralized on-balance sheet securitization debt in which we estimated credit reserves pertaining to securitized assets that could have exceeded or already had exceeded our economic exposure. We also elected the fair value option for all mortgage securitization trusts required to be consolidated due to the adoption of ASU 2009-17. The elected mortgage loans represent a portion of the consumer finance receivable and loans consolidated upon adoption of ASU 2009-17. The balance that was not elected was reported on the balance sheet at the principal amount outstanding, net of charge-offs, allowance for loan losses, and premiums or discounts.

Securitized mortgage loans are legally isolated from us and are beyond the reach of our creditors. The loans are measured at fair value using a portfolio approach or an in-use premise. Values of loans held on an in-use basis may differ considerably from loans held-for-sale that can be sold in the whole-loan market. This difference arises primarily due to the liquidity of the asset- and mortgage-backed securitization market and is evident in the fact that spreads applied to lower rated asset- and mortgage-backed securities are considerably wider than spreads observed on senior bonds classes and in the whole-loan market. The objective in fair valuing the loans and related securitization debt is to account properly for our retained economic interest in the securitizations. As a result of reduced liquidity in capital markets, values of both these loans and the securitized bonds are expected to be volatile. Since this approach involves the use of significant unobservable inputs, we classified all the mortgage loans elected under the fair value option as Level 3, at December 31, 2010 and 2009. Refer to the section within this note titled Fair Value Option of Financial Assets and Financial Liabilities for additional information.

•

Commercial finance receivables and loans, net — We evaluate our commercial finance receivables and loans, net, for impairment. We generally base the evaluation on the fair value of the underlying collateral supporting the loans when expected to be the sole source of repayment. When the carrying value exceeds the fair value of the collateral, an impairment loss is recognized and reflected as a nonrecurring fair value measurement.

•

MSRs — We typically retain MSRs when we sell assets into the secondary market. MSRs currently do not trade in an active market with observable prices; therefore, we use internally developed discounted cash flow models (an income approach) to estimate the fair value of MSRs. These internal valuation models estimate net cash flows based on internal operating assumptions that we believe would be used by market participants combined with market-based assumptions for loan prepayment rates, interest rates, and discount rates that we believe approximate yields required by investors in this asset. Cash flows primarily include servicing fees, float income, and late fees in each case less operating costs to service the loans. The estimated cash flows are discounted using an option-adjusted spread-derived discount rate.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

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Interests retained in financial asset sales — Interests retained in financial asset sales are carried at fair value. The interests retained are in securitization trusts and deferred purchase prices on the sale of whole-loans. Due to inactivity in the market, valuations are based on internally developed discounted cash flow models (an income approach) that use a market-based discount rate. The valuation considers recent market transactions, experience with similar assets, current business conditions, and analysis of the underlying collateral, as available. To estimate cash flows, we utilize various significant assumptions, including market observable inputs (e.g., forward interest rates) and internally developed inputs (e.g., prepayment speeds, delinquency levels, and credit losses).

•

Derivative instruments — We enter into a variety of derivative financial instruments as part of our risk management strategies. Certain of these derivatives are exchange traded, such as Eurodollar futures, or traded within highly active dealer markets, such as agency to-be-announced securities. To determine the fair value of these instruments, we utilize the exchange price or dealer market price for the particular derivative contract; therefore, we classified these contracts as Level 1.

We also execute over-the-counter derivative contracts, such as interest rate swaps, swaptions, forwards, caps, and floors. We utilize third-party-developed valuation models that are widely accepted in the market to value these over-the-counter derivative contracts. The specific terms of the contract and market observable inputs (such as interest rate forward curves and interpolated volatility assumptions) are entered into the model. We classified these over-the-counter derivative contracts as Level 2 because all significant inputs into these models were market observable.

We also hold certain derivative contracts that are structured specifically to meet a particular hedging objective. These derivative contracts often are utilized to hedge risks inherent within certain on-balance sheet securitizations. To hedge risks on particular bond classes or securitization collateral, the derivative’s notional amount is often indexed to the hedged item. As a result, we typically are required to use internally developed prepayment assumptions as an input into the model to forecast future notional amounts on these structured derivative contracts. Accordingly, we classified these derivative contracts as Level 3.

We are required to consider all aspects of nonperformance risk, including our own credit standing, when measuring fair value of a liability. We consider our credit risk and the credit risk of our counterparties in the valuation of derivative instruments through a credit valuation adjustment (CVA). The CVA calculation utilizes our credit default swap spreads and the spreads of the counterparty. Additionally, we reduce credit risk on the majority of our derivatives by entering into legally enforceable agreements that enable the posting and receiving of collateral associated with the fair value of our derivative positions on an ongoing basis.

•	Collateral placed with counterparties — Collateral in the form of investment securities are primarily carried at fair value using quoted prices in active markets for similar assets.

•

Repossessed and foreclosed assets — Foreclosed on or repossessed assets resulting from loan defaults are carried at the lower of either cost or fair value and are included in other assets on the Consolidated Balance Sheet. The fair value disclosures include only assets carried at fair value.

The majority of assets acquired due to default are foreclosed assets. We revalue foreclosed assets on a periodic basis. We classified properties that are valued by independent third-party appraisals as Level 2. When third-party appraisals are not obtained, valuations are typically obtained from third-party broker price opinion; however, depending on the circumstances, the property list price or other sales price

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

information may be used in lieu of a broker price opinion. Based on historical experience, we adjust these values downward to take into account damage and other factors that typically cause the actual liquidation value of foreclosed properties to be less than broker price opinion or other price sources. This valuation adjustment is necessary to ensure the valuation ascribed to these assets considers unique factors and circumstances surrounding the foreclosed asset. As a result of applying internally developed adjustments to the third-party-provided valuation of the foreclosed property, we classified these assets as Level 3 in the fair value disclosures.

•

On-balance sheet securitization debt — We elected the fair value option for certain mortgage loans held-for-investment and the related on-balance sheet securitization debt. We value securitization debt that was elected pursuant to the fair value option and any economically retained positions using market observable prices whenever possible. The securitization debt is principally in the form of asset- and mortgage-backed securities collateralized by the underlying mortgage loans held-for-investment. Due to the attributes of the underlying collateral and current market conditions, observable prices for these instruments are typically not available. In these situations, we consider observed transactions as Level 2 inputs in our discounted cash flow models. Additionally, the discounted cash flow models utilize other market observable inputs, such as interest rates, and internally derived inputs including prepayment speeds, credit losses, and discount rates. Fair value option-elected financing securitization debt is classified as Level 3 as a result of the reliance on significant assumptions and estimates for model inputs. Refer to the section within this note titled Fair Value Option for Financial Assets and Financial Liabilities for further information about the election. The debt that was not elected under the fair value option is reported on the balance sheet at cost, net of premiums or discounts and issuance costs.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Recurring Fair Value

The following tables display the assets and liabilities measured at fair value on a recurring basis including financial instruments elected for the fair value option. We often economically hedge the fair value change of our assets or liabilities with derivatives and other financial instruments. The tables below display the hedges separately from the hedged items; therefore, they do not directly display the impact of our risk management activities.

	Recurring fair value measurements
December 31, 2010	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Trading securities
U.S. Treasury and federal agencies	$77	$—	$—	$77
Mortgage-backed
Residential	—	25	44	69
Asset-backed	—	—	94	94

Total trading securities	77	25	138	240
Investment securities
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	3,313	5	—	3,318
States and political subdivisions	—	2	—	2
Foreign government	873	375	—	1,248
Mortgage-backed
Residential	—	5,824	1	5,825
Asset-backed	—	1,948	—	1,948
Corporate debt securities	—	1,558	—	1,558
Other debt securities	—	151	—	151

Total debt securities	4,186	9,863	1	14,050
Equity securities (a)	796	—	—	796

Total available-for-sale securities	4,982	9,863	1	14,846
Mortgage loans held-for-sale, net (b)	—	6,420	4	6,424
Consumer mortgage finance receivables and loans, net (b)	—	—	1,015	1,015
Mortgage servicing rights	—	—	3,738	3,738
Other assets
Interests retained in financial asset sales	—	—	568	568
Fair value of derivative contracts in receivable position
Interest rate contracts	242	3,464	105	3,811
Foreign currency contracts	—	155	—	155

Total fair value of derivative contracts in receivable position	242	3,619	105	3,966
Collateral placed with counterparties (c)	728	—	—	728

Total assets	$6,029	$19,927	$5,569	$31,525

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$—	$—	$(972)	$(972)
Accrued expenses and other liabilities
Fair value of derivative contracts in liability position
Interest rate contracts	(208)	(3,222)	(118)	(3,548)
Foreign currency contracts	—	(312)	—	(312)

Total fair value of derivative contracts in liability position	(208)	(3,534)	(118)	(3,860)

Total liabilities	$(208)	$(3,534)	$(1,090)	$(4,832)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	Our investment in any one industry did not exceed 23%.

(b)	Carried at fair value due to fair value option elections.

(c)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Recurring fair value measurements
December 31, 2009	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Trading securities
Mortgage-backed
Residential	$—	$44	$99	$143
Asset-backed	—	—	596	596

Total trading securities	—	44	695	739
Investment securities
Available-for-sale securities
Debt securities
U.S. Treasury and federal agencies	1,989	1,521	—	3,510
States and political subdivisions	—	811	—	811
Foreign government	911	262	—	1,173
Mortgage-backed
Residential	—	3,455	6	3,461
Asset-backed	—	985	20	1,005
Corporate debt securities	2	1,471	—	1,473
Other	47	—	—	47

Total debt securities	2,949	8,505	26	11,480
Equity securities	671	4	—	675

Total available-for-sale securities	3,620	8,509	26	12,155
Mortgage loans held-for-sale, net (a)	—	5,545	—	5,545
Consumer mortgage finance receivables and loans, net (a)	—	—	1,391	1,391
Mortgage servicing rights	—	—	3,554	3,554
Other assets
Cash reserve deposits held-for-securitization trusts	—	—	31	31
Interests retained in financial asset sales	—	—	471	471
Fair value of derivative contracts in receivable position	184	2,035	435	2,654
Collateral placed with counterparties (b)	808	37	—	845

Total assets	$4,612	$16,170	$6,603	$27,385

Liabilities
Long-term debt
On balance sheet securitization debt (a)	$—	$—	$(1,294)	$(1,294)
Accrued expenses and other liabilities
Fair value of derivative contracts in liability position	(172)	(1,391)	(332)	(1,895)

Total liabilities	$(172)	$(1,391)	$(1,626)	$(3,189)

(a)	Carried at fair value due to fair value option elections.

(b)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables present the reconciliation for all Level 3 assets and liabilities measured at fair value on a recurring basis. We often economically hedge the fair value change of our assets or liabilities with derivatives and other financial instruments. The Level 3 items presented below may be hedged by derivatives and other financial instruments that are classified as Level 1 or Level 2. Thus, the following tables do not fully reflect the impact of our risk management activities.

	Level 3 recurring fair value measurements
	Fair value at January 1, 2010	Net realized/unrealized gains(losses)			Purchases, issuances, and settlements, net	Fair value at December 31, 2010	Net unrealized gains (losses) included in earnings still held at December 31, 2010
		included in earnings		included in other comprehensive income
	($ in millions)
Assets
Trading securities
Mortgage-backed
Residential	$99	$6	(a)	$—	$(61)	$44	$24	(a)
Asset-backed	596	—		5	(507)	94	—

Total trading securities	695	6		5	(568)	138	24
Investment securities
Available-for-sale securities
Debt securities
Mortgage backed
Residential	6	—		(2)	(3)	1	—
Asset backed	20	—		—	(20)	—	—

Total debt securities	26	—		(2)	(23)	1	—
Mortgage loans held-for-sale, net (b)	—	3	(b)		1	4	3	(b)
Consumer mortgage finance receivables and loans, net (b)	1,391	1,903	(b)	—	(2,279)	1,015	1,189	(b)
Mortgage servicing rights	3,554	(871	) (c)	—	1,055	3,738	(871	) (c)
Other assets
Cash reserve deposits held-for-securitization trusts	31	—		—	(31)	—	—
Interests retained in financial asset sales	471	94	(d)		3	568	14	(d)
Fair value of derivative contracts in receivable (liability) position, net
Interest rate contracts, net	103	180	(e)	—	(296)	(13)	388	(e)

Total assets	$6,271	$1,315		$3	$(2,138)	$5,451	$747

Liabilities
Long-term debt
On-balance sheet securitization debt (b)	$(1,294)	$(1,881	) (b)	$—	$2,193	$(972)	$(1,387	) (b)

Total liabilities	$(1,294)	$(1,881)		$—	$2,193	$(972)	$(1,387)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

(a)	The fair value adjustment was reported as other (loss) gain on trading securities, net, and the related interest was reported as interest on trading securities in the Consolidated Statement of Income.

(b)	Carried at fair value due to fair value option elections. Refer to the next section of this note titled Fair Value Option for Financial Assets and Liabilities for the location of the gains and losses in the Consolidated Statement of Income.

(c)	Fair value adjustment was reported as servicing-asset valuation and hedge activities, net, in the Consolidated Statement of Income.

(d)	Reported as other income, net of losses, in the Consolidated Statement of Income.

(e)	Refer to Note 23 for information related to the location of the gains and losses on derivative instruments in the Consolidated Statement of Income.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Level 3 recurring fair value measurements
	Fair value at January 1, 2009	Net realized/unrealized gains (losses)			Purchases, issuances, and settlements, net	Net transfers into/(out of) Level 3	Fair value at December 31, 2009	Net unrealized (losses) gains included in earnings still held at December 31, 2009
		included in earnings		included in other comprehensive income
	($ in millions)
Assets
Trading securities
Mortgage-backed
Residential	$211	$(42	) (a)	$—	$(89)	$19	$99	$33	(a)
Asset-backed	509	165	(a)	13	(91)	—	596	166	(a)

Total trading securities	720	123		13	(180)	19	695	199
Investment securities
Available-for-sale securities
Debt securities
Mortgage-backed
Residential	2	—		(4)	—	8	6	—
Asset-backed	607	6	(b)	5	(598)	—	20	—

Total debt securities	609	6		1	(598)	8	26	—
Equity securities	22	—		1	—	(23)	—	—

Total available-for-sale securities	631	6		2	(598)	(15)	26	—
Consumer mortgage finance receivables and loans, net (c)	1,861	941	(c)	—	(1,411)	—	1,391	480	(c)
Mortgage servicing rights	2,848	(122	) (d)	—	828	—	3,554	(110	) (d)
Other assets
Cash reserve deposits held-for-securitization trusts	41	2	(e)	—	(12)	—	31	3	(e)
Interests retained in financial asset sales	1,001	(14	) (e)	3	(519)	—	471	(10	) (e)
Fair value of derivative contracts in receivable (liability) position, net	149	324	(f)	(5)	(510)	145	103	917	(f)

Total assets	$7,251	$1,260		$13	$(2,490)	$149	$6,271	$1,479

Liabilities
Long-term debt
On-balance sheet securitization debt(c)	$(1,899)	$(875	) (c)	$—	$1,480	$—	$(1,294)	$(455	) (c)

Total liabilities	$(1,899)	$(875)		$—	$1,480	$—	$(1,294)	$(445)

(a)	The fair value adjustment was reported as other (loss) gain on trading securities, net, and the related interest was reported as interest on trading securities in the Consolidated Statement of Income.

(b)	The fair value adjustment was reported as other gain (loss) on investment, net, and the related interest and dividends were reported as interest and dividends on available-for-sale investment securities.

(c)	Carried at fair value due to fair value option elections. Refer to the next section of this note titled Fair Value Option for Financial Assets and Liabilities for the location of the gains and losses in the Consolidated Statement of Income.

(d)	Fair value adjustment reported as servicing-asset valuation and hedge activities, net, in the Consolidated Statement of Income.

(e)	Reported as other income, net of losses, in the Consolidated Statement of Income.

(f)	Refer to Note 23 for information related to the location of the gains and losses on derivative instruments in the Consolidated Statement of Income.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Nonrecurring Fair Value

We may be required to measure certain assets at fair value from time to time. These periodic fair value measures typically result from the application of lower-of-cost or fair value accounting or certain impairment measures. These items would constitute nonrecurring fair value measures.

The following tables display the assets measured at fair value on a nonrecurring basis.

	Nonrecurring fair value measures				Lower-of-cost or fair value or valuation reserve allowance	Total gains included in earnings for the year ended
December 31, 2010	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Mortgage loans held-for-sale, net (a)	$—	$—	$844	$844	$(48)	$	n/m	(b)
Commercial finance receivables and loans, net (c)
Automobile	—	—	379	379	(52)		n/m	(b)
Mortgage	—	28	26	54	(14)		n/m	(b)
Other	—	—	107	107	(61)		n/m	(b)

Total commercial finance receivables and loans, net	—	28	512	540	(127)
Other assets
Real estate and other investments (d)	—	5	—	5	n/m		$—
Repossessed and foreclosed assets (e)	—	43	44	87	(13)		n/m	(b)

Total assets	$—	$76	$1,400	$1,476	$(188)		$—

n/m = not meaningful

(a)	Represents loans held for sale that are required to be measured at the lower-of-cost or fair value. The table above includes only loans with fair values below cost during 2010. The related valuation allowance represents the cumulative adjustment to fair value of those specific assets.

(b)	We consider the applicable valuation or loan loss allowance to be the most relevant indicator of the impact on earnings caused by the fair value measurement. Accordingly, the table above excludes total gains and losses included in earnings for these items. The carrying values are inclusive of the respective valuation or loan loss allowance.

(c)	Represents the portion of the portfolio specifically impaired during 2010. The related valuation allowance represents the cumulative adjustment to fair value of those specific receivables.

(d)	Represents model homes impaired during 2010. The total loss included in earnings represents adjustments to the fair value of the portfolio based on the estimated fair value if the model home is under lease or the estimated value if the model home is marketed for sale.

(e)	The allowance provided for repossessed and foreclosed assets represents any cumulative valuation adjustment recognized to adjust the assets to fair value.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Nonrecurring fair value measures				Lower-of-cost or fair value or valuation reserve allowance	Total losses included in earnings for the year ended
December 31, 2009	Level 1	Level 2	Level 3	Total
	($ in millions)
Assets
Loans held-for-sale, net (a)	$—	$31	$5,453	$5,484	$(227)	n/m	(b)
Commercial finance receivables and loans, net (c)	—	85	1,443	1,528	(770)	$(87	) (d)
Other assets
Real estate and other investments (e)	—	49	65	114	n/m (f)	(226)
Repossessed and foreclosed assets (g)	—	111	108	219	(104)	n/m	(b)
Goodwill (h)	—	—	—	—	n/m (f)	(607)

Total assets	$—	$276	$7,069	$7,345	$(1,101)	$(920)

n/m = not meaningful

(a)	Represents loans held-for-sale that are required to be measured at the lower-of-cost or fair value. The table above includes only loans with fair values below cost during 2009. The related valuation allowance represents the cumulative adjustment to fair value of those specific assets.

(b)	We consider the applicable valuation or loan loss allowance to be the most relevant indicator of the impact on earnings caused by the fair value measurement. Accordingly, the table above excludes total gains and losses included in earnings for these items. The carrying values are inclusive of the respective valuation or loan loss allowance.

(c)	Represents the portion of the portfolio specifically impaired during 2009. The related valuation allowance represents the cumulative adjustment to fair value of those specific receivables.

(d)	Represents losses recognized on the impairment of our resort finance portfolio, which provided debt capital to resort and timeshare developers.

(e)	Represents model homes impaired during 2009. The total loss included in earnings represents adjustments to the fair value of the portfolio based on the estimated fair value if the model home is under lease or the estimated fair value if the model home is marketed for sale.

(f)	The total gain (loss) included in earnings is the most relevant indicator of the impact on earnings.

(g)	The allowance provided for repossessed and foreclosed assets represents any cumulative valuation adjustment recognized to adjust the assets to fair value.

(h)	Represents goodwill impaired during 2009. The impairment related to a reporting unit within our Insurance operations.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Fair Value Option for Financial Assets and Financial Liabilities

On January 1, 2008, we elected to measure at fair value certain domestic consumer mortgage finance receivables and loans and the related debt held in on-balance sheet mortgage securitization structures. During the three months ended September 30, 2009, we also elected the fair value option for conforming and government-insured residential mortgage loans held-for-sale funded after July 31, 2009. As of January 1, 2010, we elected the fair value option for all on-balance sheet mortgage securitization structures that were required to be consolidated due to the adoption of ASU 2009-17. Refer to Note 1 for additional information related to the adoption. Our intent in electing fair value for all these items was to mitigate a divergence between accounting losses and economic exposure for certain assets and liabilities.

A description of the financial assets and liabilities elected to be measured at fair value is as follows.

•

On-balance sheet mortgage securitizations — We carry the fair value-elected consumer loans as finance receivable and loans, net, on the Consolidated Balance Sheet. Our policy is to separately record interest income on the fair value-elected loans (unless the loans are placed on nonaccrual status); however, the accrued interest was excluded from the fair value presentation. We classified the fair value adjustment recorded for the loans as other income, net of losses, in the Consolidated Statement of Income.

We continued to record the fair value-elected debt balances as long-term debt on the Consolidated Balance Sheet. Our policy is to separately record interest expense on the fair value-elected securitization debt, which continues to be classified as interest on long-term debt in the Consolidated Statement of Income. We classified the fair value adjustment recorded for this fair value-elected debt as other income, net of losses, in the Consolidated Statement of Income.

•

Conforming and government-insured mortgage loans held-for-sale — During the three months ended September 30, 2009, we elected the fair value option for conforming and government-insured mortgage loans held-for-sale funded after July 31, 2009. We elected the fair value option to mitigate earnings volatility by better matching the accounting for the assets with the related hedges.

Excluded from the fair value option were conforming and government-insured loans funded on or prior to July 31, 2009, and those repurchased or reorganized. The loans funded on or prior to July 31, 2009, were ineligible because the election must be made at the time of funding. Repurchased and rerecognized conforming and government-insured loans were not elected because the election will not mitigate earning volatility. We repurchase or rerecognize loans due to representation and warranty obligations or conditional repurchase options. Typically, we will be unable to resell these assets through regular channels due to characteristics of the assets. Since the fair value of these assets is influenced by factors that cannot be hedged, we did not elect the fair value option.

We carry the fair value-elected conforming and government-insured loans as loans held-for-sale, net, on the Consolidated Balance Sheet. Our policy is to separately record interest income on the fair value-elected loans (unless they are placed on nonaccrual status); however, the accrued interest was excluded from the fair value presentation. Upfront fees and costs related to the fair value-elected loans were not deferred or capitalized. The fair value adjustment recorded for these loans is classified as gain (loss) on mortgage loans, net, in the Consolidated Statement of Income. In accordance with GAAP, the fair value option election is irrevocable once the asset is funded even if it is subsequently determined that a particular loan cannot be sold.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables summarize the fair value option elections and information regarding the amounts recorded as earnings for each fair value option-elected item.

	Changes included in the Consolidated Statement of Income
Year ended December 31,	Interest and fees on finance receivables and loans		Interest on loans held-for-sale		Interest on long-term debt		Gain on mortgage loans, net	Other income, net of losses	Total included in earnings	Change in fair value due to credit risk (a)
	($ in millions)
2010
Assets
Mortgage loans held-for-sale, net	$—		$221	(b)	$—		$845	$3	$1,069	$—	(c)
Consumer mortgage finance receivables and loans, net	555	(b)	—		—		—	1,348	1,903	(8	) (d)
Liabilities
Long-term debt
On-balance sheet securitization debt	$—		$—		$(313	) (e)	$—	$(1,568)	(1,881)	$29	(f)

Total									$1,091

2009
Assets
Mortgage loans held-for-sale, net	$—		$85	(b)	$—		$344	$—	$429	$—	(c)
Consumer mortgage finance receivables and loans, net	508	(b)	—		—		—	433	941	(118	) (d)
Liabilities
Long-term debt
On-balance sheet securitization debt	$—		$—		$(227	) (e)	$—	$(648)	(875)	$230	(f)

Total									$495

(a)	Factors other than credit quality that impact fair value include changes in market interest rates and the illiquidity or marketability in the current marketplace. Lower levels of observable data points in illiquid markets generally result in wide bid/offer spreads.
(b)	Interest income is measured by multiplying the unpaid principal balance on the loans by the coupon rate and the number of days of interest due.
(c)	The credit impact for loans held-for-sale is assumed to be zero because the loans are either suitable for sale or are covered by a government guarantee.
(d)	The credit impact for consumer mortgage finance receivables and loans was quantified by applying internal credit loss assumptions to cash flow models.
(e)	Interest expense is measured by multiplying bond principal by the coupon rate and the number of days of interest due to the investor.
(f)	The credit impact for on-balance sheet securitization debt is assumed to be zero until our economic interests in a particular securitization is reduced to zero at which point the losses on the underlying collateral will be expected to be passed through to third-party bondholders. Losses allocated to third-party bondholders, including changes in the amount of losses allocated, will result in fair value changes due to credit. We also monitor credit ratings and will make credit adjustments to the extent any bond classes are downgraded by rating agencies.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

The following table provides the aggregate fair value and the aggregate unpaid principal balance for the fair value option-elected loans and long-term debt instruments.

	December 31,
	2010		2009
	Unpaid principal balance	Fair value(a)	Unpaid principal balance	Fair value (a)
	($ in millions)
Assets
Mortgage loans held-for-sale, net Total loans	$6,354	$6,424	$5,427	$5,545
Nonaccrual loans	3	1	3	3
Loans 90+ days past due (b)	—	—	—	—
Consumer mortgage finance receivables and loans, net Total loans	2,905	1,015	7,180	1,391
Nonaccrual loans (c)	586	260	2,343	499
Loans 90+ days past due(b)(c)	366	184	1,434	314
Liabilities
Long-term debt
On-balance sheet securitization debt	$(2,969)	$(972)	$(7,166)	$(1,294)

(a)	Excludes accrued interest receivable.

(b)	Loans 90+ days past due are also presented within the nonaccrual loan balance and the total loan balance; however, excludes government-insured loans that are still accruing interest.

(c)	The fair value of consumer mortgage finance receivables and loans is calculated on a pooled basis; therefore, we allocated the fair value of nonaccrual loans and loans 90+ days past due to individual loans based on the unpaid principal balances. For further discussion regarding the pooled basis, refer to the previous section of this note titled Consumer mortgage finance receivables and loans, net.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Fair Value of Financial Instruments

The following table presents the carrying and estimated fair value of assets and liabilities that are considered financial instruments. Accordingly, items that do not meet the definition of a financial instrument are excluded from the table. When possible, we use quoted market prices to determine fair value. Where quoted market prices are not available, the fair value is internally derived based on appropriate valuation methodologies with respect to the amount and timing of future cash flows and estimated discount rates. However, considerable judgment is required in interpreting market data to develop estimates of fair value, so the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions or estimation methodologies could be material to the estimated fair values. Fair value information presented herein was based on information available at December 31, 2010 and 2009.

	December 31,
	2010		2009
	Carrying value	Estimated fair value	Carrying value	Estimated fair value
	($ in millions)
Financial assets
Trading securities	$240	$240	$739	$739
Investment securities	14,846	14,846	12,158	12,158
Loans held-for-sale, net	11,411	11,449	20,625	19,855
Finance receivables and loans, net	100,540	99,462	75,256	72,213
Interests retained in financial asset sales	568	568	471	471
Fair value of derivative contracts in receivable position	3,966	3,966	2,654	2,654
Collateral placed with counterparties (a)	728	728	845	845
Financial liabilities
Deposit liabilities (b)	$37,291	$37,546	$30,549	$30,795
Short-term borrowings	7,508	7,509	10,292	10,282
Long-term debt (c)	87,181	88,996	88,527	85,306
Fair value of derivative contracts in liability position	3,860	3,860	1,895	1,895

(a)	Represents collateral in the form of investment securities. Cash collateral was excluded above.

(b)	The carrying value and fair value amounts exclude dealer deposits.

(c)	Debt includes deferred interest for zero-coupon bonds of $569 million and $506 million at December 31, 2010 and 2009, respectively.

The following describes the methodologies and assumptions used to determine fair value for the respective classes of financial instruments. In addition to the valuation methods discussed below, we also followed guidelines for determining whether a market was not active and a transaction was not distressed. As such, we assumed the price that would be received in an orderly transaction (including a market-based return) and not in forced liquidation or distressed sale.

•	Trading securities — Refer to the previous section of this note titled Trading securities for a description of the methodologies and assumptions used to determine fair value.

•

Investment securities — Bonds, equity securities, and other available-for-sale investment securities are carried at fair value. Refer to the previous section of this note titled Available-for-sale securities for a description of the methodologies and assumptions used to determine fair value. The fair value of the held-to-maturity investment securities is based on valuation models using market-based assumption.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

•	Loans held-for-sale, net — Refer to the previous sections of this note also titled Loans held-for-sale, net, for a description of methodologies and assumptions used to determine fair value.

•

Finance receivables and loans, net — With the exception of mortgage loans held-for-investment, the fair value of finance receivables was based on discounted future cash flows using applicable spreads to approximate current rates applicable to each category of finance receivables (an income approach). The carrying value of wholesale receivables in certain markets and certain other automobile- and mortgage-lending receivables for which interest rates reset on a short-term basis with applicable market indices are assumed to approximate fair value either because of the short-term nature or because of the interest rate adjustment feature. The fair value of wholesale receivables in other markets was based on discounted future cash flows using applicable spreads to approximate current rates applicable to similar assets in those markets.

For mortgage loans held-for-investment used as collateral for securitization debt, we used a portfolio approach or an in-use premise to measure these loans at fair value. The objective in fair valuing these loans (which are legally isolated and beyond the reach of our creditors) and the related collateralized borrowings is to reflect our retained economic position in the securitizations. For mortgage loans held-for-investment that are not securitized, we used valuation methods and assumptions similar to those used for mortgage loans held-for-sale. These valuations consider unique attributes of the loans such as geography, delinquency status, product type, and other factors. Refer to the previous section in this note titled Loans held-for-sale, net, for a description of methodologies and assumptions used to determine the fair value of mortgage loans held-for-sale.

•	Derivative instruments — Refer to the previous section of this note titled Derivative instruments for a description of the methodologies and assumptions used to determine fair value.

•

Collateral placed with counterparties — Collateral placed with counterparties in the table above represents only collateral in the form of investment securities. Refer to the previous section of this note also titled Collateral placed with counterparties for additional information.

•

Interests retained in financial asset sales — Refer to the previous sections of this note titled Interests retained in financial asset sales for a description of the methodologies and assumptions used to determine fair value.

•

Debt — The fair value of debt was determined using quoted market prices for the same or similar issues, if available, or was based on the current rates offered to us for debt with similar remaining maturities.

•

Deposit liabilities — Deposit liabilities represent certain consumer bank deposits as well as mortgage escrow deposits. The fair value of deposits with no stated maturity is equal to their carrying amount. The fair value of fixed-maturity deposits was estimated by discounting cash flows using currently offered rates for deposits of similar maturities.

28. Segment and Geographic Information

Operating segments are defined as components of an enterprise that engage in business activity from which revenues are earned and expenses incurred for which discrete financial information is available that is evaluated regularly by our chief operating decision maker in deciding how to allocate resources and in assessing performance.

Basis of Presentation

We report our results of operations on a line-of-business basis through five operating segments – North American Automotive Finance operations, International Automotive Finance operations, Insurance operations,

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Mortgage – Origination and Servicing operations, and Mortgage – Legacy Portfolio and Other operations, with the remaining activity reported in Corporate and Other. The operating segments are determined based on the products and services offered and geographic considerations, and reflect the manner in which financial information is currently evaluated by management. The following is a description of each of our reportable operating segments.

•

North American Automotive Finance operations — Provides automotive financing services to consumers and automotive dealers in the United States and Canada and includes the automotive activities of Ally Bank and ResMor Trust. For consumers, we offer retail automotive financing and leasing for new and used vehicles, and through our commercial automotive financing operations, we fund dealer purchases of new and used vehicles through wholesale or floorplan financing.

•

International Automotive Finance operations — Provides automotive financing and full-service leasing to consumers and dealers outside of the United States and Canada. Our International Automotive Finance operations will focus the majority of new originations in five core international markets: Germany, the United Kingdom, Brazil, Mexico, and China through our joint venture.

•

Insurance operations — Offers consumer and commercial insurance products sold primarily through the dealer channel including vehicle extended service contracts, commercial insurance coverage in the United States and internationally (primarily covering dealers’ wholesale vehicle inventory), and personal automobile insurance in certain countries outside the United States.

•

Mortgage — Origination and Servicing operations —The principal activities include originating, purchasing, selling, and securitizing conforming and government-insured residential mortgage loans in the United States and Canada; servicing residential mortgage loans for ourselves and others; and providing collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We also originate high quality prime jumbo mortgage loans in the United States. We finance our mortgage loan originations primarily in Ally Bank in the United States and in our trust company, ResMor Trust, in Canada.

•

Mortgage — Legacy Portfolio and Other operations — Primarily consists of loans originated prior to January 1, 2009, and includes noncore business activities including discontinued operations, portfolios in runoff, and cash held in the ResCap legal entity. These activities, all of which we have discontinued, include, among other things; lending to real estate developers and homebuilders in the United States and United Kingdom; purchasing, selling, and securitizing nonconforming residential mortgage loans (with the exception of U.S. prime jumbo mortgage loans) in both the United States and internationally; certain conforming origination channels closed in 2008; and our mortgage reinsurance business.

Corporate and Other consists of our Commercial Finance Group, certain equity investments, other corporate activities, the residual impacts of our corporate funds-transfer-pricing (FTP) and treasury asset liability management activities (ALM), and reclassifications and eliminations between the reportable operating segments.

We utilize an FTP methodology for the majority of our business operations. The FTP methodology assigns charge rates and credit rates to classes of assets and liabilities based on expected duration and the LIBOR swap curve plus an assumed credit spread. Matching duration allocates interest income and interest expense to these reportable segments so their respective results are insulated from interest rate risk. This methodology is consistent with our ALM practices, which includes managing interest rate risk centrally at a corporate level. The net residual impact of the FTP methodology is included within the results of Corporate and Other as summarized below.

The information presented in our reportable operating segments and geographic areas tables that follow are based in part on internal allocations, which involve management judgment.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Change in Reportable Segment Information

As a result of a change in management’s view of our operations, we have changed the presentation and profit measures of our reportable operating segments as of December 31, 2010. These changes include the following.

•

We presented our Origination and Servicing operations and Legacy Portfolio and Other operations reportable operating segments under the new collective business description, Mortgage. Previously our Origination and Servicing operations and Legacy Portfolio and Other operations were combined in one reportable operating segment, Mortgage operations. The new presentation is consistent with the organizational alignment of the business and management’s current view of the mortgage business.

•

Beginning in the fourth quarter of 2010, we began presenting operating results for all of our reportable operating segments on solely a pretax basis. This presentation is consistent with the measure of operating segment results regularly reviewed by our chief operating decision maker.

•	During the fourth quarter of 2010, we made modifications to the FTP allocations applicable to our North American Automotive Finance operations commercial loan portfolio.

Amounts for 2009 and 2008 have been reclassified to conform to the current management view.

Financial information for our reportable operating segments is summarized as follows.

	Global Automotive Services			Mortgage(a)		Corporate and Other(c)	Consolidated(d)
Year ended December 31,	North American Automotive Finance operations	International Automotive Finance operations(b)	Insurance operations	Origination and Servicing operations	Legacy Portfolio and Other operations
	($ in millions)
2010
Net financing revenue (loss)	$3,321	$683	$97	$(26)	$605	$(2,099)	$2,581
Other revenue (expense)	690	316	2,263	1,834	260	(42)	5,321

Total net revenue (loss)	4,011	999	2,360	1,808	865	(2,141)	7,902
Provision for loan losses	286	54	—	(29)	173	(42)	442
Other noninterest expense	1,381	717	1,791	920	946	526	6,281

Income (loss) from continuing operations before income tax expense	$2,344	$228	$569	$917	$(254)	$(2,625)	$1,179

Total assets	$81,893	$15,979	$8,789	$24,478	$12,308	$28,561	$172,008

2009
Net financing revenue (loss)	$3,074	$705	$192	$(58)	$626	$(2,461)	$2,078
Other revenue (expense)	757	263	2,079	1,063	(685)	940	4,417

Total net revenue (loss)	3,831	968	2,271	1,005	(59)	(1,521)	6,495
Provision for loan losses	611	230	—	41	4,231	491	5,604
Other noninterest expense	1,596	895	1,942	925	2,014	478	7,850

Income (loss) from continuing operations before income tax expense	$1,624	$(157)	$329	$39	$(6,304)	$(2,490)	$(6,959)

Total assets	$68,282	$21,802	$10,614	$20,010	$18,884	$32,714	$172,306

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Global Automotive Services			Mortgage(a)		Corporate and Other(c)	Consolidated(d)
Year ended December 31,	North American Automotive Finance operations	International Automotive Finance operations(b)	Insurance operations	Origination and Servicing operations	Legacy Portfolio and Other operations
	($ in millions)

2008
Net financing revenue (loss)	$1,531	$877	$261	$(149)	$510	$(2,113)	$917
Other revenue	1,066	365	2,700	1,281	168	9,691	15,271

Total net revenue	2,597	1,242	2,961	1,132	678	7,578	16,188
Provision for loan losses	1,198	204	—	8	1,682	10	3,102
Other noninterest expense	1,721	936	2,462	662	2,066	502	8,349

(Loss) income from continuing operations before income tax expense	$(322)	$102	$499	$462	$(3,070)	$7,066	$4,737

Total assets	$71,981	$29,290	$12,013	$11,870	$32,893	$31,429	$189,476

(a)	Represents the ResCap legal entity and the mortgage activities of Ally Bank and ResMor Trust.
(b)	Amounts include intrasegment eliminations between our North American Automotive Finance operations, International Automotive Finance operations, and Insurance operations.
(c)	At December 31, 2010, 2009, and 2008, total assets were $1.6 billion, $3.3 billion, and $6.0 billion for the Commercial Finance Group, respectively.
(d)	Net financing revenue after the provision for loan losses totaled $2,139 million, $(3,526) million, and $(2,185) million in 2010, 2009, and 2008, respectively.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Information concerning principal geographic areas was as follows.

Year ended December 31,	Revenue(a)	Income (loss) from continuing operations before income tax expense (benefit) (b)	Net income (loss) (b)	Identifiable assets (c)	Long-lived assets (d)
	($ in millions)
2010
Canada	$904	$449	$402	$17,321	$1,522
Europe	807	346	278	11,321	406
Latin America	869	170	164	6,917	35
Asia	4	7	(43)	24	—

Total foreign	2,584	972	801	35,583	1,963
Total domestic (e)	5,318	207	274	135,900	7,541

Total	$7,902	$1,179	$1,075	$171,483	$9,504

2009
Canada	$654	$197	$148	$17,885	$3,985
Europe	921	31	(86)	15,555	906
Latin America	709	116	163	6,574	33
Asia	(55)	(24)	(13)	1,378	8

Total foreign	2,229	320	212	41,392	4,932
Total domestic (e)	4,266	(7,279)	(10,510)	130,388	11,399

Total	$6,495	$(6,959)	$(10,298)	$171,780	$16,331

2008
Canada	$(116)	$(526)	$(382)	$19,044	$6,211
Europe	1,236	224	116	37,266	2,349
Latin America	971	186	228	7,350	167
Asia	(6)	(13)	(20)	2,445	179

Total foreign	2,085	(129)	(58)	66,105	8,906
Total domestic (e)	14,103	4,866	1,926	122,014	17,915

Total	$16,188	$4,737	$1,868	$188,119	$26,821

(a)	Revenue consists of net financing revenue and total other revenue as presented in our Consolidated Statement of Income.

(b)	The domestic amounts include original discount amortization of $1.2 billion, $1.1 billion, and $70 million for the years ended December 31, 2010, 2009, and 2008, respectively.

(c)	Identifiable assets consist of total assets excluding goodwill.

(d)	Long-lived assets consist of investment in operating leases, net, and net property and equipment.

(e)	Amounts include eliminations between our domestic and foreign operations.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

29. Parent and Guarantor Consolidating Financial Statements

Certain of our senior notes are guaranteed by a group of subsidiaries (the Guarantors). The Guarantors, each of which is a 100% directly owned subsidiary of Ally Financial Inc., are Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V., and GMAC Continental LLC. The Guarantors fully and unconditionally guarantee the senior notes on a joint and several basis.

The following financial statements present condensed consolidating financial data for (i) Ally Financial Inc. (on a parent company only basis), (ii) the combined Guarantors, (iii) the combined nonguarantor subsidiaries (all other subsidiaries), (iv) an elimination column for adjustments to arrive at the information for the parent company, Guarantors, and nonguarantors on a consolidated basis, and (v) the parent company and our subsidiaries on a consolidated basis.

Investments in subsidiaries are accounted for by the parent company and the Guarantors using the equity method for this presentation. Results of operations of subsidiaries are therefore classified in the parent company’s and Guarantors’ investment in subsidiaries accounts. The elimination entries set forth in the following condensed consolidating financial statements eliminate distributed and undistributed income of subsidiaries, investments in subsidiaries, and intercompany balances and transactions between the parent, Guarantors, and nonguarantors.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Income

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2010
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$938	$26	$5,591	$—	$6,555
Interest and fees on finance receivables and loans — intercompany	526	5	4	(535)	—
Interest on loans held-for-sale	75	—	589	—	664
Interest on trading securities	—	—	15	—	15
Interest and dividends on available-for-sale investment securities	4	—	360	(2)	362
Interest and dividends on available-for-sale investment securities — intercompany	112	—	9	(121)	—
Interest bearing cash	13	—	57	—	70
Other interest income, net	—	—	2	(1)	1
Operating leases	1,063	—	2,717	—	3,780

Total financing revenue and other interest income	2,731	31	9,344	(659)	11,447
Interest expense
Interest on deposits	52	—	608	—	660
Interest on short-term borrowings	43	1	403	—	447
Interest on long-term debt	3,804	14	1,903	8	5,729
Interest on intercompany debt	(21)	6	560	(545)	—

Total interest expense	3,878	21	3,474	(537)	6,836
Depreciation expense on operating lease assets	435	—	1,595	—	2,030

Net financing (loss) revenue	(1,582)	10	4,275	(122)	2,581
Dividends from subsidiaries
Nonbank subsidiaries	182	5	—	(187)	—

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Other revenue
Servicing fees	434	—	1,130	(1)	1,563
Servicing-asset valuation and hedge activities, net	—	—	(394)	—	(394)

Total servicing income, net	434	—	736	(1)	1,169
Insurance premiums and service revenue earned	—	—	1,865	—	1,865
Gain on mortgage and automotive loans, net	31	—	1,236	—	1,267
Loss on extinguishment of debt	(127)	—	(8)	12	(123)
Other gain on investments, net	6	—	505	(6)	505
Other (loss) gain on trading securities, net	(13)	—	7	—	(6)
Other income, net of losses	(80)	1	1,284	(561)	644

Total other revenue	251	1	5,625	(556)	5,321
Total net revenue	(1,149)	16	9,900	(865)	7,902
Provision for loan losses	(204)	(1)	647	—	442
Noninterest expense
Compensation and benefits expense	785	11	826	—	1,622
Insurance losses and loss adjustment expenses	—	—	876	—	876
Other operating expenses	744	4	3,632	(597)	3,783

Total noninterest expense	1,529	15	5,334	(597)	6,281
(Loss) income from continuing operations before income tax (benefit) expense and undistributed income of subsidiaries	(2,474)	2	3,919	(268)	1,179
Income tax (benefit) expense from continuing operations	(592)	(1)	746	—	153

Net (loss) income from continuing operations	(1,882)	3	3,173	(268)	1,026

Income (loss) from discontinued operations, net of tax	70	—	(21)	—	49
Undistributed income of subsidiaries
Bank subsidiary	902	902	—	(1,804)	—
Nonbank subsidiaries	1,985	259	—	(2,244)	—

Net income	$1,075	$1,164	$3,152	$(4,316)	$1,075

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2009
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$891	$36	$5,468	$—	$6,395
Interest and fees on finance receivables and loans — intercompany	837	5	7	(849)	—
Interest on loans held-for-sale	238	—	209	—	447
Interest on trading securities	—	—	132	—	132
Interest and dividends on available-for-sale investment securities	—	—	226	—	226
Interest and dividends on available-for-sale investment securities — intercompany	280	—	3	(283)	—
Interest-bearing cash	26	—	73	—	99
Other interest income, net	—	—	86	—	86
Operating leases	466	—	5,249	—	5,715

Total financing revenue and other interest income	2,738	41	11,453	(1,132)	13,100

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Interest expense
Interest on deposits	27	—	673	—	700
Interest on short-term borrowings	30	2	534	—	566
Interest on long-term debt	3,819	22	2,407	(240)	6,008
Interest on intercompany debt	(46)	10	684	(648)	—

Total interest expense	3,830	34	4,298	(888)	7,274
Depreciation expense on operating lease assets	169	—	3,579	—	3,748

Net financing (loss) revenue	(1,261)	7	3,576	(244)	2,078
Dividends from subsidiaries
Nonbank subsidiaries	550	—	—	(550)	—
Other revenue
Servicing fees	690	—	859	—	1,549
Servicing-asset valuation and hedge activities, net	—	—	(1,104)	—	(1,104)

Total servicing income, net	690	—	(245)	—	445
Insurance premiums and service revenue earned	—	—	1,977	—	1,977
Gain on mortgage and automotive loans, net	10	—	801	—	811
Gain on extinguishment of debt	623	—	1,751	(1,709)	665
Other gain on investments, net	558	—	153	(545)	166
Other gain on trading securities, net	8	—	165	—	173
Other income, net of losses	(249)	2	1,025	(598)	180

Total other revenue	1,640	2	5,627	(2,852)	4,417
Total net revenue	929	9	9,203	(3,646)	6,495
Provision for loan losses	(148)	—	5,752	—	5,604
Noninterest expense
Compensation and benefits expense	590	6	980	—	1,576
Insurance losses and loss adjustment expenses	—	—	1,042	—	1,042
Other operating expenses	714	12	5,109	(603)	5,232

Total noninterest expense	1,304	18	7,131	(603)	7,850
Loss from continuing operations before income tax (benefit) expense and undistributed (loss) income of subsidiaries	(227)	(9)	(3,680)	(3,043)	(6,959)
Income tax (benefit) expense from continuing operations	(24)	—	98	—	74

Net loss from continuing operations	(203)	(9)	(3,778)	(3,043)	(7,033)

Loss from discontinued operations, net of tax	(287)	—	(2,978)	—	(3,265)
Undistributed (loss) income of subsidiaries
Bank subsidiary	(1,953)	(1,953)	—	3,906	—
Nonbank subsidiaries	(7,855)	70	—	7,785	—

Net loss	$(10,298)	$(1,892)	$(6,756)	$8,648	$(10,298)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2008
Financing revenue and other interest income
Interest and fees on finance receivables and loans	$1,029	$41	$7,367	$(5)	$8,432
Interest and fees on finance receivables and loans — intercompany	1,079	31	200	(1,310)	—
Interest on loans held-for-sale	473	—	364	—	837
Interest on trading securities	—	—	130	(3)	127
Interest and dividends on available-for-sale investment securities	99	—	263	14	376
Interest and dividends on available-for-sale investment securities — intercompany	6	—	8	(14)	—
Interest-bearing cash	136	—	239	—	375
Other interest income, net	(40)	—	362	3	325
Operating leases	4,238	—	3,350	(6)	7,582

Total financing revenue and other interest income	7,020	72	12,283	(1,321)	18,054
Interest expense
Interest on deposits	87	—	620	—	707
Interest on short-term borrowings	270	10	1,168	3	1,451
Interest on long-term debt	3,420	16	5,354	(507)	8,283
Interest in intercompany debt	(83)	38	855	(810)	—

Total interest expense	3,694	64	7,997	(1,314)	10,441
Depreciation expense on operating lease assets	2,731	(2)	2,749	—	5,478
Impairment of investment in operating leases	915	—	303	—	1,218

Net financing (loss) revenue	(320)	10	1,234	(7)	917
Dividends from subsidiaries
Nonbank subsidiaries	568	—	—	(568)	—
Other revenue
Servicing fees	918	—	829	—	1,747
Servicing-asset valuation and hedge activities, net	—	—	(263)	—	(263)

Total servicing income, net	918	—	566	—	1,484
Insurance premiums and service revenue earned	—	—	2,710	—	2,710
(Loss) gain on mortgage and automotive loans, net	(165)	—	324	—	159
Gain on extinguishment of debt	8,131	—	1,916	2,581	12,628
Other loss on investments, net	(67)	—	(311)	—	(378)
Other gain (loss) on trading securities, net	3	—	(692)	—	(689)
Other income, net of losses	(914)	2	1,058	(789)	(643)

Total other revenue	7,906	2	5,571	1,792	15,271
Total net revenue	8,154	12	6,805	1,217	16,188
Provision for loan losses	696	2	2,404	—	3,102
Noninterest expense
Compensation and benefits expense	444	10	1,462	—	1,916
Insurance losses and loss adjustment expenses	—	—	1,402	—	1,402
Other operating expenses	1,231	3	4,700	(903)	5,031

Total noninterest expense	1,675	13	7,564	(903)	8,349

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Income (loss) from continuing operations before income tax expense (benefit) and undistributed loss of subsidiaries	5,783	(3)	(3,163)	2,120	4,737
Income tax expense (benefit) from continuing operations	8	(1)	(143)	—	(136)

Net income (loss) from continuing operations	5,775	(2)	(3,020)	2,120	4,873

Income (loss) from discontinued operations, net of tax	10	—	(3,015)	—	(3,005)
Undistributed loss of subsidiaries
Bank subsidiary	(116)	(116)	—	232	—
Nonbank subsidiaries	(3,801)	(368)	—	4,169	—

Net income (loss)	$1,868	$(486)	$(6,035)	$6,521	$1,868

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Balance Sheet

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
December 31, 2010
Assets
Cash and cash equivalents
Noninterest-bearing	$1,251	$—	$463	$—	$1,714
Interest-bearing	3,414	1	6,541	—	9,956
Interest-bearing — intercompany	—	—	504	(504)	—

Total cash and cash equivalents	4,665	1	7,508	(504)	11,670
Trading securities	—	—	240	—	240
Investment securities	1,488	—	13,358	—	14,846
Investment securities — intercompany	2	—	—	(2)	—
Loans held-for-sale	—	—	11,411	—	11,411
Finance receivables and loans, net
Finance receivables and loans, net	10,047	425	91,941	—	102,413
Intercompany loans to
Bank subsidiary	3,650	—	—	(3,650)	—
Nonbank subsidiaries	9,461	367	463	(10,291)	—
Allowance for loan losses	(266)	(1)	(1,606)	—	(1,873)

Total finance receivables and loans, net	22,892	791	90,798	(13,941)	100,540
Investment in operating leases, net	3,864	—	5,264	—	9,128
Intercompany receivables from
Bank subsidiary	5,930	—	—	(5,930)	—
Nonbank subsidiaries	—	213	—	(213)	—
Investment in subsidiaries
Bank subsidiary	10,886	10,886	—	(21,772)	—
Nonbank subsidiaries	23,632	3,123	—	(26,755)	—
Mortgage servicing rights	—	—	3,738	—	3,738
Premiums receivable and other insurance assets	—	—	2,190	(9)	2,181
Other assets	2,912	3	15,539	(890)	17,564
Assets of operations held-for-sale	(160)	—	850	—	690

Total assets	$76,111	$15,017	$150,896	$(70,016)	$172,008

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Liabilities
Deposit liabilities
Noninterest-bearing	$—	$—	$2,131	$—	$2,131
Interest-bearing	1,459	—	35,458	—	36,917

Total deposit liabilities	1,459	—	37,589	—	39,048
Short-term borrowings	2,519	89	4,900	—	7,508
Long-term debt	43,897	239	42,476	—	86,612
Intercompany debt to Nonbank subsidiaries	504	462	13,481	(14,447)	—
Intercompany payables to Nonbank subsidiaries	4,466	—	1,716	(6,182)	—
Interest payable	1,229	3	597	—	1,829
Unearned insurance premiums and service revenue	—	—	2,854	—	2,854
Reserves for insurance losses and loss adjustment expenses	—	—	862	—	862
Accrued expenses and other liabilities	1,548	1	11,437	(860)	12,126
Liabilities of operations held-for-sale	—	—	680	—	680

Total liabilities	55,622	794	116,592	(21,489)	151,519

Total equity	20,489	14,223	34,304	(48,527)	20,489

Total liabilities and equity	$76,111	$15,017	$150,896	$(70,016)	$172,008

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
December 31, 2009
Assets
Cash and cash equivalents
Noninterest-bearing	$418	$—	$1,422	$—	$1,840
Interest-bearing	339	5	12,604	—	12,948
Interest-bearing — intercompany	—	—	—	—	—

Total cash and cash equivalents	757	5	14,026	—	14,788
Trading securities	—	—	739	—	739
Investment securities	—	—	12,158	—	12,158
Investment securities — Intercompany	380	—	261	(641)	—
Loans held-for-sale	1,758	—	18,867	—	20,625
Finance receivables and loans, net
Finance receivables and loans, net	4,997	524	72,180	—	77,701
Intercompany loans to
Bank subsidiary	5,139	—	—	(5,139)	—
Nonbank subsidiaries	16,073	83	161	(16,317)	—
Allowance for loan losses	(383)	(3)	(2,059)	—	(2,445)

Total finance receivables and loans, net	25,826	604	70,282	(21,456)	75,256
Investment in operating leases, net	1,479	—	14,516	—	15,995
Intercompany receivables from
Bank subsidiary	1,001	—	—	(1,001)	—
Nonbank subsidiaries	178	—	198	(376)	—
Investment in subsidiaries
Bank subsidiary	7,903	7,903	—	(15,806)	—
Nonbank subsidiaries	26,186	3,067	—	(29,253)	—
Mortgage servicing rights	—	—	3,554	—	3,554
Premiums receivable and other insurance assets	—	—	2,728	(8)	2,720
Other assets	4,443	4	16,795	(1,355)	19,887
Assets of operations held-for-sale	(324)	—	6,908	—	6,584

Total assets	$69,587	$11,583	$161,032	$(69,896)	$172,306

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Liabilities
Deposit liabilities
Noninterest-bearing	$—	$—	$1,755	$—	$1,755
Interest-bearing	1,041	—	28,960	—	30,001

Total deposit liabilities	1,041	—	30,715	—	31,756
Short-term borrowings	1,795	39	8,458	—	10,292
Long-term debt	40,888	406	46,732	(5)	88,021
Intercompany debt to
Nonbank subsidiaries	260	163	21,702	(22,125)	—
Intercompany payables to
Nonbank subsidiaries	1,385	1	—	(1,386)	—
Interest payable	1,082	12	553	(10)	1,637
Unearned insurance premiums and service revenue	—	—	3,192	—	3,192
Reserves for insurance losses and loss adjustment expenses	—	—	1,215	—	1,215
Accrued expenses and other liabilities	2,297	(7)	9,452	(1,286)	10,456
Liabilities of operations held-for-sale	—	—	4,898	—	4,898

Total liabilities	48,748	614	126,917	(24,812)	151,467

Total equity	20,839	10,969	34,115	(45,084)	20,839

Total liabilities and equity	$69,587	$11,583	$161,032	$(69,896)	$172,306

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statement of Cash Flows

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2010
Operating activities
Net cash (used in) provided by operating activities	$4,552	$13	$7,230	$(188)	$11,607
Investing activities
Purchases of available-for-sale securities	(1,485)	—	(22,631)	—	(24,116)
Proceeds from sales of available-for-sale securities	41	—	17,872	(41)	17,872
Proceeds from maturities of available-for-sale securities	—	—	4,527	—	4,527
Net decrease (increase) in investment securities — intercompany	323	—	260	(583)	—
Net (increase) decrease in finance receivables and loans	(5,177)	98	(12,227)	—	(17,306)
Proceeds from sales of finance receivables and loans	6	—	3,132	—	3,138
Change in notes receivable from GM	—	(2)	(36)	—	(38)
Net (decrease) increase in loans — intercompany	7,736	(283)	(302)	(7,151)	—
Net (increase) decrease in operating lease assets	(2,770)	—	7,846	—	5,076
Purchases of mortgages servicing rights, net	—	—	(56)	—	(56)
Capital contributions to subsidiaries	(2,036)	(1,737)	—	3,773	—
Returns of contributed capital	880	—	—	(880)	—
Sale of business unit, net	59	—	102	—	161
Other, net	104	(1)	3,072	—	3,175

Net cash (used in) provided by investing activities	(2,319)	(1,925)	(1,559)	(4,882)	(7,567)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Financing activities
Net change in short-term debt — third party	735	50	(4,414)	—	(3,629)
Net increase in bank deposits	—	—	6,556	—	6,556
Proceeds from issuance of long-term debt – third party	5,824	90	33,047	41	39,002
Repayments of long-term debt — third party	(4,292)	(256)	(44,982)	—	(49,530)
Net change in debt — intercompany	243	300	(7,774)	7,231	—
Dividends paid — third party	(1,253)	—	—	—	(1,253)
Dividends paid and returns of contributed capital — intercompany	—	—	(1,068)	1,068	—
Capital contributions from parent	—	1,725	2,048	(3,773)	—
Other, net	418	—	451	—	869

Net cash provided by (used in) financing activities	1,675	1,909	(16,136)	4,567	(7,985)
Effect of exchange-rate changes on cash and cash equivalents	—	—	102	—	102

Net (increase) decrease in cash and cash equivalents	3,908	(3)	(7,245)	(503)	(3,843)
Cash and cash equivalents reclassified to assets held-for-sale	—	—	725	—	725
Cash and cash equivalents at beginning of year	757	5	14,026	—	14,788

Cash and cash equivalents at end of year	$4,665	$2	$7,506	$(503)	$11,670

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2009
Operating activities
Net cash (used in) provided by operating activities	$(3,308)	$25	$(1,299)	$(550)	$(5,132)
Investing activities
Purchases of available-for-sale securities	(145)	—	(21,148)	145	(21,148)
Proceeds from sales of available-for-sale securities	89	—	10,153	(89)	10,153
Proceeds from maturities of available-for-sale securities	—	—	4,527	—	4,527
Net decrease (increase) in investment securities — intercompany	2	—	(103)	101	—
Net (increase) decrease in finance receivables and loans	(363)	118	14,504	—	14,259
Proceeds from sales of finance receivables and loans	446	—	(186)	—	260
Change in notes receivable from GM	—	—	803	—	803
Net (increase) decrease in loans — intercompany	(2,551)	163	(261)	2,649	—
Net (increase) decrease in operating lease assets	(1,519)	—	7,399	—	5,880
Capital contributions to subsidiaries	(8,092)	(6,052)	—	14,144	—
Returns of contributed capital	706	—	—	(706)	—
Sale of business unit, net	—	—	296	—	296
Other, net	(64)	(1)	2,163	—	2,098

Net cash (used in) provided by investing activities	(11,491)	(5,772)	18,147	16,244	17,128

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Financing activities
Net change in short-term debt — third party	6	(78)	(266)	—	(338)
Net increase in bank deposits	—	—	10,703	—	10,703
Proceeds from issuance of long-term debt — third party	9,641	128	20,821	89	30,679
Repayments of long-term debt — third party	(8,831)	(107)	(52,410)	(145)	(61,493)
Net change in debt — intercompany	(7)	(255)	2,995	(2,733)	—
Proceeds from issuance of common members’ interests	1,247	—	—	—	1,247
Proceeds from issuance of preferred stock held by U.S. Department of Treasury	8,750	—	—	—	8,750
Dividends paid — third party	(1,592)	—	—	—	(1,592)
Dividends paid and returns of contributed capital — intercompany	—	—	(1,256)	1,256	—
Capital contributions from parent	—	6,052	8,092	(14,144)	—
Other, net	699	—	365	—	1,064

Net cash provided by (used in) financing activities	9,913	5,740	(10,956)	(15,677)	(10,980)
Effect of exchange-rate changes on cash and cash equivalents	—	—	(602)	—	(602)

Net (decrease) increase in cash and cash equivalents	(4,886)	(7)	5,290	17	414
Cash and cash equivalents reclassified to assets held-for-sale	—	—	(777)	—	(777)
Cash and cash equivalents at beginning of year	5,643	12	9,513	(17)	15,151

Cash and cash equivalents at end of year	$757	$5	$14,026	$—	$14,788

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Year ended December 31, 2008
Operating activities
Net cash provided by (used in) operating activities	$2,049	$(19)	$12,633	$(568)	$14,095
Investing activities
Purchases of available-for-sale securities	(6,783)	—	(11,317)	1,898	(16,202)
Proceeds from sales of available-for-sale securities	8,903	—	5,165	—	14,068
Proceeds from maturities of available-for-sale securities	898	—	6,604	—	7,502
Net increase in investment securities — intercompany	—	—	(158)	158	—
Net decrease (increase) in finance receivables and loans	6,504	(32)	(902)	—	5,570
Proceeds from sales of finance receivables and loans	1,347	—	19	—	1,366
Change in notes receivable from GM	—	—	(62)	—	(62)
Net (increase) decrease in loans — intercompany	(7,559)	149	2,418	4,992	—
Net decrease (increase) in operating lease assets	2,925	2	(5,838)	—	(2,911)
Sales of mortgage servicing rights, net	—	—	797	—	797
Capital contributions to subsidiaries	(1,402)	(24)	—	1,426	—
Returns of contributed capital	274	—	—	(274)	—
Sale of business unit, net	—	—	319	—	319
Other, net	(515)	(1)	987	—	471

Net cash provided by (used in) investing activities	4,592	94	(1,968)	8,200	10,918

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	Parent	Guarantors	Nonguarantors	Consolidating adjustments	Ally consolidated
	($ in millions)
Financing activities
Net change in short-term debt — third party	(5,393)	118	(17,540)	—	(22,815)
Net increase in bank deposits	—	—	6,447	—	6,447
Proceeds from issuance of long-term debt — third party	—	245	44,479	—	44,724
Repayments of long-term debt	(10,001)	(263)	(47,465)	(1,898)	(59,627)
Net change in debt — intercompany	268	(181)	5,080	(5,167)	—
Proceeds from issuance of preferred stock held by U.S. Department of Treasury	5,000	—	—	—	5,000
Dividends paid — third party	(113)	—	—	—	(113)
Dividends paid and returns of contributed capital — intercompany	—	(16)	(826)	842	—
Capital contributions from parent	—	24	1,402	(1,426)	—
Other, net	(1,761)	—	(23)	—	(1,784)

Net cash used in financing activities	(12,000)	(73)	(8,446)	(7,649)	(28,168)
Effect of exchange-rate changes on cash and cash equivalents	—	—	629	—	629

Net (decrease) increase in cash and cash equivalents	(5,359)	2	2,848	(17)	(2,526)
Cash and cash equivalents at beginning of year	11,002	10	6,665	—	17,677

Cash and cash equivalents at end of year	$5,643	$12	$9,513	$(17)	$15,151

30. Guarantees, Commitments, Contingencies, and Other Risks

Guarantees

Guarantees are defined as contracts or indemnification agreements that contingently require us to make payments to third parties based on changes in the underlying agreements with the guaranteed parties. The following summarizes our outstanding guarantees made to third parties on our Consolidated Balance Sheet, for the periods shown.

	December 31,
	2010		2009
	Maximum liability	Carrying value of liability	Maximum liability	Carrying value of liability
	($ in millions)
Default automotive repurchases	$1,274	$151	$699	$81
Guarantees for repayment of third-party debt	1,068	989	782	—
Standby letters of credit and other guarantees	513	121	2,012	153

Default Automotive Repurchases

Our International Automotive Finance operations provide certain investors in our on- and off-balance sheet arrangements (securitizations) and whole-loan transactions with repurchase commitments for loans that become

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

contractually delinquent within a specified time from their date of origination or purchase. The maximum obligation represents the principal balance for loans sold that are covered by these stipulations. Refer to Note 11 for further information regarding our securitization trusts.

Guarantees for Repayment of Third-party Debt

Under certain arrangements, our International Automotive Finance operations guarantee the repayment of third party debt obligations in the case of default. These guarantees are collateralized by retail loans or finance leases.

Standby Letters of Credit

Our Commercial Finance Group issues standby letters of credit to customers that represent irrevocable guarantees of payment of specified financial obligations. Third-party beneficiaries primarily utilize standby letters of credit as insurance in the event of nonperformance by our customers. Assets of the customers (i.e., trade receivables, inventory, and cash deposits) generally collateralize letters of credit. Expiration dates on letters of credit range from certain ongoing commitments that will expire during the upcoming year to terms of several years for certain letters of credit.

If nonperformance by a customer occurs for letters of credit, we can be liable for payment of the letter of credit to the beneficiary with our likely recourse being a charge back to the customer or liquidation of the collateral. The majority of customers with whom we have letter of credit exposure fall into the “acceptable” risk rating category of our Commercial Finance Group’s internal risk-rating system. This category is essentially at the midpoint of our risk rating classifications.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Commitments

Financing Commitments

The contractual commitments were as follows.

	December 31,
	2010	2009
	($ in millions)
Commitments to
Sell mortgages or securities (a)	$14,349	$10,465
Originate/purchase mortgages or securities (a)	7,735	9,193
Sell retail automotive receivables (b)	—	4,807
Provide capital to investees (c)	76	145
Warehouse and construction-lending commitments (d)	1,509	1,291
Home equity lines of credit (e)	2,749	2,972
Unused revolving credit line commitments (f)	1,910	3,006

(a)	Amounts primarily include commitments accounted for as derivatives.

(b)	We entered into agreements with third-party banks to sell automotive retail receivables in which we transferred all credit risk to the purchaser (whole-loan sales). We completed the final transactions under these deals in October 2010.

(c)	We are committed to contribute capital to certain private equity funds. The fair value of these commitments is considered in the overall valuation of the underlying assets with which they are associated.

(d)	The fair value of these commitments is considered in the overall valuation of the related assets.

(e)	We are committed to fund the remaining unused balances on home equity lines of credit for certain home equity loans sold into securitization structures (both on- and off-balance sheet structures) if certain deal-specific triggers are met. At December 31, 2010, the commitments to fund home equity lines of credit in off-balance sheet securitizations represented $1.0 billion of the total unfunded commitments of $2.7 billion.

(f)	The unused portion of revolving lines of credit reset at prevailing market rates and, as such, approximate market value.

The mortgage lending and revolving credit line commitments contain an element of credit risk. Management reduces its credit risk for unused mortgage-lending and unused revolving credit line commitments by applying the same credit policies in making commitments as it does for extending loans. We typically require collateral as these commitments are drawn.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Lease Commitments

Future minimum rental payments required under operating leases, primarily for real property, with noncancelable lease terms expiring after December 31, 2010, are as follows.

Year ended December 31,
($ in millions)
2011	$85
2012	64
2013	57
2014	51
2015	39
2016 and thereafter	60

Total minimum payment required	$356

Certain of the leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $97 million, $104 million, and $189 million in 2010, 2009, and 2008, respectively.

Contractual Commitments

We have entered into multiple agreements for information technology, marketing and advertising, and voice and communication technology and maintenance. Many of the agreements are subject to variable price provisions, fixed or minimum price provisions, and termination or renewal provisions.

Year ended December 31,
($ in millions)
2011	$291
2012 and 2013	324
2014 and 2015	194
2016 and thereafter	9

Total future payment obligations	$818

Contingencies

Legal Contingencies

We are subject to potential liability under laws and government regulations and various claims and legal actions that are pending or may be asserted against us.

We are named as defendants in a number of legal actions and are, from time to time, involved in governmental proceedings arising in connection with our various businesses. Some of the pending actions purport to be class actions. We establish reserves for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts reserved for those claims. Based on information currently available, advice of counsel, available insurance coverage, and established reserves, it is the opinion of management that the eventual outcome of the actions against us will not have a material adverse effect on our consolidated financial condition, results of operations, or cash flows.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Temporary Suspension of Mortgage Foreclosure Sales and Evictions

Representatives of federal and state governments, including the United States Department of Justice, the FRB, the FDIC, the SEC and law enforcement authorities in all 50 states, have announced investigations into the procedures followed by mortgage servicing companies and banks, including subsidiaries of Ally, in connection with mortgage foreclosure home sales and evictions. We are cooperating with these investigations. The result of these investigations is uncertain but we expect that Ally or its subsidiaries will become subject to penalties, sanctions, or other adverse actions that could have a material adverse impact on us.

On September 17, 2010, GMAC Mortgage, LLC (GMACM), an indirect wholly owned subsidiary of Ally Financial Inc., temporarily suspended mortgage foreclosure home sales and evictions and postponed hearings on motions for judgment in certain states. This decision was made after an operational matter was detected in the execution of certain affidavits used in connection with judicial foreclosures in some but not all states. The issue relates to whether persons signing the affidavits had appropriately verified the information in them and whether they were signed in the immediate physical presence of a notary. In response to this and to enhance existing processes, GMACM implemented supplemental procedures that are used in all new foreclosure cases to seek to ensure that affidavits are properly verified and executed. GMACM is also conducting an additional review of all foreclosure files in all states prior to going to foreclosure sale.

Our review related to this matter is ongoing, and we cannot predict the ultimate impact of any deficiencies that have been or may be identified in our historical foreclosure processes. However, thus far we have not found any evidence of unwarranted foreclosures. There are potential risks related to these matters that extend beyond potential liability on individual foreclosure actions. Specific risks could include, for example, claims and litigation related to foreclosure file remediation and resubmission; claims from investors that hold securities that become adversely impacted by continued delays in the foreclosure process; actions by courts, state attorneys general, or regulators to delay further the foreclosure process after submission of corrected affidavits; regulatory fines and sanctions; and reputational risks. At December 31, 2010, we recorded a liability of approximately $13 million related to potential fines and penalties we determined were probable and estimable. We did not record any additional liability related to unasserted claims or loss contingencies at December 31, 2010, because we do not believe such liabilities are probable and estimable based on information currently available nor are we able to estimate a range of losses.

Mortgage-backed Securities Litigation

There are nine cases relating to various private-label MBS offerings that are currently pending. Plaintiffs in these cases include Cambridge Place Investment Management Inc. (two cases pending in Suffolk County Superior Court, Massachusetts); The Charles Schwab Corporation (case pending in San Francisco County Superior Court, California); Federal Home Loan Bank of Chicago (case pending in Cook County Circuit Court, Illinois); Federal Home Loan Bank of Indianapolis (case filed in Marion County Superior Court, Indiana); Massachusetts Mutual Life Ins. Co. (case pending in federal court in the District of Massachusetts); Allstate Insurance Co. (served in Hennepin County, Minnesota, District Court); New Jersey Carpenters Health Fund, et al. (a putative class action in which certification has been denied, pending in federal court in the Southern District of New York); and the West Virginia Investment Management Board (case pending in the Kanawha County Circuit Court, West Virginia). Each of the above cases includes as defendants certain of our mortgage

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

subsidiaries, and the New Jersey Carpenters and Massachusetts Mutual cases also include as defendants certain current and former employees. The plaintiffs in all cases have alleged that the various defendant subsidiaries made misstatements and omissions in registration statements, prospectuses, prospectus supplements, and other documents related to MBS offerings. The alleged misstatements and omissions typically concern underwriting standards. Plaintiffs claim that such misstatements and omissions constitute violations of state and/or federal securities law and common law including negligent misrepresentation and fraud. Plaintiffs seek monetary damages and rescission. The range of any potential losses related to these matters is not currently determinable.

There are two additional cases pending in the New York County Supreme Court where MBIA Insurance Corp. (MBIA) has alleged that two of our mortgage subsidiaries breached their contractual representations and warranties relating to the characteristics of the mortgage loans contained in certain insured MBS offerings. MBIA further alleges that the defendant subsidiaries failed to follow certain remedy procedures set forth in the contracts and improperly serviced the mortgage loans. Along with claims for breach of contract, MBIA also alleges fraud. The range of any potential losses related to these matters is not currently determinable.

Private-label Matters

Claims related to private-label mortgage-backed securities (PLS) have been brought under federal and state securities laws (among other theories), and it is possible that additional similar claims will be brought in the future. The claims made to date are similar in some respects to the repurchase demands we have previously disclosed related to alleged breaches of representations and warranties our mortgage subsidiaries made in connection with mortgage loans they sold or securitized. Further and as previously disclosed, the Federal Housing Finance Agency (FHFA), as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to PLS in which Fannie Mae and Freddie Mac had invested. Certain of our mortgage subsidiaries received such subpoenas. In connection with our settlement with Fannie Mae announced on December 23, 2010, the FHFA has agreed to withdraw the subpoenas that relate to Fannie Mae. However, we continue to respond to the subpoenas related to Freddie Mac. The FHFA has indicated that documents provided in response to the subpoenas will enable the FHFA to determine whether they believe issuers of PLS are potentially liable to Freddie Mac for losses they might have suffered. While a final outcome in any existing or future legal proceeding related to the foregoing, if unfavorable, could result in additional liability, the range of any potential losses related to the above described matters is not currently determinable.

Other Contingencies

We are subject to potential liability under various other exposures including tax, nonrecourse loans, self-insurance, and other miscellaneous contingencies. We establish reserves for these contingencies when the item becomes probable and the costs can be reasonably estimated. The actual costs of resolving these items may be substantially higher or lower than the amounts reserved for any one item. Based on information currently available, it is the opinion of management that the eventual outcome of these items will not have a material adverse effect on our consolidated financial condition, results of operations, or cash flows.

Other Risks

Loan Repurchases and Obligations Related to Loan Sales

Overview

Our Mortgage operations sell loans that take the form of securitizations guaranteed by the GSEs and to whole-loan investors. We have issued private-label mortgage-backed securities infrequently since 2007. In prior years, our volume of private-label securitization issuances were considerably larger, and they included securitized loans where monolines have insured the related bonds. We have settled with both Fannie Mae and Freddie Mac, limiting our

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

remaining exposure with the GSEs. In connection with securitizations and loan sales, investors are provided various representations and warranties related to the loans sold. The specific representations and warranties vary among different transactions and investors but typically relate to, among other things, the ownership of the loan, the validity of the lien securing the loan, the loan’s compliance with the criteria for inclusion in the transaction, including compliance with underwriting standards or loan criteria established by the buyer, the ability to deliver required documentation and compliance with applicable laws. In general, the representations and warranties described above may be enforced at any time unless a sunset provision is in place. ResCap assumes all of the customary representation and warranty obligations for loans purchased from Ally Bank and subsequently sold into the secondary market, generally through securitizations guaranteed by the GSEs. In the event ResCap fails to meet these obligations, Ally Financial Inc. has provided Ally Bank a guaranteed coverage of liability. Upon a breach of a representation, the breach is corrected in a manner conforming to the provisions of the sale agreement. This may require us either to repurchase the loan or indemnify the investor for incurred losses.

Originations

We believe our exposure to representation and warranty claims is most significant for loans sold between 2004 through 2008, specifically the 2006 and 2007 vintages which were originated and sold prior to enhanced underwriting standards and risk-mitigation actions implemented in 2008 and forward, including product offerings which are more conservative. Since 2009, we have focused primarily on prime conforming and government-insured mortgages in the United States and high-quality government-insured residential mortgages in Canada. In addition, we ceased offering interest-only jumbo mortgages in 2010. Our representation and warranty risk-mitigation strategies include, but are not limited to, pursuing settlements with investors where economically beneficial in order to resolve a pipeline of demands in lieu of loan by loan assessments that could result in us repurchasing loans, aggressively contesting claims we do not consider valid (rescinding claims), or actively seeking recourse against correspondent lenders from whom we purchased loans.

Repurchase Process

As soon as practical, after receiving a claim under representation and warranty obligations, we evaluate the request and take appropriate action. Historically, repurchase demands were related to loans that became delinquent within the first few years following origination and varied by investor. As a result of market developments over the past several years repurchase demand behavior has changed significantly. Direct investors, GSEs, and whole-loan investors are more likely to submit claims for loans that become delinquent at any time while a loan is outstanding or when a loan incurs a loss. Actual incurred losses more significantly drive monoline investor behavior, which can significantly extend the period over which claims are likely to be presented. This occurs because insurance claims paid by the monolines are not required until overcollateralization is depleted and the monolines are not incented to request loan repurchases until they have paid the insurance claims. Representation and warranty claims are generally reviewed on a loan by loan basis to validate if there has been a breach requiring a potential repurchase or indemnification payment. We actively contest claims to the extent we do not consider them valid. We are not required to either repurchase the loan or provide an indemnification payment where claims are not valid.

We seek to manage the risk of repurchase and the associated credit exposure through our underwriting and quality assurance practices and by servicing mortgage loans to meet investor standards. We believe that, in general, the longer a loan performs prior to default the less likely it is that an alleged breach of representation and warranty will have a material impact on the loan’s performance. When we do repurchase loans, we bear the subsequent credit loss on the loans. Repurchased loans are classified as held-for-sale and initially recorded at fair value. While investors’ repurchase and demand behavior has changed given the recent market conditions, we continue to maintain constructive relationships with the GSEs and other investors.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Representation and Warranty Obligation Reserve Methodology

The reserve for representation and warranty obligations reflects management’s best estimate of probable lifetime loss. We consider historical and recent demand trends in establishing the reserve. The methodology used to estimate the reserve considers a variety of assumptions including borrower performance (both actual and estimated future defaults), repurchase demand behavior, historical loan defect experience, and historical and estimated future loss experience, which includes projections of future home price changes as well as other qualitative factors including investor behavior. In cases where we do not have or have limited current or historical demand experience with an investor, it is difficult to predict and estimate the level and timing of any potential future demands. As such, losses cannot currently be reasonably estimated and a liability is not recognized. Management monitors the adequacy of the overall reserve and makes adjustments to the level of reserve, as necessary, after consideration of other qualitative factors including ongoing dialogue with counterparties.

At the time a loan is sold, an estimate of the fair value of the liability is recorded and classified in accrued expenses and other liabilities on our Consolidated Balance Sheet and recorded as a component of gain (loss) on mortgage and automotive loans, net, in our Consolidated Statement of Income. We recognize changes in the reserve when additional relevant information becomes available. Changes in the liability are recorded as other operating expenses in our Consolidated Statement of Income. The repurchase reserve at December 31, 2010, primarily represents exposure not related to the GSEs.

The following tables summarize the changes in our reserve for representation and warranty obligations.

	Year ended December 31,
	2010	2009
	($ in millions)
Balance at January 1,	$1,263	$231
Provision for mortgage representation and warranty expenses
Loan sales	70	11
Change in estimate — continuing operations	670	1,475
Change in estimate — discontinued operations	—	6

Total additions	740	1,492
Realized losses (a)	(1,185)	(450)
Recoveries	12	9
Transfer to discontinued operations	—	(19)

Balance at December 31,	$830	$1,263

(a)	Includes principal losses and accrued interest on repurchased loans, indemnification payments, and settlements with counterparty.

Government sponsored Enterprises

Between 2004 and 2008, we sold $250.8 billion of loans. Each GSE has specific guidelines and criteria for sellers and servicers of loans underlying their securities. In addition, the risk of credit loss of the loan sold was generally transferred to investors upon sale of the securities into the secondary market. Conventional conforming loans were sold to either Freddie Mac or Fannie Mae, and government-insured loans were securitized with Ginnie Mae. For the year ended December 31, 2010, we received $842 million in repurchase claims of which $784 million are associated with the 2004 through 2008 vintages of loans sold to the GSEs. We resolved $968

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

million claims including $756 million in either settlement, repurchase, or indemnification payments and $212 million related to rescinded claims. Our representation and warranty obligation liability with respect to the GSEs considers the existing unresolved claims and our best estimate of future claims we might receive. We consider our experiences with the each GSE in evaluating our liability. During 2010, we reached agreements with Freddie Mac and Fannie Mae which resolve material repurchase obligations with each counterparty.

In March 2010, certain of our mortgage subsidiaries entered into an agreement with Freddie Mac under which we made a one-time payment to Freddie Mac for the release of repurchase obligations relating to most of the mortgage loans sold to Freddie Mac prior to January 1, 2009. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing.

On December 23, 2010, certain of our mortgage subsidiaries entered into an agreement with Fannie Mae under which we made a one-time payment to Fannie Mae for the release of repurchase obligations, including private label securitization exposure, related to most of the mortgage loans we sold to Fannie Mae prior to June 30, 2010. We continue to be responsible for other contractual obligations we have with Fannie Mae including all indemnification obligations that may arise in connection with the servicing of the mortgages. The agreement does not cover any violation of servicing obligations related to any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan. This agreement does not release any of our obligations with respect to loans where our subsidiary, Ally Bank, is the owner of the servicing.

The FHFA as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to private-label mortgage-backed securities in which Fannie Mae and Freddie Mac had invested. Certain of these subpoenas were directed at our mortgage subsidiaries. In connection with the agreement reached with Fannie Mae, the FHFA has agreed to withdraw those subpoenas that relate to Fannie Mae while the subpoenas that relate to Freddie Mac remain open.

Whole-loan Sales

In addition to the settlements with the GSEs noted earlier, we have settled with several whole-loan investors concerning alleged breaches of underwriting standards. For the year ended December 31, 2010, we have received $126 million in repurchase claims of which $120 million are associated with the 2004 through 2008 vintages of loans sold to whole-loan investors. We resolved $108 million of claims, including $44 million in either settlements, repurchases, or indemnification payments and $64 million related to rescinded claims.

Monoline Insurers

Historically, our Mortgage operations have securitized whole loans where the monolines have insured all or some of the related bonds and have guaranteed the timely repayment of bond principal and interest when an issuer defaults. Overall, the representation and warranty obligations to monoline insurers are not as stringent as those to the GSEs and impose a higher burden of proof on the insurer. Typically, any alleged breach requires the insurer to have both the ability to assert a claim as well as evidence that a defect has had a material adverse effect on the interest of the security holders or the insurer. For the period 2004 through 2008, we sold $42.7 billion of loans into these monoline-wrapped securitizations. For the year ended December 31, 2010, we received $151 million in repurchase claims from the monolines associated with the 2004 through 2008 securitizations. We resolved $43 million of the claims including $36 million of indemnification payments and $7 million related to rescinded claims.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

Unlike the repurchase protocols and experience established with the GSEs, experience with monolines has not been as predictable. A significant portion of the outstanding unresolved monoline repurchase claims are with one insurer with whom we are currently in litigation.

Private-label Securitization

Historically, our Mortgage operations were very active in the securitization market selling whole loans into special-purpose entities and selling these private-label mortgage backed securities to investors. We have issued private-label mortgage-backed securities infrequently since 2007.

In general, representations and warranties provided as part of our securitization activities are less rigorous than those provided to the GSEs and generally impose higher burdens on investors seeking repurchase. In order to successfully assert a claim, an investor must prove breach of the representations and warranties that materially and adversely affects the interest of all investors. Securitization documents typically provide the investors with a right to request that the trustee investigate and initiate a repurchase claim. However, a class of investors generally are required to coordinate with other investors in that class comprising not less than 25% of the percentage interest constituting a class of securities for that class issued by the trust to pursue claims for breach of representations and warranties. In addition, our private-label securitizations generally require that the servicer or trustee give notice to the other parties whenever it becomes aware of facts or circumstances that reveal a breach of representation that materially and adversely affects the interest of the certificate holders. If, for example, we as servicer became aware of such facts and circumstances, we would typically be required to initiate a repurchase at that time. The GSEs were among the purchasers of securities in our private-label securitizations.

Regarding our securitization activities, we have exposure to potential loss primarily through two avenues. First, investors may request that we repurchase loans or make the investor whole for losses incurred if it is determined that we violated representations and warranties made at the time of the sale. Contractual representations and warranties are different based on the specific deal structure and investor. Second, investors in securitizations may attempt to achieve rescission of their investments, or damages through litigation by claiming that the applicable offering documents were materially deficient. If an investor properly made and proved its allegations, the investor might attempt to claim that damages could include loss of market value on the investment even if there were little or no credit loss in the underlying loans. We have a limited amount of repurchase experience with these investors, and therefore it is currently not possible to estimate future repurchase obligations and any related loss or range of loss.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

31. Quarterly Financial Statements (unaudited)

	First quarter	Second quarter	Third quarter	Fourth quarter
	($ in millions)
2010
Net financing revenue	$752	$709	$590	$530
Total other revenue	1,098	1,388	1,457	1,378

Total net revenue	1,850	2,097	2,047	1,908
Provision for loan losses	144	218	9	71
Other noninterest expense	1,519	1,444	1,713	1,605

Income from continuing operations before income tax expense	187	435	325	232
Income tax expense from continuing operations	36	33	48	36

Net income from continuing operations	151	402	277	196

Income (loss) from discontinued operations, net of tax	11	163	(8)	(117)

Net income	$162	$565	$269	$79

	(per share data in whole dollars)
Basic earnings per common share (a)(b)
(Loss) income from continuing operations	$(439)	$472	$(64)	$(1,005)
Income (loss) from discontinued operations, net of tax	13	204	(9)	(146)

Net (loss) income	$(426)	$676	$(73)	$(1,151)

Diluted earnings per common share (a)(b)
(Loss) income from continuing operations	$(439)	$211	$(64)	$(1,005)
Income (loss) from discontinued operations, net of tax	13	91	(9)	(146)

Net (loss) income	$(426)	$302	$(73)	$(1,151)

	($ in millions)
2009
Net financing revenue	$459	$379	$564	$676
Total other revenue	1,247	865	1,407	898

Total net revenue	1,706	1,244	1,971	1,574
Provision for loan losses	745	1,117	679	3,063
Other noninterest expense	1,650	1,723	2,163	2,314

Loss from continuing operations before income tax (benefit) expense	(689)	(1,596)	(871)	(3,803)
Income tax (benefit) expense from continuing operations	(128)	1,093	(294)	(597)

Net loss from continuing operations	(561)	(2,689)	(577)	(3,206)

Loss from discontinued operations, net of tax	(114)	(1,214)	(190)	(1,747)

Net loss	$(675)	$(3,903)	$(767)	$(4,953)

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

	First quarter	Second quarter	Third quarter	Fourth quarter
	(per share data in whole dollars)
Basic and diluted earnings per common share (a)
Loss from continuing operations	$(1,384)	$(5,408)	$(1,763)	$(6,816)
Loss from discontinued operations, net of tax	(229)	(2,249)	(351)	(3,221)

Net loss	$(1,613)	$(7,657)	$(2,114)	$(10,037)

	($ in millions)
2008
Net financing revenue (loss)	$702	$226	$464	$(475)
Total other revenue	1,859	1,271	780	11,361

Total net revenue	2,561	1,497	1,244	10,886
Provision for loan losses	431	642	837	1,192
Other noninterest expense	1,840	2,128	2,468	1,913

Income (loss) from continuing operations before income tax expense (benefit)	290	(1,273)	(2,061)	7,781
Income tax expense (benefit) from continuing operations	74	8	(116)	(102)

Net income (loss) from continuing operations	216	(1,281)	(1,945)	7,883

Loss from discontinued operations, net of tax	(805)	(1,201)	(578)	(421)

Net (loss) income	$(589)	$(2,482)	$(2,523)	$7,462

	(per share data in whole dollars)
Basic and diluted earnings per common share (a)
Income (loss) from continuing operations	$2,007	$(11,870)	$(18,015)	$70,643
Loss from discontinued operations, net of tax	(7,459)	(11,117)	(5,351)	(3,772)

Net (loss) income	$(5,452)	$(22,987)	$(23,366)	$66,871

(a)	Due to averaging of shares, quarterly earnings per common share may not equal totals reported for the full year.
(b)	The first quarter includes two quarterly cash dividends each on the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2, and Fixed Rate Cumulative Perpetual Preferred Stock, Series G, totaling $477 million, which are deducted from income to arrive at basic and diluted earnings per common share for the first quarter. Traditionally, the second dividends of $303 million would have been declared in the second quarter and deducted from income to arrive at basic and diluted earnings per common share for the second quarter.

ALLY FINANCIAL INC.

Notes to Consolidated Financial Statements — (Continued)

32. Subsequent Events

Declaration of Quarterly Dividend Payments

On January 4, 2011, the Ally Board of Directors declared quarterly dividend payments on certain outstanding preferred stock. This included a cash dividend of $1.125 per share, or a total of $134 million, on Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 and a cash dividend of $17.50 per share, or a total of $45 million, on Fixed Rate Cumulative Perpetual Preferred Stock, Series G. The dividends were paid on February 15, 2011.

February 2011 Notes Offering and Debt Repurchase

On February 11, 2011, we completed a securities offering of $2.25 billion in aggregate principal amount of Ally senior guaranteed notes due February 2014. The offering included $1.0 billion of fixed rate notes at par to yield 4.5% and $1.25 billion of floating rate notes with the same maturity date to yield a spread of 320 basis points over the three-month London interbank offer rate.

In addition, in February, we repurchased certain debt that will result in a $42 million loss for the first quarter 2011. The loss primarily represented accelerated original issue discount amortization of $31 million that was scheduled to amortize in 2011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section D of Article VIII of Ally’s Certificate of Incorporation provides that Ally shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to Ally, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of such director’s duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of a law; or for any transaction from which such director derived an improper personal benefit.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 22 herein.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Document

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

Exhibit No.	Document

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2	Registration Rights Agreement dated as of November 18, 2010 between the Company, the Guarantors party thereto, and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Initial Purchasers (Filed as Exhibit 4.3 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference).

4.3*	Form of the new 6.250% Senior Guaranteed Note due 2017

4.4*	Form of Guarantee Agreement with respect to the new notes

4.5	Form of Indenture dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee, relating to SmartNotes (Filed as Exhibit 4 to the Company’s Registration Statement No. 333-12023, incorporated herein by reference)

4.5.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-48207, incorporated herein by reference)

4.5.2	Form of Second Supplemental Indenture dated as of June 20, 2006, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a)(2) to the Company’s Registration Statement No. 33-136021, incorporated herein by reference)

4.6	Form of Indenture dated as of October 15, 1985, between the Company and U.S. Bank Trust (Successor Trustee to Comerica Bank), relating to Demand Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 2-99057, incorporated herein by reference)

4.6.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 33-4661, incorporated herein by reference)

4.6.2	Form of Second Supplemental Indenture dated as of June 24, 1986, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(b) to the Company’s Registration Statement No. 33-6717, incorporated herein by reference)

4.6.3	Form of Third Supplemental Indenture dated as of February 15, 1987, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(c) to the Company’s Registration Statement No. 33-12059, incorporated herein by reference)

4.6.4	Form of Fourth Supplemental Indenture dated as of December 1, 1988, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(d) to the Company’s Registration Statement No. 33-26057, incorporated herein by reference)

4.6.5	Form of Fifth Supplemental Indenture dated as of October 2, 1989, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(e) to the Company’s Registration Statement No. 33-31596, incorporated herein by reference)

4.6.6	Form of Sixth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(f) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

Exhibit No.	Document

4.6.7	Form of Seventh Supplemental Indenture dated as of June 15, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.7	Form of Indenture dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee, relating to Medium Term Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 33-51381, incorporated herein by reference)

4.7.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.8 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-59551, incorporated herein by reference)

4.8	Indenture, dated as of December 31, 2008, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.9	Amended and Restated Indenture, dated March 1, 2011, between the Company and The Bank of New York Mellon (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.10	Second Amended and Restated Declaration of Trust by and between the trustees of each series of GMAC Capital Trust I, the Company, as Sponsor, and by the holders, from time to time, of undivided beneficial interests in the relevant series of GMAC Capital Trust I, dated as of March 1, 2011 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.11	Series 2 Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York Mellon, dated as of March 1, 2011 (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.12	Guarantee Agreement, dated as of December 31, 2008, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.13	Guarantee Agreement, dated as of February 12, 2010, among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.8 to the Company’s Annual Report for the period ended December 31, 2009, on Form 10-K (File No. 1-3754), incorporated herein by reference)

4.14	Guarantee Agreement, dated as of March 15, 2010, among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.15 to the Company’s Registration Statement File No. 333-170253, incorporated herein by reference)

4.15	Guarantee Agreement, dated as of August 12, 2010 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.16 to the Company’s Registration Statement File No. 333-170253, incorporated herein by reference)

4.16	Guarantee Agreement, dated as of November 18, 2010 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.17 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference)

4.17	Guarantee Agreement, dated as of February 11, 2011 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.18 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference)

4.18*	Guarantee Agreement, dated as of April 20, 2011 among the Company, the Guarantors party thereto, and the Bank of New York Mellon, Trustee

4.19*	Guarantee Agreement, dated as of May 6, 2011 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee

Exhibit No.	Document

5.1*	Opinion of Davis Polk & Wardwell LLP with respect to the new notes

5.2*	Opinion of Allen & Overy LLP with respect to the new notes

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2*	Consent of Allen & Overy LLP (contained in their opinion filed as Exhibit 5.2)

23.3*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page)

25.1*	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

99.1*	Form of Letter of Transmittal

*	Filed herewith

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of June, 2011.

ALLY FINANCIAL INC.

By:	/s/ Michael A. Carpenter
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Michael A. Carpenter Name: Michael A. Carpenter	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James G. Mackey Name: James G. Mackey	Chief Financial Officer (Principal Financial Officer)

/s/ David J. DeBrunner Name: David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Robert T. Blakely Name: Robert T. Blakely	Director

/s/ Mayree C. Clark Name: Mayree C. Clark	Director

/s/ John D. Durrett Name: John D. Durrett	Director

Signature	Title

/s/ Stephen A. Feinberg Name: Stephen A. Feinberg	Director

/s/ Kim S. Fennebresque Name: Kim S. Fennebresque	Director

/s/ Franklin W. Hobbs Name: Franklin W. Hobbs	Director

/s/ Marjorie Magner Name: Marjorie Magner	Director

/s/ John J. Stack Name: John J. Stack	Director

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of June, 2011.

ALLY US LLC
By:	/s/ William F. Muir
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)
Name: William F. Muir

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of June, 2011.

IB FINANCE HOLDING COMPANY, LLC

By:	/s/ William F. Muir
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ William F. Muir Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of June, 2011.

GMAC LATIN AMERICA HOLDINGS LLC

By:	/s/ William F. Muir
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ William F. Muir Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

/s/ David Lee Brinkman Name: David Lee Brinkman	Director

/s/ Mark F. Bole Name: Mark F. Bole	Director

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of June, 2011.

GMAC CONTINENTAL LLC

By:	/s/ William F. Muir
Name:	William F. Muir
Title:	Vice President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ William F. Muir Name: William F. Muir	Vice President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

/s/ Mark F. Bole	Director
Name: Mark F. Bole

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, the Netherlands on this 13th day of June, 2011.

GMAC INTERNATIONAL HOLDINGS B.V.

By:	/s/ Jacob Ronald van den Heuvel
Name:	Jacob Ronald van den Heuvel
Title:	Director

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Jacob Ronald van den Heuvel Name: Jacob Ronald van den Heuvel	Director (Principal Executive Officer)

/s/ Marinus Willem Charles Overbeeke Name: Marinus Willem Charles Overbeeke	Director (Principal Financial Officer; Principal Accounting Officer)

/s/ Reinier Willem van Ierschot Name: Reinier Willem van Ierschot	Director

/s/ Geoff Merson Name: Geoff Merson	Director

/s/ Donna DiCicco Name: Donna DiCicco	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit No.	Document

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2	Registration Rights Agreement dated as of November 18, 2010 between the Company, the Guarantors party thereto, and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Initial Purchasers (Filed as Exhibit 4.3 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference).

4.3*	Form of the new 6.250% Senior Guaranteed Note due 2017

4.4*	Form of Guarantee Agreement with respect to the new notes

4.5	Form of Indenture dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee, relating to SmartNotes (Filed as Exhibit 4 to the Company’s Registration Statement No. 333-12023, incorporated herein by reference)

4.5.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-48207, incorporated herein by reference)

4.5.2	Form of Second Supplemental Indenture dated as of June 20, 2006, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a)(2) to the Company’s Registration Statement No. 33-136021, incorporated herein by reference)

4.6	Form of Indenture dated as of October 15, 1985, between the Company and U.S. Bank Trust (Successor Trustee to Comerica Bank), relating to Demand Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 2-99057, incorporated herein by reference)

4.6.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 33-4661, incorporated herein by reference)

E-1

Exhibit No.	Document

4.6.2	Form of Second Supplemental Indenture dated as of June 24, 1986, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(b) to the Company’s Registration Statement No. 33-6717, incorporated herein by reference)

4.6.3	Form of Third Supplemental Indenture dated as of February 15, 1987, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(c) to the Company’s Registration Statement No. 33-12059, incorporated herein by reference)

4.6.4	Form of Fourth Supplemental Indenture dated as of December 1, 1988, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(d) to the Company’s Registration Statement No. 33-26057, incorporated herein by reference)

4.6.5	Form of Fifth Supplemental Indenture dated as of October 2, 1989, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(e) to the Company’s Registration Statement No. 33-31596, incorporated herein by reference)

4.6.6	Form of Sixth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(f) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.6.7	Form of Seventh Supplemental Indenture dated as of June 15, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.7	Form of Indenture dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee, relating to Medium Term Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 33-51381, incorporated herein by reference)

4.7.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.8 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-59551, incorporated herein by reference)

4.8	Indenture, dated as of December 31, 2008, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.9	Amended and Restated Indenture, dated March 1, 2011, between the Company and The Bank of New York Mellon (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.10	Second Amended and Restated Declaration of Trust by and between the trustees of each series of GMAC Capital Trust I, the Company, as Sponsor, and by the holders, from time to time, of undivided beneficial interests in the relevant series of GMAC Capital Trust I, dated as of March 1, 2011 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.11	Series 2 Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York Mellon, dated as of March 1, 2011 (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

4.12	Guarantee Agreement, dated as of December 31, 2008, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.13	Guarantee Agreement, dated as of February 12, 2010, among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.8 to the Company’s Annual Report for the period ended December 31, 2009, on Form 10-K (File No. 1-3754), incorporated herein by reference)

E-2

Exhibit No.	Document

4.14	Guarantee Agreement, dated as of March 15, 2010, among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.15 to the Company’s Registration Statement File No. 333-170253, incorporated herein by reference)

4.15	Guarantee Agreement, dated as of August 12, 2010 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.16 to the Company’s Registration Statement File No. 333-170253, incorporated herein by reference)

4.16	Guarantee Agreement, dated as of November 18, 2010 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.17 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference)

4.17	Guarantee Agreement, dated as of February 11, 2011 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.18 to the Company’s Registration Statement No. 333-172942, incorporated herein by reference)

4.18*	Guarantee Agreement, dated as of April 20, 2011 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee

4.19*	Guarantee Agreement, dated as of May 6, 2011 among the Company, the Guarantors party thereto, and The Bank of New York Mellon, Trustee

5.1*	Opinion of Davis Polk & Wardwell LLP with respect to the new notes

5.2*	Opinion of Allen & Overy LLP with respect to the new notes

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2*	Consent of Allen & Overy LLP (contained in their opinion filed as Exhibit 5.2)

23.3*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (Included on signature page)

25.1*	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

99.1*	Form of Letter of Transmittal

*	Filed herewith

E-3